This Post-Qualification Offering Circular Amendment No. 19 amends the Offering Circular of Collectable Sports Assets, LLC (the “Company”) originally qualified on July 22, 2020 and most recently amended effective January 25 2022 to. delete references to series that have closed and no longer are being offered, to amend the terms of 15 series being offered by the Company and to add to the Offering Circular information with respect to 57 additional series of Interests to be offered by the Company.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained. This Preliminary Offering Circular constitutes the Final Offered Circular for all series being offered by the Company other than the 57 series being added by this Amendments No. 19, as well as the 15 series, the terms of which are being amended in this Amendments No. 19, all of which are awaiting qualification.

Post-Qualification Offering Circular No. 19

File No. 024-11178

OFFERING CIRCULAR

DATED FEBRUARY 11, 2022

Collectable Sports Assets, LLC

333 Westchester Avenue, Suite W2100

White Plains, NY 10604

914-372-7337

www.collectable.com

Best Efforts Offering of Series Membership Interests

Collectable Sports Assets, LLC, a Delaware series limited liability company (“we,” “us,” “our,” “CSA” or the “Company”) is offering, on a best efforts basis, a minimum (the “Total Minimum”) to a maximum (the “Total Maximum”) of membership interests of each of the series of the Company described below in the “Series Membership Interests Overview” table and in the “USE OF PROCEEDS AND DESCRIPTION OF UNDERLYING ASSETS” section of this Offering Circular. The table below is divided into three groups:

●	Series that are currently qualified and being offered (total of 126 series)

●	Series that were previously qualified but the terms of which are being amended and are awaiting qualification and are not currently being offered (total of 15 series)

●	New series awaiting qualification and not yet being offered (57 series)

The sale of membership interests is being facilitated by Dalmore Group, LLC (the “BOR” or “Dalmore”), a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and member of FINRA, which is registered in each state where the offer or sales of the Interests will occur. It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer. For the avoidance of doubt, the BOR does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective investors.

All of the series of the Company offered hereunder may collectively be referred to herein as the “Series” and each, individually, as a “Series”. The interests of all Series described above may collectively be referred to herein as the “Interests” and each, individually, as an “Interest” and the offerings of the Interests may collectively be referred to herein as the “Offerings” and each, individually, as an “Offering.” See “Description of the Interests Offered” for additional information regarding the Interests.

Each Offering is being conducted under Tier II of Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in Offering Circular format. The Company is not offering, and does not anticipate selling, Interests in any of the Offerings in any state where the BOR is not registered as a broker-dealer. The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with North Capital Private Securities Corporation, which is acting as the escrow agent (“Escrow Agent”), and will not be commingled with the operating account of the Series, until, if and when there is a Closing with respect to that Series. See “Plan of Distribution and Subscription Procedure” and “Description of Interests Offered” for additional information.

SERIES CURRENTLY QUALIFIED AND BEING OFFERED
Series Membership Interests Overview		Price to Public	Underwriting Discounts & Commissions (1)(2)(3)	Number of Units (4)	Proceeds to Issuer (4)	Proceeds to other persons (4)

Series #TROUTGLOVE	Per Unit	$10.00	$0.10	--	--	--
Date qualified: June 4, 2021 Offering commenced immediately following qualification	Total Minimum	$197,500	$2,855	19,750	$15	$194,630
	Total Maximum	$209,000	$3,090	20,900	$11,280	$ 194,630

Series #galeSayersJersey	Per Unit	$10.00	$0.10	--	--	--
Date qualified: February 26, 2021 Offering commenced immediately following qualification	Total Minimum (5)	$19,000	$1,176	1,900	$924	$16,900
	Total Maximum (5)	$21,000	$1,196	2,100	$2,904	$16,900

Series #dickButkusJersey	Per Unit	$10.00	$0.10	--	--	--
Date qualified: February 26, 2021 Offering commenced immediately following qualification	Total Minimum (6)	$19,000	$1,176	1,900	$924	$16,900
	Total Maximum (6)	$21,000	$1,196	2,100	$2,904	$16,900

Series #Clemente68Jersey	Per Unit	$10.00	$0.10	--	--	--
Date qualified: February 26, 2021 Offering commenced immediately following qualification	Total Minimum (7)	$97,000	$1,875	9,700	$75	$95,050
	Total Maximum (7)	$115,000	$2,055	11,500	$17,895	$95,050

Series #Mantle52ToppsPhoto	Per Unit	$10.00	$0.10	--	--	--
Date qualified: March 29, 2021 Offering commenced immediately following qualification	Total Minimum (8)	$655,000	$7,160	65,500	$40	$647,800
	Total Maximum (8)	$700,000	$7,610	70,000	$44,590	$647,800

Series #NamathRCPhoto	Per Unit	$10.00	$0.10	--	--	--
Date qualified: March 29, 2021 Offering commenced immediately following qualification	Total Minimum (9)	$179,000	$2,685	17,900	$65	$176,250
	Total Maximum (9)	$190,000	$2,795	19,000	$10,955	$176,250

Series #Mantle52ToppsPSA7	Per Unit	$10.00	$0.10	--	--	--
Date qualified: March 29, 2021 Offering commenced immediately following qualification	Total Minimum (10)	$285,000	$3,666	28,500	$234	$281,100
	Total Maximum (10)	$305,000	$3,866	30,500	$20,034	$281,100

Series #Marino1984RookieCardBGS10Basket	Per Unit	$5.00	$0.05
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum (11)	$16,500	$1,164	3,300	$1	$15,335
	Total Maximum (11)	$19,500	$1,195	3,900	$2,970	$15,335

Series #PaulMolitor1978ToppsPSA10	Per Unit	$5.00	$0.05
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum (12)	$39,750	$1,385	7,950	$5	$38,360
	Total Maximum (12)	$44,000	$1,440	8,800	$4,200	$38,360

Series #Mantle56PSA9	Per Unit	$10.00	$0.10	--	--	--
Date qualified: March 29, 2021 Offering commenced immediately following qualification	Total Minimum (13)	$102,500	$1,930	10,250	$120	$100,450
	Total Maximum (13)	$115,000	$2,055	11,500	$12,495	$100,450

Series #Mantle1960Topps9	Per Unit	$10.00	$0.10	--	--	--
Date qualified: June 4, 2021 Offering commenced immediately following qualification	Total Minimum (14)	$63,750	$1,598	6,375	$77	$62,075
	Total Maximum (14)	$68,000	$1,680	6,800	$4,245	$62,075

#LouGehrigRCPhoto	Per Unit	$10.00	$0.10
Date qualified: June 4, 2021 Offering commenced immediately following qualification	Total Minimum (15)	$25,740	$1,229	2,574	$17	$24,495
	Total Maximum (15)	$29,000	$1,290	2,900	$3,215	$24,495

#KoufaxPSA8	Per Unit	$10.00	$0.10
Date qualified: June 4, 2021 Offering commenced immediately following qualification	Total Minimum	$42,500	$1,407	4,250	$83	$41,010
Note – offering amended to reduce volume of securities on 1/31/22	Total Maximum	$45,000	$1,450	4,500	$2,540	$41,010

#ShaqRCPSA10Basket	Per Unit	$5.00	$0.05
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$8,500	$1,085	1,700	$6	$7,410
	Total Maximum	$9,500	$1,095	1,900	$995	$7,410

#1982ToppsBaseballTrayPackCase	Per Unit	$10.00	$0.10
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$35,000	$1,333	3,500	$2	$33,665
	Total Maximum	$38,000	$1,380	3,800	$2,955	$33,665

#NTBBallWaxBundle	Per Unit	$10.00	$0.10
Date qualified: June 4, 2021 Offering commenced immediately following qualification	Total Minimum	$135,000	$2,268	13,500	$32	$132,700
	Total Maximum	$143,000	$2,430	14,300	$7,870	$132,700

#KDToppsChrome10	Per Unit	$10.00	$0.10
Date qualified: June 4, 2021 Offering commenced immediately following qualification	Total Minimum (16)	$21,000	$1,181	2,100	$19	$19,800
	Total Maximum (16)	$24,000	$1,240	2,400	$2,960	$19,800

#Mantle1963PSA9	Per Unit	$10.00	$0.10
Date qualified: June 4, 2021 Offering commenced immediately following qualification	Total Minimum (17)	$76,900	$1,710	7,690	$5	$75,185
	Total Maximum (17)	$83,000	$1,830	8,300	$5,985	$75,185

#MessiMegacracksBGS9.5Basket	Per Unit	$10.00	$0.10
Date qualified: June 4, 2021 Offering commenced immediately following qualification	Total Minimum	$29,500	$1,282	2,950	$9	$28,210
	Total Maximum	$31,000	$1,310	3,100	$1,480	$28,210

#Mays1957LadderBasket	Per Unit	$5.00	$0.05
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum (18)	$59,500	$1,574	11,900	$1	$57,925
	Total Maximum (18)	$67,000	$1,670	13,400	$7,405	$57,925

#JordanFleer86SGC10	Per Unit	$10.00	$0.10
Date qualified: June 4, 2021 Offering commenced immediately following qualification	Total Minimum	$205,000	$2,926	21,500	$24	$202,050
	Total Maximum	$245,000	$3,450	24,500	$39,500	$202,050

#DuncanParkerGinobiliTripleLogoman	Per Unit	$5.00	$0.05
Date qualified: June 4, 2021 Offering commenced immediately following qualification	Total Minimum (19)	$88,500	$1,806	17,700	$45	$86,650
	Total Maximum (19)	$96,000	$1,960	19,200	$7,390	$86,650

#JordanLeBronSPXDualForces	Per Unit	$5.00	$0.05
Date qualified: June 4, 2021 Offering commenced immediately following qualification	Total Minimum	$30,000	$1,284	6,000	$17	$28,700
	Total Maximum	$31,500	$1,315	6,300	$1,485	$28,700

#GarnettLeBronDualLogoman	Per Unit	$5.00	$0.05
Date qualified: June 4, 2021 Offering commenced immediately following qualification	Total Minimum	$748,500	$8,098	149,700	$53	$740,350
	Total Maximum	$783,500	$8,835	156,700	$34,315	$740,350

#LeBronMcGradyLogoman	Per Unit	$5.00	$0.05
Date qualified: June 4, 2021 Offering commenced immediately following qualification	Total Minimum	$536,500	$6,088	107,300	$62	$530,350
	Total Maximum	$561,500	$6,615	112,300	$24,535	$530,350

#KobeLeBronJordanMagicQuadAuto	Per Unit	$5.00	$0.05
Date qualified: June 4, 2021 Offering commenced immediately following qualification	Total Minimum	$121,500	$2,154	24,300	$46	$119,300
	Total Maximum	$127,000	$2,270	25,400	$5,430	$119,300

#CristianoRonaldoRC1of1	Per Unit	$5.00	$0.05
Date qualified: June 4, 2021 Offering commenced immediately following qualification	Total Minimum	$244,000	$3,315	48,800	$85	$240,600
	Total Maximum	$255,500	$3,555	51,100	$11,345	$240,600

#AmareGarnettMcGradyTripleLogoman	Per Unit	$5.00	$0.05
Date qualified: June 4, 2021 Offering commenced immediately following qualification	Total Minimum	$57,000	$1,537	11,400	$13	$55,450
	Total Maximum	$60,000	$1,600	12,000	$2,950	$55,450

#LeBronNumberPieceBGS8.5	Per Unit	$5.00	$0.05
Date qualified: June 4, 2021 Offering commenced immediately following qualification	Total Minimum	$56,000	$1,522	11,200	$28	$54,450
	Total Maximum	$59,500	$1,595	11,900	$3,455	$54,450

#Mantle57AutoBat	Per Unit	$5.00	$0.05
Date qualified: June 4, 2021 Offering commenced immediately following qualification	Total Minimum	$172,750	$2,623	34,550	$27	$170,100
	Total Maximum	$182,500	$2,825	36,500	$9,575	$170,100

#BabeRuthBowsOutPhoto	Per Unit	$5.00	$0.05
Date qualified: June 4, 2021 Offering commenced immediately following qualification	Total Minimum (20)	$35,860	$1,326	7,172	$0	$34,534
	Total Maximum (20)	$39,000	$1,390	7,800	$3,076	$34,534

#DirkNowitzkiBasket	Per Unit	$10.00	$0.10
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum (21)	$119,000	$2,130	11,900	$0	$116,870
	Total Maximum (21)	$128,000	$2,280	12,800	$8,850	$116,870

#LeBronEXEssentialCredentialsBGS9.5	Per Unit	$5.00	$0.05
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum	$175,000	$2,676	35,000	$224	$172,100
	Total Maximum	$185,000	$2,850	37,000	$10,250	$172,100

#GarnettStoudemireDualLogoman	Per Unit	$5.00	$0.05
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum	$50,000	$1,489	10,000	$232	$48,280
	Total Maximum	$54,000	$1,540	10,800	$4,180	$48,280

#JordanMagicDualJerseyAutosBGS9	Per Unit	$10.00	$0.10
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum (22)	$104,500	$1,950	10,450	$10	$102,540
	Total Maximum (22)	$114,000	$2,140	11,400	$9,320	$102,540

#LeBronExquisiteBasket	Per Unit	$10.00	$0.10
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum	$243,000	$3,305	24,300	$10	$239,685
	Total Maximum	$255,000	$3,550	25,500	$11,765	$239,685

#KareemPointsRecordBall	Per Unit	$10.00	$0.10
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum (23)	$287,500	$3,686	28,750	$14	$283,800
	Total Maximum (23)	$305,000	$4,050	30,500	$17,150	$283,800

#WiltChamberlainLakersRoadJersey	Per Unit	$5.00	$0.05
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum	$280,000	$3,656	56,000	$4	$276,340
	Total Maximum	$293,000	$3,930	58,600	$12,730	$276,340

#ScottiePippenLastDanceSneakers	Per Unit	$5.00	$0.05
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum	$99,975	$1,967	19,995	$8	$98,000
	Total Maximum	$106,500	$2,065	21,300	$6,435	$98,000

#PaulPierce05ASGSneakers	Per Unit	$5.00	$0.05
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum	$29,950	$1,288	5,990	$12	$28,650
	Total Maximum	$31,500	$1,315	6,300	$1,535	$28,650

#PaulPierce09ASGJersey	Per Unit	$5.00	$0.05
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum	$29,950	$1,288	5,990	$12	$28,650
	Total Maximum	$31,500	$1,315	6,300	$1,535	$28,650

#LinsanityKnicksJersey	Per Unit	$5.00	$0.05
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum	$56,000	$1,547	11,200	$3	$54,450
	Total Maximum	$60,000	$1,600	12,000	$3,950	$54,450

#YaoMingFinalGameSneakers	Per Unit	$5.00	$0.05
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum	$78,000	$1,748	15,600	$27	$76,225
	Total Maximum	$82,500	$1,825	16,500	$4,450	$76,225

#HakeemOlajuwon96-97RoadJersey	Per Unit	$5.00	$0.05
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum	$84,000	$1,798	16,800	$27	$82,175
	Total Maximum	$88,000	$1,880	17,600	$3,945	$82,175

#CharlesBarkleySunsJersey	Per Unit	$5.00	$0.05
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum	$151,500	$2,451	30,300	$24	$149,025
	Total Maximum	$160,000	$2,600	32,000	$8,375	$149,025

#TraeYoungFirstCareerStartJersey	Per Unit	$5.00	$0.05
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum	$275,000	$3,569	55,000	$31	$271,400
	Total Maximum	$292,000	$3,920	58,400	$16,680	$271,400

#MichaelJordanFinalGameShorts	Per Unit	$10.00	$0.10
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum	$197,500	$2,857	19,750	$18	$194,625
	Total Maximum	$205,000	$3,050	20,500	$7,325	$194,625

#JordanFinalGameWarmUpShirt	Per Unit	$10.00	$0.10
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum	$260,000	$3,467	26,000	$33	$256,500
	Total Maximum	$272,000	$3,720	27,200	$11,780	$256,500

#ImKevinDurantWarriorsJersey	Per Unit	$10.00	$0.10
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum	$78,750	$1,749	7,875	$27	$76,975
	Total Maximum	$83,000	$1,830	8,300	$4,195	$76,975

#LonzoBallUCLAJersey	Per Unit	$10.00	$0.10
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum	$25,000	$1,241	2,500	$9	$23,750
	Total Maximum	$27,000	$1,270	2,700	$1,980	$23,750

#EmbiidFirst50PointGameJersey	Per Unit	$10.00	$0.10
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum	$37,500	$1,360	3,750	$10	$36,130
	Total Maximum	$40,000	$1,400	4,000	$2,470	$36,130

#PaulPierce2012ASGJersey	Per Unit	$5.00	$0.05
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum	$32,000	$1,308	6,400	$12	$30,680
	Total Maximum	$34,000	$1,340	6,800	$1,980	$30,680

#LeBronJames2010WarmUpShirt	Per Unit	$5.00	$0.05
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum	$99,995	$1,976	19,999	$9	$98,010
	Total Maximum	$107,500	$2,075	21,500	$7,415	$98,010

#DirkNowitzkiJersey	Per Unit	$5.00	$0.05
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum	$29,750	$1,284	5,950	$17	$28,450
	Total Maximum	$31,000	$1,310	6,200	$1,240	$28,450

#GarnettStPatricksDayCelticsJersey	Per Unit	$10.00	$0.10
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum	$41,500	$1,399	4,150	$12	$40,090
	Total Maximum	$44,000	$1,440	4,400	$2,470	$40,090

#DaveBingSigned50GreatestNBAPlayersLithograph	Per Unit	$10.00	$0.10
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum	$100,000	$1,967	10,000	$193	$98,840
	Total Maximum	$107,000	$2,070	10,700	$7,090	$98,840

#KyrieIrvingNetsDebutSneakers	Per Unit	$10.00	$0.10
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum	$47,500	$1,460	4,750	$30	$46,010
	Total Maximum	$51,000	$1,510	5,100	$3,480	$46,010

#KobeBryantFinalASGBall	Per Unit	$10.00	$0.10
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum	$78,000	$1,741	7,800	$9	$76,250
	Total Maximum	$82,000	$1,820	8,200	$3,930	$76,250

#KobeBryant2001WarmUpJacket	Per Unit	$10.00	$0.10
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum	$200,000	$2,899	20,000	$71	$197,030
	Total Maximum	$210,000	$3,100	21,000	$9,870	$197,030

#KarlMalone1992JazzJersey	Per Unit	$10.00	$0.10
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum	$81,000	$1,770	8,100	$5	$79,225
	Total Maximum	$85,000	$1,850	8,500	$3,925	$79,225

#LaMeloBallYoungestTripleDoubleNBAHistoryJersey	Per Unit	$5.00	$0.05
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum	$217,000	$3,059	43,400	$16	$213,925
	Total Maximum	$227,000	$3,270	45,400	$9,805	$213,925

#LeBron07-08CavsJersey	Per Unit	$5.00	$0.05
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum	$299,000	$3,863	59,800	$12	$295,125
	Total Maximum	$316,000	$4,160	63,200	$16,715	$295,125

#IversonMVPJersey	Per Unit	$5.00	$0.05
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum	$115,000	$2,074	23,000	$26	$112,900
	Total Maximum	$118,000	$2,180	23,600	$2,920	$112,900

#OscarRobertsonCincinnatiRoyalsJersey	Per Unit	$5.00	$0.05
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum (24)	$156,000	$2,427	31,200	$23	$153,550
	Total Maximum (24)	$173,500	$2,735	34,700	$17,215	$153,550

#MikeTrout2017Jersey	Per Unit	$5.00	$0.05
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$59,950	$1,575	11,990	$26	$58,350
	Total Maximum	$64,500	$1,645	12,900	$4,505	$58,350

#ShaqRookieWarmUpJacket	Per Unit	$5.00	$0.05
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$79,750	$1,779	15,950	$22	$77,950
	Total Maximum	$87,500	$1,875	17,500	$7,675	$77,950

#LeBronLakersCavsEmployeeGame	Per Unit	$5.00	$0.05
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$250,000	$3,394	50,000	$7	$246,600
	Total Maximum	$269,000	$3,690	53,800	$18,710	$246,600

#ReggieMiller1stASGJersey	Per Unit	$5.00	$0.05
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$79,750	$1,779	15,950	$12	$77,960
	Total Maximum	$87,500	$1,875	17,500	$7,665	$77,960

#KevinGarnettFinalCareerJersey	Per Unit	$5.00	$0.05
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$79,750	$1,779	15,950	$12	$77,960
	Total Maximum	$87,500	$1,875	17,500	$7,665	$77,960

#GiannisMVPSeasonPlayoffJersey	Per Unit	$5.00	$0.05
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$96,000	$1,937	19,200	$13	$94,050
	Total Maximum	$105,000	$2,050	21,000	$8,900	$94,050

#KobeBryantFinalMSGGame	Per Unit	$5.00	$0.05
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$695,000	$7,590	139,000	$10	$687,400
	Total Maximum	$740,500	$8,405	148,100	$44,695	$687,400

#LarryBird3PointContestShirt	Per Unit	$5.00	$0.05
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$645,000	$7,118	129,000	$32	$637,850
	Total Maximum	$687,000	$7,870	137,400	$41,280	$637,850

#YaoMingJersey	Per Unit	$5.00	$0.05
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$99,500	$1,990	19,900	$10	$97,500
	Total Maximum	$111,000	$2,110	22,200	$11,390	$97,500

#KobeBryant81PointGameShirt	Per Unit	$5.00	$0.05
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$481,000	$5,561	96,200	$14	$475,425
	Total Maximum	$512,500	$6,125	102,500	$30,950	$475,425

#KobeBryant50PointStreak	Per Unit	$5.00	$0.05
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$525,000	$6,074	105,000	$1	$518,925
	Total Maximum	$570,000	$6,700	114,000	$44,375	$518,925

#JeterYankeePinstripesJersey2006	Per Unit	$2.00	$0.02
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$50,000	$1,480	25,000	$1	$48,520
	Total Maximum	$53,600	$1,536	26,800	$3,544	$48,520

#1952MaysBerkRossPSA9	Per Unit	$5.00	$0.05
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$29,900	$1,298	5,980	$193	$28,410
	Total Maximum	$33,500	$1,335	6,700	$3,755	$28,410

#1952MantleBerkRossPSA8	Per Unit	$5.00	$0.05
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum (25)	$40,500	$1,389	8,100	$11	$39,100
	Total Maximum (25)	$45,000	$1,450	9,000	$4,450	$39,100

#1954BowmanMaysPSA9	Per Unit	$5.00	$0.05
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum (26)	$72,400	$1,705	14,480	$5	$70,690
	Total Maximum (26)	$80,000	$1,800	16,000	$7,510	$70,690

#Mays1969ToppsPSA10	Per Unit	$5.00	$0.05
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum (27)	$48,795	$1,474	9,759	$6	$47,315
	Total Maximum (27)	$54,500	$1,545	10,900	$5,640	$47,315

#Banks68&69ToppsPSA10Basket	Per Unit	$5.00	$0.05
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$12,500	$1,124	2,500	$1	$11,375
	Total Maximum	$14,000	$1,140	2,800	$1,485	$11,375

#NolanRyan1968MiltonBradleyPSA9	Per Unit	$5.00	$0.05
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum (28)	$105,000	$2,045	21,000	$10	$102,945
	Total Maximum (28)	$123,000	$2,230	24,600	$17,825	$102,945

#LeBron2017ECFCavsJersey	Per Unit	$10.00	$0.10
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$172,000	$2,647	17,200	$3	$169,350
	Total Maximum	$185,000	$2,850	18,500	$12,800	$169,350

#TraeYoungSneakers43ptGame	Per Unit	$10.00	$0.10
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$34,000	$1,338	3,400	$2	$32,660
	Total Maximum	$38,000	$1,380	3,800	$3,960	$32,660

#KobeFinalGameVsTorontoSneakers	Per Unit	$10.00	$0.10
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$78,000	$1,741	7,800	$9	$76,250
	Total Maximum	$83,000	$1,830	8,300	$4,920	$76,250

#KobeFinalSeasonSneakersVsDenver	Per Unit	$10.00	$0.10
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$69,400	$1,666	6,940	$10	$67,725
	Total Maximum	$75,000	$1,750	7,500	$5,525	$67,725

#KobeBlackHistoryMonthFinalSeasonShoes	Per Unit	$10.00	$0.10
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$72,000	$1,690	7,200	$10	$70,300
	Total Maximum	$78,000	$1,780	7,800	$5,920	$70,300

#LeBronMiamiECF2013Jersey	Per Unit	$10.00	$0.10
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$320,000	$4,064	32,000	$36	$315,900
	Total Maximum	$344,000	$4,440	34,400	$23,660	$315,900

#JamesHardenNipseyHustleSneakers	Per Unit	$10.00	$0.10
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$54,000	$1,518	5,400	$12	$52,470
	Total Maximum	$58,000	$1,580	5,800	$3,950	$52,470

#AnthonyDavisLakersKobeBryantPatchJersey	Per Unit	$10.00	$0.10
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$39,950	$1,387	3,995	$13	$38,550
	Total Maximum	$44,000	$1,440	4,400	$4,010	$38,550

#DonovanMitchellSneakers16Games2018-19	Per Unit	$10.00	$0.10
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$49,950	$1,488	4,995	$12	$48,450
	Total Maximum	$55,000	$1,550	5,500	$5,000	$48,450

#GiannisFirstMVPSeasonShoes	Per Unit	$10.00	$0.10
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$72,000	$1,690	7,200	$10	$70,300
	Total Maximum	$78,000	$1,780	7,800	$5,920	$70,300

#TraeYoungSummerLeagueJersey	Per Unit	$10.00	$0.10
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$36,000	$1,358	3,600	$7	$34,635
	Total Maximum	$40,000	$1,400	4,000	$3,965	$34,635

#Jordan98PlayoffBullsSignedJersey	Per Unit	$10.00	$0.10
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$587,000	$6,566	58,700	$4	$580,430
	Total Maximum	$626,000	$7,260	62,600	$38,310	$580,430

#DevinBookerBeLegendarySneakers	Per Unit	$5.00	$0.05
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$44,000	$1,438	8,800	$2	$42,560
	Total Maximum	$49,000	$1,490	9,800	$4,950	$42,560

#LukaDoncic2021PlayoffsSneakers	Per Unit	$10.00	$0.10
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$135,000	$2,293	13,500	$7	$132,700
	Total Maximum	$145,000	$2,450	14,500	$9,850	$132,700

#1959ToppsBaseballSet	Per Unit	$10.00	$0.10
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$79,750	$1,765	7,975	$11	$77,975
	Total Maximum	$86,000	$1,860	8,600	$6,165	$77,975

#WarrenSpahn1948LeafPSA9	Per Unit	$10.00	$0.10
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$81,000	$1,783	8,100	$2	$79,215
	Total Maximum	$88,000	$1,880	8,800	$6,905	$79,215

#SandyKoufax1956ToppsGrayBackPSA9	Per Unit	$10.00	$0.10
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$33,750	$1,324	3,375	$6	$32,420
	Total Maximum	$37,000	$1,370	3,700	$3,210	$32,420

#Trout09BowmanRedRefractorBGS9.5	Per Unit	$10.00	$0.10
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum (29)	$895,000	$9,185	89,500	$15	$885,800
	Total Maximum (29)	$1,039,000	$11,390	103,900	$141,810	$885,800

#VladJr16BowmanRedRefractorBGS9.5	Per Unit	$10.00	$0.10
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum (30)	$102,750	$1,942	10,275	$8	$100,800
	Total Maximum (30)	$119,000	$2,190	11,900	$16,010	$100,800

#AaronJudgeSuperfractorBGS9.5	Per Unit	$10.00	$0.10
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum (31)	$115,000	$2,054	11,500	$6	$112,940
	Total Maximum (31)	$133,000	$2,330	13,300	$17,730	$112,940

#CyYoung1910E98RedPSA10	Per Unit	$10.00	$0.10
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum (32)	$65,500	$1,602	6,550	$3	$63,895
	Total Maximum (32)	$76,000	$1,760	7,600	$10,345	$63,895

#JackieRobinson1950BowmanPSA9	Per Unit	$10.00	$0.10
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum (33)	$76,400	$1,715	7,640	$5	$74,680
	Total Maximum (33)	$90,000	$1,900	9,000	$13,420	$74,680

#BabeRuth1917CollinsMcCarthySGC2	Per Unit	$10.00	$0.10
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$119,250	$2,143	11,925	$8	$117,100
	Total Maximum	$129,000	$2,290	12,900	$9,610	$117,100

#SatchelPaige1949BowmanSGC8	Per Unit	$10.00	$0.10
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$27,250	$1,266	2,725	$4	$25,980
	Total Maximum	$30,000	$1,300	3,000	$2,720	$25,980

#LamarJacksonNTMidnightRPAPSA10	Per Unit	$10.00	$0.10
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$30,250	$1,301	3,025	$4	$28,945
	Total Maximum	$34,000	$1,340	3,400	$3,715	$28,945

#Ruth1918LouisvilleSluggerSignedLetter	Per Unit	$10.00	$0.10
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum (34)	$495,000	$5,485	49,500	$15	$489,500
	Total Maximum (34)	$557,000	$6,570	55,700	$60,930	$489,500

#BobbyOrrBruinsJersey	Per Unit	$10.00	$0.10
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$399,000	$4,820	39,900	$5	$394,175
	Total Maximum	$429,000	$5,290	42,900	$29,535	$394,175

#ReggieJackson1969A’sJersey	Per Unit	$5.00	$0.05
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$157,750	$2,497	31,550	$3	$155,250
	Total Maximum	$168,000	$2,680	33,600	$10,070	$155,250

#CarltonFiskWavesItFairBall	Per Unit	$5.00	$0.05
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$260,000	$3,537	52,000	$3	$256,460
	Total Maximum	$285,000	$3,850	57,000	$24,690	$256,460

#Kraken6Collection	Per Unit	$5.00	$0.05
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum (35)	$101,000	$1,935	20,200	$415	$98,650
	Total Maximum (35)	$108,000	$2,080	21,600	$7,270	$98,650

#Kobe1997AirBallGameUsedShoes	Per Unit	$1.00	$0.01
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum (36)	$43,750	$1,366	43,750	$404	$41,980
	Total Maximum (36)	$50,700	$1,507	50,700	$7,213	$41,980

#WiltChamberlain1961FleerRCPSA9	Per Unit	$10.00	$0.10
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum (378)	$267,250	$3,539	26,725	$2,001	$261,710
	Total Maximum (37)	$304,000	$4,040	30,400	$38,250	$261,710

#Griffey89UpperDeckSGCGold	Per Unit	$10.00	$0.10
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$15,500	$1,142	1,550	$0	$15,500
Note – prior offering amended to reduce volume of securities on 1/10/22	Total Maximum	$18,000	$1,180	1,800	$0	$15,500

#LukaDoncicGURookieSneakers	Per Unit	$10.00	$0.10
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum (38)	$67,000	$1,629	6,700	$1	$65,370
	Total Maximum (38)	$73,000	$1,730	7,300	$5,900	$65,370

#Ronaldo2002PaniniFutebolStickersPSA10	Per Unit	$10.00	$0.10
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum (39)	$59,500	$1,532	5,950	$3	$57,965
	Total Maximum (39)	$66,000	$1,660	6,600	$6,375	$57,965

#Ronaldo2003PaniniMegaCraquesPSA10	Per Unit	$10.00	$0.10
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum (40)	$162,000	$2,468	16,200	$2	$159,530
	Total Maximum (40)	$183,000	$2,830	18,300	$20,640	$159,530

#BradyDebutTicket	Per Unit	$10.00	$0.10
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum (41)	$97,750	$1,933	9,775	$2	$95,815
	Total Maximum (41)	$106,000	$2,060	10,600	$8,125	$95,815

#MLBAllStarGameTicketRunCollection	Per Unit	$10.00	$0.10
Date qualified: January 4, 2022 Offering commenced immediately following qualification	Total Minimum	$47,500	$1,456	4,750	$4	$46,040
	Total Maximum	$51,000	$1,510	5,100	$3,450	$46,040

#KawhiFlawlessRainbow	Per Unit	$5.00	$0.05
Date qualified: June 4, 2021 Offering commenced immediately following qualification	Total Minimum (42)	$167,000	$2,562	33,400	$88	$164,350
	Total Maximum (42)	$177,000	$2,770	35,400	$9,880	$164,350

#JordanLastDanceSneakers	Per Unit	$5.00	$0.05
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum	$1,200,000	$12,272	240,000	$48	$1,187,680
	Total Maximum	$1,245,000	$13,450	249,000	$43,870	$1,187,680

#LeBron2019LakersChampionshipYearSneakers	Per Unit	$5.00	$0.05
Date qualified:August 10, 2021 Offering commenced immediately following qualification	Total Minimum	$105,000	$1,997	21,000	$3	$103,000
	Total Maximum	$110,000	$2,100	22,000	$4,900	$103,000

#TimDuncanSpursJersey	Per Unit	$5.00	$0.05
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum	$29,750	$1,284	5,950	$17	$28,450
	Total Maximum	$31,000	$1,310	6,200	$1,240	$28,450

#WillieMays1968Jersey	Per Unit	$10.00	$0.10
Date qualified: August 10, 2021 Offering commenced immediately following qualification	Total Minimum	$265,000	$3,562	26,500	$13	$261,425
	Total Maximum	$283,000	$3,830	28,300	$17,745	$261,425

SERIES WITH TERMS BEING AMENDED AWAITING
QUALIFICATION AND NOT YET BEING OFFERED

#MANTLE1969TOPPS9	Per Unit	$5.00	$0.05
Date Qualified: Pending	Total Minimum (43)	$25,000	$1,249	5,000	$60	$24,940
Offering to commence immediately following qualification	Total Maximum (43)	$28,000	$1,280	5,600	$1,680	$24,940

#MANTLE1967TOPPS9	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum (44)	$19,950	$1,199	1,995	885	$19,515
Offering to commence immediately following qualification	Total Maximum	$24,000	$1,240	2,400	$3,245	$19,515

#OVECHKINSPAUTHBASKET9.5	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$29,900	$1,298	2,990	$153	$28,450
Offering to commence immediately following qualification	Total Maximum	$33,000	$1,330	3,300	$3,220	$28,450

#JordanExquisite8.5Flashback	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$165,000	$2,623	16,500	$8	$162,370
Offering to commence immediately following qualification	Total Maximum	$181,000	$2,810	18,100	$15,820	$162,370

#AARONDECADEBASKET	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$79,000	$1,771	7,900	$75	$77,154
Offering to commence immediately following qualification	Total Maximum	$87,000	$1,870	8,700	$7,976	$77,154

#LeBronCredentials	Per Unit	$5.00	$0.05
Date Qualified: Pending	Total Minimum (44)	$175,000	$2,741	35,000	$0	$175,000
Offering to commence immediately following qualification	Total Maximum	$196,000	$2,960	39,200	$17,590	$175,000

#MANTLE1965TOPPS9	Per Unit	$5.00	$0.05
Date Qualified: Pending	Total Minimum (45)	$35,250	$1,303	7,050	$2,777	$31,170
Offering to commence immediately following qualification	Total Maximum (45)	$36,500	$1,365	7,300	$3,965	$31,170

#MAGICBIRDDRJ1980PSA9	Per Unit	$5.00	$0.05
Date Qualified: Pending	Total Minimum (44)	$29,950	$1,298	5,990	$1,450	$28,500
Offering to commence immediately following qualification	Total Maximum	$33,000	$1,330	6,600	$2,720	$28,500

#RoyCampanella1949BowmanPSA9	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum (44)	$55,000	$1,547	5,500	$0	$55,000
Offering to commence immediately following qualification	Total Maximum	$62,000	$1,620	6,200	$4,930	$55,000

#HONUSWAGNER1910PSA5	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum (46)	$75,000	$1,746	7,500	$0	$75,000
Offering to commence immediately following qualification	Total Maximum (46)	$86,000	$1,860	8,600	$9,036	$75,000

#LeBronJamesBlockSeries1TopShot	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum (47)	$20,000	$1,199	2,000	$3,353	$15,449
Offering to commence immediately following qualification	Total Maximum (47)	$27,000	$1,270	2,700	$10,282	$15,449

#LeBronRookieShoes	Per Unit	$5.00	$0.05
Date Qualified: Pending	Total Minimum	$450,000	$5,038	90,000	$513	$444,450
Offering to commence immediately following qualification	Total Maximum	$466,000	$5,660	93,200	$15,890	$444,450

#MbappeOrangeChrome9.5	Per Unit	$5.00	$0.05
Date Qualified: Pending	Total Minimum	$49,500	$1,470	9,900	$330	$47,700
Offering to commence immediately following qualification	Total Maximum	$54,000	$1,540	10,800	$4,760	$47,700

#LBJKOBETOPPSBASKET	Per Unit	$5.00	$0.05
Date Qualified: Pending	Total Minimum	$15,000	$1,149	3,000	$0	$15,000
Offering to commence immediately following qualification	Total Maximum	$17,000	$1,170	3,400	$380	$15,000

#YaoDuncanDirkTripleLogoman	Per Unit	$5.00	$0.05
Date Qualified: Pending	Total Minimum (48)	$88,500	$1,791	17,700	$2,260	$84,450
Offering to commence immediately following qualification	Total Maximum (49)	$96,000	$1,960	19,200	$9,590	$84,450

NEW SERIES AWAITING QUALIFICATION

AND NOT YET BEING OFFERED

#NadalNetProGlossy	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum (49)	$18,650	$1,166	1,865	$35	$17,450
Offering to commence immediately following qualification	Total Maximum (49)	$22,000	$1,220	2,200	$3,330	$17,450

#TroutGoldSterling9.5	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum (50)	$47,000	$1,414	4,700	$136	$45,450
Offering to commence immediately following qualification	Total Maximum (50)	$55,000	$1,550	5,500	$8,000	$45,450

#MahomesTieDyeAuto	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum (51)	$48,500	$1,423	4,850	$128	$46,950
Offering to commence immediately following qualification	Total Maximum (51)	$58,000	$1,580	5,800	$9,470	$46,950

#MantleDebutStub	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum (52)	$81,250	$1,718	8,125	$82	$79,450
Offering to commence immediately following qualification	Total Maximum (52)	$91,000	$1,910	9,100	$9,640	$79,450

#HamiltonChromeOrangeSapphire	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum (53)	$51,500	$1,467	5,150	$83	$49,950
Offering to commence immediately following qualification	Total Maximum (53)	$60,000	$1,600	6,000	$8,450	$49,950

#TigerWoodsDebutTicket	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$78,500	$1,718	7,850	$32	$76,750
Offering to commence immediately following qualification	Total Maximum	$84,000	$1,840	8,400	$5,410	$76,750

#Tiger1stEventStub	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum (54)	$72,550	$1,658	7,255	$42	$70,850
Offering to commence immediately following qualification	Total Maximum (54)	$79,000	$1,790	7,900	$6,360	$70,850

#CrosbyWinterClassicSkates	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$18,500	$1,166	1,850	$84	$17,250
Offering to commence immediately following qualification	Total Maximum	$21,000	$1,210	2,100	$2,540	$17,250

#RipkenRookieJersey&CardBasket	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum (55)	$141,850	$2,303	14,185	$47	$139,500
Offering to commence immediately following qualification	Total Maximum (55)	$153,000	$2,530	15,300	$10,970	$139,500

#SotoOrangeBGS9.5	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$117,000	$2,070	11,700	$30	$114,900
Offering to commence immediately following qualification	Total Maximum	$130,000	$2,300	13,000	$12,800	$114,900

#TatisGoldBGS9.5	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$55,500	$1,517	5,550	$33	$53,950
Offering to commence immediately following qualification	Total Maximum	$65,000	$1,650	6,500	$9,400	$53,950

#BellingerOrangeBGS9.5	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$26,000	$1,241	2,600	$9	$24,750
Offering to commence immediately following qualification	Total Maximum	$28,000	$1,280	2,800	$1,970	$24,750

#PhilMickelsonSPAuthPSA10Basket	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$13,000	$1,115	1,300	$35	$11,850
Offering to commence immediately following qualification	Total Maximum	$14,000	$1,140	1,400	$1,010	$11,850

#Ovechkin2006CapitalsJersey	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum (56)	$48,250	$1,444	4,825	$6	$46,800
Offering to commence immediately following qualification	Total Maximum (56)	$52,000	$1,520	5,200	$3,680	$46,800

#Brady01TicketBooklet	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum (57)	$11,000	$1,095	1,100	$5	$9,900
Offering to commence immediately following qualification	Total Maximum (57)	$12,000	$1,120	1,200	$980	$9,900

#JordanRookieHomeJersey	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum (58)	$313,050	$3,863	31,305	$37	$309,150
Offering to commence immediately following qualification	Total Maximum (58)	$339,000	$4,390	33,900	$25,460	$309,150

#1933GoudeyGehrigSGC8	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$98,750	$1,920	9,875	$81	$96,750
Offering to commence immediately following qualification	Total Maximum	$107,000	$2,070	10,700	$8,180	$96,750

#1954AaronSGC8.5	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$165,000	$2,522	16,500	$28	$162,450
Offering to commence immediately following qualification	Total Maximum	$177,000	$2,770	17,700	$11,780	$162,450

#OPCLemiuex9.5	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$20,500	$1,185	2,050	($0)	$19,315
Offering to commence immediately following qualification	Total Maximum	$22,000	$1,220	2,200	$1,465	$19,315

#49BowmanJackieAuto	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum (59)	$38,850	$1,341	3,885	$9	$37,500
Offering to commence immediately following qualification	Total Maximum (59)	$45,000	$1,450	4,500	$6,050	$37,500

#OvechkinTheCupBGSGemMint9.5	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum (60)	$324,500	$4,029	32,450	$21	$320,450
Offering to commence immediately following qualification	Total Maximum (60)	$375,000	$4,750	37,500	$49,800	$320,450

#MichaelJordanPortfolio	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$999,000	$10,359	99,900	$66	$988,575
Offering to commence immediately following qualification	Total Maximum	$1,100,000	$12,000	110,000	$99,425	$988,575

#StephenCurryPortfolio	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$999,000	$10,359	99,900	$66	$988,575
Offering to commence immediately following qualification	Total Maximum	$1,100,000	$12,000	110,000	$99,425	$988,575

#GeorgeVezina1911C55PSA7	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$118,150	$2,100	11,815	$40	$116,010
Offering to commence immediately following qualification	Total Maximum	$128,000	$2,280	12,800	$9,710	$116,010

#MarvelPMGBlueSet	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$325,500	$4,029	32,550	$21	$321,450
Offering to commence immediately following qualification	Total Maximum	$353,000	$4,530	35,300	$27,020	$321,450

#MarvelPMGRedSet	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$165,000	$2,522	16,500	$28	$162,450
Offering to commence immediately following qualification	Total Maximum	$177,000	$2,770	17,700	$11,780	$162,450

#MarvelPMGBronzeSet	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$46,700	$1,417	4,670	$33	$45,250
Offering to commence immediately following qualification	Total Maximum	$49,000	$1,490	4,900	$2,260	$45,250

#MarvelPMGGreenSet	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$1,339,100	$13,574	133,910	$76	$1,325,450
Offering to commence immediately following qualification	Total Maximum	$1,465,000	$15,650	146,500	$123,900	$1,325,450

#LukaGoldSelect	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum (61)	$97,000	$1,899	9,700	$51	$95,050
Offering to commence immediately following qualification	Total Maximum (61)	$108,000	$2,080	10,800	$10,870	$95,050

#CurryGoldToppsPSA10	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum (62)	$25,800	$1,217	2,580	$13	$24,570
Offering to commence immediately following qualification	Total Maximum (62)	$33,000	$1,330	3,300	$7,100	$24,570

#1986FleerBasketballCompletePSA10	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum (63)	$1,300,000	$13,273	130,000	$62	$1,286,665
Offering to commence immediately following qualification	Total Maximum (63)	$1,433,000	$15,330	143,300	$131,005	$1,286,665

#LeBronJamesCavs2016Jersey	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$90,750	$1,869	9,075	$31	$88,850
Offering to commence immediately following qualification	Total Maximum	$101,000	$2,010	10,100	$10,140	$88,850

#CassiusClaySonyListonUPIType1	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$23,950	$1,216	2,395	$84	$22,650
Offering to commence immediately following qualification	Total Maximum	$25,000	$1,250	2,500	$1,100	$22,650

#MahomesFlawlessShield1of1	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum (64)	$1,040,000	$10,560	104,000	$141	$1,029,300
Offering to commence immediately following qualification	Total Maximum (64)	$1,266,000	$13,660	126,600	$223,040	$1,029,300

#BoJackson1986RoyalsJersey	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum (65)	$83,250	$1,768	8,325	$32	$81,450
Offering to commence immediately following qualification	Total Maximum (65)	$94,000	$1,940	9,400	$10,610	$81,450

#ZedRunLookingAlive	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum (66)	$44,500	$1,413	4,450	$49	$43,038
Offering to commence immediately following qualification	Total Maximum (66)	$54,000	$1,540	5,400	$9,422	$43,038

#93FinalsPennant	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$6,800	$1,064	680	$43	$5,693
Offering to commence immediately following qualification	Total Maximum	$8,000	$1,080	800	$1,227	$5,693

#BeckenbauerCleats	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$9,500	$1,089	950	$23	$8,388
Offering to commence immediately following qualification	Total Maximum	$11,000	$1,110	1,100	$1,502	$8,388

#BeckhamMilanWorn	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$18,750	$1,172	1,875	$36	$17,541
Offering to commence immediately following qualification	Total Maximum	$21,000	$1,210	2,100	$2,249	$17,541

#Buffon06WC	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$15,100	$1,138	1,510	$37	$13,925
Offering to commence immediately following qualification	Total Maximum	$17,000	$1,170	1,700	$1,905	$13,925

#CruffCleats	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$9,650	$1,089	965	$26	$8,535
Offering to commence immediately following qualification	Total Maximum	$11,000	$1,110	1,100	$1,355	$8,535

#Iniesta10WC	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$21,050	$1,192	2,105	$4	$19,854
Offering to commence immediately following qualification	Total Maximum	$23,000	$1,230	2,300	$1,916	$19,854

#06WorldCupBall	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$23,050	$1,212	2,305	$24	$21,814
Offering to commence immediately following qualification	Total Maximum	$26,000	$1,260	2,600	$2,926	$21,814

#MbappeMessiNeymarBasket	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$9,100	$1,084	910	$20	$7,996
Offering to commence immediately following qualification	Total Maximum	$10,000	$1,100	1,000	$904	$7,996

#Ronaldo08UEFA	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$23,050	$1,212	2,305	$24	$21,814
Offering to commence immediately following qualification	Total Maximum	$26,000	$1,260	2,600	$2,926	$21,814

#LuizRonaldo02WC	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$9,100	$1,084	910	$20	$7,996
Offering to commence immediately following qualification	Total Maximum	$10,000	$1,100	1,000	$904	$7,996

#PeleFriendlyWorn	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$17,000	$1,153	1,700	$31	$15,816
Offering to commence immediately following qualification	Total Maximum	$19,000	$1,190	1,900	$1,994	$15,816

#MaradonaSuspensionJersey	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$20,550	$1,187	2,055	$48	$19,315
Offering to commence immediately following qualification	Total Maximum	$23,000	$1,230	2,300	$2,455	$19,315

#Pele1958AmericanaPSA3	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$119,250	$2,090	11,925	$80	$117,080
Offering to commence immediately following qualification	Total Maximum	$127,000	$2,270	12,700	$7,650	$117,080

#93SPBaseballWax	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$222,000	$3,125	22,200	$5	$218,870
Offering to commence immediately following qualification	Total Maximum	$248,000	$3,480	24,800	$25,650	$218,870

#07ChromeBasketballWax	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$47,000	$1,442	4,700	$8	$45,550
Offering to commence immediately following qualification	Total Maximum	$52,000	$1,520	5,200	$4,930	$45,550

#1980ToppsBasketballWax	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$67,750	$1,643	6,775	$7	$66,100
Offering to commence immediately following qualification	Total Maximum	$75,000	$1,750	7,500	$7,150	$66,100

#96SkyboxE-X2000Wax	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$29,550	$1,278	2,955	$17	$28,255
Offering to commence immediately following qualification	Total Maximum	$33,000	$1,330	3,300	$3,415	$28,255

#LeBronWadeMeloCrystalBGS9.5	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$70,370	$1,668	7,037	$2	$68,700
Offering to commence immediately following qualification	Total Maximum	$78,000	$1,780	7,800	$7,520	$68,700

#Eruzione1980MiracleOnIceGoldJersey	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum (67)	$78,000	$1,720	7,800	$230	$76,050
Offering to commence immediately following qualification	Total Maximum (67)	$148,000	$2,480	14,800	$69,470	$76,050

#GretzkySGC9	Per Unit	$10.00	$0.10
Date Qualified: Pending	Total Minimum	$92,500	$1,869	9,250	$81	$90,550
Offering to commence immediately following qualification	Total Maximum	$101,000	$2,010	10,100	$8,440	$90,550

#Mantle51BowmanSGC7	Per Unit	$5.00	$0.05
Date Qualified: Pending	Total Minimum	$79,675	$1,713	15,935	$20	$77,943
Offering to commence immediately following qualification	Total Maximum	$84,000	$1,840	16,800	$4,218	$77,943

(1) Dalmore will be acting as a broker of record and entitled to a Brokerage Fee as reflected herein and described in greater detail under “Plan of Distribution and Subscription Procedure – Broker” and “– Fees and Expenses” for additional information.

(2) We expect to engage a firm to act either as a transfer agent or as custodian of interests and hold accounts for interest holders in connection with the Company’s Offerings (either, a “Custodian”). It is anticipated that the Custodian will be entitled to a Custody Fee as reflected herein and described in greater detail under “Plan of Distribution and Subscription Procedure – Custodian” and “– Fees and Expenses” for additional information.

(3) No underwriter has been engaged in connection with the Offering (as defined below) and neither the BOR, nor any other entity, receives a finder’ fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests (as defined below).

(4) See “USE OF PROCEEDS AND DESCRIPTION OF UNDERLYING ASSETS”. The Manager may receive interests in a Series in satisfaction of all or a portion of its Sourcing Fee. The Manager also will purchase a 0.5% interest in each Series. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy any Total Minimum or for any other reason in order to close an Offering. Units received by the Manager in satisfaction of the Sourcing Fee are not reflected in the Total Minimum Number of Units but are reflected in the Total Maximum Number of Units. Also, neither Total Minimum nor Total Maximum “Proceeds to Issuer” or “Proceeds to Other Persons” reflect any amount that theoretically would be received/paid by the Issuer as a result of the Manager receiving all or a portion of its Sourcing Fee in units.

(5) Asset seller is obtaining interests in the Series based upon retaining 74% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $45,000, resulting in the Asset Seller being issued 3,330 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $53,650 (5,365 units) and a Total Maximum of $55,650 (5,565 units).

(6) Asset seller is obtaining interests in the Series based upon retaining 74% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $45,000, resulting in the Asset Seller being issued 3,300 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $53,650 (5,365 units) and a Total Maximum of $55,650 (5,565 units).

(7) Asset seller is obtaining interests in the Series based upon retaining 75% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $300,000, resulting in the Asset Seller being issued 22,500 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $322,000 (32,200 units) and a Total Maximum of $340,000 (34,000 units).

(8) Asset seller is obtaining interests in the Series based upon retaining 50% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $1,190,000, resulting in the Asset Seller being issued 59,500 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $1,285,700 (128,570 units) and a Total Maximum of $1,295,000 (129,500 units).

(9) Asset seller is obtaining interests in the Series based upon retaining 50% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $320,000, resulting in the Asset Seller being issued 16,000 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $348,600 (34,860 units) and a Total Maximum of $350,000 (35,000 units).

(10) Asset seller is obtaining interests in the Series based upon retaining 40% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $425,000, resulting in the Asset Seller being issued 17,000 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $472,000 (47,200 units) and a Total Maximum of $475,000 (47,500 units).

(11) Asset seller is obtaining interests in the Series based upon retaining 55% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $30,000, resulting in the Asset Seller being issued 3,300 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $36,000 (7,200 units) and a Total Maximum of $39,000 (7,800 units).

(12) Asset seller is obtaining interests in the Series based upon retaining 34% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $53,000, resulting in the Asset Seller being issued 3,604 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $62,010 (12,402 units) and a Total Maximum of $66,260 (13,252 units).

(13) Asset seller is obtaining interests in the Series based upon retaining 50% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $180,000, resulting in the Asset Seller being issued 9,000 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $201,500 (20,150 units) and a Total Maximum of $205,000 (20,500 units).

(14) Asset seller is obtaining interests in the Series based upon retaining 5% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $60,000, resulting in the Asset Seller being issued 300 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $70,350 (7,035 units) and a Total Maximum of $74,600 (7,460 units).

(15) Asset seller is obtaining interests in the Series based upon retaining 56% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $46,000, resulting in the Asset Seller being issued 2,576 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $54,260 (5,426 units) and a Total Maximum of $57,520 (5,752 units).

(16) Asset seller is obtaining interests in the Series based upon retaining 60% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $24,000, resulting in the Asset Seller being issued 2,400 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $47,800 (4,780 units) and a Total Maximum of $50,800 (5,080 units).

 (17) Asset seller is obtaining interests in the Series based upon retaining 25% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $92,000, resulting in the Asset Seller being issued 2,300 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $105,420 (10,542 units) and a Total Maximum of $111,520 (11,152 units).

(18) Asset seller is obtaining interests in the Series based upon retaining 40% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $90,000, resulting in the Asset Seller being issued 7,200 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $102,700 (20,540 units) and a Total Maximum of $110,200(22,040 units).

(19) Asset seller is obtaining interests in the Series based upon retaining 50% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $150,000, resulting in the Asset Seller being issued 15,000 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $171,000 (34,200 units) and a Total Maximum of $178,500 (35,700 units).

(20) Asset seller is obtaining interests in the Series based upon retaining 31% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $44,000, resulting in the Asset Seller being issued 2,728 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $52,580 (10,516 units) and a Total Maximum of $55,720 (11,144 units).

(21) Asset seller is obtaining interests in the Series based upon retaining 20% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $135, resulting in the Asset Seller being issued 2,700 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $154,100 (15,410 units) and a Total Maximum of $163,100 (16,310 units).

(22) Asset seller is obtaining interests in the Series based upon retaining 50% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $180,000, resulting in the Asset Seller being issued 9,000 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $203,500 (20,350 units) and a Total Maximum of $213,000 (21,300 units).

(23) Asset seller is obtaining interests in the Series based upon retaining 25% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $350,000, resulting in the Asset Seller being issued 8,750 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $392,500 (39,250 units) and a Total Maximum of $410,000 (41,000 units).

(24) Asset seller is obtaining interests in the Series based upon retaining 45% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $250,000, resulting in the Asset Seller being issued 22,500 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $286,000 (57,200 units) and a Total Maximum of $303,500 (60,700 units).

(25) Asset seller is obtaining interests in the Series based upon retaining 20% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $45,000, resulting in the Asset Seller being issued 1,800 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $53,550 (10,710 units) and a Total Maximum of $58,050 (11,610 units).

(26) Asset seller is obtaining interests in the Series based upon retaining 10% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $75,000, resulting in the Asset Seller being issued 1,500 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $87,400 (17,480 units) and a Total Maximum of $95,000 (19,000 units).

(27) Asset seller is obtaining interests in the Series based upon retaining 20% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $56,000, resulting in the Asset Seller being issued 2,240 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $65,595 (13,119 units) and a Total Maximum of $71,300 (14,260 units).

(28) Asset seller is obtaining interests in the Series based upon retaining 33% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $150,000, resulting in the Asset Seller being issued 9,900 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $172,500 (34,500 units) and a Total Maximum of $190,500 (38,100 units).

(29) Asset seller is obtaining interests in the Series based upon retaining 55 % of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $1,800,000, resulting in the Asset Seller being issued 99,000 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $2,029,000 (202,900 units) and a Total Maximum of $2,173,000 (217,300 units).

(30) Asset seller is obtaining interests in the Series based upon retaining 55 % of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $200,000, resulting in the Asset Seller being issued 11,000 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $228,750 (22,875 units) and a Total Maximum of $245,000 (24,500 units).

(31) Asset seller is obtaining interests in the Series based upon retaining 55 % of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $225,000, resulting in the Asset Seller being issued 12,375 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $256,750 (25,675 units) and a Total Maximum of $274,750 (27,475 units).

(32) Asset seller is obtaining interests in the Series based upon retaining 55 % of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $125,000, resulting in the Asset Seller being issued 6,875 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $144,250 (14,425 units) and a Total Maximum of $154,750 (15,475 units).

(33) Asset seller is obtaining interests in the Series based upon retaining 55% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $150,000, resulting in the Asset Seller being issued 8,250 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $172,400 (17,240 units) and a Total Maximum of $186,000 (18,600 units).

(34) Asset seller is obtaining interests in the Series based upon retaining 50% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $880,000, resulting in the Asset Seller being issued 44,000 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $996,600 (99,660 units) and a Total Maximum of $1,058,600 (105,860 units).

(35) Asset seller is obtaining interests in the Series based upon retaining 36% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $140,000, resulting in the Asset Seller being issued 10,080 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $158,400 (31,680 units) and a Total Maximum of $165,400 (33,080 units).

(36) Asset seller is obtaining interests in the Series based upon retaining 71% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $115,000, resulting in the Asset Seller being issued 81,650 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $132,300 (132,300 units) and a Total Maximum of $139,250 (139,250 units).

(37) Asset seller is obtaining interests in the Series based upon retaining 38% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $400,000, resulting in the Asset Seller being issued 15,200 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $455,250 (45,525 units) and a Total Maximum of $492,000 (49,200 units).

(38) Asset seller is obtaining interests in the Series based upon retaining 20% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $75,000, resulting in the Asset Seller being issued 1,500 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $87,250 (8,725 units) and a Total Maximum of $93,250 (9,325 units).

(39) Asset seller is obtaining interests in the Series based upon retaining 50% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $100,000, resulting in the Asset Seller being issued 5,000 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $115,500 (11,550 units) and a Total Maximum of $122,000 (12,200 units).

(40) Asset seller is obtaining interests in the Series based upon retaining 50% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $287,000, resulting in the Asset Seller being issued 14,350 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $325,590 (32,559 units) and a Total Maximum of $346,590 (34,659 units).

(41) Asset seller is obtaining interests in the Series based upon retaining 10% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $100,000, resulting in the Asset Seller being issued 1,000 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $115,750 (11,575 units) and a Total Maximum of $124,000 (12,400 units).

(42) Asset seller is obtaining interests in the Series based upon retaining 25% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $200,000, resulting in the Asset Seller being issued 10,000 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $227,000 (45,400 units) and a Total Maximum of $237,000 (47,400 units).

(43) Asset seller is obtaining interests in the Series based upon retaining 14.00% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $29,000, resulting in the Asset Seller being issued 812 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $31,960 (6,392 units) and a Total Maximum of $34,960 (6,992 units). In this Series Offering, the Manager has elected to receive its entire Sourcing Fee in units as described in the Use of Proceeds section of this Offering Circular with respect to each Series, and also has agreed to directly pay all other expenses of the Offering, including the Broker-Dealer fee, and the Escrow Fee and the legal expenses.

(44) In each of these Series Offerings, the Manager has elected to receive its entire Sourcing Fee in units as described in the Use of Proceeds section of this Offering Circular with respect to each Series. In each of these Series, the Manager also has agreed to directly pay all other expenses of the Offering, including the Broker-Dealer fee, and the Escrow Fee and the legal expenses.

(45) Asset seller is obtaining interests in the Series based upon retaining 23.44% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $32,000, resulting in the Asset Seller being issued 1,500 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $43,711 (8,742 units) and a Total Maximum of $44,961 (8,992 units).

(46) Asset seller is obtaining interests in the Series based upon retaining 17.00% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $89,900, resulting in the Asset Seller being issued 1,528 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $100,680 (10,068 units) and a Total Maximum of $111,680 (11,168 units). In this Series Offering, the Manager has elected to receive its entire Sourcing Fee in units as described in the Use of Proceeds section of this Offering Circular with respect to each Series, and also has agreed to directly pay all other expenses of the Offering, including the Broker-Dealer fee, and the Escrow Fee and the legal expenses.

(47) Asset seller is obtaining interests in the Series based upon retaining 73% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $55,000, resulting in the Asset Seller being issued 4,015 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $66,600 (6,660 units) and a Total Maximum of $73,600 (7,360 units).

(48) Asset seller is obtaining interests in the Series based upon retaining 50.00% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $150,000, resulting in the Asset Seller being issued 15,000 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $171,000 (34,200 units) and a Total Maximum of $178,500 (35,700 units).

(49) Asset seller is obtaining interests in the Series based upon retaining 40.00% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $25,000, resulting in the Asset Seller being issued 1000 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $30,650 (3065 units) and a Total Maximum of $34,000 (3400 units).

(50) Asset seller is obtaining interests in the Series based upon retaining 34.00% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $60,000, resulting in the Asset Seller being issued 2040 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $71,600 (7160 units) and a Total Maximum of $79,600 (7960 units).

(51) Asset seller is obtaining interests in the Series based upon retaining 46.00% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $75,000, resulting in the Asset Seller being issued 3450 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $89,000 (8900 units) and a Total Maximum of $98,500 (9850 units).

(52) Asset seller is obtaining interests in the Series based upon retaining 30.00% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $100,000, resulting in the Asset Seller being issued 3000 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $118,250 (11825 units) and a Total Maximum of $128,000 (12800 units).

(53) Asset seller is obtaining interests in the Series based upon retaining 10.00% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $50,000, resulting in the Asset Seller being issued 500 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $60,000 (6000 units) and a Total Maximum of $68,500 (6850 units).

(54) Asset seller is obtaining interests in the Series based upon retaining 20.00% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $80,000, resulting in the Asset Seller being issued 1600 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $94,950 (9495 units) and a Total Maximum of $101,400 (10140 units).

(55) Asset seller is obtaining interests in the Series based upon retaining 5.00% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $135,000, resulting in the Asset Seller being issued 675 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $159,400 (15940 units) and a Total Maximum of $170,550 (17055 units).

(56) Asset seller is obtaining interests in the Series based upon retaining 5.00% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $45,000, resulting in the Asset Seller being issued 225 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $54,100 (5410 units) and a Total Maximum of $57,850 (5785 units).

(57) Asset seller is obtaining interests in the Series based upon retaining 11.00% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $9,000, resulting in the Asset Seller being issued 99 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $11,990 (1199 units) and a Total Maximum of $12,990 (1299 units).

(58) Asset seller is obtaining interests in the Series based upon retaining 10.00% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $315,000, resulting in the Asset Seller being issued 3150 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $369,750 (36975 units) and a Total Maximum of $395,700 (39570 units).

(59) Asset seller is obtaining interests in the Series based upon retaining 50.00% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $65,000, resulting in the Asset Seller being issued 3250 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $77,200 (7720 units) and a Total Maximum of $83,350 (8335 units).

(60) Asset seller is obtaining interests in the Series based upon retaining 25.00% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $400,000, resulting in the Asset Seller being issued 10000 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $468,500 (46850 units) and a Total Maximum of $519,000 (51900 units).

(61) Asset seller is obtaining interests in the Series based upon retaining 20.00% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $110,000, resulting in the Asset Seller being issued 2200 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $130,000 (13000 units) and a Total Maximum of $141,000 (14100 units).

(62) Asset seller is obtaining interests in the Series based upon retaining 70.00% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $67,000, resulting in the Asset Seller being issued 4690 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $79,400 (7940 units) and a Total Maximum of $86,600 (8660 units).

(63) Asset seller is obtaining interests in the Series based upon retaining 1.61% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $1,240,000, resulting in the Asset Seller being issued 2000 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $1,452,181 (145218.12 units) and a Total Maximum of $1,585,181 (158518.12 units).

(64) Asset seller is obtaining interests in the Series based upon retaining 50.00% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $1,900,000, resulting in the Asset Seller being issued 95000 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $2,215,150 (221515 units) and a Total Maximum of $2,441,150 (244115 units).

(65) Asset seller is obtaining interests in the Series based upon retaining 25.00% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $100,000, resulting in the Asset Seller being issued 2500 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $118,250 (11825 units) and a Total Maximum of $129,000 (12900 units).

(66) Asset seller is obtaining interests in the Series based upon retaining 45.00% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $72,000, resulting in the Asset Seller being issued 3240 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $85,430 (8543 units) and a Total Maximum of $94,930 (9493 units).

(67) Asset seller is obtaining interests in the Series based upon retaining 90.00% of the specified value of the Underlying Asset. The value of the Underlying Asset was established at $700,000, resulting in the Asset Seller being issued 63000 units for the retained interest. The table reflects only those units being offered and issued to purchasers other than: (i) the asset seller in satisfaction of seller’s retained equity interest and (ii) the Manager in satisfaction of any portion of the Manager’s Sourcing Fee that is to be received in units. The addition of those units would result in a Total Minimum of $778,000 (77800 units) and a Total Maximum of $848,000 (84800 units).

The Company is managed by CS Asset Manager, LLC, a Delaware limited liability company (the “Manager”).

The Company’s core business is the identification, acquisition, marketing and management of memorabilia and collectible items, collectively referred to as “Memorabilia Assets” or the “Asset Class,” for the benefit of the investors. The Series assets referenced in the “Use of Proceeds and Description of Underlying Assets” section may be referred to herein, collectively, as the “Underlying Assets” or each, individually, as an “Underlying Asset.” Any individuals, dealers or auction company that owns an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential offering or the closing of an offering from which proceeds are used to acquire the Underlying Asset may be referred to herein as an “Asset Seller.” See “Description of the Business” for additional information regarding Asset Classes.

The Manager also serves as the asset manager (the “Asset Manager”) for each Series of the Company and provides services to the Underlying Assets in accordance with each Series’ asset management agreement.

Interests represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company or the Manager generally. We do not anticipate that any Series will own any assets other than the Underlying Asset associated with that Series. However, we expect that the operations of the Company, including the issuance of additional Series of Interests and their acquisition of additional assets, will benefit Investors by enabling each Series to benefit from economies of scale.

A purchaser of the Interests may be referred to herein as an “Investor” or “Interest Holder.” There will be a separate closing with respect to each Offering (each, a “Closing”). The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted. If a Closing has not occurred, an Offering will be terminated upon the earlier of: (i) the date which is one year (which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion) from the date the Offering Circular or Amendment, as applicable, that is applicable to that Series is qualified by the U.S. Securities and Exchange Commission (the “Commission”); or (ii) any date on which the Manager elects to terminate the Offering for a particular Series in its sole discretion.

No securities are being offered by existing security-holders.

A purchase of Interests in a Series does not constitute an investment in either the Company or an Underlying Asset directly, or in any other Series of Interest. This results in Investors having limited voting rights, which are solely related to a particular Series, and are further limited by the Amended and Restated Limited Liability Company Agreement of the Company (as amended from time to time, the “Operating Agreement”), described further in this Offering Circular. Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause”. The Manager and the Asset Manager thus retain significant control over the management of the Company, each Series and the Underlying Assets. Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series. In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in an Underlying Asset.

There is currently no public trading market for any Interests, and an active market may not develop or be sustained. If an active public or private trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price. Even if a public or private market does develop, the market price could decline below the amount you paid for your Interests.

The Interests offered hereby involve a high degree of risk and are highly speculative in nature, and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the investment objectives or any Series will be achieved or that an active secondary market would ever develop for the Interests, whether via third party registered broker-dealers or otherwise. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. See the “Risk Factors” section of the Offering Circular.

This Offering Circular incorporates important business and financial information about the Company from other documents that we have filed with the Commission and that are contained in or incorporated by reference into this Offering Circular. For a listing of documents incorporated by reference into this Offering Circular, please see the section titled “Where To Find Additional Information” beginning on page 688 of this Offering Circular. This information is available for you to review through the SEC’s website at http://www.sec.gov. You can obtain copies of this Offering Circular and any of the documents incorporated by reference into this offering circular, without charge, by requesting them in writing or by telephone from the Company as set forth in “Where To Find Additional Information”.

GENERALLY, NO SALE MAY BE MADE TO YOU IN ANY OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO HTTP://WWW.INVESTOR.GOV.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

TABLE OF CONTENTS

COLLECTABLE SPORTS ASSETS, LLC

i

v

EXHIBITS TO OFFERING CIRCULAR

1.	Form of Subscription Agreement
2.	Escrow Agreement

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of the Company, the Manager and each Series of the Company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express the Manager’s expectations, hopes, beliefs, and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates”, “believes”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “might”, “plans”, “possible”, “potential”, “predicts”, “projects”, “seeks”, “should”, “will”, “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. Neither the Company nor the Manager can guarantee future performance, or that future developments affecting the Company or the Manager will be as currently anticipated. These forward-looking statements are not guarantees of future performance and involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Among such risks, trends and other uncertainties, which in some instances are beyond our control, are:

●	Our ability to identify genuine items of sports memorabilia and appropriately price and purchase them;

●	Our ability to develop and implement programs that will generate revenues from the assets that are acquired;

●	Our ability to monetize any assets that we acquire at an appropriate time;

●	The volatility of the sports memorabilia markets;

●	Our ability to manage the expenses associated with owning, insuring and maintaining the assets that we acquire;

●	The impact and duration of adverse conditions in certain aspects of the economy affecting the economy in general and the sports memorabilia business, in particular;

●	Competition; and

●	Other risks detailed from time to time in our publicly filed documents.

The list of risks and uncertainties set forth above is only a summary of what we believe are some of the most important factors and is not intended to be exhaustive. You should carefully review the risks and information contained in this Offering Circular and any accompanying supplement, including, without limitation, the “Risk Factors” section of this Offering Circular. New factors may also emerge from time to time that could materially and adversely affect us. All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. These forward-looking statements speak only as of the date of this Offering Circular or the date of any applicable supplement. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Trademarks and Trade Names

From time to time, we own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This Offering Circular may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Offering Circular is not intended to, and does not imply, a relationship with us or an endorsement or sponsorship by or of us. Solely for convenience, the trademarks, service marks and trade names referred to in this Offering Circular may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

Additional Information

You should rely only on the information contained in or incorporated by reference in this Offering Circular. See “Where To Find Additional Information” beginning on page 688 of this Offering Circular. We have not authorized anyone to provide you with additional information or information different from that contained in this Offering Circular filed with the Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, certain Series of Interests only in jurisdictions where offers and sales are permitted. This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in, any state or other jurisdiction in which such offer, solicitation or sale would be unlawful before registration or qualification of the offer and sale under the laws of such state or jurisdiction. The information contained in this Offering Circular is accurate only as of the date of this document, regardless of the time of delivery of this Offering Circular or any sale of a Series of Interests. Our business, financial condition, results of operations, and prospects may have changed since that date.

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere herein, specifically, the section entitled “Use of Proceeds.” and, in the Exhibits, hereto. You should read the entire Offering Circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.” You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in the Interests. All references in this Offering Circular to “$” or “dollars” are to United States dollars.

The Company:	The Company is Collectable Sports Assets, LLC, a Delaware series limited liability company formed January 16, 2020.

Underlying Assets and Offering Price Per Interest:	It is anticipated that the Company’s core business will be the identification, acquisition, marketing and management of memorabilia and collectable items, the Memorabilia Asset, as the Underlying Assets of the Company. It is not anticipated that any Series would own any assets other than its respective Underlying Asset, plus cash reserves for maintenance, storage, insurance and other expenses pertaining to each Underlying Asset and amounts earned by each Series from the monetization of the Underlying Asset. The Underlying Asset for each Series that currently is being offered by this Offering Circular and the Offering Price per Interest for each Series is detailed in the Use of Proceeds and Description of Underlying Assets section of this Offering Circular.

Securities offered:	Investors will acquire membership interests in a Series of the Company, each of which is intended to be separate for purposes of assets and liabilities. It is intended that owners of Interest in a Series will only have an interest in assets, liabilities, profits and losses pertaining to the specific Underlying Assets owned by that Series. For example, an owner of Interests in Series #MANTLE52TOPPSPSA7 will only have an interest in the assets, liabilities, profits and losses pertaining to the Series # MANTLE52TOPPSPSA7 and its related operations. See the “Description of Interests Offered” section for further details. The Interests will be non-voting except with respect to certain matters set forth in the Amended and Restated Limited Liability Company Agreement of the Company (as amended from time to time, the “Operating Agreement”). Investors may not vote on any matter except: (1) the removal of the Manager; (2) the dissolution of the Company upon the for-cause removal of the Manager, and (3) an amendment to the Operating Agreement that would

	●	enlarge the obligations of, or adversely effect, an Interest Holder in any material respect;

	●	reduce the voting percentage required for any action to be taken by the holders of Interests in the Company under the Operating Agreement;

	●	change the situations in which the Company and any Series can be dissolved or terminated;

	●	change the term of the Company (other than the circumstances provided in the Operating Agreement); or

	●	give any person the right to dissolve the Company.

The purchase of membership interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Asset) and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) Collectable Technologies, Inc., (iv) the Manager, (v) the Asset Manager or (vi) the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests.

Investors:	Each Investor must be a “qualified purchaser”. See “Plan of Distribution and Subscription Procedure – Investor Suitability Standards” for further details. The Manager may, in its sole discretion, decline to admit any prospective Investor, or accept only a portion of such Investor’s subscription, regardless of whether such person is a “qualified purchaser”. Furthermore, the Manager anticipates only accepting subscriptions from prospective Investors located in states where the BOR is registered.

Manager:	CS Asset Manager, LLC, a Delaware limited liability company, will be the Manager of the Company and of each Series. The Manager, together with its affiliates, will own a minimum of 0.5% of each Series upon the Closing of an Offering.

Advisory Board:	The Manager intends to assemble a network of advisors with experience in the asset class (an “Advisory Board”) to assist the Manager in identifying, acquiring and managing collectible Underlying Assets.

Broker:	We have an agreement with Dalmore Group, LLC (Dalmore), a New York limited liability company (“Dalmore” or the “BOR”). The BOR will be acting as broker of record and is entitled to a Brokerage Fee as reflected herein. The sale of membership interests is being facilitated by the BOR, a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and member of FINRA and SIPC, and is registered in each state where the offer or sales of the Interests will occur. It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer. For the avoidance of doubt, the BOR does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective investors.

Custodian:	The Company expects to enter into an agreement with a firm to act as Custodian (which also may be a transfer agent) the purpose of holding the Interests issued in any of the Company’s offerings (the “Custody Agreement”). Each Investors’ account will be created upon the signing of the agreement with the Custodian and all Investors who previously purchased Interests in Offerings of the Company, ongoing or closed, would be required to opt in to allow the creation of an account for them.

Minimum and Maximum Interest purchase:	The minimum subscription by an Investor is one (1) Interest in a Series and the maximum subscription by any Investor is for Interests representing 10% of the total Interests of a Series, although such maximum thresholds may be waived by the Manager in its sole discretion. Such limits do not apply to the Manager and/or affiliates of the Manager. The Manager and/or its affiliates must purchase a minimum of 0.5% of Interests of each Series at the Closing of each Offering. The Manager may purchase greater than 2% of Interests of any Series (including in excess of 10% of any Series) at the applicable Closing, in its sole discretion. The purchase price, the Offering Price per Interest times the number of Interests purchased, will be payable in cash at the time of subscription.

Offering size:	The Company may offer a Total Minimum and a Total Maximum of Interests in each Series Offering as set forth above and as detailed for each Series in the “Use of Proceeds and Description of Underlying Assets” section of this Offering Circular. The Manager and/or its affiliates must own a minimum of 0.5% of Interests of each Series at the Closing of its applicable Offering. The Manager may purchase greater than 2% of Interests of any Series at the applicable Closing, in its sole discretion.

Escrow Agent:	North Capital Private Securities Corporation (“NCPS”) a Delaware corporation.

Escrow:	The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with Escrow Agent and will not be commingled with the operating account of any Series, until if and when there is a Closing with respect to that Investor.

When the Escrow Agent has received instructions from the Manager or the BOR that the Offering will close, and the Investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the account of the Series. Amounts paid to the Escrow Agent are categorized as Offering Expenses.

If the applicable Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest. Any costs and expenses associated with a terminated offering will be borne by the Manager.

Offering Period:	There will be a separate closing for each Offering. The Closing of an Offering for a particular Series will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests of such Series have been accepted by the Manager or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted. If the Closing for a Series has not occurred, the applicable Offering shall be terminated upon the earlier of: (i) the date which is one year (which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion) from the date this Offering Circular, or an Amendment, as applicable, that is applicable to a particular Series, is qualified by the Commission; or (ii) any date on which the Manager elects to terminate such Offering in its sole discretion.

Lock-Up Period:	Upon the Closing of an Offering for a particular Series, a 60-day lock-up period will commence starting the day of the Closing, before Interests in the particular Series may be transferred by any Investor in such Series. That lock-up period, in the discretion of the Manager, may be reduced or waived in its entirety upon two (2) business-days’ notice to the holders of the Interests.

Additional Investors:	The Asset Seller may purchase a portion of the Interests in each Series or may be offered Interests of such Series as a portion of the purchase price for such Underlying Asset. There is also no limit on the amount that the Manager or Asset Manager may invest in any Series.

Use of proceeds:	The proceeds received by a Series from its respective Offering will be applied in the following order of priority upon the Closing:

	(i)	Brokerage Fee: A fee payable to the BOR equal to 1.00% of the gross proceeds of each Offering as compensation for brokerage services;

	(ii)	Acquisition Cost of the Underlying Asset: Actual cost of the Underlying Asset paid to the Asset Sellers (which may have occurred prior to the Closing). The Company will typically acquire Underlying Assets through the following methods:

	1)	Consignment – the Company enters into an agreement with an Asset Seller to market an Underlying Asset. The owner of the Underlying Asset, the “consignor,” retains full ownership of the Underlying Asset until the related Series closes. Upon closing the Series, the consignor will be paid the consignment price established by the consignor.

		2)	Upfront purchase – the Company acquires an Underlying Asset from an Asset Seller prior to the launch of the offering related to the Series

		3)	Purchase agreement – the Company enters into an agreement with an Asset Seller to acquire an Underlying Asset, which may expire prior to the closing of the offering for the related Series, in which case the Company is obligated to acquire the Underlying Asset prior to the closing

		4)	Purchase option agreement – the Company enters into a purchase option agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset.

The Company’s acquisition method for each Underlying Asset is noted the “Use of Proceeds and Description of Underlying Assets” section of this Offering Circular.

	(iii)	Offering Expenses: In general, these costs include actual legal, accounting, escrow, filing, wire-transfer, compliance costs and custody fees incurred by the Company in connection with an Offering (and excludes ongoing costs described in Operating Expenses), as applicable, paid to legal advisors, brokerage, escrow, underwriters, printing, financial institutions, accounting firms and the Custodian, as the case may be.

	(iv)	Acquisition Expenses: These include costs associated with the evaluation, investigation and acquisition of the Underlying Asset, plus any interest accrued on loans made to the Company by the Manager or the Asset Manager, an affiliate of the Manager or Asset Manager, a director, an officer or a third party for funds used to acquire the Underlying Asset or any options in respect of such purchase. Except as otherwise noted, any such loans to affiliates of the Company accrue interest at the Applicable Federal Rate (as defined in the Internal Revenue Code of 1986 as amended (the “Code”)) and other loans and options accrue as described herein.

	(v)	Sourcing Fee to the Manager: A fee paid to the Manager as compensation for identifying and managing the acquisition of the Underlying Asset, not to exceed the maximum Sourcing Fee for the applicable Series, as detailed in the “Use of Proceeds and Description of Underlying Assets” section of this Offering Circular with respect to each Series. The Manager or the Asset Manager pays the Offering Expenses and Acquisition Expenses on behalf of each Series and may be reimbursed, in whole or in part, by the Series from the proceeds of a successful Offering. See “Use of Proceeds” and “Plan of Distribution and Subscription Procedure – Fees and Expenses” sections for further details.

Operating expenses:	Operating Expenses are costs and expenses, allocated in accordance with the Company’s expense allocation policy (see “Description of the Business – Allocations of Expenses” section), attributable to the activities of each Series including:

	●	costs incurred in managing the Underlying Asset, including, but not limited to storage, maintenance and transportation costs (other than transportation costs described in Acquisition Expenses);

● costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third-party registrar or transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

● any indemnification payments; and

● any and all insurance premiums or expenses in connection with the Underlying Asset, including insurance required for utilization at and transportation of the Underlying Asset to events under any Premium Membership Programs (as described in “Description of the Business – Business of the Company”) that we might develop (excluding any insurance taken out by a corporate sponsor or individual paying to showcase an asset at an event but including, if obtained, directors and officers insurance of the directors and officers of the Manager or the Asset Manager).

The Manager or the Asset Manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing with respect to each offering notated in the “USE OF PROCEEDS AND DESCRIPTION OF UNDERLYING ASSETS” section of this Offering Circular.

Operating Expenses of a Series incurred post-Closing shall be the responsibility of the applicable Series. However, if the Operating Expenses of a particular Series exceed the amount of reserves retained by or revenues generated from the applicable Underlying Asset (an “Operating Expenses Reimbursement Obligation”), the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the particular Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by the applicable Underlying Asset (“Operating Expenses Reimbursement Obligation(s)”), and/or or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts.

No Series generated any revenues and we don’t expect any Series to generate any revenue until early 2021, if at all, and expect each Series to incur Operating Expenses Reimbursement Obligations, or for the Manager or the Asset Manager to pay such Operating Expenses incurred and not seek reimbursement, to the extent such Series does not have sufficient reserves for such expenses. See discussion of “Description of the Business – Operating Expenses” for additional information.

Further issuance of Interests:	A further issuance of Interests of a Series may be made in the event the Operating Expenses of that Series exceed the income generated from its Underlying Asset and cash reserves of that Series. This may occur if the Company does not take out sufficient amounts under an Operating Expenses Reimbursement Obligation or if the Manager or the Asset Manager does not pay for such Operating Expenses without seeking reimbursement. In addition, the Operating Agreement gives the Manager the authority to cause the Company to issue Interests to Investors as well as to other Persons for less than the original offering price (or no consideration) and on such terms as the Manager may determine, subject to the terms of the Series Designation applicable to such Series of Interests. Such issuances may result in dilution to Investors. See “Dilution” for additional information.

Asset Manager:	CS Asset Manager, LLC, which serves as the Manager, also will serve as the asset manager responsible for managing each Series’ Underlying Asset (the “Asset Manager”) as described in the Asset Management Agreement for each Series.

Free Cash Flow:	Free Cash Flow for a particular Series equals its net income as determined under U.S. generally accepted accounting principles, (“GAAP”), plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) less any capital expenditures related to its Underlying Asset. The Manager may maintain Free Cash Flow funds in separate deposit accounts or investment accounts for the benefit of each Series.

Management Fee:	As compensation for the services provided by the Asset Manager under the Asset Management Agreement for each Series, the Asset Manager will be paid a semi-annual fee of up to 50% of any Free Cash Flow generated by a particular Series. The Management Fee will only become due and payable if there is sufficient Free Cash Flow to distribute as described in Distribution Rights below. For tax and accounting purposes any Management Fee will be accounted for as an expense on the books of the Series.

Distribution Rights:	The Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to Interest Holders of a Series. Any Free Cash Flow generated by a Series from the utilization of its Underlying Asset shall be applied by that Series in the following order of priority:

● repay any amounts outstanding under Operating Expenses Reimbursement Obligations for that Series, plus accrued interest;

● thereafter to create such reserves for that Series as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses of that Series; and;

● thereafter, no less than 50% (net of any income taxes applicable to that Series) by way of distribution to the Interest Holders of that Series, which may include the Asset Sellers of its Underlying Asset or the Manager or any of its affiliates, and;

● up to 50% to the Asset Manager in payment of the Management Fee for that Series.

Timing of Distributions:	The Manager may make semi-annual distributions of Free Cash Flow remaining to Interest Holders of a Series, subject to the Manager’s right, in its sole discretion, to withhold distributions, including the Management Fee, to meet anticipated costs and liabilities of such Series. The Manager may change the timing of potential distributions to a Series in its sole discretion.

Fiduciary Duties:	The Manager may not be liable to the Company, any Series or the Investors for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence, since provision has been made in the Operating Agreement for exculpation of the Manager. Therefore, Investors have a more limited right of action than they would have absent the limitation in the Operating Agreement.

Indemnification:	None of the Manager, or its affiliates, the Company, the Asset Manager, nor any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of the Manager, the Company or the Asset Manager, members of the Advisory Board, nor persons acting at the request of the Company or any Series in certain capacities with respect to other entities (collectively, the “Indemnified Parties”) will be liable to the Company, any Series or any Interest Holders for any act or omission taken by the Indemnified Parties in connection with the business of the Company or a Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

The Company or, where relevant, each Series of the Company (whether offered hereunder or otherwise) will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence. Unless attributable to a specific Series or a specific Underlying Asset, the costs of meeting any indemnification will be allocated pro rata across each Series based on the value of each Underlying Asset.

Transfers:	The Manager may refuse a transfer by an Interest Holder of its Interest if such transfer would result in (a) there being more than 2,000 beneficial owners in a Series or more than 500 beneficial owners that are not “accredited investors”, (b) the assets of a Series being deemed plan assets for purposes of ERISA, (c) such Interest Holder holding in excess of 19.9% of a Series, (d) result in a change of U.S. federal income tax treatment of the Company and/or a Series, or (e) the Company, any Series, the Manager, its affiliates, or the Asset Manager being subject to additional regulatory requirements. Furthermore, transfers of Interests may only be effected pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”) and permitted by applicable state securities laws. See “Description of Interests Offered – Transfer Restrictions” for more information.

Governing law:	To the fullest extent permitted by applicable law, the Company and the Operating Agreement will be governed by Delaware law and any dispute in relation to the Company and the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts, as in the case of claims brought under the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Section 22 of the Securities Act, however, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the Delaware exclusive forum provision set forth in the Operating Agreement will not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Exchange Act or the Securities Act, respectively, or the respective rules and regulations promulgated thereunder, or otherwise limit the rights of any Investor to bring any claim under such laws, rules or regulations in any United States federal district court of competent jurisdiction. If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in the Delaware Court of Chancery to the extent the claim is not vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or for which the Delaware Court of Chancery does not have subject matter jurisdiction, or where exclusive jurisdiction is not permitted under applicable law.

Certain Tax Considerations	The Company expects to be treated as a partnership for U.S. federal income tax purposes and for each Series to be treated as either a partnership or as a disregarded entity. None of the Company or any Series that were qualified prior to January 1, 2022 will elect to be taxed as a corporation. As a partnership, the Company itself generally will not be subject to U.S. federal income tax. Rather, each Member will be required to report on its own federal income tax return its allocable share (based upon allocation to each particular Series) of the Company’s items of taxable income, gain, loss, deduction and credit for the taxable year of the Company ending with or within the taxable year of such Member, regardless of whether or not cash or other property is distributed to such Member. Prospective investors should also be aware that their ability to utilize their allocable shares of losses, if any, from the Company or any Series to offset other income may be limited by a variety of Internal Revenue Code provisions, and that, in general, the taxation of partnerships and their partners is extremely complex. Each prospective investor is urged to consult with its own tax advisor as to the tax consequences of an investment in any Series. Series that are qualified on or after January 1, 2022, however, will elect to be treated as corporations and, therefore, will pay taxes at the entity level. Investors will pay taxes only upon distribtions made to them by the Series or when the sell their Interests. See “MATERIAL UNITED STATES TAX CONSIDERATIONS.”

RISK FACTORS

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that an active secondary market would ever develop for the Interests, whether via third party registered broker-dealers or otherwise. The risks described in this section should not be considered an exhaustive list of the risks that prospective Investors should consider before investing in the Interests. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance and/or the value of the Interests. If any of these risks actually occurs, the value of the Interests may be materially adversely affected. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the Interests.

Risks relating to the structure, operation and performance of the Company

An investment in an Offering constitutes only an investment in that Series and not in the Company or directly in any Underlying Asset.

An Investor in an Offering will acquire an ownership interest in the Series of Interests related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) the Manager, (iv) the Asset Manager or (v) directly in the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests. This results in limited voting rights of the Investor, which are solely related to a particular Series and are further limited by the Operating Agreement of the Company, described further in this Offering Circular. Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause”. The Manager and the Asset Manager thus retain significant control over the management of the Company and the Underlying Asset. Furthermore, because the Interests in the Series do not constitute an investment in the Company as a whole, holders of the Interests in the Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series. In addition, the economic interest of a holder in the Series will not be identical to owning a direct undivided interest in an Underlying Asset because, among other things, a Series qualified after January 1, 2022, will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

There is currently no public trading market for our securities. An active market in which investors can resell their Interests may not develop.

There is currently no public trading market for our Interests, and an active market may not develop or be sustained. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your shares at any price. Even if a public or private market were to develop, the market price could decline below the amount you paid for your shares. Although there is a possibility that the certain discretionary and irregular matching services of registered broker-dealers may permit some liquidity, none currently operates like a stock exchange or other traditional trading markets. Trading windows for Interests may occur infrequently and may be open for only short time periods. There can be no assurance that a matching transaction will be found for any given Investor who attempts to purchase or sell an Interest in a trading window. Furthermore, there can be no guarantee that any broker will continue to provide these services or that the Company or the Manager will pay any fees or other amounts that would be required to maintain that service. Without any such matching service, it may be difficult or impossible for you to dispose of your Interests, and even if there is such a matching service you might not be able to effect a resale at a desired price or at all. Accordingly, you may have no liquidity for your Interests, particularly if the Underlying Asset in respect of that Interest is never sold. Even if a public or private market does develop for a Series, the price of the Interests at which you could sell your Interests might be below the amount you paid for them.

There may be state law restrictions on an Investor’s ability to sell the Interests.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. Also, the broker must be registered in that state. We do not know whether our securities will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our Interests. There may be significant state blue sky law restrictions on the ability of Investors to sell, and on purchasers to buy, our Interests. In addition, Tier 2 of Regulation A limits qualified resales of our Interests to 30% of the aggregate offering price of a particular offering. Investors should consider the resale market for our securities to be limited. Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification, or opinions to our satisfaction that no such registration or qualification is required.

We do not have an operating history and, as a result, there is a limited amount of information about us on which to base an investment decision.

The Company and each Series, as well as the Manager, were formed within the last two years. No Series has generated any revenues, and have no operating history upon which prospective Investors may evaluate their performance. Our short operating history may hinder our ability to successfully meet our objectives and makes it difficult for potential investors to evaluate our business or prospective operations. No revenue models have been developed at the Company or Series level, and we do not expect either the Company or any of its Series to generate any revenues for some time. We will update the appropriate disclosure at such time as revenue models have been developed. See the “Management’s Discussion and Analysis” section for additional information. No guarantee can be given that the Company or any Series will achieve their investment objectives, that the value of the Underlying Asset will increase or that the Underlying Asset will be successfully monetized.

There can be no guarantee that the Company will reach its funding target from potential investors with respect to any Series or future proposed Series of Interests.

Due to the start-up nature of the Company, there can be no guarantee that the Company will reach its funding target from potential investors with respect to any Series or future proposed Series of Interests. In the event the Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them together with previous interests to generate distributions for Investors. In addition, if the Company is unable to raise funding for additional Series of Interests, this may negatively affect any investors already holding interests as they will not see the benefits that might transpire from economies of scale following the acquisition by other Series of Interests of additional Underlying Assets and other monetization opportunities (e.g., hosting events with the collection of Underlying Assets, affiliate arrangements, or asset sponsorships).

We might not be able to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

There are few, if any, businesses that have pursued a strategy or investment objective similar to the Company’s.

We believe that the number of other companies that have crowdfunded collectibles or proposes to run a platform for crowdfunding of interests in collectibles is limited to date. The Company and the Interests may not gain market acceptance from potential Investors, potential Asset Sellers or service providers within the collectibles industry, including insurance companies, storage facilities or maintenance partners. This could result in an inability of the Manager to manage and monetize the Underlying Assets profitably. This could negatively affect the issuance of further Series of Interests and additional Underlying Assets being acquired by the Company. This would further inhibit market acceptance of the Company and if the Company does not acquire any additional Underlying Assets, Investors would not receive any benefits that might transpire from economies of scale (such as potential reduction in storage costs if large numbers of Underlying Assets are stored at one facility, possible group discounts on insurance, and the ability to monetize Underlying Assets through asset sponsorships, affiliate arrangements, membership events or other monetization opportunities, as described below, that would require the Company to own a substantial number of underlying assets).

The Offering amount exceeds the value of Underlying Asset.

The size of each Offering will exceed the purchase price of the Underlying Asset as at the date of such Offering because the proceeds of the Offering in excess of the purchase price of the Underlying Asset will be used to pay fees, costs and expenses incurred in making this Offering, as well as acquiring the Underlying Asset). If the Underlying Asset had to be sold and there had not been substantial appreciation of the Underlying Asset prior to such sale, there may not be sufficient proceeds from the sale of the Underlying Asset to repay Investors the amount of their initial investment (after first paying off any liabilities on the Underlying Asset at the time of the sale including but not limited to any outstanding Operating Expenses Reimbursement Obligation) or any additional profits in excess of this amount.

Excess Operating Expenses could materially and adversely affect the value of Interests and result in dilution to Investors.

Operating Expenses related to a particular Series incurred post-Closing are the responsibility of the Series. However, if the Operating Expenses of a particular Series exceed the amount of revenues generated from the Underlying Asset of that Series, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the particular Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by the applicable Underlying Asset (“Operating Expenses Reimbursement Obligation(s)”), and/or (c) cause additional Interests to be issued in order to cover such additional amounts.

If there is an Operating Expenses Reimbursement Obligation, this reimbursable amount between related parties would be repaid from the Free Cash Flow generated by the applicable Series and could reduce the amount of any future distributions payable to Investors in that Series. If additional Interests are issued in a particular Series, this would dilute the current value of the Interests of that Series held by existing Investors and the amount of any future distributions payable to such existing Investors. Further, any additional issuance of Interests of a Series could result in dilution of the holders of that Series.

We are reliant on the Manager and Asset Manager and their respective personnel. Our business and operations could be adversely affected if the Manager or Asset Manager lose key personnel.

The successful operation of the Company (and therefore, the success of the Interests) is in part dependent on the ability of the Manager and the Asset Manager to source, acquire and manage the Underlying Assets. As the Company has only been in existence since January 2020 and is an early-stage startup company, it has no significant operating history that would evidence its ability to source, acquire, manage and utilize any Underlying Assets.

The success of the Company (and therefore, the Interests) will be highly dependent on the expertise and performance of the Manager and the Asset Manager and their respective teams, their expert network and other investment professionals (which include third party experts) to source, acquire, manage and monetize Underlying Assets. There can be no assurance that these individuals will continue to be associated with the Manager or the Asset Manager. The loss of the services of one or more of these individuals could have a material adverse effect on the Underlying Assets and, in particular, their ongoing management and use to support the investment of the Interest Holders.

Furthermore, the success of the Company and the value of the Interests is dependent on there being critical mass from the market for the Interests and also the Company being able to acquire a number of Underlying Assets in multiple Series of Interests so that the Investors can benefit from economies of scale that could transpire from holding more than one Underlying Asset (such as potential reduction in transport costs if a large number of Underlying Assets are transported at the same time). In the event that the Company is unable to source additional Underlying Assets due to, for example, competition for such Underlying Assets or lack of Underlying Assets available in the marketplace, then this could materially and negatively affect the success of the Company and each Series by hindering its ability to acquire additional Underlying Assets through the issuance of further Series of Interests and monetizing them, including through exhibiting the Underlying Assets at public events, including any Premium Membership Programs that might be developed in order to generate distributions for Investors.

The Manager and Asset Manager and certain of their affiliates may have conflicts of interest that could negatively affect the performance of a Series and of the Company.

The Manager and Asset Manager and their respective affiliates may have a number of matters on which they have positions that conflict with the interests of the Company and its Investors that could negatively affect the performance of a Series and of the Company. See “ACTUAL AND POTENTIAL CONFLICTS OF INTEREST.”

If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them.

The Company is structured as a Delaware series limited liability company that issues a separate Series of Interests for each Underlying Asset. Each Series of Interest will merely be a separate Series and not a separate legal entity. Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of Investors holding one Series of Interests is segregated from the liability of Investors holding another Series of Interests and the assets of one Series of Interests are not available to satisfy the liabilities of other Series of Interests. Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware’s series limited liability company statute. While we are not aware of any jurisdiction not honoring this interpretation, some jurisdictions’ limited liability company statutes do not provide for series LLCs. Although series LLC legislation is increasingly being adopted, which should increase the likelihood that the separateness of the Series will be respected, there is uncertainty whether other jurisdictions will honor such interpretation. If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same series of interests as them. Furthermore, while we intend to maintain separate and distinct records for each Series of Interests and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a particular Series to the liabilities of another Series of Interests. The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Interests or the likelihood of any distributions being made by the Series to the Investors. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Interests should be applied to meet the liabilities of the other Series of Interests or the liabilities of the Company generally where the assets of such other Series of Interests or of the Company generally are insufficient to meet our liabilities.

For the avoidance of doubt, at the time of this filing, none of the Series listed on the cover of the Offering Circular as (i) previously qualified but in the process of being amended or (i) new series awaiting qualification and not being offered has commenced operations, is capitalized and has any assets or liabilities and no Series will commence operations, be capitalized or have assets and liabilities until such time as a closing related to such Series has occurred.

If any fees, costs and expenses of the Company are not allocable to a specific Series of Interests, they will be borne proportionately across all the Series of Interests. Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “Description of the Business – Allocations of Expenses” section), there may be situations where it is difficult to allocate fees, costs and expenses to a specific Series of Interests and therefore, there is a risk that a Series of Interests may bear a proportion of the fees, costs and expenses for a service or product for which another series of Interests received a disproportionately high benefit.

We maintain physical, technical, and administrative security measures designed to protect our systems against cyber-attacks and unauthorized disclosure of sensitive data. If these efforts are not successful, our business and operations could be disrupted, our operating results and reputation could be harmed, and the value of the Interests could be materially and adversely affected.

The highly automated systems through which potential Investors may acquire or transfer Interests, and through which potential Investors may transfer Interests in certain Series, may make them attractive targets to cyber threat actors. Certain confidential information about Investors, the Asset Sellers, and the Underlying Assets is processed thfough those systems. While we maintain commercially reasonable measures to protect this confidential information and our information systems, security incidents involving the the Company, the Asset Manager, the Manager, or any of their respective service providers remain a risk. And because we do not operate any of the systems operated by broker dealers, we do not control the measures taken by them to detect and prevent cyber threats. Unauthorized access to or disclosure or acquisition of confidential information, whether accidental or intentional, can lead to harm such as identity theft and fraud. Security incidents could also expose the Company to liability related to the loss of confidential information, such as time-consuming and expensive litigation and negative publicity, regulatory investigations and penalties, as well as the degradation of the proprietary nature of the trade secrets of the Asset Manager, the Manager, and the Company. If security measures are breached because of third-party action, employee error, malfeasance, or otherwise, or if design flaws in any of the systems operated by broker-dealers are exposed and exploited, the relationships between the Company, Investors, users, third-party vendors and the Asset Sellers could be severely damaged, and the Company, the Asset Manager, or the Manager could incur significant liability. Security incidents can also disrupt business operations, diverting attention from utilization of the Underlying Assets and causing a material negative impact on the value of Interests or the potential for distributions to be made on the Interests.

Because techniques and malware used to sabotage or obtain unauthorized access to systems change frequently and may not be captured by existing security tools and software, the Company, third-party hosting services and other third-party service providers may be unable to prevent all cyber-attacks. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach can be costly to implement and often lead to negative publicity, which may cause Investors, the Asset Sellers, or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the systems operated by broker-dealers. Any security breach, whether actual or perceived, would harm the reputation of the Asset Manager, the Manager and the Company, and the Company could lose Investors and the Asset Sellers as a result thereof. This would impair the ability of the Company to achieve its objectives of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”).

System limitations or failures could harm our business and may cause the Asset Manager or Manager to intervene into activity on our Platform.

Our business depends in large part on the integrity and performance of the technology, computer and communications systems supporting the business. If new systems fail to operate as intended or our existing systems cannot expand to cope with increased demand or otherwise fail to perform, we could experience unanticipated disruptions in service, slower response times and delays in the introduction of new products and services. These consequences could result in service outages through the Platform and during Trading Windows (as described in “Description of the Business – Liquidity Platform”), resulting in decreased customer satisfaction and regulatory sanctions and adverse effects on primary issuances or Trading Windows.

The Platform has experienced systems failures and delays in the past and could experience future systems failures and delays. In such cases the Asset Manager has and may in the future (along with the Manager) take corrective actions as it reasonably believes are in the best interests of Investors or potential Investors. For example, our technology system has in certain instances over-counted the number of subscriptions made in an initial Offering, when volume of subscriptions has rapidly increased. In these cases, the Asset Manager has confirmed with the Investors to remove the duplicate subscriptions and, rather than opening the Offering back up for additional Investors, has purchased the Interests underlying such duplicate subscriptions for its own account on the same terms as all other Investors would purchase such Interests.

If subscription or trading volumes in the future increase unexpectedly or other unanticipated events occur, we may need to expand and upgrade our technology, transaction processing systems and network infrastructure. We do not know whether we will be able to accurately project the rate, timing or cost of any volume increases, or expand and upgrade our systems and infrastructure to accommodate any increases in a timely manner.

While we have programs in place to identify and minimize our exposure to vulnerabilities and to share corrective measures with our business partners, we cannot guarantee that such events will not occur in the future. Any system issue that causes an interruption in services, including the Platform and the PPEX ATS, decreases the responsiveness of our services or otherwise affects our services could impair our reputation, damage our brand name and negatively impact our business, financial condition and operating results.

Privacy regulation is an evolving area and compliance with applicable privacy regulations may increase our operating costs or adversely impact our ability to service our clients.

Because we store, process and use data, some of which contains personal information, we are subject to complex and evolving federal, state and foreign laws and regulations regarding privacy, data protection and other matters. While we believe we are currently in compliance with applicable laws and regulations, many of these laws and regulations are subject to change and uncertain interpretation, and could result in investigations, claims, changes to our business practices, increased cost of operations and declines in user growth, retention or engagement, any of which could seriously harm our business.

There can be no guarantee that any liquidity mechanism for secondary sales of Interests will develop or that registered broker-dealers will desire to facilitate liquidity in the Interests for a level of fees that would be acceptable to Investors or at all.

Liquidity for the interests would in large part depend on the market supply of and demand for interests, as well as applicable laws and restrictions under the Company’s Operating Agreement. There can be no assurance that trading will occur on a regular basis or at all. Further, the frequency and duration of any trading periods would be subject to adjustment by broker-dealers, who might not find the level of fees that could be generated by any market activity in the Interests to be attractive enough for them to be interested in starting or maintaining a market in the Interests.

We do not anticipate the use of Manager-owned Interests for liquidity or to facilitate the resale of Interests held by Investors.

Currently, the Manager does not intend to sell any Interests which it holds or may hold prior to the liquidation of an Underlying Asset. Thus, the Manager does not currently intend to take any action which might provide liquidity or facilitate the resale of Interests held by Investors. However, the Manager may from time to time transfer a small number of Interests to unrelated third parties for promotional purposes.

Abuse of our advertising or social platforms may harm our reputation or user engagement.

The Asset Manager may provide content or post ads about the Company and Series through various social media platforms that may be influenced by third parties. Our reputation or user engagement may be negatively affected by activity that is hostile or inappropriate to other people, by users impersonating other people or organizations, by disseminating information about us or to us that may be viewed as misleading or intended to manipulate the opinions of our users, or by the use of the Asset Manager’s products or services, that violates our terms of service or otherwise for objectionable or illegal ends. Preventing these actions may require us to make substantial investments in people and technology and these investments may not be successful, adversely affecting our business.

If we are unable to protect our intellectual property rights, our competitive position could be harmed, or we could be required to incur significant expenses to enforce our rights.

Our ability to compete effectively is dependent in part upon our ability to protect any proprietary technologies that we develop. We also will rely on service marks, trade secret laws, and confidentiality procedures to protect our intellectual property rights. There can be no assurance these protections will be available in all cases or will be adequate to prevent our competitors from copying, reverse engineering or otherwise obtaining and using our technology, proprietary rights or products. To prevent substantial unauthorized use of our intellectual property rights, it may be necessary to prosecute actions for infringement and/or misappropriation of our proprietary rights against third parties. Any such action could result in significant costs and diversion of our resources and management’s attention, and there can be no assurance we will be successful in such action. If we are unable to protect our intellectual property, it could have a material adverse effect on our business and on the value of the Interests.

Our results of operations may be negatively impacted by the coronavirus outbreak.

In December 2019, a novel strain of coronavirus, or COVID-19, was reported to have surfaced in Wuhan, China. COVID-19 has spread to many countries, including the United States, and was declared to be a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 have intensified and the U.S., Europe and Asia have implemented severe travel restrictions and social distancing. The impacts of the outbreak are unknown and rapidly evolving. A widespread health crisis has adversely affected and could continue to affect the global economy, resulting in an economic downturn that could negatively impact the value of the Underlying Assets and Investor demand for Offerings and the Asset Class generally.

The continued spread of COVID-19 has also led to severe disruption and volatility in the global capital markets, which could increase our cost of capital and adversely affect our ability to access the capital markets in the future. It is possible that the continued spread of COVID-19 could cause a further economic slowdown or recession or cause other unpredictable events, each of which could adversely affect our business, results of operations or financial condition. In addition, governmental or societal actions and responses following the lifting of containment efforts could have unforeseeable economic consequences that adversely affect our business, results of operations or financial condition. As vaccinations become readily available, we cannot predict what impacts may result from any current or future vaccine mandates at the federal, state or local level. Moreover, the COVID-19 outbreak has had and may continue to have indeterminable adverse effects on general commercial activity and the world economy, and our business and results of operations could continue to be adversely affected to the extent that COVID-19 or any other pandemic harms the global economy generally.

To date, we do not believe that COVID-19 has had a material adverse effect on our business. However, we continue to closely monitor developments related to the COVID-19 pandemic and assess any negative impacts to our business. The extent to which COVID-19 and the response to the pandemic affects our financial results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 outbreak and the actions to contain the outbreak or treat its impact, among others.

Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect our business.

Our business could be materially and adversely affected by the risks, or the public perception of the risks, related to an epidemic, pandemic, outbreak, or other public health crisis, such as the recent outbreak of novel coronavirus, or COVID-19. The risk, or public perception of the risk, of a pandemic or media coverage of infectious diseases could adversely affect the value of the Underlying Assets and our Investors or prospective Investors financial condition, resulting in reduced demand for the Offerings and the Asset Class generally. Further, such risks could cause a limited attendance at membership experience events that we might sponsor or in which we might participate, or result in persons avoiding holding or appearing at in-person events. Moreover, an epidemic, pandemic, outbreak or other public health crisis, such as COVID-19, could cause employees of the Asset Manager, in whom we rely to manage the logistics of our business, including any membership experience programs that we might develop, or on-site employees of partners to avoid any involvement with our programs, which would adversely affect our ability to hold such events or to adequately staff and manage our businesses. “Shelter-in-place” or other such orders by governmental entities could also disrupt our operations, if employees who cannot perform their responsibilities from home, are not able to report to work. Risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could also lead to the complete or partial closure of one or more of our facilities or operations of our sourcing partners for the Underlying Assets.

Risks relating to the Offerings

We are offering our Interests pursuant to Tier 2 of Regulation A and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Interests less attractive to Investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements that may make an investment in our Interests less attractive to Investors who are accustomed to enhanced disclosure and more frequent financial reporting. The differences between disclosures for Tier 2 issuers versus those for emerging growth companies include, without limitation, only needing to file final semiannual reports as opposed to quarterly reports and far fewer circumstances that would require a current disclosure. In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is some regulatory uncertainty in regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. For example, a number of states have yet to determine the types of filings and amount of fees that are required for such an offering. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the Interests, we may be unable to raise the funds necessary to fund future offerings, which could impair our ability to develop a diversified portfolio of Underlying Assets and create economies of scale, which may adversely affect the value of the Interests or the ability to make distributions to Investors.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential regulatory investigations, civil or criminal sanctions and class action litigation.

If a regulator determines that the activities of either the Manager or Asset Manager require its registration as a broker-dealer, the Asset Manager or Manager may be required to cease operations and any Series of Interests offered and sold without such proper registration may be subject to a right of rescission.

The sale of membership interests is being facilitated by the BOR, a broker-dealer registered under the Exchange Act and member of FINRA, which is registered in each state where the offer or sales of the Interests will occur. It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer. For the avoidance of doubt, the BOR will not solicit purchases and will not make any recommendations regarding the Interests. Neither the BOR, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests. If a regulatory authority determines that the Asset Manager or the Manager, neither of which is a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities that require registration, the Asset Manager or the Manager may need to stop operating and therefore, the Company would not have an entity managing the Series’ Underlying Assets. In addition, if the Manager or Asset Manager is found to have engaged in activities requiring registration as “broker-dealer” without either being properly registered as such, there is a risk that any Series of Interests offered and sold while the Manager or Asset Manager was not so registered may be subject to a right of rescission, which may result in the early termination of the Offerings.

If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and Asset Manager and may divert attention from management of the Underlying Assets by the Manager and Asset Manager or could cause Asset Manager to no longer be able to afford to run our business.

The Exchange Act requires issuers with more than $10 million in total assets to register its equity securities under the Exchange Act if its securities are held of record by more than 2,000 persons or 500 persons who are not “accredited investors”. While our Operating Agreement presently prohibits any transfer that would result in any Series being beneficially owned by more than 2,000 persons or 500 non-“accredited investors,” the Manager has the right to waive, and for a number of Series has waived, this prohibition. To the extent the Section 12(g) assets and holders limits are exceeded, we intend to rely upon a conditional exemption from registration under Section 12(g) of the Exchange Act contained in Rule 12g5-1(a)(7) under the Exchange Act (the “Reg. A+ Exemption”), which exemption generally requires that the issuer (i) be current in its Form 1-K, 1-SA and 1-U filings as of its most recently completed fiscal year end; (ii) engage a transfer agent that is registered under Section 17A(c) of the Exchange Act to perform transfer agent functions; and (iii) have a public float of less than $75 million as of the last business day of its most recently completed semi-annual period or, in the event the result of such public float calculation is zero, have annual revenues of less than $50 million as of its most recently completed fiscal year. If the number of record holders of any Series of Interests exceeds either of the limits set forth in Section 12(g) of the Exchange Act and we fail to qualify for the Reg. A+ Exemption, we would be required to register such Series with the Commission under the Exchange Act. If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and Asset Manager and may divert attention from management of the Underlying Assets by the Manager and Asset Manager or could cause Asset Manager to no longer be able to afford to run our business.

If the Company were to be required to register under the Investment Company Act or the Manager or the Asset Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager and the Asset Manager may be forced to liquidate and wind up each Series of Interests or rescind the Offerings for any of the Series or the offering for any other Series of Interests.

The Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and neither the Manager nor the Asset Manager is or will be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) and the Interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. The Company, the Manager and the Asset Manager have taken the position that the Underlying Assets are not “securities” within the meaning of the Investment Company Act or the Investment Advisers Act, and thus the Company’s assets will consist of less than 40% investment securities under the Investment Company Act and the Manager and the Asset Manager are not and will not be advising with respect to securities under the Investment Advisers Act. This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation. If the Company were to be required to register under the Investment Company Act or the Manager or the Asset Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager and the Asset Manager may be forced to liquidate and wind up each Series of Interests or rescind the Offerings for any of the Series or the offering for any other Series of Interests.

Possible Changes in Federal Tax Laws.

The Code is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any Series of Interests of the Company would be limited to prospective effect. For instance, prior to effectiveness of the Tax Cuts and Jobs Act of 2017, an exchange of the Interests of one Series for another might have been a non-taxable ‘like-kind exchange’ transaction, while transactions now only qualify for that treatment with respect to real property. Accordingly, the ultimate effect on an Investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Risks Specific to the Industry and the Asset Class

Potential negative changes within the Asset Class.

Sports memorabilia as an Asset Class is subject to various risks, including, but not limited to, currency fluctuations, changes in tax rates, consumer confidence and brand exposure, as well as risks associated with the Asset Class in general, including, but not limited to, economic downturns and the availability of desirable Memorabilia Assets. Changes in the Asset Class could have a material and adverse effect upon the Company’s ability to achieve its investment objectives of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them through affiliate partnerships, membership events, asset sponsorships or other monetization mechanisms to generate distributions for Investors.

Lack of Diversification.

It is not anticipated that any Series would own assets other than its respective Underlying Asset, plus potential cash reserves for maintenance, storage, insurance and other expenses pertaining to the Underlying Asset and amounts earned by such Series from the monetization of the Underlying Asset. Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to any one Series.

Industry concentration and general downturn in industry.

Given the concentrated nature of the Underlying Assets (i.e., only Memorabilia Assets) any downturn in the Asset Class is likely to impact the value of the Underlying Assets, and consequently the value of the Interests. Popularity within categories of the broader market (e.g. baseball or football) can impact the value of the Underlying Assets within categories of the Asset Class (e.g. baseball cards or football jerseys), and consequently the value of the Interests. Furthermore, as the Asset Class is comprised of collectible items, the value of such Memorabilia Assets may be impacted if an economic downturn occurs and there is less disposable income for individuals to invest in the Asset Class. In the event of a downturn in the industry, the value of the Underlying Assets is likely to decrease.

Volatile demand for the assets in the Asset Class.

Volatility of demand for luxury goods, in particular high value Memorabilia Assets, may adversely affect a Series’ ability to achieve its investment purpose. The Asset Class has been subject to volatility in demand in recent periods, particularly around certain categories of assets and investor tastes (ex. trading cards). Demand for high value Memorabilia Assets depends to a large extent on general, economic, political, and social conditions in a given market as well as the tastes of the collector community and in the case of sports, the general fan community resulting in changes of which Memorabilia Assets are most sought after.

Volatility in demand may lead to volatility in the value of the Underlying Assets, which may result in further downward price pressure and adversely affect the Company’s ability to achieve its objective of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing Underlying Assets through exhibiting them at public events, including any Premium Membership Programs that we might develop to generate distributions for Investors.

In addition, the lack of demand may reduce any further issuance of Series of Interests and acquisition of more Underlying Assets, thus limiting the benefits the Investors already holding Series of Interests could receive from there being economies of scale (e.g., cheaper insurance due to a number of Underlying Assets requiring insurance) and other monetization opportunities (e.g., hosting shows with the collection of Memorabilia Assets). These effects may have a more pronounced impact given the limited number of Underlying Assets held by the Company in the short-term.

We will rely on data from past auction sales and insurance data, among other sources, in determining the value of the Underlying Assets, and have not independently verified the accuracy or completeness of this information. As such, valuations of the Underlying Assets may be subject to a high degree of uncertainty and risk.

As explained in “Description of the Business”, the Asset Class is difficult to value. We understand that there are companies with stated intentions to create platforms that will help create a market by which the Interests (and, indirectly, the Underlying Assets) may be more accurately valued due to the creation of a larger market for the Asset Class than exists from current means. Such platforms, however, do not currently exist and the development of one that functions appropriately is uncertain. We, for example, currently, have no plans to develop such a platform. Until such a platform is developed, however, valuations of the Underlying Assets will be based upon the subjective approach taken by the members of the Manager’s expert network and members of the Advisory Board, valuation experts appointed by the Asset Seller or other data provided by third parties (e.g., auction results and previous sales history). Due to the lack of third-party valuation reports and potential for one-of-a-kind assets, the value of the Underlying Assets may be more difficult for potential investors to compare against a market benchmark. Furthermore, if similar assets to the Underlying Assets are created or discovered it could in turn negatively affect the value of the Underlying Assets. The Manager sources data from past auction sales results and insurance data; however, it may rely on the accuracy of the underlying data without any means of detailed verification. Consequently, valuations may be uncertain.

Risks relating to the Underlying Assets

The value of the Underlying Assets and, consequently, the value of an Investor’s Interests can go down as well as up.

Valuations are not guarantees of realizable price, do not necessarily represent the price at which the Interests may be sold and the value of the Underlying Assets may be materially affected by a number of factors outside the control of the Company, including, any volatility in the economic markets, the condition of the Underlying Assets and physical matters arising from the state of their condition.

Competition in the Asset Class from other business models.

There is potentially significant competition for Memorabilia Assets from many different market participants, including those with existing fractional ownership offerings. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as dealers, trade fares and auction houses continue to play an increasing role. Furthermore, the presence of corporations such as eBay or Amazon in the Asset Class adds further competition from non-traditional players.

This competition may negatively affect the liquidity of the Interests, as it is dependent on the Company acquiring attractive and desirable Memorabilia Assets to ensure that there is an appetite of potential investors for the Interests. In addition, there are companies that are developing crowd funding models for other alternative asset classes such as cars, art or wine, who have entered the Asset Class as well. Others may do so in the future, increasing the competition within the Asset Class.

The value of an Underlying Asset may be negatively affected by the reputation of the person, group or matter with which it is associated.

The value of an Underlying Asset is likely to be connected to its association with, a certain person or group or in connection with certain events (prior to or following the acquisition of the Underlying Asset by the Company). In the event that such person, group or event loses public affection, then this may adversely impact the value of the Memorabilia Asset and therefore, the Series of Interests that relate to such Underlying Asset. For example, San Francisco Giants’ outfielder Barry Bonds was on a career path to becoming a first-ballot Hall of Famer due to his home run records. At the turn of the century his game used memorabilia and cards were at a premium. However, steroid use and a poor public image not only put his Hall of Fame election in doubt but also damaged the value of his memorabilia. The same can also be said for a promising rookie whose career either ends prematurely due to injury or does not meet all the early expectations placed on them.

The valuation of an Underlying Asset may be negatively affected by the reputation or brand of the manufacturer of Memorabilia Assets.

The Underlying Assets of the Company will consist of Memorabilia Assets from a very wide variety of manufacturers, many of which are still in operation today. The demand for the Underlying Assets, and therefore, each Series of Interests, may be influenced by the general perception of the Underlying Assets that manufacturers are producing today. In addition, the manufacturers’ business practices may result in the image and value of the Underlying Asset produced by certain manufacturers being damaged. This in turn may have a negative impact on the Underlying Assets made by such manufacturers and, in particular, the value of the Underlying Assets and, consequently, the value of the Series of Interests that relate to such Underlying Asset. For example, the reputation of a manufacturer of certain sporting equipment that is used by a prominent player may negatively affect the collectability of such equipment.

Title, authenticity or infringement claims on an Underlying Asset.

There is no guarantee that an Underlying Asset will be free of any claims regarding title and authenticity (e.g., counterfeit, altered, manipulated, or previously stolen items) even after verification through a third-party authenticator, or that such claims may arise after acquisition of an Underlying Asset by a Series of Interests. The Company may not have complete ownership history or records for an Underlying Asset. In the event of a title or authenticity claim against the Company, the Company may not have recourse against the Asset Seller or the benefit of insurance and the value of the Underlying Asset and the Series that relates to that Underlying Asset, may be diminished. Furthermore, the Company and the Underlying Asset could be adversely affected if a piece of memorabilia, such as a sports card, was found to be created without all appropriate consents, such as consent from the athlete or league.

There are risks associated with reliance on third party authenticators.

While there is no guarantee that an Underlying Asset will be free of fraud, we intend to mitigate this risk by having the item graded or authenticated by a reputable firm. In the event of an authenticity claim against an authenticated item, the Company may have recourse for reimbursement from the authenticator, although there can be no guarantee of the Company’s ability to collect or the authenticator’s ability to pay.

Furthermore, authenticators may occasionally make mistakes by either giving their approval or grade to a counterfeit card or piece of memorabilia. Sometimes this mistake is not uncovered until years later when evidence to the contrary surfaces or updated scientific methods are applied. The Company may not have recourse, if such an event occurs, and the value of the Underlying Asset will likely deteriorate. A piece of an Underlying Asset may also be mislabeled by an authenticator such as giving it the wrong year or attributing it to the wrong person, which may adversely affect its value.

Additionally, it is possible that there are unknown issues with an Underlying Asset that are not immediately apparent but arise at a later date. For example, prior storage and display methodologies for an Underlying Asset might have adverse effects that are only apparent at a later date. Even through the asset undergoes an authentication process, there are still scenarios where these issues may not be apparent at the time of authentication. Finally, there is reputational risk of the authenticator, which may fall out of favor with collectors, which may impact the value of all items authenticated by the particular authenticator.

Third party liability.

Each Series will assume all of the ownership risks attached to its Underlying Asset, including third party liability risks. Therefore, a Series may be liable to a third party for any loss or damages incurred by such third party in connection with the Series’ Underlying Asset. This would be a loss to the Series and, in turn, adversely affect the value of the Series and would negatively impact the ability of the Series to make distributions.

An Underlying Asset may be lost or damaged by causes beyond the Company’s control while being transported or when in storage or on display. There can be no guarantee that insurance proceeds will be sufficient to pay the full market value of an Underlying Asset which has been damaged or lost which will result in a material and adverse effect in the value of the related Interests.

Any Underlying Asset may be lost or damaged by causes beyond the Company’s control when in storage or on display. There is also a possibility that an Underlying Asset could be lost or damaged while being exhibited at a public event. Any damage to an Underlying Asset or other liability incurred as a result of participation in these programs, including personal injury to participants, could adversely impact the value of the Underlying Asset or adversely increase the liabilities or Operating Expenses of its related Series of Interests. Further, when an Underlying Asset has been purchased, it will be necessary to transport it to the Asset Manager’s preferred storage location or as required to participate in any public event. An Underlying Asset may be lost or damaged in transit, and transportation, insurance or other expenses may be higher than anticipated due to the locations of particular events.

Although we intend for the Underlying Assets to be insured at replacement cost (subject to policy terms and conditions), in the event of any claims against such insurance policies, there can be no guarantee that any losses or costs will be reimbursed, that an Underlying Asset can be replaced on a like-for-like basis or that any insurance proceeds would be sufficient to pay the full market value (after paying for any outstanding liabilities including, but not limited to any outstanding balances under Operating Expenses Reimbursement Obligations), if any, of the Interests. In the event that damage is caused to an Underlying Asset, this will impact the value of the Underlying Asset, and consequently, the Interests related to the Underlying Asset, as well as the likelihood of any distributions being made by the applicable Series to its Investors.

In addition, at a future date, once developed, the Manager may decide to expand Premium Membership Programs to include the ability of a member in those programs to become the caretaker of Underlying Assets for a certain period of time for an appropriate fee, assuming that the Manager believes that such models are expected to result in higher overall financial returns for all Investors in any Underlying Assets used in such models. The feasibility from an insurance, safety, technological and financial perspective of such models has not yet been analyzed but may significantly increase the risk profile and the chance for loss of or damage to any Underlying Asset if utilized in such models.

Insurance of Underlying Assets may not cover all losses which will result in a material and adverse effect in the valuation of the Series related to such damaged Underlying Assets.

Insurance of any Underlying Asset may not cover all losses. There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war that may be uninsurable or not economically insurable. Inflation, environmental considerations and other factors, including terrorism or acts of war, also might make insurance proceeds insufficient to repair or replace an asset if it is damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore a Series’ economic position with respect to its affected Underlying Asset. Furthermore, the Series related to such affected Underlying Assets would bear the expense of the payment of any deductible. Any uninsured loss could result in both loss of cash flow from, and a decrease in value of, the affected Underlying Asset and, consequently, the Series that relates to such Underlying Asset.

Forced sale of Underlying Assets.

The Company may be forced to cause its various Series to sell one or more of the Underlying Assets (e.g., upon the bankruptcy of the Manager) and such a sale may occur at an inopportune time or at a lower value than when the Underlying Assets were first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase the Underlying Assets. In addition, there may be liabilities related to the Underlying Assets, including, but not limited to Operating Expenses Reimbursement Obligations on the balance sheet of any Series at the time of a forced sale, which would be paid off prior to Investors receiving any distributions from a sale. In such circumstances, the capital proceeds from any Underlying Asset and, therefore, the return available to Investors of the applicable Series, may be lower than could have been obtained if the Series held the Underlying Asset and sold it at a later date.

Lack of distributions and return of capital.

The revenue of each Series is expected to be derived primarily from the use of its Underlying Asset in public events where the Underlying Asset may be exhibited or in Premium Membership Programs that might be developed. Premium Membership Programs, however, may not develop with respect to the Company or any Underlying Asset and there can be no assurance that any Premium Membership Programs will be developed or, if they are developed, that they will generate sufficient proceeds to cover fees, costs and expenses with respect to any Series. In the event that the revenue generated in any given year does not cover the Operating Expenses of the applicable Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) provide a loan to the Series in the form of an Operating Expenses Reimbursement Obligation, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and/or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts.

Any amount paid to the Manager or the Asset Manager in satisfaction of an Operating Expenses Reimbursement Obligation would not be available to Investors as a distribution. In the event additional Interests in a Series are issued, Investors in such Series would be diluted and would receive a smaller portion of distributions from future Free Cash Flows, if any. Furthermore, if a Series or the Company is dissolved, there is no guarantee that the proceeds from liquidation will be sufficient to repay the Investors their initial investment or the market value, if any, of the Interests at the time of liquidation. See “Potentially high storage, maintenance and insurance costs for the Underlying Assets” for further details on the risks of escalating costs and expenses of the Underlying Assets.

Market manipulation or overproduction Market manipulation may be a risk with the Asset Class.

Market manipulation may be a risk with the Asset Class. For example, one trading card manufacturer was caught secretly producing examples of hard to find and valuable cards that were given to its executives. This loss of faith in the company led to a devaluation of the cards involved. Another example is that a modern football and baseball player is issued many uniforms over the course of a season. The more a team issues, the less exclusive said item becomes. Also, many players have exclusive contracts with outlets that sell the players game used uniforms and equipment. There is no way of knowing if a company or player is secretly hoarding items which might be “dumped” in the market at a later date.

Environmental damage could negatively affect the value of an Underlying Asset which will result in a material and adverse effect in the value of the related Interests.

Improper storage may lead to the full or partial destruction of an item. For instance, trading cards, tickets, posters or other paper piece can be destroyed by exposure to water or moisture. Likewise, equipment such as a bat may warp, or a leather glove may grow mold due to exposure to the elements. Autographs that are signed with inferior writing instruments or rendered on an unstable substrate may fade or “bleed,” thereby reducing its value to collectors. Some of the defects may not be initially visible or apparent, for example moisture in a frame, and may only become visible at a later date, at which point the value of the Underlying Asset and in turn the Series may be negatively affected.

Potentially high storage and insurance costs for the Underlying Assets.

In order to protect and care for the Underlying Assets, the Manager must ensure adequate storage facilities, insurance coverage and, if required, maintenance work. The cost of care may vary from year to year depending on changes in the insurance rates for covering the Underlying Assets and changes in the cost of storage for the Underlying Assets, and if required, the amount of maintenance performed. It is anticipated that as the Company acquires more Underlying Assets, the Manager may be able to negotiate a discount on the costs of storage, insurance and maintenance due to economies of scale. These reductions are dependent on the Company acquiring a number of Underlying Assets and service providers being willing to negotiate volume discounts and, therefore, are not guaranteed.

If costs turn out to be higher than expected, this would impact the value of the Interests related to an Underlying Asset, the amount of distributions made to Investors holding the Interests, on potential proceeds from a sale of the Underlying Asset (if ever), and any capital proceeds returned to Investors after paying for any outstanding liabilities, including, but not limited to any outstanding balances under Operating Expenses Reimbursement Obligation. See “Lack of distributions and return of capital” for further details of the impact of these costs on returns to Investors.

The general sentiment of underlying fan base may negatively affect the value of memorabilia.

This is particularly prominent in sports memorabilia, but also holds true for memorabilia categories such as movie franchises, musicians, and others.

By example, leagues such as the NBA, MLB, NHL and NFL have a long and reliable fan base. However, events, such as player strikes, general public appeal of a league or a particular sport, may have an impact on the associated Underlying Assets. For instance, the NHL strike of 1994-1995 caused a loss of fan interest. Upstart leagues such as the USFL in football may cause an early interest in memorabilia from that league but may lose interest from lack of success.

Similarly, various forms of Memorabilia Assets go in and out of favor with collectors. For example, there was a renewed interest in soccer within the United States after the U.S. team won the Women’s World Cup in 2012. When there were no further victories on the same scale, the value of and interest in women’s soccer memorabilia generally returned to previous levels.

Risks Related to Ownership of our Interests

Because a market may not develop for interests and there may be limited distributions of Free Cash Flow, in order for Investors to realize a return, the Underlying Asset in a Series must be sold for an amount in excess of the price paid for the asset and that pays the expenses associated with ownership and management of the Underlying Asset by the Series.

As indicated, our Interests are illiquid and a market may not develop for trading Interests. Also, as described in “Lack of distributions and return of capital,” there are substantial risks that utilization of the Underlying Assets will not generate cash flow that will be distributable to Interest holders. Therefore, Interest holders generally will realize their investment return, if any, only upon the sale of the Underlying Asset and distribution of the proceeds to the Interest holders of that Series. As indicated, there are risks associated with the valuation of the Underlying Assets as well as the possible fluctuation of their values over time, which could result in Interest holders receiving less than they originally invested in the Series or, in some cases, a total loss of their investment if the value of an Underlying Asset decreased substantially and/or there were accrued Operating Expenses for which the Manager was required to be reimbursed, thereby deleting the amount pf proceeds, if any, available for Series holders.

As an Investor, you will have limited voting rights.

The Manager has a unilateral ability to amend the Operating Agreement and the allocation policy in certain circumstances without the consent of the Investors. The Investors only have limited voting rights in respect of the Series of Interests. Investors may not vote on any matter except: (1) the removal of the Manager; (2) the dissolution of the Company upon the for-cause removal of the Manager, and (3) an amendment to the Operating Agreement that would:

●	enlarge the obligations of, or adversely effect, an Interest Holder in any material respect;

●	reduce the voting percentage required for any action to be taken by the holders of Interests in the Company under the Operating Agreement;

●	change the situations in which the Company and any Series can be dissolved or terminated;

●	change the term of the Company (other than the circumstances provided in the Operating Agreement); or

●	give any person the right to dissolve the Company.

Investors will therefore be subject to any amendments the Manager makes (if any) to the Operating Agreement and allocation policy and also any decision it takes in respect of the Company and the applicable Series, which the Investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the Investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as manager of the Company and each Series in very limited circumstances, following a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with the Company or a Series of Interests. Investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating an Underlying Asset.

The offering price for the Interests determined by us does not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our Interests can be traded publicly.

The price of the Interests is a derivative result of our negotiations with Asset Sellers based upon various factors including prevailing market conditions, our future prospects and our capital structure, as well as certain expenses incurred in connection with the Offering and the acquisition of each Underlying Asset. These prices do not necessarily accurately reflect the actual value of the Interests or the price that may be realized upon disposition of the Interests.

Future sales, or the perception of future sales, by the Manager or our affiliates in any market that might develop for our Interests following any Offering could cause the market price for our Interests to decline.

After any Offering, the sale of our Interests in any market that might develop, or the perception that such sales could occur, could harm the prevailing market price of Interests. These sales, or the possibility that these sales may occur, also might make it more difficult for us to additional Interests in any Series in the future at a time and at a price that we deem appropriate.

Because securities issued in a Regulation A offering are deemed not to be “restricted securities” for purposes of the U.S. federal securities laws. Therefore, the Interests sold in any Offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act, except that any shares held by our affiliates, as that term is defined under Rule 144 of the Securities Act, or Rule 144, including our directors, executive officers and other affiliates, which must be sold only in compliance with the limitations described below in “If you were to be or become an affiliate, your resales if Interests could be restricted.”

If you were to be or become an affiliate, your resales if Interests could be restricted.

Persons acquiring Interests that are or become “affiliates” (such as officers, directors or persons who own large amounts of a class of securities (generally more than 10%)) are subject to the resale limitations of Rule 144. In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell within any three-month period, a number of Interests that does not exceed the greater of: (i) 1% of the number of Interests then outstanding; or (ii) the average reported weekly trading volume of those Interests (assuming that a market developed that provided a basis for such reporting) during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale. Additionally, sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale, current public information and notice provisions of Rule 144 that could be difficult to meet, making it extremely difficult for affiliates to resell Interests that they acquire.

The Manager has unlimited discretion to issue additional Interests, which could be for lower than the original offering price are or for no consideration, and which could materially and adversely affect the value of Interests and result in dilution to Investors.

If additional Interests are issued in a particular Series, this would dilute the current value of the Interests of that Series held by existing Investors and the amount of any future distributions payable to such existing Investors. Further, any additional issuance of Interests of a Series could result in dilution of the holders of that Series. Under the Operating Agreement, the Manager has the authority to cause the Company to issue Interests to Investors as well as to other Persons for less than the original offering prices (or for no consideration) and on such terms as the Manager may determine, subject to the terms of the Series Designation applicable to such Series of Interests, which may result in dilution to Investors. See “DILUTION”.

If a market ever develops for the Interests, the market price and trading volume of our Interests may be volatile.

If a market develops for the Interests, the market price of the Interests could fluctuate significantly for many reasons, including reasons unrelated to our performance, any Underlying Asset or any Series, such as reports by industry analysts, Investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of Interests may decline as well.

In addition, fluctuations in operating results of a particular Series or the failure of operating results to meet the expectations of Investors may negatively impact the price of our securities. Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

Funds from purchasers accompanying subscriptions for the Interests will not accrue interest while in escrow.

The funds paid by a subscriber for Interests will be held in a non-interest-bearing escrow account until the admission of the subscriber as an Investor in the applicable Series, if such subscription is accepted. Purchasers will not have the use of such funds or receive interest thereon pending the completion of the Offering. No subscriptions will be accepted, and no Interests will be sold unless valid subscriptions for the Offering are received and accepted prior to the termination of the applicable Offering Period. It is also anticipated that subscriptions will not be accepted from prospective Investors located in states where the BOR is not registered as a broker-dealer. If we terminate an Offering prior to accepting a subscriber’s subscription, escrowed funds will be returned promptly, without interest or deduction, to the proposed Investor.

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except when federal law requires that certain claims be brought in federal courts. Our Operating Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial.

Each Investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by U.S. federal law, a U.S. federal court, as in the case of claims brought under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to bring such claim in the Delaware Court of Chancery. Our Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction to Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the Delaware, which govern our Operating Agreement, by a federal or state court in the State of Delaware, which has exclusive jurisdiction over matters arising under the Operating Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial.

We believe that this is the case with respect to our Operating Agreement and our Interests. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the Operating Agreement. Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our Interests serves as a waiver by any Investor or beneficial owner of our Interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage an investor to the extent a judge might be less likely than a jury to resolve an action in the investor’s favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could materially and adversely affect our business and financial condition.

ACTUAL AND POTENTIAL CONFLICTS OF INTEREST

We have identified the following conflicts of interest that may arise in connection with the Interests, in particular, in relation to the Company, the Manager and the underlying assets. The conflicts of interest described in this section should not be considered as an exhaustive list of the conflicts of interest that prospective Investors should consider before investing in the Interests.

Consignors and others who contribute Underlying Assets with respect to a Series (who may include affiliates of the Company and the Manager), set prices at which the Underlying Assets would be sold to the Company – and those prices may not be based upon arms-length negotiations and may not fully reflect the value of the Underlying Assets, which often is difficult to determine. Persons who consign or contribute memorabilia to the Company that will comprise Underlying Assets for one or more Series that may be offered by the Company establish the price(s) that the Company will pay for the asset(s). Although the Company intends to endeavor to determine the appropriate market price for each asset being acquired (and therefore the basis for each Series being issued), these prices are often difficult to determine and, when affiliates of the Company or the Manager are the consignors or contributors, these prices will not be determined on an arms-length basis. In these cases, there will be an inherent conflict of interest as the affiliates attempt to maximize the amount that the Company pays for the Underlying Asset. Additionally, the Manager will receive a sourcing fee that is based on a percentage of the price at which an Underlying Asset is sold to the Company, so the Manager also will have an incentive to increase the price paid for the Underlying Asset. The more paid by the Company decreases the likelihood of a positive return on the investment over time.

Our Operating Agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of the Manager.

Our Operating Agreement provides that the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our investors and will not be subject to any different standards imposed by our operating agreement, the Delaware Limited Liability Company Act or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law.

We do not have a conflicts of interest policy.

The Company, the Manager and their affiliates will try to balance the Company’s interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on distributions to Investors and the value of the Interests. The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

Payments from the Company to the Manager, the Asset Manager and their respective employees or affiliates.

The Manager and the Asset Manager will engage with, on behalf of the Company, a number of brokers, dealers, Asset Sellers, insurance companies, storage providers and other service providers and thus may receive in-kind discounts, for example, free shipping or servicing. In such circumstances, it is likely that these in-kind discounts may be retained for the benefit of the Manager or the Asset Manager and not the Company, or may apply disproportionately to other series of interests. The Manager or the Asset Manager may be incentivized to choose a broker, dealer or Asset Seller based on the benefits they are to receive, or all Series of Interests collectively are to receive rather than that which is best for the Series.

Members of Manager’s management, as well as any expert network and Advisory Board members may often be sports memorabilia dealers and brokers themselves and therefore will be incentivized to sell the Company their own sports memorabilia collectibles at potentially inflated market prices. For example, five of the first six Series of the Company have, as underlying assets, memorabilia that is has been consigned by Zev Partners, Inc. (“Zev Partners”), which is wholly-owned by the Epstein Family Trust under agreement dated December 29, 2017 (the “Epstein Trust”), the beneficiaries of which are the immediate family members of Jason Epstein, our President and founder. Mr. Epstein is the trustee of the Epstein Trust. Because the consignment price is not based upon arms-length negotiations, that may result in the Company paying a higher price for the asset than would be the case if the price were to be established by arms-length negotiations. This would favor Zev Partners rather than the Company and its investors. Additional information with respect to the purchase and sales prices of each of these assets is set forth in “USE OF PROCEEDS AND DESCRIPTION OF THE UNDERLYING ASSETS” below. In certain cases, a member of the Advisory Board could be the Asset Seller and could receive an identification fee for originally locating the asset. In some cases, affiliates of the Manager/Asset Manager may receive Sourcing and other fees for presenting assets to the Company to purchase on behalf of a Series of Interests. The Company’s officers and directors also are investors in Collectable Technologies, Inc., which is the sole member of the Manager/Asset Manager and will benefit, directly or indirectly, by fees paid by the Company or any Series to them, such as sourcing fees, reimbursement of costs and distributions of Free Cash Flow.

Members of the expert network and the Advisory Board may also be Investors, in particular, if they are holding Interests acquired as part of a sale of an Underlying Asset (i.e., as they were the Asset Sellers). They may therefore promote their own self-interests when providing advice to the Manager or the Asset Manager regarding an Underlying Asset (e.g., by encouraging the liquidation of such Underlying Asset so they can receive a return in their capacity as an Investor).

If the Operating Expenses exceed the revenue from an Underlying Asset and any cash reserves, the Manager has the option to cause the Series to incur an Operating Expenses Reimbursement Obligation to cover such excess. As interest may be payable on such loan, the Manager may be incentivized to cause the Series to incur an Operating Expenses Reimbursement Obligation to pay Operating Expenses rather than look elsewhere for additional sources of income or to repay any outstanding Operating Expenses Reimbursement Obligation as soon as possible rather than make distributions to Investors. The Manager may also choose to issue additional Interests to pay for Operating Expenses instead of causing the Company to incur an Operating Expenses Reimbursement Obligation, even if any interest payable by the Series on any Operating Expenses Reimbursement Obligation may be economically more beneficial to Interest Holders than the dilution incurred from the issuance of additional Interests.

Potential future brokerage activity.

Either the Manager or one of its affiliates may in the future register with the Commission as a broker-dealer in order to be able to facilitate liquidity in the Interests. The Manager, or its affiliates, may be entitled to receive fees based on volume of trading and volatility of the Interests and such fees may be in excess of what the Asset Manager receives via the Management Fee or the appreciation in the interests it holds in each series of interests. Although an increased volume of trading and volatility may benefit Investors as it will assist in creating a market for those wishing to transfer their Interests, there is the potential that there is a divergence of interests between the Manager and those Investors, for instance, if the Underlying Asset does not appreciate in value, this will negatively affect the price of the Interests, but may not adversely affect the profitability related to the brokerage activities of the Manager (i.e., the Manager would collect brokerage fees whether the price of the Underlying Asset increases or decreases).

The Manager’s ownership of multiple series of interests may result in conflicts.

The Manager or its affiliates will acquire interests in each series of interests for their own accounts and may transfer these interests, either directly or through brokers. While the Manager or its affiliates do not currently intend to transfer these Interests prior to the liquidation of an Underlying Asset, in the future, they may, from time to time, transfer these interests, either directly or through brokers, or otherwise, subject to the restrictions of applicable securities laws and filing any necessary amendment to this Offering Circular. Depending on the timing of the transfers, this could negatively affect the interests held by the Investors (e.g., driving price down because of supply and demand and over availability of interests). This ownership in each of the series of interests may result in a divergence of interests between the Manager and the Investors who hold only one or certain series of interests (e.g., the Manager or its affiliates, if registered as a broker-dealer with the Commission, may disproportionately market or promote a certain series of interests, in particular, where they are a significant owner, so that there will be more demand and an increase in the price of such series of interests).

Allocations of income and expenses as between series of interests might not be truly proportionate.

The Manager may appoint a service provider to service the entire collection of the Underlying Assets (e.g., storage, insurance, maintenance or media material creation) with respect to a number of sports memorabilia collectibles that comprise the underlying assets. Although appointing one service provider may reduce cost due to economies of scale, such service provider may not necessarily be the most appropriate for a particular Underlying Asset (e.g., it may have more experience in servicing other assets or asset classes). In such circumstances, the Manager would be conflicted from acting in the best interests of the underlying assets as a whole or an individual Underlying Asset.

There may be situations when it is challenging or impossible to accurately allocate income, costs and expenses to a specific series of interests and certain series of interests may get a disproportionate percentage of the cost or income, as applicable. In such circumstances, the Manager would be conflicted from acting in the best interests of the Company as a whole or the individual Series. While we presently intend to allocate expenses as described in “Description of the Business – Allocations of Expenses”, the Manager has the right to change this allocation policy at any time without further notice to Investors.

Other Conflicting interests of the Manager, the Asset Manager and the Investors.

The Manager or its affiliates are obligated to purchase a minimum of 0.5% of Interests of all offerings, at the same terms as all other Investors. However, the Manager may, in its sole discretion, acquire additional Interests, at the same terms as all other Investors. If there is a lack of demand for Interests in a particular Series during such Series’ initial offering, the Manager in its sole discretion may acquire (“top-off”) additional Interests (at the same terms as all other Investors) in order for an offering for such Series of Interests to have a Closing. The Manager will engage in such activity in the future if it reasonably believes at such time this to be in the best interests of Investors or potential Investors. Such activity may result in a reduced level of liquidity in the secondary trading market for any Series in which it makes such a decision.

The Manager and the Asset Manager may receive sponsorship from servicing providers to assist with the servicing of certain Underlying Assets. If sponsorship is not obtained for the servicing of an Underlying Asset, the Investors who hold Interests connected to the Underlying Asset requiring servicing would bear the cost of the fees. The Manager or the Asset Manager may in these circumstances, decide to carry out a different standard of service on the Underlying Asset to preserve the expenses which arise to the Investors and therefore, the amount of Management Fee the Asset Manager receives. The Manager or the Asset Manager may also choose to use certain service providers because they get benefits from giving them business, which do not accrue to the Investors.

The Manager will determine whether to liquidate the Underlying Asset, should an offer to acquire the whole Underlying Asset be received. As the Manager, Asset Manager or their respective affiliates, if registered as a broker-dealer with the Commission, would receive fees on the trading volume in the Interests connected with an underlying asset, they may be incentivized not to realize such underlying asset even though Investors may prefer to receive the gains from any appreciation in value of such underlying asset. Furthermore, when determining to liquidate an underlying asset, the Manager will do so considering all the circumstances at the time, this may include obtaining a price for an underlying asset that is in the best interests of a substantial majority but not all the Investors.

The Manager may be incentivized to use more popular Memorabilia Assets at public events, including those that may be a part of any Premium Membership Programs that are developed as this may generate higher Free Cash Flow to be distributed to the Asset Manager, an affiliate of the Manager, and Investors in the Series associated with that particular Underlying Asset. This may lead certain Underlying Assets to generate lower distributions than the Underlying Assets of other Series of Interests. The use of Underlying Assets at the such public events could increase the risk of the Underlying Asset getting damaged and could impact the value of the Underlying Asset and, as a result, the value of the related Series of Interests. The Manager may therefore be conflicted when determining whether to use the Underlying Assets at a public event to generate revenue or limit the potential of damage being caused to them.

In addition, Collectable Technologies, Inc., may participate in or conduct activities that one might consider related to an Underlying Asset but for which the Series might receive little or no compensation. As an example, if a sports celebrity made an appearance at which admission was charged and a Series owned one or more items of memorabilia associated with that celebrity that were to be exhibited at the event, the Manager would determine, in its discretion, what payment would be made to the Series to be allowed to exhibit the item. That amount would not be determined on an arms-length basis and could result in a payment to the Series that did not represent the fair value of exhibiting the item or in no payment at all. In contrast, if merchandise (e.g., shirts, cups) were produced using the image of the item, amounts attributable to the sales of that merchandise would be payable to the Series and available, to the extent determined by the Manager, for distribution as Free Cash Flow. The use of Underlying Assets at the such public events also could increase the risk, at the potential expense of the holder of Interests, that an Underlying Asset could be damaged and affect the value of the Underlying Asset and, as a result, the value of the related Series of Interests. The Manager/Asset Manager may be conflicted when determining whether to use the Underlying Assets at a public event to generate revenue that might disproportionately benefit Collectable Technologies, Inc. rather than the Series holders.

The Manager has the ability to unilaterally amend the Operating Agreement and allocation policy. As the Manager is party, or subject, to these documents, it may be incentivized to amend them in a manner that is beneficial to it as manager of the Company or the Series or may amend it in a way that is not beneficial for all Investors. In addition, the Operating Agreement seeks to limit the fiduciary duties that the Manager owes to its Investors. Therefore, the Manager is permitted to act in its own best interests rather than the best interests of the Investors. See “Description of the Interests Offered” for more information.

Manager’s Fees and Compensation.

None of the compensation set forth under “Compensation of the Manager” was determined by arms’ length negotiations. Investors must rely upon the duties of the Manager of good faith and fair dealing to protect their interests, as qualified by the Operating Agreement. While the Manager believes that the consideration is fair for the work being performed, there can be no assurance made that the compensation payable to the Manager will reflect the true market value of its services.

Fees for arranging events or monetization in addition to the Management Fee.

As the Manager will acquire a percentage of each series of interests, it may be incentivized to attempt to generate more earnings with those underlying assets owned by those series of interests in which it holds a greater stake.

Although we currently have no plans to develop a liquidity platform that would allow trading in the Interests, were we to do so, any profits generated from such a platform (e.g., through advertising and from issuing additional interest in underlying assets) and from issuing additional Interests in Underlying Assets will be for the benefit of the Manager and Asset Manager ((e.g., Sourcing Fees) and, therefore, Collectable Technologies, Inc and its investors. In order to increase its revenue stream, the Manager may therefore be incentivized to issue additional series of interests and acquire more underlying assets rather than focus on monetizing any underlying assets already held by existing series of interests.

Conflicts between the Advisory Board and the Company.

The Operating Agreement of the Company provides that the resolution of any conflict of interest approved by the Advisory Board shall be deemed fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise. As part of the remuneration package for Advisory Board members, they may receive an ownership stake in the Manager. This may incentivize the Advisory Board members to make decisions in relation to the underlying assets that benefit the Manager rather than the Company.

As a number of the Advisory Board members are in the sports memorabilia collectibles industry, they may seek to sell collectibles to, acquire collectibles from, or service collectibles owed by, the Company.

Conflicts between the Legal Counsel, the Company and the Collectable Parties.

The counsel of the Company (“Legal Counsel”) is also counsel to the Manager, the Asset Manager and their respective affiliates and may serve as counsel with respect to other series of interests (collectively, the “Collectable Parties”). Because Legal Counsel represents both the Company and the Collectable Parties, certain conflicts of interest exist and may arise. To the extent that an irreconcilable conflict develops between the Company and any of the Collectable Parties, Legal Counsel may represent the Collectable Parties and not the Company or the Series. Legal Counsel may, in the future, render services to the Company or the Collectable Parties with respect to activities relating to the Company as well as other unrelated activities. Legal Counsel is not representing any prospective Investors of any Series Interests in connection with this Offering and will not be representing the members of the Company other than the Manager, although the prospective Investors may rely on the opinion of legality of Legal Counsel provided as Exhibit 12.1. Prospective Investors are advised to consult their own independent counsel with respect to the other legal and tax implications of an investment in any Series that we offer.

Our affiliates’ interests in other Collectable Parties.

The officers and directors of Collectable Technologies, Inc., which is the sole member of the Manager and as well as the Asset Manager for the Company, are also officers and directors and/or key professionals of other Collectable Parties. These persons have legal obligations with respect to those entities that are similar to their obligations to us. As a result of their interests in other Collectable Parties, their obligations to other investors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, they will face conflicts of interest in allocating their time among us and other Collectable Parties and other business activities in which they are involved. These separate entities all require the time and consideration of Collectable Technologies, Inc. and affiliates, potentially resulting in an unequal division of resources to all Collectable Parties. However, we believe that Collectable Technologies, Inc. has sufficient professionals to fully discharge all responsibilities to the Company and each Series.

DILUTION

Dilution means a reduction in value, control or earnings of the Interests the Investor owns. Except in cases in which asset seller retain equity in an asset (expressed as a percentage of the total number of units being issued rather than as a percentage of the purchase cost of an Underlying Asset), there will be no dilution to any Investors associated with any Offering. However, from time to time, additional Interests in the Series offered under this Offering Circular may be issued in order to raise capital to cover the applicable Series’ ongoing operating expenses. See “Description of the Business – Operating Expenses” for further details. In addition, the Operating Agreement gives the Manager the authority to cause the Company to issue Interests to Investors as well as to other Persons for less than the original offering price (or for no consideration) and on such terms as the Manager may determine, subject to the terms of the Series Designation applicable to such Series of Interests, which may result in dilution to Investors.

The Manager must acquire a minimum of 0.5% of the Interests in connection with any Offering, however, the Manager, in its sole discretion, may acquire greater than 0.5% of the Interests in any Offering. In all circumstances, the Manager or its affiliated purchase will pay the price per share offered to all potential Investors hereunder.

USE OF PROCEEDS AND DESCRIPTIONS OF UNDERLYING ASSETS

The following pages describe the use of proceeds and the Underlying Assets for the Series currently being offered by the Company. As additional Memorabilia Assets are located and marketed by the Company or, as the final prices for any of the Underlying Assets are established, this Offering Circular will be amended or supplemented, as appropriate.

SERIES #TROUTGLOVE

Mike Trout Gameworn and Signed Glove from “The Catch”

Use of Proceeds - SERIES #TROUTGLOVE

The following illustrates the estimated use of proceeds of this Offering (including from Series #TROUTGLOVE Interests acquired by the Manager) if the Total Minimum ($197,500) is raised in this Offering and if the Asset Cost is $184,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$184,000	93.16%
Broker Dealer & Escrow (1)	$2,955	1.50%
Legal	$1,250	0.63%
Marketing & Re-Authentication	$2,000	1.01%
Offering Expenses	$1,000	0.51%
Acquisition Expenses (Insurance, Maintenance, Transport) (2)	$760	0.38%
Sourcing Fee (cash portion) (3)	$5,520	2.79%
Total Fees and Expenses	$13,485	6.83%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$15	0.01%
Total Proceeds	$197,500	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager, its affiliates, or the #TROUTGLOVE Sellers
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 1,104 units, which represents the portion ($11,040) of the Sourcing Fee to be received in #TROUTGLOVE units. The Manager also will purchase an additional 0.5% interest (99 units) for $990. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	3/10/2021
Expiration Date of Agreement	07/01/2021
Selling Entity	Unaffiliated seller
Total Sourcing Fee as a percentage of Consignment Price	9%
Sourcing Fee Payable in Cash	3%
Sourcing Fee Payable in Series Equity Interest	6%

(1)	The asset seller is a third party that is not affiliated with either the Company or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined and agreed to by the Company based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #TROUTGLOVE

Investment Overview

●	Upon completion of the Series #TroutGlove Offering, Series #TroutGlove will purchase a Mike Trout Gameworn and Signed Glove from “The Catch” (The “Underlying Asset” with respect to Series #TroutGlove, as applicable), the specifications of which are set forth below.

●	Mike Trout is a center fielder for Major League Baseball’s Los Angeles Angels. The 29 year old has already been named an All Star 8 times, won 3 American League MVP Awards (and come in 2nd on three more occasions), and is a 7 time Silver Slugger Award winner.

●	He is regarded as one of the best young players in baseball’s history. His combination of power and speed have drawn comparisons to Hall of Famer Mickey Mantle.

●	In 2019, Trout signed the second richest contract in the history of North American sports, a 12-year deal with the Angels worth $426 million.

●	A similar glove worn by Trout in 2014 sold by Goldin Auctions for $32,000. The glove was signed, inscribed “AL MVP”, worn during an MVP season, and in an All Star Game. #TroutGlove was worn for two seasons (one MVP), saw use in two All Star Games, and most importantly was worn while making “The Catch.”

Asset Description

Overview and authentication

●	#TroutGlove is among the most desirable collectables from the biggest star in baseball today. It was worn during multiple seasons and while making “The Catch”. Very few collectables have seen such prolonged player use and can be attributed to one of a star athlete’s signature moments.

●	The glove was worn throughout the 2015 and 2016 seasons. Trout received American League MVP honors in 2016, and came in 2nd in 2015 voting. The glove was also worn during both season’s All Star Games. Players use gloves for a much longer period of time than other pieces of equipment. Multiple bats may be used in a single game and numerous sets of jerseys are worn each season. Because of this, gloves are much rarer pieces of equipment, and offer collectors the ability to own something worn during a meaningful stretch of Trout’s historic career.

●	The glove was also worn during what has come to be known as “The Catch.” On September 26, 2015, Trout made a perfectly timed, leaping catch at full extension to rob Seattle Mariner Jesus Montero of a 3 run homerun. The highlight reel catch spread around the baseball world and is perhaps the athletic center fielder’s most well-known defensive play. It was a signature moment of the future Hall of Famer’s career.

●	The leather glove was manufactured by Nike and is a DE Pro model. It features a pro style sixth finger web and closed back. The size is 12.75 inches and has considerable game use throughout.

●	#TroutGlove has a letter of Authenticity from Anderson Authentics, which is Trout’s memorabilia sales and marketing company. It has also been authenticated by PSA / DNA (LOA 1G00500).

Notable Features:

●	#TroutGlove shows evidence of use throughout. The pocket and web face are well worn and a coat of pine tar surrounding the back wrist enclosure. Both the thumb and pinky finger have been reinforced with inserts.

●	Glove is signed by Trout and includes inscriptions “15-16 G/U”,” MVP”, “ASG”,” ‘The Catch’ 9-26-15”. Inscriptions refer to the seasons worn, winning the American League MVP Award, use in All Star Games, and the catch against Jesus Montero of the Mariners.

Notable Defects:

There are none other than are referenced under “Notable Features”.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the Series #TROUTGLOVE going forward.

SERIES #GaleSayersJersey

Gale Sayers Game Worn and Autographed Chicago Bears Jersey

Use of Proceeds - #GaleSayersJersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #GaleSayersJersey Interests acquired by the Manager if the Total Minimum ($19,000) is raised in this Offering and the cash portion of the asset cost is $11,700.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$11,700	61.58%
Broker Dealer & Escrow (2)	$1,276	6.71%
Legal	$1,250	6.58%
Marketing & Re-Authentication	$600	3.16%
Offering Expenses	$1,000	5.26%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$450	2.37%
Sourcing Fee (cash portion) (4)	$1,800	9.47%
Total Fees and Expenses	$6,376	33.56%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$924	4.87%
Total Proceeds	$19,000	100.00%

(1)	The price that the seller/consignor has established for this asset is $45,000. The seller will contribute the asset to the Series in exchange for 3,330 Interests in the Series, which represents 74% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 26% of the agreed-upon price ($11,700) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager, its affiliates, or the #GaleSayersJersey Seller.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 135 units, which represents the portion ($1,350) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (9.5 units) for $95. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	12/23/2020
Expiration Date of Agreement	05/01/2021
Selling Entity	Sports Immortals
Total Sourcing Fee of as percentage of Consignment Price	7%
Sourcing Fee Payable in Cash	4%
Sourcing Fee Payable in Series Equity Interest	3%

(1)	The asset seller is a shareholder in the Company’s parent company, Collectable Technologies, Inc. but is not an officer, director or greater than 5% shareholder of that company. The seller acquired the Underlying Asset for $1,500. The consignment price is based on public transactions of similar items. In the example set forth above, the seller would realize a profit of $43,500 assuming that the units received by the asset seller have a value of $33,300.

Description of SERIES #GaleSayersJersey

Upon completion of the SERIES # GaleSayersJersey Offering, SERIES # GaleSayersJersey will purchase a 1968 game-worn jersey of Gale Sayers (the “Underlying Asset” with respect to SERIES # GaleSayersJersey), the specifications of which are set forth below.

Investment Overview

●	Gale Sayers, nicknamed the “Kansas Comet”, played college football for the Kansas Jayhawks football team of the University of Kansas, where he rushed for over 4,000 all-purpose yards over three seasons and was twice recognized as a consensus All-American. He was then later drafted by the Chicago Bears in the first round with the fourth overall pick in the 1965 draft.

●	Sayers is considered to have one of the best careers as a running back. Despite playing only five full-seasons, Sayers was able to etch himself into the history books as one of the most accomplished running backs to play in the National Football League. He was known for his elusiveness and agility and was regarded by his peers as one of the most difficult players to tackle.

●	A 1968 Circa Sayers Game Worn Chicago Bears Jersey, MEARS A10 that was photo Matched sold in auction for $36,000 in 2019. An early 1965-68 game-used Sayers jersey sold at auction for $26,500 at Goldin Auction in 2017. Historically the value of a player’s memorabilia tends to appreciate significantly after he/she passes. Unfortunately, Gale Sayers recently passed away September 23, 2020.

●	Despite playing just seven seasons, Sayers still managed to amass quite the resume including; 4-time Pro Bowler, 5-time First-team All-Pro, NFL Comeback Player of the Year (1969), NFL Rookie of the Year (1965), 2-time NFL rushing yards’ leader, NFL 1960s All-Decade Team, NFL 75th, and 100th Anniversary All-Time Team. Sayers was inducted into the Pro Football Hall of Fame in 1977, at 34 he was the youngest player ever inducted. His number 40 was later retired by the Chicago Bears in 1994.

Asset Description

Overview and authentication

●	Gale Sayers Game Worn Chicago Bears Jersey. Gale Sayers signed the front and back of the jersey on the number.

●	The jersey has been authenticated for use by Mears in 2020. The autograph on the jersey has been authenticated by JSA in 2020.

●	Chicago Bears Jerseys are hard to come by, especially the older ones because the long time owners, the Halas and McCaskey families control and possess most of them. Joel Platt, the head of the Platt Investment Group who owns the jersey, was able to acquire this jersey from Ed McCaskey, George Halas’ son-in-law. Mr. Platt later was able to have Mr. Sayers autograph the jersey. Joel Platt is also the founder of the Sports Immortals, Inc.

Notable Features:

●	Description: Presented is a Chicago Bears jersey issued to and used by #40 Gale Sayers circa late 1960’s. Navy blue nylon dureen fabric pullover jersey manufactured by King O’Shea. Player’s number 40” is centered on the front and the back in white outlined in orange tackle twill. On the back, “Sayers” is direct sewn straight across above his number in white outlined in orange tackle twill. Both sleeves have three three-color white-orange-white stripes. The item is consistent with specifications of the professional jersey style for the Bears during the mid to late 1960’s.season,.

●	Provenance: Jersey comes with a notarized letter from Joel Platt of Sports Immortals stating he received the jersey from Ed McCasky, George Halas’ son-in-law.

●	Manufacturer and Team Tagging: King O’Shea manufacturer tag, is sewn on the front tail of the jersey and matches examples on hand.

●	Wear & Repairs: It is clear this jersey has been worn and washed many times. Tears, rips and scratches are present all throughout the jersey. Twill numbers shows heavy puckering, which is to be expected from repeated use. Jersey is original with no alterations besides the repairs on the jersey.

Notable Defects:

There are none other than as described in “Wear and Tear”.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the Series #GaleSayersJersey going forward.

SERIES #DickButkusJersey

1970 Dick Butkus Game Worn and Autographed Chicago Bears Home Jersey

Use of Proceeds - #DickButkusJersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #DickButkusJersey Interests acquired by the Manager if the Total Minimum ($19,000) is raised in this Offering and the cash portion of the asset cost is $11,700.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$11,700	61.58%
Broker Dealer & Escrow (2)	$1,276	6.71%
Legal	$1,250	6.58%
Marketing & Re-Authentication	$600	3.16%
Offering Expenses	$1,000	5.26%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$450	2.37%
Sourcing Fee (cash portion) (4)	$1,800	9.47%
Total Fees and Expenses	$6,376	33.56%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$924	4.87%
Total Proceeds	$19,000	100.00%

(1)	The price that the seller/consignor has established for this asset is $45,000. The seller will contribute the asset to the Series in exchange for 3,330 Interests in the Series, which represents 74% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 26% of the agreed-upon price ($11,700) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager, its affiliates, or the #DickButkusJersey Seller.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 135 units, which represents the portion ($1,350) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (9.5 units) for $95. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	12/23/2020
Expiration Date of Agreement	05/01/2021
Selling Entity	Sports Immortals
Total Sourcing Fee of as percentage of Consignment Price	7%
Sourcing Fee Payable in Cash	4%
Sourcing Fee Payable in Series Equity Interest	3%

(1)	The asset seller is a shareholder in the Company’s parent company, Collectable Technologies, Inc. but is not an officer, director or greater than 5% shareholder of that company. The seller acquired the Underlying Asset for $1,500. The consignment price is based on public transactions of similar items. In the example set forth above, the seller would realize a profit of $43,500, assuming that the units received by the asset seller have a value of $33,300.

Description of SERIES #DickButkusJersey

Upon completion of the SERIES # DickButkusJersey Offering, SERIES # DickButkusJersey will purchase a 1970 game-worn jersey of Dick Butkus (the “Underlying Asset” with respect to SERIES # DickButkusJersey), the specifications of which are set forth below.

Investment Overview

●	Dick Butkus was an exceptional NFL star with speed, quickness, instinct and strength. He was a linebacker for the Chicago Bears from 1965 to 1973. He was named a first-team All-Pro six times.

●	Butkus is recognized as defining the role of middle linebacker and setting the benchmark for success. He was a great leader, tremendous competitor, and adept at forcing fumbles.

●	The first-round draft pick racked up 22 career interceptions and 25 opponents’ fumble recoveries. He was inducted into the Pro Football Hall of Fame in 1979, his first eligible year.

●	In 2018 Heritage Auctions sold a 1970 Butkus game jersey that was photo matched for $43,200. This jersey did not have an autograph. A 1965-1968 era Butkus game jersey sold for $35,850 in 2015 at Heritage Auctions.

Asset Description

Overview and authentication

●	Dick Butkus Game Worn Chicago Bears Home Jersey. Dick Butkus signed the front of the jersey on the number “one” as follows; “With Friendship Dick Butkus HOF 79.”

●	The jersey has been authenticated for use by Sports Investors Authentication in 2020. The autograph on the jersey has been authenticated by James Spence Authentication (JSA) in 2020.

●	Chicago Bears Jerseys are hard to come by, especially the older ones because the long time owners, the Halas and McCaskey families control and possess most of them. Joel Platt, the head of the Platt Investment Group who owns the jersey, was able to acquire this jersey from Ed McCaskey, George Halas’ son-in-law. Mr. Platt later was able to have Mr. Butkus autograph the jersey. Joel Platt is also the founder of the Sports Immortals, Inc.

Notable Features:

●	Description: Presented is a Chicago Bears jersey issued to and used by #51 Dick Butkus in the 1970 NFL season.

●	Navy blue nylon dureen fabric pullover jersey manufactured by King O’Shea. Player’s number “51” is centered on the front and the back in white outlined in orange tackle twill. On the back, “BUTKUS” is direct sewn straight across above his number in white outlined in orange tackle twill. Both sleeves have three three-color white-orange- white stripes. The item is consistent with specifications of the professional jersey style for the Bears during the 1970 season, before they moved away from the nylon dureen and standardized on the mesh pullovers the following season.

●	Photo Match/Provenance: Sports Investors Authentication was able to conclusively match this jersey to being worn by Dick Butkus in an undated photo from the 1970 season. Jersey comes with a notarized letter from Joel Platt of Sports Immortals stating he received the jersey from Ed McCasky, George Halas’ son-in-law.

●	Manufacturer and Team Tagging: King O’Shea manufacturer tag, is sewn on the front tail of the jersey and matches examples on hand.

●	Wear & Repairs: It is clear this jersey has been worn and washed many times. Tears, rips and scratches are present all throughout the jersey including over 2 dozen different team repairs. Twill numbers shows heavy puckering, which is to be expected from repeated use. Jersey is original with no alterations besides the repairs on the jersey.

Notable Defects:

There are none – other than as described in “Wear and Tear.”

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the Series #DickButkusJersey going forward.

SERIES #Clemente68Jersey

Roberto Clemente Game Worn & Autographed 1968 Used Jersey

Use of Proceeds - #Clemente68Jersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #Clemente68Jersey Interests acquired by the Manager if the Total Minimum ($97,000) is raised in this Offering and the cash portion of the asset cost is $75,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$75,000	77.32%
Broker Dealer & Escrow (2)	$1,975	2.04%
Legal	$1,250	1.29%
Marketing & Re-Authentication	$2,900	2.99%
Offering Expenses	$1,900	1.96%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,900	1.96%
Sourcing Fee (cash portion) (4)	$12,000	12.37%
Total Fees and Expenses	$21,925	22.60%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$75	0.08%
Total Proceeds	$97,000	100.00%

(1)	The price that the seller/consignor has established for this asset is $300,000. The seller will contribute the asset to the Series in exchange for 22,500 Interests in the Series, which represents 75% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 25% of the agreed-upon price ($75,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager, its affiliates, or the #Clemente68Jersey Seller.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 900 units, which represents the portion ($9,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (48.5 units) for $485. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	1/9/21
Expiration Date of Agreement	5/1/21
Selling Entity	Sports Immortals (1)
Total Sourcing Fee as a percentage of Consignment Price	7%
Sourcing Fee Payable in Cash	4%
Sourcing Fee Payable in Series Equity Interest	3%

(1)	The asset seller is a shareholder in the Company’s parent company, Collectable Technologies, Inc. but is not an officer, director or greater than 5% shareholder of that company. The seller acquired the Underlying Asset in the late 1960’s or early 19070’s for nominal value. The consignment price is based on comparables, recent sales data, and market trends. In the example set forth above, the entire sales price would represent profit to the asset seller, assuming that the units received by the asset seller have a value of $225,000.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

Description of SERIES #Clemente68Jersey

Investment Overview

Upon completion of the SERIES # Clemente68Jersey Offering, SERIES # Clemente68Jersey will purchase a game-worn and autographed jersey worn in 1968 by Pittsburgh Pirate great Roberto Clemente (the “Underlying Asset” with respect to SERIES # Clemente68Jersey), the specifications of which are set forth below.

Athlete(s) Overview:

●	In terms of his impact on baseball and society, Roberto Clemente’s name should be mentioned right alongside Jackie Robinson’s.

●	The first Latin-American baseball superstar, Clemente banged out exactly 3,000 career hits, making him one of just the 32 Major Leaguers to join the 3,000-hit club.

●	Clemente was so understated and humble that it’s often forgotten just how good he was: We’re talking 15 All-Star appearances, 12 Gold Gloves, a regular season MVP Award, a World Series MVP Award, and the eternal adoration of Pittsburgh Pirates fans everywhere.

●	Known by the moniker Sweetness, Clemente did more than his fair share of charitable work, most notably arranging aid for a 1972 earthquake in Nicaragua.

●	On December 31, 1972, Clemente was killed in a tragic plane crash. Due to the circumstances of his death, the Baseball Writers Association of America waived the five-year waiting period, and elected him to the Hall of Fame in 1973.

Asset Description

●	Presented is a Pittsburgh Pirates jersey worn by Roberto Clemente during the 1968 Major League Baseball season. An autograph and inscription from Clemente are on the front right side.

●	Joel Platt, owner of the Platt Investment Group and founder of Sports Immortals, acquired the jersey directly from Pirates Vice President Joe O’Toole.

●	The front of the size 42, seven-button, gray flannel, short sleeve jersey features “Pirates” in black team script, radially arched and outlined in gold felt.The player number “21” is on the front left panel and centered on the back, both in gold felt with a black outline. The shoulders and collar are trimmed with three-color gold-black-gold trim.

●	A Spalding size 42 manufacturer tag, in the proper style for 1968, is stitched to the jersey’s front left tail. Directly underneath, “Clemente” is stitched in Spalding factory stitcher’s handwriting. Underneath that is a manufacturer washing instruction tag with a Set | 1968 flag tag.

●	A light table examination shows that all stitching is original without signs of team number changes or repairs. It is clear the jersey has been worn and washed many times; the jersey has a consistent level of loose threads.

●	Sports Investors Authentication conclusively photo matched the jersey to have been worn by Clemente on April 26 and 27, 1968.

Notable Features:

●	It is believed that this is only one of two autographed game worn Clemente jerseys.

●	In 2017, Hunt Auctions sold a non-photo matched Clemente road jersey for $199,750.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #Clemente68Jersey going forward.

SERIES #Mantle52ToppsPhoto

Mickey Mantle Original Type 1 Photograph for 1952 Topps Baseball Card

Use of Proceeds - SERIES #Mantle52ToppsPhoto

The following illustrates the estimated use of proceeds of this Offering (including from Series #Mantle52ToppsPhoto Interests acquired by the Manager if the Total Minimum ($655,000) is raised in this Offering and the cash portion of the asset cost is $595,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$595,000	90.84%
Broker Dealer & Escrow (2)	$7,260	1.11%
Legal	$1,250	0.19%
Marketing & Re-Authentication	$2,750	0.42%
Offering Expenses	$900	0.14%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$200	0.03%
Sourcing Fee (cash portion) (4)	$47,600	7.27%
Total Fees and Expenses	$59,960	9.15%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$40	0.01%
Total Proceeds	$655,000	100.00%

(1)	The price that the seller/consignor has established for this asset is $1,190,000. The seller will contribute the asset to the Series in exchange for 59,500 Interests in the Series, which represents 50% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 50% of the agreed-upon price ($595,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager, its affiliates, or the #Mantle52ToppsPhoto Seller.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 3,570 units, which represents the portion ($35,700) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (327.5 units) for $3,275. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	3/2/2021
Expiration Date of Agreement	6/1/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	7%
Sourcing Fee Payable in Cash	4%
Sourcing Fee Payable in Series Equity Interest	3%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #Mantle52ToppsPhoto

Investment Overview

●	Upon completion of the SERIES #Mantle52ToppsPhoto Offering, SERIES #Mantle52ToppsPhoto will purchase a Mickey Mantle Original Type 1 Photograph for 1952 Topps Baseball Card (The “Underlying Asset” with respect to SERIES #Mantle52ToppsPhoto, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Also known as “The Mick” and “The Commerce Comet”, Mickey Mantle is seen as one of the greatest baseball players of all time.

●	Mantle was a 20 time All-Star, 7 time World Series Champ and 3 time MVP. He achieved the Triple Crown achievement in 1956 and led the league in Home Runs 4 times.

●	Mantle was elected to the Baseball Hall of Fame in 1974 and the Major League Baseball All-Century Team in 1999.

●	Mantle still holds the World Series records for most Home Runs, RBIs, extra-base hits, runs, walks and total bases.

Asset Description

Overview and authentication:

●	This Original News Service Photo of Mickey Mantle, taken circa 1951, was used to create the iconic 1952 Topps Mickey Mantle card - considered by many to be the most iconic and treasured sports card in history.

●	The PSA Card Guide states, “The card is more pop culture art than mere baseball card at this point…the power of its image is greater than the sum of the card’s parts or attributes. If there were a Mount Rushmore of cards and it was limited to one spot, this card would get it every time.”

●	here are only 2 Type I Authentic Original News Service Photos known in circulation.

●	A 1952 Topps Mantle in a PSA 9 recently sold for $5.2 Million in January of 2021, up from $2.88 Million in April of 2018. The $5.2 Million sale represents the highest price ever paid to date for a sports card.

●	Historically, this photo has traded at a ~20% discount to the value of a 1952 Topps Mickey Mantle PSA 8. For instance, the last public sale of the photo was in 2019 for $375,000 via Hunt Auctions. At the time, the last recorded public sale of the 1952 Topps PSA 8 was $489,000. A PSA 8 Mickey Mantle sold in January 2020 via Goldin Auctions for $1.6million.

Notable Features:

●	Original news service photo. Slight tearing in the upper right hand corner of the photograph.

Notable Defects:

There are none other than as described above.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #Mantle52ToppsPhoto going forward.

SERIES #NamathRCPhoto

Joe Namath Original Type 1 Photograph for Topps Rookie Card

Use of Proceeds - SERIES #NamathRCPhoto

The following illustrates the estimated use of proceeds of this Offering (including from Series #NamathRCPhoto Interests acquired by the Manager if the Total Minimum ($179,000) is raised in this Offering and the cash portion of the asset cost is $160,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$160,000	89.39%
Broker Dealer & Escrow (2)	$2,785	1.56%
Legal	$1,250	0.70%
Marketing & Re-Authentication	$1,000	0.56%
Offering Expenses	$900	0.50%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$200	0.11%
Sourcing Fee (cash portion) (4)	$12,800	7.15%
Total Fees and Expenses	$18,935	10.58%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$65	0.04%
Total Proceeds	$179,000	100.00%

(1)	The price that the seller/consignor has established for this asset is $320,000. The seller will contribute the asset to the Series in exchange for 16,000 Interests in the Series, which represents 50% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 50% of the agreed-upon price ($160,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager, its affiliates, or the #NamathRCPhoto Seller.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 960 units, which represents the portion ($9,600) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (89.5 units) for $895. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	3/2/2021
Expiration Date of Agreement	06/01/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	7%
Sourcing Fee Payable in Cash	4%
Sourcing Fee Payable in Series Equity Interest	3%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #NamathRCPhoto

Investment Overview

●	Upon completion of the SERIES #NamathRCPhoto Offering, SERIES #NamathRCPhoto will purchase a Joe Namath Original Type 1 Photograph for Topps Rookie Card (The “Underlying Asset” with respect to SERIES #NamathRCPhoto, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Nicknamed “Broadway Joe”, Joe Namath is widely considered a pop culture icon and one of the most entertaining personalities in league history.

●	He was ranked #96 on The Sporting News’ list of the 100 Greatest Football Players and in 2019 was voted by 60 football historians the “league’s greatest character” for the Associated Press.

●	Most famously known for his bold guarantee of a Jets’ victory over the heavily favored Baltimore Colts in Super Bowl III in what remains the Jets’ only Super Bowl appearance.

●	Namath was elected to the Pro Football Hall of Fame in 1985.

Asset Description

Overview and authentication:

●	The 1965 Topps Rookie card based off this image is widely considered the premier post-war vintage card in all of football.

●	Henry Yee of PSA Photo Authentication stated, “This renowned image is perhaps the most iconic football portrait in our hobby and it is without question the single most important football photograph to ever be offered in a public auction. It is the work of noted New York sports photographer Bob Olen (1923-2001), who shot for many of the New York sports teams including his tenure as the official sports photographer of the New York Yankees in the late forties and fifties. Olen served as the official New York Jets team photographer from 1964 to 1967 and several of his portraits were used by the Topps Chewing Gum Company for their cards including this classic shot of the rookie who would become known simply as ‘Broadway Joe.”

●	In 2011, Namath went on the Late Show with David Letterman to tell the story behind the photo shoot and how his image ended up on the iconic tall stockboard card. Joe Willie said, “I had my first knee operation at Lenox Hill Hospital. I’d lost 27 pounds, I was in bed for 8 days and our media director came into the room carrying shoulder pads and a jersey and the football. He said, ‘Joe, the show must go on.’ They took me out of bed on crutches. I went out in the hall, leaned up against the wall and we took that picture.”

●	Type 1 Photograph most recently sold in 2017 for $66,000 via Huggins & Scott Auctions. To date this is the ONLY known Type 1 copy of Joe Namath’s iconic rookie card image.

Notable Features:

●	Original photograph circa 1965 from Bob Olen Studios.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #NamathRCPhoto going forward.

SERIES #Mantle52ToppsPSA7

1952 Topps #311 Mickey Mantle PSA 7

Use of Proceeds - #Mantle52ToppsPSA7

The following illustrates the estimated use of proceeds of this Offering (including from Series #Mantle52ToppsPSA7 Interests acquired by the Manager if the Total Minimum ($285,000) is raised in this Offering and the cash portion of the asset cost is $255,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$255,000	89.47%
Broker Dealer & Escrow (2)	$3,766	1.32%
Legal	$1,250	0.44%
Marketing & Re-Authentication	$1,500	0.53%
Offering Expenses	$1,000	0.35%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	0.35%
Sourcing Fee (cash portion) (4)	$21,250	7.46%
Total Fees and Expenses	$29,766	10.44%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$234	0.08%
Total Proceeds	$285,000	100.00%

(1)	The price that the seller/consignor has established for this asset is $425,000. The seller will contribute the asset to the Series in exchange for 17,000 Interests in the Series, which represents 40% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 60% of the agreed-upon price ($255,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager, its affiliates, or the #Mantle52ToppsPSA7 Seller.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 1,700 units, which represents the portion ($17,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (142.5 units) for $1,425. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	02/11/2021
Expiration Date of Agreement	06/01/2021
Selling Entity	Related seller (1)
Total Sourcing Fee as a percentage of Consignment Price	9%
Sourcing Fee Payable in Cash	5%
Sourcing Fee Payable in Series Equity Interest	4%

(1)	The asset seller is a shareholder in the Company’s parent company, Collectable Technologies, Inc. but is not an officer, director or greater than 5% shareholder of that company. The consignment price has been determined based on recent public transactions of similar items. The seller acquired the Underlying Asset for $150,000. In the example set forth above, the seller would realize a profit of $275,000 on the sale of the asset, assuming that the units received by the asset seller have a value of $170,000.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

Description of SERIES #Mantle52ToppsPSA7

Investment Overview

●	Upon completion of the SERIES #Mantle52ToppsPSA7 Offering, SERIES #Mantle52ToppsPSA7 will purchase a 1952 Topps #311 Mickey Mantle PSA 7 baseball card (the “Underlying Asset” with respect to SERIES #Mantle52ToppsPSA7), the specifications of which are set forth below.

Athlete(s) Overview:

●	Also known as “The Mick” and “The Commerce Comet”, Mickey Mantle is seen as one of the greatest baseball players of all time.

●	Mantle was a 20 time All-Star, 7 time World Series Champ and 3 time MVP. He achieved the Triple Crown achievement in 1956 and led the league in Home Runs 4 times.

●	Mantle was elected to the Baseball Hall of Fame in 1974 and the Major League Baseball All-Century Team in 1999.

●	Mantle still holds the World Series records for most Home Runs, RBIs, extra-base hits, runs, walks and total bases.

Asset Description

Overview and authentication:

●	According to the PSA Card Guide, “No athlete in the history of the hobby has more individually-significant cards than Mantle…The most important Mantle card is, arguably, the most important baseball card in the entire industry…the poster child or the symbol of baseball card collecting…the card is more pop culture art than mere baseball card…the anchor of the most important postwar baseball card set ever made.”

●	The 1952 Topps Mantle is highly condition sensitive. Centering issues are extremely common, compounded by surface issues with the bright background color as well as being susceptible to chipping around the corners and edges.

●	Graded NM 7 by PSA, this card is a POP 74 with 44 graded higher out of 1,406 examples graded.

●	A 1952 Topps Mantle in a PSA 9 recently sold for $5.2 Million in January of 2021, up from $2.88 Million in April of 2018. The $5.2 Million sale represents the highest price ever paid to date for a sports card.

●	Other PSA 7 graded copies have recently sold for $156,000 in December 2020, up from $126,000 in September 2020 and $97,700 in May 2020.

●	Since the most recent PSA 7 sale example there have been 2 other recent sales of the card in high grade. PSA 8 examples sold for $385,000 in December 2020 and most recently $1.6 Million in February 2021, representing a 315% growth over that 2 month period.

Notable Features:

●	According to PSA, “The card is more pop culture art than mere baseball card at this point. There is no doubt that it is the anchor of the most important postwar baseball card set ever made, but the power of its image is greater than the sum of the card’s parts or attributes. If there were a Mount Rushmore of cards and it was limited to one spot, this card would get it every time.”

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #Mantle52ToppsPSA7 going forward.

SERIES #Marino1984RookieCardBGS10Basket

Dan Marino 1984 Topps Rookie Card BGS 10 - 2X

Use of Proceeds - #Marino1984RookieCardBGS10Basket

The following illustrates the estimated use of proceeds of this Offering (including from Series #Marino1984RookieCardBGS10Basket Interests acquired by the Manager if the Total Minimum ($16,500) is raised in this Offering and the cash portion of the asset cost is $13,500.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$13,500	87.05%
Broker Dealer & Escrow (2)	$1,264	5.25%
Legal	$485	1.85%
Marketing & Re-Authentication	$0	0.00%
Offering Expenses	$1,000	3.70%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$250	2.13%
Sourcing Fee (cash portion) (4)	$0	0.00%
Total Fees and Expenses	$2,999	12.94%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$1	0.01%
Total Proceeds	$16,500	100.00%

(1)	The price that the seller/consignor has established for this asset is $30,000. The seller will contribute the asset to the Series in exchange for 3,300 Interests in the Series, which represents 55% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 40% of the agreed-upon price ($16,500) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager, its affiliates, or the #Marino1984RookieCardBGS10Basket Seller.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	The Manager has elected to receive its entire Sourcing Fee ($3,000) in units (600). The Manager also will purchase an additional 0.5% interest (18 units) for $90. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	6/15/2021
Expiration Date of Agreement	12/31/2021
Selling Entity	Related seller
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Cash	0%
Sourcing Fee Payable in Series Equity Interest	10%

(1)	The asset seller (or an affiliate of the asset seller) is a shareholder in the Company’s parent company, Collectable Technologies, Inc. but is not an officer, director or greater than 5% shareholder of that company. Although comparables, recent sales data and market trends were used, the consignment price was not determined by arms-length bargaining; accordingly, that price may be more than would be paid in an arms-length transaction and, therefore, favor the asset seller rather than the Company. See “ACTUAL AND POTENTIAL CONFLICTS OF INTEREST.” The asset seller acquired the Underlying Asset for $9,000. In the example set forth above, the asset seller would realize a “profit” of $21,000 on the sale of the Underlying Asset (assuming that the value of the 55% interest in the Series is $16,500).

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

Description of SERIES #Marino1984RookieCardBGS10Basket

Investment Overview

●	Upon completion of the SERIES #Marino1984RookieCardBGS10Basket Offering, SERIES #Marino1984RookieCardBGS10Basket will purchase a Dan Marino 1984 Topps Rookie Card BGS 10 - 2X (the “Underlying Asset” with respect to SERIES #Marino1984RookieCardBGS10Basket), the specifications of which are set forth below.

Athlete(s) Overview:

●	Dan Marino is a Hall of Fame quarterback widely recognized among the greatest quarterbacks in American football history.

●	According to his wikipedia page, Marino is “best remembered for his quick release and powerful arm, Marino helped the Dolphins become consistent postseason contenders, leading them to the playoffs ten times and one Super Bowl appearance in XIX...Marino is considered by many to be one of the greatest players to never win a Super Bowl and has the most career victories of quarterbacks not to win a title at 155.”

●	Marino’s remarkable career included the following achievements: NFL MVP, Walter Payton NFL Man of the Year, NFL Offensive Player of the Year, NFL Comeback Player of the Year, 3x First Team All-Pro, 5x Second Team All-Pro, 9x Pro Bowl selection, 5x NFL Passing yards leader, 3x NFL passing touchdowns leader.

●	Elway was inducted into the Pro Football Hall of Fame in 2005 in his first year of eligibility and was inducted into the College Football Hall of Fame in 2003.

●	In 2019, Marino was named to the NFL 100 All-Time Team as one of the 10 greatest quarterbacks in NFL history, as determined by a panel of coaches and media members.

Asset Description

Overview and authentication:

●	According to PSA, “this is the only recognized rookie card of one of the NFL’s most prolific passers. Dan Marino made his presence felt immediately in the NFL. In his first season, Marino led the AFC in passing and started the Pro Bowl en route to being named the NFL Rookie of the Year.”

●	Graded a 10 by PSA, sports collectibles leading grading company.

●	There are 382 copies graded a PSA 10, with no examples graded higher.

●	According to PWCC, this card is a “a stunning investment piece which commands attention.”

Notable Features:

●	The card boasts 50-50 alignment along with four untouched corners. The fragile periphery is pristine, the borders are sharp white with clean registration. The coloring and clarity is precise and clear.

Notable Defects:

●	There are none.

Depreciation

●	The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #Marino1984RookieCardPSA10 forward.

SERIES #PaulMolitor1978ToppsPSA10

1978 Topps Rookie Shortstops PSA 10 - Paul Molitor Rookie Card

Use of Proceeds - SERIES #PaulMolitor1978ToppsPSA10

The following illustrates the estimated use of proceeds of this Offering (including from Series #PaulMolitor1978ToppsPSA10 Interests acquired by the Manager if the Total Minimum ($39,750) is raised in this Offering and the cash portion of the asset cost is $34,980.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$34,980	87.57%
Broker Dealer & Escrow (2)	$1,485	4.96%
Legal	$500	1.80%
Marketing & Re-Authentication	$0	0.00%
Offering Expenses	$1,000	3.60%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$720	2.05%
Sourcing Fee (cash portion) (4)	$1,060	0.00%
Total Fees and Expenses	$4,765	12.42%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$5	0.01%
Total Proceeds	$39,750	100.00%

(1)	The price that the seller/consignor has established for this asset is $53,000. The seller will contribute the asset to the Series in exchange for 3,604 Interests in the Series, which represents 34% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 66% of the agreed-upon price ($34,980) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager, its affiliates, or the #OzzieSmithRCBGS9.5 Seller.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 848 units, which represents the portion ($4,240) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (40 units) for $200. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	6/15/2021
Expiration Date of Agreement	12/31/2021
Selling Entity	Related Seller
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	8%
Sourcing Fee Payable in Cash	2%

(1)	The asset seller (or an affiliate of the asset seller) is a shareholder in the Company’s parent company, Collectable Technologies, Inc. but is not an officer, director or greater than 5% shareholder of that company. Although comparables, recent sales data and market trends were used, the consignment price was not determined by arms-length bargaining; accordingly, that price may be more than would be paid in an arms-length transaction and, therefore, favor the asset seller rather than the Company. See “ACTUAL AND POTENTIAL CONFLICTS OF INTEREST.” The asset seller acquired the Underlying Asset for $17,250. In the example set forth above, the asset seller would realize a “profit” of $35,750 on the sale of the Underlying Asset (assuming that the value of the 34% interest in the Series is $18,020).

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #PaulMolitor1978ToppsPSA10

Investment Overview

●	Upon completion of the SERIES #PaulMolitor1978ToppsPSA10 Offering, SERIES #PaulMolitor1978ToppsPSA10 will purchase a 1978 Topps Rookie Shortstops PSA 10 - Paul Molitor Rookie Card (The “Underlying Asset” with respect to SERIES #PaulMolitor1978ToppsPSA10, as applicable), the specifications of which are set forth below.

Athlete Overview:

●	Known for his exceptional hitting and speed, Paul Molitor earned the nicknames “The Ignitor” and “Molly” over 22 seasons between the Milwaukee Brewers, Toronto Blue Jays and Minnesota Twins.

●	Paul Molitor was a 7 time All Star, 4 time Silver Slugger, 1993 World Series MVP and was inducted into the Baseball Hall of Fame in 2004 becoming one of the first players to be inducted after spending a significant amount of their career as a designated hitter.

●	Following his retirement Paul Molitor was hired as manager of the Twins from 2014-2018.

●	Paul Molitor hit .306 with 3,319 hits, 234 home runs and 504 stolen bases over his career and his #4 uniform was retired by the Milwaukee Brewers.

Asset Description

Overview and authentication:

●	The basket contains a 1978 Topps Rookie Shortstops (featuring Paul Molitor) in a grade of PSA 10.

●	This card represents the only official rookie card for Paul Molitor and also features fellow Hall of Famer Alan Trammell.

●	This PSA 10 is one of 29 to receive a 10 out of 6,385 graded examples.

●	The most recent sale of a PSA 10 was $51,101 on 2/15/21, up from $17,220 on 11/2/20 representing a 196% growth over that time.

Notable Features:

●	The card features four rookie shortstops from the 1978 season: Alan Trammell, Mickey Klutts, Paul Molitor, U.L. Washington.

Notable Defects:

●	There are none.

Depreciation

●	The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #PaulMolitor1978ToppsPSA10 forward.

SERIES #Mantle56PSA9

Mickey Mantle 1956 Topps PSA 9

Use of Proceeds - SERIES #Mantle56PSA9

The following illustrates the estimated use of proceeds of this Offering (including from Series #Mantle56PSA9 Interests acquired by the Manager if the Total Minimum ($102,500) is raised in this Offering and the cash portion of the asset cost is $90,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$90,000	87.80%
Broker Dealer & Escrow (2)	$2,030	1.98%
Legal	$1,250	1.22%
Marketing & Re-Authentication	$400	0.39%
Offering Expenses	$1,000	0.98%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$500	0.49%
Sourcing Fee (cash portion) (4)	$7,200	7.02%
Total Fees and Expenses	$12,380	12.08%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$120	0.12%
Total Proceeds	$102,500	100.00%

(1)	The price that the seller/consignor has established for this asset is $180,000. The seller will contribute the asset to the Series in exchange for 9,000 Interests in the Series, which represents 50% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 50% of the agreed-upon price ($90,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager, its affiliates, or the #Maris58ToppsPSA9 Seller.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 900 units, which represents the portion ($9,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (51.25 units) for $513. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	2/28/2021
Expiration Date of Agreement	8/28/2021
Selling Entity	Related seller (1)
Total Sourcing Fee as a percentage of Consignment Price	9%
Sourcing Fee Payable in Series Equity Interest	5%
Sourcing Fee Payable in Cash	4%

(1)	The asset seller (or an affiliate of the asset seller) is a shareholder in the Company’s parent company, Collectable Technologies, Inc. but is not an officer, director or greater than 5% shareholder of that company. Although comparables, recent sales data and market trends were used, the consignment price was not determined by arms-length bargaining; accordingly, that price may be more than would be paid in an arms-length transaction and, therefore, favor the asset seller rather than the Company. See “ACTUAL AND POTENTIAL CONFLICTS OF INTEREST.” The asset seller acquired the Underlying Asset for $153,500. In the example set forth above, the asset seller would realize a “profit” of $126,500 on the sale of the Underlying Asset (assuming that the value of the 50% interest in the Series is $90,000).

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #Mantle56PSA9

Investment Overview

●	Upon completion of the SERIES #Mantle56PSA9 Offering, SERIES #Mantle56PSA9 will purchase a Mickey Mantle 1956 Topps PSA 9 (The “Underlying Asset” with respect to SERIES #Mantle56PSA9, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Also known as “The Mick” and “The Commerce Comet”, Mickey Mantle is seen as one of the greatest baseball players of all time.

●	Mantle was a 20 time All-Star, 7 time World Series Champ and 3 time MVP. He achieved the Triple Crown achievement in 1956 and led the league in Home Runs 4 times.

●	Mantle was elected to the Baseball Hall of Fame in 1974 and the Major League Baseball All-Century Team in 1999.

●	Mantle still holds the World Series records for most Home Runs, RBIs, extra-base hits, runs, walks and total bases.

Asset Description

Overview and authentication:

●	According to PSA, “this is, quite simply, one of Mickey Mantle’s most attractive and popular cards. On this card, Mantle is captured grinning ear-to-ear.”

●	Graded a 9 by PSA, sports collectibles leading grading agency.

●	There are 39 PSA 9 graded examples, with only 4 issues receiving a higher grade, excluding qualifiers.

●	Mantle had a career year in 1956: he captured the elusive Triple Crown by leading the league with a .353 batting average, 52 home runs and 130 RBI. Mantle also led the league with 132 runs scored and a .705 slugging average.

●	This card is certainly the key to the 1956 Topps set, which lacks any serious rookie card power.

Notable Features:

●	This card measures approximately 2 -5/8” by 3 ¾”. There are two variations of this card, one with a white back and one with grey back. This card is a grey back.

●	While the white backs are tougher to find and sell for a premium, the grey backs are usually seen with superior eye-appeal. Even though this card is not one of Mantle’s more difficult issues, it is challenging to find centered, and some 1956 Topps cards are found with severe rough-cuts.

Notable Defects:

●	There are none.

Depreciation

●	The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #Mantle56PSA9 forward.

SERIES #Mantle1960Topps9

Use of Proceeds - SERIES #Mantle1960Topps9

The following illustrates the estimated use of proceeds of this Offering (including from Series #Mantle1960Topps9 Interests acquired by the Manager if the Total Minimum ($63,750) is raised in this Offering and the cash portion of the asset cost is $57,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$57,000	89.41%
Broker Dealer & Escrow (2)	$1,698	2.66%
Legal	$1,250	1.96%
Marketing & Re-Authentication	$225	0.35%
Offering Expenses	$1,000	1.57%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$700	1.10%
Sourcing Fee (cash portion) (4)	$1,800	2.82%
Total Fees and Expenses	$6,673	10.47%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$77	0.12%
Total Proceeds	$63,750	100.00%

(1)	The price that the seller/consignor has established for this asset is $60,000. The seller will contribute the asset to the Series in exchange for 300 Interests in the Series, which represents 5% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 95% of the agreed-upon price ($57,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager, its affiliates, or the #Mantle1960Topps9 Seller.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 360 units, which represents the portion ($3,600) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (32 units) for $320. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	3/25/2021
Expiration Date of Agreement	9/25/2021
Selling Entity	Related seller (1)
Total Sourcing Fee as a percentage of Consignment Price	9%
Sourcing Fee Payable in Series Equity Interest	6%
Sourcing Fee Payable in Cash	3%

(1)	The asset seller (or an affiliate of the asset seller) is a shareholder in the Company’s parent company, Collectable Technologies, Inc. but is not an officer, director or greater than 5% shareholder of that company. Although comparables, recent sales data and market trends were used, the consignment price was not determined by arms-length bargaining; accordingly, that price may be more than would be paid in an arms-length transaction and, therefore, favor the asset seller rather than the Company. See “ACTUAL AND POTENTIAL CONFLICTS OF INTEREST.” The asset seller acquired the Underlying Asset for $34,000. In the example set forth above, the asset seller would realize a “profit” of $26,000 on the sale of the Underlying Asset (assuming that the value of the 5% interest in the Series is $3,000).

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #Mantle1960Topps9

Investment Overview

●	Upon completion of the SERIES #Mantle1960Topps9 Offering, SERIES #Mantle1960Topps9 will purchase a Mickey Mantle 1960 Topps PSA 9 (The “Underlying Asset” with respect to SERIES #Mantle1960Topps9, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Also known as “The Mick” and “The Commerce Comet”, Mickey Mantle is seen as one of the greatest baseball players of all time.

●	Mantle was a 20 time All-Star, 7 time World Series Champ and 3 time MVP. He achieved the Triple Crown achievement in 1956 and led the league in Home Runs 4 times.

●	Mantle was elected to the Baseball Hall of Fame in 1974 and the Major League Baseball All-Century Team in 1999.

●	Mantle still holds the World Series records for most Home Runs, RBIs, extra-base hits, runs, walks and total bases.

Asset Description

Overview and authentication:

●	The offering contains a 1960 Mickey Mantle Topps baseball card.

●	Graded a 9 by PSA, sports collectibles leading grading agency.

●	There are 29 examples graded PSA 9, with zero graded higher excluding qualifiers.

●	Mickey Mantle is one of the most collectible athletes of all time.

Notable Features:

●	A colorful issue, the left panel contains Mantle in batting stance with a red background. On the right, Mantle poses with a bat on his shoulder.

Notable Defects:

●	There are none.

Depreciation

●	The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #Mantle1960Topps9 forward.

SERIES #LouGehrigRCPhoto

Lou Gehrig Vintage Photograph

Use of Proceeds - SERIES #LouGehrigRCPhoto

The following illustrates the estimated use of proceeds of this Offering (including from Series #LouGehrigRCPhoto Interests acquired by the Manager) if the Total Minimum ($25,740) is raised in this Offering and the cash portion of the asset cost is $20,240.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$20,240	78.63%
Broker Dealer & Escrow (2)	$1,329	5.16%
Legal	$1,250	4.86%
Marketing & Re-Authentication	$25	0.10%
Offering Expenses	$1,000	3.89%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$500	1.94%
Sourcing Fee (cash portion) (4)	$1,380	5.36%
Total Fees and Expenses	$5,484	21.30%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$17	0.06%
Total Proceeds	$25,740	100.00%

(1)	The price that the seller/consignor has established for this asset is $46,000. The seller will contribute the asset to the Series in exchange for 2,576 Interests in the Series, which represents 56% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 44% of the agreed-upon price ($20,240) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager, its affiliates, or the #LouGehrigRCPhoto Seller.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 276 units, which represents the portion ($2,760) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (13 units) for $130. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	3/10/21
Expiration Date of Agreement	7/1/21
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	9%
Sourcing Fee Payable in Cash	3%
Sourcing Fee Payable in Series Equity Interest	6%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #

Investment Overview #LouGehrigRCPhoto

●	Upon completion of the SERIES #LouGehrigRCPhoto Offering, SERIES #LouGehrigRCPhoto will purchase a Lou Gehrig Vintage Photograph (The “Underlying Asset” with respect to SERIES #LouGehrigRCPhoto, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Frequently discussed as one of the greatest baseball players of all time, Lou Gehrig earned the nickname “The Iron Horse” due to his legendary durability.

●	During his 17 season for the Yankees, Gehrig was a 7-time All Star, 6-time World Series Champion, 3-time AL Home Run leader, 2-time AL MVP and 1934 Triple Crown winner.

●	Gehrig retired in 1939 due to his ALS diagnosis and was immediately inducted into the Hall of Fame the same year. He had a .340 career batting average and 394 home runs.

●	In 1969 Gehrig was voted the greatest First Baseman of all time by the Baseball Writers’ Association of America and was the leading vote getter on the All-Century Team chosen by fans in 1999.

Asset Description

Overview and authentication:

●	The underlying asset is a Type III vintage photograph of Lou Gehrig used to produce his rookie card.

●	The value of Lou Gehrig’s memorabilia continues to rise. In March 2021, a bat used by Gehrig sold for $715,120 at SCP auctions. The bat — a 34-inch, 36-ounce Bill Dickey model Louisville Slugger — was used by Gehrig in 1938, his final full season as a key cog in the early dynasties of the Yankees franchise.

Notable Features:

●	This photo is the basis image for Lou Gehrig’s rookie card

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #LouGehrigRCPhoto going forward.

SERIES #KoufaxPSA8

Sandy Koufax 1955 Topps PSA 8

Use of Proceeds - SERIES #KoufaxPSA8

The following illustrates the estimated use of proceeds of this Offering (including from Series #KoufaxPSA8 Interests acquired by the Manager) if the Total Minimum ($42,500) is raised in this Offering and the asset cost is $39,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost	$39,000	91.76%
Broker Dealer & Escrow (1)	$1,507	3.55%
Legal (2)	$350	0.82%
Sourcing Fee (cash portion) (2)(3)	$1,560	3.67%
Total Fees and Expenses	$3,417	8.04%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$83	0.19%
Total Proceeds	$42,500	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 195 units, which represents the portion ($1,950) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (22 units) for $220. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	1/31/22
Expiration Date of Agreement	6/30/22
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	9%
Sourcing Fee Payable in Cash	4%
Sourcing Fee Payable in Series Equity Interest	5%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #KoufaxPSA8

Investment Overview

●	Upon completion of the SERIES #KoufaxPSA8 Offering, SERIES #KoufaxPSA8 will purchase a Sandy Koufax 1955 Topps PSA 8 (The “Underlying Asset” with respect to SERIES #KoufaxPSA8, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Boasting a blazing fastball and devastating curveball that transcended eras, Sandy Koufax is considered to be one of baseball’s five greatest pitchers.

●	Between 1962-1966, the Brooklyn native put together a body of work that ranks among the best -- if not the best -- stretch in Major League history. He racked up 111 wins and only 34 losses, leading the league in ERA in all five seasons, and strikeouts in three.

●	In addition to tossing five no-hitters (one of which was a perfect game), Koufax won three pitching triple crowns -- leading the league for a season wins, ERA, and strikeouts -- making him one of only six pitchers to accomplish the feat on multiple occasions.

●	Sandy led his offensively-challenged Los Angeles Dodgers to three World Series titles, winning the MVP twice.

●	The Hall of Famer and three-time Cy Young Award winner’s career was cut short due to arthritis, but what he accomplished in a relatively short time period elevated him to iconic status.

Asset Description

●	In the case of Koufax, there is no doubting the fact that his 1955 Topps #123 rookie card stands above the rest as the clear card to own of the baseball icon.

●	This asset remains one of the major keys to the 1955 Topps set, a set that has always been regarded as one of Topps’ best productions.

●	The Koufax rookie suffers from a few different condition obstacles, including subpar centering and print defects that are easily visible in the light-colored background along the face of the card.

●	Graded a NM-MT 8 by PSA, the leading grading agency in sports collectibles. There are 240 NM-MT 8’s known in circulation. There are only 26 cards graded higher.

Notable Features:

●	The card features a “youthful but deceptively innocent-looking pitcher, Sandy Koufax.”

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #KoufaxPSA8 going forward.

SERIES #ShaqRCPSA10Basket

Shaquille O’Neal 1992 Topps PSA 10 (20x)

Use of Proceeds - SERIES #ShaqRCPSA10Basket

The following illustrates the estimated use of proceeds of this Offering (including from Series #ShaqRCPSA10Basket Interests acquired by the Manager) if the Total Minimum ($8,500) is raised in this Offering and the asset cost is $7,250.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$7,250	85.29%
Broker Dealer & Escrow (1)	$1,185	13.94%
Legal	$60	0.71%
Marketing & Re-Authentication	$0	0.00%
Offering Expenses	$0	0.00%
Acquisition Expenses (Insurance, Maintenance, Transport) (2)	$0	0.00%
Sourcing Fee (cash portion) (3)	$0	0.00%
Total Fees and Expenses	$1,245	14.64%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$6	0.06%
Total Proceeds	$8,500	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	The Manager will receive its entire Sourcing Fee ($725) in #ShaqRCPSA10Basket units (145). The Manager also will purchase an additional 0.5% interest (10 units) for $50. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	3/10/21
Expiration Date of Agreement	7/1/21
Selling Entity	Affiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Cash	0%
Sourcing Fee Payable in Series Equity Interest	10%

(1)	The asset seller is a shareholder in the Company’s parent company, Collectable Technologies, Inc. but is not an officer, director or greater than 5% shareholder of that company. The consignment price has been determined based on recent public transactions of similar items. The seller acquired the Underlying Asset for $20,000. In the example set forth above, the seller would realize a loss of $12,250 on the sale of the asset.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #ShaqRCPSA10Basket

Investment Overview

●	Upon completion of the SERIES #ShaqRCPSA10Basket Offering, SERIES #ShaqRCPSA10Basket will purchase a Shaquille O’Neal 1992 Topps PSA 10 (20x) (The “Underlying Asset” with respect to SERIES #ShaqRCPSA10Basket, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Shaquille “Shaq” O’Neal is one of the greatest and most well known players in the history of professional basketball. Having played for 6 teams over his 17 year career, he is now one of the hosts of Inside the NBA on TNT.

●	O’Neal is a 15-time NBA All Star, 14-time All-NBA Team, 4-time NBA Champion, 3-time NBA Finals MVP, 2-time NBA Scoring Champion, 1993 Rookie of the Year and 2000 NBA Most Valuable Player.

●	O’Neal is one of 3 players to win NBA MVP, All-Star Game MVP and Finals MVP in the same year. The other 2 are Willis Reed and Michael Jordan. He was inducted into the Basketball Hall of Fame in 2016.

Asset Description

Overview and authentication:

●	This offering is TWENTY Shaquille O’Neal 1992 Topps Rookie Cards graded PSA 10.

●	Out of 10,380 submissions, this basket represents TWENTY of the 2,183 to have received a grade of PSA 10.

●	CardLadder tracks sales of PSA 10s at an average of $866 over the month of March and an 84.15% growth from January 1st to March 28th of 2021.

Notable Features:

●	Features Shaquille O’Neal positioning himself in post position wearing his white pinstripe Orlando Magic uniform.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #ShaqRCPSA10Basket going forward.

SERIES #1982ToppsBaseballTrayPackCase

1982 Topps Baseball Tray Pack Case

Use of Proceeds - SERIES #1982ToppsBaseballTrayPackCase

The following illustrates the estimated use of proceeds of this Offering (including from Series #1982ToppsBaseballTrayPackCase Interests acquired by the Manager) if the Total Minimum ($35,000) is raised in this Offering and the asset cost is $30,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$30,000	85.71%
Broker Dealer & Escrow (1)	$1,433	4.09%
Legal	$350	1.00%
Marketing & Re-Authentication	$215	0.61%
Offering Expenses	$1,000	2.86%
Acquisition Expenses (Insurance, Maintenance, Transport) (2)	$500	1.43%
Sourcing Fee (cash portion) (3)	$1,500	4.29%
Total Fees and Expenses	$4,998	14.28%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$2	0.01%
Total Proceeds	$35,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 210 units, which represents the portion ($2,100) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (18 units) for $180. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	9/28/21
Expiration Date of Agreement	3/31/22
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Cash	5%
Sourcing Fee Payable in Series Equity Interest	7%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #1982ToppsBaseballTrayPackCase

Investment Overview

●	Upon completion of the SERIES #1982ToppsBaseballTrayPackCase Offering, SERIES #1982ToppsBaseballTrayPackCase will purchase a 1982 Topps Baseball Tray Pack Case (The “Underlying Asset” with respect to SERIES #1982ToppsBaseballTrayPackCase, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	The 1982 Topps Baseball set consists of 792 cards, each measuring 2-1/2” by 3-1/2”. At the time, this set marked Topps’ largest set offering.

●	Posed or in-action color photos dominate the card. A color frame, with the player’s name, team and position at the bottom border, surrounds the likeness.

●	The set is anchored by the rookie card of Cal Ripken, Jr. (#21).

●	Also contained are the regular issue cards of Nolan Ryan (#90), Mike Schmidt (#100), George Brett (#200), Robin Yount (#435), Rickey Henderson (#610), Carl Yastrzemski (#650) and Pete Rose (#780)

Asset Description

Overview and authentication:

●	This offering contains an opened case of 1982 Topps Baseball Tray Packs, with a total of 192 tray packs.

●	Each tray pack features 3 unopened wax packs for a total of 576 wax packs.

●	Potential cards include such stars/HoFers as: Nolan Ryan LDRs, Carl Yastrzemski, Reggie Jackson and Jackson IA, Seaver, Seaver AS, Eddie Murray, Jackson HL, Ryan HL, Steve Carlton, Carlton Fisk, Pete Rose, Rod Carew, Carew HL, Dave Winfield HL, Kirk Gibson, George Brett, Mike Schmidt, Ozzie Smith, Rickey Henderson, Paul Molitor plus many others as well as the rookie cards or George Bell, Lee Smith and Cal Ripken Jr.

●	According to PSA Card Facts, “Posed or in-action color photos dominate the card. A color frame, with the player’s name, team and position at the bottom border, surrounds the likeness.”

Notable Features:

●	This case remains in its original factory sealed form.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #1982ToppsBaseballTrayPackCase going forward.

SERIES #NTBBallWaxBundle

2017-18, 2018-19 and 2019-20 Panini National Treasures Basketball Sealed Hobby Case

Use of Proceeds - SERIES #NTBBallWaxBundle

The following illustrates the estimated use of proceeds of this Offering (including from Series #NTBBallWaxBundle Interests acquired by the Manager) if the Total Minimum ($135,00) is raised in this Offering and the asset cost is $125,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$125,000	92.59%
Broker Dealer & Escrow (1)	$2,368	1.75%
Legal	$1,250	0.93%
Marketing & Re-Authentication	$500	0.37%
Offering Expenses	$1,100	0.81%
Acquisition Expenses (Insurance, Maintenance, Transport) (2)	$1,000	0.74%
Sourcing Fee (cash portion) (3)	$3,750	2.78%
Total Fees and Expenses	$9,968	7.38%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$32	0.02%
Total Proceeds	$135,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 750 units, which represents the portion ($7,500) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (68 units) for $680. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	3/25/21
Expiration Date of Agreement	6/25/21
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	9%
Sourcing Fee Payable in Cash	3%
Sourcing Fee Payable in Series Equity Interest	6%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #NTBBallWaxBundle

Investment Overview

●	Upon completion of the SERIES #NTBBallWaxBundle Offering, SERIES #NTBBallWaxBundle will purchase a 2017-18, 2018-19 and 2019-20 Panini National Treasures Basketball Sealed Hobby Case (The “Underlying Asset” with respect to SERIES #NTBBallWaxBundle, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Jayton Tatum and Donovan Mitchell headline the rookie class in the 2017-18 case.

●	Tatum was Selected 3rd overall in the 2017 draft and has since gone on to be named to the NBA All-Rookie First Team as well as two NBA All-Star Game appearances.

●	Selected 13th overall in the 2017 draft, Mitchell went on to be named to the NBA All-Rookie First Team in 2018 as well as two NBA All-Star Game appearances.

●	Luka Doncic and Trae Young headline the rookie class in the 2018-19 case.

●	Doncic was drafted 3rd overall in the 2018 draft and has quickly established himself as one if, if not the, premier young star in the NBA, winning the 2019 Rookie of the Year and landing a spot on the 2020 All-NBA Team.

●	Young was drafted with the 5th overall pick in the 2018 draft out of the University of Oklahoma and went on to be named to the 2019 All-Rookie Team and 2020 NBA All-Star Team.

●	Zion Williamson and Ja Morant headline the rookie class in the 2019-20 case.

●	Zion Williamson came into the NBA as one of the most anticipated prospects in history, going 1st overall to the Pelicans in the 2019 draft. He went on to be named to the All-Rookie Team in his first season and his first All-Star Team in his second season.

●	Ja Morant was drafted immediately following Williamson, 2nd overall to the Memphis Grizzlies. Morant would go on to win the Rookie of the Year award and was named to the All-Star team in his rookie season.

Asset Description

Overview and authentication:

●	This offering is a collection of THREE sealed cases of Panini National Treasures Basketball from 2017/18 through 2019/20.

●	PSA Card Facts describe Panini National Treasures Basketball as, “a beautifully-presented, ultra high-end issue that annually offers many of the top cards for the basketball season.”

●	The 2017-18 set’s most sought after rookie cards are from Jayson Tatum and Donovan Mitchell.

●	The 2018-19 set’s most sought after rookie cards are from Luka Doncic and Trae Young.

●	The 2019-20 set’s most sought after rookie cards are from Zion Williamson and Ja Morant.

●	Contained within the National Treasures product series is the premier rookie cards in the entire hobby, the “logoman”.

●	The 2018-19 National Treasures Luka Doncic Logoman Autograph sold for a record $4.6 Million in February of 2021.

Notable Features:

●	Each case is sealed and remains unopened.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #NTBballWaxBundle going forward.

SERIES #KDToppsChrome10

Kevin Durant 2007-08 Topps Chrome Refractor PSA 10

Use of Proceeds - SERIES #KDToppsChrome10

The following illustrates the estimated use of proceeds of this Offering (including from Series #KDToppsChrome10 Interests acquired by the Manager) if the Total Minimum ($21,000) is raised in this Offering and the cash portion of the asset cost is $16,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$16,000	76.19%
Broker Dealer & Escrow (2)	$1,281	6.10%
Legal	$1,250	5.95%
Marketing & Re-Authentication	$50	0.24%
Offering Expenses	$1,000	4.76%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$600	2.86%
Sourcing Fee (cash portion) (4)	$800	3.81%
Total Fees and Expenses	$4,981	23.72%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$19	0.09%
Total Proceeds	$21,000	100.00%

(1)	The price that the seller/consignor has established for this asset is $40,000. The seller will contribute the asset to the Series in exchange for 2400 Interests in the Series, which represents 60% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 40% of the agreed-upon price ($16,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager, its affiliates, or the #KDToppsChrome10 Seller.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 280 units, which represents the portion ($2,800) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (11 units) for $110. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	4/4/21
Expiration Date of Agreement	9/1/21
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	9%
Sourcing Fee Payable in Series Equity Interest	2%
Sourcing Fee Payable in Cash	7%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #

Investment Overview #KDToppsChrome10

●	Upon completion of the SERIES #KDToppsChrome10 Offering, SERIES #KDToppsChrome10 will purchase a Kevin Durant 2007-08 Topps Chrome Refractor PSA 10 (The “Underlying Asset” with respect to SERIES #KDToppsChrome10, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	With his ability to dominate all facets of the NBA game -- playing in the paint, shooting from distance, defending all five positions -- Kevin Durant will be viewed as one of the towering figures of his era.

●	After one mindblowing year at the University of Texas, Durant declared for the NBA Draft and, after being chosen by the Seattle Supersonics (who, of course, moved to Oklahoma City and were dubbed the Thunder), he evolved into the definition of the modern wing.

●	A future first-ballot Hall of Famer, Durant led the league in scoring four times in five seasons between 2009-2014. He’s averaged 20-plus points in each of his 12 years in the league, topped off by a whopping 32.0 in his 2013-14 MVP campaign.

●	The ten-time All-Star helped lead the Golden State Warriors to a pair of titles, and in both series, he won the Finals MVP.

●	Durant signed with the Brooklyn Nets in 2019, and might well become the cornerstone of a perennial Eastern Conference contender.

Asset Description

Overview and authentication:

●	This offering contains a 2007-08 Topps Chrome Refractors Kevin Durant graded a 10 by PSA.

●	Out of 362 total submissions, 188 have received a 10 from PSA.

●	The Topps Chrome is one of the most coveted Kevin Durant Rookie Cards, with Refractors fetching a premium price and stamped with a serial number out of 500.

●	CardLadder tracks the most recent sale of a PSA 10 at $47,877 on 3/31/21 and an average of $49,600 over the last 10 sales.

Notable Features:

●	The card features Kevin Durant in his original Seattle Sonics jersey in mid-shooting form.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #KDToppsChrome10 going forward.

SERIES #Mantle1963PSA9

Mickey Mantle 1963 Topps PSA 9

Use of Proceeds - SERIES #Mantle1963PSA9

The following illustrates the estimated use of proceeds of this Offering (including from Series #Mantle1963PSA9 Interests acquired by the Manager) if the Total Minimum ($76,900) is raised in this Offering and the cash portion of the asset cost is $69,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$69,000	89.73%
Broker Dealer & Escrow (2)	$1,810	2.35%
Legal	$1,250	1.63%
Marketing & Re-Authentication	$475	0.62%
Offering Expenses	$1,000	1.30%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$600	0.78%
Sourcing Fee (cash portion) (4)	$2,760	3.59%
Total Fees and Expenses	$7,895	10.27%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$5	0.01%
Total Proceeds	$76,900	100.00%

(1)	The price that the seller/consignor has established for this asset is $92,000. The seller will contribute the asset to the Series in exchange for 2,300 Interests in the Series, which represents 25% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 75% of the agreed-upon price ($69,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager, its affiliates, or the #Mantle1963PSA9 Seller.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 552 units, which represents the portion ($5,520) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (39 units) for $390. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	3/19/21
Expiration Date of Agreement	6/1/21
Selling Entity	Affiliated Seller(1)
Total Sourcing Fee as a percentage of Consignment Price	9%
Sourcing Fee Payable in Series Equity Interest	6%
Sourcing Fee Payable in Cash	3%

(1)	The asset seller is a shareholder in the Company’s parent company, Collectable Technologies, Inc. but is not an officer, director or greater than 5% shareholder of that company. The consignment price has been determined based on recent public transactions of similar items. The seller acquired the Underlying Asset for $15,832. In the example set forth above, the seller would realize a profit of $76,168 on the sale of the asset, assuming that the units received by the asset seller have a value of $92,000.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #

Investment Overview #Mantle1963PSA9

●	Upon completion of the SERIES #Mantle1963PSA9 Offering, SERIES #Mantle1963PSA9 will purchase a Mickey Mantle 1963 Topps PSA 9 (The “Underlying Asset” with respect to SERIES #Mantle1963PSA9, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Also known as “The Mick” and “The Commerce Comet”, Mickey Mantle is seen as one of the greatest baseball players of all time.

●	Mantle was a 20 time All-Star, 7 time World Series Champ and 3 time MVP. He achieved the Triple Crown achievement in 1956 and led the league in Home Runs 4 times.

●	Mantle was elected to the Baseball Hall of Fame in 1974 and the Major League Baseball All-Century Team in 1999.

●	Mantle still holds the World Series records for most Home Runs, RBIs, extra-base hits, runs, walks and total bases.

Asset Description

Overview and authentication:

●	The offering contains a 1963 Topps Mickey Mantle with a grade of PSA 9

●	This PSA 9 is one of 40 to receive the grade with 2 graded higher out of 5,116 graded examples.

●	The most recent sale of a PSA 9 is $51,335 on 12/29/20. VCP pricing guide tracks sales of PSA 8 examples as rising from $3,600 on 11/29/20 to $6,107 on 3/15/21, a 69% increase over that time.

●	According to PSA Card Facts, “The focal point of each player card was a large likeness of the athlete with a smaller, black-and-white image, centered within a circular area at a bottom edge corner...Elevated levels of condition scarcity are attached to the 1963 Topps cards, as the sensitive corners where solid color extends to the tips are prone to wear.”

Notable Features:

●	Many collectors enjoy the 1963 Topps Mantle for its dual-image design and overall color scheme.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #Mantle1963PSA9 going forward.

SERIES #MessiMegacracksBGS9.5Basket

Lionel Messi 2004 Panini Megacracks BGS 9.5 (2x)

Use of Proceeds - SERIES #MessiMegacracksBGS9.5Basket

The following illustrates the estimated use of proceeds of this Offering (including from Series #MessiMegacracksBGS9.5Basket Interests acquired by the Manager) if the Total Minimum ($29,500) is raised in this Offering and the asset cost is $24,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$24,000	81.36%
Broker Dealer & Escrow (1)	$1,382	4.68%
Legal	$1,250	4.24%
Marketing & Re-Authentication	$300	1.02%
Offering Expenses	$1,000	3.39%
Acquisition Expenses (Insurance, Maintenance, Transport) (2)	$600	2.03%
Sourcing Fee (cash portion) (3)	$960	3.25%
Total Fees and Expenses	$5,492	18.62%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$9	0.03%
Total Proceeds	$29,500	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 120 units, which represents the portion ($1,200) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (15 units) for $150. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	3/19/21
Expiration Date of Agreement	6/1/21
Selling Entity	Affiliated Seller(1)
Total Sourcing Fee as a percentage of Consignment Price	9%
Sourcing Fee Payable in Cash	4%
Sourcing Fee Payable in Series Equity Interest	5%

(1)	The asset seller is a shareholder in the Company’s parent company, Collectable Technologies, Inc. but is not an officer, director or greater than 5% shareholder of that company. The consignment price has been determined based on recent public transactions of similar items. The seller acquired the Underlying Asset for $4,950. In the example set forth above, the seller would realize a profit of $19,050 on the sale of the asset.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #MessiMegacracksBGS9.5Basket

Investment Overview

●	Upon completion of the SERIES #MessiMegacracksBGS9.5Basket Offering, SERIES #MessiMegacracksBGS9.5Basket will purchase a Lionel Messi 2004 Panini Megacracks BGS 9.5 (2x) (The “Underlying Asset” with respect to SERIES #MessiMegacracksBGS9.5Basket, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Lionel Messi is the Captain of both the Spanish professional club Barcelona as well as the Argentina national team. He is universally regarded as one of the greatest players of all time and often considered the best player in the world today.

●	As of February 2021, Messi has won 6 Ballon d’Or awards (the only to have won 4 consecutive) and a record six European Golden Shoes, awarded to the top goal scorer across all Euro leagues. He has spent his entire professional career with Barcelona where he has won 10 La Liga Titles, four UEGA Champions League titles and six Copas del Rey.

●	Messi holds the records for most goals in La Liga history (459), most goals in a season (50), most hat tricks in La Liga history(36) and most assists in La Liga history (186). He has scored over 750 career goals for club and country.

●	Messi was listed on Time’s 100 most influential people in the world twice and in 2020 became the first footballer and first team sport athlete to win the Laureus World Sportsman of the Year.

Asset Description

Overview and authentication:

●	The basket contains two (2) Lionel Messi Rookie cards, both graded 9.5 by BGS.

●	These 2004 Panini Megacracks represent 2 of the 38 to receive that grade out of 113 submissions. Only 1 card has received a grade of 10.

●	A BGS 9.5 most recently sold for $8,008 on 3/27/21 via eBay and as high as $14,000 on 2/18/21.

Notable Features:

●	These cards feature an image of Messi mid-dribble in his Barcelona uniform.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #MessiMegacracksBGS9.5Basket going forward.

SERIES #Mays1957LadderBasket
Willie Mays 1957 Topps PSA 8, 8.5 & 9 (1 each)

Use of Proceeds - SERIES #Mays1957LadderBasket

The following illustrates the estimated use of proceeds of this Offering (including from Series #Mays1957LadderBasket Interests acquired by the Manager) if the Total Minimum ($59,500) is raised in this Offering and the cash portion of the asset cost is $54,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$54,000	93.54%
Broker Dealer & Escrow (2)	$1,674	1.88%
Legal	$525	0.42%
Marketing & Re-Authentication	$0	0.00%
Offering Expenses	$1,000	0.83%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$500	0.49%
Sourcing Fee (cash portion) (4)	$1,800	2.83%
Total Fees and Expenses	$5,499	6.46%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$1	0.00%
Total Proceeds	$59,500	100.00%

(1)	The price that the seller/consignor has established for this asset is $90,000. The seller will contribute the asset to the Series in exchange for 7,200 Interests in the Series, which represents 40% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 60% of the agreed-upon price ($54,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager, its affiliates, or the #Mays1957LadderBasket Seller.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 1,440 units, which represents the portion ($7,200) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (60 units) for $300. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	6/15/21
Expiration Date of Agreement	12/31/21
Selling Entity	Affiliated Seller(1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	8%
Sourcing Fee Payable in Cash	2%

(1)	The asset seller is a shareholder in the Company’s parent company, Collectable Technologies, Inc. but is not an officer, director or greater than 5% shareholder of that company. The consignment price has been determined based on recent public transactions of similar items. The seller acquired the Underlying Asset for $38,418. In the example set forth above, the seller would realize a profit of $51,582 on the sale of the asset, assuming that the units received by the asset seller have a value of $36,000.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #

Investment Overview #Mays1957LadderBasket

●	Upon completion of the SERIES #Mays1957LadderBasket Offering, SERIES #Mays1957LadderBasket will purchase a Willie Mays 1957 Topps PSA 8, 8.5 & 9 (1 each) (The “Underlying Asset” with respect to SERIES #Mays1957LadderBasket, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Willie Mays is arguably the greatest centerfielder that major League Baseball has ever seen.

●	Mays was a 24-time All-Star selection, a 12-time Gold Glove winner, the 1951 National League Rookie of the Year, a two-time NL Most Valuable Player (1954, 1965) and a member of the 1954 World Series champion New York Giants.

●	Mays’ numbers are among the best ever including his 660 career home runs, third behind Hank Aaron and Babe Ruth at the time of his retirement.

●	Willie Mays retired with 3,283 hits, 2,062 runs scored, 1,903 RBI, 338 stolen bases, 660 home runs and career .302 batting average. Willie Howard Mays was elected to the National Baseball Hall of Fame in 1979.

Asset Description

Overview and authentication:

●	This offering is THREE 1957 Topps Willie Mays graded by PSA. The cards have received grades of 8, 8.5 and 9 respectively.

●	Out of 4,003 submitted examples, 279 have received a grade of PSA 8, 19 have received a grade of PSA 8.5 and 26 have received a grade of PSA 9. There have been no submissions to receive a PSA 10 grade.

●	A PSA 8.5 most recently sold for an all-time high of $16,200 on 2/28/21 via Heritage Auctions.

●	A PSA 8 most recently sold for $3,950 on 3/22/21 via eBay.

●	VCP tracks the last PSA 9 sale on 12/13/20 for $27,600 via Heritage Auctions. Since that time PSA 8s have risen from $1,630 to $3,950 (a 142% increase) and PSA 8.5s have risen from $4,995 to $16,200 (a 224% increase).

Notable Features:

●	The cards feature an image of Willie Mays posing in his New York Giants uniform with his bat on this shoulder.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #Mays1957LadderBasket going forward.

SERIES #JordanFleer86SGC10
Michael Jordan 1986 Fleer SGC 10

Use of Proceeds - SERIES #JordanFleer86SGC10

The following illustrates the estimated use of proceeds of this Offering (including from Series #JordanFleer86SGC10 Interests acquired by the Manager) if the Total Minimum ($205,000) is raised in this Offering and the cash portion of the asset cost is $190,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$190,000	92.68%
Broker Dealer & Escrow (1)	$3,026	1.48%
Legal	$1,250	0.61%
Marketing & Re-Authentication	$1,100	0.54%
Offering Expenses	$1,000	0.49%
Acquisition Expenses (Insurance, Maintenance, Transport) (2)	$1,000	0.49%
Sourcing Fee (cash portion) (3)	$7,600	3.71%
Total Fees and Expenses	$14,976	7.31%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$24	0.01%
Total Proceeds	$205,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 1140 units, which represents the portion ($11,400) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (103 units) for $1,030. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Consignment	4/18/2021
Expiration Date of Consignment	9/1/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Cash	4%
Sourcing Fee Payable in Series Equity Interest	6%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #JordanFleer86SGC10

Investment Overview

●	Upon completion of the SERIES #JordanFleer86SGC10 Offering, SERIES #JordanFleer86SGC10 will purchase a Michael Jordan 1986 Fleer SGC 10 (The “Underlying Asset” with respect to SERIES #JordanFleer86SGC10, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Often referred to as “MJ”, “His Airness” or “Air Jordan”, Michael Jordan is almost universally considered the greatest to ever play the game and one of the most culturally relevant athletes in the entire world.

●	Drafted 3rd overall in the 1984 NBA Draft after Hakeem Olajuwon and Sam Bowie, Michael Jordan played 15 seasons in the NBA, winning 6 NBA Titles with the Chicago Bulls.

●	He was also a 5 time NBA MVP, 10 time NBA scoring leader, 14 time NBA All-Star, 1984 NBA Rookie of the Year and 2 time Olympic Gold Medalist. He was inducted into the Basketball Hall of Fame in 2009 and received the Presidential Medal of Freedom in 2016, the highest civilian award.

●	From his Air Jordan brand with Nike to his appearances in film and television Jordan’s cultural significance and relevance cannot be overstated, making him one of the most recognizable and popular figures in the world.

Asset Description

Overview and authentication:

●	1986-87 Fleer Jordan cards are considered by many to be the most popular, and certainly the most recognizable basketball cards ever made. In fact, many believe this is the most important modern card from any sport in the entire hobby.

●	The Jordan brand is iconic and has global reach. As such, demand for the Michael Jordan 1986 Fleer PSA 10 spans internationally, all across the world.

●	1986 Fleer cards have a distinct design highlighted by borders that are red, white and blue. A thin yellow frame holds in both the player photo and nameplate. The bottom of the card has the player’s name, team and position. The crown-style Fleer logo appears at the top of the card with a small ribbon that reads “Premier” highlighting the fact that it’s the company’s first basketball card set.

●	1986 Fleer Michael Jordan #57 cards have broken records numerous times in 2020 and 2021, with some believing the popularity of “The Last Dance” documentary serves as a catalyst.

●	This card is one of 26 to have received a grade of 10 from SGC, with only 1 card receiving a “gold label” pristine 10 out of 2,296 total submissions.

●	VCP Pricing guide lists the most recent sale of an SGC 10 as $150,000 on 1/10/21 via PWCC on eBay.

Notable Features:

The card features Michael Jordan in his famous “jumpman” pose mid-dunk

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #JordanFleer86SGC10 going forward.

SERIES #DuncanParkerGinobiliTripleLogoman

Tim Duncan, Tony Parker & Manu Ginobli Triple Logoman

Use of Proceeds - SERIES #DuncanParkerGinobiliTripleLogoman

The following illustrates the estimated use of proceeds of this Offering (including from Series #DuncanParkerGinobiliTripleLogoman Interests acquired by the Manager) if the Total Minimum ($88,500) is raised in this Offering and the cash portion of the asset cost is $75,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$75,000	84.75%
Broker Dealer & Escrow (2)	$1,906	2.15%
Legal	$1,250	1.41%
Marketing & Re-Authentication	$550	0.62%
Offering Expenses	$1,250	1.41%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	1.13%
Sourcing Fee (cash portion) (4)	$7,500	8.47%
Total Fees and Expenses	$13,456	15.20%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$45	0.05%
Total Proceeds	$88,500	100.00%

(1)	The price that the seller/consignor has established for this asset is $150,000. The seller will contribute the asset to the Series in exchange for 7,500 Interests in the Series, which represents 50% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 50% of the agreed-upon price ($75,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager, its affiliates, or the #DuncanParkerGinobiliTripleLogoman Seller.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 750 units, which represents the portion ($7,500) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (45 units) for $450. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Consignment	4/13/21
Expiration Date of Consignment	9/1/21
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	5%
Sourcing Fee Payable in Cash	5%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #

Investment Overview #DuncanParkerGinobiliTripleLogoman

●	Upon completion of the SERIES #DuncanParkerGinobiliTripleLogoman Offering, SERIES #DuncanParkerGinobiliTripleLogoman will purchase a Tim Duncan, Tony Parker & Manu Ginobli Triple Logoman. (The “Underlying Asset” with respect to SERIES #DuncanParkerGinobiliTripleLogoman, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Tim Duncan, Tony Parker & Manu Ginobili, often referred to as “The Big Three”, were teammates for the Spurs from 2002 through 2016.

●	The Big Three is one of the most decorated and successful trios in NBA history, having won 575 regular season games and 126 postseason games together.

●	Tim Duncan, nicknamed “The Big Fundamental, is widely regarded as the greatest Power Forward in league history. He played all 19 of his season with the San Antonio Spurs.

●	Duncan’s career accolades include 5x NBA Champion, 2x NBA MVP, 15x All Star, 10x All-NBA First Team, 1998 NBA Rookie of the Year and 2020 Basketball Hall of Fame Inductee.

●	Tony Parker is a french-american professional basketball player who spent 17 of his 18 NBA seasons with the San Antonio Spurs.

●	Some of Parker’s career NBA achievements include 4x NBA Champion, 6x NBA All Star and 3x All-NBA Second Team. His #9 Jersey has been retired by the San Antonio Spurs.

●	Manu Ginobili is an Argentine professional basketball player who spent all 16 of his seasons in the NBA with the San Antonio Spurs.

●	Some of Ginobili’s career NBA achievements include 4x NBA Champion, 2x NBA All Star, 2x All-NBA Third Team and 2008 NBA Sixth Man of the Year. His #20 jersey has been retired by the San Antonio Spurs.

Asset Description

Overview and authentication:

●	This card features autographs of Tim Duncan, Tony Parker and Manu Ginobli as well as the most coveted jersey patches in the entire hobby, the NBA logo (also known as the “logoman patch”

●	“Logoman” cards are without a doubt the most sought after in all of Basketball, often fetching premium record-breaking prices at auction.

●	Some recent examples of record-breaking logoman sales are $1.8M for Giannis Antetoukompo, $1.29M for LeBron James and $1.02M for Anthony Davis

●	A congratulatory statement on the card’s back attests to the authenticity of the signatures and genuineness of the patch components, and serves as Upper Deck’s COA.

Notable Features:

●	The card features NBA Logoman patches and accompanying autographs from Tim Duncan, Tony Parker and Manu Ginobli as well as a “1/1” stamp from Upper Deck.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #DuncanParkerGinobiliTripleLogoman going forward.

SERIES #JordanLeBronSPXDualForces

Michael Jordan & LeBron James 2012 UD All-Time Greats SPx All-Time Dual Forces Autographs BGS 9.5

Use of Proceeds - SERIES #JordanLeBronSPXDualForces

The following illustrates the estimated use of proceeds of this Offering (including from Series #JordanLeBronSPXDualForces Interests acquired by the Manager) if the Total Minimum ($30,000) is raised in this Offering and the cash portion of the asset cost is $25,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$25,000	83.33%
Broker Dealer & Escrow (1)	$1,384	4.61%
Legal	$1,250	4.17%
Marketing & Re-Authentication	$0	0.00%
Offering Expenses	$1,000	3.33%
Acquisition Expenses (Insurance, Maintenance, Transport) (2)	$350	1.17%
Sourcing Fee (cash portion) (3)	$1,000	3.33%
Total Fees and Expenses	$4,984	16.61%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$17	0.06%
Total Proceeds	$30,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 300 units, which represents the portion ($1,500) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (30 units) for $150. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Consignment	4/13/2021
Expiration Date of Consignment	12/30/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	6%
Sourcing Fee Payable in Cash	4%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #JordanLeBronSPXDualForces

Investment Overview

●	Upon completion of the SERIES #JordanLeBronSPXDualForces Offering, SERIES #JordanLeBronSPXDualForces will purchase a Michael Jordan & LeBron James 2012 UD All-Time Greats SPx All-Time Dual Forces Autographs BGS 9.5 (The “Underlying Asset” with respect to SERIES #JordanLeBronSPXDualForces, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	When it comes to the NBA GOAT discussion, Michael Jordan and LeBron James are always in the thick of it, and justifiably so.

●	Jordan truthers will give M.J. the nod, noting his 6-0 record in the NBA Finals. James believers will counter with The King’s longevity and consistency.

●	Everybody can agree, however, that Jordan and James are two of the most talented, culturally-relevant athletes in professional sports history, for their work both on and off the court.

Asset Description

Overview and authentication:

●	Outstanding ink signatures of both LeBron James and Michael Jordan accompany individual portrait images of the superstars in adorning this highly desirable collectible.

●	Receiving a grade of Gem Mint 9.5 from BGS, one of 3 to have received a 9.5 with none graded higher.

●	Congratulatory text on the card’s back states Upper Deck’s warranty for the authenticity of the signatures, and serves as the item’s COA.

●	This limited edition card is serial numbered to 5.

Notable Features:

This die-cut refractor card features the autographs of both Michael Jordan and LeBron James and is numbered /5.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #JordanLeBronSPXDualForces going forward.

SERIES #GarnettLeBronDualLogoman

Kevin Garnett & LeBron James Exquisite Collection Dual Logoman Autographs

Use of Proceeds - SERIES #GarnettLeBronDualLogoman

The following illustrates the estimated use of proceeds of this Offering (including from Series #GarnettLeBronDualLogoman Interests acquired by the Manager) if the Total Minimum ($748,500) is raised in this Offering and the cash portion of the asset cost is $700,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$700,000	93.52%
Broker Dealer & Escrow (1)	$8,198	1.10%
Legal	$1,250	0.17%
Marketing & Re-Authentication	$1,000	0.13%
Offering Expenses	$1,000	0.13%
Acquisition Expenses (Insurance, Maintenance, Transport) (2)	$2,000	0.27%
Sourcing Fee (cash portion) (3)	$35,000	4.68%
Total Fees and Expenses	$48,448	6.47%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$53	0.01%
Total Proceeds	$748,500	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 7,000 units, which represents the portion ($35,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (750 units) for $3,750. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Consignment	4/13/2021
Expiration Date of Consignment	12/30/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	5%
Sourcing Fee Payable in Cash	5%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #GarnettLeBronDualLogoman

Investment Overview

●	Upon completion of the SERIES #GarnettLeBronDualLogoman Offering, SERIES #GarnettLeBronDualLogoman will purchase a Kevin Garnett & LeBron James Exquisite Collection Dual Logoman Autographs (The “Underlying Asset” with respect to SERIES #GarnettLeBronDualLogoman, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	LeBron James and Kevin Garnett are considered some of the greatest basketball players and scorers of all-time, and two of the most successful players to jump directly from High School to the NBA.

●	LeBron James is one the greatest basketball players of all time, and certainly one of the most influential and popular athletes of his generation. He has won 3 NBA Championships, 4 MVP awards, and is the 3x AP Athlete of the Year.

●	Kevin Garnett, a member of the 2020 Hall of Fame Induction Class, won the 2008 NBA championship, was a 15-time NBA All-Star, a 12-time member of the All-Defensive Team, a 9-time member of the All-NBA Team, the 2008 Defensive Player of the Year and the 2004 NBA Most Valuable Player.

Asset Description

Overview and authentication:

●	This card features autographs of LeBron James & Kevin Garnett as well as the most coveted jersey patches in the entire hobby, the NBA logo (also known as the “logoman patch”

●	“Logoman” cards are without a doubt the most sought after in all of Basketball, often fetching premium record-breaking prices at auction.

●	Some recent examples of record-breaking logoman sales are $1.8M for Giannis Antetoukompo, $1.29M for LeBron James and $1.02M for Anthony Davis

●	A congratulatory statement on the card’s back attests to the authenticity of the signatures and genuineness of the patch components, and serves as Upper Deck’s COA.

Notable Features:

●	The card features NBA Logoman patches and accompanying autographs from LeBron James and Kevin Garnett as well as a “1/1” stamp from Upper Deck.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #GarnettLeBronDualLogoman going forward.

SERIES #LeBronMcGradyLogoman

LeBron James & Tracy McGrady 2005-06 Upper Deck Exquisite Collection Dual Logoman Autographs

Use of Proceeds - SERIES #LeBronMcGradyLogoman

The following illustrates the estimated use of proceeds of this Offering (including from Series #LeBronMcGradyLogoman Interests acquired by the Manager) if the Total Minimum ($536,500) is raised in this Offering and the cash portion of the asset cost is $500,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$500,000	93.20%
Broker Dealer & Escrow (1)	$6,188	1.15%
Legal	$1,250	0.23%
Marketing & Re-Authentication	$1,000	0.19%
Offering Expenses	$1,000	0.19%
Acquisition Expenses (Insurance, Maintenance, Transport) (2)	$2,000	0.37%
Sourcing Fee (cash portion) (3)	$25,000	4.66%
Total Fees and Expenses	$36,438	6.79%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$62	0.01%
Total Proceeds	$536,500	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 5,000 units, which represents the portion ($25,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (538 units) for $2,690. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Consignment	4/13/2021
Expiration Date of Consignment	12/30/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	5%
Sourcing Fee Payable in Cash	5%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #LeBronMcGradyLogoman

Investment Overview

●	Upon completion of the SERIES #LeBronMcGradyLogoman Offering, SERIES #LeBronMcGradyLogoman will purchase a LeBron James & Tracy McGrady 2005-06 Upper Deck Exquisite Collection Dual Logoman Autographs (The “Underlying Asset” with respect to SERIES #LeBronMcGradyLogoman, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	LeBron James and Tracy McGrady are considered some of the greatest basketball players and scorers of all-time, and two of the most successful players to jump directly from High School to the NBA.

●	LeBron James is one the greatest basketball players of all time, and certainly one of the most influential and popular athletes of his generation. He has won 3 NBA Championships, 4 MVP awards, and is the 3x AP Athlete of the Year.

●	Tracy McGrady, a member of the 2017 Hall of Fame Induction Class, was a 7-time NBA All-Star,2-time NBA Scoring Champion, a 7-time member of the All-NBA Team, and the 2001 NBA Most Improved Player.

Asset Description

Overview and authentication:

●	This card features autographs of LeBron James & Tracy McGrady as well as the most coveted jersey patches in the entire hobby, the NBA logo (also known as the “logoman patch”

●	“Logoman” cards are without a doubt the most sought after in all of Basketball, often fetching premium record-breaking prices at auction.

●	Some recent examples of record-breaking logoman sales are $1.8M for Giannis Antetoukompo, $1.29M for LeBron James and $1.02M for Anthony Davis

●	A congratulatory statement on the card’s back attests to the authenticity of the signatures and genuineness of the patch components, and serves as Upper Deck’s COA.

Notable Features:

●	The card features NBA Logoman patches and accompanying autographs from LeBron James and Tracy McGrady as well as a “1/1” stamp from Upper Deck.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #LeBronMcGradyLogoman going forward.

SERIES #KobeLeBronJordanMagicQuadAuto

Kobe Bryant, LeBron James, Michael Jordan & Magic Johnson Upper Deck Quad Autograph

Use of Proceeds - SERIES #KobeLeBronJordanMagicQuadAuto

The following illustrates the estimated use of proceeds of this Offering (including from Series #KobeLeBronJordanMagicQuadAuto Interests acquired by the Manager) if the Total Minimum ($121,500) is raised in this Offering and the cash portion of the asset cost is $110,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$110,000	90.53%
Broker Dealer & Escrow (1)	$2,254	1.86%
Legal	$1,250	1.03%
Marketing & Re-Authentication	$450	0.37%
Offering Expenses	$1,000	0.82%
Acquisition Expenses (Insurance, Maintenance, Transport) (2)	$1,000	0.82%
Sourcing Fee (cash portion) (3)	$5,500	4.53%
Total Fees and Expenses	$11,454	9.43%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$46	0.04%
Total Proceeds	$121,500	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 1,100 units, which represents the portion ($5,500) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (122 units) for $610. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Consignment	4/13/2021
Expiration Date of Consignment	12/30/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	5%
Sourcing Fee Payable in Cash	5%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #KobeLeBronJordanMagicQuadAuto

Investment Overview

●	Upon completion of the SERIES #KobeLeBronJordanMagicQuadAuto Offering, SERIES #KobeLeBronJordanMagicQuadAuto will purchase a Kobe Bryant, LeBron James, Michael Jordan & Magic Johnson Upper Deck Quad Autograph (The “Underlying Asset” with respect to SERIES #KobeLeBronJordanMagicQuadAuto, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Earvin “Magic” Johnson, a legendary Los Angeles Lakers star, is considered one of the best players and playmakers in NBA history and credited with redefining the point guard role. Renowned for his dazzling skillset, “Showtime” style, ability to play all five positions and larger than life persona.

●	Magic’s career accolades include 5x NBA champion, 3x NBA MVP, 12x All Star, 9x NBA All-First team, and 2x Hall of Fame inductee.

●	Frequently discussed as one of the greatest basketball players of all time, LeBron James is certainly one of America’s most influential and popular athletes of his generation.

●	James has won three NBA Championships, three NBA Finals MVP Awards, four NBA Most Valuable Player Awards, is the three-time AP Athlete of the Year and two-time Sports Illustrated Sportsperson of the Year.

●	After winning two championships with the Miami Heat, LeBron triumphantly returned to the Cavaliers and brought the city of Cleveland its first major professional sports championship since 1964, and the first ever championship won by the Cleveland Cavaliers franchise.

●	Kobe Bryant is one of the most beloved and accomplished basketball players to ever play the game.

●	Bryant was an 18-time All-Star, a 15-time member of the All-NBA Team, a 12-time member of the All-Defensive Team, the 2008 NBA Most Valuable Player (MVP), 5-time NBA Champion and a two-time NBA Finals MVP. Bryant also led the NBA in scoring twice, and ranks fourth on the league’s all-time regular season scoring and all-time postseason scoring lists. Bryant tragically died at age 41, along with his 13-year-old daughter Gianna and seven others, in a helicopter crash in Calabasas, California in 2020. Their memories will forever live on in the hearts and minds of sports fans.

●	Often referred to as “MJ”, “His Airness” or “Air Jordan”, Michael Jordan is almost universally considered the greatest to ever play the game and one of the most culturally relevant athletes in the entire world.

●	Drafted 3rd overall in the 1984 NBA Draft after Hakeem Olajuwon and Sam Bowie, Michael Jordan played 15 seasons in the NBA, winning 6 NBA Titles with the Chicago Bulls. He was also a 5 time NBA MVP, 10 time NBA scoring leader, 14 time NBA All-Star, 1984 NBA Rookie of the Year and 2 time Olympic Gold Medalist. He was inducted into the Basketball Hall of Fame in 2009 and received the Presidential Medal of Freedom in 2016, the highest civilian award.

●	From his Air Jordan brand with Nike to his appearances in film and television Jordan’s cultural significance and relevance cannot be overstated, making him one of the most recognizable and popular figures in the world.

Asset Description

Overview and authentication:

●	This Upper Deck Quad Autographs card features images and bold silver ink autographs from Kobe Bryant, LeBron James, Michael Jordan and Magic Johnson set against a black background.

●	One of only 10 versions of this card produced, this offering contains card #3/10.

●	A congratulatory statement on the card’s back from Upper Deck attests to the authenticity of the signatures.

Notable Features:

The card is stamped “3/10” by Upper Deck.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #KobeLeBronJordanMagicQuadAuto going forward.

SERIES #CristianoRonaldoRC1of1

Cristiano Ronaldo 2014 Panini Prizm World Cup Signatures 1/1

Use of Proceeds - SERIES #CristianoRonaldoRC1of1

The following illustrates the estimated use of proceeds of this Offering (including from Series #CristianoRonaldoRC1of1 Interests acquired by the Manager) if the Total Minimum ($244,000) is raised in this Offering and the cash portion of the asset cost is $225,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$225,000	92.21%
Broker Dealer & Escrow (1)	$3,415	1.40%
Legal	$1,250	0.51%
Marketing & Re-Authentication	$1,000	0.41%
Offering Expenses	$1,000	0.41%
Acquisition Expenses (Insurance, Maintenance, Transport) (2)	$1,000	0.41%
Sourcing Fee (cash portion) (3)	$11,250	4.61%
Total Fees and Expenses	$18,915	7.75%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$85	0.03%
Total Proceeds	$244,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 2,250 units, which represents the portion ($11,250) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (244 units) for $1,220. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Consignment	4/13/2021
Expiration Date of Consignment	12/30/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	5%
Sourcing Fee Payable in Cash	5%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #CristianoRonaldoRC1of1

Investment Overview

●	Upon completion of the SERIES #CristianoRonaldoRC1of1 Offering, SERIES #CristianoRonaldoRC1of1 will purchase a Cristiano Ronaldo 2014 Panini Prizm World Cup Signatures 1/1 (The “Underlying Asset” with respect to SERIES #CristianoRonaldoRC1of1, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Cristiano Ronaldo is a Portugese professional soccer player who plays for Serie A club Juventus and captains the Portugal National team.

●	Often considered the best player in the world and widely regarded as one of the greatest players of all time, Ronaldo has won five Ballon d’Or awards and four European Golden Shoes, both of which are records for a European player.

●	He has won 31 major trophies in his career, including seven league titles, five UEFA Champions Leagues, one UEFA European Championship, and one UEFA Nations League title.

●	Ronaldo holds the records for the most goals (134) and assists (40) in the history of the UEFA Champions League. He is one of the few recorded players to have made over 1,000 professional career appearances and has scored over 770 official senior career goals for club and country. He is also the second male to score 100 international goals and the first European one to achieve the feat.

Asset Description

Overview and authentication:

●	This 2014 Panini Prizm World Cup Signatures card, autographed by Cristiano Ronaldo, is a true 1/1 and stamped accordingly by Panini on the rear of the card.

●	This 1/1 variation features a tri-color yellow, silver and green background with refractory design and blue autograph.

●	Ronaldo is portrayed in his red Portugal jersey, apparently mid-dribble.

Notable Features:

Features an autograph on the front of the card and accompanying “1 of 1” stamp on the rear of the card from Panini.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #CristianoRonaldoRC1of1 going forward.

SERIES #AmareGarnettMcGradyTripleLogoman

Amare Stoudemire, Kevin Garnett & Tracy McGrady 2004-05 Upper Deck Exquisite Collection Triple Logoman

Use of Proceeds - SERIES #AmareGarnettMcGradyTripleLogoman

The following illustrates the estimated use of proceeds of this Offering (including from Series #AmareGarnettMcGradyTripleLogoman Interests acquired by the Manager) if the Total Minimum ($57,000) is raised in this Offering and the cash portion of the asset cost is $50,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$50,000	87.72%
Broker Dealer & Escrow (1)	$1,637	2.87%
Legal	$1,250	2.19%
Marketing & Re-Authentication	$500	0.88%
Offering Expenses	$1,000	1.75%
Acquisition Expenses (Insurance, Maintenance, Transport) (2)	$600	1.05%
Sourcing Fee (cash portion) (3)	$2,000	3.51%
Total Fees and Expenses	$6,987	12.26%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$13	0.02%
Total Proceeds	$57,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 600 units, which represents the portion ($3,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (58 units) for $290. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Consignment
Expiration Date of Consignment
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	6%
Sourcing Fee Payable in Cash	4%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #AmareGarnettMcGradyTripleLogoman

Investment Overview

●	Upon completion of the SERIES #AmareGarnettMcGradyTripleLogoman Offering, SERIES #AmareGarnettMcGradyTripleLogoman will purchase a Amare Stoudemire, Kevin Garnett & Tracy McGrady 2004-05 Upper Deck Exquisite Collection Triple Logoman (The “Underlying Asset” with respect to SERIES #AmareGarnettMcGradyTripleLogoman, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Amare Stoudemire, is an American-Israeli professional basketball coach and former player. He currently serves as player development assistant for the Brooklyn Nets of the National Basketball Association. He won the NBA Rookie of the Year Award in 2003 with the Phoenix Suns, who selected him with the ninth overall pick of the 2002 NBA draft. He made six appearances in the NBA All-Star Game and was named to the All-NBA Team five times, including one first-team selection in 2007.

●	Tracy McGrady, a member of the 2017 Hall of Fame Induction Class, was a 7-time NBA All-Star,2-time NBA Scoring Champion, a 7-time member of the All-NBA Team, and the 2001 NBA Most Improved Player.

●	Kevin Garnett, a member of the 2020 Hall of Fame Induction Class, won the 2008 NBA championship, was a 15-time NBA All-Star, a 12-time member of the All-Defensive Team, a 9-time member of the All-NBA Team, the 2008 Defensive Player of the Year and the 2004 NBA Most Valuable Player.

Asset Description

Overview and authentication:

●	This card features the most coveted jersey patches in the entire hobby, the NBA logo (also known as the “logoman patch”) of Amare Stoudemire, Kevin Garnett and Tracy McGrady.

●	“Logoman” cards are without a doubt the most sought after in all of Basketball, often fetching premium record-breaking prices at auction.

●	Some recent examples of record-breaking logoman sales are $1.8M for Giannis Antetoukompo, $1.29M for LeBron James and $1.02M for Anthony Davis

●	A congratulatory statement on the card’s back attests to the authenticity and genuineness of the patch components, and serves as Upper Deck’s COA.

Notable Features:

●	The card features NBA Logoman patches from Amare Stoudemire, Kevin Garnett and Tracy McGrady as well as a “1/1” stamp from Upper Deck.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #AmareGarnettMcGradyTripleLogoman going forward.

SERIES #LeBronNumberPieceBGS8.5

LeBron James 2007-08 Upper Deck Exquisite Collection Number Pieces /23 BGS 8.5

Use of Proceeds - SERIES #LeBronNumberPieceBGS8.5

The following illustrates the estimated use of proceeds of this Offering (including from Series #LeBronNumberPieceBGS8.5 Interests acquired by the Manager) if the Total Minimum ($56,000) is raised in this Offering and the cash portion of the asset cost is $50,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$50,000	89.29%
Broker Dealer & Escrow (1)	$1,622	2.90%
Legal	$1,250	2.23%
Marketing & Re-Authentication	$0	0.00%
Offering Expenses	$1,000	1.79%
Acquisition Expenses (Insurance, Maintenance, Transport) (2)	$600	1.07%
Sourcing Fee (cash portion) (3)	$1,500	2.68%
Total Fees and Expenses	$5,972	10.66%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$28	0.05%
Total Proceeds	$56,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 700 units, which represents the portion ($3,500) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (56 units) for $280. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Consignment	4/25/2021
Expiration Date of Consignment	9/1/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	7%
Sourcing Fee Payable in Cash	3%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #LeBronNumberPieceBGS8.5

Investment Overview

●	Upon completion of the SERIES #LeBronNumberPieceBGS8.5 Offering, SERIES #LeBronNumberPieceBGS8.5 will purchase a LeBron James 2007-08 Upper Deck Exquisite Collection Number Pieces /23 BGS 8.5 (The “Underlying Asset” with respect to SERIES #LeBronNumberPieceBGS8.5, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Frequently discussed as one of the greatest basketball players of all time, LeBron James is certainly one of America’s most influential and popular athletes of his generation.

●	James has won three NBA Championships, three NBA Finals MVP Awards, and four NBA’s Most Valuable Player Awards.

●	James is the three-time AP Athlete of the Year and two-time Sports Illustrated Sportsperson of the Year.

●	After winning two championships with the Miami Heat, LeBron triumphantly returned to the Cavaliers and brought the city of Cleveland its first major professional sports championship since 1964, and the first ever championship won by the Cleveland Cavaliers franchise.

Asset Description

Overview and authentication:

●	According to PWCC, this card is an “Incredibly popular and important Exquisite Collection Number Pieces...it features ‘The King’ in a superb in-action pose with a beautiful ’23’ jersey patch embedded within the card to his right.”

●	Graded an 8.5 by BGS, this card is one of 8 to receive that grade out of 14 total submissions with only 2 cards receiving a higher grade of 9.

●	The patch contained is a two color example and the autograph is a nice solid blue, receiving a grade of 10.

●	PWCC went on to say, “with only 23 copies in existence; it’s safe to say that demand for this card far exceeds supply. Easily one of the best investment pieces in today’s market and a fine-art equivalent which will command tons of attention on the public market.”

Notable Features:

●	The card features LeBron in his white Cavaliers jersey, mid-dunk. A congratulatory statement on the card’s back attests to the authenticity of the signatures and genuineness of the patch components, and serves as Upper Deck’s COA.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #LeBronNumberPieceBGS8.5 going forward.

SERIES #Mantle57AutoBat

Mickey Mantle 1957 Game Used and Autographed Bat

Use of Proceeds - SERIES #Mantle57AutoBat

The following illustrates the estimated use of proceeds of this Offering (including from Series #Mantle57AutoBat Interests acquired by the Manager) if the Total Minimum ($172,750) is raised in this Offering and the cash portion of the asset cost is $160,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$160,000	92.62%
Broker Dealer & Escrow (1)	$2,723	1.58%
Legal	$1,250	0.72%
Marketing & Re-Authentication	$150	0.09%
Offering Expenses	$1,000	0.58%
Acquisition Expenses (Insurance, Maintenance, Transport) (2)	$1,200	0.69%
Sourcing Fee (cash portion) (3)	$6,400	3.70%
Total Fees and Expenses	$12,723	7.36%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$27	0.02%
Total Proceeds	$172,750	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 1,920 units, which represents the portion ($9,600) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (174 units) for $870. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Consignment	5/2/2021
Expiration Date of Consignment	11/1/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	6%
Sourcing Fee Payable in Cash	4%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #Mantle57AutoBat

Investment Overview

●	Upon completion of the SERIES #Mantle57AutoBat Offering, SERIES #Mantle57AutoBat will purchase a Mickey Mantle 1957 Game Used and Autographed Bat (The “Underlying Asset” with respect to SERIES #Mantle57AutoBat, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	PSA/DNA has identified and certified this bat as having been used by Mickey Mantle during the 1957 All Star Game as well as the second half of the 1957 season, in which he won the MVP.

●	In addition to identifying the specific usages, PSA/DNA has given the bat an overall Game Used grade of 9.5 due to the bat “exhibiting outstanding use and possessing identifiable player use characteristics”.

●	During the 1957 All Star Game Mantle had 5 plate appearances, registering a walk and a single.

●	Beckett has authenticated the autograph as that of Mickey Mantle.

Notable Features:

●	35 inch length, 32.4 ounce weight, standard finish. Autographed by Mickey Mantle.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #Mantle57AutoBat going forward.

SERIES #BabeRuthBowsOutPhoto

Babe Ruth Bows Out Vintage Photo

Use of Proceeds - SERIES #BabeRuthBowsOutPhoto

The following illustrates the estimated use of proceeds of this Offering (including from Series #BabeRuthBowsOutPhoto Interests acquired by the Manager) if the Total Minimum ($35,860) is raised in this Offering and the cash portion of the asset cost is $30,360.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$30,360	84.66%
Broker Dealer & Escrow (2)	$1,426	3.98%
Legal	$1,250	3.49%
Marketing & Re-Authentication	$84	0.23%
Offering Expenses	$1,000	2.79%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$420	1.17%
Sourcing Fee (cash portion) (4)	$1,320	3.68%
Total Fees and Expenses	$5,500	15.34%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$0	0.00%
Total Proceeds	$35,860	100.00%

(1)	The price that the seller/consignor has established for this asset is $44,000. The seller will contribute the asset to the Series in exchange for 2,728 Interests in the Series, which represents 31% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 69% of the agreed-upon price ($30,360) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager, its affiliates, or the #BabeRuthBowsOutPhoto Seller.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 616 units, which represents the portion ($3,080) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (36 units) for $180. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Consignment	5/7/2021
Expiration Date of Consignment	11/1/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	7%
Sourcing Fee Payable in Cash	3%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #

Investment Overview #BabeRuthBowsOutPhoto

●	Upon completion of the SERIES #BabeRuthBowsOutPhoto Offering, SERIES #BabeRuthBowsOutPhoto will purchase a Babe Ruth Bows Out Vintage Photo (The “Underlying Asset” with respect to SERIES #BabeRuthBowsOutPhoto, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Known by many names including “The Bambino” and “The Sultan of Swat”, George Herman “Babe” Ruth is considered by many to be the greatest baseball player of all time.

●	He played 22 seasons in Major League Baseball, known mostly for his 14 years with the New York Yankees where he won 7 World Series Titles.

●	He established numerous batting records including 714 career Home Runs, 2,214 career RBIs, 2,062 career walks and career slugging and OPS of .690 and 1.164 respectively. He was inducted to the Baseball Hall of Fame in 1936 as one of the “first five” inaugural members.

●	Ruth was named to the MLB All-Century team by fans in 1999 and was ranked the #1 player all time by the Sporting News in 1998 and in a 1969 poll commemorating the 100th anniversary of professional baseball.

●	Babe Ruth’s cultural significance and relevance cannot be overstated, he has been described as “a unique figure in the social history of the United States…larger than life.” His impact reaches as far as our vocabulary, with the word “Ruthian” having come to mean “colossal, dramatics, prodigious, magnificent; with great power”.

Asset Description

Overview and authentication:

●	Quite possibly the most famous image of the Babe, this striking photo by Nat Fein is from 1948.

●	At the time of the photo Babe Ruth had been out of the game for more than a decade and was struggling with terminal cancer, it was clear this was a final public goodbye. He passed away 2 months after the photo was taken.

●	Time Magazine writes, “Nat Fein of the New York Herald Tribune was one of dozens of photographers staked out along the first-base line. But as the sound of “Auld Lang Syne” filled the stadium, Fein “got a feeling” and walked behind Ruth, where he saw the proud ballplayer leaning on a bat, his thin legs hinting at the toll the disease had wreaked on his body.”

●	“From that spot, Fein captured the almost mythic role that athletes play in our lives—even at their weakest, they loom large.”

●	Nat Fein won the Pulitzer Prize for the image, the first one awarded to a sports photographer.

Notable Features:

●	The photo has been authenticated and enclosed in a protective holder by PSA.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #BabeRuthBowsOutPhoto going forward.

SERIES #DirkNowitzkiBasket

Dirk Nowitzki 1998-99 E-X Century Essential Credentials Future BGS 8 & 1998-99 Skybox Premium Star
Rubies BGS 9

Use of Proceeds - SERIES #DirkNowitzkiBasket

The following illustrates the estimated use of proceeds of this Offering (including from Series #DirkNowitzkiBasket Interests acquired by the Manager) if the Total Minimum ($119,000) is raised in this Offering and the cash portion of the asset cost is $108,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$108,000	90.76%
Broker Dealer & Escrow (2)	$2,230	1.87%
Legal	$1,250	1.05%
Marketing & Re-Authentication	$120	0.10%
Offering Expenses	$1,000	0.84%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	0.84%
Sourcing Fee (cash portion) (4)	$5,400	4.54%
Total Fees and Expenses	$11,000	9.24%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$0	0.00%
Total Proceeds	$119,000	100.00%

(1)	The price that the seller/consignor has established for this asset is $135,000. The seller will contribute the asset to the Series in exchange for 2,700 Interests in the Series, which represents 20% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 80% of the agreed-upon price ($108,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager, its affiliates, or the #DirkNowitzkiBasket Seller.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 810 units, which represents the portion ($8,100) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (60 units) for $600. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	5/2/2021
Expiration Date of Agreement	11/1/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	6%
Sourcing Fee Payable in Cash	4%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #

Investment Overview #DirkNowitzkiBasket

●	Upon completion of the SERIES #DirkNowitzkiBasket Offering, SERIES #DirkNowitzkiBasket will purchase a Dirk Nowitzki 1998-99 E-X Century Essential Credentials Future BGS 8 & 1998-99 Skybox Premium Star Rubies BGS 9 (The “Underlying Asset” with respect to SERIES #DirkNowitzkiBasket, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Dirk Nowitzki, widely considered one of the greatest Power Forwards of all time and the greatest European player of all time, is the only player to ever play for a single NBA franchise for 21 seasons, having spent his entire career with the Dallas Mavericks.

●	Dirk’s career achievements include 14x All Star, 4x All-NBA First Team, 2011 NBA Champion, 2007 NBA Most Valuable Player and is a surefire bet to become a first ballot Hall of Fame inductee in 2023.

Asset Description

Overview and authentication:

●	This offering contains TWO Dirk Nowitzki Rookie Cards, both graded by BGS.

●	The first card is a 1998-99 E-X Century Essential Credentials Future in a grade of BGS 8.

●	Out of 8 total submissions to BGS this card is the only one to receive a grade of 8, with 3 graded higher.

●	The second card is a 1998-99 Skybox Premium Star Rubies in a grade of BGS 9.

●	Out of 3 total submissions to BGS this card is the only one to receive a 9 with both other submissions receiving grades of 8, making this the highest graded example on the BGS report.

Notable Features:

These cards feature Dirk Nowitzki in his white Mavericks uniform in the process of gathering his dribble.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #DirkNowitzkiBasket going forward.

SERIES #LeBronEXEssentialCredentialsBGS9.5

LeBron James 2003-04 Credentials Now /102 BGS 9.5

Use of Proceeds - SERIES #LeBronEXEssentialCredentialsBGS9.5

The following illustrates the estimated use of proceeds of this Offering (including from Series #LeBronEXEssentialCredentialsBGS9.5 Interests acquired by the Manager) if the Total Minimum ($175,000) is raised in this Offering and the cash portion of the asset cost is $162,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$162,500	92.86%
Broker Dealer & Escrow (2)	$2,776	1.59%
Legal	$1,000	0.57%
Marketing & Re-Authentication	$0	0.00%
Offering Expenses	$1,000	0.57%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	0.57%
Sourcing Fee (cash portion) (4)	$6,500	3.71%
Total Fees and Expenses	$12,526	7.16%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$224	0.13%
Total Proceeds	$175,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 1,950 units, which represents the portion ($9,750) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (176 units) for $880. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	5/2/2021
Expiration Date of Agreement	11/1/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	6%
Sourcing Fee Payable in Cash	4%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #LeBronEXEssentialCredentialsBGS9.5

Investment Overview

●	Upon completion of the SERIES #LeBronEXEssentialCredentialsBGS9.5 Offering, SERIES #LeBronEXEssentialCredentialsBGS9.5 will purchase a LeBron James 2003-04 Credentials Now /102 BGS 9.5 (The “Underlying Asset” with respect to SERIES #LeBronEXEssentialCredentialsBGS9.5, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Frequently discussed as one of the greatest basketball players of all time, LeBron James is certainly one of America’s most influential and popular athletes of his generation.

●	James has won three NBA Championships, three NBA Finals MVP Awards, and four NBA’s Most Valuable Player Awards.

●	James is the three-time AP Athlete of the Year and two-time Sports Illustrated Sportsperson of the Year.

●	After winning two championships with the Miami Heat, LeBron triumphantly returned to the Cavaliers and brought the city of Cleveland its first major professional sports championship since 1964, and the first ever championship won by the Cleveland Cavaliers franchise.

Asset Description

Overview and authentication:

●	Goldin Auctions states, “A visually striking and seldom-offered Rookie Card. This sought-after portrayal of the future Hall of Famer delivers an impressive, unforgettable presentation. The image of the young Cavaliers superstar seems to come alive for the viewer, as the kinetic figure appears barely restrained from escaping the confines of the creatively designed card’s partially transparent, physical dimensions.”

●	Graded a 9.5 by BGS (with subgrades of 10, 10, 9.5 and 9), this card is one of 21 to have received a 9.5 out of the 90 submitted examples, and one of only TWO to have received a pair of 10 subgrades.

Notable Features:

Features an image of LeBron in a red Cavaliers uniform mid-dribble.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #LeBronEXEssentialCredentialsBGS9.5 going forward.

SERIES #GarnettStoudemireDualLogoman

Kevin Garnett & Amare Stoudemire 2004-05 Exquisite Collection Dual NBA Logo Autographs BGS 8.5

Use of Proceeds - SERIES #GarnettStoudemireDualLogoman

The following illustrates the estimated use of proceeds of this Offering (including from Series #GarnettStoudemireDualLogoman Interests acquired by the Manager) if the Total Minimum ($50,000) is raised in this Offering and the cash portion of the asset cost is $45,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$45,000	90.00%
Broker Dealer & Escrow (2)	$1,589	3.18%
Legal	$1,000	2.00%
Marketing & Re-Authentication	$0	0.00%
Offering Expenses	$1,000	2.00%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$280	0.56%
Sourcing Fee (cash portion) (4)	$900	1.80%
Total Fees and Expenses	$5,019	10.04%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$232	0.46%
Total Proceeds	$50,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 720 units, which represents the portion ($3,600) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (50 units) for $250.There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	5/2/2021
Expiration Date of Agreement	11/1/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	8%
Sourcing Fee Payable in Cash	2%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #GarnettStoudemireDualLogoman

Investment Overview

●	Upon completion of the SERIES #GarnettStoudemireDualLogoman Offering, SERIES #GarnettStoudemireDualLogoman will purchase a Kevin Garnett & Amare Stoudemire 2004-05 Exquisite Collection Dual NBA Logo Autographs BGS 8.5 (The “Underlying Asset” with respect to SERIES #GarnettStoudemireDualLogoman, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Amare Stoudemire, is an American-Israeli professional basketball coach and former player. He currently serves as player development assistant for the Brooklyn Nets of the National Basketball Association. He won the NBA Rookie of the Year Award in 2003 with the Phoenix Suns, who selected him with the ninth overall pick of the 2002 NBA draft. He made six appearances in the NBA All-Star Game and was named to the All-NBA Team five times, including one first-team selection in 2007.

●	Kevin Garnett, a member of the 2020 Hall of Fame Induction Class, won the 2008 NBA championship, was a 15-time NBA All-Star, a 12-time member of the All-Defensive Team, a 9-time member of the All-NBA Team, the 2008 Defensive Player of the Year and the 2004 NBA Most Valuable Player.

Asset Description

Overview and authentication:

●	This card features autographs of Kevin Garnett and Amare Stoudemire as well as the most coveted jersey patches in the entire hobby, the NBA logo (also known as the “logoman patch”

●	“Logoman” cards are without a doubt the most sought after in all of Basketball, often fetching premium record-breaking prices at auction.

●	Some recent examples of record-breaking logoman sales are $1.8M for Giannis Antetoukompo, $1.29M for LeBron James and $1.02M for Anthony Davis

●	A congratulatory statement on the card’s back attests to the authenticity of the signatures and genuineness of the patch components, and serves as Upper Deck’s COA.

Notable Features:

●	The card features NBA Logoman patches and accompanying autographs from Kevin Garnett and Amare Stoudemire as well as a “1/1” stamp from Upper Deck.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #GarnettStoudemireDualLogoman going forward.

SERIES #JordanMagicDualJerseyAutosBGS9

Michael Jordan & Magic Johnson 2004-05 Exquisite Collection Dual Jerseys Autographs BGS 9

Use of Proceeds - SERIES #JordanMagicDualJerseyAutosBGS9

The following illustrates the estimated use of proceeds of this Offering (including from Series #JordanMagicDualJerseyAutosBGS9 Interests acquired by the Manager) if the Total Minimum ($104,500) is raised in this Offering and the cash portion of the asset cost is $90,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$90,000	86.12%
Broker Dealer & Escrow (2)	$2,050	1.96%
Legal	$1,250	1.20%
Marketing & Re-Authentication	$190	0.18%
Offering Expenses	$1,000	0.96%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	0.96%
Sourcing Fee (cash portion) (4)	$9,000	8.61%
Total Fees and Expenses	$14,490	13.87%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$10	0.01%
Total Proceeds	$104,500	100.00%

(1)	The price that the seller/consignor has established for this asset is $180,000. The seller will contribute the asset to the Series in exchange for 9,000 Interests in the Series, which represents 50% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 50% of the agreed-upon price ($90,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager, its affiliates, or the #JordanMagicDualJerseyAutosBGS9 Seller.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 900 units, which represents the portion ($9,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (53 units) for $530. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	5/2/2021
Expiration Date of Agreement	11/1/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	5%
Sourcing Fee Payable in Cash	5%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #JordanMagicDualJerseyAutosBGS9

Investment Overview #JordanMagicDualJerseyAutosBGS9

●	Upon completion of the SERIES #JordanMagicDualJerseyAutosBGS9 Offering, SERIES #JordanMagicDualJerseyAutosBGS9 will purchase a Michael Jordan & Magic Johnson 2004-05 Exquisite Collection Dual Jerseys Autographs BGS 9 (The “Underlying Asset” with respect to SERIES #JordanMagicDualJerseyAutosBGS9, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Often referred to as “MJ”, “His Airness” or “Air Jordan”, Michael Jordan is almost universally considered the greatest to ever play the game and one of the most culturally relevant athletes in the entire world.

●	Drafted 3rd overall in the 1984 NBA Draft after Hakeem Olajuwon and Sam Bowie, Michael Jordan played 15 seasons in the NBA, winning 6 NBA Titles with the Chicago Bulls.

●	He was also a 5 time NBA MVP, 10 time NBA scoring leader, 14 time NBA All-Star, 1984 NBA Rookie of the Year and 2 time Olympic Gold Medalist. He was inducted into the Basketball Hall of Fame in 2009 and received the Presidential Medal of Freedom in 2016, the highest civilian award.

●	From his Air Jordan brand with Nike to his appearances in film and television Jordan’s cultural significance and relevance cannot be overstated, making him one of the most recognizable and popular figures in the world.

●	Earvin “Magic” Johnson, a legendary Los Angeles Lakers star, is considered one of the best players and playmakers in NBA history and credited with redefining the point guard role. Renowned for his dazzling skillset, “Showtime” style, ability to play all five positions and larger than life persona.

●	Magic’s career accolades include 5x NBA champion, 3x NBA MVP, 12x All Star, 9x NBA All-First team, and 2x Hall of Fame inductee.

Asset Description

Overview and authentication:

●	This card features autographs of Michael Jordan, LeBron James and Magic Johnson. Stamped with a serial number out of 2, this card is exceedingly rare.

●	Both #1 of 2 and #2 of 2 have received grades of 9 from BGS.

●	The #2 of 2 card most recently sold for $79,200 via Goldin Auctions on 11/1/20.

●	A congratulatory statement on the card’s back attests to the authenticity of the signatures and genuineness of the patch components, and serves as Upper Deck’s COA.

Notable Features:

●	The card features autographs and jersey swatches from Michael Jordan and Magic Johnson as well as a stamp out of 2 from Upper Deck.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #JordanMagicDualJerseyAutosBGS9 going forward.

SERIES #LeBronExquisiteBasket

LeBron James 2005-06 Exquisite Limited Logos BGS 9, 2006-07 Exquisite Limited Logos PSA Auth & 2007-08 Limited Logos BGS 8.5

Use of Proceeds - SERIES #LeBronExquisiteBasket

The following illustrates the estimated use of proceeds of this Offering (including from Series #LeBronExquisiteBasket Interests acquired by the Manager) if the Total Minimum ($243,000) is raised in this Offering and the cash portion of the asset cost is $225,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$225,000	92.59%
Broker Dealer & Escrow (2)	$3,405	1.40%
Legal	$1,250	0.51%
Marketing & Re-Authentication	$85	0.03%
Offering Expenses	$1,000	0.41%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	0.41%
Sourcing Fee (cash portion) (4)	$11,250	4.63%
Total Fees and Expenses	$17,990	7.40%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$10	0.00%
Total Proceeds	$243,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 1,125 units, which represents the portion ($11,250) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (122 units) for $1,220. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	6/1/2021
Expiration Date of Agreement	10/1/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	5%
Sourcing Fee Payable in Cash	5%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #LeBronExquisiteBasket

Investment Overview

●	Upon completion of the SERIES #LeBronExquisiteBasket Offering, SERIES #LeBronExquisiteBasket will purchase a LeBron James 2005-06 Exquisite Limited Logos BGS 9, 2006-07 Exquisite Limited Logos PSA Auth & 2007-08 Limited Logos BGS 8.5 (The “Underlying Asset” with respect to SERIES #LeBronExquisiteBasket, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Frequently discussed as one of the greatest basketball players of all time, LeBron James is certainly one of America’s most influential and popular athletes of his generation.

●	James has won three NBA Championships, three NBA Finals MVP Awards, and four NBA’s Most Valuable Player Awards.

●	James is the three-time AP Athlete of the Year and two-time Sports Illustrated Sportsperson of the Year.

●	After winning two championships with the Miami Heat, LeBron triumphantly returned to the Cavaliers and brought the city of Cleveland its first major professional sports championship since 1964, and the first ever championship won by the Cleveland Cavaliers franchise.

Asset Description

Overview and authentication:

●	This offering contains THREE LeBron James Exquisite Limited Logo cards spanning 05/06, 06/07 and 07/08.

●	The 2005-06 Limited Logos is graded a BGS 9, making it one of 15 to receive that grade out of 33 total submissions with only 9 graded higher.

●	The 2006-07 Limited Logos is graded PSA Authentic, one of only 5 total submissions to PSA.

●	The 2007-08 Limited Logos is graded BGS 8.5, making it one of 13 to receive that grade out of 30 total submissions with 13 graded higher.

●	A congratulatory statement on the card’s back attests to the authenticity of the signatures and genuineness of the patch components, and serves as Upper Deck’s COA.

Notable Features:

These cards feature Jersey patches as well as Autograph from LeBron James, A congratulatory statement on the card’s back attests to the authenticity of the signatures and genuineness of the patch components, and serves as Upper Deck’s COA.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #LeBronExquisiteBasket going forward.

SERIES #KareemPointsRecordBall

1989 Kareem Abdul-Jabbar Game Used, Signed & Inscribed Spalding Basketball Used for Last Points Scored in Career -38,387NBA Record

Use of Proceeds - SERIES #KareemPointsRecordBall

The following illustrates the estimated use of proceeds of this Offering (including from Series #KareemPointsRecordBall Interests acquired by the Manager) if the Total Minimum ($287,500) is raised in this Offering and the cash portion of the asset cost is $262,500.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$262,500	91.30%
Broker Dealer & Escrow (2)	$3,786	1.32%
Legal	$1,250	0.43%
Marketing & Re-Authentication	$50	0.02%
Offering Expenses	$1,400	0.49%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	0.35%
Sourcing Fee (cash portion) (4)	$17,500	6.09%
Total Fees and Expenses	$24,986	8.69%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$14	0.01%
Total Proceeds	$287,500	100.00%

(1)	The price that the seller/consignor has established for this asset is $350,000. The seller will contribute the asset to the Series in exchange for 8,750 Interests in the Series, which represents 25% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 75% of the agreed-upon price ($262,500) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager, its affiliates, or the #KareemPointsRecordBall Seller.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 1,750 units, which represents the portion ($17,500) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (144 units) for $1,440. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	6/3/2021
Expiration Date of Agreement	12/31/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	5%
Sourcing Fee Payable in Cash	5%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #KareemPointsRecordBall

Investment Overview #KareemPointsRecordBall

●	Upon completion of the SERIES #KareemPointsRecordBall Offering, SERIES #KareemPointsRecordBall will purchase a 1989 Kareem Abdul-Jabbar Game Used, Signed & Inscribed Spalding Basketball Used for Last Points Scored in Career -38,387NBA Record (The “Underlying Asset” with respect to SERIES #KareemPointsRecordBall, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Born Lew Alcindor, Kareem Abdul-Jabbar is universally considered to be one of the greatest basketball players of all time.

●	Kareem won eight NBA Championships (6 as a player and 2 as a coach), a record SIX NBA’s Most Valuable Player Awards, and was named to a record NINETEEN time NBA All-Star.

●	In 1996, he was honored as one of the 50 Greatest Players in NBA History

●	At the time of his retirement at age 42 in 1989, Abdul-Jabbar was the NBA’s all-time leader in points scored (38,387), games played (1,560), minutes played (57,446), field goals made (15,837), field goal attempts (28,307), blocked shots (3,189), defensive rebounds (9,394), career wins (1,074)

●	ESPN named him the greatest center of all time in 2007, the greatest player in college basketball history in 2008, and the second best player in NBA history (behind Michael Jordan) in 2016

Asset Description

Overview and authentication:

●	This offering contains the basketball used to score the final points in Kareem’s career, setting the all-time NBA Scoring record in the process.

●	The ball is autographed by Kareem and inscribed in his hand with the following, “Last Reg Season Game Ball 4/89...38,387 PTS Lifetime”.

●	This offering comes with provenance and authentication of the ball and autograph from the Kareem Abdul-Jabaar Collection, Kareem Abdul-Jabaar himself, and JSA.

Notable Features:

Official Spalding game ball bearing facsimile signature of commissioner David Stern

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #KareemPointsRecordBall going forward.

SERIES #WiltChamberlainLakersRoadJersey

Wilt Chamberlain Lakers Road Game Jersey 1968-1972

Use of Proceeds - SERIES #WiltChamberlainLakersRoadJersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #WiltChamberlainLakersRoadJersey Interests acquired by the Manager) if the Total Minimum ($280,000) is raised in this Offering and the cash portion of the asset cost is $260,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$260,000	92.86%
Broker Dealer & Escrow (2)	$3,756	1.34%
Legal	$1,240	0.44%
Marketing & Re-Authentication	$0	0.00%
Offering Expenses	$1,000	0.36%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	0.36%
Sourcing Fee (cash portion) (4)	$13,000	4.64%
Total Fees and Expenses	$19,996	7.14%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$4	0.00%
Total Proceeds	$280,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 2,600 units, which represents the portion ($13,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (280 units) for $1,400. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	6/3/2021
Expiration Date of Agreement	12/31/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	5.00%
Sourcing Fee Payable in Cash	5.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #WiltChamberlainLakersRoadJersey

Investment Overview

●	Upon completion of the SERIES #WiltChamberlainLakersRoadJersey Offering, SERIES #WiltChamberlainLakersRoadJersey will purchase a Wilt Chamberlain Lakers Road Game Jersey 1968-1972 (The “Underlying Asset” with respect to SERIES #WiltChamberlainLakersRoadJersey, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Nicknamed “Goliath”, “The Big Dipper” and “Wilt the Stilt”, Wilt Chamberlain is widely regarded as one of the greatest players in the history of the game.

●	Chamberlain is the only player in history to score 4,000 points in a season. He averaged 50.4 points per game during the 61-62 season, holds the record for most points in a single game with 100, the record for most rebounds in a single game with 55 and led the league in scoring 7 times and rebounding 11 times.

●	Chamberlain was a 2 time NBA Champion, 4 time MVP, 13 time All-Star, 7 time All-NBA First Team and the 1960 NBA Rookie of the Year.

●	Chamberlain was elected to the Pro Basketball Hall of Fame in 1978, the NBA’s 35th Anniversary team of 1980, and in 1996 was chosen as one of the 50 Greatest Players in NBA History.

Asset Description

Overview and authentication:

●	Wilt Chamberlain purple Lakers jersey. Used during the 1968-1972 time period.

●	Authenticated for game use by MEARS with a perfect grade of A10.

●	22” chest & 29” torso, Tiernan manufacturing tag.

Notable Features:

Purple Los Angeles Lakers jersey

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #WiltChamberlainLakersRoadJersey going forward.

SERIES #ScottiePippenLastDanceSneakers

Scottie Pippen 1998 NBA Finals Game Worn Sneakers - Autographed and Inscribed

Use of Proceeds - SERIES #ScottiePippenLastDanceSneakers

The following illustrates the estimated use of proceeds of this Offering (including from Series #ScottiePippenLastDanceSneakers Interests acquired by the Manager) if the Total Minimum ($99,975) is raised in this Offering and the cash portion of the asset cost is $92,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$92,000	92.02%
Broker Dealer & Escrow (2)	$2,067	2.07%
Legal	$1,240	1.24%
Marketing & Re-Authentication	$0	0.00%
Offering Expenses	$1,000	1.00%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$900	0.90%
Sourcing Fee (cash portion) (4)	$2,760	2.76%
Total Fees and Expenses	$7,967	7.97%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$8	0.01%
Total Proceeds	$99,975	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 1,288 units, which represents the portion ($6,440) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (100 units) for $500. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	6/10/2021
Expiration Date of Agreement	12/31/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	7.00%
Sourcing Fee Payable in Cash	3.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #ScottiePippenLastDanceSneakers

Investment Overview

●	Upon completion of the SERIES #ScottiePippenLastDanceSneakers Offering, SERIES #ScottiePippenLastDanceSneakers will purchase a Scottie Pippen 1998 NBA Finals Game Worn Sneakers - Autographed and Inscribed (The “Underlying Asset” with respect to SERIES #ScottiePippenLastDanceSneakers, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Scottie Pippen is considered one of the greatest small forwards of all time. He played 17 seasons in the NBA after being drafted with the 5th overall pick in the 1987 draft.

●	Pippen was named to the NBA All-Defensive First Team eight consecutive times and the All-NBA First Team three times. He was a seven-time NBA All-Star and was the NBA All-Star Game MVP in 1994. He was named one of the 50 Greatest Players in NBA History during the 1996–97 season, and is one of four players to have his jersey retired by the Chicago Bulls

●	Pippen is the only NBA player to have won an NBA title and Olympic gold medal in the same year twice, having done so in both 1992 and 1996.

●	He was inducted in the Basketball Hall of Fame in 2010.

Asset Description

Overview and authentication:

●	This offering contains Scottie Pippen’s Game Worn Sneakers Worn in the 1998 NBA Finals.

●	The shoes have also been autographed and inscribed with “1998 Finals”.

●	Accompanied by letter of provenance from locker room attendant Preston Truman.

Notable Features:

●	These shoes were worn in the NBA Finals featured in “The Last Dance” documentary.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #ScottiePippenLastDanceSneakers going forward.

SERIES #PaulPierce05ASGSneakers

Paul Pierce 2005 NBA All Star Game Worn and Autographed Sneakers

Use of Proceeds - SERIES #PaulPierce05ASGSneakers

The following illustrates the estimated use of proceeds of this Offering (including from Series #PaulPierce05ASGSneakers Interests acquired by the Manager) if the Total Minimum ($29,950) is raised in this Offering and the cash portion of the asset cost is $25,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$25,000	83.47%
Broker Dealer & Escrow (2)	$1,388	4.63%
Legal	$550	1.84%
Marketing & Re-Authentication	$0	0.00%
Offering Expenses	$1,000	3.34%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	3.34%
Sourcing Fee (cash portion) (4)	$1,000	3.34%
Total Fees and Expenses	$4,938	16.49%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$12	0.04%
Total Proceeds	$29,950	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 300 units, which represents the portion ($1,500) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (30 units) for $150. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	6/10/2021
Expiration Date of Agreement	12/31/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	6.00%
Sourcing Fee Payable in Cash	4.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #PaulPierce05ASGSneakers

Investment Overview

●	Upon completion of the SERIES #PaulPierce05ASGSneakers Offering, SERIES #PaulPierce05ASGSneakers will purchase a Paul Pierce 2005 NBA All Star Game Worn and Autographed Sneakers (The “Underlying Asset” with respect to SERIES #PaulPierce05ASGSneakers, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Paul Pierce, nicknamed “The Truth” was the 10th overall pick of the 1998 NBA Draft by the Boston Celtics and spent the first 15 of his career with the team.

●	Pierce teamed up with Kevin Garnett and Ray Allen in 2007 to form a “Big Three” that led Boston to two NBA Finals and an NBA title in 2008.

●	Pierce was named to 10 All-Star Teams and 4 All-NBA Teams during his career, along with the 2008 NBA Finals MVP.

●	Other than Larry Bird and John Havlicek, Pierce is one of only three players to have scored more than 20,000 career points with the Celtics.

Asset Description

Overview and authentication:

●	This offering contains the shoes worn by Paul Pierce during the 2005 NBA All Star Game.

●	These shoes have been photomatched for game use by Meigray.

●	Signed by LeBron James and several other All Stars from that season.

Notable Features:

Autographed by LeBron James and others.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #PaulPierce05ASGSneakers going forward.

SERIES #PaulPierce09ASGJersey

Paul Pierce 2009 NBA All Star Game Worn Jersey

Use of Proceeds - SERIES #PaulPierce09ASGJersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #PaulPierce09ASGJersey Interests acquired by the Manager) if the Total Minimum ($29,950) is raised in this Offering and the cash portion of the asset cost is $25,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$25,000	83.47%
Broker Dealer & Escrow (2)	$1,388	4.63%
Legal	$550	1.84%
Marketing & Re-Authentication	$0	0.00%
Offering Expenses	$1,000	3.34%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	3.34%
Sourcing Fee (cash portion) (4)	$1,000	3.34%
Total Fees and Expenses	$4,938	16.49%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$12	0.04%
Total Proceeds	$29,950	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 300 units, which represents the portion ($1,500) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (30 units) for $150. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	6/10/2021
Expiration Date of Agreement	12/31/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	6.00%
Sourcing Fee Payable in Cash	4.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #PaulPierce09ASGJersey

Investment Overview

●	Upon completion of the SERIES #PaulPierce09ASGJersey Offering, SERIES #PaulPierce09ASGJersey will purchase a Paul Pierce 2009 NBA All Star Game Worn Jersey (The “Underlying Asset” with respect to SERIES #PaulPierce09ASGJersey, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Paul Pierce, nicknamed “The Truth” was the 10th overall pick of the 1998 NBA Draft by the Boston Celtics and spent the first 15 of his career with the team.

●	Pierce teamed up with Kevin Garnett and Ray Allen in 2007 to form a “Big Three” that led Boston to two NBA Finals and an NBA title in 2008.

●	Pierce was named to 10 All-Star Teams and 4 All-NBA Teams during his career, along with the 2008 NBA Finals MVP.

●	Other than Larry Bird and John Havlicek, Pierce is one of only three players to have scored more than 20,000 career points with the Celtics.

Asset Description

Overview and authentication:

●	This offering contains the jersey worn by Paul Pierce during the 2009 NBA All Star Game.

●	The jersey has been photomatched for game use by Meigray

●	Pierce finished with 18 points, 4 rebounds and 2 assists.

Notable Features:

Photomatched by Meigray

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #PaulPierce09ASGJersey going forward.

SERIES #LinsanityKnicksJersey

Jeremy Lin “Linsanity” Game Worn Jersey

Use of Proceeds - SERIES #LinsanityKnicksJersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #LinsanityKnicksJersey Interests acquired by the Manager) if the Total Minimum ($56,000) is raised in this Offering and the cash portion of the asset cost is $50,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$50,000	89.29%
Broker Dealer & Escrow (2)	$1,647	2.94%
Legal	$1,250	2.23%
Marketing & Re-Authentication	$100	0.18%
Offering Expenses	$1,000	1.79%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	1.79%
Sourcing Fee (cash portion) (4)	$1,000	1.79%
Total Fees and Expenses	$5,997	10.71%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$3	0.01%
Total Proceeds	$56,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 800 units, which represents the portion ($4,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (56 units) for $280. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	6/10/2021
Expiration Date of Agreement	12/31/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	8.00%
Sourcing Fee Payable in Cash	2.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #LinsanityKnicksJersey

Investment Overview

●	Upon completion of the SERIES #LinsanityKnicksJersey Offering, SERIES #LinsanityKnicksJersey will purchase a Jeremy Lin “Linsanity” Game Worn Jersey (The “Underlying Asset” with respect to SERIES #LinsanityKnicksJersey, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Jeremy Lin was the first American of Chinese or Taiwanese descent to play in the NBA.

●	He unexpectedly led a winning turnaround with the New York Knicks during the 2011–12 season, generating a sensation known as “Linsanity”

●	He was also the first Asian American to win an NBA Championship, doing so witht the Toronto Raptors in 2019.

●	Lin appeared on the covers of Sports Illustrated and Time and was named to the Time 100 as one of the most influential people in the world. In July 2012, Lin won the ESPY Award for Breakthrough Athlete of the Year

Asset Description

Overview and authentication:

●	This offering contains the jersey worn by Jeremy Lin during his famous “Linsanity” run with the New York Knicks.

●	The jersey has been photomatched for game use by Meigray

●	Matched to the March 21, 2012 victory over the 76ers. Jeremy Lin finished with 18 points, 5 rebounds and 4 assists in the win.

Notable Features:

Photomatched by Meigray

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #LinsanityKnicksJersey going forward.

SERIES #YaoMingFinalGameSneakers

Yao Ming Final Game Worn Sneakers

Use of Proceeds - SERIES #YaoMingFinalGameSneakers

The following illustrates the estimated use of proceeds of this Offering (including from Series #YaoMingFinalGameSneakers Interests acquired by the Manager) if the Total Minimum ($78,000) is raised in this Offering and the cash portion of the asset cost is $70,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$70,000	89.74%
Broker Dealer & Escrow (2)	$1,848	2.37%
Legal	$1,250	1.60%
Marketing & Re-Authentication	$75	0.10%
Offering Expenses	$1,000	1.28%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	1.28%
Sourcing Fee (cash portion) (4)	$2,800	3.59%
Total Fees and Expenses	$7,973	10.22%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$27	0.03%
Total Proceeds	$78,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 840 units, which represents the portion ($4,200) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (78 units) for $390. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	6/10/2021
Expiration Date of Agreement	12/31/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	6.00%
Sourcing Fee Payable in Cash	4.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #YaoMingFinalGameSneakers

Investment Overview

●	Upon completion of the SERIES #YaoMingFinalGameSneakers Offering, SERIES #YaoMingFinalGameSneakers will purchase a Yao Ming Final Game Worn Sneakers (The “Underlying Asset” with respect to SERIES #YaoMingFinalGameSneakers, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Yao Ming, known affectionately as just “Yao” and considered the greatest Chinese basketball player of all time, played 9 seasons in the NBA with the Houston Rockets.

●	Yao ’s career accolades include 8 All Star appearances, 5 All-NBA Team nominations and the All-Rookie First Team. He was one of the more dominant big men of his time and was inducted into the Basketball Hall of Fame in 2016.

Asset Description

Overview and authentication:

●	Yao Ming Sneakers Worn in the Final Game of His Career on November 11, 2010 vs Washington.

●	Photomatched by Meigray.

Notable Features:

Photomatched by Meigray

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #YaoMingFinalGameSneakers going forward.

SERIES #HakeemOlajuwon96-97RoadJersey

Hakeem Olajuwon 1996-97 Season Game Worn Road Jersey

Use of Proceeds - SERIES #HakeemOlajuwon96-97RoadJersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #HakeemOlajuwon96-97RoadJersey Interests acquired by the Manager) if the Total Minimum ($84,000) is raised in this Offering and the cash portion of the asset cost is $75,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$75,000	89.29%
Broker Dealer & Escrow (2)	$1,898	2.26%
Legal	$1,250	1.49%
Marketing & Re-Authentication	$75	0.09%
Offering Expenses	$1,000	1.19%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	1.19%
Sourcing Fee (cash portion) (4)	$3,750	4.46%
Total Fees and Expenses	$8,973	10.68%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$27	0.03%
Total Proceeds	$84,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 750 units, which represents the portion ($3,750) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (84 units) for $420. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	6/10/2021
Expiration Date of Agreement	12/31/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	5.00%
Sourcing Fee Payable in Cash	5.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #HakeemOlajuwon96-97RoadJersey

Investment Overview

●	Upon completion of the SERIES #HakeemOlajuwon96-97RoadJersey Offering, SERIES #HakeemOlajuwon96-97RoadJersey will purchase a Hakeem Olajuwon 1996-97 Season Game Worn Road Jersey (The “Underlying Asset” with respect to SERIES #HakeemOlajuwon96-97RoadJersey, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Born in Lagos Nigeria, Hakeem Olajuwon, nicknamed “The Dream”, was the 1st overall pick of the 1984 NBA Draft by the Houston Rockets and spent the first 17 of his career with the team.

●	The 1984 NBA Draft class is considered one of the greatest in history, also containing Michael Jordan, Charles Barkley and John Stockton.

●	Olajuwon was named to 12 All-Star Teams and 12 All-NBA Teams during his career, along with the 1994 NBA MVP and the 1994 and 1995 NBA Finals MVP. He won 2 NBA Titles.

●	In 1993-94 he became the only player in NBA history to win the NBA MVP, Defensive Player of the Year, and Finals MVP awards in the same season.

Asset Description

Overview and authentication:

●	This offering contains the Road jersey worn by Hakeem Olajuwon for the 1996-97 NBA Season.

●	The jersey has been photomatched for game use by Meigray

●	Photomatched to the following games: 11/5/96 vs Kings (34 points, 7 rebounds, 3 assists

●	11/30/96 vs Bullets (34 points, 17 rebounds, 2 assists)

●	2/4/97 vs Knicks (26 points, 5 rebounds, 5 assists)

●	3/4/97 vs Clippers (22 points, 16 rebounds, 10 assists)

●	Unknown date vs Utah

Notable Features:

●	Houston Rockets 1996-97 Road Jersey

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #HakeemOlajuwon96-97RoadJersey going forward.

SERIES #CharlesBarkleySunsJersey

Charles Barkley 1993-94 Game Worn Phoenix Suns Jersey

Use of Proceeds - SERIES #CharlesBarkleySunsJersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #CharlesBarkleySunsJersey Interests acquired by the Manager) if the Total Minimum ($151,500) is raised in this Offering and the cash portion of the asset cost is $140,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$140,000	92.41%
Broker Dealer & Escrow (2)	$2,551	1.68%
Legal	$1,250	0.83%
Marketing & Re-Authentication	$75	0.05%
Offering Expenses	$1,000	0.66%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	0.66%
Sourcing Fee (cash portion) (4)	$5,600	3.70%
Total Fees and Expenses	$11,476	7.58%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$24	0.02%
Total Proceeds	$151,500	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 1,680 units, which represents the portion ($8,400) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (152 units) for $760. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	6/10/2021
Expiration Date of Agreement	12/31/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	6.00%
Sourcing Fee Payable in Cash	4.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #CharlesBarkleySunsJersey

Investment Overview

●	Upon completion of the SERIES #CharlesBarkleySunsJersey Offering, SERIES #CharlesBarkleySunsJersey will purchase a Charles Barkley 1993-94 Game Worn Phoenix Suns Jersey (The “Underlying Asset” with respect to SERIES #CharlesBarkleySunsJersey, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Charles Barkley, nicknamed “The Round Mound of Rebound” and “Sir Charles”, was the 5th overall pick of the 1984 NBA Draft by the Philadelphia 76ers and spent the first 8 of his career with the team followed by 4 years each for the Phoenix Suns and Houston Rockets.

●	The 1984 NBA Draft class is considered one of the greatest in history, also containing Michael Jordan, Hakeem Olajuwon and John Stockton.

●	Barkley was named to 11 All-Star Teams and 11 All-NBA Teams during his career, along with the 1993 NBA MVP.

●	In 2000, he retired as the fourth player in NBA history to achieve at least 20,000 points, 10,000 rebounds and 4,000 assists.

●	He competed in the 1992 and 1996 Olympic Games and won two gold medals as a member of the United States’ “Dream Team.”

●	Barkley is a two-time inductee into the Naismith Memorial Basketball Hall of Fame, being inducted in 2006 for his individual career, and in 2010 as a member of the “Dream Team

Asset Description

Overview and authentication:

●	This offering contains the jersey worn by Charles Barkley for the 1993-94 NBA Season.

●	The jersey has been photomatched for game use by Meigray

●	Worn for Barkley’s 56 point career high in the 1994 NBA Playoffs.

●	Photomatched to the following games

●	Game 3 of the Western Conference First Round 5/4/94 vs Warriors (56 points, 14 rebounds, 4 assists)

●	Game 5 of the Western Conference Semifinals 5/17/94 vs Rockets (30 points, 5 rebounds, 2 assists)

●	Game 7 of the Western Conference Semifinals 5/21/94 vs Rockets (24 points, 15 rebounds, 4 assists)

Notable Features:

Phoenix Suns 1993-94 Jersey

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #CharlesBarkleySunsJersey going forward.

SERIES #TraeYoungFirstCareerStartJersey

Trae Young NBA Debut Game Worn Jersey 10/17/18

Use of Proceeds - SERIES #TraeYoungFirstCareerStartJersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #TraeYoungFirstCareerStartJersey Interests acquired by the Manager) if the Total Minimum ($275,000) is raised in this Offering and the cash portion of the asset cost is $251,250.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$251,250	91.36%
Broker Dealer & Escrow (2)	$3,669	1.33%
Legal	$1,250	0.45%
Marketing & Re-Authentication	$50	0.02%
Offering Expenses	$1,000	0.36%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	0.36%
Sourcing Fee (cash portion) (4)	$16,750	6.09%
Total Fees and Expenses	$23,719	8.62%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$31	0.01%
Total Proceeds	$275,000	100.00%

(1)	The price that the seller/consignor has established for this asset is $335,000. The seller will contribute the asset to the Series in exchange for 16,750 Interests in the Series, which represents 25% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 75% of the agreed-upon price ($251,250) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager, its affiliates, or the #TraeYoungFirstCareerStartJersey Seller.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 3,350 units, which represents the portion ($16,750) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (276 units) for $1,380. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	6/10/2021
Expiration Date of Agreement	12/31/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	4.00%
Sourcing Fee Payable in Cash	6.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #TraeYoungFirstCareerStartJersey

Investment Overview

●	Upon completion of the SERIES #TraeYoungFirstCareerStartJersey Offering, SERIES #TraeYoungFirstCareerStartJersey will purchase a Trae Young NBA Debut Game Worn Jersey 10/17/18 (The “Underlying Asset” with respect to SERIES #TraeYoungFirstCareerStartJersey, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Trae Young is considered one of the most talented and promising young basketball players in the game today.

●	A star point guard for the Atlanta Hawks, Young is regarded as a tremendous scorer and shooter.

●	Young was drafted with the 5th overall pick in the 2018 draft out of the University of Oklahoma.

●	In 2020, Young was selected as an NBA All-Star. In 2019, Young was nominated to the NBA All-Rookie First Team.

Asset Description

Overview and authentication:

●	Trae Young Black Jersey Worn in the First Start of His Career on October 17, 2018 vs The New York Knicks.

●	Young finished the game with 14 points, 6 rebounds and 5 assists.

●	Photomatched by Meigray.

●	this jersey is a size 46+4 inches in length and is registered into the NBA Authentication Database as number ATLE00851.

●	“Zdub Start” is handwritten on the jock tag.

Notable Features:

This Black Atlanta Hawks jersey was worn by Trae Young in his first career start

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #TraeYoungFirstCareerStartJersey going forward.

SERIES #MichaelJordanFinalGameShorts

Michael Jordan 2002-03 Season Final Career Game Worn Shorts - Final 14 Road Games

Use of Proceeds - SERIES #MichaelJordanFinalGameShorts

The following illustrates the estimated use of proceeds of this Offering (including from Series #MichaelJordanFinalGameShorts Interests acquired by the Manager) if the Total Minimum ($197,500) is raised in this Offering and the cash portion of the asset cost is $180,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$180,000	91.14%
Broker Dealer & Escrow (2)	$2,957	1.50%
Legal	$1,250	0.63%
Marketing & Re-Authentication	$475	0.24%
Offering Expenses	$1,000	0.51%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	0.51%
Sourcing Fee (cash portion) (4)	$10,800	5.47%
Total Fees and Expenses	$17,482	8.85%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$18	0.01%
Total Proceeds	$197,500	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 720 units, which represents the portion ($7,200) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (99 units) for $990. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	6/10/2021
Expiration Date of Agreement	12/31/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	4.00%
Sourcing Fee Payable in Cash	6.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #MichaelJordanFinalGameShorts

Investment Overview

●	Upon completion of the SERIES #MichaelJordanFinalGameShorts Offering, SERIES #MichaelJordanFinalGameShorts will purchase a Michael Jordan 2002-03 Season Final Career Game Worn Shorts - Final 14 Road Games (The “Underlying Asset” with respect to SERIES #MichaelJordanFinalGameShorts, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Often referred to as “MJ”, “His Airness” or “Air Jordan”, Michael Jordan is almost universally considered the greatest to ever play the game and one of the most culturally relevant athletes in the entire world.

●	Drafted 3rd overall in the 1984 NBA Draft after Hakeem Olajuwon and Sam Bowie, Michael Jordan played 15 seasons in the NBA, winning 6 NBA Titles with the Chicago Bulls.

●	He was also a 5 time NBA MVP, 10 time NBA scoring leader, 14 time NBA All-Star, 1984 NBA Rookie of the Year and 2 time Olympic Gold Medalist. He was inducted into the Basketball Hall of Fame in 2009 and received the Presidential Medal of Freedom in 2016, the highest civilian award.

●	From his Air Jordan brand with Nike to his appearances in film and television Jordan’s cultural significance and relevance cannot be overstated, making him one of the most recognizable and popular figures in the world.

Asset Description

Overview and authentication:

●	Blue Washington Wizards Road Shorts worn by Michael Jordan for the final 14 games of his career in 2002-03.

●	Jordan scored 25, 21, 39, 15, 14, 24, 25, 26, 23, 19, 22, 25, 26, 25 and 15 points in his final 14 games wearing the shorts.

●	Photomatched by Sports Investors Authentication.

●	Tagged as official NBA Authentics Nike, size 44, with player special tailoring “INSEAM +4” flag tag added inside the waistband. The player’s number “23” is handwritten on the wash tag.

Notable Features:

●	Blue Washington Wizards shorts worn by Michael Jordan for final 14 road games of his career.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #MichaelJordanFinalGameShorts going forward.

SERIES #JordanFinalGameWarmUpShirt

Michael Jordan Final Career Game Warm Up Shirt

Use of Proceeds - SERIES #JordanFinalGameWarmUpShirt

The following illustrates the estimated use of proceeds of this Offering (including from Series #JordanFinalGameWarmUpShirt Interests acquired by the Manager) if the Total Minimum ($260,000) is raised in this Offering and the cash portion of the asset cost is $240,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$240,000	92.31%
Broker Dealer & Escrow (2)	$3,567	1.37%
Legal	$1,250	0.48%
Marketing & Re-Authentication	$1,150	0.44%
Offering Expenses	$1,000	0.38%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	0.38%
Sourcing Fee (cash portion) (4)	$12,000	4.62%
Total Fees and Expenses	$19,967	7.68%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$33	0.01%
Total Proceeds	$260,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 1,200 units, which represents the portion ($12,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (130 units) for $1,300. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	6/10/2021
Expiration Date of Agreement	12/31/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	5.00%
Sourcing Fee Payable in Cash	5.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #JordanFinalGameWarmUpShirt

Investment Overview

●	Upon completion of the SERIES #JordanFinalGameWarmUpShirt Offering, SERIES #JordanFinalGameWarmUpShirt will purchase a Michael Jordan Final Career Game Warm Up Shirt (The “Underlying Asset” with respect to SERIES #JordanFinalGameWarmUpShirt, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Often referred to as “MJ”, “His Airness” or “Air Jordan”, Michael Jordan is almost universally considered the greatest to ever play the game and one of the most culturally relevant athletes in the entire world.

●	Drafted 3rd overall in the 1984 NBA Draft after Hakeem Olajuwon and Sam Bowie, Michael Jordan played 15 seasons in the NBA, winning 6 NBA Titles with the Chicago Bulls.

●	He was also a 5 time NBA MVP, 10 time NBA scoring leader, 14 time NBA All-Star, 1984 NBA Rookie of the Year and 2 time Olympic Gold Medalist. He was inducted into the Basketball Hall of Fame in 2009 and received the Presidential Medal of Freedom in 2016, the highest civilian award.

●	From his Air Jordan brand with Nike to his appearances in film and television Jordan’s cultural significance and relevance cannot be overstated, making him one of the most recognizable and popular figures in the world.

Asset Description

Overview and authentication:

●	Washington Wizards Warmup Shirt worn by Michael Jordan for the final game of his career in 2002-03.

●	Jordan scored 15 points in his final game with 4 rebounds and 4 assists versus the 76ers on 4/16/03.

●	Photomatched by Meigray.

●	Additionally photomatched to the 4/6/03 game versus the Boston Celtics in which Jordan recorded 25 points, 13 rebounds and 7 assists.

Notable Features:

●	Blue and White Washington Wizards Warmup Shirt worn by Michael Jordan for final game of his career.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES # JordanFinalGameWarmUpShirt going forward.

SERIES #ImKevinDurantWarriorsJersey

Kevin Durant Game Worn Jersey 4/18/19 Versus Los Angeles Clippers “You know who I am” game

Use of Proceeds - SERIES #ImKevinDurantWarriorsJersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #ImKevinDurantWarriorsJersey Interests acquired by the Manager) if the Total Minimum ($78,750) is raised in this Offering and the cash portion of the asset cost is $70,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$70,000	88.89%
Broker Dealer & Escrow (2)	$1,849	2.35%
Legal	$1,250	1.59%
Marketing & Re-Authentication	$125	0.16%
Offering Expenses	$1,000	1.27%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	1.27%
Sourcing Fee (cash portion) (4)	$3,500	4.44%
Total Fees and Expenses	$8,724	11.08%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$27	0.03%
Total Proceeds	$78,750	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 350 units, which represents the portion ($3,500) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (40 units) for $400. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	6/10/2021
Expiration Date of Agreement	12/31/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	5.00%
Sourcing Fee Payable in Cash	5.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #ImKevinDurantWarriorsJersey

Investment Overview

●	Upon completion of the SERIES #ImKevinDurantWarriorsJersey Offering, SERIES #ImKevinDurantWarriorsJersey will purchase a Kevin Durant Game Worn Jersey 4/18/19 Versus Los Angeles Clippers “You know who I am” game (The “Underlying Asset” with respect to SERIES #ImKevinDurantWarriorsJersey, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	With his ability to dominate all facets of the NBA game -- playing in the paint, shooting from distance, defending all five positions -- Kevin Durant will be viewed as one of the towering figures of his era.

●	After one mindblowing year at the University of Texas, Durant declared for the NBA Draft and, after being chosen by the Seattle Supersonics (who, of course, moved to Oklahoma City and were dubbed the Thunder), he evolved into the definition of the modern wing.

●	A future first-ballot Hall of Famer, Durant led the league in scoring four times in five seasons between 2009-2014. He’s averaged 20-plus points in each of his 12 years in the league, topped off by a whopping 32.0 in his 2013-14 MVP campaign.

●	The ten-time All-Star helped lead the Golden State Warriors to a pair of titles, and in both series, he won the Finals MVP.

●	Durant signed with the Brooklyn Nets in 2019, and might well become the cornerstone of a perennial Eastern Conference contender.

Asset Description

Overview and authentication:

●	Kevin Durant Game Worn Golden State Warriors Jersey worn on 4/18/19.

●	Durant finished the game with 38 points, 4 rebounds and 7 assists in a 132-105 victory.

●	Photomatched by Meigray.

●	size 52+4 inches in length, registered into the NBA Authentication Database with number GSWW03114

●	“4.18.19” is handwritten on the jock tag

Notable Features:

White Golden State Warriors jersey.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #ImKevinDurantWarriorsJersey going forward.

SERIES #LonzoBallUCLAJersey

Lonzo Ball Game Worn UCLA Jersey

Use of Proceeds - SERIES #LonzoBallUCLAJersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #LonzoBallUCLAJersey Interests acquired by the Manager) if the Total Minimum ($25,000) is raised in this Offering and the cash portion of the asset cost is $20,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$20,000	80.00%
Broker Dealer & Escrow (2)	$1,341	5.36%
Legal	$850	3.40%
Marketing & Re-Authentication	$0	0.00%
Offering Expenses	$1,000	4.00%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	4.00%
Sourcing Fee (cash portion) (4)	$800	3.20%
Total Fees and Expenses	$4,991	19.96%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$9	0.04%
Total Proceeds	$25,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 120 units, which represents the portion ($1,200) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (13 units) for $130. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	6/10/2021
Expiration Date of Agreement	12/31/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	6.00%
Sourcing Fee Payable in Cash	4.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #LonzoBallUCLAJersey

Investment Overview

●	Upon completion of the SERIES #LonzoBallUCLAJersey Offering, SERIES #LonzoBallUCLAJersey will purchase a Lonzo Ball Game Worn UCLA Jersey (The “Underlying Asset” with respect to SERIES #LonzoBallUCLAJersey, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Lonzo Ball was drafted with the 2nd overall pick in the 2017 NBA Draft by the Los Angeles Lakers.

●	After spending his first 2 seasons with the Lakers he was traded to the New Orleans Pelicans as part of the Anthony Davis trade.

●	He was named to the 2018 All-Rookie 2nd Team.

●	As a high school senior at Chino Hills High School in 2016, Ball was awarded multiple national high school player of the year honors, and led his team, alongside his brothers LiAngelo and LaMelo, who are both current NBA guards, to an undefeated record, as well as a national championship.

●	As a college freshman in 2016–17, he led the nation in assists and broke the UCLA record for the most assists in a season. Ball also won the Wayman Tisdale Award as the top freshman in the nation

Asset Description

Overview and authentication:

●	Lonzo Ball Game Worn UCLA Jersey.

●	Ball averaged 14 points, 6 rebounds and 7 assists per game during his 1 season at UCLA.

●	Photomatched by Meigray to November 27, 2016 vs Texas A&M, Ball finished 16 points, 5 rebounds and 10 assists.

Notable Features:

UCLA game worn jersey

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #LonzoBallUCLAJersey going forward.

SERIES #EmbiidFirst50PointGameJersey

Joel Embiid Game Worn Jersey 2/19/21 First 50 point game

Use of Proceeds - SERIES #EmbiidFirst50PointGameJersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #EmbiidFirst50PointGameJersey Interests acquired by the Manager) if the Total Minimum ($37,500) is raised in this Offering and the cash portion of the asset cost is $32,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$32,000	85.33%
Broker Dealer & Escrow (2)	$1,460	3.89%
Legal	$750	2.00%
Marketing & Re-Authentication	$0	0.00%
Offering Expenses	$1,000	2.67%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	2.67%
Sourcing Fee (cash portion) (4)	$1,280	3.41%
Total Fees and Expenses	$5,490	14.64%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$10	0.03%
Total Proceeds	$37,500	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 192 units, which represents the portion ($1,920) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (19 units) for $190. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	6/10/2021
Expiration Date of Agreement	12/31/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	6.00%
Sourcing Fee Payable in Cash	4.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #EmbiidFirst50PointGameJersey

Investment Overview

●	Upon completion of the SERIES #EmbiidFirst50PointGameJersey Offering, SERIES #EmbiidFirst50PointGameJersey will purchase a Joel Embiid Game Worn Jersey 2/19/21 First 50 point game (The “Underlying Asset” with respect to SERIES #EmbiidFirst50PointGameJersey, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Joel Embiid, nicknamed “The Process” was drafted with the 3rd overall pick in the 2014 NBA Draft by the Philadelphis 76ers.

●	Multiple foot and knee injuries forced Embiid to miss his first two seasons, finally making his debut in 2016–17, when he was named to the NBA All-Rookie First Team despite playing only 31 games.

●	So far in his career Embiid has been named to 4 All-Star Teams, 3 All-NBA Teams and was one of the 3 finalists for the 2020-21 NBA MVP.

Asset Description

Overview and authentication:

●	Joel Embiid Game Worn Blue Philadelphia 76ers Jersey worn for the first 50 point game of his career.

●	Defeating the Chicago Bulls 112-104, Embiid finished the game with 50 points, 17 rebounds and 5 assists.

●	Photomatched by Meigray. Additionally authenticated for game use by Fanatics Authentic.

Notable Features:

Blue 76ers Jersey worn for first 50 point game by Joel Embiid.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #EmbiidFirst50PointGameJersey going forward.

SERIES #PaulPierce2012ASGJersey

Paul Pierce 2010 All Star Game Worn Jersey

Use of Proceeds - SERIES #PaulPierce2012ASGJersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #PaulPierce2012ASGJersey Interests acquired by the Manager) if the Total Minimum ($32,000) is raised in this Offering and the cash portion of the asset cost is $27,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$27,000	84.38%
Broker Dealer & Escrow (2)	$1,408	4.40%
Legal	$500	1.56%
Marketing & Re-Authentication	$0	0.00%
Offering Expenses	$1,000	3.13%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	3.13%
Sourcing Fee (cash portion) (4)	$1,080	3.38%
Total Fees and Expenses	$4,988	15.59%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$12	0.04%
Total Proceeds	$32,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 324 units, which represents the portion ($1,620) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (32 units) for $160. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	6/10/2021
Expiration Date of Agreement	12/31/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	6.00%
Sourcing Fee Payable in Cash	4.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #PaulPierce2012ASGJersey

Investment Overview

●	Upon completion of the SERIES #PaulPierce2012ASGJersey Offering, SERIES #PaulPierce2012ASGJersey will purchase a Paul Pierce 2012 All Star Game Worn Jersey (The “Underlying Asset” with respect to SERIES #PaulPierce2012ASGJersey, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Paul Pierce, nicknamed “The Truth” was the 10th overall pick of the 1998 NBA Draft by the Boston Celtics and spent the first 15 of his career with the team.

●	Pierce teamed up with Kevin Garnett and Ray Allen in 2007 to form a “Big Three” that led Boston to two NBA Finals and an NBA title in 2008.

●	Pierce was named to 10 All-Star Teams and 4 All-NBA Teams during his career, along with the 2008 NBA Finals MVP.

●	Other than Larry Bird and John Havlicek, Pierce is one of only three players to have scored more than 20,000 career points with the Celtics.

Asset Description

Overview and authentication:

●	This offering contains the jersey worn by Paul Pierce during the 2012 NBA All Star Game.

●	The jersey has been photomatched for game use by Meigray

●	Pierce scored 3 points in the game.

Notable Features:

2012 NBA All Star Jersey

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #PaulPierce2012ASGJersey going forward.

SERIES #LeBronJames2010WarmUpShirt

LeBron James 2009-10 Game Worn Shooting Warm Up Shirt - 4 games

Use of Proceeds - SERIES #LeBronJames2010WarmUpShirt

The following illustrates the estimated use of proceeds of this Offering (including from Series #LeBronJames2010WarmUpShirt Interests acquired by the Manager) if the Total Minimum ($99,995) is raised in this Offering and the cash portion of the asset cost is $93,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$93,000	93.00%
Broker Dealer & Escrow (2)	$2,076	2.08%
Legal	$1,000	1.00%
Marketing & Re-Authentication	$150	0.15%
Offering Expenses	$1,000	1.00%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$900	0.90%
Sourcing Fee (cash portion) (4)	$1,860	1.86%
Total Fees and Expenses	$6,986	6.99%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$9	0.01%
Total Proceeds	$99,995	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 1,488 units, which represents the portion ($7,440) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (100 units) for $500. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	6/10/2021
Expiration Date of Agreement	12/31/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	8.00%
Sourcing Fee Payable in Cash	2.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #LeBronJames2010WarmUpShirt

Investment Overview

●	Upon completion of the SERIES #LeBronJames2010WarmUpShirt Offering, SERIES #LeBronJames2010WarmUpShirt will purchase a LeBron James 2009-10 Game Worn Shooting Warm Up Shirt - 4 games (The “Underlying Asset” with respect to SERIES #LeBronJames2010WarmUpShirt, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Frequently discussed as one of the greatest basketball players of all time, LeBron James is certainly one of America’s most influential and popular athletes of his generation.

●	James has won three NBA Championships, three NBA Finals MVP Awards, and four NBA’s Most Valuable Player Awards.

●	James is the three-time AP Athlete of the Year and two-time Sports Illustrated Sportsperson of the Year.

●	After winning two championships with the Miami Heat, LeBron triumphantly returned to the Cavaliers and brought the city of Cleveland its first major professional sports championship since 1964, and the first ever championship won by the Cleveland Cavaliers franchise.

Asset Description

Overview and authentication:

●	This offering contains the white Cavaliers warmup shirt worn by LeBron James for 4 games during the 2009-10 season including the MVP Trophy Presentation.

●	James finished the 2009-10 season averaging 30 points, 7 rebounds and 8 assists. James won the 2009-10 NBA MVP.

●	The shirt has been photomatched for game use by Meigray to the following games

●	1/3/10 vs Bobcats (29 points, 7 rebounds, 6 assists)

●	2/6/10 vs Knicks (47 points, 8 rebounds, 8 assists)

●	5/3/10 Game 2 Eastern Conference Finals vs Celtics (24 points, 7 rebounds, 4 assists) *MVP Ceremony*

●	5/11/1- Game 5 ECF vs Celtics (15 points, 6 rebounds, 7 assists)

Notable Features:

●	White warmup shirt

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #LeBronJames2010WarmUpShirt going forward.

SERIES #DirkNowitzkiJersey

Dirk Nowitzki 2010-11 Game Worn Jersey

Use of Proceeds - SERIES #DirkNowitzkiJersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #DirkNowitzkiJersey Interests acquired by the Manager) if the Total Minimum ($29,750) is raised in this Offering and the cash portion of the asset cost is $25,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$25,000	84.03%
Broker Dealer & Escrow (2)	$1,384	4.65%
Legal	$500	1.68%
Marketing & Re-Authentication	$75	0.25%
Offering Expenses	$1,000	3.36%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$525	1.76%
Sourcing Fee (cash portion) (4)	$1,250	4.20%
Total Fees and Expenses	$4,734	15.91%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$17	0.06%
Total Proceeds	$29,750	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 250 units, which represents the portion ($1,250) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (30 units) for $150. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	6/10/2021
Expiration Date of Agreement	12/31/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	5.00%
Sourcing Fee Payable in Cash	5.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #DirkNowitzkiJersey

Investment Overview

●	Upon completion of the SERIES #DirkNowitzkiJersey Offering, SERIES #DirkNowitzkiJersey will purchase a Dirk Nowitzki 2010-11 Game Worn Jersey (The “Underlying Asset” with respect to SERIES #DirkNowitzkiJersey, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Dirk Nowitzki, widely considered one of the greatest Power Forwards of all time and the greatest European player of all time, is the only player to ever play for a single NBA franchise for 21 seasons, having spent his entire career with the Dallas Mavericks.

●	Dirk’s career achievements include 14x All Star, 4x All-NBA First Team, 2011 NBA Champion, 2007 NBA Most Valuable Player and is a surefire bet to become a first ballot Hall of Fame inductee in 2023.

Asset Description

Overview and authentication:

●	This offering contains the Dallas Mavericks Home Jersey worn by Dirk Nowitzki during the 2010-11 season.

●	The jersey has been photomatched for game use by Meigray and authenticated by the Dallas Mavericks.

●	Nowitzki finished the 2010-11 season averaging 23 points, 7 rebounds and 2 assists per game culminating in winning the NBA Championship that season.

Notable Features:

Mavericks Home Jersey from 2011 Championship season

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #DirkNowitzkiJersey going forward.

SERIES #GarnettStPatricksDayCelticsJersey

Kevin Garnett 2012 St Patricks Day Game Worn Jersey

Use of Proceeds - SERIES #GarnettStPatricksDayCelticsJersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #GarnettStPatricksDayCelticsJersey Interests acquired by the Manager) if the Total Minimum ($41,500) is raised in this Offering and the cash portion of the asset cost is $36,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$36,000	86.75%
Broker Dealer & Escrow (2)	$1,499	3.61%
Legal	$700	1.69%
Marketing & Re-Authentication	$0	0.00%
Offering Expenses	$1,000	2.41%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$850	2.05%
Sourcing Fee (cash portion) (4)	$1,440	3.47%
Total Fees and Expenses	$5,489	13.23%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$12	0.03%
Total Proceeds	$41,500	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 216 units, which represents the portion ($2,160) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (21 units) for $210. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	6/10/2021
Expiration Date of Agreement	12/31/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	6.00%
Sourcing Fee Payable in Cash	4.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #GarnettStPatricksDayCelticsJersey

Investment Overview

●	Upon completion of the SERIES #GarnettStPatricksDayCelticsJersey Offering, SERIES #GarnettStPatricksDayCelticsJersey will purchase a Kevin Garnett 2012 St Patricks Day Game Worn Jersey (The “Underlying Asset” with respect to SERIES #GarnettStPatricksDayCelticsJersey, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Kevin Garnett won the 2008 NBA championship, was a 15-time NBA All-Star, a 12-time member of the All-Defensive Team, a 9-time member of the All-NBA Team, the 2008 Defensive Player of the Year and the 2004 NBA Most Valuable Player.

●	Inducted into Basketball Hall of Fame in 2020.

Asset Description

Overview and authentication:

●	This offering contains the Boston Celtics “St. Patricks Day” Jersey worn by Kevin Garnett in 2012.

●	The jersey has been photomatched for game use by Meigray to the following games:

●	3/9/12 vs Trail Blazers (10 points, 8 rebounds, 4 assists)

●	3/11/12 vs Lakers (14 points, 11 rebounds, 5 assists)

●	3/14/12 vs Warriors (24 points, 7 rebounds, 5 assists)

●	3/16/12 vs Kings (10 points, 9 rebounds, 3 assists)

●	3/17/12 vs Nuggets (22 points, 9 rebounds, 5 assists)

Notable Features:

Celtics “St. Patricks Day” jersey

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #GarnettStPatricksDayCelticsJersey going forward.

SERIES #DaveBingSigned50GreatestNBAPlayersLithograph

NBA Greatest 50 Players Autographed Lithograph

Use of Proceeds - SERIES #DaveBingSigned50GreatestNBAPlayersLithograph

The following illustrates the estimated use of proceeds of this Offering (including from Series #DaveBingSigned50GreatestNBAPlayersLithograph Interests acquired by the Manager) if the Total Minimum ($100,000) is raised in this Offering and the cash portion of the asset cost is $93,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$93,000	93.00%
Broker Dealer & Escrow (2)	$2,067	2.07%
Legal	$500	0.50%
Marketing & Re-Authentication	$0	0.00%
Offering Expenses	$1,000	1.00%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$450	0.45%
Sourcing Fee (cash portion) (4)	$2,790	2.79%
Total Fees and Expenses	$7,007	7.01%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$193	0.19%
Total Proceeds	$100,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 651 units, which represents the portion ($6,510) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (50 units) for $500. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	6/10/2021
Expiration Date of Agreement	12/31/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	7.00%
Sourcing Fee Payable in Cash	3.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #DaveBingSigned50GreatestNBAPlayersLithograph

Investment Overview

●	Upon completion of the SERIES #DaveBingSigned50GreatestNBAPlayersLithograph Offering, SERIES #DaveBingSigned50GreatestNBAPlayersLithograph will purchase a NBA Greatest 50 Players Autographed Lithograph (The “Underlying Asset” with respect to SERIES #DaveBingSigned50GreatestNBAPlayersLithograph, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Kareem Abdul-Jabbar, Nate Archibald, Paul Arizin, Charles Barkley, Rick Barry, Elgin Baylor, Dave Bing, Larry Bird, Wilt Chamberlain, Bob Cousy, Dave Cowens, Billy Cunningham, Dave DeBusschere, Clyde Drexler, Julius Erving, Patrick Ewing, Walt Frazier, George Gervin, Hal Greer, John Havlicek, Elvin Hayes, Magic Johnson, Sam Jones, Michael Jordan, Jerry Lucas, Karl Malone, Moses Malone, Pete Maravich, Kevin McHale, George Mikan, Earl Monroe, Hakeem Olajuwon, Shaquille O’Neal, Robert Parish, Bob Pettit, Scottie Pippen, Willis Reed, Oscar Robertson, David Robinson, Bill Russell, Dolph Schayes, Bill Sharman, John Stockton, Isiah Thomas, Nate Thurmond, Wes Unseld, Bill Walton, Jerry West, Lenny Wilkens and James Worthy. Four players have passed away since the honor was bestowed upon them: Paul Arizin, Dave DeBusschere, Wilt Chamberlain and George Mikan.

Asset Description

Overview and authentication:

●	Each of the 50 players selected for the list were awarded with a specially designed color limited edition lithograph featuring headshots of themselves alongside the other 49 players chosen. Each lithograph also holds the autographs in pencil of all 50 players except for “Pistol Pete” Maravich, who passed away suddenly in 1988 from a heart attack. The 50th signature on each of the lithographs belongs to Commissioner David Stern on the bottom right side.

●	the overall item measures 45½” wide by 32½” high

●	LOA from PSA/DNA.

Notable Features:

Contains collection of autographs.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #DaveBingSigned50GreatestNBAPlayersLithograph going forward.

SERIES #KyrieIrvingNetsDebutSneakers

Kyrie Irving Brooklyn Nets Debut Game Worn Sneakers

Use of Proceeds - SERIES #KyrieIrvingNetsDebutSneakers

The following illustrates the estimated use of proceeds of this Offering (including from Series #KyrieIrvingNetsDebutSneakers Interests acquired by the Manager) if the Total Minimum ($47,500) is raised in this Offering and the cash portion of the asset cost is $42,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$42,000	88.42%
Broker Dealer & Escrow (2)	$1,560	3.28%
Legal	$800	1.68%
Marketing & Re-Authentication	$0	0.00%
Offering Expenses	$1,000	2.11%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$850	1.79%
Sourcing Fee (cash portion) (4)	$1,260	2.65%
Total Fees and Expenses	$5,470	11.52%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$30	0.06%
Total Proceeds	$47,500	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 294 units, which represents the portion ($2,940) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (24 units) for $240. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	6/10/2021
Expiration Date of Agreement	12/31/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	7.00%
Sourcing Fee Payable in Cash	3.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #KyrieIrvingNetsDebutSneakers

Investment Overview

●	Upon completion of the SERIES #KyrieIrvingNetsDebutSneakers Offering, SERIES #KyrieIrvingNetsDebutSneakers will purchase a Kyrie Irving Brooklyn Nets Debut Game Worn Sneakers (The “Underlying Asset” with respect to SERIES #KyrieIrvingNetsDebutSneakers, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Kyrie Irving, nicknamed “Uncle Drew” was the 1st overall pick of the 2011 NBA Draft by the Cleveland Cavaliers and spent the first 6 years of his career with the team.

●	Irving has been named to 7 All-Star Teams and 3 All-NBA Teams. He won the 2016 NBA Championship and as of the time of this writing was in the middle of the 2021 NBA Playoffs as a member of the Brooklyn Nets

●	He has also played for the United States national team, with which he won gold at the 2014 FIBA Basketball World Cup and the 2016 Summer Olympics.

●	In February 2020, he was elected vice-president of the National Basketball Players Association

Asset Description

Overview and authentication:

●	This offering contains the sneakers worn by Kyrie Irving during his Brooklyn Nets debut in 2020.

●	The sneakers have been photomatched for game use by Meigray.

●	Irving finished his debut game scoring 50 points as well as recording 8 rebounds and 7 assists.

●	Kyrie 5 Spongebob Pineapple House - Fit Test Tag

●	The left shoe has been inscribed “10/23 Whiplash”

●	The right shoe has been inscribed “D.A.K.L Mi <3 Amor, Te Amo !!”

Notable Features:

Both shoes are inscribed with handwritten phrases “10/23 Whiplash” and “D.A.K.L Mi Amor, Te Amo !!”

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #KyrieIrvingNetsDebutSneakers going forward.

SERIES #KobeBryantFinalASGBall

2016 NBA All Star Game Used Ball - Signed by Stephen Curry and Klay Thompson - Kobe’s Final ASG

Use of Proceeds - SERIES #KobeBryantFinalASGBall

The following illustrates the estimated use of proceeds of this Offering (including from Series #KobeBryantFinalASGBall Interests acquired by the Manager) if the Total Minimum ($78,000) is raised in this Offering and the cash portion of the asset cost is $70,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$70,000	89.74%
Broker Dealer & Escrow (2)	$1,841	2.36%
Legal	$800	1.03%
Marketing & Re-Authentication	$0	0.00%
Offering Expenses	$1,000	1.28%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$850	1.09%
Sourcing Fee (cash portion) (4)	$3,500	4.49%
Total Fees and Expenses	$7,991	10.25%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$9	0.01%
Total Proceeds	$78,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 350 units, which represents the portion ($3,500) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (39 units) for $390. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	6/10/2021
Expiration Date of Agreement	12/31/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	5.00%
Sourcing Fee Payable in Cash	5.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #KobeBryantFinalASGBall

Investment Overview

●	Upon completion of the SERIES #KobeBryantFinalASGBall Offering, SERIES #KobeBryantFinalASGBall will purchase a 2016 NBA All Star Game Used Ball - Signed by Stephen Curry and Klay Thompson - Kobe’s Final ASG (The “Underlying Asset” with respect to SERIES #KobeBryantFinalASGBall, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Kobe Bryant is one of the most beloved and accomplished basketball players to ever play the game.

●	Bryant spent his entire 20-year career with the Los Angeles Lakers.

●	Bryant helped the Lakers win five NBA championships, and was an 18-time All-Star, a 15-time member of the All-NBA Team, a 12-time member of the All-Defensive Team, the 2008 NBA Most Valuable Player (MVP), and a two-time NBA Finals MVP. Bryant also led the NBA in scoring twice, and ranks fourth on the league’s all-time regular season scoring and all-time postseason scoring lists.

●	Bryant is the all-time leading scorer in Lakers franchise history. He was also the first guard in NBA history to play at least 20 seasons. His 18 All-Star designations are the second most all time, while it is the record for most consecutive appearances as a starter. Bryant’s four All-Star Game MVP Awards are tied with Bob Pettit for the most in NBA history.

●	Bryant tragically died at age 41, along with his 13-year-old daughter Gianna and seven others, in a helicopter crash in Calabasas, California in 2020. Their memories will forever live on in the hearts and minds of sports fans.

Asset Description

Overview and authentication:

●	This offering is a basketball that was used in the 2016 NBA All Star Game, the final of Kobe Bryant’s career.

●	The ball is signed by Stephen Curry and Klay Thompson and was the final ball used in All Star Game play by Kobe Bryant.

●	Bryant finished the 2016 All Star Game with 10 points, 6 rebounds and 7 assists.

Notable Features:

●	Official Spalding game ball bearing facsimile signature of commissioner David Stern

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #KobeBryantFinalASGBall going forward.

SERIES #KobeBryant2001WarmUpJacket

Kobe Bryant 2001 NBA Finals Used Warm Up Jacket

Use of Proceeds - SERIES #KobeBryant2001WarmUpJacket

The following illustrates the estimated use of proceeds of this Offering (including from Series #KobeBryant2001WarmUpJacket Interests acquired by the Manager) if the Total Minimum ($200,000) is raised in this Offering and the cash portion of the asset cost is $182,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$182,000	91.00%
Broker Dealer & Escrow (2)	$2,999	1.50%
Legal	$1,230	0.62%
Marketing & Re-Authentication	$2,100	1.05%
Offering Expenses	$1,000	0.50%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,500	0.75%
Sourcing Fee (cash portion) (4)	$9,100	4.55%
Total Fees and Expenses	$17,929	8.96%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$71	0.04%
Total Proceeds	$200,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 910 units, which represents the portion ($9,100) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (100 units) for $1000. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	6/10/2021
Expiration Date of Agreement	12/31/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	5.00%
Sourcing Fee Payable in Cash	5.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #KobeBryant2001WarmUpJacket

Investment Overview

●	Upon completion of the SERIES #KobeBryant2001WarmUpJacket Offering, SERIES #KobeBryant2001WarmUpJacket will purchase a Kobe Bryant 2001 NBA Finals Used Warm Up Jacket (The “Underlying Asset” with respect to SERIES #KobeBryant2001WarmUpJacket, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Kobe Bryant is one of the most beloved and accomplished basketball players to ever play the game.

●	Bryant spent his entire 20-year career with the Los Angeles Lakers.

●	Bryant helped the Lakers win five NBA championships, and was an 18-time All-Star, a 15-time member of the All-NBA Team, a 12-time member of the All-Defensive Team, the 2008 NBA Most Valuable Player (MVP), and a two-time NBA Finals MVP. Bryant also led the NBA in scoring twice, and ranks fourth on the league’s all-time regular season scoring and all-time postseason scoring lists.

●	Bryant is the all-time leading scorer in Lakers franchise history. He was also the first guard in NBA history to play at least 20 seasons. His 18 All-Star designations are the second most all time, while it is the record for most consecutive appearances as a starter. Bryant’s four All-Star Game MVP Awards are tied with Bob Pettit for the most in NBA history.

●	Bryant tragically died at age 41, along with his 13-year-old daughter Gianna and seven others, in a helicopter crash in Calabasas, California in 2020. Their memories will forever live on in the hearts and minds of sports fans.

Asset Description

Overview and authentication:

●	This offering is a Warm Up Jacket that was worn in the 2011 NBA Finals by Kobe Bryant

●	Authenticated by the Los Angeles Lakers and photomatched by Sports Investors Authentication to the following games:

●	November 1, 2000 - Kobe Received the 1st Championship Ring of his career while wearing this jacket (31 points, 4 rebounds, 5 assists)

●	January 15, 2000 vs Vancouver (26 points, 11 rebounds, 11 assists)

●	January 21, 2001 vs Miami (34 points, 8 rebounds)

●	June 8, 2001 Game 2 of the 2001 NBA Finals vs Philadelphia 76ers (31 points, 8 rebounds, 6 assists)

Notable Features:

Lakers warmup jacket

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #KobeBryant2001WarmUpJacket going forward.

SERIES #KarlMalone1992JazzJersey

Karl Malone 1991-92 Utah Jazz Game Worn Jersey

Use of Proceeds - SERIES #KarlMalone1992JazzJersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #KarlMalone1992JazzJersey Interests acquired by the Manager) if the Total Minimum ($81,000) is raised in this Offering and the cash portion of the asset cost is $72,500.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$72,500	89.51%
Broker Dealer & Escrow (2)	$1,870	2.31%
Legal	$1,000	1.23%
Marketing & Re-Authentication	$0	0.00%
Offering Expenses	$1,000	1.23%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	1.23%
Sourcing Fee (cash portion) (4)	$3,625	4.48%
Total Fees and Expenses	$8,495	10.49%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$5	0.01%
Total Proceeds	$81,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 363 units, which represents the portion ($3,625) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (41 units) for $410. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	6/10/2021
Expiration Date of Agreement	12/31/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	5.00%
Sourcing Fee Payable in Cash	5.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #KarlMalone1992JazzJersey

Investment Overview

●	Upon completion of the SERIES #KarlMalone1992JazzJersey Offering, SERIES #KarlMalone1992JazzJersey will purchase a Karl Malone 1991-92 Utah Jazz Game Worn Jersey (The “Underlying Asset” with respect to SERIES #KarlMalone1992JazzJersey, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Karl Malone, nicknamed “The Mailman”, is widely considered one of the greatest Power Forwards to ever play in the NBA.

●	He was drafted in 1985 by the Utah Jazz with the 15th Overall pick, spending the first 18 years of his career with the team.

●	Malone was named to 14 All-Star Teams and 14 All-NBA Teams during his career, along with the 1997 and 1999 NBA MVPs.

●	His 36,928 career points scored rank second all-time in NBA history behind Kareem Abdul-Jabbar, and he holds the records for most free throws attempted and made, in addition to being tied for the second-most first-team All-NBA selections with Kobe Bryant and behind LeBron James.

●	He was inducted into the Basketball Hall of Fame in 2010.

Asset Description

Overview and authentication:

●	This offering contains the jersey worn by Karl Malone for the 1991-92 NBA Season.

●	The jersey has been photomatched for game use by Meigray

●	Malone finished the 1991-92 season averaging 28 points, 11 rebounds and 3 assists per game.

●	Photo matched to games from the 1991-92 season versus the Nuggets, Jazz and Trailblazers

Notable Features:

●	Utah Jazz 1991-92 Jersey

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #KarlMalone1992JazzJersey going forward.

SERIES #LaMeloBallYoungestTripleDoubleNBAHistoryJersey

LaMelo Ball Game Worn Rookie Jersey - Youngest Triple Double in History (1/9/21)

Use of Proceeds - SERIES #LaMeloBallYoungestTripleDoubleNBAHistoryJersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #LaMeloBallYoungestTripleDoubleNBAHistoryJersey Interests acquired by the Manager) if the Total Minimum ($217,000) is raised in this Offering and the cash portion of the asset cost is $200,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$200,000	92.17%
Broker Dealer & Escrow (2)	$3,159	1.46%
Legal	$1,250	0.58%
Marketing & Re-Authentication	$525	0.24%
Offering Expenses	$1,050	0.48%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	0.46%
Sourcing Fee (cash portion) (4)	$10,000	4.61%
Total Fees and Expenses	$16,984	7.83%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$16	0.01%
Total Proceeds	$217,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 2,000 units, which represents the portion ($10,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (218 units) for $1,090. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	6/10/2021
Expiration Date of Agreement	12/31/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Cash	5%
Sourcing Fee Payable in Series Equity Interest	5%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #LaMeloBallYoungestTripleDoubleNBAHistoryJersey

Investment Overview

●	Upon completion of the SERIES #LaMeloBallYoungestTripleDoubleNBAHistoryJersey Offering, SERIES #LaMeloBallYoungestTripleDoubleNBAHistoryJersey will purchase a LaMelo Ball Game Worn Rookie Jersey - Youngest Triple Double in History (1/9/21) (The “Underlying Asset” with respect to SERIES #LaMeloBallYoungestTripleDoubleNBAHistoryJersey, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	LaMelo Ball was selected with the 3rd overall pick of the 2020 NBA Draft by the Charlotte Hornets.

●	A former UCLA commit, he was a five-star recruit but chose to forgo college basketball amid eligibility concerns and play in Australia for the Illawarra Hawks of the National Basketball League (NBL) in 2019, winning NBL Rookie of the Year.

●	Named 2020-21 NBA Rookie of the Year while averaging 16 points, 6 rebounds and 6 assists per game.

●	Younger brother of New Orleans Pelicans PG Lonzo Ball.

Asset Description

Overview and authentication:

●	This offering contains the jersey worn by LaMelo Ball on January 9th, 2021 in which he became the youngest player in NBA history to record a Triple-Double at the age of 19.

●	He finished the game versus the Atlanta Hawks with 22 points, 12 rebounds and 11 assists.

●	The jersey has been photomatched for game use by Meigray

Notable Features:

Blue Home Hornets Jersey

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #LaMeloBallYoungestTripleDoubleNBAHistoryJersey going forward.

SERIES #LeBron07-08CavsJersey

LeBron James 2007-08 Cleveland Cavaliers Game Worn Jersey

Use of Proceeds - SERIES #LeBron07-08CavsJersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #LeBron07-08CavsJersey Interests acquired by the Manager) if the Total Minimum ($299,000) is raised in this Offering and the cash portion of the asset cost is $280,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$280,000	93.65%
Broker Dealer & Escrow (2)	$3,963	1.33%
Legal	$1,250	0.42%
Marketing & Re-Authentication	$550	0.18%
Offering Expenses	$1,025	0.34%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	0.33%
Sourcing Fee (cash portion) (4)	$11,200	3.75%
Total Fees and Expenses	$18,988	6.35%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$12	0.00%
Total Proceeds	$299,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 3,360 units, which represents the portion ($16,800) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (300 units) for $1,500. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	6/10/2021
Expiration Date of Agreement	12/31/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Cash	6%
Sourcing Fee Payable in Series Equity Interest	4%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #LeBron07-08CavsJersey

Investment Overview

●	Upon completion of the SERIES #LeBron07-08CavsJersey Offering, SERIES #LeBron07-08CavsJersey will purchase a LeBron James 2007-08 Cleveland Cavaliers Game Worn Jersey (The “Underlying Asset” with respect to SERIES #LeBron07-08CavsJersey, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Frequently discussed as one of the greatest basketball players of all time, LeBron James is certainly one of America’s most influential and popular athletes of his generation.

●	James has won three NBA Championships, three NBA Finals MVP Awards, and four NBA’s Most Valuable Player Awards.

●	James is the three-time AP Athlete of the Year and two-time Sports Illustrated Sportsperson of the Year.

●	After winning two championships with the Miami Heat, LeBron triumphantly returned to the Cavaliers and brought the city of Cleveland its first major professional sports championship since 1964, and the first ever championship won by the Cleveland Cavaliers franchise.

Asset Description

Overview and authentication:

●	This offering contains the jersey worn by LeBron James during the 2007-08 NBA season.

●	James finished the 2007-08 season averaging 27 points, 7 rebounds and 6 assists per game.

●	The jersey has been photomatched for game use by Meigray to the following games

●	10/25/07 vs Raptors

●	10/26/07 vs Celtics

●	11/4/07 vs Suns

●	11/6/07 vs Warriors

●	11/14/07 vs Magic

●	11/21/07 vs Timberwolves

●	11/25/07 vs Pacers

●	12/19/07 vs Knicks

●	12/29/07 vs Hornets

Notable Features:

Jersey shows heavy game use

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #LeBron07-08CavsJersey going forward.

SERIES #IversonMVPJersey

Allen Iverson 2001 MVP Season Game Worn Jersey - Photomatched to ECF

Use of Proceeds - SERIES #IversonMVPJersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #IversonMVPJersey Interests acquired by the Manager) if the Total Minimum ($115,000) is raised in this Offering and the cash portion of the asset cost is $100,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$100,000	86.96%
Broker Dealer & Escrow (2)	$2,174	1.89%
Legal	$1,250	1.09%
Marketing & Re-Authentication	$2,500	2.17%
Offering Expenses	$1,050	0.91%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	0.87%
Sourcing Fee (cash portion) (4)	$7,000	6.09%
Total Fees and Expenses	$14,974	13.02%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$26	0.02%
Total Proceeds	$115,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 600 units, which represents the portion ($3,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (116 units) for $580. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	6/10/2021
Expiration Date of Agreement	12/31/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	3%
Sourcing Fee Payable in Cash	7%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #IversonMVPJersey

Investment Overview

●	Upon completion of the SERIES #IversonMVPJersey Offering, SERIES #IversonMVPJersey will purchase a Allen Iverson 2001 MVP Season Game Worn Jersey - Photomatched to ECF (The “Underlying Asset” with respect to SERIES #IversonMVPJersey, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Allen Iverson, nicknamed “AI” and “The Answer”, is universally considered to be one of the greatest basketball players in NBA history.

●	Selected with the 1st overall pick in the 1996 NBA Draft by the Philadelphia 76ers.

●	Iverson was named to 11 All-Star Teams and 7 All-NBA Teams in addition to winning the 1997 NBA Rookie of the Year, 2001 NBA Most Valuable Player and the All-Star Game MVP in 2001 and 2005.

●	He was rated the fifth-greatest NBA shooting guard of all time by ESPN in 2008 and inducted into the Basketball Hall of Fame in 2016.

Asset Description

Overview and authentication:

●	This offering contains the jersey worn by Allen Iverson during his MVP Season in 2001.

●	Iverson finished the 2000-01 season averaging 31 points, 4 rebounds and 5 assists per game.

●	The jersey has been photomatched for game use by Meigray to May 28, 2001 vs Milwaukee Bucks in the Eastern Conference Finals

●	Iverson finished the game with 28 points, 5 rebounds and 8 assists in an 89-83 victory.

Notable Features:

Philadelphia 76ers Game Worn Jersey

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #IversonMVPJersey going forward.

SERIES #OscarRobertsonCincinnatiRoyalsJersey

1960-62 Oscar Robertson Cincinnati Royals Game Used Home Jersey

Use of Proceeds - SERIES #OscarRobertsonCincinnatiRoyalsJersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #OscarRobertsonCincinnatiRoyalsJersey Interests acquired by the Manager) if the Total Minimum ($156,000) is raised in this Offering and the cash portion of the asset cost is $137,500.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$137,500	88.14%
Broker Dealer & Escrow (2)	$2,527	1.62%
Legal	$500	0.32%
Marketing & Re-Authentication	$500	0.32%
Offering Expenses	$1,000	0.64%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,450	0.93%
Sourcing Fee (cash portion) (4)	$12,500	8.01%
Total Fees and Expenses	$18,477	11.84%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$23	0.01%
Total Proceeds	$156,000	100.00%

(1)	The price that the seller/consignor has established for this asset is $250,000. The seller will contribute the asset to the Series in exchange for 22500 Interests in the Series, which represents 45% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 55% of the agreed-upon price ($250,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 3500 units, which represents the portion ($17,500) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (156 units) for $780. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	6/29/2021
Expiration Date of Agreement	12/31/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	7%
Sourcing Fee Payable in Cash	5%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #OscarRobertsonCincinnatiRoyalsJersey

Investment Overview

●	Upon completion of the SERIES #OscarRobertsonCincinnatiRoyalsJersey Offering, SERIES #OscarRobertsonCincinnatiRoyalsJersey will purchase a 1960-62 Oscar Robertson Cincinnati Royals Game Used Home Jersey. (The “Underlying Asset” with respect to SERIES #OscarRobertsonCincinnatiRoyalsJersey, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Oscar Robertson, nicknamed “the Big O”, is widely considered to be one of the best Point Guards in the history of the game. He was selected to twelve NBA All-Star teams, the All-NBA Team eleven times as well as the 1964 Most Valuable Player.

●	In 1962, he became the first player in NBA history to average a triple-double for a season.

●	Robertson was inducted into the Basketball Hall of Fame in 1980 and was voted one of the 50 Greatest Players in NBA History in 1996.

●	Robertson was also an integral part of Robertson v. National Basketball Ass’n of 1970. The landmark NBA antitrust suit, which was filed when Robertson was the president of the NBA Players’ Association, led to an extensive reform of the league’s strict free agency and draft rules and, subsequently, to higher salaries for all players.

Asset Description

Overview and authentication:

●	The offered Game Worn jersey received a grade of A10 from MEARS, the premier game use authenticator.

●	Oscar Robertson White Cincinnati Royals Jersey.

●	19” chest and 30” torso.

●	Wilson Sports Equipment size 40 tag.

Notable Features:

White Cincinnati Royals Jersey

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #OscarRobertsonCincinnatiRoyalsJersey going forward.

SERIES #MikeTrout2017Jersey

Mike Trout 2017 Game Used Road HR Jersey

Use of Proceeds - SERIES #MikeTrout2017Jersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #MikeTrout2017Jersey Interests acquired by the Manager) if the Total Minimum ($59,950) is raised in this Offering and the cash portion of the asset cost is $55,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$55,000	91.74%
Broker Dealer & Escrow (2)	$1,675	2.79%
Legal	$500	0.83%
Marketing & Re-Authentication	$50	0.08%
Offering Expenses	$300	0.50%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$200	0.33%
Sourcing Fee (cash portion) (4)	$2,200	3.67%
Total Fees and Expenses	$4,925	8.21%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$26	0.04%
Total Proceeds	$59,950	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 880 units, which represents the portion ($4,400) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (60 units) for $300. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	7/20/2021
Expiration Date of Agreement	7/20/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	8%
Sourcing Fee Payable in Cash	4%

(2)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #MikeTrout2017Jersey

Investment Overview

●	Upon completion of the SERIES #MikeTrout2017Jersey Offering, SERIES #MikeTrout2017Jersey will purchase a Mike Trout 2017 Game Used Road HR Jersey (The “Underlying Asset” with respect to SERIES #MikeTrout2017Jersey, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Nicknamed “The Millville Meteor”, Mike Trout is almost universally considered the greatest all-around player in baseball today.

●	Through his first 11 seasons Trout is an eight-time MLB All-Star, three-time American League Most Valuable Player (winning the award in 2014, 2016, and 2019, while finishing second in the 2012, 2013, 2015, and 2018 votes), and is an eight-time winner of the Silver Slugger Award.

●	In 2019, he signed a 12-year, $426 million contract with the Angels, the 2nd richest contract in the history of North American sports and 3rd in professional sports in general (and the 2nd biggest contract at the time of signing)

●	Trout led the American League in wins above replacement in his first five full seasons (according to Fangraphs and Baseball-Reference.com).

Asset Description

Overview and authentication:

●	Grey Road Jersey from the 2017 Season.

●	Trout finished 2017 with a .306 Batting Average, 33 Home Runs and 72 Runs Batted In.

●	Mike Trout Grey Los Angeles Angels Jersey.

●	Worn for at least one Home Run

●	Photomatched by Meigray

Notable Features:

Grey Los Angeles Angels Jersey

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #MikeTrout2017Jersey going forward.

SERIES #ShaqRookieWarmUpJacket

Shaquille O’Neal Rookie Year Worn Orlando Magic Warmup Jacket

Use of Proceeds - SERIES #ShaqRookieWarmUpJacket

The following illustrates the estimated use of proceeds of this Offering (including from Series #ShaqRookieWarmUpJacket Interests acquired by the Manager) if the Total Minimum ($79,750) is raised in this Offering and the cash portion of the asset cost is $75,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$75,000	94.04%
Broker Dealer & Escrow (2)	$1,879	2.36%
Legal	$500	0.63%
Marketing & Re-Authentication	$150	0.19%
Offering Expenses	$500	0.63%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$200	0.25%
Sourcing Fee (cash portion) (4)	$1,500	1.88%
Total Fees and Expenses	$4,729	5.93%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$22	0.03%
Total Proceeds	$79,750	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 1500 units, which represents the portion ($7,500) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (80 units) for $400. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	7/20/2021
Expiration Date of Agreement	7/20/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	10%
Sourcing Fee Payable in Cash	2%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #ShaqRookieWarmUpJacket

Investment Overview

●	Upon completion of the SERIES #ShaqRookieWarmUpJacket Offering, SERIES #ShaqRookieWarmUpJacket will purchase a Shaquille O’Neal Rookie Year Worn Orlando Magic Warmup Jacket (The “Underlying Asset” with respect to SERIES #ShaqRookieWarmUpJacket, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Shaquille “Shaq” O’Neal is one of the greatest and most well known players in the history of professional basketball. Having played for 6 teams over his 17 year career, he is now one of the hosts of Inside the NBA on TNT.

●	O’Neal is a 15-time NBA All Star, 14-time All-NBA Team, 4-time NBA Champion, 3-time NBA Finals MVP, 2-time NBA Scoring Champion, 1993 Rookie of the Year and 2000 NBA Most Valuable Player.

●	O’Neal is one of 3 players to win NBA MVP, All-Star Game MVP and Finals MVP in the same year. The other 2 are Willis Reed and Michael Jordan. He was inducted into the Basketball Hall of Fame in 2016.

Asset Description

Overview and authentication:

●	Black Orlando Magic Warmup Jacket

●	Worn during Shaquille O’Neal’s rookie season.

●	Photomatched by Meigray.

Notable Features:

●	Black Orlando Magic Warmup Jacket

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #ShaqRookieWarmUpJacket going forward.

SERIES #LeBronLakersCavsEmployeeGame

LeBron James Game Worn Lakers Jersey

Use of Proceeds - SERIES #LeBronLakersCavsEmployeeGame

The following illustrates the estimated use of proceeds of this Offering (including from Series #LeBronLakersCavsEmployeeGame Interests acquired by the Manager) if the Total Minimum ($250,000) is raised in this Offering and the cash portion of the asset cost is $235,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$235,000	94.00%
Broker Dealer & Escrow (2)	$3,494	1.40%
Legal	$500	0.20%
Marketing & Re-Authentication	$900	0.36%
Offering Expenses	$500	0.20%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$200	0.08%
Sourcing Fee (cash portion) (4)	$9,400	3.76%
Total Fees and Expenses	$14,994	6.00%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$7	0.00%
Total Proceeds	$250,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 3760 units, which represents the portion ($18,800) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (250 units) for $1,250. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	7/20/2021
Expiration Date of Agreement	7/20/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	8%
Sourcing Fee Payable in Cash	4%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #LeBronLakersCavsEmployeeGame

Investment Overview

●	Upon completion of the SERIES #LeBronLakersCavsEmployeeGame Offering, SERIES #LeBronLakersCavsEmployeeGame will purchase a LeBron James Game Worn Lakers Jersey. (The “Underlying Asset” with respect to SERIES #LeBronLakersCavsEmployeeGame, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Frequently discussed as one of the greatest basketball players of all time, LeBron James is certainly one of America’s most influential and popular athletes of his generation.

●	James has won three NBA Championships, three NBA Finals MVP Awards, and four NBA’s Most Valuable Player Awards.

●	James is the three-time AP Athlete of the Year and two-time Sports Illustrated Sportsperson of the Year.

●	After winning two championships with the Miami Heat, LeBron triumphantly returned to the Cavaliers and brought the city of Cleveland its first major professional sports championship since 1964, and the first ever championship won by the Cleveland Cavaliers franchise.

Asset Description

Overview and authentication:

●	LeBron James Gold Los Angeles Lakers Jersey

●	Worn for historic game versus Cleveland Cavaliers where LeBron scored 46 points to go along with 8 rebounds and 8 assists.

●	Photomatched by Meigray.

Notable Features:

Gold Los Angeles Lakers Jersey

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #LeBronLakersCavsEmployeeGame going forward.

SERIES #ReggieMiller1stASGJersey

Reggie Miller Game Worn 1990 All Star Game Jersey (1st All Star Game)

Use of Proceeds - SERIES #ReggieMiller1stASGJersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #ReggieMiller1stASGJersey Interests acquired by the Manager) if the Total Minimum ($79,750) is raised in this Offering and the cash portion of the asset cost is $75,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$75,000	94.04%
Broker Dealer & Escrow (2)	$1,879	2.36%
Legal	$500	0.63%
Marketing & Re-Authentication	$200	0.25%
Offering Expenses	$460	0.58%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$200	0.25%
Sourcing Fee (cash portion) (4)	$1,500	1.88%
Total Fees and Expenses	$4,739	5.94%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$12	0.01%
Total Proceeds	$79,750	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 1500 units, which represents the portion ($7,500) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (80 units) for $400. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	7/20/2021
Expiration Date of Agreement	7/20/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	10%
Sourcing Fee Payable in Cash	2%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #ReggieMiller1stASGJersey

Investment Overview

●	Upon completion of the SERIES #ReggieMiller1stASGJersey Offering, SERIES #ReggieMiller1stASGJersey will purchase a Reggie Miller Game Worn 1990 All Star Game Jersey (1st All Star Game). (The “Underlying Asset” with respect to SERIES #ReggieMiller1stASGJersey, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Reggie Miller is widely considered to be one of the best 3-Point shooters in the history of the NBA. He was selected to five NBA All-Star teams and the All-NBA Team three time.

●	When he retired, he held the record for most career 3-point field goals made. He is currently third on the list behind Ray Allen and Stephen Curry.

●	He led the league in free throw percentage five times and won a gold medal in the 1996 Summer Olympics.

●	Widely regarded as the Pacers’ greatest player of all time, Miller was inducted into the Basketball Hall of Fame in 2012.

Asset Description

Overview and authentication:

●	The offered Game Worn jersey was photomatched to the 1990 NBA All Star Game by Meigray.

●	Reggie Miller Eastern Conference Jersey.

●	White jersey with NBA All Star across the chest.

Notable Features:

White NBA All Star Jersey

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #ReggieMiller1stASGJersey going forward.

SERIES #KevinGarnettFinalCareerJersey

Kevin Garnett Game Worn Minnesota Timberwolves Jersey

Use of Proceeds - SERIES #KevinGarnettFinalCareerJersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #KevinGarnettFinalCareerJersey Interests acquired by the Manager) if the Total Minimum ($79,750) is raised in this Offering and the cash portion of the asset cost is $75,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$75,000	94.04%
Broker Dealer & Escrow (2)	$1,879	2.36%
Legal	$500	0.63%
Marketing & Re-Authentication	$200	0.25%
Offering Expenses	$460	0.58%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$200	0.25%
Sourcing Fee (cash portion) (4)	$1,500	1.88%
Total Fees and Expenses	$4,739	5.94%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$12	0.01%
Total Proceeds	$79,750	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 1500 units, which represents the portion ($7,500) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (80 units) for $400. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	7/20/2021
Expiration Date of Agreement	7/20/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	10%
Sourcing Fee Payable in Cash	2%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #KevinGarnettFinalCareerJersey

Investment Overview

●	Upon completion of the SERIES #KevinGarnettFinalCareerJersey Offering, SERIES #KevinGarnettFinalCareerJersey will purchase a Kevin Garnett Game Worn Minnesota Timberwolves Jersey. (The “Underlying Asset” with respect to SERIES #KevinGarnettFinalCareerJersey, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Nicknamed “The Big Ticket”, Kevin Garnett is universally considered among the greatest Power Forwards in the history of the NBA.

●	He won the 2008 NBA championship, was a 15-time NBA All-Star, a 12-time member of the All-Defensive Team, a 9-time member of the All-NBA Team,

●	He was also named the 2008 Defensive Player of the Year and the 2004 NBA Most Valuable Player.

●	Kevin Garnett was inducted into the Basketball Hall of Fame in 2020.

Asset Description

Overview and authentication:

●	Jersey worn by Kevin Garnett in his final career NBA Game on 1/23/16

●	Garnett scored 2 points, the final points of his 26,071 career points.

●	Kevin Garnett White Minnesota Timberwolves jersey.

●	Photomatched by Meigray

Notable Features:

White Minnesota Timberwolves Jersey

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #KevinGarnettFinalCareerJersey going forward.

SERIES #GiannisMVPSeasonPlayoffJersey

Giannis Antetokounmpo 2019 NBA Playoffs Game Worn Jersey

Use of Proceeds - SERIES #GiannisMVPSeasonPlayoffJersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #GiannisMVPSeasonPlayoffJersey Interests acquired by the Manager) if the Total Minimum ($96,000) is raised in this Offering and the cash portion of the asset cost is $90,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$90,000	93.75%
Broker Dealer & Escrow (2)	$2,037	2.12%
Legal	$500	0.52%
Marketing & Re-Authentication	$950	0.99%
Offering Expenses	$500	0.52%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$200	0.21%
Sourcing Fee (cash portion) (4)	$1,800	1.87%
Total Fees and Expenses	$5,987	6.24%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$13	0.01%
Total Proceeds	$96,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 1800 units, which represents the portion ($9,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (96 units) for $480. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	7/20/2021
Expiration Date of Agreement	7/20/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	10%
Sourcing Fee Payable in Cash	2%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #GiannisMVPSeasonPlayoffJersey

Investment Overview

●	Upon completion of the SERIES #GiannisMVPSeasonPlayoffJersey Offering, SERIES #GiannisMVPSeasonPlayoffJersey will purchase a Giannis Antetokounmpo 2019 NBA Playoffs Game Worn Jersey. (The “Underlying Asset” with respect to SERIES #GiannisMVPSeasonPlayoffJersey, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Giannis Antetokounmpo, also known as “The Greek Freak”, is a Greek professional basketball player for the Milwaukee Bucks and universally considered one of the most promising young players in the NBA today.

●	In 2016–17 he led the Bucks in all five major statistical categories and became the first player in NBA history to finish a regular season in the top 20 in all five statistics of total points, rebounds, assists, steals, and blocks. He received the Most Improved Player award in 2017

●	Antetokounmpo has received five All-Star selections, including being selected as an All-Star captain in 2019 and 2020

●	Antetokounmpo won back-to-back NBA Most Valuable Player Awards in 2019 and 2020, joining Kareem Abdul-Jabbar and LeBron James as the only players in NBA history to win two MVPs before turning 26. Along with his MVP award, he was also named the NBA Defensive Player of the Year in 2020, becoming only the third player after Michael Jordan (1988) and Hakeem Olajuwon (1994) to win both awards in the same season.

Asset Description

Overview and authentication:

●	Green road jersey worn in all road games versus the Boston Celtics and Toronto Raptors during the 2019 NBA Playoffs.

●	Versus the Boston Celtics Giannis averaged 28.4 pts, 11 rebounds and 5.2 assists.

●	Versus the Toronto Raptors Giannis averaged 22.7pts, 13.5 rebounds and 5.5 assists.

●	Giannis Antetokounmpo Green Milwaukee Bucks Jersey.

Notable Features:

Green Milwaukee Bucks Jersey.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #GiannisMVPSeasonPlayoffJersey going forward.

SERIES #KobeBryantFinalMSGGame

Kobe Bryant Los Angeles Lakers Game Worn Jersey Final Game at MSG

Use of Proceeds - SERIES #KobeBryantFinalMSGGame

The following illustrates the estimated use of proceeds of this Offering (including from Series #KobeBryantFinalMSGGame Interests acquired by the Manager) if the Total Minimum ($695,000) is raised in this Offering and the cash portion of the asset cost is $650,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$650,000	93.53%
Broker Dealer & Escrow (2)	$7,690	1.11%
Legal	$500	0.07%
Marketing & Re-Authentication	$3,500	0.50%
Offering Expenses	$500	0.07%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$300	0.04%
Sourcing Fee (cash portion) (4)	$32,500	4.68%
Total Fees and Expenses	$44,990	6.47%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$10	0.00%
Total Proceeds	$695,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 9100 units, which represents the portion ($45,500) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (696 units) for $3,480. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	7/20/2021
Expiration Date of Agreement	7/20/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	7%
Sourcing Fee Payable in Cash	5%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #KobeBryantFinalMSGGame

Investment Overview

●	Upon completion of the SERIES #KobeBryantFinalMSGGame Offering, SERIES #KobeBryantFinalMSGGame will purchase a Kobe Bryant Los Angeles Lakers Game Worn Jersey Final Game at MSG (The “Underlying Asset” with respect to SERIES #KobeBryantFinalMSGGame, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Kobe Bryant is one of the most beloved and accomplished basketball players to ever play the game.

●	Bryant spent his entire 20-year career with the Los Angeles Lakers.

●	Bryant helped the Lakers win five NBA championships, and was an 18-time All-Star, a 15-time member of the All-NBA Team, a 12-time member of the All-Defensive Team, the 2008 NBA Most Valuable Player (MVP), and a two-time NBA Finals MVP. Bryant also led the NBA in scoring twice, and ranks fourth on the league’s all-time regular season scoring and all-time postseason scoring lists.

●	Bryant is the all-time leading scorer in Lakers franchise history. He was also the first guard in NBA history to play at least 20 seasons. His 18 All-Star designations are the second most all time, while it is the record for most consecutive appearances as a starter. Bryant’s four All-Star Game MVP Awards are tied with Bob Pettit for the most in NBA history.

●	Bryant tragically died at age 41, along with his 13-year-old daughter Gianna and seven others, in a helicopter crash in Calabasas, California in 2020. Their memories will forever live on in the hearts and minds of sports fans.

Asset Description

Overview and authentication:

●	Kobe Bryant Purple Los Angeles Lakers Jersey.

●	Worn by Kobe Bryant on 11/8/15, his final career game at Madison Square Garden.

●	Bryant finished the game with 18 points, 2 rebounds and 3 assists.

●	Photomatched by Meigray.

Notable Features:

Purple Los Angeles Lakers Jersey

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #KobeBryantFinalMSGGame going forward.

SERIES #LarryBird3PointContestShirt

Larry Bird 1986-87 Game Worn Boston Celtics Road Full Uniform - Worn in 3 Point Contest

Use of Proceeds - SERIES #LarryBird3PointContestShirt

The following illustrates the estimated use of proceeds of this Offering (including from Series #LarryBird3PointContestShirt Interests acquired by the Manager) if the Total Minimum ($645,000) is raised in this Offering and the cash portion of the asset cost is $600,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$600,000	93.02%
Broker Dealer & Escrow (2)	$7,218	1.12%
Legal	$500	0.08%
Marketing & Re-Authentication	$5,000	0.78%
Offering Expenses	$1,250	0.19%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	0.16%
Sourcing Fee (cash portion) (4)	$30,000	4.65%
Total Fees and Expenses	$44,968	6.97%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$32	0.01%
Total Proceeds	$645,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 8400 units, which represents the portion ($42,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (646 units) for $3,230. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	7/20/2021
Expiration Date of Agreement	7/20/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	7%
Sourcing Fee Payable in Cash	5%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #LarryBird3PointContestShirt

Investment Overview

●	Upon completion of the SERIES #LarryBird3PointContestShirt Offering, SERIES #LarryBird3PointContestShirt will purchase a Larry Bird 1986-87 Game Worn Boston Celtics Road Full Uniform - Worn in 3 Point Contest (The “Underlying Asset” with respect to SERIES #LarryBird3PointContestShirt, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Larry Bird, nicknamed “Larry Legend”, was a legendary Boston Celtics star and considered one of the best small forwards in NBA history. Renowned for his mastery of the fundamentals, clutch shooting, toughness, and all-around game.

●	Bird’s career accolades include 3x NBA champion, 3x NBA MVP, 12x All Star, 9x NBA All-First team, and a Hall of Fame inductee.

Asset Description

Overview and authentication:

●	Larry Bird Green Boston Celtics Full Uniform.

●	This offering contains both the jersey as well as the shorts for Larry Bird’s 1986-87 Road Uniform.

●	This uniform was also worn during the All Star Game Three-Point Contest that year, which Bird won.

●	Photomatched by Meigray

Notable Features:

Green Boston Celtics Full Uniform

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #LarryBird3PointContestShirt going forward.

SERIES #YaoMingJersey

Yao Ming 2003-04 Game Worn Houston Rockets Home Jersey

Use of Proceeds - SERIES #YaoMingJersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #YaoMingJersey Interests acquired by the Manager) if the Total Minimum ($99,500) is raised in this Offering and the cash portion of the asset cost is $95,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$95,000	95.48%
Broker Dealer & Escrow (2)	$2,090	2.10%
Legal	$500	0.50%
Marketing & Re-Authentication	$650	0.65%
Offering Expenses	$950	0.95%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$300	0.30%
Sourcing Fee (cash portion) (4)	$0	0.00%
Total Fees and Expenses	$4,490	4.51%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$10	0.01%
Total Proceeds	$99,500	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 2280 units, which represents the portion ($11,400) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (100 units) for $500. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	7/20/2021
Expiration Date of Agreement	7/20/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	12%
Sourcing Fee Payable in Cash	0%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #YaoMingJersey

Investment Overview

●	Upon completion of the SERIES #YaoMingJersey Offering, SERIES #YaoMingJersey will purchase a Yao Ming 2003-04 Game Worn Houston Rockets Home Jersey (The “Underlying Asset” with respect to SERIES #YaoMingJersey, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Yao Ming, known affectionately as just “Yao” and considered the greatest Chinese basketball player of all time, played 9 seasons in the NBA with the Houston Rockets.

●	Yao’s career accolades include 8 All Star appearances, 5 All-NBA Team nominations and the All-Rookie First Team.

●	He was one of the more dominant big men of his time and was inducted into the Basketball Hall of Fame in 2016.

Asset Description

Overview and authentication:

●	Yao Ming White Houston Rockets Jersey.

●	Worn for multiple home games during the 2003-04 Season.

●	Photomatched by Meigray

Notable Features:

White Houston Rockets Jersey

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #YaoMingJersey going forward.

SERIES #KobeBryant81PointGameShirt

Kobe Bryant Game Worn Los Angeles Lakers Home Warmup Shirt - Worn For 81 Point Game

Use of Proceeds - SERIES #KobeBryant81PointGameShirt

The following illustrates the estimated use of proceeds of this Offering (including from Series #KobeBryant81PointGameShirt Interests acquired by the Manager) if the Total Minimum ($481,000) is raised in this Offering and the cash portion of the asset cost is $450,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$450,000	93.56%
Broker Dealer & Escrow (2)	$5,661	1.18%
Legal	$500	0.10%
Marketing & Re-Authentication	$1,000	0.21%
Offering Expenses	$1,000	0.21%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$325	0.07%
Sourcing Fee (cash portion) (4)	$22,500	4.68%
Total Fees and Expenses	$30,986	6.44%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$14	0.00%
Total Proceeds	$481,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 6300 units, which represents the portion ($31,500) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (482 units) for $2,410. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	7/20/2021
Expiration Date of Agreement	7/20/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	7%
Sourcing Fee Payable in Cash	5%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #KobeBryant81PointGameShirt

Investment Overview

●	Upon completion of the SERIES #KobeBryant81PointGameShirt Offering, SERIES #KobeBryant81PointGameShirt will purchase a Kobe Bryant Game Worn Los Angeles Lakers Home Warmup Shirt - Worn For 81 Point Game. (The “Underlying Asset” with respect to SERIES #KobeBryant81PointGameShirt, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Kobe Bryant is one of the most beloved and accomplished basketball players to ever play the game.

●	Bryant spent his entire 20-year career with the Los Angeles Lakers.

●	Bryant helped the Lakers win five NBA championships, and was an 18-time All-Star, a 15-time member of the All-NBA Team, a 12-time member of the All-Defensive Team, the 2008 NBA Most Valuable Player (MVP), and a two-time NBA Finals MVP. Bryant also led the NBA in scoring twice, and ranks fourth on the league’s all-time regular season scoring and all-time postseason scoring lists.

●	Bryant is the all-time leading scorer in Lakers franchise history. He was also the first guard in NBA history to play at least 20 seasons. His 18 All-Star designations are the second most all time, while it is the record for most consecutive appearances as a starter. Bryant’s four All-Star Game MVP Awards are tied with Bob Pettit for the most in NBA history.

●	Bryant tragically died at age 41, along with his 13-year-old daughter Gianna and seven others, in a helicopter crash in Calabasas, California in 2020. Their memories will forever live on in the hearts and minds of sports fans.

Asset Description

Overview and authentication:

●	Kobe Bryant Yellow Los Angeles Lakers Home Warmup Shirt.

●	Worn throughout the 2005-06 season in pre-game warmups.

●	Worn by Kobe in pre-game warmups on January 22, 2006 when Kobe Bryant scored 81 points.

●	Photomatched by Meigray

Notable Features:

Yellow Los Angeles Lakers Warmup Shirt

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #KobeBryant81PointGameShirt going forward.

SERIES #KobeBryant50PointStreak

Kobe Bryant 2006-07 Game Worn Lakers Jersey

Use of Proceeds - SERIES #KobeBryant50PointStreak

The following illustrates the estimated use of proceeds of this Offering (including from Series #KobeBryant50PointStreak Interests acquired by the Manager) if the Total Minimum ($525,000) is raised in this Offering and the cash portion of the asset cost is $500,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$500,000	95.24%
Broker Dealer & Escrow (2)	$6,174	1.18%
Legal	$500	0.10%
Marketing & Re-Authentication	$2,000	0.38%
Offering Expenses	$1,000	0.19%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$325	0.06%
Sourcing Fee (cash portion) (4)	$15,000	2.86%
Total Fees and Expenses	$24,999	4.76%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$1	0.00%
Total Proceeds	$525,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 9000 units, which represents the portion ($45,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (526 units) for $2,630. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	7/20/2021
Expiration Date of Agreement	7/20/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	9%
Sourcing Fee Payable in Cash	3%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #KobeBryant50PointStreak

Investment Overview

●	Upon completion of the SERIES #KobeBryant50PointStreak Offering, SERIES #KobeBryant50PointStreak will purchase a Kobe Bryant 2006-07 Game Worn Lakers Jersey (The “Underlying Asset” with respect to SERIES #KobeBryant50PointStreak, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Kobe Bryant is one of the most beloved and accomplished basketball players to ever play the game.

●	Bryant spent his entire 20-year career with the Los Angeles Lakers.

●	Bryant helped the Lakers win five NBA championships, and was an 18-time All-Star, a 15-time member of the All-NBA Team, a 12-time member of the All-Defensive Team, the 2008 NBA Most Valuable Player (MVP), and a two-time NBA Finals MVP. Bryant also led the NBA in scoring twice, and ranks fourth on the league’s all-time regular season scoring and all-time postseason scoring lists.

●	Bryant is the all-time leading scorer in Lakers franchise history. He was also the first guard in NBA history to play at least 20 seasons. His 18 All-Star designations are the second most all time, while it is the record for most consecutive appearances as a starter. Bryant’s four All-Star Game MVP Awards are tied with Bob Pettit for the most in NBA history.

●	Bryant tragically died at age 41, along with his 13-year-old daughter Gianna and seven others, in a helicopter crash in Calabasas, California in 2020. Their memories will forever live on in the hearts and minds of sports fans.

Asset Description

Overview and authentication:

●	Kobe Bryant Gold Los Angeles Lakers Jersey.

●	Photomatched to 4 games during the 2006-07 season including TWO 50-point games.

●	Photomatched by Meigray.

Notable Features:

Kobe Bryant Gold Los Angeles Lakers Jersey

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #KobeBryant50PointStreak going forward.

SERIES #JeterYankeePinstripesJersey2006

Derek Jeter 2006 New York Yankees Game Used Jersey

Use of Proceeds - SERIES #JeterYankeePinstripesJersey2006

The following illustrates the estimated use of proceeds of this Offering (including from Series #JeterYankeePinstripesJersey2006 Interests acquired by the Manager) if the Total Minimum ($50,000) is raised in this Offering and the cash portion of the asset cost is $45,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$45,000	90.00%
Broker Dealer & Escrow (2)	$1,580	3.16%
Legal	$500	1.00%
Marketing & Re-Authentication	$0	0.00%
Offering Expenses	$1,000	2.00%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$120	0.24%
Sourcing Fee (cash portion) (4)	$1,800	3.60%
Total Fees and Expenses	$5,000	10.00%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$1	0.00%
Total Proceeds	$50,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 1800 units, which represents the portion ($3,600) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (125 units) for $250. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	8%
Sourcing Fee Payable in Cash	4%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #JeterYankeePinstripesJersey2006

Investment Overview

●	Upon completion of the SERIES #JeterYankeePinstripesJersey2006 Offering, SERIES #JeterYankeePinstripesJersey2006 will purchase a Derek Jeter 2006 New York Yankees Game Used Jersey (The “Underlying Asset” with respect to SERIES #JeterYankeePinstripesJersey2006, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	From the moment he kicked off his 1996 Rookie of the Year season, it was clear that Derek Jeter was going to become one of the New York Yankees greats, mentioned in the same breath with Ruth, Gehrig, Mantle, and DiMaggio.

●	Among the most revered players of his era amongst both fans and peers, the sure-handed infielder racked up an MVP award, 14 All-Star Game appearances, five Silver Sluggers, and five Gold Gloves.

●	A five-time World Series winner, Jeter earned MVP honors in the 2000 fall classic.

●	Jeter was a remarkably consistent performer, finishing top-ten in MVP voting on eight occasions.

●	Jeter was elected into the Hall of Fame in 2020, appearing on 99.7% of the ballots.

Asset Description

Overview and authentication:

●	Derek Jeter White Pinstripe New York Yankees Jersey.

●	Worn for multiple games during the 2006 season including the Subway Series versus the New York Mets

●	Photomatched by Sports Investors.

Notable Features:

Derek Jeter White Pinstripe Yankees Jersey

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #JeterYankeePinstripesJersey2006 going forward.

SERIES #1952MaysBerkRossPSA9

Willie Mays 1952 Berk Ross PSA 9

Use of Proceeds - SERIES #1952MaysBerkRossPSA9

The following illustrates the estimated use of proceeds of this Offering (including from Series #1952MaysBerkRossPSA9 Interests acquired by the Manager) if the Total Minimum ($29,900) is raised in this Offering and the cash portion of the asset cost is $28,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$28,000	93.65%
Broker Dealer & Escrow (2)	$1,580	5.28%
Legal	$310	1.04%
Marketing & Re-Authentication	$0	0.00%
Offering Expenses	$0	0.00%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$0	0.00%
Sourcing Fee (cash portion) (4)	$0	0.00%
Total Fees and Expenses	$1,890	6.32%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$10	0.03%
Total Proceeds	$29,900	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 672 units, which represents the portion ($3,360) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (30 units) for $150. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	12%
Sourcing Fee Payable in Cash	0%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #1952MaysBerkRossPSA9

Investment Overview

●	Upon completion of the SERIES #1952MaysBerkRossPSA9 Offering, SERIES #1952MaysBerkRossPSA9 will purchase a Willie Mays 1952 Berk Ross PSA 9 (The “Underlying Asset” with respect to SERIES #1952MaysBerkRossPSA9, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Willie Mays is arguably the greatest centerfielder that major League Baseball has ever seen.

●	Mays was a 24-time All-Star selection, a 12-time Gold Glove winner, the 1951 National League Rookie of the Year, a two-time NL Most Valuable Player (1954, 1965) and a member of the 1954 World Series champion New York Giants.

●	Mays’ numbers are among the best ever including his 660 career home runs, third behind Hank Aaron and Babe Ruth at the time of his retirement.

●	Willie Mays retired with 3,283 hits, 2,062 runs scored, 1,903 RBI, 338 stolen bases, 660 home runs and career .302 batting average. Willie Howard Mays was elected to the National Baseball Hall of Fame in 1979.

Asset Description

Overview and authentication:

●	PSA Card Facts state “The 1952 Berk Ross set consists of 72 cards, each one 2” x 3”. Manufactured by the Berk Ross Company of New York City, card fronts have a posed “hand-painted” color likeness with the player’s name in white script.” (https://www.psacard.com/cardfacts/baseball-cards/1952-berk-ross/223)

●	PSA continues “Key cards include Joe DiMaggio (though he retired at the end of the 1951 season), Mickey Mantle, Willie Mays, Stan Musial, Jackie Robinson, and Ted Williams. (The DiMaggio and Williams cards were not available in the 1952 Bowman or Topps sets, making the Berk Ross examples highly collectible).”

●	The PSA Population Report lists six PSA 9 examples out of 183 submissions with NONE graded higher.

●	The most recent sale for a PSA 9 reported to VCP Pricing was on 12/16/20 for $8,800...Since that time PSA 8.5 sales have risen from $3,120 to $7,500 on 3/15/21 and PSA 7 sales have risen from $1,500 on 10/30/20 to $6,400 on 6/20/21.

Notable Features:

Graded Mint by PSA

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #1952MaysBerkRossPSA9 going forward.

SERIES #1952MantleBerkRossPSA8

Mickey Mantle 1952 Berk Ross PSA 8

Use of Proceeds - SERIES #1952MantleBerkRossPSA8

The following illustrates the estimated use of proceeds of this Offering (including from Series #1952MantleBerkRossPSA8 Interests acquired by the Manager) if the Total Minimum ($40,500) is raised in this Offering and the cash portion of the asset cost is $36,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$36,000	88.89%
Broker Dealer & Escrow (2)	$1,489	3.68%
Legal	$300	0.74%
Marketing & Re-Authentication	$0	0.00%
Offering Expenses	$1,200	2.96%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$150	0.37%
Sourcing Fee (cash portion) (4)	$1,350	3.33%
Total Fees and Expenses	$4,489	11.08%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$11	0.03%
Total Proceeds	$40,500	100.00%

(1)	The price that the seller/consignor has established for this asset is $45,000. The seller will contribute the asset to the Series in exchange for 1800 Interests in the Series, which represents 20% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 80% of the agreed-upon price ($45,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 810 units, which represents the portion ($4,050) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (42 units) for $210. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	9%
Sourcing Fee Payable in Cash	3%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #1952MantleBerkRossPSA8

Investment Overview

●	Upon completion of the SERIES #1952MantleBerkRossPSA8 Offering, SERIES #1952MantleBerkRossPSA8 will purchase a Mickey Mantle 1952 Berk Ross PSA 8 (The “Underlying Asset” with respect to SERIES #1952MantleBerkRossPSA8, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Also known as “The Mick” and “The Commerce Comet”, Mickey Mantle is seen as one of the greatest baseball players of all time.

●	Mantle was a 20 time All-Star, 7 time World Series Champ and 3 time MVP. He achieved the Triple Crown achievement in 1956 and led the league in Home Runs 4 times.

●	Mantle was elected to the Baseball Hall of Fame in 1974 and the Major League Baseball All-Century Team in 1999.

●	Mantle still holds the World Series records for most Home Runs, RBIs, extra-base hits, runs, walks and total bases.

Asset Description

Overview and authentication:

●	PSA Card Facts state “The 1952 Berk Ross set consists of 72 cards, each one 2” x 3”. Manufactured by the Berk Ross Company of New York City, card fronts have a posed “hand-painted” color likeness with the player’s name in white script.” (https://www.psacard.com/cardfacts/baseball-cards/1952-berk-ross/223)

●	PSA continues “Key cards include Joe DiMaggio (though he retired at the end of the 1951 season), Mickey Mantle, Willie Mays, Stan Musial, Jackie Robinson, and Ted Williams. (The DiMaggio and Williams cards were not available in the 1952 Bowman or Topps sets, making the Berk Ross examples highly collectible).”

●	The PSA Population Report lists 22 PSA 8 examples out of 275 submissions with NONE graded higher.

●	The most recent sale for a PSA 8 reported to VCP Pricing was on 12/12/20 for $15,900...Since that time PSA 7 sales have risen from $5,520 to $9,000 on 7/21/21.

Notable Features:

Graded Near Mint- Mint by PSA

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #1952MantleBerkRossPSA8 going forward.

SERIES #1954BowmanMaysPSA9

Willie Mays 1954 Bowman PSA 9

Use of Proceeds - SERIES #1954BowmanMaysPSA9

The following illustrates the estimated use of proceeds of this Offering (including from Series #1954BowmanMaysPSA9 Interests acquired by the Manager) if the Total Minimum ($72,400) is raised in this Offering and the cash portion of the asset cost is $67,500.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$67,500	93.23%
Broker Dealer & Escrow (2)	$1,805	2.49%
Legal	$300	0.41%
Marketing & Re-Authentication	$0	0.00%
Offering Expenses	$1,190	1.64%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$100	0.14%
Sourcing Fee (cash portion) (4)	$1,500	2.07%
Total Fees and Expenses	$4,895	6.76%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$5	0.01%
Total Proceeds	$72,400	100.00%

(1)	The price that the seller/consignor has established for this asset is $75,000. The seller will contribute the asset to the Series in exchange for 1500 Interests in the Series, which represents 10% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 90% of the agreed-upon price ($75,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 1500 units, which represents the portion ($7,500) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (74 units) for $370. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	10%
Sourcing Fee Payable in Cash	2%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #1954BowmanMaysPSA9

Investment Overview

●	Upon completion of the SERIES #1954BowmanMaysPSA9 Offering, SERIES #1954BowmanMaysPSA9 will purchase a Willie Mays 1954 Bowman PSA 9 (The “Underlying Asset” with respect to SERIES #1954BowmanMaysPSA9, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Willie Mays is arguably the greatest centerfielder that major League Baseball has ever seen.

●	Mays was a 24-time All-Star selection, a 12-time Gold Glove winner, the 1951 National League Rookie of the Year, a two-time NL Most Valuable Player (1954, 1965) and a member of the 1954 World Series champion New York Giants.

●	Mays’ numbers are among the best ever including his 660 career home runs, third behind Hank Aaron and Babe Ruth at the time of his retirement.

●	Willie Mays retired with 3,283 hits, 2,062 runs scored, 1,903 RBI, 338 stolen bases, 660 home runs and career .302 batting average. Willie Howard Mays was elected to the National Baseball Hall of Fame in 1979.

Asset Description

Overview and authentication:

●	The 1954 Bowman set consists of 224 cards, each measuring 2-1/2” by 3-3/4”. Each card front carried a colorful likeness of a player with a facsimile signature in a colored rectangle at the card’s bottom.

●	Out of 2,110 submissions to PSA only 19 received a grade of 9 with NONE graded higher.

●	VCP Pricing tracks the most recent sale of a PSA 9 copy as $15,400 on 10/12/20

●	Since that time, PSA 7 sales have risen from $1,649 to $5,850 on 6/3/21.

Notable Features:

Graded Mint by PSA

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #1954BowmanMaysPSA9 going forward.

SERIES #Mays1969ToppsPSA10

Mickey Mantle 1952 Berk Ross PSA 8

Use of Proceeds - SERIES #Mays1969ToppsPSA10

The following illustrates the estimated use of proceeds of this Offering (including from Series #Mays1969ToppsPSA10 Interests acquired by the Manager) if the Total Minimum ($48,795) is raised in this Offering and the cash portion of the asset cost is $44,800.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$44,800	91.81%
Broker Dealer & Escrow (2)	$1,574	3.23%
Legal	$300	0.61%
Marketing & Re-Authentication	$0	0.00%
Offering Expenses	$870	1.78%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$125	0.26%
Sourcing Fee (cash portion) (4)	$1,120	2.30%
Total Fees and Expenses	$3,989	8.18%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$6	0.01%
Total Proceeds	$48,795	100.00%

(1)	The price that the seller/consignor has established for this asset is $56,000. The seller will contribute the asset to the Series in exchange for 2240 Interests in the Series, which represents 20% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 80% of the agreed-upon price ($56,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 1120 units, which represents the portion ($5,600) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (50 units) for $250. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	10%
Sourcing Fee Payable in Cash	2%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #Mays1969ToppsPSA10

Investment Overview

●	Upon completion of the SERIES #Mays1969ToppsPSA10 Offering, SERIES #Mays1969ToppsPSA10 will purchase a Mickey Mantle 1952 Berk Ross PSA 8 (The “Underlying Asset” with respect to SERIES #Mays1969ToppsPSA10, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Willie Mays is arguably the greatest centerfielder that major League Baseball has ever seen.

●	Mays was a 24-time All-Star selection, a 12-time Gold Glove winner, the 1951 National League Rookie of the Year, a two-time NL Most Valuable Player (1954, 1965) and a member of the 1954 World Series champion New York Giants.

●	Mays’ numbers are among the best ever including his 660 career home runs, third behind Hank Aaron and Babe Ruth at the time of his retirement.

●	Willie Mays retired with 3,283 hits, 2,062 runs scored, 1,903 RBI, 338 stolen bases, 660 home runs and career .302 batting average. Willie Howard Mays was elected to the National Baseball Hall of Fame in 1979.

Asset Description

Overview and authentication:

●	The 1969 Topps Baseball set consists of 664 cards, each measuring 2-1/2” by 3-1/2”. The set features a color photo with the team name printed in block letters underneath. A circle contains the player’s name and position. (https://www.psacard.com/pop/baseball-cards/1969/topps/49710)

●	Out of 2,592 submissions to PSA only SIX received a grade of 10 with NONE graded higher.

●	VCP Pricing tracks the most recent sale of a PSA 10 copy as $45,600 on 4/18/21.

●	Since that time, PSA 7 sales have risen from $1,649 to $5,850 on 6/3/21.

Notable Features:

Graded Gem Mint by PSA

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #Mays1969ToppsPSA10 going forward.

SERIES #Banks68&69ToppsPSA10Basket

Ernie Banks 1968 & 1969 Topps PSA 10

Use of Proceeds - SERIES #Banks68&69ToppsPSA10Basket

The following illustrates the estimated use of proceeds of this Offering (including from Series #Banks68&69ToppsPSA10Basket Interests acquired by the Manager) if the Total Minimum ($12,500) is raised in this Offering and the cash portion of the asset cost is $11,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$11,000	88.00%
Broker Dealer & Escrow (2)	$1,224	9.79%
Legal	$275	2.20%
Marketing & Re-Authentication	$0	0.00%
Offering Expenses	$0	0.00%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$0	0.00%
Sourcing Fee (cash portion) (4)	$0	0.00%
Total Fees and Expenses	$1,499	11.99%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$1	0.01%
Total Proceeds	$12,500	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 264 units, which represents the portion ($1,320) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (14 units) for $70. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	12%
Sourcing Fee Payable in Cash	0%

(2)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #Banks68&69ToppsPSA10Basket

Investment Overview

●	Upon completion of the SERIES #Banks68&69ToppsPSA10Basket Offering, SERIES #Banks68&69ToppsPSA10Basket will purchase a Ernie Banks 1968 & 1969 Topps PSA 10 (The “Underlying Asset” with respect to SERIES #Banks68&69ToppsPSA10Basket, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Also known as “Mr. Cub”, Ernie Banks is seen as one of the greatest baseball players of all time.

●	Banks was a 14 time All-Star and 2 time MVP.

●	Banks was elected to the Baseball Hall of Fame in 1977 and the Major League Baseball All-Century Team in 1999.

●	His jersey number 14 was retired by the Cubs.

Asset Description

Overview and authentication:

●	This offering contains both 1968 and 1969 Topps PSA 10 Ernie Banks cards.

●	Out of 2,079 submissions of the 1969 Topps card only 22 received a graed of 10 with none higher.

●	VCP Pricing tracks the most recent sale of a PSA 10 1968 Topps Ernie Banks as $4,080 on 5/8/21.

●	Out of 2,411 submissions of the 1969 Topps card only 17 received a grade of 10 with none higher.

●	VCP Pricing tracks the most recent sale of a PSA 10 1969 Topps Ernie Banks as $1,886 on 10/10/20...since that time PSA 9 copies have risen in price from $450 to $610 on 7/11/21.

Notable Features:

Both Cards Graded Gem Mint by PSA

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #Banks68&69ToppsPSA10Basket going forward.

SERIES #NolanRyan1968MiltonBradleyPSA9

Nolan Ryan 1968 Milton Bradley PSA 9

Use of Proceeds - SERIES #NolanRyan1968MiltonBradleyPSA9

The following illustrates the estimated use of proceeds of this Offering (including from Series #NolanRyan1968MiltonBradleyPSA9 Interests acquired by the Manager) if the Total Minimum ($105,000) is raised in this Offering and the cash portion of the asset cost is $100,500.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$100,500	95.71%
Broker Dealer & Escrow (2)	$2,145	2.04%
Legal	$300	0.29%
Marketing & Re-Authentication	$0	0.00%
Offering Expenses	$1,045	1.00%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	0.95%
Sourcing Fee (cash portion) (4)	$0	0.00%
Total Fees and Expenses	$4,490	4.28%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$10	0.01%
Total Proceeds	$105,000	100.00%

(1)	The price that the seller/consignor has established for this asset is $150,000. The seller will contribute the asset to the Series in exchange for 9900 Interests in the Series, which represents 33% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 67% of the agreed-upon price ($150,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 3600 units, which represents the portion ($18,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (106 units) for $530. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	12%
Sourcing Fee Payable in Cash	0%

(3)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #NolanRyan1968MiltonBradleyPSA9

Investment Overview

●	Upon completion of the SERIES #NolanRyan1968MiltonBradleyPSA9 Offering, SERIES #NolanRyan1968MiltonBradleyPSA9 will purchase a Nolan Ryan 1968 Milton Bradley PSA 9 (The “Underlying Asset” with respect to SERIES #NolanRyan1968MiltonBradleyPSA9, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Also known as “The Ryan Express”, Nolan Ryan is seen as one of the greatest baseball players of all time.

●	Over a record 27-year career that included play in four decades, Ryan pitched for the New York Mets, California Angels, Houston Astros, and Texas Rangers

●	Ryan was an 8 time All-Star, 1969 World Series Champ and 11 time Strikeout Leader.

●	Ryan was elected to the Baseball Hall of Fame in 1999.

●	Ryan is the all-time leader in no-hitters with seven, three more than any other pitcher. He is tied with Bob Feller for the most one-hitters, with 12. Ryan also pitched 18 two-hitters. Despite this, he never pitched a perfect game, nor did he ever win a Cy Young Award.

●	His 5,714 career strikeouts is an MLB record by a significant margin.

Asset Description

Overview and authentication:

●	PSA Card Facts state “In 1968, Ryan made his Topps debut on a card (#177) that he shares with Jerry Koosman, who was a fine pitcher in his own right. The Ryan card is one of two key Hall of Famer rookie cards in the set, along with Johnny Bench. They make up quite the battery. That same year, three other versions of the same card were produced. Milton Bradley, O-Pee-Chee, and Venezuelan Topps issued their own Ryan rookies as well. All three are tougher to find than the traditional Topps Ryan, especially the Venezuelan Topps card, but the Topps card is the one that has the most mainstream appeal.” (https://www.psacard.com/cardfacts/baseball-cards/1968-topps/mets-rookies-jerry-koosman-nolan-ryan-177/31778)

●	The PSA Population Report lists 66 PSA 9 examples out of 10,518 submissions with ONE graded higher.

●	The most recent sale for a PSA 9 reported to VCP Pricing was on 7/20/19 for $18,000...Since that time PSA 8 sales have risen from $3,900 to $15,600 on 8/22/21.

Notable Features:

Graded Near Mint- Mint by PSA

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #NolanRyan1968MiltonBradleyPSA9 going forward.

SERIES #LeBron2017ECFCavsJersey

LeBron James Game Worn 2017 Eastern Conference Finals Home Jersey

Use of Proceeds - SERIES #LeBron2017ECFCavsJersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #LeBron2017ECFCavsJersey Interests acquired by the Manager) if the Total Minimum ($172,000) is raised in this Offering and the cash portion of the asset cost is $160,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$160,000	93.02%
Broker Dealer & Escrow (2)	$2,747	1.60%
Legal	$300	0.17%
Marketing & Re-Authentication	$550	0.32%
Offering Expenses	$1,000	0.58%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	0.58%
Sourcing Fee (cash portion) (4)	$6,400	3.72%
Total Fees and Expenses	$11,997	6.98%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$3	0.00%
Total Proceeds	$172,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 1280 units, which represents the portion ($12,800) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (86 units) for $860. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	8%
Sourcing Fee Payable in Cash	4%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #LeBron2017ECFCavsJersey

Investment Overview

●	Upon completion of the SERIES #LeBron2017ECFCavsJersey Offering, SERIES #LeBron2017ECFCavsJersey will purchase a LeBron James Game Worn 2017 Eastern Conference Finals Home Jersey (The “Underlying Asset” with respect to SERIES #LeBron2017ECFCavsJersey, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Frequently discussed as one of the greatest basketball players of all time, LeBron James is certainly one of America’s most influential and popular athletes of his generation.

●	James has won three NBA Championships, three NBA Finals MVP Awards, and four NBA’s Most Valuable Player Awards.

●	James is the three-time AP Athlete of the Year and two-time Sports Illustrated Sportsperson of the Year.

●	After winning two championships with the Miami Heat, LeBron triumphantly returned to the Cavaliers and brought the city of Cleveland its first major professional sports championship since 1964, and the first ever championship won by the Cleveland Cavaliers franchise.

Asset Description

Overview and authentication:

●	LeBron James Cleveland Cavaliers Home Jersey.

●	Photomatched to the Eastern Conference Finals versus the Boston Celtics on 5/21/17.

●	Photomatched by Meigray.

Notable Features:

LeBron James Cleveland Cavaliers Home Jersey

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #LeBron2017ECFCavsJersey going forward.

SERIES #TraeYoungSneakers43ptGame

Trae Young Game Worn Adidas N3XT L3VEL Signed Sneakers

Use of Proceeds - SERIES #TraeYoungSneakers43ptGame

The following illustrates the estimated use of proceeds of this Offering (including from Series #TraeYoungSneakers43ptGame Interests acquired by the Manager) if the Total Minimum ($34,000) is raised in this Offering and the cash portion of the asset cost is $30,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$30,000	88.24%
Broker Dealer & Escrow (2)	$1,438	4.23%
Legal	$300	0.88%
Marketing & Re-Authentication	$420	1.24%
Offering Expenses	$1,000	2.94%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$840	2.47%
Sourcing Fee (cash portion) (4)	$0	0.00%
Total Fees and Expenses	$3,998	11.76%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$2	0.00%
Total Proceeds	$34,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 360 units, which represents the portion ($3,600) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (17 units) for $170. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	12%
Sourcing Fee Payable in Cash	0%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #TraeYoungSneakers43ptGame

Investment Overview

●	Upon completion of the SERIES #TraeYoungSneakers43ptGame Offering, SERIES #TraeYoungSneakers43ptGame will purchase a Trae Young Game Worn Adidas N3XT L3VEL Signed Sneakers. (The “Underlying Asset” with respect to SERIES #TraeYoungSneakers43ptGame, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Trae Young is considered one of the most talented and promising young basketball players in the game today.

●	A star point guard for the Atlanta Hawks, Young is regarded as a tremendous scorer and shooter.

●	Young was drafted with the 5th overall pick in the 2018 draft out of the University of Oklahoma.

●	In 2020, Young was selected as an NBA All-Star. In 2019, Young was nominated to the NBA All-Rookie First Team.

Asset Description

Overview and authentication:

●	Trae Young Adidas Sneakers.

●	Authenticated and photomatched by MeiGray to multiple games in January 2021, including season high 43 points game

Notable Features:

Autographed by Trae Young

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #TraeYoungSneakers43ptGame going forward.

SERIES #KobeFinalGameVsTorontoSneakers

Kobe Bryant Game Worn Kobe 10 Sneakers

Use of Proceeds - SERIES #KobeFinalGameVsTorontoSneakers

The following illustrates the estimated use of proceeds of this Offering (including from Series #KobeFinalGameVsTorontoSneakers Interests acquired by the Manager) if the Total Minimum ($78,000) is raised in this Offering and the cash portion of the asset cost is $70,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$70,000	89.74%
Broker Dealer & Escrow (2)	$1,841	2.36%
Legal	$300	0.38%
Marketing & Re-Authentication	$350	0.45%
Offering Expenses	$1,000	1.28%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	1.28%
Sourcing Fee (cash portion) (4)	$3,500	4.49%
Total Fees and Expenses	$7,991	10.25%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$9	0.01%
Total Proceeds	$78,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 490 units, which represents the portion ($4,900) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (39 units) for $390. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	7%
Sourcing Fee Payable in Cash	5%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #KobeFinalGameVsTorontoSneakers

Investment Overview

●	Upon completion of the SERIES #KobeFinalGameVsTorontoSneakers Offering, SERIES #KobeFinalGameVsTorontoSneakers will purchase a Kobe Bryant Game Worn Kobe 10 Sneakers. (The “Underlying Asset” with respect to SERIES #KobeFinalGameVsTorontoSneakers, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Kobe Bryant is one of the most beloved and accomplished basketball players to ever play the game.

●	Bryant spent his entire 20-year career with the Los Angeles Lakers.

●	Bryant helped the Lakers win five NBA championships, and was an 18-time All-Star, a 15-time member of the All-NBA Team, a 12-time member of the All-Defensive Team, the 2008 NBA Most Valuable Player (MVP), and a two-time NBA Finals MVP. Bryant also led the NBA in scoring twice, and ranks fourth on the league’s all-time regular season scoring and all-time postseason scoring lists.

●	Bryant is the all-time leading scorer in Lakers franchise history. He was also the first guard in NBA history to play at least 20 seasons. His 18 All-Star designations are the second most all time, while it is the record for most consecutive appearances as a starter. Bryant’s four All-Star Game MVP Awards are tied with Bob Pettit for the most in NBA history.

●	Bryant tragically died at age 41, along with his 13-year-old daughter Gianna and seven others, in a helicopter crash in Calabasas, California in 2020. Their memories will forever live on in the hearts and minds of sports fans.

Asset Description

Overview and authentication:

●	This offering contains the Nike sneakers worn by Kobe Bryant during the 2015-16 season, his last.

●	The shoes have been photomatched for game use by Meigray.

●	Photomatched to Bryant’s final game versus the Toronto Raptors on 12/7/15.

Notable Features:

Nike Kobe 10 Sneakers

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #KobeFinalGameVsToronto Sneakers going forward.

SERIES #KobeFinalSeasonSneakersVsDenver

Kobe Bryant Game Worn Kobe 10 Elite Sneakers

Use of Proceeds - SERIES #KobeFinalSeasonSneakersVsDenver

The following illustrates the estimated use of proceeds of this Offering (including from Series #KobeFinalSeasonSneakersVsDenver Interests acquired by the Manager) if the Total Minimum ($69,400) is raised in this Offering and the cash portion of the asset cost is $62,500.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$62,500	90.06%
Broker Dealer & Escrow (2)	$1,766	2.54%
Legal	$300	0.43%
Marketing & Re-Authentication	$325	0.47%
Offering Expenses	$1,000	1.44%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	1.44%
Sourcing Fee (cash portion) (4)	$2,500	3.60%
Total Fees and Expenses	$6,891	9.93%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$10	0.01%
Total Proceeds	$69,400	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 500 units, which represents the portion ($5,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (35 units) for $350. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	8%
Sourcing Fee Payable in Cash	4%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #KobeFinalSeasonSneakersVsDenver

Investment Overview

●	Upon completion of the SERIES #KobeFinalSeasonSneakersVsDenver Offering, SERIES #KobeFinalSeasonSneakersVsDenver will purchase a Kobe Bryant Game Worn Kobe 10 Elite Sneakers (The “Underlying Asset” with respect to SERIES #KobeFinalSeasonSneakersVsDenver, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Kobe Bryant is one of the most beloved and accomplished basketball players to ever play the game.

●	Bryant spent his entire 20-year career with the Los Angeles Lakers.

●	Bryant helped the Lakers win five NBA championships, and was an 18-time All-Star, a 15-time member of the All-NBA Team, a 12-time member of the All-Defensive Team, the 2008 NBA Most Valuable Player (MVP), and a two-time NBA Finals MVP. Bryant also led the NBA in scoring twice, and ranks fourth on the league’s all-time regular season scoring and all-time postseason scoring lists.

●	Bryant is the all-time leading scorer in Lakers franchise history. He was also the first guard in NBA history to play at least 20 seasons. His 18 All-Star designations are the second most all time, while it is the record for most consecutive appearances as a starter. Bryant’s four All-Star Game MVP Awards are tied with Bob Pettit for the most in NBA history.

●	Bryant tragically died at age 41, along with his 13-year-old daughter Gianna and seven others, in a helicopter crash in Calabasas, California in 2020. Their memories will forever live on in the hearts and minds of sports fans.

Asset Description

Overview and authentication:

●	This offering contains the Nike sneakers worn by Kobe Bryant during the 2015-16 season, his last.

●	The shoes have been photomatched for game use by Meigray.

●	Photomatched to Bryant’s final game versus the Denver Nuggets on 12/22/15.

Notable Features:

Nike Kobe 10 Elite Sneakers

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #KobeFinalSeasonSneakers VsDenver going forward.

SERIES #KobeBlackHistoryMonthFinalSeasonShoes

Kobe Bryant Game Worn Kobe 10 BHM PE Sneakers

Use of Proceeds - SERIES #KobeBlackHistoryMonthFinalSeasonShoes

The following illustrates the estimated use of proceeds of this Offering (including from Series #KobeBlackHistoryMonthFinalSeasonShoes Interests acquired by the Manager) if the Total Minimum ($72,000) is raised in this Offering and the cash portion of the asset cost is $65,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$65,000	90.28%
Broker Dealer & Escrow (2)	$1,790	2.49%
Legal	$300	0.42%
Marketing & Re-Authentication	$300	0.42%
Offering Expenses	$1,000	1.39%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	1.39%
Sourcing Fee (cash portion) (4)	$2,600	3.61%
Total Fees and Expenses	$6,990	9.71%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$10	0.01%
Total Proceeds	$72,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 520 units, which represents the portion ($5,200) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (36 units) for $360. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	8%
Sourcing Fee Payable in Cash	4%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #KobeBlackHistoryMonthFinalSeasonShoes

Investment Overview

●	Upon completion of the SERIES #KobeBlackHistoryMonthFinalSeasonShoes Offering, SERIES #KobeBlackHistoryMonthFinalSeasonShoes will purchase a Kobe Bryant Game Worn Kobe 10 BHM PE Sneakers (The “Underlying Asset” with respect to SERIES #KobeBlackHistoryMonthFinalSeasonShoes, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Kobe Bryant is one of the most beloved and accomplished basketball players to ever play the game.

●	Bryant spent his entire 20-year career with the Los Angeles Lakers.

●	Bryant helped the Lakers win five NBA championships, and was an 18-time All-Star, a 15-time member of the All-NBA Team, a 12-time member of the All-Defensive Team, the 2008 NBA Most Valuable Player (MVP), and a two-time NBA Finals MVP. Bryant also led the NBA in scoring twice, and ranks fourth on the league’s all-time regular season scoring and all-time postseason scoring lists.

●	Bryant is the all-time leading scorer in Lakers franchise history. He was also the first guard in NBA history to play at least 20 seasons. His 18 All-Star designations are the second most all time, while it is the record for most consecutive appearances as a starter. Bryant’s four All-Star Game MVP Awards are tied with Bob Pettit for the most in NBA history.

●	Bryant tragically died at age 41, along with his 13-year-old daughter Gianna and seven others, in a helicopter crash in Calabasas, California in 2020. Their memories will forever live on in the hearts and minds of sports fans.

Asset Description

Overview and authentication:

●	This offering contains the Nike sneakers worn by Kobe Bryant during the 2015-16 season, his last.

●	The shoes have been photomatched for game use by Meigray.

●	Photomatched to worn on 2/4/16 vs New Orleans Pelicans

Notable Features:

Nike Kobe 10 Sneakers

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #KobeBlackHistoryMonthFinalSeasonShoes going forward.

SERIES #LeBronMiamiECF2013Jersey

LeBron James Game Worn 2013 Eastern Conference Finals Road Jersey

Use of Proceeds - SERIES #LeBronMiamiECF2013Jersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #LeBronMiamiECF2013Jersey Interests acquired by the Manager) if the Total Minimum ($320,000) is raised in this Offering and the cash portion of the asset cost is $300,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$300,000	93.75%
Broker Dealer & Escrow (2)	$4,164	1.30%
Legal	$300	0.09%
Marketing & Re-Authentication	$1,500	0.47%
Offering Expenses	$1,000	0.31%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	0.31%
Sourcing Fee (cash portion) (4)	$12,000	3.75%
Total Fees and Expenses	$19,964	6.24%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$36	0.01%
Total Proceeds	$320,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 2400 units, which represents the portion ($24,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (160 units) for $1,600. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	8%
Sourcing Fee Payable in Cash	4%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #LeBronMiamiECF2013Jersey

Investment Overview

●	Upon completion of the SERIES #LeBronMiamiECF2013Jersey Offering, SERIES #LeBronMiamiECF2013Jersey will purchase a LeBron James Game Worn 2013 Eastern Conference Finals Road Jersey (The “Underlying Asset” with respect to SERIES #LeBronMiamiECF2013Jersey, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Frequently discussed as one of the greatest basketball players of all time, LeBron James is certainly one of America’s most influential and popular athletes of his generation.

●	James has won three NBA Championships, three NBA Finals MVP Awards, and four NBA’s Most Valuable Player Awards.

●	James is the three-time AP Athlete of the Year and two-time Sports Illustrated Sportsperson of the Year.

●	After winning two championships with the Miami Heat, LeBron triumphantly returned to the Cavaliers and brought the city of Cleveland its first major professional sports championshipsince 1964, and the first ever championship won by the Cleveland Cavaliers franchise.

Asset Description

Overview and authentication:

●	LeBron James Miami Heat Road Jersey.

●	Photomatched to LeBron’s 2012-13 MVP and Championship Season.

●	Photomatched by Meigray.

Notable Features:

Miami Heat Road Jersey

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #LeBronMiamiECF2013Jersey going forward.

SERIES #JamesHardenNipseyHustleSneakers

James Harden Nipsey Hussle Tribute Adidas Harden Vol. 3 Sneakers

Use of Proceeds - SERIES #JamesHardenNipseyHustleSneakers

The following illustrates the estimated use of proceeds of this Offering (including from Series #JamesHardenNipseyHustleSneakers Interests acquired by the Manager) if the Total Minimum ($54,000) is raised in this Offering and the cash portion of the asset cost is $48,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$48,000	88.89%
Broker Dealer & Escrow (2)	$1,618	3.00%
Legal	$300	0.56%
Marketing & Re-Authentication	$150	0.28%
Offering Expenses	$1,000	1.85%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	1.85%
Sourcing Fee (cash portion) (4)	$1,920	3.56%
Total Fees and Expenses	$5,988	11.09%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$12	0.02%
Total Proceeds	$54,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 384 units, which represents the portion ($3,840) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (27 units) for $270. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	8%
Sourcing Fee Payable in Cash	4%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #JamesHardenNipseyHustleSneakers

Investment Overview

●	Upon completion of the SERIES #JamesHardenNipseyHustleSneakers Offering, SERIES #JamesHardenNipseyHustleSneakers will purchase a James Harden Nipsey Hussle Tribute Adidas Harden Vol. 3 Sneakers (The “Underlying Asset” with respect to SERIES #JamesHardenNipseyHustleSneakers, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	James Harden is one of the NBA’s most prolific scorers and has been called the best shooting guard in the NBA.

●	So far in his career, Harden has been named to 9 All-Star Teams and 7 All-NBA Teams.

●	Harden won the 2018 NBA MVP Award and is a 3x NBA Scoring Champion.

Asset Description

Overview and authentication:

●	This offering contains the Nike sneakers worn by James Harden on 4/3/19.

●	The shoes have been photomatched for game use by Meigray.

●	Special Nipsey Hussle tribute shoes with handwritten commemorative message from Harden.

Notable Features:

Adidas Harden Vol 3 Sneakers

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #JamesHardenNipseyHussleSneakers going forward.

SERIES #AnthonyDavisLakersKobeBryantPatchJersey

Anthony Davis Game Worn White Los Angeles Lakers Jersey

Use of Proceeds - SERIES #AnthonyDavisLakersKobeBryantPatchJersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #AnthonyDavisLakersKobeBryantPatchJersey Interests acquired by the Manager) if the Total Minimum ($39,950) is raised in this Offering and the cash portion of the asset cost is $35,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$35,000	87.61%
Broker Dealer & Escrow (2)	$1,487	3.72%
Legal	$300	0.75%
Marketing & Re-Authentication	$100	0.25%
Offering Expenses	$1,000	2.50%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	2.50%
Sourcing Fee (cash portion) (4)	$1,050	2.63%
Total Fees and Expenses	$4,937	12.36%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$13	0.03%
Total Proceeds	$39,950	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 315 units, which represents the portion ($3,150) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (20 units) for $200. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	9%
Sourcing Fee Payable in Cash	3%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #AnthonyDavisLakersKobeBryantPatchJersey

Investment Overview

●	Upon completion of the SERIES #AnthonyDavisLakersKobeBryantPatchJersey Offering, SERIES #AnthonyDavisLakersKobeBryantPatchJersey will purchase a Anthony Davis Game Worn White Los Angeles Lakers Jersey (The “Underlying Asset” with respect to SERIES #AnthonyDavisLakersKobeBryantPatchJersey, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Also known as “AD”, Anthony Davis is one of the more dominant forces in today’s NBA.

●	Davis is an eight-time NBA All-Star and has been named to four All-NBA First Teams and four NBA All-Defensive Teams.

●	Davis won the 2020 NBA Championship as a member of the Los Angeles Lakers.

Asset Description

Overview and authentication:

●	Anthony Davis White Los Angeles Lakers Jersey

●	Worn during 2020 Championship season

●	Sunday White Jersey with special Kobe Bryant Tribute Patch.

●	Photomatched by Meigray.

Notable Features:

Sunday White Los Angeles Lakers Jersey

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #AnthonyDavisLakersKobeBryantPatchJersey going forward.

SERIES #DonovanMitchellSneakers16Games2018-19

Donovan Mitchell Pro Bounce 2018 Game Worn Signed PE Sneakers

Use of Proceeds - SERIES #DonovanMitchellSneakers16Games2018-19

The following illustrates the estimated use of proceeds of this Offering (including from Series #DonovanMitchellSneakers16Games2018-19 Interests acquired by the Manager) if the Total Minimum ($49,950) is raised in this Offering and the cash portion of the asset cost is $45,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$45,000	90.09%
Broker Dealer & Escrow (2)	$1,588	3.18%
Legal	$300	0.60%
Marketing & Re-Authentication	$150	0.30%
Offering Expenses	$1,000	2.00%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	2.00%
Sourcing Fee (cash portion) (4)	$900	1.80%
Total Fees and Expenses	$4,938	9.89%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$12	0.02%
Total Proceeds	$49,950	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 450 units, which represents the portion ($4,500) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (25 units) for $250. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	10%
Sourcing Fee Payable in Cash	2%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #DonovanMitchellSneakers16Games2018-19

Investment Overview

●	Upon completion of the SERIES #DonovanMitchellSneakers16Games2018-19 Offering, SERIES #DonovanMitchellSneakers16Games2018-19 will purchase a Donovan Mitchell Pro Bounce 2018 Game Worn Signed PE Sneakers (The “Underlying Asset” with respect to SERIES #DonovanMitchellSneakers16Games2018-19, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Donovan Mitchell, nicknamed “Spida”, is frequently discussed among the best young players in the NBA today.

●	Selected 13th overall in the 2017 draft, Mitchell went on to be named to the NBA All-Rookie First Team in 2018 while averaging over 20 points per game.

●	Mitchell set career highs in minutes per game, field goal percentage, 3 point percentage, free throw percentage, rebounds per game, assists per game and points per game during the 2019-20 season and was named to his second consecutive All-Star game in 2021.

Asset Description

Overview and authentication:

●	This offering contains the Adidas sneakers worn by Donovan Mitchell.

●	The shoes have been photomatched for game use by Meigray.

●	Worn in at least 16 games of the 2018-19 NBA Season.

Notable Features:

Adidas Pro Bounce Autographed Sneakers

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #DonovanMitchellSneakers16Games2018-19 going forward.

SERIES #GiannisFirstMVPSeasonShoes

Giannis Antetokounmpo Game Worn Signed AD Kobe Exodus Playoff Sneakers

Use of Proceeds - SERIES #GiannisFirstMVPSeasonShoes

The following illustrates the estimated use of proceeds of this Offering (including from Series #GiannisFirstMVPSeasonShoes Interests acquired by the Manager) if the Total Minimum ($72,000) is raised in this Offering and the cash portion of the asset cost is $65,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$65,000	90.28%
Broker Dealer & Escrow (2)	$1,790	2.49%
Legal	$300	0.42%
Marketing & Re-Authentication	$300	0.42%
Offering Expenses	$1,000	1.39%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	1.39%
Sourcing Fee (cash portion) (4)	$2,600	3.61%
Total Fees and Expenses	$6,990	9.71%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$10	0.01%
Total Proceeds	$72,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 520 units, which represents the portion ($5,200) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (36 units) for $360. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	8%
Sourcing Fee Payable in Cash	4%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #GiannisFirstMVPSeasonShoes

Investment Overview

●	Upon completion of the SERIES #GiannisFirstMVPSeasonShoes Offering, SERIES #GiannisFirstMVPSeasonShoes will purchase a Giannis Antetokounmpo Game Worn Signed AD Kobe Exodus Playoff Sneakers (The “Underlying Asset” with respect to SERIES #GiannisFirstMVPSeasonShoes, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Giannis Antetokounmpo, also known as “The Greek Freak”, is a Greek professional basketball player for the Milwaukee Bucks and universally considered one of the most promising young players in the NBA today.

●	In 2016–17 he led the Bucks in all five major statistical categories and became the first player in NBA history to finish a regular season in the top 20 in all five statistics of total points, rebounds, assists, steals, and blocks. He received the Most Improved Player award in 2017

●	Antetokounmpo has received five All-Star selections, including being selected as an All-Star captain in 2019 and 2020

●	Antetokounmpo won back-to-back NBA Most Valuable Player Awards in 2019 and 2020, joining Kareem Abdul-Jabbar and LeBron James as the only players in NBA history to win two MVPs before turning 26. Along with his MVP award, he was also named the NBA Defensive Player of the Year in 2020, becoming only the third player after Michael Jordan (1988) and Hakeem Olajuwon (1994) to win both awards in the same season.

Asset Description

Overview and authentication:

●	This offering contains the Nike sneakers worn by Giannis Antetokounmpo during his first MVP Season.

●	The shoes have been photomatched for game use by Meigray.

●	Worn during the 2019 Playoffs.

Notable Features:

Nike AD Kobe Exodus Sneakers

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #GiannisFirstMVPSeasonShoes going forward.

SERIES #TraeYoungSummerLeagueJersey

Trae Young Game Worn Atlanta Hawks Summer League Jersey

Use of Proceeds - SERIES #TraeYoungSummerLeagueJersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #TraeYoungSummerLeagueJersey Interests acquired by the Manager) if the Total Minimum ($36,000) is raised in this Offering and the cash portion of the asset cost is $32,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$32,000	88.89%
Broker Dealer & Escrow (2)	$1,458	4.05%
Legal	$300	0.83%
Marketing & Re-Authentication	$235	0.65%
Offering Expenses	$1,000	2.78%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	2.78%
Sourcing Fee (cash portion) (4)	$0	0.00%
Total Fees and Expenses	$3,993	11.09%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$7	0.02%
Total Proceeds	$36,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 384 units, which represents the portion ($3,840) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (18 units) for $180. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	12%
Sourcing Fee Payable in Cash	0%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #TraeYoungSummerLeagueJersey

Investment Overview

●	Upon completion of the SERIES #TraeYoungSummerLeagueJersey Offering, SERIES #TraeYoungSummerLeagueJersey will purchase a Trae Young Game Worn Atlanta Hawks Summer League Jersey (The “Underlying Asset” with respect to SERIES #TraeYoungSummerLeagueJersey, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Trae Young is considered one of the most talented and promising young basketball players in the game today.

●	A star point guard for the Atlanta Hawks, Young is regarded as a tremendous scorer and shooter.

●	Young was drafted with the 5th overall pick in the 2018 draft out of the University of Oklahoma.

●	In 2020, Young was selected as an NBA All-Star. In 2019, Young was nominated to the NBA All-Rookie First Team.

Asset Description

Overview and authentication:

●	Trae Young Atlanta Hawks Summer League Jersey

●	Worn during 2018 Summer League, birth of the “Keep the same energy” motto.

●	Photomatched by Meigray.

Notable Features:

NBA Summer League Jersey with ShareCare patch

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #TraeYoungSummerLeagueJerseygoing forward.

SERIES #Jordan98PlayoffBullsSignedJersey

Michael Jordan 1998 NBA Playoffs Game Worn Signed Home Chicago Bulls Jersey

Use of Proceeds - SERIES #Jordan98PlayoffBullsSignedJersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #Jordan98PlayoffBullsSignedJersey Interests acquired by the Manager) if the Total Minimum ($587,000) is raised in this Offering and the cash portion of the asset cost is $550,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$550,000	93.70%
Broker Dealer & Escrow (2)	$6,666	1.14%
Legal	$300	0.05%
Marketing & Re-Authentication	$530	0.09%
Offering Expenses	$1,000	0.17%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	0.17%
Sourcing Fee (cash portion) (4)	$27,500	4.68%
Total Fees and Expenses	$36,996	6.30%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$4	0.00%
Total Proceeds	$587,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 3850 units, which represents the portion ($38,500) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (294 units) for $2,940. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	7%
Sourcing Fee Payable in Cash	5%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #Jordan98PlayoffBullsSignedJersey

Investment Overview

●	Upon completion of the SERIES #Jordan98PlayoffBullsSignedJersey Offering, SERIES #Jordan98PlayoffBullsSignedJersey will purchase a Michael Jordan 1998 NBA Playoffs Game Worn Signed Home Chicago Bulls Jersey (The “Underlying Asset” with respect to SERIES #Jordan98PlayoffBullsSignedJersey, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Often referred to as “MJ”, “His Airness” or “Air Jordan”, Michael Jordan is almost universally considered the greatest to ever play the game and one of the most culturally relevant athletes in the entire world.

●	Drafted 3rd overall in the 1984 NBA Draft after Hakeem Olajuwon and Sam Bowie, Michael Jordan played 15 seasons in the NBA, winning 6 NBA Titles with the Chicago Bulls.

●	He was also a 5 time NBA MVP, 10 time NBA scoring leader, 14 time NBA All-Star, 1984 NBA Rookie of the Year and 2 time Olympic Gold Medalist. He was inducted into the Basketball Hall of Fame in 2009 and received the Presidential Medal of Freedom in 2016, the highest civilian award.

●	From his Air Jordan brand with Nike to his appearances in film and television Jordan’s cultural significance and relevance cannot be overstated, making him one of the most recognizable and popular figures in the world.

Asset Description

Overview and authentication:

●	Michael Jordan White Chicago Bulls Jersey.

●	Photomatched to 1998 NBA Playoffs.

●	Autographed by Michael Jordan

●	Photomatched by Meigray.

●	LOA from the Chicago Bulls

Notable Features:

Michael Jordan White Chicago Bulls Jersey

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #Jordan98PlayoffBullsSignedJersey going forward.

SERIES #DevinBookerBeLegendarySneakers

Devin Booker Game Worn Zoom Kobe 5 Sneakers

Use of Proceeds - SERIES #DevinBookerBeLegendarySneakers

The following illustrates the estimated use of proceeds of this Offering (including from Series #DevinBookerBeLegendarySneakers Interests acquired by the Manager) if the Total Minimum ($44,000) is raised in this Offering and the cash portion of the asset cost is $40,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$40,000	90.91%
Broker Dealer & Escrow (2)	$1,538	3.50%
Legal	$300	0.68%
Marketing & Re-Authentication	$160	0.36%
Offering Expenses	$1,000	2.27%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	2.27%
Sourcing Fee (cash portion) (4)	$0	0.00%
Total Fees and Expenses	$3,998	9.09%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$2	0.00%
Total Proceeds	$44,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 960 units, which represents the portion ($4,800) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (44 units) for $220. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	12%
Sourcing Fee Payable in Cash	0%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #DevinBookerBeLegendarySneakers

Investment Overview

●	Upon completion of the SERIES #DevinBookerBeLegendarySneakers Offering, SERIES #DevinBookerBeLegendarySneakers will purchase a Devin Booker Game Worn Zoom Kobe 5 Sneakers (The “Underlying Asset” with respect to SERIES #DevinBookerBeLegendarySneakers, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Booker was selected by the Phoenix Suns in the first round of the 2015 NBA draft with the 13th overall pick

●	Booker is the youngest player to score over 60 points in a game and the youngest player in NBA history with consecutive 50-point games.

●	Named to the 2020 and 2021 NBA All-Star Teams.

●	Son of former NBA player Melvin Booker.

Asset Description

Overview and authentication:

●	This offering contains the Nike sneakers worn by Devin Booker during the 2020 NBA Bubble.

●	Inscribed “Be Legendary” on each sneaker to honor Kobe Bryant.

●	The shoes have been photomatched for game use by Meigray.

Notable Features:

Hand Inscribed with message commemorating Kobe Bryant

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #DevinBookerBeLegendarySneakers going forward.

SERIES #LukaDoncic2021PlayoffsSneakers

Luka Doncic Game Worn Signed Jordan PE Career High Sneakers

Use of Proceeds - SERIES #LukaDoncic2021PlayoffsSneakers

The following illustrates the estimated use of proceeds of this Offering (including from Series #LukaDoncic2021PlayoffsSneakers Interests acquired by the Manager) if the Total Minimum ($135,000) is raised in this Offering and the cash portion of the asset cost is $125,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$125,000	92.59%
Broker Dealer & Escrow (2)	$2,393	1.77%
Legal	$300	0.22%
Marketing & Re-Authentication	$300	0.22%
Offering Expenses	$1,000	0.74%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	0.74%
Sourcing Fee (cash portion) (4)	$5,000	3.70%
Total Fees and Expenses	$9,993	7.40%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$7	0.01%
Total Proceeds	$135,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 1000 units, which represents the portion ($10,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (68 units) for $680. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	8%
Sourcing Fee Payable in Cash	4%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #LukaDoncic2021PlayoffsSneakers

Investment Overview

●	Upon completion of the SERIES #LukaDoncic2021PlayoffsSneakers Offering, SERIES #LukaDoncic2021PlayoffsSneakers will purchase a Luka Doncic Game Worn Signed Jordan PE Career High Sneakers (The “Underlying Asset” with respect to SERIES #LukaDoncic2021PlayoffsSneakers, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Leading a Dallas Mavericks team that might not be far away from owning the Western Conference for years to come, Luka Doncic is a basketball outlier, a point guard whose skill-set is so individualistic that it’s virtually impossible to find a direct NBA comp

●	In 2015, the then-16-year-old Slovenian native debuted with Real Madrid, holding his own against players twice his age. He won the Euro League MVP in 2018, and was named to their All-Decade team.

●	Luka came into the NBA with huge expectations, which he somehow exceeded, winning the 2019 Rookie of the Year, and landing a spot on the 2020 All-NBA Team alongside vets Giannis Antetokounmpo, LeBron James, Anthony Davis, and James Harden.

●	San Antonio Spurs coach Gregg Popovich compared Doncic to Magic Johnson, saying, “He sees the floor that way.” Luka’s Mavericks coach Rick Carlisle went further, gushing, “He’s a savant type of guy” along the lines of Larry Bird.

●	Doncic’s nightly averages -- 24.7 points, 8.5 rebounds, 7.3 assists -- have fans believing he could join Oscar Robertson and Russell Westbrook as the rare player who averaged a season-long triple-double

Asset Description

Overview and authentication:

●	This offering contains the Nike sneakers worn by Luka Doncic in 2021 NBA Playoffs.

●	Photomatched to THREE 2021 NBA Playoff Games.

●	Autographed by Luka Doncic

●	The shoes have been photomatched for game use by Meigray.

Notable Features:

Nike Jordan PE Sneakers

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #LukaDoncic2021PlayoffsSneakers going forward.

SERIES #1959ToppsBaseballSet

1959 Topps Baseball Complete Set

Use of Proceeds - SERIES #1959ToppsBaseballSet

The following illustrates the estimated use of proceeds of this Offering (including from Series #1959ToppsBaseballSet Interests acquired by the Manager) if the Total Minimum ($79,750) is raised in this Offering and the cash portion of the asset cost is $72,500.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$72,500	90.91%
Broker Dealer & Escrow (2)	$1,865	2.34%
Legal	$300	0.38%
Marketing & Re-Authentication	$175	0.22%
Offering Expenses	$1,000	1.25%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	1.25%
Sourcing Fee (cash portion) (4)	$2,900	3.64%
Total Fees and Expenses	$7,240	9.08%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$11	0.01%
Total Proceeds	$79,750	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 580 units, which represents the portion ($5,800) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (40 units) for $400. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	8%
Sourcing Fee Payable in Cash	4%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #1959ToppsBaseballSet

Investment Overview

●	Upon completion of the SERIES #1959ToppsBaseballSet Offering, SERIES #1959ToppsBaseballSet will purchase a 1959 Topps Baseball Complete Set (The “Underlying Asset” with respect to SERIES #1959ToppsBaseballSet, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	The 1959 Topps Baseball set consists of 572 cards. Card numbers below 507 have red and green printing on back with the card number in white in a green box. On high number cards beginning with #507, the printing is black and red and the card number is in a black box.

●	The set contains stars such as Mickey Mantle, Willie Mays, Duke Snider, Hank Aaron and Ernie Banks.

●	There is also a card of the Commissioner Ford Frick, and one of former Dodger Roy Campanella in a wheelchair

Asset Description

Overview and authentication:

●	The 1959 Topps Baseball set consists of 572 cards. Card numbers below 507 have red and green printing on back with the card number in white in a green box. On high number cards beginning with #507, the printing is black and red and the card number is in a black box.

●	The set contains stars such as Mickey Mantle, Willie Mays, Duke Snider, Hank Aaron and Ernie Banks.

●	There is also a card of the Commissioner Ford Frick, and one of former Dodger Roy Campanella in a wheelchair

●	This Complete Set contains PSA 8s with 9 variations.

Notable Features:

Complete set of 1959 Topps Baseball Cards in PSA 8 grades

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #1959ToppsBaseballSet going forward.

SERIES #WarrenSpahn1948LeafPSA9

Warren Spahn 1948 Leaf PSA 9

Use of Proceeds - SERIES #WarrenSpahn1948LeafPSA9

The following illustrates the estimated use of proceeds of this Offering (including from Series #WarrenSpahn1948LeafPSA9 Interests acquired by the Manager) if the Total Minimum ($81,000) is raised in this Offering and the cash portion of the asset cost is $75,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$75,000	92.59%
Broker Dealer & Escrow (2)	$1,883	2.33%
Legal	$300	0.37%
Marketing & Re-Authentication	$65	0.08%
Offering Expenses	$1,000	1.23%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$500	0.62%
Sourcing Fee (cash portion) (4)	$2,250	2.78%
Total Fees and Expenses	$5,998	7.41%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$2	0.00%
Total Proceeds	$81,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 675 units, which represents the portion ($6,750) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (41 units) for $410. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	9%
Sourcing Fee Payable in Cash	3%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #WarrenSpahn1948LeafPSA9

Investment Overview

●	Upon completion of the SERIES #WarrenSpahn1948LeafPSA9 Offering, SERIES #WarrenSpahn1948LeafPSA9 will purchase a Warren Spahn 1948 Leaf PSA 9 (The “Underlying Asset” with respect to SERIES #WarrenSpahn1948LeafPSA9, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Warren Spahn player 21 seasons in the Major Leagues, with a 4 year hiatus during his WWII service from 1942-46.

●	Spahn holds the major league record for most career wins by a left-handed pitcher with 363 victories, and the most by a pitcher who played his entire career in the post-1920 live-ball era.

●	Spahn was a 17 time All-Star, 8 time NL wins leader, 1957 World Series Champion and 1957 Cy Young Award winner.

Asset Description

Overview and authentication:

●	According to PSA Card Facts, “In the post-WWII card market, Hall of Famer rookie cards are extremely popular with collectors. Spahn, like some fellow stars of the period, didn’t make his mainstream cardboard debut until several years after making his first appearance on the field. This was simply because there were no standard sets being made.” (https://www.psacard.com/cardfacts/baseball-cards/1948-leaf/warren-spahn-32/21555)

●	PSA continues, “Leaf cards, in general, are extremely tough to find in high grade due to condition obstacles such as poor centering and print defects. The Leaf Spahn has a clear edge in overall difficulty.”

●	Graded a PSA 9, this card is one of 4 to receive that grade with only 1 graded higher out of 819 total submissions to PSA.

●	PSA 9 examples do not sell often with the most recent sale being for $31,200 on 11/16/18. PSA 8s have gone from $2,400 on 7/20/18 to $8,400 on 7/24/21, a marked increase over that time.

Notable Features:

Graded Mint by PSA

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #WarrenSpahn1948LeafPSA9 going forward.

SERIES #SandyKoufax1956ToppsGrayBackPSA9

Sandy Koufax 1956 Topps Gray Back PSA 9

Use of Proceeds - SERIES #SandyKoufax1956ToppsGrayBackPSA9

The following illustrates the estimated use of proceeds of this Offering (including from Series #SandyKoufax1956ToppsGrayBackPSA9 Interests acquired by the Manager) if the Total Minimum ($33,750) is raised in this Offering and the cash portion of the asset cost is $29,250.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$29,250	86.67%
Broker Dealer & Escrow (2)	$1,424	4.22%
Legal	$300	0.89%
Marketing & Re-Authentication	$100	0.30%
Offering Expenses	$1,000	2.96%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$500	1.48%
Sourcing Fee (cash portion) (4)	$1,170	3.47%
Total Fees and Expenses	$4,494	13.32%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$6	0.02%
Total Proceeds	$33,750	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 234 units, which represents the portion ($2,340) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (17 units) for $170. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	8%
Sourcing Fee Payable in Cash	4%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #SandyKoufax1956ToppsGrayBackPSA9

Investment Overview

●	Upon completion of the SERIES #SandyKoufax1956ToppsGrayBackPSA9 Offering, SERIES #SandyKoufax1956ToppsGrayBackPSA9 will purchase a Sandy Koufax 1956 Topps Gray Back PSA 9 (The “Underlying Asset” with respect to SERIES #SandyKoufax1956ToppsGrayBackPSA9, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Boasting a blazing fastball and devastating curveball that transcended eras, Sandy Koufax is considered to be one of baseball’s five greatest pitchers.

●	Between 1962-1966, the Brooklyn native put together a body of work that ranks among the best -- if not the best -- stretch in Major League history. He racked up 111 wins and only 34 losses, leading the league in ERA in all five seasons, and strikeouts in three.

●	In addition to tossing five no-hitters (one of which was a perfect game), Koufax won three pitching triple crowns -- leading the league for a season wins, ERA, and strikeouts -- making him one of only six pitchers to accomplish the feat on multiple occasions.

●	Sandy led his offensively-challenged Los Angeles Dodgers to three World Series titles, winning the MVP twice.

●	The Hall of Famer and three-time Cy Young Award winner’s career was cut short due to arthritis, but what he accomplished in a relatively short time period elevated him to iconic status.

Asset Description

Overview and authentication:

●	PSA Card Facts states, “The 1956 Topps Baseball set consists of 340 cards, each measuring 2-5/8” by 3-3/4”. The set was quite similar in design to the prior year’s entry, that full-color artwork that features each player “In Action” adjacent to his portrait – with some portraits identical to those used not only in 1955 but also 1954.” (https://www.psacard.com/cardfacts/baseball-cards/1956-topps/164)

●	The PSA Population Report lists 7 PSA 9 examples out of 1,225 submissions with ONE graded higher.

●	The most recent sale for a PSA 9 reported to VCP Pricing was on 2/28/21 for $24,000.

Notable Features:

Graded Mint by PSA

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #SandyKoufax1956ToppsGrayBackPSA9 going forward.

SERIES #Trout09BowmanRedRefractorBGS9.5

Mike Trout 2009 Bowman Chrome Draft Red Refractor Autograph BGS 9.5

Use of Proceeds - SERIES #Trout09BowmanRedRefractorBGS9.5

The following illustrates the estimated use of proceeds of this Offering (including from Series #Trout09BowmanRedRefractorBGS9.5 Interests acquired by the Manager) if the Total Minimum ($895,000) is raised in this Offering and the cash portion of the asset cost is $810,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$810,000	90.50%
Broker Dealer & Escrow (2)	$9,285	1.04%
Legal	$300	0.03%
Marketing & Re-Authentication	$1,200	0.13%
Offering Expenses	$1,200	0.13%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	0.11%
Sourcing Fee (cash portion) (4)	$72,000	8.04%
Total Fees and Expenses	$84,985	9.50%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$15	0.00%
Total Proceeds	$895,000	100.00%

(1)	The price that the seller/consignor has established for this asset is $1,800,000. The seller will contribute the asset to the Series in exchange for 99,000 Interests in the Series, which represents 55% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 45% of the agreed-upon price ($1,800,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 14400 units, which represents the portion ($144,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (448 units) for $4,480. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	8%
Sourcing Fee Payable in Cash	4%

(2)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #Trout09BowmanRedRefractorBGS9.5

Investment Overview

●	Upon completion of the SERIES #Trout09BowmanRedRefractorBGS9.5 Offering, SERIES #Trout09BowmanRedRefractorBGS9.5 will purchase a Mike Trout 2009 Bowman Chrome Draft Red Refractor Autograph BGS 9.5 (The “Underlying Asset” with respect to SERIES #Trout09BowmanRedRefractorBGS9.5, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Nicknamed “The Millville Meteor”, Mike Trout is almost universally considered the greatest all-around player in baseball today.

●	Through his first 11 seasons Trout is an eight-time MLB All-Star, three-time American League Most Valuable Player (winning the award in 2014, 2016, and 2019, while finishing second in the 2012, 2013, 2015, and 2018 votes), and is an eight-time winner of the Silver Slugger Award.

●	In 2019, he signed a 12-year, $426 million contract with the Angels, the 2nd richest contract in the history of North American sports and 3rd in professional sports in general (and the 2nd biggest contract at the time of signing)

●	Trout led the American League in wins above replacement in his first five full seasons (according to Fangraphs and Baseball-Reference.com).

Asset Description

Overview and authentication:

●	Prospect Autographs with the “1st Bowman” designation are considered to be the premier modern baseball rookie card, consistently fetching the highest recorded sale prices, with Mike Trout’s 1st Bowman Superfractor 1/1 selling for $3.94 Million in August of 2020.

●	Next to the Superfractor (#/1) the Red (#/5) is the most sought after Mike Trout Bowman Refractor.

●	Beckett’s Pop Report registers 5 Red Refractors with 9.5 grades.

●	In the Goldin Auctions Spring 2020 Auction a Red Refractor 9.5 Mike Trout sold for $922,500.

●	Since the $922,500 sale, base copies of this card have risen in price from $13,500 to just over $25,000 according to CardLadder.

Notable Features:

Graded 9.5 by Beckett Grading Services.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #Trout09BowmanRedRefractorBGS9.5 going forward.

SERIES #VladJr16BowmanRedRefractorBGS9.5

Vladimir Guerrero Jr. 2016 Bowman Chrome Prospect Autographs Red Refractor BGS 9.5

Use of Proceeds - SERIES #VladJr16BowmanRedRefractorBGS9.5

The following illustrates the estimated use of proceeds of this Offering (including from Series #VladJr16BowmanRedRefractorBGS9.5 Interests acquired by the Manager) if the Total Minimum ($102,750) is raised in this Offering and the cash portion of the asset cost is $90,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$90,000	87.59%
Broker Dealer & Escrow (2)	$2,042	1.99%
Legal	$300	0.29%
Marketing & Re-Authentication	$400	0.39%
Offering Expenses	$1,000	0.97%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	0.97%
Sourcing Fee (cash portion) (4)	$8,000	7.79%
Total Fees and Expenses	$12,742	12.40%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$8	0.01%
Total Proceeds	$102,750	100.00%

(1)	The price that the seller/consignor has established for this asset is $200,000. The seller will contribute the asset to the Series in exchange for 11,000 Interests in the Series, which represents 55% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 45% of the agreed-upon price ($200,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 1600 units, which represents the portion ($16,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (52 units) for $520. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	8%
Sourcing Fee Payable in Cash	4%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #VladJr16BowmanRedRefractorBGS9.5

Investment Overview

●	Upon completion of the SERIES #VladJr16BowmanRedRefractorBGS9.5 Offering, SERIES #VladJr16BowmanRedRefractorBGS9.5 will purchase a Vladimir Guerrero Jr. 2016 Bowman Chrome Prospect Autographs Red Refractor BGS 9.5 (The “Underlying Asset” with respect to SERIES #VladJr16BowmanRedRefractorBGS9.5, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Vlad Guerrero Jr. is widely considered one of the most exciting and talented young players in baseball today.

●	He is the son of former MLB player and Hall of Famer Vladimir Guerrero Sr.

●	He was named to the 2021 MLB All Star Team

●	As of September 1 he was hitting .312 with 39 HRs and 96 RBIs on the season and is considered one of the potential MVP candidates.

Asset Description

Overview and authentication:

●	Prospect Autographs with the “1st Bowman” designation are considered to be the premier modern baseball rookie card, consistently fetching the highest recorded sale prices, with Mike Trout’s 1st Bowman Superfractor 1/1 selling for $3.94 Million in August of 2020.

●	Next to the Superfractor (#/1) the Red (#/5) is the most sought after Bowman Refractor.

●	Beckett’s Pop Report registers 3 Red Refractors with 9.5 grades and ONE graded 10.

●	In the Goldin Auctions August 2021 Auction a Red Refractor 9.5 Vladimir Guerrero Jr. sold for $186,960.

Notable Features:

Graded 9.5 by Beckett Grading Services

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #VladJr16BowmanRedRefractorBGS9.5 going forward.

SERIES #AaronJudgeSuperfractorBGS9.5

Aaron Judge 2013 Bowman Chrome Draft Picks Autographs Superfractor BGS 9.5

Use of Proceeds - SERIES #AaronJudgeSuperfractorBGS9.5

The following illustrates the estimated use of proceeds of this Offering (including from Series #AaronJudgeSuperfractorBGS9.5 Interests acquired by the Manager) if the Total Minimum ($115,000) is raised in this Offering and the cash portion of the asset cost is $101,250.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$101,250	88.04%
Broker Dealer & Escrow (2)	$2,154	1.87%
Legal	$300	0.26%
Marketing & Re-Authentication	$290	0.25%
Offering Expenses	$1,000	0.87%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	0.87%
Sourcing Fee (cash portion) (4)	$9,000	7.83%
Total Fees and Expenses	$13,744	11.95%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$6	0.01%
Total Proceeds	$115,000	100.00%

(1)	The price that the seller/consignor has established for this asset is $225,000. The seller will contribute the asset to the Series in exchange for 12,375 Interests in the Series, which represents 55% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 45% of the agreed-upon price ($225,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 1800 units, which represents the portion ($18,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (58 units) for $580. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	8%
Sourcing Fee Payable in Cash	4%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #AaronJudgeSuperfractorBGS9.5

Investment Overview

●	Upon completion of the SERIES #AaronJudgeSuperfractorBGS9.5 Offering, SERIES #AaronJudgeSuperfractorBGS9.5 will purchase a Aaron Judge 2013 Bowman Chrome Draft Picks Autographs Superfractor BGS 9.5 (The “Underlying Asset” with respect to SERIES #AaronJudgeSuperfractorBGS9.5, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Aaron Judge is widely considered one of the most exciting and talented players in baseball today.

●	Judge ended the 2017 season with 52 home runs, breaking Mark McGwire’s MLB rookie record of 49 and the Yankees’ full-season rookie record of 29. His rookie record would stand for two more years when Pete Alonso broke it in 2019 with 53 home runs.

●	He is a three time All-Star and 2017 AL Rookie of the Year

●	As of September 1 he was hitting .299 with 30 HRs and 75 RBIs on the season.

Asset Description

Overview and authentication:

●	Prospect Autographs with the “1st Bowman” designation are considered to be the premier modern baseball rookie card, consistently fetching the highest recorded sale prices, with Mike Trout’s 1st Bowman Superfractor 1/1 selling for $3.94 Million in August of 2020.

●	This card is the premier #1 rookie card for Aaron Judge and is the most sought after card from the entire 2013 Bowman series.

●	This card most recently sold in July of 2020 for $161,130.

●	Stamped 1/1 by Topps.

Notable Features:

Graded 9.5 by Beckett Grading Services, a true 1 of 1

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #AaronJudgeSuperfractorBGS9.5 going forward.

SERIES #CyYoung1910E98RedPSA10

Cy Young 1910 E98 Red Back PSA 10

Use of Proceeds - SERIES #CyYoung1910E98RedPSA10

The following illustrates the estimated use of proceeds of this Offering (including from Series #CyYoung1910E98RedPSA10 Interests acquired by the Manager) if the Total Minimum ($65,500) is raised in this Offering and the cash portion of the asset cost is $56,250.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$56,250	85.88%
Broker Dealer & Escrow (2)	$1,702	2.60%
Legal	$300	0.46%
Marketing & Re-Authentication	$245	0.37%
Offering Expenses	$1,000	1.53%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	1.53%
Sourcing Fee (cash portion) (4)	$5,000	7.63%
Total Fees and Expenses	$9,247	14.12%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$3	0.01%
Total Proceeds	$65,500	100.00%

(1)	The price that the seller/consignor has established for this asset is $125,000. The seller will contribute the asset to the Series in exchange for 6,875 Interests in the Series, which represents 55% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 45% of the agreed-upon price ($125,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 1000 units, which represents the portion ($10,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (33 units) for $330. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	8%
Sourcing Fee Payable in Cash	4%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #CyYoung1910E98RedPSA10

Investment Overview

●	Upon completion of the SERIES #CyYoung1910E98RedPSA10 Offering, SERIES #CyYoung1910E98RedPSA10 will purchase a Cy Young 1910 E98 Red Back PSA 10 (The “Underlying Asset” with respect to SERIES #CyYoung1910E98RedPSA10, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Cy Young is without a doubt one of the greatest players in the history of baseball, with the Cy Young Award was created to honor the best pitcher in each league for each season.

●	He led his league in wins during five seasons and pitched three no-hitters, including a 1904 perfect game

●	Young was elected to the National Baseball Hall of Fame in 1937.

●	He won the 1903 World Series and finished his career with 511 wins and 2,803 strikeouts.

Asset Description

Overview and authentication:

●	PWCC stated, “It’s virtually impossible to find a card from the 1980s with this level of preservation, nevertheless a card produced in 1910! The fact that this also happens to feature one of the most prolific and important brands from all of baseball makes this an investment opportunity unlike any other. ‘Mind blowing’ is a term we feel is well applied to this incredible investment piece. For those investors who want the absolute finest examples, those cards which cannot be challenged.” (https://www.pwccmarketplace.com/items/2392840)

●	This PSA 10, a true POP 1, sold in September of 2020 for $100,000

Notable Features:

Graded 10 by PSA

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #CyYoung1910E98RedPSA10 going forward.

SERIES #JackieRobinson1950BowmanPSA9

Jackie Robinson 1950 Bowman PSA 9

Use of Proceeds - SERIES #JackieRobinson1950BowmanPSA9

The following illustrates the estimated use of proceeds of this Offering (including from Series #JackieRobinson1950BowmanPSA9 Interests acquired by the Manager) if the Total Minimum ($76,400) is raised in this Offering and the cash portion of the asset cost is $67,500.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$67,500	88.35%
Broker Dealer & Escrow (2)	$1,815	2.38%
Legal	$300	0.39%
Marketing & Re-Authentication	$280	0.37%
Offering Expenses	$1,000	1.31%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	1.31%
Sourcing Fee (cash portion) (4)	$4,500	5.89%
Total Fees and Expenses	$8,895	11.64%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$5	0.01%
Total Proceeds	$76,400	100.00%

(1)	The price that the seller/consignor has established for this asset is $150,000. The seller will contribute the asset to the Series in exchange for 8,250 Interests in the Series, which represents 55% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 45% of the agreed-upon price ($150,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 1350 units, which represents the portion ($13,500) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (39 units) for $390. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	9%
Sourcing Fee Payable in Cash	3%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #JackieRobinson1950BowmanPSA9

Investment Overview

●	Upon completion of the SERIES #JackieRobinson1950BowmanPSA9 Offering, SERIES #JackieRobinson1950BowmanPSA9 will purchase a Jackie Robinson 1950 Bowman PSA 9 (The “Underlying Asset” with respect to SERIES #JackieRobinson1950BowmanPSA9, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Jackie Robinson is not just a baseball hero, but an American hero.

●	As a pioneer who broke baseball’s color barrier in 1947, he raised hopes and opportunities for the second half of the 20th century.

●	Robinson was a central figure in the Brooklyn Dodgers’ National League Dynasty, playing in six World Series and taking the boroughs only title in 1955.

●	He finished his illustrious and historic career with the following accolades: 6x All Star, NL MVP, MLB Rookie of the Year, NL Batting Champion, and 2x NL Stolen Base Leader.

●	His jersey number 42 is retired by all MLB teams. In addition, Robinson was selected to the Baseball Hall of Fame and the Major League Baseball All-Century Team.

Asset Description

Overview and authentication:

●	PSA Card Facts state “The 1950 Bowman set consists of 252 cards, each measuring 2-1/16” by 2-1/2”. For the first time, Bowman utilized full-color artwork for its card front display of a player surrounded by a thin white border.” (https://www.psacard.com/cardfacts/baseball-cards/1950-bowman/146)

●	The PSA Population Report lists 12 PSA 9 examples out of 1,268 submissions with ONE graded higher.

●	The most recent sale for a PSA 9 reported to VCP Pricing was on 3/20/21 for $95,859.

Notable Features:

Graded Mint by PSA

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #JackieRobinson1950BowmanPSA9 going forward.

SERIES #BabeRuth1917CollinsMcCarthySGC2

Babe Ruth 1917 Collins-McCarthy SGC 2

Use of Proceeds - SERIES #BabeRuth1917CollinsMcCarthySGC2

The following illustrates the estimated use of proceeds of this Offering (including from Series #BabeRuth1917CollinsMcCarthySGC2 Interests acquired by the Manager) if the Total Minimum ($119,250) is raised in this Offering and the asset cost is $110,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$110,000	92.24%
Broker Dealer & Escrow (1)	$2,243	1.88%
Legal	$300	0.25%
Marketing & Re-Authentication	$300	0.25%
Offering Expenses	$1,000	0.84%
Acquisition Expenses (Insurance, Maintenance, Transport) (2)	$1,000	0.84%
Sourcing Fee (cash portion) (3)	$4,400	3.69%
Total Fees and Expenses	$9,243	7.75%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$8	0.01%
Total Proceeds	$119,250	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 880 units, which represents the portion ($8,800) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (60 units) for $600. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	8%
Sourcing Fee Payable in Cash	4%

(2)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #BabeRuth1917CollinsMcCarthySGC2

Investment Overview

●	Upon completion of the SERIES #BabeRuth1917CollinsMcCarthySGC2 Offering, SERIES #BabeRuth1917CollinsMcCarthySGC2 will purchase a Babe Ruth 1917 Collins-McCarthy SGC 2 (The “Underlying Asset” with respect to SERIES #BabeRuth1917CollinsMcCarthySGC2, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Known by many names including “The Bambino” and “The Sultan of Swat”, George Herman “Babe” Ruth is considered by many to be the greatest baseball player of all time.

●	He played 22 seasons in Major League Baseball, known mostly for his 14 years with the New York Yankees where he won 7 World Series Titles.

●	He established numerous batting records including 714 career Home Runs, 2,214 career RBIs, 2,062 career walks and career slugging and OPS of .690 and 1.164 respectively. He was inducted to the Baseball Hall of Fame in 1936 as one of the “first five” inaugural members.

●	Ruth was named to the MLB All-Century team by fans in 1999 and was ranked the #1 player all time by the Sporting News in 1998 and in a 1969 poll commemorating the 100th anniversary of professional baseball.

●	Babe Ruth’s cultural significance and relevance cannot be overstated, he has been described as “a unique figure in the social history of the United States…larger than life.” His impact reaches as far as our vocabulary, with the word “Ruthian” having come to mean “colossal, dramatics, prodigious, magnificent; with great power”.

Asset Description

Overview and authentication:

●	PSA Card Facts states, “The 1917 Collins-McCarthy baseball card set (E135) is comprised of 200 cards measuring 2” x 3-1/4” each. The company, located and the West Coast, selected black-and-white images of then-current players … many of whom would become inducted into Cooperstown. The card fronts use the same design as the Boston Store, Weil Baking and Standard Biscuit in their sets, with a posed player image surrounded by a dark pinstripe” (https://www.psacard.com/cardfacts/baseball-cards/1917-collins-mccarthy-e135/1526)

●	They continue, “an exciting selection of future greats of the game including Rogers Hornsby (#80), a young Boston Red Sox pitcher Babe Ruth (#147), and George Sisler (#162). It is also anchored by depictions of Ty Cobb (#30), Joe Jackson (#82), and Casey Stengel (#168). The Collins-McCarthy set is viewed as an important issue not only because of its assortment of Hall of Fame talent, but also because it was the last large set of cards to be produced until the early 1920s caramel cards.”

●	Graded a 2 by SGC, this card is one of 2 to receive that grade with 5 graded higher out of 10 total submissions to SGC. There have been 8 submissions to PSA with none receiving a grade higher than 2.

●	VCP Pricing tracks the most recent sale of an SGC 2 copy as $96,000 on 5/20/21.

Notable Features:

Features image of Ruth throwing.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #BabeRuth1917CollinsMcCarthySGC2 going forward.

SERIES #SatchelPaige1949BowmanSGC8

Satchel Paige 1949 Bowman SGC 8

Use of Proceeds - SERIES #SatchelPaige1949BowmanSGC8

The following illustrates the estimated use of proceeds of this Offering (including from Series #SatchelPaige1949BowmanSGC8 Interests acquired by the Manager) if the Total Minimum ($27,250) is raised in this Offering and the asset cost is $24,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$24,000	88.07%
Broker Dealer & Escrow (2)	$1,366	5.01%
Legal	$300	1.10%
Marketing & Re-Authentication	$0	0.00%
Offering Expenses	$1,000	3.67%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$100	0.37%
Sourcing Fee (cash portion) (4)	$480	1.76%
Total Fees and Expenses	$3,246	11.91%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$4	0.01%
Total Proceeds	$27,250	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 240 units, which represents the portion ($2,400) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (14 units) for $140. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	10%
Sourcing Fee Payable in Cash	2%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #SatchelPaige1949BowmanSGC8

Investment Overview

●	Upon completion of the SERIES #SatchelPaige1949BowmanSGC8 Offering, SERIES #SatchelPaige1949BowmanSGC8 will purchase a Satchel Paige 1949 Bowman SGC 8 (The “Underlying Asset” with respect to SERIES #SatchelPaige1949BowmanSGC8, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	“Satchel” Paige is considered one of the greatest pitchers in the history of professional baseball, having played in Negro league baseball from 1926-46 and Major League Baseball from 1948-53.

●	Paige was the first black pitcher to play in the American League and was the seventh black player to play in Major League Baseball. Also in 1948, Paige became the first player who had played in the Negro leagues to pitch in the World Series.

●	Paige became the first electee of the Negro League Committee to be inducted into the Baseball Hall of Fame in 1971.

●	Joe Posnanski was quoted in Sports Illustrated as saying, “Joe DiMaggio would say that Paige was the best he ever faced. Bob Feller would say that Paige was the best he ever saw. Hack Wilson would say that the

●	ball looked like a marble when it crossed the plate. Dizzy Dean would say that Paige’s fastball made his own look like a changeup.”

Asset Description

Overview and authentication:

●	This offering is a Satchel Paige 1949 Bowman Card graded by SGC.

●	PSA Card Facts states, “This is one of only a handful of Satchel Paige cards to collect, and it is one of the keys to the set...his card, one of only three mainstream Paige cards from his playing days remains a classic and is subject to the same condition obstacles as most 1949 Bowmans.” (https://www.psacard.com/cardfacts/baseball-cards/1949-bowman/satchell-paige-224/21897)

●	Out of 302 submissions, 10 cards have received a grade of 8 from SGC with only 2 graded higher.

●	VCP pricing guide tracks the most recent sale of an SGC 8 as $13,789 on 10/10/20. Sales of SGC 7s have risen from $5,880 on 8/16/20 to $18,600 on 5/8/21.

Notable Features:

Listed as “Satchell” Paige

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #SatchelPaige1949BowmanSGC8 going forward.

SERIES #LamarJacksonNTMidnightRPAPSA10

Lamar Jackson 2018 Panini National Treasures Rookie Patch Autographs Midnight PSA 10

Use of Proceeds - SERIES #LamarJacksonNTMidnightRPAPSA10

The following illustrates the estimated use of proceeds of this Offering (including from Series #LamarJacksonNTMidnightRPAPSA10 Interests acquired by the Manager) if the Total Minimum ($30,250) is raised in this Offering and the cash portion of the asset cost is $27,500.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$27,500	90.91%
Broker Dealer & Escrow (2)	$1,401	4.63%
Legal	$300	0.99%
Marketing & Re-Authentication	$0	0.00%
Offering Expenses	$1,000	3.31%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$45	0.15%
Sourcing Fee (cash portion) (4)	$0	0.00%
Total Fees and Expenses	$2,746	9.08%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$4	0.01%
Total Proceeds	$30,250	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 330 units, which represents the portion ($3,300) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (16 units) for $160. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	12%
Sourcing Fee Payable in Cash	0%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #LamarJacksonNTMidnightRPAPSA10

Investment Overview

●	Upon completion of the SERIES #LamarJacksonNTMidnightRPAPSA10 Offering, SERIES #LamarJacksonNTMidnightRPAPSA10 will purchase a Lamar Jackson 2018 Panini National Treasures Rookie Patch Autographs Midnight PSA 10 (The “Underlying Asset” with respect to SERIES #LamarJacksonNTMidnightRPAPSA10, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Lamar Jackson is widely considered one of the top young Quarterbacks in the NFL today, certainly one of the most exciting and electric.

●	Jackson was selected by the Ravens with the final pick (32nd) in the first round of the 2018 NFL Draft.

●	In 2019, his first full season as starter, Jackson set a record for the most rushing yards in a season by a quarterback, led the league with 36 touchdown passes, and became the second unanimous NFL Most Valuable Player winner in league history.

●	In 2020, he became the first quarterback to rush for 1,000 yards in a season more than once.

Asset Description

Overview and authentication:

●	Panini National Treasures is the NFL’s ultra high end trading card product and contains Rookie Patch Autograph cards widely considered the premier rookie cards across all NFL trading card products. PWCC stated, “Since its release, National Treasures cards have pushed the limits of what premium modern cards can be with its appealing design and natural beauty”. (https://www.pwccmarketplace.com/items/2205750)

●	This offering contains a 2018 National Treasure Rookie Patch Autograph of Lamar Jackson Midnight Variation. This variation is numbered out of 20.

●	According to PWCC, “Easily one of the most beautiful and important Jackson rookie cards in existence and seldom seen on the market. The offered midnight parallel is not only condition sensitive, but comes from an exceedingly elusive print run of just twenty, which makes finding high-grade examples virtually impossible. This pop 1 PSA 10 example is visually appealing due to its thick gloss and mesmerizing silver/blue inlay. Furthermore, the card is beautifully centered with four immaculate edges and strong card stock. All four corners are GEM MINT with clean borders and precise registration. The autograph has been struck in blue ink and has been awarded the pristine assessment. Finally to top off this incredible card, the jersey swatch is a irreplaceable jersey swatch, sporting five different colors.” (https://www.youtube.com/watch?v=ekszxioTG3Q)

●	This card sold in August of 2020 for $30,101...a PSA 10/10 Base RPA sold for $65,100 on 2/17/21 via PWCC

Notable Features:

Pop 1 graded 10 by PSA

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #LamarJacksonNTMidnightRPAPSA10 going forward.

SERIES #Ruth1918LouisvilleSluggerSignedLetter

Babe Ruth 1918 Signed Letter to Louisville Slugger Bat Company

Use of Proceeds - SERIES #Ruth1918LouisvilleSluggerSignedLetter

The following illustrates the estimated use of proceeds of this Offering (including from Series #Ruth1918LouisvilleSluggerSignedLetter Interests acquired by the Manager) if the Total Minimum ($495,000) is raised in this Offering and the cash portion of the asset cost is $440,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$440,000	88.89%
Broker Dealer & Escrow (2)	$5,585	1.13%
Legal	$300	0.06%
Marketing & Re-Authentication	$2,100	0.42%
Offering Expenses	$2,000	0.40%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	0.20%
Sourcing Fee (cash portion) (4)	$44,000	8.89%
Total Fees and Expenses	$54,985	11.11%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$15	0.00%
Total Proceeds	$495,000	100.00%

(1)	The price that the seller/consignor has established for this asset is $880,000. The seller will contribute the asset to the Series in exchange for 44,000 Interests in the Series, which represents 50% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 50% of the agreed-upon price ($440,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 6,160 units, which represents the portion ($61,600) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest 248units) for $2,480. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	7%
Sourcing Fee Payable in Cash	5%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #Ruth1918LouisvilleSluggerSignedLetter

Investment Overview

●	Upon completion of the SERIES #Ruth1918LouisvilleSluggerSignedLetter Offering, SERIES #Ruth1918LouisvilleSluggerSignedLetter will purchase a Babe Ruth 1918 Signed Letter to Louisville Slugger Bat Company (The “Underlying Asset” with respect to SERIES #Ruth1918LouisvilleSluggerSignedLetter, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Known by many names including “The Bambino” and “The Sultan of Swat”, George Herman “Babe” Ruth is considered by many to be the greatest baseball player of all time.

●	He played 22 seasons in Major League Baseball, known mostly for his 14 years with the New York Yankees where he won 7 World Series Titles.

●	He established numerous batting records including 714 career Home Runs, 2,214 career RBIs, 2,062 career walks and career slugging and OPS of .690 and 1.164 respectively. He was inducted to the Baseball Hall of Fame in 1936 as one of the “first five” inaugural members.

●	Ruth was named to the MLB All-Century team by fans in 1999 and was ranked the #1 player all time by the Sporting News in 1998 and in a 1969 poll commemorating the 100th anniversary of professional baseball.

●	Babe Ruth’s cultural significance and relevance cannot be overstated, he has been described as “a unique figure in the social history of the United States…larger than life.” His impact reaches as far as our vocabulary, with the word “Ruthian” having come to mean “colossal, dramatics, prodigious, magnificent; with great power”.

Asset Description

Overview and authentication:

●	This offering is a significant July 9, 1918 Babe Ruth handwritten, signed letter to the Louisville Slugger bat company with the original envelope.

●	Considered “without question one of the finest Babe Ruth autograph related items extant.”

●	The letter, dated July 9th, 1918, reads “Dear Sir, Your check received and I thank you very much. Yours very truly.” Ruth then proceeded to sign the letter, “Geo H. Ruth” six times in bold black fountain pen.

●	The letter was sent to Frank Bradsby in response to Ruth’s request for $100.00 to be paid to him in exchange for allowing his name to be used on Louisville Slugger baseball bats.

●	Letter includes the original envelope which was postmarked July 26, 1918 from the Hotel Metropole in Chicago and is hand addressed by Ruth.

●	Deemed an “extraordinary piece with impeccable provenance from the H&B archives” by John Hillerich IV, the President and CEO of Hillerich & Bradsby Co.

●	Authenticated by PSA/DNA and JSA.

Notable Features:

Signed six times by Babe Ruth and containing the original envelope from 1918.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #Ruth1918LouisvilleSluggerSignedLetter going forward.

SERIES #BobbyOrrBruinsJersey

Bobby Orr Boston Bruins Game Worn Jersey, circa 1971

Use of Proceeds - SERIES #BobbyOrrBruinsJersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #BobbyOrrBruinsJersey Interests acquired by the Manager) if the Total Minimum ($399,000) is raised in this Offering and the asset cost is $375,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$375,000	88.89%
Broker Dealer & Escrow (1)	$4,920	1.13%
Legal	$325	0.06%
Marketing & Re-Authentication	$1,750	0.42%
Offering Expenses	$1,000	0.40%
Acquisition Expenses (Insurance, Maintenance, Transport) (2)	$1,000	0.20%
Sourcing Fee (cash portion) (3)	$15,000	8.89%
Total Fees and Expenses	$23,995	11.11%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$5	0.00%
Total Proceeds	$399,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 3,000 units, which represents the portion ($30,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (200 units) for $2,000. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	8%
Sourcing Fee Payable in Cash	4%

(1)	The asset seller is a shareholder in the Company’s parent company, Collectable Technologies, Inc. but is not an officer, director or greater than 5% shareholder of that company. The consignment price has been determined based on recent public transactions of similar items. The seller acquired the Underlying Asset for $375,000. In the example set forth above, the seller would realize no profit on the sale of the asset.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #BobbyOrrBruinsJersey

Investment Overview

●	Upon completion of the SERIES #BobbyOrrBruinsJersey Offering, SERIES #BobbyOrrBruinsJersey will purchase a Bobby Orr Boston Bruins Game Worn Jersey, circa 1971 (The “Underlying Asset” with respect to SERIES #BobbyOrrBruinsJersey, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Bobby Orr is considered one of the greatest hockey players of all time.

●	Orr used his ice skating speed, scoring, and play-making abilities to revolutionize the game and his position as defenseman.

●	He played in the National Hockey League (NHL) for 12 seasons, starting with 10 with the Boston Bruins followed by two with the Chicago Black Hawks.

●	Orr remains the only defenseman to have won the league scoring title with two Art Ross Trophies. He holds the record for most points and assists in a single season by a defenceman.

●	Orr won a record eight consecutive Norris Trophies as the NHL’s best defenceman and three consecutive Hart Trophies as the league’s most valuable player (MVP).

●	Orr was inducted into the Hockey Hall of Fame in 1979 at age 31, the youngest to be inducted at that time.

●	Orr was named by the National Hockey League as one of the “100 Greatest NHL Players” in history.

Asset Description

Overview and authentication:

●	This offering is an iconic black and yellow game used Boston Bruins jersey by NHL legend, Bobby Orr.

●	The jersey was photomatched to 2 images believed to be taken in 1971. The first image was taken from slightly above and shows Orr leaning forward holding a hockey stick. The second image shows Orr holding a pen with a man in a suit in the background.

●	Photomatched and authenticated by Resolution Photomatching.

●	Conclusive photomatches were made based on marks and stains on the front of the jersey and on the custom stitched number on right sleeve of the jersey, fraying threads and stitching imperfections on the collar, shoulders, and custom stitched number on the right sleeve of the jersey, and creasing and puckering on the custom stitched logo on the front of the jersey.

●	According to Sports Collectors Daily, “[Orr] inspired several generations of defensemen, changed the way the game was played, showed an amazing and unique set of skills to NHL fans– and also provided a lot of value for hockey collectors. Next to Wayne Gretzy, Bobby Orr [collectibles] are the most popular in the sport.”

●	Game used memorabilia has skyrocketed in popularity as of late, most recently with a Jackie Robinson 1950 Dodgers jersey selling for over $4 million dollars.

Notable Features:

The offering is Orr’s iconic #4 Boston Bruins black and yellow game used jersey.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #BobbyOrrBruinsJersey going forward.

SERIES #ReggieJackson1969A’sJersey

Reggie Jackson Oakland Athletics 1969 Game Worn Road Jersey

Use of Proceeds - SERIES #ReggieJackson1969A’sJersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #ReggieJackson1969A’sJersey Interests acquired by the Manager) if the Total Minimum ($157,750) is raised in this Offering and the asset cost is $145,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$145,000	91.92%
Broker Dealer & Escrow (1)	$2,597	1.65%
Legal	$325	0.21%
Marketing & Re-Authentication	$125	0.08%
Offering Expenses	$1,000	0.63%
Acquisition Expenses (Insurance, Maintenance, Transport) (2)	$1,450	0.92%
Sourcing Fee (cash portion) (3)	$7,250	4.60%
Total Fees and Expenses	$12,747	8.08%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$3	0.00%
Total Proceeds	$157,750	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 2030 units, which represents the portion ($10,150) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (158 units) for $790. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	9/22/2021
Expiration Date of Agreement	1/22/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	7%
Sourcing Fee Payable in Cash	5%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #ReggieJackson1969A’sJersey

Investment Overview

●	Upon completion of the SERIES #ReggieJackson1969A’sJersey Offering, SERIES #ReggieJackson1969A’sJersey will purchase a Reggie Jackson Oakland Athletics 1969 Game Worn Road Jersey (The “Underlying Asset” with respect to SERIES #ReggieJackson1969A’sJersey, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Reggie Jackson, nicknamed “Mr. October”, is widely considered to be one of the best and most clutch players in the history of the game. He was selected to fourteen MLB All-Star teams as well as the 1973 Most Valuable Player.

●	He helped Oakland win five consecutive American League West divisional pennants, three consecutive American League pennants and three consecutive World Series titles, from 1972 to 1974

●	Jackson helped New York win four American League East divisional pennants, three American League pennants and two consecutive World Series titles, in 1977 and 1978

●	Jackson hit three consecutive home runs at Yankee Stadium in the clinching game six of the 1977 World Series

●	Jackson retired with a career stat line of a .262 batting average, 563 Home Runs and 1702 RBI.

●	He was inducted into the Baseball Hall of Fame in 1993.

Asset Description

Overview and authentication:

●	The offered Game Worn jersey has been photomatched by Resolution Photomatching to the 1969 season

●	In 1969 Reggie Jackson hit .275 with 47 HRs and 118 RBI.

●	Reggie Jackson Grey Oakland Athletics Jersey

●	Size 44 Jersey

Notable Features:

Grey Oakland Athletics Jersey

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #ReggieJackson1969A’sJersey going forward.

SERIES #CarltonFiskWavesItFairBall

Carlton Fisk’s 12th inning “walk off” HR ball from 1975 World Series Game 6

Use of Proceeds - SERIES #CarltonFiskWavesItFairBall

The following illustrates the estimated use of proceeds of this Offering (including from Series #CarltonFiskWavesItFairBall Interests acquired by the Manager) if the Total Minimum ($260,000) is raised in this Offering and the asset cost is $250,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$250,000	96.15%
Broker Dealer & Escrow (1)	$3,637	1.40%
Legal	$300	0.12%
Marketing & Re-Authentication	$0	0.00%
Offering Expenses	$1,000	0.38%
Acquisition Expenses (Insurance, Maintenance, Transport) (2)	$60	0.02%
Sourcing Fee (cash portion) (3)	$5,000	1.92%
Total Fees and Expenses	$9,997	3.85%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$3	0.00%
Total Proceeds	$260,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 5000 units, which represents the portion ($25,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (260 units) for $1,300. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	10/12/2021
Expiration Date of Agreement	4/12/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	10%
Sourcing Fee Payable in Cash	2%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #CarltonFiskWavesItFairBall

Investment Overview

●	Upon completion of the SERIES #CarltonFiskWavesItFairBall Offering, SERIES #CarltonFiskWavesItFairBall will purchase a Carlton Fisk’s 12th inning “walk off” HR ball from 1975 World Series Game 6 (The “Underlying Asset” with respect to SERIES #CarltonFiskWavesItFairBall, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Carlton Fisk, nicknamed “Pudge” and “The Commander”, is widely considered to be one of the greatest Catchers in the history of the game. He was selected to eleven MLB All-Star teams as well as the 1972 American League Rookie of the Year.

●	He was the first player to be unanimously voted American League Rookie of the Year

●	At the time of his retirement, Fisk held the record for most home runs all-time by a catcher with 351.

●	Fisk is best known for “waving fair” his game-winning home run in the 12th inning of Game 6 of the 1975 World Series.

●	The Red Sox honored him by naming the left field foul pole the “Fisk Foul Pole”.

●	He was inducted into the Baseball Hall of Fame in 2000.

●	Fisk retired with a career stat line of a .269 batting average, 376 Home Runs and 1330 RBI.

Asset Description

Overview and authentication:

●	Game Used HR Ball from 1975 World Series Game 6

●	This is the HR ball from the famous “stay fair” wave that struck the left field foul pole.

●	Game 6 is often considered one of the best games played in Major League history.

●	The Red Sox honored him by naming the left field foul pole the “Fisk Foul Pole”.

●	This ball was sold by Robert Edwards Auction in their 2014 Spring Auction for $142,200.

●	According to REA, “The ball itself is an official American League (MacPhail) ball, displaying minor soiling commensurate with its game use. Interestingly, there is a minor area of abrasion on a side panel that was probably the result of its impact with the mesh screen connected to the foul pole. It should also be noted the use of specially manufactured World Series balls did not begin until 1978; therefore, all balls used in World Series prior to that time were either standard American or National League balls (use of an OAL or ONL ball was dependent upon the home team).”

●	They continued, “Over the past forty years REA has handled countless treasures from baseball’s storied past, but only a very few can compare with the offered ball in regard to both historical and cultural significance. This is an item that more rightfully belongs in the Smithsonian Institute than the Baseball Hall of Fame, and one that will represent the crown jewel of any collection in which it resides.”

Notable Features:

1975 World Series Game 6 Home Run Ball

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #CarltonFiskWavesItFairBall going forward.

SERIES #Kraken6Collection

Seattle Kraken Inaugural Game Game Worn Jersey Basket (6X)

Use of Proceeds - SERIES #Kraken6Collection

The following illustrates the estimated use of proceeds of this Offering (including from Series #Kraken6Collection Interests acquired by the Manager) if the Total Minimum ($101,000) is raised in this Offering and the cash portion of the asset cost is $90,006.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$90,006	89.11%
Broker Dealer & Escrow (2)	$2,035	2.01%
Legal	$300	0.30%
Marketing & Re-Authentication	$500	0.50%
Offering Expenses	$1,000	0.99%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$150	0.15%
Sourcing Fee (cash portion) (4)	$7,000	6.93%
Total Fees and Expenses	$10,985	10.88%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$9	0.01%
Total Proceeds	$101,000	100.00%

(1)	The price that the seller/consignor has established for this asset is $140,000. The seller will contribute the asset to the Series in exchange for 10,080 Interests in the Series, which represents 36% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 64% of the agreed-upon price ($89,600) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 1400 units, which represents the portion ($7,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (102 units) for $510. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	9/28/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	5%
Sourcing Fee Payable in Cash	5%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #Kraken6Collection

Investment Overview

●	Upon completion of the SERIES #Kraken6Collection Offering, SERIES #Kraken6Collection will purchase a Seattle Kraken Inaugural Game Game Worn Jersey Basket (6X) (The “Underlying Asset” with respect to SERIES #Kraken6Collection, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	The Seattle Kraken are a professional ice hockey team based in Seattle Washington.

●	The Kraken compete in the National Hockey League as a member of the Pacific Division in the Western Conference and began play during the league’s 2021-22 season.

●	The Kraken will be the first professional hockey team to play in Seattle since the Seattle Totems of the Western Hockey League played their last game in 1975.

●	The Kraken will be the first Seattle hockey team to compete for the Stanley Cup since the Seattle Metropolitans, who won the cup in 1917 and folded in 1924.

Asset Description

Overview and authentication:

●	Six Game Worn Jerseys from the first franchise game on October 12th, 2021 against the Las Vegas Golden Knights.

●	Authenticated for Game Use by MeiGray.

●	The MeiGray team has more than 60 years of experience in the Game-Worn sports memorabilia industry

●	Every jersey from the MeiGray NHL-MGG Game-Worn Jersey partnership is affixed with a unique, counterfeit-proof, individually numbered MGG Inventory tag. This tag contains covert and overt security features and is inserted into the jersey BEFORE THE PLAYER HITS THE ICE.

Notable Features:

●	SIX Seattle Kraken jerseys worn by their players during inaugural game.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #Kraken6Collection going forward.

SERIES #Kobe1997AirBallGameUsedShoes

Kobe Bryant 1997 Western Conference Finals Game 5 Game Worn Sneakers

Use of Proceeds - SERIES #Kobe1997AirBallGameUsedShoes

The following illustrates the estimated use of proceeds of this Offering (including from Series #Kobe1997AirBallGameUsedShoes Interests acquired by the Manager) if the Total Minimum ($43,750) is raised in this Offering and the cash portion of the asset cost is $33,753.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$33,753	77.15%
Broker Dealer & Escrow (2)	$1,466	3.35%
Legal	$300	0.69%
Marketing & Re-Authentication	$250	0.57%
Offering Expenses	$1,000	2.29%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$80	0.18%
Sourcing Fee (cash portion) (4)	$6,900	15.77%
Total Fees and Expenses	$9,996	22.85%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$1	0.00%
Total Proceeds	$43,750	100.00%

(1)	The price that the seller/consignor has established for this asset is $115,000. The seller will contribute the asset to the Series in exchange for 81,650 Interests in the Series, which represents 71% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 29% of the agreed-upon price ($33,350) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 6900 units, which represents the portion ($6,900) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (220 units) for $220. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	9/28/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	6%
Sourcing Fee Payable in Cash	6%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #Kobe1997AirBallGameUsedShoes

Investment Overview

●	Upon completion of the SERIES #Kobe1997AirBallGameUsedShoes Offering, SERIES #Kobe1997AirBallGameUsedShoes will purchase a Kobe Bryant 1997 Western Conference Finals Game 5 Game Worn Sneakers (The “Underlying Asset” with respect to SERIES #Kobe1997AirBallGameUsedShoes, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Kobe Bryant is one of the most beloved and accomplished basketball players to ever play the game.

●	Bryant spent his entire 20-year career with the Los Angeles Lakers.

●	Bryant helped the Lakers win five NBA championships, and was an 18-time All-Star, a 15-time member of the All-NBA Team, a 12-time member of the All-Defensive Team, the 2008 NBA Most Valuable Player (MVP), and a two-time NBA Finals MVP. Bryant also led the NBA in scoring twice, and ranks fourth on the league’s all-time regular season scoring and all-time postseason scoring lists.

●	Bryant is the all-time leading scorer in Lakers franchise history. He was also the first guard in NBA history to play at least 20 seasons. His 18 All-Star designations are the second most all time, while it is the record for most consecutive appearances as a starter. Bryant’s four All-Star Game MVP Awards are tied with Bob Pettit for the most in NBA history.

●	Bryant tragically died at age 41, along with his 13-year-old daughter Gianna and seven others, in a helicopter crash in Calabasas, California in 2020. Their memories will forever live on in the hearts and minds of sports fans.

Asset Description

Overview and authentication:

●	Black Adidas sneakers worn in Game 5 of the 1997 Western Conference Finals versus the Utah Jazz, the famous “air ball game”.

●	In an elimination game, Kobe Bryant took 4 shots in the final 2 seconds of regulation and subsequent overtime that all airballed. The Lakers lost the game and their season ended.

●	Kobe says, “It was an early turning point for me in being able to deal with adversity, deal with public scrutiny and self-doubt,” Bryant recalled. “At 18 years old, it was gut-check time…I look back at it now with fond memories of it. Back then, it was misery, it helped to shape me.” (https://www.dailynews.com/2016/01/15/kobe-bryants-airball-game-in-1997-was-as-defining-moment-in-his-career/)

●	Obtained directly from Kobe Bryant by Utah Jazz locker room attendant Preston Truman.

●	Both shoes autographed in gold on the inside heels

●	Size 13.5 shoes

Notable Features:

Black Adidas Sneakers Autographed by Kobe Bryant

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #Kobe1997AirBallGameUsedShoes going forward.

SERIES #WiltChamberlain1961FleerRCPSA9

Wilt Chamberlain 1961 Fleer PSA 9

Use of Proceeds - SERIES #WiltChamberlain1961FleerRCPSA9

The following illustrates the estimated use of proceeds of this Offering (including from Series #WiltChamberlain1961FleerRCPSA9 Interests acquired by the Manager) if the Total Minimum ($267,250) is raised in this Offering and the cash portion of the asset cost is $250,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$250,000	93.55%
Broker Dealer & Escrow (2)	$3,639	1.36%
Legal	$300	0.11%
Marketing & Re-Authentication	$110	0.04%
Offering Expenses	$1,000	0.37%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$200	0.07%
Sourcing Fee (cash portion) (4)	$12,000	4.49%
Total Fees and Expenses	$17,249	6.45%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$1	0.00%
Total Proceeds	$267,250	100.00%

(1)	The price that the seller/consignor has established for this asset is $400,000. The seller will contribute the asset to the Series in exchange for 15000 Interests in the Series, which represents 37.5% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 62.5% of the agreed-upon price ($250,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 3600 units, which represents the portion ($36,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (134 units) for $1,340. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	9/28/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	BH Sports LLC(1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	9%
Sourcing Fee Payable in Cash	3%

(1)	The asset seller (or an affiliate of the asset seller) is a shareholder in the Company’s parent company, Collectable Technologies, Inc. but is not an officer, director or greater than 5% shareholder of that company. Although comparables were used and respected sports collectibles appraisers were consulted, the consignment price was not determined by arms-length bargaining; accordingly, that price may be more than would be paid in an arms-length transaction and, therefore, favor the asset seller rather than the Company. See “ACTUAL AND POTENTIAL CONFLICTS OF INTEREST.” The asset seller acquired the Underlying Asset for $400,000. In the example set forth above, the asset seller would not realize a profit on the sale of the Underlying Asset.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #WiltChamberlain1961FleerRCPSA9

Investment Overview

●	Upon completion of the SERIES #WiltChamberlain1961FleerRCPSA9 Offering, SERIES #WiltChamberlain1961FleerRCPSA9 will purchase a Wilt Chamberlain 1961 Fleer PSA 9 (The “Underlying Asset” with respect to SERIES #WiltChamberlain1961FleerRCPSA9, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Nicknamed “Goliath”, “The Big Dipper” and “Wilt the Stilt”, Wilt Chamberlain is widely regarded as one of the greatest players in the history of the game.

●	Chamberlain is the only player in history to score 4,000 points in a season. He averaged 50.4 points per game during the 61-62 season, holds the record for most points in a single game with 100, the record for most rebounds in a single game with 55 and led the league in scoring 7 times and rebounding 11 times.

●	Chamberlain was a 2 time NBA Champion, 4 time MVP, 13 time All-Star, 7 time All-NBA First Team and the 1960 NBA Rookie of the Year.

●	Chamberlain was elected to the Pro Basketball Hall of Fame in 1978, the NBA’s 35th Anniversary team of 1980, and in 1996 was chosen as one of the 50 Greatest Players in NBA History.

Asset Description

Overview and authentication:

●	Far and away the key card in the iconic 1961 set, according to the PSA Guide, the 1961 Fleer Wilt Chamberlain “is the only recognized rookie card of the most dominant basketball player to ever play the game.”

●	The 1961 Fleer Chamberlain is highly condition sensitive, typically struggling with print and poor centering. General wear and chipping are also very common in cards from this period, finding high grade examples is becoming increasingly difficult in today’s market.

●	Graded Mint 9 by PSA, this card is a POP 31 with 3 graded higher out of 1,325 examples graded.

●	According to VCP Pricing, the 2 most recent sales of PSA 9 are $288,000 in August of 2021 via Heritage Auctions and $288,000 in July of 2021 via PWCC.

●	Collectable sold a PSA 9 for $350,000 in April of 2021 that had initially IPOd for $200,000.

Notable Features:

This is the only recognized rookie card of the most dominant basketball player to ever play the game.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #WiltChamberlain1961FleerRCPSA9 going forward.

SERIES #Griffey89UpperDeckSGCGold

Ken Griffey Jr. 1989 Upper Deck #1 SGC 10

Use of Proceeds - SERIES #Griffey89UpperDeckSGCGold

The following illustrates the estimated use of proceeds of this Offering (including from Series #Griffey89UpperDeckSGCGold Interests acquired by the Manager) if the Total Minimum ($15,500) is raised in this Offering and the asset cost is $15,500.

	Dollar Amount		Percentage of Gross Cash Proceeds
Uses
Asset Cost		$15,500	100.00%
Broker Dealer & Escrow (1)	$	*	0.00%
Legal		$0	0.00%
Marketing & Re-Authentication		$0	0.00%
Offering Expenses		$0	0.00%
Acquisition Expenses (Insurance, Maintenance, Transport) (2)		$0	0.00%
Sourcing Fee (cash portion) (2)		$0	0.00%
Total Fees and Expenses		$0	0.00%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)		$10	0.00%
Total Proceeds		$15,500	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Broker-Dealer fee in this case is $1,242, which is being paid directly by the Manager. The Escrow Fee is $100 per Series and also is being paid directly by the Manager.
(2)	The Manager will has elected to receive its entire Sourcing Fee ($1,860) in units. The Manager is required to purchase and will purchase 0.5% interest (8 units) for $80. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	9/28/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	12%
Sourcing Fee Payable in Cash	0%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #Griffey89UpperDeckSGCGold

Investment Overview

●	Upon completion of the SERIES #Griffey89UpperDeckSGCGold Offering, SERIES #Griffey89UpperDeckSGCGold will purchase a Ken Griffey Jr. 1989 Upper Deck #1 SGC 10 (The “Underlying Asset” with respect to SERIES #Griffey89UpperDeckSGCGold, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Nicknamed “The Kid” and “Junior”, Ken Griffey, Jr. is widely regarded as one of the greatest players in the history of the game.

●	A 13-time All-Star, Griffey is one of the most prolific home run hitters in baseball history. His 630 home runs rank as the seventh-most in MLB history. Griffey was also an exceptional defender and won 10 Gold Glove Awards in center field.

●	Griffey is a 7-time Silver Slugger Award Winner and a 4-time AL Home Run Leader.

●	Griffey was selected to the Major League Baseball All-Century Team. His was inducted to both the Seattle Mariners and Cincinnati Reds Hall of Fame’s, and had his jersey #24 retired by the Mariners.

●	Griffey was elected to the Baseball Hall of Fame, receiving 99.32 percent of the vote, breaking the record previously held by Tom Seaver’s 98.84 percent in 1992.

Asset Description

Overview and authentication:

●	This is the key rookie card of one of the best all-around players in baseball history.

●	One of the most iconic baseball cards in the hobby, the 1989 Upper Deck Ken Griffey Jr. rookie card helped usher in a new era as the first card and face of this landmark set.

●	Graded an Gold Pristine by SGC, one of top three grading agencies in the industry. Gold Pristine is the highest grade SGC awards.

●	In 1989, Upper Deck was awarded a license to produce MLB cards. The 1989 set was Upper Deck’s first baseball product to hit the market.

●	On the 20th anniversary of the card’s release, Sports Illustrated called the card, “The Last Iconic Baseball Card.” ESPN would run a Darren Rovell feature on it.

●	1989 was really the perfect storm for Griffey and his cards. He was young, good-looking, big smile, five-tools with a gorgeous swing, top draft pick and noted son of a World Series Champion. Combine that with the inaugural release of the highest quality baseball cards produced up to that point.

Notable Features:

Considered one of the most iconic baseball cards in history.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #Griffey89UpperDeckSGCGold going forward.

SERIES #LukaDoncicGURookieSneakers

Luka Doncic Rookie Season Game Used and Autographed Sneakers

Use of Proceeds - SERIES #LukaDoncicGURookieSneakers

The following illustrates the estimated use of proceeds of this Offering (including from Series #LukaDoncicGURookieSneakers Interests acquired by the Manager) if the Total Minimum ($67,000) is raised in this Offering and the cash portion of the asset cost is $60,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$60,000	89.55%
Broker Dealer & Escrow (2)	$1,729	2.58%
Legal	$350	0.52%
Marketing & Re-Authentication	$0	0.00%
Offering Expenses	$1,000	1.49%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$170	0.25%
Sourcing Fee (cash portion) (4)	$3,750	5.60%
Total Fees and Expenses	$6,999	10.45%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$1	0.00%
Total Proceeds	$67,000	100.00%

(1)	The price that the seller/consignor has established for this asset is $75,000. The seller will contribute the asset to the Series in exchange for 1500 Interests in the Series, which represents 20% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 80% of the agreed-upon price ($60,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 525 units, which represents the portion ($5,250) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (34 units) for $340. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	10/4/2021
Expiration Date of Agreement	3/4/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	7%
Sourcing Fee Payable in Cash	5%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #LukaDoncicGURookieSneakers

Investment Overview

●	Upon completion of the SERIES #LukaDoncicGURookieSneakers Offering, SERIES #LukaDoncicGURookieSneakers will purchase a Luka Doncic Rookie Season Game Used and Autographed Sneakers (The “Underlying Asset” with respect to SERIES #LukaDoncicGURookieSneakers, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Leading a Dallas Mavericks team that might not be far away from owning the Western Conference for years to come, Luka Doncic is a basketball outlier, a point guard whose skill-set is so individualistic that it’s virtually impossible to find a direct NBA comp.

●	In 2015, the then-16-year-old Slovenian native debuted with Real Madrid, holding his own against players twice his age. He won the Euro League MVP in 2018, and was named to their All-Decade team.

●	Luka came into the NBA with huge expectations, which he somehow exceeded, winning the 2019 Rookie of the Year, and landing a spot on the 2020 All-NBA Team alongside vets Giannis Antetokounmpo, LeBron James, Anthony Davis, and James Harden.

●	San Antonio Spurs coach Gregg Popovich compared Doncic to Magic Johnson, saying, “He sees the floor that way.” Luka’s Mavericks coach Rick Carlisle went further, gushing, “He’s a savant type of guy” along the lines of Larry Bird.

●	Doncic’s nightly averages -- 24.7 points, 8.5 rebounds, 7.3 assists -- have fans believing he could join Oscar Robertson and Russell Westbrook as the rare player who averaged a season-long triple-double.

Asset Description

Overview and authentication:

●	Luka Doncic Rookie Season Game Worn Sneakers

●	Photomatched by Resolution Photomatching to 8 games including 1/2/19, 1/4/19, 1/5/19, 1/30/19 and 2/13/19.

●	These sneakers were worn in the same game (1/2/19) as the Luka Doncic Rookie Season Game Used Jersey currently trading on Collectable.

●	White Nike Sneakers

●	Each shoe is autographed by Luka Doncic

Notable Features:

White Nike Sneakers with Autograph

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #LukaDoncicGURookieSneakers going forward.

SERIES #Ronaldo2002PaniniFutebolStickersPSA10

Cristiano Ronaldo 2002 Panini Futebol Stickers PSA 10

Use of Proceeds - SERIES #Ronaldo2002PaniniFutebolStickersPSA10

The following illustrates the estimated use of proceeds of this Offering (including from Series #Ronaldo2002PaniniFutebolStickersPSA10 Interests acquired by the Manager) if the Total Minimum ($59,500) is raised in this Offering and the cash portion of the asset cost is $50,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$50,000	84.03%
Broker Dealer & Escrow (2)	$1,632	2.74%
Legal	$350	0.59%
Marketing & Re-Authentication	$115	0.19%
Offering Expenses	$1,000	1.68%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$400	0.67%
Sourcing Fee (cash portion) (4)	$6,000	10.08%
Total Fees and Expenses	$9,497	15.96%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$3	0.01%
Total Proceeds	$59,500	100.00%

(1)	The price that the seller/consignor has established for this asset is $100,000. The seller will contribute the asset to the Series in exchange for 5000 Interests in the Series, which represents 50% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 50% of the agreed-upon price ($50,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 600 units, which represents the portion ($6,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (30 units) for $300. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	9/28/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	6%
Sourcing Fee Payable in Cash	6%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #Ronaldo2002PaniniFutebolStickersPSA10

Investment Overview

●	Upon completion of the SERIES #Ronaldo2002PaniniFutebolStickersPSA10 Offering, SERIES #Ronaldo2002PaniniFutebolStickersPSA10 will purchase a Cristiano Ronaldo 2002 Panini Futebol Stickers PSA 10 (The “Underlying Asset” with respect to SERIES #Ronaldo2002PaniniFutebolStickersPSA10, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Cristiano Ronaldo is a Portuguese professional soccer player who plays for Serie A club Juventus and captains the Portugal National team.

●	Often considered the best player in the world and widely regarded as one of the greatest players of all time, Ronaldo has won five Ballon d’Or awards and four European Golden Shoes, both of which are records for a European player.

●	He has won 31 major trophies in his career, including seven league titles, five UEFA Champions Leagues, one UEFA European Championship, and one UEFA Nations League title.

●	Ronaldo holds the records for the most goals (134) and assists (40) in the history of the UEFA Champions League. He is one of the few recorded players to have made over 1,000 professional career appearances and has scored over 770 official senior career goals for club and country. He is also the second male to score 100 international goals and the first European one to achieve the feat.

Asset Description

Overview and authentication:

●	One of the premier rookie cards for the premier footballer of our generation.

●	PWCC describes the card as, “Featuring the young talent during his time at Sporting Portugal, before his big move to Manchester United.”

●	Graded Gem Mint 10 by PSA, this card is one of 22 to have received that grade out of 138 total submissions to PSA.

●	The most recent sale of this card, according to CardLadder, was for $108,000 in a private sale on 9/16/21...prior to that Goldin Auctions sold one for $93,480 on 4/24/21.

Notable Features:

Cristiano Ronaldo rookie card (sticker)

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #Ronaldo2002PaniniFutebolStickersPSA10 going forward.

SERIES #Ronaldo2003PaniniMegaCraquesPSA10

Cristiano Ronaldo 2003 Panini Sports Mega Craques PSA 10

Use of Proceeds - SERIES #Ronaldo2003PaniniMegaCraquesPSA10

The following illustrates the estimated use of proceeds of this Offering (including from Series #Ronaldo2003PaniniMegaCraquesPSA10 Interests acquired by the Manager) if the Total Minimum ($162,000) is raised in this Offering and the cash portion of the asset cost is $143,500.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$143,500	88.58%
Broker Dealer & Escrow (2)	$2,568	1.59%
Legal	$350	0.22%
Marketing & Re-Authentication	$0	0.00%
Offering Expenses	$1,000	0.62%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$230	0.14%
Sourcing Fee (cash portion) (4)	$14,350	8.86%
Total Fees and Expenses	$18,498	11.42%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$2	0.00%
Total Proceeds	$162,000	100.00%

(1)	The price that the seller/consignor has established for this asset is $287,000. The seller will contribute the asset to the Series in exchange for 14350 Interests in the Series, which represents 50% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 50% of the agreed-upon price ($143,500) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 2009 units, which represents the portion ($20,090) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (81 units) for $810. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	9/28/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	7%
Sourcing Fee Payable in Cash	5%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #Ronaldo2003PaniniMegaCraquesPSA10

Investment Overview

●	Upon completion of the SERIES #Ronaldo2003PaniniMegaCraquesPSA10 Offering, SERIES #Ronaldo2003PaniniMegaCraquesPSA10 will purchase a Cristiano Ronaldo 2003 Panini Sports Mega Craques PSA 10 (The “Underlying Asset” with respect to SERIES #Ronaldo2003PaniniMegaCraquesPSA10, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Cristiano Ronaldo is a Portuguese professional soccer player who plays for Serie A club Juventus and captains the Portugal National team.

●	Often considered the best player in the world and widely regarded as one of the greatest players of all time, Ronaldo has won five Ballon d’Or awards and four European Golden Shoes, both of which are records for a European player.

●	He has won 31 major trophies in his career, including seven league titles, five UEFA Champions Leagues, one UEFA European Championship, and one UEFA Nations League title.

●	Ronaldo holds the records for the most goals (134) and assists (40) in the history of the UEFA Champions League. He is one of the few recorded players to have made over 1,000 professional career appearances and has scored over 770 official senior career goals for club and country. He is also the second male to score 100 international goals and the first European one to achieve the feat.

Asset Description

Overview and authentication:

●	This card was described by PWCC as “Arguably the most desired Soccer/Futbol Rookie Card in the world...Cristiano is without question one of the greatest Footballers of all-time and is one of the most popular humans in history with over 240 million Instagram followers.”

●	Graded Gem Mint 10 by PSA, this card is one of 38 to have received that grade out of 171 total submissions to PSA.

●	The most recent sale of this card, according to CardLadder, was for $319,800 by Goldin Auctions on 10/4/21.

Notable Features:

Cristiano Ronaldo Rookie Card

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #Ronaldo2003PaniniMegaCraquesPSA10 going forward.

SERIES #BradyDebutTicket

Tom Brady NFL Debut Full Ticket PSA 7

Use of Proceeds - SERIES #BradyDebutTicket

The following illustrates the estimated use of proceeds of this Offering (including from Series #BradyDebutTicket Interests acquired by the Manager) if the Total Minimum ($97,750) is raised in this Offering and the cash portion of the asset cost is $90,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$90,000	92.07%
Broker Dealer & Escrow (2)	$2,033	2.08%
Legal	$350	0.36%
Marketing & Re-Authentication	$65	0.07%
Offering Expenses	$1,000	1.02%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$300	0.31%
Sourcing Fee (cash portion) (4)	$4,000	4.09%
Total Fees and Expenses	$7,748	7.93%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$2	0.00%
Total Proceeds	$97,750	100.00%

(1)	The price that the seller/consignor has established for this asset is $100,000. The seller will contribute the asset to the Series in exchange for 1000 Interests in the Series, which represents 10% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 90% of the agreed-upon price ($90,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 800 units, which represents the portion ($8,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (49 units) for $490. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	10/7/2021
Expiration Date of Agreement	3/7/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	8%
Sourcing Fee Payable in Cash	4%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #BradyDebutTicket

Investment Overview

●	Upon completion of the SERIES #BradyDebutTicket Offering, SERIES #BradyDebutTicket will purchase a Tom Brady NFL Debut Full Ticket PSA 7 (The “Underlying Asset” with respect to SERIES #BradyDebutTicket, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	It’s generally acknowledged that Tom Brady is one of the two or three greatest players -- not just quarterbacks, but players -- in the history of the National Football League.

●	After an NFL Draft fall in 2000 that landed him in the lap of the New England Patriots, the University of Michigan product took over the starting position in 2001, and never looked back.

●	TB12 quickly established himself as a legitimate star, and ultimately led the Patriots to six Super Bowl wins, garnering himself three MVP awards and 14 Pro Bowl nods in the process.

●	A nutrition guru, Brady created The Tom Brady Diet, which led to a bestselling book called The TB12 Method: How to Achieve a Lifetime of Sustained Performance.

●	As of this writing, the forty-something future Hall of Famer is thriving with the Tampa Bay Buccaneers, and looks to be on the road to reach his goal of playing football until he’s 45.

Asset Description

Overview and authentication:

●	This offering is a Full Box Office Ticket from Tom Brady’s NFL Debut against the Detroit Lions on November 23, 2000

●	Graded a Near Mint 7 by PSA, this ticket is a POP 1 with only 1 graded higher out of 6 total submissions.

●	There are several factors that go into the desirability of a Tom Brady NFL Debut Ticket. First is whether it is a full ticket or a stub, with the full ticket being more desirable. The second is whether it is a box office ticket or a season ticket, with box office tickets being more desirable. Finally the third is the quality of the ink printing, with bold print fetching a premium over faded or light print.

●	A PSA 2 Box Office Stub sold via Goldin Auctions on 10/2/21 for $26,400.

●	This ticket previously sold for $11,100 via Heritage Auctions on 8/30/20.

Notable Features:

Tom Brady NFL Debut Full Box Office Ticket

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #BradyDebutTicket going forward.

SERIES #MLBAllStarGameTicketRunCollection

MLB All Star Game Ticket Run, 1933-2019, PSA Graded

Use of Proceeds - SERIES #MLBAllStarGameTicketRunCollection

The following illustrates the estimated use of proceeds of this Offering (including from Series #MLBAllStarGameTicketRunCollection Interests acquired by the Manager) if the Total Minimum ($47,500) is raised in this Offering and the asset cost is $42,500.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$42,500	89.47%
Broker Dealer & Escrow (1)	$1,556	3.27%
Legal	$350	0.74%
Marketing & Re-Authentication	$90	0.19%
Offering Expenses	$1,000	2.11%
Acquisition Expenses (Insurance, Maintenance, Transport) (2)	$300	0.63%
Sourcing Fee (cash portion) (3)	$1,700	3.58%
Total Fees and Expenses	$4,996	10.52%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$4	0.01%
Total Proceeds	$47,500	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 340 units, which represents the portion ($3,400) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (24 units) for $240. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	10/18/2021
Expiration Date of Agreement	4/18/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12%
Sourcing Fee Payable in Series Equity Interest	8%
Sourcing Fee Payable in Cash	4%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #MLBAllStarGameTicketRunCollection

Investment Overview

●	Upon completion of the SERIES #MLBAllStarGameTicketRunCollection Offering, SERIES #MLBAllStarGameTicketRunCollection will purchase a MLB All Star Game Ticket Run, 1933-2019, PSA Graded (The “Underlying Asset” with respect to SERIES #MLBAllStarGameTicketRunCollection, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	The Major League Baseball All-Star Game, also known as the “Midsummer Classic”, is an annual professional baseball game sanctioned by Major League Baseball (MLB) and contested between the all-stars from the American League (AL) and National League (NL)

●	All-Stars are selected by fans for starting fielders, by managers for pitchers, and by managers and players for reserves.

●	No official MLB All-Star Games were held in 1945 and 2020, and no official selection of players took place, due to World War II travel restrictions and the COVID-19 pandemic, respectively. Two All-Star Games were held each season from 1959 to 1962.

Asset Description

Overview and authentication:

●	Currently the only 100% complete set of All-Star Game Tickets on the PSA Registry.

●	Ranked 4th in average grade on the PSA Registry.

●	Contains tickets from every MLB All-Star Game from 1933 through 2019 (There was no All Star game played in 2020 because of COVID).

●	The 1959 PSA 8 and 1962 PSA 8 are both the highest graded examples for their respective years, POP 1 with none graded higher.

●	The 1967 PSA 8 (POP 10) and 2019 PSA 10 (POP 4) are both the highest graded examples for their respective years as well with none graded higher.

Notable Features:

PSA Graded Ticket from every MLB All Star game from 1933 through 2019.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #MLBAllStarGameTicketRunCollection going forward.

SERIES #KawhiFlawlessRainbow

Kawhi Leonard 2012-13 Panini Flawless Rookie Autographs Rainbow (/5, /10, /15 & /25))

Use of Proceeds - SERIES #KawhiFlawlessRainbow

The following illustrates the estimated use of proceeds of this Offering (including from Series #KawhiFlawlessRainbow Interests acquired by the Manager) if the Total Minimum ($167,000) is raised in this Offering and the cash portion of the asset cost is $150,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$150,000	89.82%
Broker Dealer & Escrow (2)	$2,662	1.59%
Legal	$1,250	0.75%
Marketing & Re-Authentication	$1,000	0.60%
Offering Expenses	$1,000	0.60%
Acquisition Expenses (Insurance, Maintenance, Transport) (3)	$1,000	0.60%
Sourcing Fee (cash portion) (4)	$10,000	5.99%
Total Fees and Expenses	$16,912	10.13%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$88	0.05%
Total Proceeds	$167,000	100.00%

(1)	The price that the seller/consignor has established for this asset is $200,000. The seller will contribute the asset to the Series in exchange for 10,000 Interests in the Series, which represents 25% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 75% of the agreed-upon price ($150,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager, its affiliates, or the #KawhiFlawlessRainbow Seller.
(3)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 2,000 units, which represents the portion ($10,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (168 units) for $840. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Consignment	5/5/2021
Expiration Date of Consignment	9/25/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	5%
Sourcing Fee Payable in Cash	5%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #

Investment Overview #KawhiFlawlessRainbow

●	Upon completion of the SERIES #KawhiFlawlessRainbow Offering, SERIES #KawhiFlawlessRainbow will purchase a Kawhi Leonard 2012-13 Panini Flawless Rookie Autographs Rainbow (/5, /10, /15 & /25) (The “Underlying Asset” with respect to SERIES #KawhiFlawlessRainbow, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Kawhi Leonard, nicknamed “the Claw” or “Klaw”, is among the top players in the game today.

●	A two-time NBA Champion and finals MVP, Kawhi has been named to five NBA All-Star teams including an All-Star Game MVP, four All-NBA Teams, 6 NBA All-Defense teams and the NBA All-Rookie team.

●	He has won the NBA Defensive Player of the year twice and was named the AP Athlete of the Year in 2019.

Asset Description

Overview and authentication:

●	Panini Flawless Basketball is considered one of the premier high-end modern basketball products. Rookie Patch Autographs and Rookie Autographs from this product are among the most sought after and frequently bring record prices at auction.

●	This offering contains FOUR Kawhi Leonard Flawless Rookie Autograph cards, varying in rarity. The offering is composed of one Emerald /5, one Gold /10, one Ruby /15 and one Base Autograph /25.

●	The Emerald /5 received a grade of BGS 9.5, making it a POP 1 and the highest graded example out of 3 submissions.

●	The Gold /10, Ruby /15 and Base /25 all received grades of PSA 10, making them all POP 1s.

●	This offering not only contains all 4 cards in the “rainbow” of Kawhi Leonard Flawless Rookie Autographs but also all POP 1 highest graded examples for each parallel, making this one of, if not the rarest collections of Kawhi Leonard rookie cards.

Notable Features:

●	These cards feature Leonard in his Spurs jersey mid-dribble with the ball in his left hand. Congratulatory statements on the card’s backs attest to the authenticity of the signatures, and serve as Panini’s COA.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #KawhiFlawlessRainbow going forward.

SERIES #JordanLastDanceSneakers

Michael Jordan 1998 NBA Finals Game 2 Game Worn AJ 13 Sneakers

Use of Proceeds - SERIES #JordanLastDanceSneakers

The following illustrates the estimated use of proceeds of this Offering (including from Series #JordanLastDanceSneakers Interests acquired by the Manager) if the Total Minimum ($1,200,000) is raised in this Offering and the asset cost is $1,114,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$1,114,000	92.83%
Broker Dealer & Escrow (1)	$12,372	1.03%
Legal	$1,240	0.10%
Marketing & Re-Authentication	$3,500	0.29%
Offering Expenses	$1,000	0.08%
Acquisition Expenses (Insurance, Maintenance, Transport) (2)	$1,000	0.08%
Sourcing Fee (cash portion) (3)	$66,840	5.57%
Total Fees and Expenses	$85,952	7.16%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$48	0.00%
Total Proceeds	$1,200,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 8,912 units, which represents the portion ($44,560) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (1200 units) for $6,000. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	6/10/2021
Expiration Date of Agreement	12/31/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	4.00%
Sourcing Fee Payable in Cash	6.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #JordanLastDanceSneakers

Investment Overview

●	Upon completion of the SERIES #JordanLastDanceSneakers Offering, SERIES #JordanLastDanceSneakers will purchase a Michael Jordan 1998 NBA Finals Game 2 Game Worn AJ 13 Sneakers (The “Underlying Asset” with respect to SERIES #JordanLastDanceSneakers, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Often referred to as “MJ”, “His Airness” or “Air Jordan”, Michael Jordan is almost universally considered the greatest to ever play the game of basketball and one of the most culturally relevant athletes in the entire world.

●	Drafted 3rd overall in the 1984 NBA Draft after Hakeem Olajuwon and Sam Bowie, Michael Jordan played 15 seasons in the NBA, winning 6 NBA Titles with the Chicago Bulls.

●	He was also a 5 time NBA MVP, 10 time NBA scoring leader, 14 time NBA All-Star, 1984 NBA Rookie of the Year and 2 time Olympic Gold Medalist. He was inducted into the Basketball Hall of Fame in 2009 and received the Presidential Medal of Freedom in 2016, the highest civilian award.

●	From his Air Jordan brand with Nike to his appearances in film and television Jordan’s cultural significant and relevance cannot be overstated, making him one of the most recognizable and popular figures in the world.

Asset Description

Overview and authentication:

●	This offering contains a Michael Jordan’s AJ13 Sneakers Worn on June 5, 1998 in Game 2 of the 1998 NBA Finals in Utah “The Final Bred’s”.

●	The shoes have been photomatched by Meigray

●	Jordan scored 37 points and recorded 3 assists and 5 rebounds in the 93-88 victory.

●	Accompanied by letter of provenance from locker room attendant Preston Truman.

Notable Features:

●	These shoes were worn in the NBA Finals featured in “The Last Dance” documentary.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #JordanLastDanceSneakers going forward.

SERIES #LeBron2019LakersChampionshipYearSneakers

LeBron James 2019 Championship Season Game Worn Sneakers

Use of Proceeds - SERIES #LeBron2019LakersChampionshipYearSneakers

The following illustrates the estimated use of proceeds of this Offering (including from Series #LeBron2019LakersChampionshipYearSneakers Interests acquired by the Manager) if the Total Minimum ($105,000) is raised in this Offering and the asset cost is $95,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$95,000	90.48%
Broker Dealer & Escrow (1)	$2,097	2.00%
Legal	$1,000	0.95%
Marketing & Re-Authentication	$150	0.14%
Offering Expenses	$1,000	0.95%
Acquisition Expenses (Insurance, Maintenance, Transport) (2)	$1,000	0.95%
Sourcing Fee (cash portion) (3)	$4,750	4.52%
Total Fees and Expenses	$9,997	9.52%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$3	0.00%
Total Proceeds	$105,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 950 units, which represents the portion ($4,750) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (106 units) for $530. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	6/10/2021
Expiration Date of Agreement	12/31/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	5%
Sourcing Fee Payable in Series Equity Interest	5%
Sourcing Fee Payable in Cash

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #LeBron2019LakersChampionshipYearSneakers

Investment Overview

●	Upon completion of the SERIES #LeBron2019LakersChampionshipYearSneakers Offering, SERIES #LeBron2019LakersChampionshipYearSneakers will purchase a LeBron James 2019 Championship Season Game Worn Sneakers (The “Underlying Asset” with respect to SERIES #LeBron2019LakersChampionshipYearSneakers, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Frequently discussed as one of the greatest basketball players of all time, LeBron James is certainly one of America’s most influential and popular athletes of his generation.

●	James has won three NBA Championships, three NBA Finals MVP Awards, and four NBA’s Most Valuable Player Awards.

●	James is the three-time AP Athlete of the Year and two-time Sports Illustrated Sportsperson of the Year.

●	After winning two championships with the Miami Heat, LeBron triumphantly returned to the Cavaliers and brought the city of Cleveland its first major professional sports championship since 1964, and the first ever championship won by the Cleveland Cavaliers franchise.

Asset Description

Overview and authentication:

●	This offering contains the sneakers worn by Lebron James during his Championship Season in 2019.

●	James finished the 2019-20 season averaging 25 points, 8 rebounds and 10 assists per game, culminating in winning the NBA Championship.

●	These sneakers have been photomatched for game use by Meigray and have been signed and inscribed by LeBron James

●	Worn 12/17/19 vs Pacers (20 points, 9 rebounds, 9 assists)

●	LeBron XVII Low (Multi/White-Black) Basketball shoes.

Notable Features:

Sneakers worn during 2019 Championship season

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #LeBron2019LakersChampionshipYearSneakers going forward.

SERIES #TimDuncanSpursJersey

Tim Duncan 2013-14 Game Worn San Antonio Spurs Jersey

Use of Proceeds - SERIES #TimDuncanSpursJersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #TimDuncanSpursJersey Interests acquired by the Manager) if the Total Minimum ($29,750) is raised in this Offering and the asset cost is $25,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$25,000	84.03%
Broker Dealer & Escrow (1)	$1,384	4.65%
Legal	$500	1.68%
Marketing & Re-Authentication	$75	0.25%
Offering Expenses	$1,000	3.36%
Acquisition Expenses (Insurance, Maintenance, Transport) (2)	$525	1.76%
Sourcing Fee (cash portion) (3)	$1,250	4.20%
Total Fees and Expenses	$4,734	15.91%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$17	0.06%
Total Proceeds	$29,750	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 250 units, which represents the portion ($1,250) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (30 units) for $150. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	6/10/2021
Expiration Date of Agreement	12/31/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	5.00%
Sourcing Fee Payable in Cash	5.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #TimDuncanSpursJersey

Investment Overview

●	Upon completion of the SERIES #TimDuncanSpursJersey Offering, SERIES #TimDuncanSpursJersey will purchase a Tim Duncan 2013-14 Game Worn San Antonio Spurs Jersey (The “Underlying Asset” with respect to SERIES #TimDuncanSpursJersey, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Tim Duncan, nicknamed “The Big Fundamental”, is widely regarded as the greatest Power Forward in league history.

●	Selected with the 1st Overall Pick of the 1997 Draft by the San Antonio Spurs, Duncan spent his entire 19 year career there.

●	Duncan’s career accolades include 5x NBA Champion, 2x NBA MVP, 15x All Star, 10x All-NBA First Team, 1998 NBA Rookie of the Year.

●	He was inducted into the Basketball Hall of Fame in 2020, becoming a first ballot entry.

Asset Description

Overview and authentication:

●	This offering contains the Silver alternate jersey worn by Tim Duncan throughout the 2013-14 season.

●	The jersey has been photomatched for game use by Meigray

●	Duncan finished the 2013-14 season averaging 15 points, 10 rebounds and 3 assists.

●	February 1, 2014 vs Kings (23 points, 17 rebounds, 5 assists)

●	March 14, 2014 vs Lakers (9 points, 8 rebounds, 2 assists)

●	March 16, 2014 vs Jazz (16 points, 6 rebounds, 6 assists)

●	March 29, 2014 vs Pelicans (12 points, 8 rebounds, 6 assists)

Notable Features:

Silver Spurs Alternate jersey

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #TimDuncanSpursJersey going forward.

SERIES #WillieMays1968Jersey

1968 Willie Mays Game Worn Home Jersey MEARS 9.5

Use of Proceeds - SERIES #WillieMays1968Jersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #WillieMays1968Jersey Interests acquired by the Manager) if the Total Minimum ($265,000) is raised in this Offering and the asset cost is $250,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$250,000	94.34%
Broker Dealer & Escrow (1)	$3,662	1.38%
Legal	$1,250	0.47%
Marketing & Re-Authentication	$325	0.12%
Offering Expenses	$1,250	0.47%
Acquisition Expenses (Insurance, Maintenance, Transport) (2)	$1,000	0.38%
Sourcing Fee (cash portion) (3)	$7,500	2.83%
Total Fees and Expenses	$14,987	5.66%
Cash on Series Balance Sheet (including Manager’s portion of Sourcing Fee used to acquire Interests)	$13	0.01%
Total Proceeds	$265,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates.
(2)	To the extent that Acquisition Expenses are lower than anticipated, or proceeds in excess of the Total Minimum are received in the Offering, any overage would be maintained in an operating account for future Operating Expenses.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 1,750 units, which represents the portion ($17,500) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (133 units) for $1,330. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	6/3/2021
Expiration Date of Agreement	12/31/2021
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10%
Sourcing Fee Payable in Series Equity Interest	7%
Sourcing Fee Payable in Cash	3%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR, (ii) the Offering Expenses (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the cash portion of the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series. Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company is not expected to keep any of the proceeds from the Series Offering. The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #WillieMays1968Jersey

Investment Overview

●	Upon completion of the SERIES #WillieMays1968Jersey Offering, SERIES #WillieMays1968Jersey will purchase a 1968 Willie Mays Game Worn Home Jersey MEARS 9.5 (The “Underlying Asset” with respect to SERIES #WillieMays1968Jersey, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	With his ability to make the spectacular seem commonplace and his positive demeanor, it’s little wonder that Willie Mays was, is, and always will be one of baseball’s most beloved figures.

●	Over his 22-year career -- and that’s a number we’re likely to never see again -- the Say Hey Kid racked up a pair of MVP awards, a World Series ring, a batting title, and a whopping 12 Gold Gloves.

●	With a rare combination of speed and power, Mays led the league four times in home runs and four times in stolen bases. His 660 homers is the sixth-most in MLB history, and his 338 swipes ties him for 122nd on the all-time list.

●	Mays entranced both coasts (and everywhere in between), beginning his career with a Giants franchise that moved from New York to San Francisco before his seventh season in the league, then wrapping it up back in NYC with the Mets.

●	None other than Ted Williams said, “They made the All-Star Game for Willie Mays.”

Asset Description

Overview and authentication:

●	This offering contains a Game Worn and Autographed Willie Mays jersey from 1968.

●	The jersey has been given a grade of A9.5 from Mears, the leading game used equipment authenticator.

●	Also comes with provenance from the Dick Dobbins collection, one of the largest Bay Area memorabilia collections.

●	This jersey sold via Goldin Auctions in May of 2018 for $92,063. Since May of 2018 Willie Mays 1951 Bowman Rookie cards in a PSA 8 have gone from $40,800 to $234,000.

Notable Features:

Comes with authentication letters from MEARS (including photo opinions) as well as the Dick Dobbins collection.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #WillieMays1968Jerseygoing forward.

SERIES #MANTLE1969TOPPS9

Mickey Mantle 1969 Topps PSA 9

Use of Proceeds - SERIES #MANTLE1969TOPPS9

The following illustrates the estimated use of proceeds of this Offering (including from Series #MANTLE1969TOPPS9 Interests acquired by the Manager) if the Total Minimum ($25,000) is raised in this Offering and the cash portion of the asset cost is $24,940.

	Dollar Amount		Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)		$24,940	99.76%
Broker Dealer & Escrow Fees (2)	$	*	0.00%
Legal Expenses (2)	$	*	0.00%
Sourcing Fee (cash portion) (3)		$0	0.00%
Total Fees and Expenses	$	*	0.00%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)		$60	0.02%
Total Proceeds		$25,000	100.00%

(1)	The price that the seller/consignor has established for this asset is $29,000. The seller will contribute the asset to the Series in exchange for 812 Interests in the Series, which represents 14.00% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 86.00% of the agreed-upon price ($24,940) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates or to the seller/consignor of the Asset. All expenses of the offering will be paid by the Manager, including out of Excess Cash. The Broker-Dealer fee in this case is $1,249, which is being paid directly by the Manager. The Escrow Fee is $100 per Series which is also being paid directly by the Manager. The Legal expense per Series is approximately $350 which is being paid directly by the Manager.
(3)	The Manager has elected to receive its entire Sourcing Fee ($2,900) in units (580 units). The Manager also will purchase an additional 0.5% interest (26 units) for $130. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	6/30/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10.00%
Sourcing Fee Payable in Series Equity Interest	10.00%
Sourcing Fee Payable in Cash	0.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and Series is expected to directly pay future Series Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #MANTLE1969TOPPS9

Investment Overview

●	Upon completion of the SERIES #MANTLE1969TOPPS9 Offering, SERIES #MANTLE1969TOPPS9 will purchase a Mickey Mantle 1969 Topps PSA 9 (The “Underlying Asset” with respect to SERIES #MANTLE1969TOPPS9, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Also known as “The Mick” and “The Commerce Comet”, Mickey Mantle is seen as one of the greatest baseball players of all time.

●	Mantle was a 20 time All-Star, 7 time World Series Champ and 3 time MVP. He achieved the Triple Crown achievement in 1956 and led the league in Home Runs 4 times.

●	Mantle was elected to the Baseball Hall of Fame in 1974 and the Major League Baseball All-Century Team in 1999.

●	Mantle still holds the World Series records for most Home Runs, RBIs, extra-base hits, runs, walks and total bases.

Asset Description

Overview and authentication:

●	The offering contains a 1969 Mickey Mantle Topps baseball card.

●	Graded a 9 by PSA, sports collectibles leading grading agency.

●	There are only 2 examples graded PSA 9, with 1 graded higher excluding qualifiers.

●	Mickey Mantle is one of the most collectible athletes of all time.

●	All of Mantle’s career stats can be seen on his 1969 Topps #500 finale.

Notable Features:

●	According to PSA, “There is a variation to the 1969 Topps card. The White Letter Mantle was produced in limited quantities, along with several other players in the set. Instead of printing the player’s last name in yellow, it was done with white lettering. Was this a simple error at the factory or was it the product of something more sinister, perhaps a ploy to sell more packs? A seemingly “random” error that just happened to impact Mantle on his final Topps card? We’ll never know for sure, but the variation left us with one of the great Mantle cards to collect, one that seems appropriate for the magnitude of Mantle. It was the equivalent to a walk-off home run to end a hobby career.”

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #Mantle1969Topps9 forward.

SERIES #MANTLE1967TOPPS9

Mickey Mantle 1967 Topps PSA 9

Use of Proceeds - SERIES #MANTLE1967TOPPS9

The following illustrates the estimated use of proceeds of this Offering (including from Series #MANTLE1967TOPPS9 Interests acquired by the Manager) if the Total Minimum ($19,950) is raised in this Offering and the asset cost is $19,065.

	Dollar Amount		Percentage of Gross Cash Proceeds
Uses
Asset Cost		$19,065	95.56%
Broker Dealer & Escrow Fees (1)	$	*	0.00%
Legal Expenses (1)	$	*	0.00%
Sourcing Fee (cash portion) (2)		$0	0.00%
Total Fees and Expenses	$	*	0.00%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)		$885	0.04%
Total Proceeds		$19,950	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates or to the seller/consignor of the Asset. All expenses of the offering will be paid by the Manager, including out of Excess Cash. The Broker-Dealer fee in this case is $1,199, which is being paid directly by the Manager. The Escrow Fee is $100 per Series which is also being paid directly by the Manager. The Legal expense per Series is approximately $350 which is being paid directly by the Manager.
(2)	The Manager has elected to receive its entire Sourcing Fee ($1,525) in units (152). The Manager also will purchase an additional 0.5% interest (10 units) for $100. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	6/30/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	8.00%
Sourcing Fee Payable in Series Equity Interest	8.00%
Sourcing Fee Payable in Cash	0.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #MANTLE1967TOPPS9

Investment Overview

●	Upon completion of the SERIES #MANTLE1967TOPPS9 Offering, SERIES #MANTLE1967TOPPS9 will purchase a Mickey Mantle 1967 Topps PSA 9 (The “Underlying Asset” with respect to SERIES #MANTLE1967TOPPS9, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Also known as “The Mick” and “The Commerce Comet”, Mickey Mantle is seen as one of the greatest baseball players of all time.

●	Mantle was a 20 time All-Star, 7 time World Series Champ and 3 time MVP. He achieved the Triple Crown achievement in 1956 and led the league in Home Runs 4 times.

●	Mantle was elected to the Baseball Hall of Fame in 1974 and the Major League Baseball All-Century Team in 1999.

●	Mantle still holds the World Series records for most Home Runs, RBIs, extra-base hits, runs, walks and total bases.

Asset Description

Overview and authentication:

According to PSA Card Facts the 1967 Topps set “features large color photographs bordered by white, while the player’s name and position are printed at the top with the team identifier at the bottom...each example carries a facsimile autograph across the front.” The set is anchored by such heroes of the day and future Hall of Famers Whitey Ford, Al Kaline, Frank Robinson, Mickey Mantle, Willie Mays, Hank Aaron, Carl Yastrzemski, Roberto Clemente and Harmon Killebrew as well as rookie cards from Tom Seaver and Rod Carew.

Graded a 9 by PSA, sports collectibles leading grading agency.

There are 76 PSA 9 graded examples, with 2 receiving a higher grade out of 7,950 graded examples.

Notable Features:

The card features Mickey Mantle smiling into the camera with his Yankees hat and uniform on.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #Mantle1967Topps9 forward.

SERIES #OVECHKINSPAUTHBASKET9.5

Alex Ovechkin 2005-06 SP Authentic Autograph BGS 9.5 - 2x

Use of Proceeds - SERIES #OVECHKINSPAUTHBASKET9.5

The following illustrates the estimated use of proceeds of this Offering (including from Series #OVECHKINSPAUTHBASKET9.5 Interests acquired by the Manager) if the Total Minimum ($29,900) is raised in this Offering and the asset cost is $28,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost	$28,000	93.65%
Broker Dealer & Escrow Fees (1)	$1,398	4.67%
Legal Expenses (1)	$350	1.17%
Sourcing Fee (cash portion) (3)	$0	0.00%
Total Fees and Expenses	$1,748	5.84%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$153	0.51%
Total Proceeds	$29,900	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(2)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(3)	The Manager has elected to receive its entire Sourcing Fee ($2,392) in units (239). The Manager also will purchase an additional 0.5% interest (15 units) for $150. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	6/30/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	8.00%
Sourcing Fee Payable in Series Equity Interest	8.00%
Sourcing Fee Payable in Cash	0.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #OVECHKINSPAUTHBASKET9.5

Investment Overview

●	Upon completion of the SERIES #OVECHKINSPAUTHBASKET9.5 Offering, SERIES #OVECHKINSPAUTHBASKET9.5 will purchase a Alex Ovechkin 2005-06 SP Authentic Autograph BGS 9.5 - 2x (The “Underlying Asset” with respect to SERIES #OVECHKINSPAUTHBASKET9.5, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Often referred to as “Ovi” or “The Great Eight”, Alex Ovechkin is one of the most prolific goal scorers in the modern NHL and is widely considered one of the greatest to ever play the game.

●	As of January 2021, Ovechkin is a 8 time NHL All-Star, 9 time NHL scoring leader, 3 time NHL MVP and 2018 Stanley Cup Champion and was named one of the 100 Greatest NHL Players of all time in 2017.

●	Drafted 1st overall in the 2004 NHL Draft, Ovechkin missed the 2004-05 season due to the NHL Lockout, winning the Rookie of the Year award upon the resumption of play the following season.

●	As of January 2021, Ovechkin is just the 8th player in NHL History to have reached the 700 career goals milestone. Only Wayne Gretzky achieved the 700 goal milestone faster and at a younger age.

Asset Description

Overview and authentication:

●	This offering is TWO Alex Ovechkin 2005-06 SP Authentic Autograph BGS 9.5.

●	Out of 392 graded examples this basket represents the 2 of the 225 BGS 9.5s in existence.

●	A PSA 10 version of the card, population 41, most recently sold for $30,000 on 3/25/21.

●	These cards feature Alex Ovechkin posing in his black Capitals jersey with a bold blue signature below his portrait.

Notable Features:

●	These cards feature a congratulatory statement from Upper Deck on the back attesting to the authenticity of the autograph.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #OvechkinSPAuthBasket9.5 going forward.

SERIES #JordanExquisite8.5Flashback

Michael Jordan 2009-10 Upper Deck Exquisite Collection Rookie Patch Flashback /23 BGS 8.5

Use of Proceeds - SERIES #JordanExquisite8.5Flashback

The following illustrates the estimated use of proceeds of this Offering (including from Series #JordanExquisite8.5Flashback Interests acquired by the Manager) if the Total Minimum ($165,000) is raised in this Offering and the asset cost is $160,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost	$160,000	96.97%
Broker Dealer & Escrow Fees (1)	$2,723	1.65%
Legal Expenses (2)	$350	0.21%
Sourcing Fee (cash portion) (3)	$1,920	1.16%
Total Fees and Expenses	$4,993	3.03%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$8	0.00%
Total Proceeds	$165,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(2)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 1600 units, which represents the portion ($16,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (83 units) for $830. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	6/1/2021
Expiration Date of Agreement	6/1/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	11.20%
Sourcing Fee Payable in Series Equity Interest	10.00%
Sourcing Fee Payable in Cash	1.20%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #JordanExquisite8.5Flashback

Investment Overview

●	Upon completion of the SERIES #JordanExquisite8.5Flashback Offering, SERIES #JordanExquisite8.5Flashback will purchase a Michael Jordan 2009-10 Upper Deck Exquisite Collection Rookie Patch Flashback /23 BGS 8.5 (The “Underlying Asset” with respect to SERIES #JordanExquisite8.5Flashback, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Often referred to as “MJ”, “His Airness” or “Air Jordan”, Michael Jordan is almost universally considered the greatest to ever play the game and one of the most culturally relevant athletes in the entire world.

●	Drafted 3rd overall in the 1984 NBA Draft after Hakeem Olajuwon and Sam Bowie, Michael Jordan played 15 seasons in the NBA, winning 6 NBA Titles with the Chicago Bulls.

●	He was also a 5 time NBA MVP, 10 time NBA scoring leader, 14 time NBA All-Star, 1984 NBA Rookie of the Year and 2 time Olympic Gold Medalist. He was inducted into the Basketball Hall of Fame in 2009 and received the Presidential Medal of Freedom in 2016, the highest civilian award.

●	From his Air Jordan brand with Nike to his appearances in film and television Jordan’s cultural significant and relevance cannot be overstated, making him one of the most recognizable and popular figures in the world.

Asset Description

Overview and authentication:

●	Exquisite Collection basketball cards are widely considered the premier cards in the hobby, routinely being called “fine-art equivalents”.

●	Exquisite Basketball is notoriously difficult to find in high grade examples due to fragile corners and edges with damage magnified by the dark colored borders.

●	Featuring both an autograph and an incredibly rare 3-color patch of game-worn jersey, this card is numbered XX/23 and graded 8.5 by BGS with a bold blue 10 autograph and 3-color patch by Beckett.

●	This Rookie Patch Flashback Autograph, graded 8.5, is one of 9 to receive that grade out of 18 total submissions with 6 graded higher.

●	A Michael Jordan Autographed Jersey Patch card from a 1997-98 Upper Deck set recently set a new record when it sold for $2,103,300 via Goldin Auctions in May of 2021.

Notable Features:

The card features Michael Jordan in his red Bulls uniform and a coveted 3 color patch.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #JordanExquisite8.5Flashback going forward.

SERIES #AARONDECADEBASKET

Hank Aaron 1961, 1963-1971 Topps PSA 9 & 1962 Topps PSA 8.5

Use of Proceeds - SERIES #AARONDECADEBASKET

The following illustrates the estimated use of proceeds of this Offering (including from Series #AARONDECADEBASKET Interests acquired by the Manager) if the Total Minimum ($79,000) is raised in this Offering and the asset cost is $75,200.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost	$75,200	95.19%
Broker Dealer & Escrow Fees (1)	$1,871	2.37%
Legal Expenses (2)	$350	0.44%
Sourcing Fee (cash portion) (3)	$1,504	1.90%
Total Fees and Expenses	$3,725	4.72%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$75	0.09%
Total Proceeds	$79,000	100.00%

(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(2)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 752 units, which represents the portion ($7,520) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (40 units) for $400. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	6/30/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12.00%
Sourcing Fee Payable in Series Equity Interest	10.00%
Sourcing Fee Payable in Cash	2.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #AARONDECADEBASKET

Investment Overview

●	Upon completion of the SERIES #AARONDECADEBASKET Offering, SERIES #AARONDECADEBASKET will purchase a Hank Aaron 1961, 1963-1971 Topps PSA 9 & 1962 Topps PSA 8.5 (The “Underlying Asset” with respect to SERIES #AARONDECADEBASKET, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Eternally synonymous with the words “home” and “run,” Hank Aaron was one of the most feared hitters of his (or any) era.

●	On April 18, 1974, Hammerin’ Hank hit his 715th dinger, breaking Babe Ruth’s seemingly unbreakable record of 714. Aaron finished his career in 1976 with 755 round-trippers.

●	While he was best-known for the longball, Aaron was one of MLB’s greatest all-around hitters, racking up 3,771 hits, the third-most in league history. His 2,297 RBIs still ranks as the most ever, and is considered to be all but impossible to top.

●	Another Aaron record that will likely never be broken: His 25 All-Star appearance. His longevity and consistency puts him in the conversation for greatest player ever.

●	As of this writing, Aaron is 86-years-old and still active in the community, spearheading multiple initiatives to aid at-risk youth.

Asset Description

Overview and authentication:

●	This offering is ELEVEN Hank Aaron Topps cards from 1961 through 1971, all graded PSA 9 except 1962 which is graded PSA 8.5.

●	Out of 2,540 submissions for 1961 only 52 received a grade of PSA 9 with none graded higher.

●	Out of 2,398 submissions for 1962 only six received a grade of PSA 8.5 with 18 graded higher.

●	Out of 2,276 submissions for 1963 only 36 received a grade of PSA 9 with one graded higher.

●	Out of 2,879 submissions for 1964 only 83 received a grade of PSA 9 with eight graded higher.

●	Out of 3,642 submissions for 1965 only 105 received a grade of PSA 9 with three graded higher.

●	Out of 1,808 submissions for 1966 only 50 received a grade of PSA 9 with four graded higher.

●	Out of 2,960 submissions for 1967 only 69 received a grade of PSA 9 with none graded higher.

●	Out of 3,362 submissions for 1968 only 160 received a grade of PSA 9 with five graded higher.

●	Out of 3,047 submissions for 1969 only 64 received a grade of PSA 9 with four graded higher.

●	Out of 2,650 submissions for 1970 only 80 received a grade of PSA 9 with six graded higher.

●	Out of 3,023 submissions for 1971 only 39 received a grade of PSA 9 with four graded higher.

Notable Features:

●	This basket features one Hank Aaron Topps card from every year from 1961 through 1971

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #AaronDecadeBasket going forward.

SERIES #LeBronCredentials

LeBron James 2003-04 Credentials Now /102 BGS 9.5

Use of Proceeds - SERIES #LeBronCredentials

The following illustrates the estimated use of proceeds of this Offering (including from Series #LeBronCredentials Interests acquired by the Manager) if the Total Minimum ($175,000) is raised in this Offering and the asset cost is $175,000.

	Dollar Amount		Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)		$175,000	100.00%
Broker Dealer & Escrow Fees (1)	$	*	0%
Legal Expenses (1)	$	*	0%
Sourcing Fee (cash portion) (2)		$0	0%
Total Fees and Expenses	$	*	0%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)		$0	0%
Total Proceeds		$175,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates or to the seller/consignor of the Asset. All expenses of the offering will be paid by the Manager. The Broker-Dealer fee in this case is $2,741, which is being paid directly by the Manager. The Escrow Fee is $100 per Series which is also being paid directly by the Manager. The Legal expense per Series is approximately $350 which is being paid directly by the Manager.
(2)	The Manager has elected to receive its entire Sourcing Fee ($21,000) in units (4,200). The Manager also will purchase an additional 0.5% interest (176 units) for $880. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	5/1/2021
Expiration Date of Agreement	9/1/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12.00%
Sourcing Fee Payable in Series Equity Interest	12.00%
Sourcing Fee Payable in Cash	0.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #LeBronCredentials

Investment Overview

●	Upon completion of the SERIES #LeBronCredentials Offering, SERIES #LeBronCredentials will purchase a LeBron James 2003-04 Credentials Now /102 BGS 9.5 (The “Underlying Asset” with respect to SERIES #LeBronCredentials, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Frequently discussed as one of the greatest basketball players of all time, LeBron James is certainly one of America’s most influential and popular athletes of his generation.

●	James has won three NBA Championships, three NBA Finals MVP Awards, and four NBA’s Most Valuable Player Awards.

●	James is the three-time AP Athlete of the Year and two-time Sports Illustrated Sportsperson of the Year.

●	After winning two championships with the Miami Heat, LeBron triumphantly returned to the Cavaliers and brought the city of Cleveland its first major professional sports championship since 1964, and the first ever championship won by the Cleveland Cavaliers franchise.

Asset Description

Overview and authentication:

●	Goldin Auctions states, “A visually striking and seldom-offered Rookie Card. This sought-after portrayal of the future Hall of Famer delivers an impressive, unforgettable presentation. The image of the young Cavaliers superstar seems to come alive for the viewer, as the kinetic figure appears barely restrained from escaping the confines of the creatively designed card’s partially transparent, physical dimensions.”

●	Graded a 9.5 by BGS (with subgrades of 10, 10, 9.5 and 9), this card is one of 21 to have received a 9.5 out of the 90 submitted examples, and one of only TWO to have received a pair of 10 subgrades.

Notable Features:

Features an image of LeBron in a red Cavaliers uniform mid-dribble. Stamped with serial number 078/102.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #LeBronCredentials going forward.

SERIES #MANTLE1965TOPPS9

Mickey Mantle 1965 Topps PSA 9

Use of Proceeds - SERIES #MANTLE1965TOPPS9

The following illustrates the estimated use of proceeds of this Offering (including from Series #MANTLE1965TOPPS9 Interests acquired by the Manager) if the Total Minimum ($35,250) is raised in this Offering and the cash portion of the asset cost is $25,920.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$25,920	73.53%
Broker Dealer & Escrow Fees (2)	$1,403	3.98%
Legal Expenses (3)	$350	0.99%
Sourcing Fee (cash portion) (3)(4)	$4,800	13.62%
Total Fees and Expenses	$6,553	18.59%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$2,777	7.88%
Total Proceeds	$35,250	100.00%

(1)	The price that the seller/consignor has established for this asset is $32,000. The seller will contribute the asset to the Series in exchange for 1,500 Interests in the Series, which represents 23.44% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 76.56% of the agreed-upon price ($25,920) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates or to the seller/consignor of the Asset.
(3)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 192 units, which represents the portion ($960) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (36 units) for $180. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	6/30/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10.00%
Sourcing Fee Payable in Series Equity Interest	3.00%
Sourcing Fee Payable in Cash	15.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and Series is expected to directly pay future Series Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #MANTLE1965TOPPS9

Investment Overview

●	Upon completion of the SERIES #MANTLE1965TOPPS9 Offering, SERIES #MANTLE1965TOPPS9 will purchase a Mickey Mantle 1965 Topps PSA 9 (The “Underlying Asset” with respect to SERIES #MANTLE1965TOPPS9, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Also known as “The Mick” and “The Commerce Comet”, Mickey Mantle is seen as one of the greatest baseball players of all time.

●	Mantle was a 20 time All-Star, 7 time World Series Champ and 3 time MVP. He achieved the Triple Crown achievement in 1956 and led the league in Home Runs 4 times.

●	Mantle was elected to the Baseball Hall of Fame in 1974 and the Major League Baseball All-Century Team in 1999.

●	Mantle still holds the World Series records for most Home Runs, RBIs, extra-base hits, runs, walks and total bases.

Asset Description

Overview and authentication:

●	According to PSA Card Facts, the 1965 Topps set “is recognized for its abundance of the day’s heroes, including Hank Aaron, Ernie Banks, Roberto Clemente, Sandy Koufax, Mickey Mantle, Willie Mays, Joe Morgan, Phil Niekro and Carl Yastrzemski, as well as the Rookie of future Hall of Famer Steve Carlton”.

●	Graded a 9 by PSA, sports collectibles leading grading agency.

●	There are 57 PSA 9 graded examples, with NONE receiving a higher grade out of 4,996 graded examples.

Notable Features:

●	The card feature Mantle in his classic Yankees pinstripes swinging a baseball bat.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #Mantle1965Topps9 forward.

SERIES #MAGICBIRDDRJ1980PSA9

Magic Johnson, Larry Bird & Julius Erving 1980 Topps PSA 9

Use of Proceeds - SERIES #MAGICBIRDDRJ1980PSA9

The following illustrates the estimated use of proceeds of this Offering (including from Series #MAGICBIRDDRJ1980PSA9 Interests acquired by the Manager) if the Total Minimum ($29,950) is raised in this Offering and the asset cost is $28,500.

	Dollar Amount		Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)		$28,500	95.16%
Broker Dealer & Escrow Fees (1)	$	*	0%
Legal Expenses (1)	$	*	0%
Sourcing Fee (cash portion) (2)		$0	0%
Total Fees and Expenses		$0	0%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)		$1,450	0.4%
Total Proceeds		$29,950	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates or to the seller/consignor of the Asset. All expenses of the offering will be paid by the Manager, including out of Excess Cash. The Broker-Dealer fee in this case is $1,298, which is being paid directly by the Manager. The Escrow Fee is $100 per Series which is also being paid directly by the Manager. The Legal expense per Series is approximately $350 which is being paid directly by the Manager.
(2)	The Manager has elected to receive its entire Sourcing Fee ($3,000) in units (600). The Manager also will purchase an additional 0.5% interest (30 units) for $150. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	6/30/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10.00%
Sourcing Fee Payable in Series Equity Interest	10.00%
Sourcing Fee Payable in Cash	0.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #MAGICBIRDDRJ1980PSA9

Investment Overview

●	Upon completion of the SERIES #MAGICBIRDDRJ1980PSA9 Offering, SERIES #MAGICBIRDDRJ1980PSA9 will purchase a Magic Johnson, Larry Bird & Julius Erving 1980 Topps PSA 9 (The “Underlying Asset” with respect to SERIES #MAGICBIRDDRJ1980PSA9, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Earvin “Magic” Johnson, a legendary Los Angeles Lakers star, is considered one of the best players and playmakers in NBA history and credited with redefining the point guard role. Renowned for his dazzling skillset, “Showtime” style, ability to play all five positions and larger than life persona.

●	Magic’s career accolades include 5x NBA champion, 3x NBA MVP, 12x All Star, 9x NBA All-First team, and 2x Hall of Fame inductee.

●	Larry Bird, nicknamed “Larry Legend”, was a legendary Boston Celtics star and considered one of the best small forwards in NBA history. Renowned for his mastery of the fundamentals, clutch shooting, toughness, and all-around game.

●	Bird’s career accolades include 3x NBA champion, 3x NBA MVP, 12x All Star, 9x NBA All-First team, and a Hall of Fame inductee.

Asset Description

Overview and authentication:

●	This offering contains TWO 1980 Topps Scoring Leader Bird, Erving, Johnson cards in PSA 9 grades.

●	According to PSA Card Facts cards, “This is the key rookie card of the two most popular players of the 1980s. Larry Bird, a forward, and Magic Johnson, a point guard, had a competitive fire between them that started at the college level. After Bird led Indiana State to the NCAA Finals during the 1978-79 season, Magic and Michigan State ruined Bird’s dream season by defeating Indiana for the title. From that point forward, the rivalry began”.

●	These cards are two of 613 to receive a grade of 9 from PSA, with only 24 receiving a higher grade out of 8,955 submissions.

●	PSA goes on to say, “This three-player card, one that also includes Julius Erving, is notorious for having black print defects scattered across the front and is fairly difficult to find perfectly centered.”

●	CardLadder tracks sales of 1980 Topps Scoring Leader Bird, Erving, Johnson cards in PSA 9 at an average of $49,640 and rising from $24,000 to $51,600, with a high of $70,000 over the last 3 months.

Notable Features:

●	The cards feature rookie images of Larry Bird and Magic Johnson on either side of “scoring leader” Julius Erving.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #MagicBirdDrJPSA9Basket going forward.

SERIES #RoyCampanella1949BowmanPSA9

Roy Campanella 1949 Bowman PSA 9

Use of Proceeds - SERIES #RoyCampanella1949BowmanPSA9

The following illustrates the estimated use of proceeds of this Offering (including from Series #RoyCampanella1949BowmanPSA9 Interests acquired by the Manager) if the Total Minimum ($55,000) is raised in this Offering and the asset cost is $55,000.

	Dollar Amount		Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)		$55,000	100.00%
Broker Dealer & Escrow Fees (1)	$	*	0%
Legal Expenses (1)	$	*	0%
Sourcing Fee (cash portion) (2)		$0	0%
Total Fees and Expenses	$	*	0%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)		$0	0%
Total Proceeds		$55,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates or to the seller/consignor of the Asset. All expenses of the offering will be paid by the Manager. The Broker-Dealer fee in this case is $1,547 which is being paid directly by the Manager. The Escrow Fee is $100 per Series which is also being paid directly by the Manager. The Legal expense per Series is approximately $350 which is being paid directly by the Manager.
(2)	The Manager has elected to receive its entire Sourcing Fee ($6,600) in units (660). The Manager also will purchase an additional 0.5% interest (28 units) for $280. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	9/1/2021
Expiration Date of Agreement	12/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12.00%
Sourcing Fee Payable in Series Equity Interest	12.00%
Sourcing Fee Payable in Cash	0.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #RoyCampanella1949BowmanPSA9

Investment Overview

●	Upon completion of the SERIES #RoyCampanella1949BowmanPSA9 Offering, SERIES #RoyCampanella1949BowmanPSA9 will purchase a Roy Campanella 1949 Bowman PSA 9 (The “Underlying Asset” with respect to SERIES #RoyCampanella1949BowmanPSA9, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Roy Campanella, nicknamed “Campy”, is frequently discussed among the best catchers in the history of baseball.

●	played in the Negro leagues and Mexican League for 9 years before entering the minor leagues in 1946. He made his MLB debut in 1948 for the Brooklyn Dodgers.

●	His playing career ended when he was paralyzed in an automobile accident in January 1958

●	After he retired as a player as a result of the accident, Campanella held positions in scouting and community relations with the Dodgers. He was inducted into the Baseball Hall of Fame in 1969.

●	Campanella won the 1955 World Series, was an 8 time All-Star and 3 time NL MVP.

Asset Description

Overview and authentication:

●	PSA Card Facts states, “This is the only recognized rookie card of the legendary Brooklyn Dodger catcher and a key to the set.” (https://www.psacard.com/cardfacts/baseball-cards/1949-bowman/roy-campanella-84/21747)

●	They continue, “This card is a key rookie, along with cards of Richie Ashburn and Duke Snider, in the Bowman set. This card measures approximately 2-1/16” by 2½”. Border toning, poor centering and lackluster color appear to be the leading condition obstacles with this card, a card that pictures one of the greatest backstops in history.”

●	Graded a 9 by PSA, this is one of 18 to receive that grade with only 2 graded higher out of 1,159 total submissions.

●	The most recent sale of a PSA 9 was for $42,000 on 8/29/21 at the For Love of the Game auction.

Notable Features:

Graded Mint by PSA

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #RoyCampanella1949BowmanPSA9 going forward.

SERIES #HONUSWAGNER1910PSA5

Honus Wagner 1910 Tip Top Bread PSA 5

Use of Proceeds - SERIES #HONUSWAGNER1910PSA5

The following illustrates the estimated use of proceeds of this Offering (including from Series #HONUSWAGNER1910PSA5 Interests acquired by the Manager) if the Total Minimum ($75,000) is raised in this Offering and the cash portion of the asset cost is $75,000.

	Dollar Amount		Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)		$75,000	100.00%
Broker Dealer & Escrow Fees (2)	$	*	0%
Legal Expenses (2)	$	*	0%
Sourcing Fee (cash portion) (3)		$0	0%
Total Fees and Expenses	$	*	0%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)		$0	0%
Total Proceeds		$75,000	100.00%

(1)	The price that the seller/consignor has established for this asset is $89,900. The seller will contribute the asset to the Series in exchange for 1,489 Interests in the Series, which represents 16.57% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 83.43% of the agreed-upon price ($75,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates or to the seller/consignor of the Asset. All expenses of the offering will be paid by the Manager, including out of Excess Cash. The Broker-Dealer fee in this case is $1,746 which is being paid directly by the Manager. The Escrow Fee is $100 per Series which is also being paid directly by the Manager. The Legal expense per Series is approximately $350 which is being paid directly by the Manager.
(3)	The Manager has elected to receive its entire Sourcing Fee ($10,788) in units (1.078). The Manager also will purchase an additional 0.5% interest (38 units) for $380. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	6/30/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12.00%
Sourcing Fee Payable in Series Equity Interest	12.00%
Sourcing Fee Payable in Cash	0.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and Series is expected to directly pay future Series Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #HONUSWAGNER1910PSA5

Investment Overview

●	Upon completion of the SERIES #HONUSWAGNER1910PSA5 Offering, SERIES #HONUSWAGNER1910PSA5 will purchase a Honus Wagner 1910 Tip Top Bread PSA 5 (The “Underlying Asset” with respect to SERIES #HONUSWAGNER1910PSA5, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Many baseball historians consider Wagner to be the greatest shortstop ever and one of the greatest players ever. Ty Cobb himself called Wagner “maybe the greatest star ever to take the diamond”.

●	Johannes Peter “Honus” Wagner, sometimes referred to as “Hans” Wagner, was an American baseball shortstop who played 21 seasons in Major League Baseball from 1897 to 1917, almost entirely for the Pittsburgh Pirates.

●	Wagner was nicknamed “The Flying Dutchman” due to his superb speed and German heritage.

●	Wagner’s remarkable career achievements include: 8x NL Batting champion, 5x NL RBI leader, 5x NL stolen base leader, World Series champion.

●	Wagners jersey number 33 is retired by the Pittsburgh Pirates.

●	In 1936, the Baseball Hall of Fame inducted Wagner as one of the first five members. He received the second-highest vote total, behind Ty Cobb’s 222 and tied with Babe Ruth at 215.

Asset Description

Overview and authentication:

●	According to Heritage Auctions, “While the issue may not be familiar to the casual collector, the image most assuredly is. It’s an artful reimagining of Carl Horner’s definitive photographic portrait, the same image utilized for the creation of the short-printed T206 tobacco card which serves as the hobby’s most coveted and valuable cardboard. Though the Tip Top issue has never achieved the pronounced level of fame that the industry’s leading tobacco set enjoys, it’s a strong contender in considerations of scarcity, aesthetics and historical import.”

●	The rather flimsy paper stock utilized in the set’s creation is largely to blame for the scarcity and condition issues, this card received a grade of PSA 5.

●	This card is one of three to receive a grade of PSA 5 out of 25 submissions, with no cards receiving a higher grade.

●	A PSA 5 most recently sold via Heritage Auctions for $75,000 on 2/28/21.

Notable Features:

●	This card represents one of the 3 highest graded examples in existence.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #HonusWagner1910PSA5 going forward.

SERIES #LeBronJamesBlockSeries1TopShot

LeBron James Block From The Top Series 1 Legendary Top Shot

Use of Proceeds - SERIES #LeBronJamesBlockSeries1TopShot

The following illustrates the estimated use of proceeds of this Offering (including from Series #LeBronJamesBlockSeries1TopShot Interests acquired by the Manager) if the Total Minimum ($20,000) is raised in this Offering and the cash portion of the asset cost is $14,999.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$14,999	74.99%
Broker Dealer & Escrow Fees (2)	$1,299	6.50%
Legal Expenses (3)	$350	1.75%
Sourcing Fee (cash portion) (3)(4)	$0	0.00%
Total Fees and Expenses	$1,649	8.25%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$3,353	16.76%
Total Proceeds	$20,000	100.00%

(1)	The price that the seller/consignor has established for this asset is $55,000. The seller will contribute the asset to the Series in exchange for 4,000 Interests in the Series, which represents 72.73% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 27.27% of the agreed-upon price ($14,999) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates or to the seller/consignor of the Asset.
(3)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee
(4)	The Manager has elected to receive its entire Sourcing Fee ($6,600) in units (660). The Manager also will purchase an additional 0.5% interest (10 units) for $100. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	1/17/2022
Expiration Date of Agreement	12/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12.00%
Sourcing Fee Payable in Series Equity Interest	12.00%
Sourcing Fee Payable in Cash	0.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and Series is expected to directly pay future Series Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #LeBronJamesBlockSeries1TopShot

Investment Overview

●	Upon completion of the SERIES #LeBronJamesBlockSeries1TopShot Offering, SERIES #LeBronJamesBlockSeries1TopShot will purchase a LeBron James Block From The Top Series 1 Legendary Top Shot (The “Underlying Asset” with respect to SERIES #LeBronJamesBlockSeries1TopShot, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Frequently discussed as one of the greatest basketball players of all time, LeBron James is certainly one of America’s most influential and popular athletes of his generation.

●	James has won three NBA Championships, three NBA Finals MVP Awards, and four NBA’s Most Valuable Player Awards.

●	James is the three-time AP Athlete of the Year and two-time Sports Illustrated Sportsperson of the Year.

●	After winning two championships with the Miami Heat, LeBron triumphantly returned to the Cavaliers and brought the city of Cleveland its first major professional sports championship since 1964, and the first ever championship won by the Cleveland Cavaliers franchise.

Asset Description

Overview and authentication:

●	NBA Top Shot is the biggest mainstream example of digital collectible cards. You can think of them as trading cards, but instead of being printed on card, they’re kept on the blockchain. This means you can keep them in your digital wallet and send them to other people, or sell them in online marketplaces

●	Similar to trading cards, there are multiple cards for each moment. Packs are released in various sizes, with smaller packs increasing the rarity of the cards.

●	The common tier includes packs that have 10,000 cards or more. The rare tier has packs of 150 to 4,999 cards and the legendary tier limits them to 25 to 499 cards.

●	Presented in this offering is a Legendary clip #4/59 for LeBron James and his chase-down block on 11/25/19.

●	Described as “Los Angeles Lakers superstar LeBron James protects the rim with a picture-perfect chasedown block against Western Conference rivals the San Antonio Spurs on November 25, 2019”

●	Other serial numbers of this TopShot clip have sold from between $1,750 and $100,000 since January of 2021.

Notable Features:

Part of TopShot Series 1

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #LeBronJamesBlockSeries1TopShot going forward.

SERIES LeBronRookieShoes

LeBron James 2003-04 Rookie Season Game Worn Sneakers

Use of Proceeds - SERIES LeBronRookieShoes

The following illustrates the estimated use of proceeds of this Offering (including from Series LeBronRookieShoes Interests acquired by the Manager) if the Total Minimum ($450,000) is raised in this Offering and the asset cost is $400,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost	$400,000	88.89%
Broker Dealer & Escrow Fees (1)	$5,138	1.14%
Legal Expenses (2)	$350	0.08%
Sourcing Fee (cash portion) (3)	$44,000	9.78%
Total Fees and Expenses	$49,488	11.00%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$513	0.11%
Total Proceeds	$450,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(2)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 3200 units, which represents the portion ($16,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (450 units) for $2,250. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	8/25/2021
Expiration Date of Agreement	6/30/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	15.00%
Sourcing Fee Payable in Series Equity Interest	4.00%
Sourcing Fee Payable in Cash	11.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES LeBronRookieShoes

Investment Overview

●	Upon completion of the SERIES LeBronRookieShoes Offering, SERIES LeBronRookieShoes will purchase a LeBron James 2003-04 Rookie Season Game Worn Sneakers (The “Underlying Asset” with respect to SERIES LeBronRookieShoes, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Frequently discussed as one of the greatest basketball players of all time, LeBron James is certainly one of America’s most influential and popular athletes of his generation.

●	James has won three NBA Championships, three NBA Finals MVP Awards, and four NBA’s Most Valuable Player Awards.

●	James is the three-time AP Athlete of the Year and two-time Sports Illustrated Sportsperson of the Year.

●	After winning two championships with the Miami Heat, LeBron triumphantly returned to the Cavaliers and brought the city of Cleveland its first major professional sports championship since 1964, and the first ever championship won by the Cleveland Cavaliers franchise.

Asset Description

Overview and authentication:

●	LeBron James 2003-04 Rookie Season Game Worn Sneakers.

●	Photomatched by Meigray to 3 games during the 2003-04 season.

Notable Features:

LeBron James Game Worn Sneakers

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #LeBronRookieShoes going forward.

SERIES #MbappeOrangeChrome9.5

Kylian Mbappe 2017-18 Topps Chrome UEFA Champions League Orange Refractor BGS 9.5

Use of Proceeds - SERIES #MbappeOrangeChrome9.5

The following illustrates the estimated use of proceeds of this Offering (including from Series #MbappeOrangeChrome9.5 Interests acquired by the Manager) if the Total Minimum ($49,500) is raised in this Offering and the asset cost is $45,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost	$45,000	90.91%
Broker Dealer & Escrow Fees (1)	$1,570	3.17%
Legal Expenses (2)	$350	0.71%
Sourcing Fee (cash portion) (3)	$2,250	4.55%
Total Fees and Expenses	$4,170	8.42%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$330	0.67%
Total Proceeds	$49,500	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(2)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 810 units, which represents the portion ($4,050) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (50 units) for $250. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	12/1/2021
Expiration Date of Agreement	6/1/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	14.00%
Sourcing Fee Payable in Series Equity Interest	9.00%
Sourcing Fee Payable in Cash	5.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #MbappeOrangeChrome9.5

Investment Overview

●	Upon completion of the SERIES #MbappeOrangeChrome9.5 Offering, SERIES #MbappeOrangeChrome9.5 will purchase a Kylian Mbappe 2017-18 Topps Chrome UEFA Champions League Orange Refractor BGS 9.5 (The “Underlying Asset” with respect to SERIES #MbappeOrangeChrome9.5, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Kylian Mbappe is a French professional footballer who plays as a forward for Ligue 1 club Paris Saint-Germain as well as the French National Team.

●	Considered one of the most promising and electrifying young players in the world at only 22 years of age, Mbappe became the youngest French player to score at a World Cup, and became the second teenager, after Pelé, to score in a World Cup Final in 2018.

●	Mbappé won three Ligue 1 titles, three Coupe de France titles, was named Ligue 1 Player of the Year twice, and has finished as Ligue 1 top scorer for three consecutive seasons. He is also the third-highest goalscorer in Paris Saint-Germain history.

Asset Description

Overview and authentication:

●	This offering contains a 2017-18 Topps Chrome UEFA Champions League Orange Refractor.

●	Graded a 9.5 by BGS, this card is one of 3 to receive that grade with only 2 graded higher.

●	The Orange Refractor is one of the rarest variations, numbered out of only 25.

●	PWCC describes a gold refractor (which is /50) as “by far, one of his most attractive rookie cards...All told, we love the investment future on this card and strongly feel that Mbappe will be one of the all-time greats. This card could very well double in value should PSG win the Champions League soon. Only deserving of the finest portfolio.” (https://www.pwccmarketplace.com/items/2387620)

Notable Features:

The card features Kylian Mbappe in his blue uniform against an orange background

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #MbappeOrangeChrome9.5 going forward.

SERIES #LBJKOBETOPPSBASKET

Kobe Bryant 1996-97 Topps and LeBron James 2003-04 Topps BGS 10s

Use of Proceeds - SERIES #LBJKOBETOPPSBASKET

The following illustrates the estimated use of proceeds of this Offering (including from Series #LBJKOBETOPPSBASKET Interests acquired by the Manager) if the Total Minimum ($15,000) is raised in this Offering and the asset cost is $15,000.

	Dollar Amount		Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)		$15,000	100.00%
Broker Dealer & Escrow Fees (1)	$	*	0%
Legal Expenses (1)	$	*	0%
Sourcing Fee (cash portion) (2)		$0	0%
Total Fees and Expenses	$	*	0%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)		$0	0%
Total Proceeds		$15,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates or to the seller/consignor of the Asset. All expenses of the offering will be paid by the Manager. The Broker-Dealer fee in this case is $1,149 which is being paid directly by the Manager. The Escrow Fee is $100 per Series which is also being paid directly by the Manager. The Legal expense per Series is approximately $350 which is being paid directly by the Manager.
(2)	The Manager has elected to receive its entire Sourcing Fee ($1,800) in units (360). The Manager also will purchase an additional 0.5% interest (16 units) for $80. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	9/28/2021
Expiration Date of Agreement	3/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	12.00%
Sourcing Fee Payable in Series Equity Interest	12.00%
Sourcing Fee Payable in Cash	0.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #LBJKOBETOPPSBASKET

Investment Overview

●	Upon completion of the SERIES #LBJKOBETOPPSBASKET Offering, SERIES #LBJKOBETOPPSBASKET will purchase a Kobe Bryant 1996-97 Topps and LeBron James 2003-04 Topps BGS 10s (The “Underlying Asset” with respect to SERIES #LBJKOBETOPPSBASKET, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Frequently discussed as one of the greatest basketball players of all time, LeBron James is certainly one of America’s most influential and popular athletes of his generation.

●	James has won three NBA Championships, three NBA Finals MVP Awards, and four NBA’s Most Valuable Player Awards.

●	James is the three-time AP Athlete of the Year and two-time Sports Illustrated Sportsperson of the Year.

●	After winning two championships with the Miami Heat, LeBron triumphantly returned to the Cavaliers and brought the city of Cleveland its first major professional sports championship since 1964, and the first ever championship won by the Cleveland Cavaliers franchise.

●	Kobe Bryant is one of the most beloved and accomplished basketball players to ever play the game.

●	Bryant spent his entire 20-year career with the Los Angeles Lakers.

●	Bryant helped the Lakers win five NBA championships, and was an 18-time All-Star, a 15-time member of the All-NBA Team, a 12-time member of the All-Defensive Team, the 2008 NBA Most Valuable Player (MVP), and a two-time NBA Finals MVP. Bryant also led the NBA in scoring twice, and ranks fourth on the league’s all-time regular season scoring and all-time postseason scoring lists.

●	Bryant is the all-time leading scorer in Lakers franchise history. He was also the first guard in NBA history to play at least 20 seasons. His 18 All-Star designations are the second most all time, while it is the record for most consecutive appearances as a starter. Bryant’s four All-Star Game MVP Awards are tied with Bob Pettit for the most in NBA history.

●	Bryant tragically died at age 41, along with his 13-year-old daughter Gianna and seven others, in a helicopter crash in Calabasas, California in 2020. Their memories will forever live on in the hearts and minds of sports fans.

Asset Description

Overview and authentication:

●	Topps is widely considered one of the flagship products across the Basketball hobby, both the base run and it’s chrome counterpart.

●	This basket features the Topps rookie cards for Kobe Bryant and LeBron James, both graded Pristine 10 by BGS.

●	The 1996-97 Topps Kobe Bryant BGS 10 is a POP 67 with none graded higher out of 7,344 total submissions, putting this card in the top 0.9% of the submitted examples.

●	The 2003-04 Topps LeBron James BGS 10 is a POP 39 with only 4 graded higher out of 5,771 total submissions, putting this card in the top 0.7% of the submitted examples.

●	CardLadder tracks the most recent sales of 96-97 Topps Kobe Bryant and 03-04 Topps LeBron James BGS 10s as $24,000 on 3/20/21 and $12,000 on 1/31/21 respectively.

Notable Features:

●	The cards both received Pristine 10 grades from BGS, meaning three subgrades of 10 and one subgrade of 9.5

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #LBJKobeToppsBasket going forward.

SERIES YaoDuncanDirkTripleLogoman

Yao Ming, Tim Duncan & Dirk Nowitzki Triple Logoman

Use of Proceeds - SERIES YaoDuncanDirkTripleLogoman

The following illustrates the estimated use of proceeds of this Offering (including from Series YaoDuncanDirkTripleLogoman Interests acquired by the Manager) if the Total Minimum ($88,500) is raised in this Offering and the cash portion of the asset cost is $75,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$75,000	84.75%
Broker Dealer & Escrow Fees (2)	$1,891	2.14%
Legal Expenses (3)	$350	0.40%
Sourcing Fee (cash portion) (3)(4)	$9,000	10.17%
Total Fees and Expenses	$11,241	12.70%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$2,260	2.55%
Total Proceeds	$88,500	100.00%

(1)	The price that the seller/consignor has established for this asset is $150,000. The seller will contribute the asset to the Series in exchange for 15,000 Interests in the Series, which represents 50.00% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 50.00% of the agreed-upon price ($75,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates or to the seller/consignor of the Asset.
(3)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 1500 units, which represents the portion ($7,500) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (90 units) for $450. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	4/13/2021
Expiration Date of Agreement	9/1/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	11.00%
Sourcing Fee Payable in Series Equity Interest	5.00%
Sourcing Fee Payable in Cash	6.00%

(2)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and Series is expected to directly pay future Series Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES YaoDuncanDirkTripleLogoman

Investment Overview

●	Upon completion of the SERIES YaoDuncanDirkTripleLogoman Offering, SERIES YaoDuncanDirkTripleLogoman will purchase a Yao Ming, Tim Duncan & Dirk Nowitzki Triple Logoman (The “Underlying Asset” with respect to SERIES YaoDuncanDirkTripleLogoman, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Tim Duncan, nicknamed “The Big Fundamental, is widely regarded as the greatest Power Forward in league history. He played all 19 of his season with the San Antonio Spurs.

●	Duncan’s career accolades include 5x NBA Champion, 2x NBA MVP, 15x All Star, 10x All-NBA First Team, 1998 NBA Rookie of the Year and 2020 Basketball Hall of Fame Inductee.

●	Yao Ming, known affectionately as just “Yao” and considered the greatest Chinese basketball player of all time, played 9 seasons in the NBA with the Houston Rockets.

●	Yao’s career accolades include 8 All Star appearances, 5 All-NBA Team nominations and the All-Rookie First Team. He was one of the more dominant big men of his time and was inducted into the Basketball Hall of Fame in 2016.

●	Dirk Nowitzki, widely considered one of the greatest Power Forwards of all time and the greatest European player of all time, is the only player to ever play for a single NBA franchise for 21 seasons, having spent his entire career with the Dallas Mavericks.

●	Dirk’s career achievements include 14x All Star, 4x All-NBA First Team, 2011 NBA Champion, 2007 NBA Most Valuable Player and is a surefire bet to become a first ballot Hall of Fame inductee in 2023

Asset Description

Overview and authentication:

●	This card features autographs of Yao Ming, Tim Duncan and Dirk Nowitzki as well as the most coveted jersey patches in the entire hobby, the NBA logo (also known as the “logoman patch”

●	“Logoman” cards are without a doubt the most sought after in all of Basketball, often fetching premium record-breaking prices at auction.

●	Some recent examples of record-breaking logoman sales are $1.8M for Giannis Antetoukompo, $1.29M for LeBron James and $1.02M for Anthony Davis

●	A congratulatory statement on the card’s back attests to the authenticity of the signatures and genuineness of the patch components, and serves as Upper Deck’s COA.

Notable Features:

●	The card features NBA Logoman patches and accompanying autographs from Yao Ming, Tim Duncan and Dirk Nowitzki as well as a “1/1” stamp from Upper Deck.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #YaoDuncanDirkTripleLogoman going forward.

SERIES #NadalNetProGlossy

Rafael Nadal 2003 NetPro Elite Glossy PSA 10

Use of Proceeds - SERIES #NadalNetProGlossy

The following illustrates the estimated use of proceeds of this Offering (including from Series #NadalNetProGlossy Interests acquired by the Manager) if the Total Minimum ($18,650) is raised in this Offering and the cash portion of the asset cost is $15,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$15,000	80.43%
Broker Dealer & Escrow Fees (2)	$1,266	6.79%
Legal Expenses (3)	$350	1.88%
Sourcing Fee (cash portion) (3)(4)	$2,000	10.72%
Total Fees and Expenses	$3,616	19.39%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$35	0.18%
Total Proceeds	$18,650	100.00%

(1)	The price that the seller/consignor has established for this asset is $25,000. The seller will contribute the asset to the Series in exchange for 1,000 Interests in the Series, which represents 40.00% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 60.00% of the agreed-upon price ($15,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates or to the seller/consignor of the Asset.
(3)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 200 units, which represents the portion ($2,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (10 units) for $100. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	11/2/2021
Expiration Date of Agreement	4/2/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	8.00%
Sourcing Fee Payable in Cash	8.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and Series is expected to directly pay future Series Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #NadalNetProGlossy

Investment Overview

●	Upon completion of the SERIES #NadalNetProGlossy Offering, SERIES #NadalNetProGlossy will purchase a Rafael Nadal 2003 NetPro Elite Glossy PSA 10 (The “Underlying Asset” with respect to SERIES #NadalNetProGlossy, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Rafael Nadal, nicknamed “Rafa”, is one of the most prolific Male Professional Tennis players in history. He has been ranked No. 1 in the ATP rankings for 209 weeks in his career, and has finished as the year-end No. 1 five times. He was especially dominant on clay with 62 of his 88 ATP singles titles coming on a clay surface.

●	Nadal has won 20 Grand Slam men’s singles titles, an all-time record shared with Roger Federer and Novak Djokovic, and 36 Masters men’s singles titles, an all-time record shared with Novak Djokovic.

●	He has won 13 French Open Titles, a record for any tournament and his 81 consecutive wins on clay is the longest single-surface win streak in the Open Era.

Asset Description

Overview and authentication:

●	This offering contains ONE PSA 10 copy of the 2003 NetPro Elite Glossy Rookie Card for Rafael Nadal, numbered out of 100 copies.

●	Out of 100 copies made, 24 have been given a grade of 10 by PSA and only 2 given a grade of 9.5 by BGS with no 10s.

●	A PSA 10 copy most recently sold for $13,200 on 10/23/21 at Goldin Auctions (https://goldinauctions.com/LotDetail.aspx?inventoryid=110842)

●	A PSA 10 version of the same card for Serena Williams sold for $26,400 on 6/21/21 at Goldin Auctions (https://goldinauctions.com/LotDetail.aspx?inventoryid=92550) and in the same auction as the $13,200 Rafael Nadal sale a PSA 9 copy of the Serena Williams card sold for $26,400 (https://goldinauctions.com/LotDetail.aspx?inventoryid=118304) showing large growth in the Glossy NetPro RC set over the prior 4 months.

Notable Features:

Rafael Nadal Rookie Card /100

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #NadalGlossyNetPro going forward.

SERIES #TroutGoldSterling9.5

Mike Trout 2009 Bowman Sterling Gold Refractor Autograph BGS 9.5

Use of Proceeds - SERIES #TroutGoldSterling9.5

The following illustrates the estimated use of proceeds of this Offering (including from Series #TroutGoldSterling9.5 Interests acquired by the Manager) if the Total Minimum ($47,000) is raised in this Offering and the cash portion of the asset cost is $39,600.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$39,600	84.26%
Broker Dealer & Escrow Fees (2)	$1,514	3.22%
Legal Expenses (3)	$350	0.74%
Sourcing Fee (cash portion) (3)(4)	$5,400	11.49%
Total Fees and Expenses	$7,264	15.45%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$136	0.29%
Total Proceeds	$47,000	100.00%

(1)	The price that the seller/consignor has established for this asset is $60,000. The seller will contribute the asset to the Series in exchange for 2,040 Interests in the Series, which represents 34.00% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 66.00% of the agreed-upon price ($39,600) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates or to the seller/consignor of the Asset.
(3)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 420 units, which represents the portion ($4,200) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (24 units) for $240. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	11/2/2021
Expiration Date of Agreement	4/2/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	7.00%
Sourcing Fee Payable in Cash	9.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and Series is expected to directly pay future Series Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #TroutGoldSterling9.5

Investment Overview

●	Upon completion of the SERIES #TroutGoldSterling9.5 Offering, SERIES #TroutGoldSterling9.5 will purchase a Mike Trout 2009 Bowman Sterling Gold Refractor Autograph BGS 9.5 (The “Underlying Asset” with respect to SERIES #TroutGoldSterling9.5, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Nicknamed “The Millville Meteor”, Mike Trout is almost universally considered the greatest all-around player in baseball today.

●	Through his first 11 seasons Trout is an eight-time MLB All-Star, three-time American League Most Valuable Player (winning the award in 2014, 2016, and 2019, while finishing second in the 2012, 2013, 2015, and 2018 votes), and is an eight-time winner of the Silver Slugger Award.

●	In 2019, he signed a 12-year, $426 million contract with the Angels, the 2nd richest contract in the history of North American sports and 3rd in professional sports in general (and the 2nd biggest contract at the time of signing)

●	Trout led the American League in wins above replacement in his first five full seasons (according to Fangraphs and Baseball-Reference.com).

Asset Description

Overview and authentication:

●	This offering contains ONE BGS 9.5 copy of the 2009 Bowman Sterling Gold Refractor Autograph Rookie Card for Mike Trout, numbered out of 50 copies.

●	Out of 50 copies made, 37 have been given a grade of 9.5 by BGS with 1 graded higher and 4 given a grade of 10 by PSA.

●	The two most recent sales of a Gold Refractor Autograph are a PSA 10 for $19,640 via Goldin Auctions on 10/27/18 and a BGS 9.5 for $17,220 via Goldin Auctions on 8/1/19. (https://goldinauctions.com/LotDetail.aspx?inventoryid=44495 and https://goldinauctions.com/LotDetail.aspx?inventoryid=51267)

●	According to CardLadder, between 10/27/18 and 11/3/21 Mike Trout PSA 10 Topps Updates, considered his flagship card, have risen in price by 581%

Notable Features:

Mike Trout Gold Refractor Autograph Numbered out of 50 copies

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #TroutGoldSterling9.5 going forward.

SERIES #MahomesTieDyeAuto

Patrick Mahomes 2017 Panini Select Tie Dye Autograph PSA 10

Use of Proceeds - SERIES #MahomesTieDyeAuto

The following illustrates the estimated use of proceeds of this Offering (including from Series #MahomesTieDyeAuto Interests acquired by the Manager) if the Total Minimum ($48,500) is raised in this Offering and the cash portion of the asset cost is $40,500.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$40,500	83.51%
Broker Dealer & Escrow Fees (2)	$1,523	3.14%
Legal Expenses (3)	$350	0.72%
Sourcing Fee (cash portion) (3)(4)	$6,000	12.37%
Total Fees and Expenses	$7,873	16.23%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$128	0.26%
Total Proceeds	$48,500	100.00%

(1)	The price that the seller/consignor has established for this asset is $75,000. The seller will contribute the asset to the Series in exchange for 3,450 Interests in the Series, which represents 46.00% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 54.00% of the agreed-upon price ($40,500) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates or to the seller/consignor of the Asset.
(3)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 600 units, which represents the portion ($6,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (25 units) for $250. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	11/2/2021
Expiration Date of Agreement	4/2/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	8.00%
Sourcing Fee Payable in Cash	8.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and Series is expected to directly pay future Series Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #MahomesTieDyeAuto

Investment Overview

●	Upon completion of the SERIES #MahomesTieDyeAuto Offering, SERIES #MahomesTieDyeAuto will purchase a Patrick Mahomes 2017 Panini Select Tie Dye Autograph PSA 10 (The “Underlying Asset” with respect to SERIES #MahomesTieDyeAuto, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	The son of a former Major League Baseball player and the undisputed new “face of the NFL”, Patrick Mahomes II has quickly established himself as one of the most electrifying QBs in the game.

●	After spending his rookie season as the backup to Alex Smith he went on to win NFL Offensive Player of the Year and the NFL MVP in his first year as a starter.

●	In his 3rd season he led the Chiefs to a Super Bowl Victory and Super Bowl MVP award, following that up this past season with another Super Bowl trip eventually losing to Tom Brady and the Buccaneers.

●	Mahomes recently signed the 2nd most expensive contract in sporting history with a 10 year contract totalling $503M including bonuses, was named to Time’s 100 Most Influential People of 2020 and is a part owner of the Kansas City Royals baseball franchise.

Asset Description

Overview and authentication:

●	This offering contains ONE PSA 10 copy of the 2017 Panini Select Patrick Mahomes Tie Dye Autograph Rookie Card in a PSA 10/10 grade and numbered out of 10 copies

●	Out of 10 copies made this is the only copy to receive a 10/10 grade from PSA. A 10/10 grade denotes a perfect 10 on the card condition as well as a perfect 10 on the autograph condition/quality.

●	Due to their overwhelming rarity these cards do not sell often and there is no record of one having sold with Goldin Auctions, PWCC nor Heritage Auctions.

●	The most comparable sale would be the non-autograph version which sold for $62,730 on 3/7/21 via Goldin Auctions (https://goldinauctions.com/LotDetail.aspx?inventoryid=76263).

Notable Features:

Tie-Dye Refractor Autograph Numbered out of 10 and graded 10/10 by PSA

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #MahomesTieDyeAuto going forward.

SERIES #MantleDebutStub

Mickey Mantle MLB Debut Ticket Stub - PSA Authentic

Use of Proceeds - SERIES #MantleDebutStub

The following illustrates the estimated use of proceeds of this Offering (including from Series #MantleDebutStub Interests acquired by the Manager) if the Total Minimum ($81,250) is raised in this Offering and the cash portion of the asset cost is $70,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$70,000	86.15%
Broker Dealer & Escrow Fees (2)	$1,818	2.24%
Legal Expenses (3)	$350	0.43%
Sourcing Fee (cash portion) (3)(4)	$9,000	11.08%
Total Fees and Expenses	$11,168	13.75%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$82	0.10%
Total Proceeds	$81,250	100.00%

(1)	The price that the seller/consignor has established for this asset is $100,000. The seller will contribute the asset to the Series in exchange for 3,000 Interests in the Series, which represents 30.00% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 70.00% of the agreed-upon price ($70,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates or to the seller/consignor of the Asset.
(3)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 700 units, which represents the portion ($7,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (41 units) for $410. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	11/7/2021
Expiration Date of Agreement	5/7/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	7.00%
Sourcing Fee Payable in Cash	9.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and Series is expected to directly pay future Series Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #MantleDebutStub

Investment Overview

●	Upon completion of the SERIES #MantleDebutStub Offering, SERIES #MantleDebutStub will purchase a Mickey Mantle MLB Debut Ticket Stub - PSA Authentic (The “Underlying Asset” with respect to SERIES #MantleDebutStub, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Also known as “The Mick” and “The Commerce Comet”, Mickey Mantle is seen as one of the greatest baseball players of all time.

●	Mantle was a 20 time All-Star, 7 time World Series Champ and 3 time MVP. He achieved the Triple Crown achievement in 1956 and led the league in Home Runs 4 times.

●	Mantle was elected to the Baseball Hall of Fame in 1974 and the Major League Baseball All-Century Team in 1999.

●	Mantle still holds the World Series records for most Home Runs, RBIs, extra-base hits, runs, walks and total bases.

Asset Description

Overview and authentication:

●	This offering is a ticket stub from the New York Yankees vs Boston Red Sox game from 4/17/51, Mickey Mantle’s MLB Debut.

●	The ticket was given an Authentic grade by PSA with 12 receiving that grade out of only 16 examples submitted to PSA.

●	A PSA 3 copy just sold for $141,394 at Classic Auctions, making it the 2nd highest unsigned ticket sale in history (https://www.classicauctions.net/LotDetail.aspx?inventoryid=158759)

Notable Features:

Mickey Mantle MLB Debut Ticket Stub

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #MantleDebutStub going forward.

SERIES #HamiltonChromeOrangeSapphire

Lewis Hamilton 2020 Topps Chrome F1 Sapphire Edition Orange PSA 9

Use of Proceeds - SERIES #HamiltonChromeOrangeSapphire

The following illustrates the estimated use of proceeds of this Offering (including from Series #HamiltonChromeOrangeSapphire Interests acquired by the Manager) if the Total Minimum ($51,500) is raised in this Offering and the cash portion of the asset cost is $45,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$45,000	87.38%
Broker Dealer & Escrow Fees (2)	$1,567	3.04%
Legal Expenses (3)	$350	0.68%
Sourcing Fee (cash portion) (3)(4)	$4,500	8.74%
Total Fees and Expenses	$6,417	12.46%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$83	0.16%
Total Proceeds	$51,500	100.00%

(1)	The price that the seller/consignor has established for this asset is $50,000. The seller will contribute the asset to the Series in exchange for 500 Interests in the Series, which represents 10.00% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 90.00% of the agreed-upon price ($45,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates or to the seller/consignor of the Asset.
(3)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 350 units, which represents the portion ($3,500) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (26 units) for $260. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	11/7/2021
Expiration Date of Agreement	5/7/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	7.00%
Sourcing Fee Payable in Cash	9.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and Series is expected to directly pay future Series Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #HamiltonChromeOrangeSapphire

Investment Overview

●	Upon completion of the SERIES #HamiltonChromeOrangeSapphire Offering, SERIES #HamiltonChromeOrangeSapphire will purchase a Lewis Hamilton 2020 Topps Chrome F1 Sapphire Edition Orange PSA 9 (The “Underlying Asset” with respect to SERIES #HamiltonChromeOrangeSapphire, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Sir Lewis Hamilton currently competes in Formula One for Mercedes, having previously driven for McLaren from 2007 to 2012.

●	Hamilton has won a joint-record seven World Drivers’ Championship titles (tied with Michael Schumacher), and holds the records for the most wins (103), pole positions (103), and podium finishes (182).

●	In 2007 Hamilton became the first, and so far, only Black driver to race in the Formula 1 series.

Asset Description

Overview and authentication:

●	This offering is a PSA 9 graded 2020 Topps Chrome F1 Sapphire Edition Orange refractor.

●	Out of 8 submission to PSA, TWO have received a grade of 9 with none graded higher.

●	There has not been a public sale of an orange refractor from Sapphire edition.

●	A PSA 10 gold refractor out of /50 sold for $44,544 on eBay via Probstein123 on 12/19/21.

●	The orange refractor is numbered out of 25 total copies

Notable Features:

Lewis Hamilton Rookie Card

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #HamiltonChromeOrangeSapphire going forward.

SERIES #TigerWoodsDebutTicket

Tiger Woods Debut Ticket Stub

Use of Proceeds - SERIES #TigerWoodsDebutTicket

The following illustrates the estimated use of proceeds of this Offering (including from Series #TigerWoodsDebutTicket Interests acquired by the Manager) if the Total Minimum ($78,500) is raised in this Offering and the asset cost is $70,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost	$70,000	89.17%
Broker Dealer & Escrow Fees (1)	$1,818	2.32%
Legal Expenses (2)	$350	0.45%
Sourcing Fee (cash portion) (3)	$6,300	8.03%
Total Fees and Expenses	$8,468	10.79%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$32	0.04%
Total Proceeds	$78,500	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(2)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 490 units, which represents the portion ($4,900) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (40 units) for $400. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	11/24/2021
Expiration Date of Agreement	3/30/2022
Selling Entity	Affiliated Seller(1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	7.00%
Sourcing Fee Payable in Cash	9.00%

(1)	The asset seller is a shareholder in the Company’s parent company, Collectable Technologies, Inc. but is not an officer, director or greater than 5% shareholder of that company. The consignment price has been determined based on recent public transactions of similar items. The seller acquired the Underlying Asset for $70,000. In the example set forth above, the seller would realize a profit of $0 on the sale of the asset.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #TigerWoodsDebutTicket

Investment Overview

●	Upon completion of the SERIES #TigerWoodsDebutTicket Offering, SERIES #TigerWoodsDebutTicket will purchase a Tiger Woods Debut Ticket Stub (The “Underlying Asset” with respect to SERIES #TigerWoodsDebutTicket, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Tiger Woods is widely regarded as one of the greatest golfers, and one of the most famous athletes of all time. He will be inducted into the World Golf Hall of Fame in 2021.

●	Some of the remarkable accomplishments from Wood’s career include: 15 major championship wins, including 5 Masters, 4 PGA championships, 3 U.S. Open’s, and 3 The Open Championships. He has won 82 official PGA Tour event, and owns the record for lowest career scoring average and most career earnings of any player in PGA Tour history.

●	Woods is one of five players (along with Gene Sarazen, Ben Hogan, Gary Player, and Jack Nicklaus) to have won all four major championships in his career, known as the Career Grand Slam, and was the youngest to do so.

●	Throughout the first decade of the 21st century, Woods was the dominant force in golf. He was the top-ranked golfer in the world from August 1999 to September 2004 (264 weeks) and again from June 2005 to October 2010 (281 weeks).

Asset Description

Overview and authentication:

●	This offering is a full ticket from the 1996 Greater Milwaukee Heritage Open, the event in which Tiger Woods made his professional debut.

●	The ticket was given an grade of 8 by PSA with 3 receiving that grade and 1 graded higher out of 20 examples submitted to PSA.

●	Another PSA 8 copy just sold for $87,000 on 11/20/21 at Heritage Auctions (https://sports.ha.com/itm/golf-collectibles/ephemera/1996-greater-milwaukee-open-full-ticket-tiger-woods-professional-debut-psa-nm-mt-8/a/50049-59217.s)

Notable Features:

Tiger Woods Professional Debut Ticket Stub from the 1996 Greater Milwaukee Open won by Loren Roberts

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #TigerWoodsDebutTicket going forward.

SERIES #Tiger1stEventStub

Tiger Woods First PGA Event Ticket Stub

Use of Proceeds - SERIES #Tiger1stEventStub

The following illustrates the estimated use of proceeds of this Offering (including from Series #Tiger1stEventStub Interests acquired by the Manager) if the Total Minimum ($72,550) is raised in this Offering and the cash portion of the asset cost is $64,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$64,000	88.22%
Broker Dealer & Escrow Fees (2)	$1,758	2.42%
Legal Expenses (3)	$350	0.48%
Sourcing Fee (cash portion) (3)(4)	$6,400	8.82%
Total Fees and Expenses	$8,508	11.73%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$42	0.06%
Total Proceeds	$72,550	100.00%

(1)	The price that the seller/consignor has established for this asset is $80,000. The seller will contribute the asset to the Series in exchange for 1,600 Interests in the Series, which represents 20.00% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 80.00% of the agreed-upon price ($64,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates or to the seller/consignor of the Asset.
(3)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 640 units, which represents the portion ($6,400) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (37 units) for $370. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	12/7/2021
Expiration Date of Agreement	6/7/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	8.00%
Sourcing Fee Payable in Cash	8.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and Series is expected to directly pay future Series Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #Tiger1stEventStub

Investment Overview

●	Upon completion of the SERIES #Tiger1stEventStub Offering, SERIES #Tiger1stEventStub will purchase a Tiger Woods First PGA Event Ticket Stub (The “Underlying Asset” with respect to SERIES #Tiger1stEventStub, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Tiger Woods is widely regarded as one of the greatest golfers, and one of the most famous athletes of all time. He will be inducted into the World Golf Hall of Fame in 2021.

●	Some of the remarkable accomplishments from Wood’s career include: 15 major championship wins, including 5 Masters, 4 PGA championships, 3 U.S. Open’s, and 3 The Open Championships. He has won 82 official PGA Tour event, and owns the record for lowest career scoring average and most career earnings of any player in PGA Tour history.

●	Woods is one of five players (along with Gene Sarazen, Ben Hogan, Gary Player, and Jack Nicklaus) to have won all four major championships in his career, known as the Career Grand Slam, and was the youngest to do so.

●	Throughout the first decade of the 21st century, Woods was the dominant force in golf. He was the top-ranked golfer in the world from August 1999 to September 2004 (264 weeks) and again from June 2005 to October 2010 (281 weeks).

Asset Description

Overview and authentication:

●	This offering is a full ticket from the 1992 Nissan LA Open, the event in which Tiger Woods made his 1st PGA Event appearance.

●	The ticket was given a grade of 6 by PSA with no other copies receiving that grade and none graded higher out of 17 examples submitted to PSA.

●	An AUTHENTIC graded copy just sold for $51,600 on 11/20/21 at Heritage Auctions (https://sports.ha.com/itm/golf/1992-tiger-woods-1st-pga-event-full-ticket-nissan-la-open-tiger-was-16-years-old-/a/50049-59215.s?ic4=GalleryView-ShortDescription-071515)

Notable Features:

Tiger Woods 1st PGA Event Appearance Full Ticket from the 1992 Nissan LA Open won by Fred Couples

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #Tiger1stEventStub going forward.

SERIES #CrosbyWinterClassicSkates

Sidney Crosby Winter Classic Game Used Skates

Use of Proceeds - SERIES #CrosbyWinterClassicSkates

The following illustrates the estimated use of proceeds of this Offering (including from Series #CrosbyWinterClassicSkates Interests acquired by the Manager) if the Total Minimum ($18,500) is raised in this Offering and the asset cost is $15,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost	$15,000	81.08%
Broker Dealer & Escrow Fees (1)	$1,266	6.84%
Legal Expenses (2)	$350	1.89%
Sourcing Fee (cash portion) (3)	$1,800	9.73%
Total Fees and Expenses	$3,416	18.46%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$84	0.45%
Total Proceeds	$18,500	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(2)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 60 units, which represents the portion ($600) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (10 units) for $100. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	12/15/2021
Expiration Date of Agreement	6/15/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	4.00%
Sourcing Fee Payable in Cash	12.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #CrosbyWinterClassicSkates

Investment Overview

●	Upon completion of the SERIES #CrosbyWinterClassicSkates Offering, SERIES #CrosbyWinterClassicSkates will purchase a Sidney Crosby Winter Classic Game Used Skates (The “Underlying Asset” with respect to SERIES #CrosbyWinterClassicSkates, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Also known as “Sid the Kid” and “The Next One”, Sidney Crosby was the most hyped hockey prospect in recent memory and is already widely considered one of the greatest hockey players of all time.

●	As of January 2021, Crosby is a 8 time NHL All-Star, 2 time NHL scoring leader, 2 time NHL MVP and 3 time Stanley Cup Champion and 2 time Olympic Gold Medalist.

●	At the 2010 Vancouver Olympics, Sidney Crosby scored one of the most important goals in Team Canada history with an overtime tally seven minutes into overtime of the gold medal game against the United States. The goal is known as the “Golden Goal” and is likely second in importance only to Paul Henderson’s Summit Series clinching goal in 1972 in Canadian hockey history.

Asset Description

Overview and authentication:

●	This offering contains a pair of Skates used by Sidney Crosby

●	These skates have been photomatched by Sports Investors Authentication to 7 games including the Winter Classic.

●	They also come with a letter of authentication from Frameworth, one of the leading Hockey Memorabilia authenticators.

●	Frameworth lists the skates as being worn in games commencing on 9/22/10

Notable Features:

Sidney Crosby Game Used Skates from the 2010-11 Winter Classic

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #CrosbyWinterClassicSkates going forward.

SERIES #RipkenRookieJersey&CardBasket

Cal Ripken 1981-82 Jersey (rookie card image) & PSA 10 RC Basket

Use of Proceeds - SERIES #RipkenRookieJersey&CardBasket

The following illustrates the estimated use of proceeds of this Offering (including from Series #RipkenRookieJersey&CardBasket Interests acquired by the Manager) if the Total Minimum ($141,850) is raised in this Offering and the cash portion of the asset cost is $128,250.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$128,250	90.41%
Broker Dealer & Escrow Fees (2)	$2,403	1.69%
Legal Expenses (3)	$350	0.25%
Sourcing Fee (cash portion) (3)(4)	$10,800	7.61%
Total Fees and Expenses	$13,553	9.55%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$47	0.03%
Total Proceeds	$141,850	100.00%

(1)	The price that the seller/consignor has established for this asset is $135,000. The seller will contribute the asset to the Series in exchange for 675 Interests in the Series, which represents 5.00% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 95.00% of the agreed-upon price ($128,250) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates or to the seller/consignor of the Asset.
(3)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 1080 units, which represents the portion ($10,800) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (71 units) for $710. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	1/1/2022
Expiration Date of Agreement	4/30/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	8.00%
Sourcing Fee Payable in Cash	8.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and Series is expected to directly pay future Series Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #RipkenRookieJersey&CardBasket

Investment Overview

●	Upon completion of the SERIES #RipkenRookieJersey&CardBasket Offering, SERIES #RipkenRookieJersey&CardBasket will purchase a Cal Ripken 1981-82 Jersey (rookie card image) & PSA 10 RC Basket (The “Underlying Asset” with respect to SERIES #RipkenRookieJersey&CardBasket, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Cal Ripken Jr, nicknamed “The Ironman”, played 21 seasons at SS and 3B for the Baltimore Orioles.

●	Ripken holds the record for consecutive games played, 2,632, surpassing Lou Gehrig’s streak of 2,130 that had stood for 56 years and that many deemed unbreakable

●	He retired with 3,184 hits, 431 home runs, 1,695 RBI, won 8 Silver Sluggers, 2 Gold Gloves, 2 MVP Awards and was a 19-time All Star.

●	In 2007, he was elected to the National Baseball Hall of Fame in his first year of eligibility with 98.53% of votes, the sixth-highest election percentage ever.

Asset Description

Overview and authentication:

●	This offering contains a Cal Ripken Jr. 1981-82 Rookie Jersey as well as a 1982 Topps Traded PSA 10.

●	The jersey has been photomatched by Sports Investors Authentication to his Topps Traded rookie card photo as well as photos from the 1981 season.

●	Out of a staggering 13,748 submissions of Ripken’s 1982 Topps Traded rookie card to PSA, 395 have received a grade of 10 (2.8%).

●	A PSA 10 most recently sold for $5,289 on 12/16/21 via Huggins & Scott Auctions.

●	The jersey worn for Ripken’s MLB Debut sold for $120,000 on 11/1/21 via Goldin Auctions.

Notable Features:

Basket of a PSA 10 Rookie Card as well as a Game Worn Jersey

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #RipkenRookieJersey&CardBasket going forward.

SERIES #SotoOrangeBGS9.5

Juan Soto 2016 Bowman Chrome Orange Refractors BGS 9.5

Use of Proceeds - SERIES #SotoOrangeBGS9.5

The following illustrates the estimated use of proceeds of this Offering (including from Series #SotoOrangeBGS9.5 Interests acquired by the Manager) if the Total Minimum ($117,000) is raised in this Offering and the asset cost is $105,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost	$105,000	89.74%
Broker Dealer & Escrow Fees (1)	$2,170	1.85%
Legal Expenses (2)	$350	0.30%
Sourcing Fee (cash portion) (3)	$9,450	8.08%
Total Fees and Expenses	$11,970	10.23%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$30	0.03%
Total Proceeds	$117,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(2)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 735 units, which represents the portion ($7,350) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (59 units) for $590. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	1/1/2022
Expiration Date of Agreement	4/30/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	7.00%
Sourcing Fee Payable in Cash	9.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #SotoOrangeBGS9.5

Investment Overview

●	Upon completion of the SERIES #SotoOrangeBGS9.5 Offering, SERIES #SotoOrangeBGS9.5 will purchase a Juan Soto 2016 Bowman Chrome Orange Refractors BGS 9.5 (The “Underlying Asset” with respect to SERIES #SotoOrangeBGS9.5, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	A Dominican born outfielder with a big bat, Juan Soto is one of the best young players in MLB, still only 22 and having already shown generational talent as well as having won a World Series title.

●	In 2018, Juan Soto finished as the runner up to Ronald Acuna for Rookie of the Year honors, batting .292, and smacking 22 home runs and 70 RBIs.

●	In each of the past two seasons, the Washington Nationals star finished top-10 in MVP voting, earning an All-MLB First Team nomination in 2020.

●	In 2020, despite losing the first week of the season due to a positive COVID-19 test, Soto qualified for the batting title and became the youngest player in National League history to win, hitting .351 during the regular season. He also led in On Base Percentage and Slugging Percentage.

Asset Description

Overview and authentication:

●	This offering contains a BGS 9.5 graded 2016 Bowman Chrome Orange Refractor Autograph of Juan Soto.

●	Out of 34 submissions to BGS, 15 have received a grade of 9.5 with NONE higher.

●	The most recent sale of a BGS 9.5 Orange Refractor was for $102,640 on 6/5/21 via Lelands Auctions.

●	Lelands stated, “Considered by many to have the potential of a modern day Ted Williams as his early career numbers display a meteoric pace, Soto rates as arguably the best young hitter in the game and he already has a World Series ring at 22 years old.”

●	With the Juan Soto Superfractor 1/1 having been altered, the Red (/5) and Orange (/25) are the most desired Bowman cards for Juan Soto.

Notable Features:

Orange Refractor

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #SotoOrangeBowman going forward.

SERIES #TatisGoldBGS9.5

Fernando Tatis 2016 Bowman Chrome Gold Refractors BGS 9.5

Use of Proceeds - SERIES #TatisGoldBGS9.5

The following illustrates the estimated use of proceeds of this Offering (including from Series #TatisGoldBGS9.5 Interests acquired by the Manager) if the Total Minimum ($55,500) is raised in this Offering and the asset cost is $50,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost	$50,000	90.09%
Broker Dealer & Escrow Fees (1)	$1,617	2.91%
Legal Expenses (2)	$350	0.63%
Sourcing Fee (cash portion) (3)	$3,500	6.31%
Total Fees and Expenses	$5,467	9.85%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$33	0.06%
Total Proceeds	$55,500	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(2)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 450 units, which represents the portion ($4,500) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (28 units) for $280. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	1/1/2022
Expiration Date of Agreement	4/30/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	9.00%
Sourcing Fee Payable in Cash	7.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #TatisGoldBGS9.5

Investment Overview

●	Upon completion of the SERIES #TatisGoldBGS9.5 Offering, SERIES #TatisGoldBGS9.5 will purchase a Fernando Tatis 2016 Bowman Chrome Gold Refractors BGS 9.5 (The “Underlying Asset” with respect to SERIES #TatisGoldBGS9.5, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Fernando Tatis Jr., son of former MLB player Fernando Tatís Sr, made his MLB debut in 2019, won the Silver Slugger Award in 2020, and was named an All-Star in 2021.

●	Tatís is the cover athlete of MLB The Show 21, and at age 22 the youngest player to be featured as the cover star.

●	He finished his 2019 Rookie season hitting .317/.379/.590 with 22 home runs, 61 runs, and 106 hits over 84 games.

●	Tatís finished in fourth place for the National League MVP Award in 2020, behind Freddie Freeman, Mookie Betts, and his teammate Manny Machado

●	Tatís finished the 2021 season hitting .282/.364/.611 with 97 RBIs, 25 stolen bases and an NL-leading 42 home runs over 130 games.

Asset Description

Overview and authentication:

●	This offering contains a BGS 9.5 graded 2016 Bowman Chrome Gold Refractor Autograph of Fernando Tatis Jr..

●	Out of 67 submissions to BGS, 33 have received a grade of 9.5 with ONE higher.

●	The most recent sale of a BGS 9.5 Gold Refractor was for $34,800 on 11/20/21 via PWCC’s Premier Auction.

●	PWCC stated, “Tatis, along with Ohtani, are arguably baseball’s most exciting talents and could very well be owners of MVP trophies in the near future. An exciting investment piece which possesses massive potential.”

●	With THREE 9.5 and ONE 10 subgrade this card is considered a “true gem plus” and is one of only THREE cards to achieve this designation.

Notable Features:

Gold Refractor

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #TatisGoldBGS9.5 going forward.

SERIES #BellingerOrangeBGS9.5

Cody Bellinger 2015 Bowman Chrome Orange Refractors BGS 9.5

Use of Proceeds - SERIES #BellingerOrangeBGS9.5

The following illustrates the estimated use of proceeds of this Offering (including from Series #BellingerOrangeBGS9.5 Interests acquired by the Manager) if the Total Minimum ($26,000) is raised in this Offering and the asset cost is $22,500.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost	$22,500	86.54%
Broker Dealer & Escrow Fees (1)	$1,341	5.16%
Legal Expenses (2)	$350	1.35%
Sourcing Fee (cash portion) (3)	$1,800	6.92%
Total Fees and Expenses	$3,491	13.43%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$9	0.04%
Total Proceeds	$26,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(2)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 180 units, which represents the portion ($1,800) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (13 units) for $130. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	1/1/2022
Expiration Date of Agreement	4/30/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	8.00%
Sourcing Fee Payable in Cash	8.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #BellingerOrangeBGS9.5

Investment Overview

●	Upon completion of the SERIES #BellingerOrangeBGS9.5 Offering, SERIES #BellingerOrangeBGS9.5 will purchase a Cody Bellinger 2015 Bowman Chrome Orange Refractors BGS 9.5 (The “Underlying Asset” with respect to SERIES #BellingerOrangeBGS9.5, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Cody Bellinger was selected by the Dodgers in the fourth round of the 2013 MLB draft, and debuted with the team in 2017.

●	The son of MLB player Clay Bellinger, Bellinger helped his team reach the 2007 Little League World Series at the age of 11

●	Bellinger, setting a number of Dodgers single-season home run records, participated in both the 2017 Major League Baseball All-Star Game and in the Home Run Derby, and he was named the National League (NL) Rookie of the Year after the season.

●	He received the NL MVP, Silver Slugger, and Gold Glove Awards in 2019, as well as his second All-Star selection.

●	A number of injuries to his shoulder, calf, and rib cage, however, caused 2021 to be a career-worst year for Bellinger in home runs and batting average.

Asset Description

Overview and authentication:

●	This offering contains a BGS 9.5 graded 2015 Bowman Chrome Orange Refractor Autograph of Cody Bellinger.

●	Out of 29 submissions to BGS, 18 have received a grade of 9.5 with NONE higher.

●	The most recent sale of a BGS 9.5 Orange Refractor was for $13,833 on 10/31/19 via PWCC’s Premier Auction, more recently there was a PSA 9 sale for $8,077 on 10/6/21 via eBay.

●	PWCC stated, “the iconic Orange Refractor parallel…is coveted for its extreme beauty and scarcity with only twenty-five copies in existence; a number which doesn’t come close to satisfying the demand.”

●	With THREE 9.5 and ONE 10 subgrade this card is considered a “true gem plus” and is one of only TWO cards to achieve this designation.

Notable Features:

Orange Refractor

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #BellingerOrangeBGS9.5 going forward.

SERIES #PhilMickelsonSPAuthPSA10Basket

Phil Mickelson 2002 SP Authentic Golf #10 PSA 10 Basket - 2x

Use of Proceeds - SERIES #PhilMickelsonSPAuthPSA10Basket

The following illustrates the estimated use of proceeds of this Offering (including from Series #PhilMickelsonSPAuthPSA10Basket Interests acquired by the Manager) if the Total Minimum ($13,000) is raised in this Offering and the asset cost is $10,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost	$10,000	76.92%
Broker Dealer & Escrow Fees (1)	$1,215	9.35%
Legal Expenses (2)	$350	2.69%
Sourcing Fee (cash portion) (3)	$1,400	10.77%
Total Fees and Expenses	$2,965	22.81%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$35	0.27%
Total Proceeds	$13,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(2)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 20 units, which represents the portion ($200) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (7 units) for $70. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	1/1/2022
Expiration Date of Agreement	4/30/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	2.00%
Sourcing Fee Payable in Cash	14.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #PhilMickelsonSPAuthPSA10Basket

Investment Overview

●	Upon completion of the SERIES #PhilMickelsonSPAuthPSA10Basket Offering, SERIES #PhilMickelsonSPAuthPSA10Basket will purchase a Phil Mickelson 2002 SP Authentic Golf #10 PSA 10 Basket - 2x (The “Underlying Asset” with respect to SERIES #PhilMickelsonSPAuthPSA10Basket, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Phil Mickelson, nicknamed “Lefty”, has won 45 events on the PGA Tour, including six major championships: three Masters titles (2004, 2006, 2010), two PGA Championships (2005, 2021), and one Open Championship (2013).

●	Mickelson became the oldest major championship winner in history at the age of 50 years, 11 months and 7 days old with his 2021 PGA Championship victory.

●	Mickelson is one of 17 players in the history of golf to win at least three of the four majors, having won every major except the U.S. Open, in which he has finished runner-up a record six times.

●	He has spent more than 25 consecutive years in the top 50 of the Official World Golf Ranking, over 700 weeks in the top 10 and has reached a career-high world ranking of No. 2 several times.

●	He was inducted into the World Golf Hall of Fame in 2012

Asset Description

Overview and authentication:

●	This offering contains TWO (2x) PSA 10 graded 2002 SP Authentic Golf Autographs of Phil Mickelson.

●	Out of 113 submissions to PSA, FIFTY FOUR have received a grade of 10.

●	A PSA 10 most recently sold for $3,100 on 10/27/21 via PWCC’s Premier Auction.

●	Stamped with a serial number out of 799 copies.

●	According to CardLadder, over the last 6 months the Tiger Woods version of this same card grew 25.75% in value

Notable Features:

Basket of TWO cards both graded PSA 10

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #PhilMickelsonSPAuthPSA10Basket going forward.

SERIES #Ovechkin2006CapitalsJersey

Alexander Ovechkin 2006-07 Washington Capitals Game Used Road Jersey

Use of Proceeds - SERIES #Ovechkin2006CapitalsJersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #Ovechkin2006CapitalsJersey Interests acquired by the Manager) if the Total Minimum ($48,250) is raised in this Offering and the cash portion of the asset cost is $42,750.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$42,750	88.60%
Broker Dealer & Escrow Fees (2)	$1,544	3.20%
Legal Expenses (3)	$350	0.73%
Sourcing Fee (cash portion) (3)(4)	$3,600	7.46%
Total Fees and Expenses	$5,494	11.39%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$6	0.01%
Total Proceeds	$48,250	100.00%

(1)	The price that the seller/consignor has established for this asset is $45,000. The seller will contribute the asset to the Series in exchange for 225 Interests in the Series, which represents 5.00% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 95.00% of the agreed-upon price ($42,750) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates or to the seller/consignor of the Asset.
(3)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 360 units, which represents the portion ($3,600) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (25 units) for $250. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	1/1/2022
Expiration Date of Agreement	4/30/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	8.00%
Sourcing Fee Payable in Cash	8.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and Series is expected to directly pay future Series Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #Ovechkin2006CapitalsJersey

Investment Overview

●	Upon completion of the SERIES #Ovechkin2006CapitalsJersey Offering, SERIES #Ovechkin2006CapitalsJersey will purchase a Alexander Ovechkin 2006-07 Washington Capitals Game Used Road Jersey (The “Underlying Asset” with respect to SERIES #Ovechkin2006CapitalsJersey, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Often referred to as “Ovi” or “The Great Eight”, Alex Ovechkin is one of the most prolific goal scorers in the modern NHL and is widely considered one of the greatest to ever play the game.

●	As of January 2021, Ovechkin is a 8 time NHL All-Star, 9 time NHL scoring leader, 3 time NHL MVP and 2018 Stanley Cup Champion and was named one of the 100 Greatest NHL Players of all time in 2017.

●	Drafted 1st overall in the 2004 NHL Draft, Ovechkin missed the 2004-05 season due to the NHL Lockout, winning the Rookie of the Year award upon the resumption of play the following season.

●	As of January 2021, Ovechkin is just the 8th player in NHL History to have reached the 700 career goals milestone. Only Wayne Gretzky achieved the 700 goal milestone faster and at a younger age.

Asset Description

Overview and authentication:

●	This offering is a Game Worn jersey from Alex Ovechkin’s 2nd year in the NHL.

●	Photomatched by SIA and MeiGray, this jersey was worn for 6 games during which Ovechkin tallied 5 goals and 3 assists.

●	Another Game Used Alex Ovechkin Jersey from “The Goal” sold via Goldin Auctions for $111,930 in early 2020.

●	A 2-goal Jersey sold for $11,011 in June of 2021 via Lelands.

Notable Features:

Worn for 5+ Goals

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #Ovechkin2006CapitalsJersey going forward.

SERIES #Brady01TicketBooklet

Tom Brady Rookie Ticket Booklet

Use of Proceeds - SERIES #Brady01TicketBooklet

The following illustrates the estimated use of proceeds of this Offering (including from Series #Brady01TicketBooklet Interests acquired by the Manager) if the Total Minimum ($11,000) is raised in this Offering and the cash portion of the asset cost is $8,010.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$8,010	72.82%
Broker Dealer & Escrow Fees (2)	$1,195	10.86%
Legal Expenses (3)	$350	3.18%
Sourcing Fee (cash portion) (3)(4)	$1,440	13.09%
Total Fees and Expenses	$2,985	27.14%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$5	0.05%
Total Proceeds	$11,000	100.00%

(1)	The price that the seller/consignor has established for this asset is $9,000. The seller will contribute the asset to the Series in exchange for 99 Interests in the Series, which represents 11.00% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 89.00% of the agreed-upon price ($8,010) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates or to the seller/consignor of the Asset.
(3)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 0 units, which represents the portion ($0) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (6 units) for $60. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	12/21/2021
Expiration Date of Agreement	6/21/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	0.00%
Sourcing Fee Payable in Cash	16.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and Series is expected to directly pay future Series Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #Brady01TicketBooklet

Investment Overview

●	Upon completion of the SERIES #Brady01TicketBooklet Offering, SERIES #Brady01TicketBooklet will purchase a Tom Brady Rookie Ticket Booklet (The “Underlying Asset” with respect to SERIES #Brady01TicketBooklet, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	It’s generally acknowledged that Tom Brady is one of the two or three greatest players -- not just quarterbacks, but players -- in the history of the National Football League.

●	After an NFL Draft fall in 2000 that landed him in the lap of the New England Patriots, the University of Michigan product took over the starting position in 2001, and never looked back.

●	TB12 quickly established himself as a legitimate star, and ultimately led the Patriots to six Super Bowl wins, garnering himself three MVP awards and 14 Pro Bowl nods in the process.

●	A nutrition guru, Brady created The Tom Brady Diet, which led to a bestselling book called The TB12 Method: How to Achieve a Lifetime of Sustained Performance.

●	As of this writing, the fortysomething future Hall of Famer is thriving with the Tampa Bay Buccaneers, and looks to be on the road to reach his goal of playing football until he’s 45.

Asset Description

Overview and authentication:

●	This offering is a full unused ticket booklet from the 2001 New England Patriots season.

●	In the second game of the regular season, nine-year starting quarterback Drew Bledsoe was injured on a hit by New York Jets linebacker Mo Lewis.

●	Following the injury, Tom Brady, a sixth-round draft pick in 2000, entered the game.

●	Brady started the final 14 games of the season and compiled an 11–3 record as a starter, helping the Patriots clinch the 2nd seed in the AFC playoffs and a first round bye.

●	the Patriots faced the heavily favored St. Louis Rams, known as “The Greatest Show on Turf”, in Super Bowl XXXVI.

●	Adam Vinatieri kicked a game-winning field goal of 48-yards as time expired, giving the Patriots their first ever Super Bowl victory.

Notable Features:

Full unused season ticket booklet from the 2001 Patriots season

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #Brady01TicketBooklet going forward.

SERIES #JordanRookieHomeJersey

Michael Jordan 1984-85 Game Used Home Jersey - MEARS A10

Use of Proceeds - SERIES #JordanRookieHomeJersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #JordanRookieHomeJersey Interests acquired by the Manager) if the Total Minimum ($313,050) is raised in this Offering and the cash portion of the asset cost is $283,500.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$283,500	90.56%
Broker Dealer & Escrow Fees (2)	$3,963	1.27%
Legal Expenses (3)	$350	0.11%
Sourcing Fee (cash portion) (3)(4)	$25,200	8.05%
Total Fees and Expenses	$29,513	9.43%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$37	0.01%
Total Proceeds	$313,050	100.00%

(1)	The price that the seller/consignor has established for this asset is $315,000. The seller will contribute the asset to the Series in exchange for 3,150 Interests in the Series, which represents 10.00% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 90.00% of the agreed-upon price ($283,500) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates or to the seller/consignor of the Asset.
(3)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 2520 units, which represents the portion ($25,200) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (157 units) for $1,570. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	12/27/2021
Expiration Date of Agreement	6/27/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	8.00%
Sourcing Fee Payable in Cash	8.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and Series is expected to directly pay future Series Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #JordanRookieHomeJersey

Investment Overview

●	Upon completion of the SERIES #JordanRookieHomeJersey Offering, SERIES #JordanRookieHomeJersey will purchase a Michael Jordan 1984-85 Game Used Home Jersey - MEARS A10 (The “Underlying Asset” with respect to SERIES #JordanRookieHomeJersey, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Often referred to as “MJ”, “His Airness” or “Air Jordan”, Michael Jordan is almost universally considered the greatest to ever play the game and one of the most culturally relevant athletes in the entire world.

●	Drafted 3rd overall in the 1984 NBA Draft after Hakeem Olajuwon and Sam Bowie, Michael Jordan played 15 seasons in the NBA, winning 6 NBA Titles with the Chicago Bulls.

●	He was also a 5 time NBA MVP, 10 time NBA scoring leader, 14 time NBA All-Star, 1984 NBA Rookie of the Year and 2 time Olympic Gold Medalist. He was inducted into the Basketball Hall of Fame in 2009 and received the Presidential Medal of Freedom in 2016, the highest civilian award.

●	From his Air Jordan brand with Nike to his appearances in film and television Jordan’s cultural significance and relevance cannot be overstated, making him one of the most recognizable and popular figures in the world.

Asset Description

Overview and authentication:

●	Michael Jordan Game Worn Home Jersey from his rookie season of 1984-85.

●	This jersey has been authenticated by MEARS for its usage and assigned a grade of A10.

●	Due to the popularity of ESPN’s documentary “The Last Dance”, Jordan related sports memorabilia have been some of the best performing items in recent years and continue to be highly coveted by the sports collectibles industry.

●	In January 2021 a Final Career Game Used Wizards Jersey sold for $570,000 and a 1982-83 UNC Tarheels Game Worn Jersey sold for $1,380,000 in May of 2021. In December 2020, the jersey MJ held up during his introductory press conference sold for $320,000. In July 2020, a jersey Jordan wore in the 1997-8 Eastern Conference Finals sold for $288,000.

Notable Features:

Michael Jordan 1984-85 White Home Jersey

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #JordanRookieHomeJersey going forward.

SERIES #1933GoudeyGehrigSGC8

1933 Goudey Lou Gehrig SGC 8

Use of Proceeds - SERIES #1933GoudeyGehrigSGC8

The following illustrates the estimated use of proceeds of this Offering (including from Series #1933GoudeyGehrigSGC8 Interests acquired by the Manager) if the Total Minimum ($98,750) is raised in this Offering and the asset cost is $90,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$90,000	91.14%
Broker Dealer & Escrow Fees (2)	$2,020	2.05%
Legal Expenses (3)	$350	0.35%
Sourcing Fee (cash portion) (3)	$6,300	6.38%
Total Fees and Expenses	$8,670	8.78%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$81	0.08%
Total Proceeds	$98,750	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(2)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 810 units, which represents the portion ($8,100) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (50 units) for $500. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	1/6/2022
Expiration Date of Agreement	6/6/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	9.00%
Sourcing Fee Payable in Cash	7.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #1933GoudeyGehrigSGC8

Investment Overview

●	Upon completion of the SERIES #1933GoudeyGehrigSGC8 Offering, SERIES #1933GoudeyGehrigSGC8 will purchase a 1933 Goudey Lou Gehrig SGC 8 (The “Underlying Asset” with respect to SERIES #1933GoudeyGehrigSGC8, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Frequently discussed as one of the greatest baseball players of all time, Lou Gehrig earned the nickname “The Iron Horse” due to his legendary durability.

●	During his 17 seasons for the Yankees, Gehrig was a 7-time All Star, 6-time World Series Champion, 3-time AL Home Run leader, 2-time AL MVP and 1934 Triple Crown winner.

●	Gehrig retired in 1939 due to his ALS diagnosis and was immediately inducted into the Hall of Fame the same year. He had a .340 career batting average and 394 home runs.

●	In 1969 Gehrig was voted the greatest First Baseman of all time by the Baseball Writers’ Association of America and was the leading vote getter on the All-Century Team chosen by fans in 1999.

Asset Description

Overview and authentication:

●	Offered here is an SGC 8 Graded copy of Lou Gehrig’s 1933 Goudey Card, specifically his card number #160 version.

●	According to PSA Card Facts, “It is Gehrig’s high number that is actually more difficult. Card #160 is seen far less frequently than his #92 card and rarely seen in PSA NM-MT 8 or better. In addition, it is usually found with whiter borders and a lighter blue coloration than the #92 card.”

●	They go on to say, “Along with the common condition obstacles associated with the issue, both Gehrig cards often suffer from a general lack of eye-appeal from subpar focus and color.”

●	There have been 622 submissions to SGC of the more common #92 card and only 364 submissions of the #160 card represented in this offering

●	Out of 622 submissions of #92, 4 were given a grade of SGC 8 with 3 getting a SGC9.

●	Out of 364 submissions of #160, 2 were given a grade of SGC 8 with NONE higher.

Notable Features:

1933 Lou Gehrig Goudey Card #160

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #1933GoudeyGehrigSGC8 going forward.

SERIES #1954AaronSGC8.5

1954 Topps Hank Aaron SGC 8.5

Use of Proceeds - SERIES #1954AaronSGC8.5

The following illustrates the estimated use of proceeds of this Offering (including from Series #1954AaronSGC8.5 Interests acquired by the Manager) if the Total Minimum ($165,000) is raised in this Offering and the asset cost is $150,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost	$150,000	90.91%
Broker Dealer & Escrow Fees (1)	$2,622	1.59%
Legal Expenses (2)	$350	0.21%
Sourcing Fee (cash portion) (3)	$12,000	7.27%
Total Fees and Expenses	$14,972	9.07%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$28	0.02%
Total Proceeds	$165,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(2)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 1200 units, which represents the portion ($12,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (83 units) for $830. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	1/6/2022
Expiration Date of Agreement	6/6/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	8.00%
Sourcing Fee Payable in Cash	8.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #1954AaronSGC8.5

Investment Overview

●	Upon completion of the SERIES #1954AaronSGC8.5 Offering, SERIES #1954AaronSGC8.5 will purchase a 1954 Topps Hank Aaron SGC 8.5 (The “Underlying Asset” with respect to SERIES #1954AaronSGC8.5, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Eternally synonymous with the words “home” and “run,” Hank Aaron was one of the most feared hitters of his (or any) era.

●	On April 18, 1974, Hammerin’ Hank hit his 715th dinger, breaking Babe Ruth’s seemingly unbreakable record of 714. Aaron finished his career in 1976 with 755 round-trippers.

●	While he was best-known for the longball, Aaron was one of MLB’s greatest all-around hitters, racking up 3,771 hits, the third-most in league history. His 2,297 RBIs still ranks as the most ever, and is considered to be all but impossible to top.

●	Another Aaron record that will likely never be broken: His 25 All-Star appearance. His longevity and consistency puts him in the conversation for greatest player ever.

●	As of this writing, Aaron is 86-years-old and still active in the community, spearheading multiple initiatives to aid at-risk youth.

Asset Description

Overview and authentication:

●	According to PSA Card Facts, “When it comes to collecting cardboard of “Hammerin’ Hank,” there is no disputing what card sits atop the rest. Aaron’s 1954 Topps rookie card #128 is not only the key to a set filled with other stars and rookies, like those of fellow Hall of Famers Ernie Banks and Al Kaline, it remains one of the most recognizable images in the entire collecting world.”

●	They go on to say, “poor centering, print defects in the orange background, and chipping along the green reverse are common.” These common issues result in very few high grade examples.

●	Out of 1,548 examples submitted to SGC, only 9 have received an 8.5 grade with only 5 graded higher (all 9s, there are no 9.5 or 10s)

●	PSA’s Pop Report shows 2 examples with grades of 10 and 25 with grades of 9.

●	The most recent sale of an SGC 8.5 was for $101,700 on 3/14/21 via PWCC on eBay.

Notable Features:

Henry Aaron Rookie Card

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #1954AaronSGC8.5 going forward.

SERIES #OPCLemiuex9.5

1985-86 O-Pee-Chee Mario Lemiuex BGS 9.5 - PWCC S

Use of Proceeds - SERIES #OPCLemiuex9.5

The following illustrates the estimated use of proceeds of this Offering (including from Series #OPCLemiuex9.5 Interests acquired by the Manager) if the Total Minimum ($20,500) is raised in this Offering and the asset cost is $17,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost	$17,000	82.93%
Broker Dealer & Escrow Fees (1)	$1,285	6.27%
Legal Expenses (3)	$350	1.71%
Sourcing Fee (cash portion) (3)	$1,865	9.10%
Total Fees and Expenses	$3,505	17.07%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$0	-0.00%
Total Proceeds	$20,500	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(2)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 85 units, which represents the portion ($850) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (11 units) for $110. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	1/6/2022
Expiration Date of Agreement	6/6/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	5.00%
Sourcing Fee Payable in Cash	11.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #OPCLemiuex9.5

Investment Overview

●	Upon completion of the SERIES #OPCLemiuex9.5 Offering, SERIES #OPCLemiuex9.5 will purchase a 1985-86 O-Pee-Chee Mario Lemiuex BGS 9.5 - PWCC S (The “Underlying Asset” with respect to SERIES #OPCLemiuex9.5, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Mario Lemiuex, nicknamed “The Magnificent One”, “Le Magnifique” and “Super Mario”, is universally considered to be one of the greatest hockey players of all time.

●	PSA says about him, “Mario Lemieux’s size and skill made him the most feared player in the league and the heir-apparent to Wayne Gretzky as the NHL’s best player. Lemieux had to deal with his share of adversity during his career, which included a few nagging injuries and a battle with Hodgkin’s disease. The lingering effects of radiation treatment and chronic back problems forced Lemieux to retire. Despite all of the problems Lemieux faced, he was still able to pile up some very impressive numbers and achieve what few have done.”

●	He finished his NHL Career with 690 goals and 1,033 assists. He won a plethora of awards including Rookie of the Year, 6 Art Ross Trophies, 3 Hart Trophies, 2 Conn Smythe Trophies, 1 Calder Trophy, 1 Masterton Trophy. He was named to 9 NHL All-Star Teams and won 2 Stanley Cup Championships.

●	He was inducted into the Hockey Hall of Fame in 1997.

Asset Description

Overview and authentication:

●	According to PSA Card Facts, “This is the most important rookie card of, arguably, hockey’s most gifted player….This card, while tougher than its Topps counterpart, is not particularly difficult overall, but marginal centering and slight rough-cuts may prevent the card from reaching PSA Mint 9 or better status.”

●	Of the 2,275 submissions to BGS, 73 have received a grade of 9.5 with 13 receiving a 10.

●	PWCC has give the example being offered here their “Superior Eye-Appeal” designation stating that this example has eye appeal within the top 5% of all copies.

●	The most recent sale of a BGS 9.5 copy was for $11,910 on 6/30/21 via PWCC on eBay, this sale was of a card with a top 30% eye-appeal designation.

Notable Features:

Mario Lemieux Rookie Card - PWCC Superior Eye Appeal

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #OPCLemiuex9.5 going forward.

SERIES #49BowmanJackieAuto

1949 Bowman Jackie Robinson PSA Authentic/DNA 8 Autograph

Use of Proceeds - SERIES #49BowmanJackieAuto

The following illustrates the estimated use of proceeds of this Offering (including from Series #49BowmanJackieAuto Interests acquired by the Manager) if the Total Minimum ($38,850) is raised in this Offering and the cash portion of the asset cost is $32,500.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$32,500	83.66%
Broker Dealer & Escrow Fees (2)	$1,441	3.71%
Legal Expenses (3)	$350	0.90%
Sourcing Fee (cash portion) (3)(4)	$4,550	11.71%
Total Fees and Expenses	$6,341	16.32%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$9	0.02%
Total Proceeds	$38,850	100.00%

(1)	The price that the seller/consignor has established for this asset is $65,000. The seller will contribute the asset to the Series in exchange for 3,250 Interests in the Series, which represents 50.00% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 50.00% of the agreed-upon price ($32,500) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates or to the seller/consignor of the Asset.
(3)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 585 units, which represents the portion ($5,850) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (20 units) for $200. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	1/6/2022
Expiration Date of Agreement	6/6/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	9.00%
Sourcing Fee Payable in Cash	7.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and Series is expected to directly pay future Series Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #49BowmanJackieAuto

Investment Overview

●	Upon completion of the SERIES #49BowmanJackieAuto Offering, SERIES #49BowmanJackieAuto will purchase a 1949 Bowman Jackie Robinson PSA Authentic/DNA 8 Autograph (The “Underlying Asset” with respect to SERIES #49BowmanJackieAuto, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Jackie Robinson is not just a baseball hero, but an American hero.

●	As a pioneer who broke baseball’s color barrier in 1947, he raised hopes and opportunities for the second half of the 20th century.

●	Robinson was a central figure in the Brooklyn Dodgers’ National League Dynasty, playing in six World Series and taking the boroughs only title in 1955.

●	He finished his illustrious and historic career with the following accolades: 6x All Star, NL MVP, MLB Rookie of the Year, NL Batting Champion, and 2x NL Stolen Base Leader.

●	His jersey number 42 is retired by all MLB teams. In addition, Robinson was selected to the Baseball Hall of Fame and the Major League Baseball All-Century Team.

Asset Description

Overview and authentication:

●	This offering is an AUTOGRAPHED 1949 Bowman Jackie Robinson.

●	Of the 1,544 submissions to PSA of 1949 Bowman Jackie Robinson cards only EIGHT have been autographed.

●	The most recent sale of an autographed 1949 Bowman Jackie Robinson was for $72,191 on 5/8/21 via Heritage Auctions. This copy had a graded 9 autograph.

●	The exact card being offered here last publicly sold for $55,172.90 on 4/1/21 via Mile High Auctions.

Notable Features:

Autographed Jackie Robinson Card

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #49BowmanJackieAuto going forward.

SERIES #OvechkinTheCupBGSGemMint9.5

Alex Ovechkin 2005-06 Upper Deck The Cup #179 /99 BGS Gem Mint 9.5

Use of Proceeds - SERIES #OvechkinTheCupBGSGemMint9.5

The following illustrates the estimated use of proceeds of this Offering (including from Series #OvechkinTheCupBGSGemMint9.5 Interests acquired by the Manager) if the Total Minimum ($324,500) is raised in this Offering and the cash portion of the asset cost is $300,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$300,000	92.45%
Broker Dealer & Escrow Fees (2)	$4,129	1.27%
Legal Expenses (3)	$350	0.11%
Sourcing Fee (cash portion) (3)(4)	$20,000	6.16%
Total Fees and Expenses	$24,479	7.54%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$21	0.01%
Total Proceeds	$324,500	100.00%

(1)	The price that the seller/consignor has established for this asset is $400,000. The seller will contribute the asset to the Series in exchange for 10,000 Interests in the Series, which represents 25.00% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 75.00% of the agreed-upon price ($300,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates or to the seller/consignor of the Asset.
(3)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 4400 units, which represents the portion ($44,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (163 units) for $1,630. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	1/9/2022
Expiration Date of Agreement	6/30/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	11.00%
Sourcing Fee Payable in Cash	5.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and Series is expected to directly pay future Series Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #OvechkinTheCupBGSGemMint9.5

Investment Overview

●	Upon completion of the SERIES #OvechkinTheCupBGSGemMint9.5 Offering, SERIES #OvechkinTheCupBGSGemMint9.5 will purchase a Alex Ovechkin 2005-06 Upper Deck The Cup #179 /99 BGS Gem Mint 9.5 (The “Underlying Asset” with respect to SERIES #OvechkinTheCupBGSGemMint9.5, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Often referred to as “Ovi” or “The Great Eight”, Alex Ovechkin is one of the most prolific goal scorers in the modern NHL and is widely considered one of the greatest to ever play the game.

●	As of January 2021, Ovechkin is a 8 time NHL All-Star, 9 time NHL scoring leader, 3 time NHL MVP and 2018 Stanley Cup Champion and was named one of the 100 Greatest NHL Players of all time in 2017.

●	Drafted 1st overall in the 2004 NHL Draft, Ovechkin missed the 2004-05 season due to the NHL Lockout, winning the Rookie of the Year award upon the resumption of play the following season.

●	As of January 2021, Ovechkin is just the 8th player in NHL History to have reached the 700 career goals milestone. Only Wayne Gretzky achieved the 700 goal milestone faster and at a younger age.

Asset Description

Overview and authentication:

●	Considered arguably Ovechkin’s most desirable rookie card on the planet.

●	Numbered to just 99, this card is 03/99.

●	Containing an incredibly rare 4-color jersey patch.

●	The card is signed by Ovechkin.

●	Graded a BGS Gem Mint 9.5, with the following subgrades Centering 10, Corners 9, Edges 9.5, Surface 10, Autograph 10.

●	Ovechkin collectibles, in particular his cards, are skyrocketing in popularity and prices as he chases Wayne Gretzky’s NHL all-time goal scoring record.

Notable Features:

Featuring an incredibly rare 4-color jersey patch and a signature from Ovechkin.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #OvechkinTheCupBGSGemMint9.5 going forward.

SERIES #MichaelJordanPortfolio

Curated Portfolio of Michael Jordan cards

Use of Proceeds - SERIES #MichaelJordanPortfolio

The following illustrates the estimated use of proceeds of this Offering (including from Series #MichaelJordanPortfolio Interests acquired by the Manager) if the Total Minimum ($999,000) is raised in this Offering and the asset cost is $930,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost	$930,000	93.09%
Broker Dealer & Escrow Fees (1)	$10,459	1.05%
Legal Expenses (2)	$350	0.04%
Sourcing Fee (cash portion) (3)	$58,125	5.82%
Total Fees and Expenses	$68,934	6.90%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$66	0.01%
Total Proceeds	$999,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(2)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 9300 units, which represents the portion ($93,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (500 units) for $5,000. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	1/9/2022
Expiration Date of Agreement	12/31/2022
Selling Entity	Affiliated Seller(1)
Total Sourcing Fee as a percentage of Consignment Price	16.25%
Sourcing Fee Payable in Series Equity Interest	10.00%
Sourcing Fee Payable in Cash	6.25%

(1)	The asset seller is a shareholder in the Company’s parent company, Collectable Technologies, Inc. but is not an officer, director or greater than 5% shareholder of that company. The consignment price has been determined based on recent public transactions of similar items. The seller acquired the Underlying Asset for $930,000. In the example set forth above, the seller would realize a profit of $0 on the sale of the asset.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #MichaelJordanPortfolio

Investment Overview

●	Upon completion of the SERIES #MichaelJordanPortfolio Offering, SERIES #MichaelJordanPortfolio will purchase a Curated Portfolio of Michael Jordan cards (The “Underlying Asset” with respect to SERIES #MichaelJordanPortfolio, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Often referred to as “MJ”, “His Airness” or “Air Jordan”, Michael Jordan is almost universally considered the greatest to ever play the game and one of the most culturally relevant athletes in the entire world.

●	Drafted 3rd overall in the 1984 NBA Draft after Hakeem Olajuwon and Sam Bowie, Michael Jordan played 15 seasons in the NBA, winning 6 NBA Titles with the Chicago Bulls.

●	He was also a 5 time NBA MVP, 10 time NBA scoring leader, 14 time NBA All-Star, 1984 NBA Rookie of the Year and 2 time Olympic Gold Medalist. He was inducted into the Basketball Hall of Fame in 2009 and received the Presidential Medal of Freedom in 2016, the highest civilian award.

●	From his Air Jordan brand with Nike to his appearances in film and television Jordan’s cultural significance and relevance cannot be overstated, making him one of the most recognizable and popular figures in the world.

Asset Description

Overview and authentication:

●	This portfolio of assets consists of a curated assortment of rare and valuable Michael Jordan sports cards.

●	The portfolio is designed to offer broad based, diversified exposure to the overall performance of Michael Jordan sports cards over time.

●	Each card within the basket will be graded and authenticated by one of the three major grading companies: PSA, BGS and SGC.

●	Each card within the portfolio will be selected based on rarity, condition, cultural and historical significance, and effect of inclusion on the overall portfolio composition.

Notable Features:

Featuring a curated assortment of rare and valuable Michael Jordan cards, the portfolio is designed to offer broad based, diversified exposure to the overall performance of Michael Jordan sports cards over time.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #MichaelJordanPortfolio going forward.

SERIES #StephenCurryPortfolio

Curated Portfolio of Stephen Curry cards

Use of Proceeds - SERIES #StephenCurryPortfolio

The following illustrates the estimated use of proceeds of this Offering (including from Series #StephenCurryPortfolio Interests acquired by the Manager) if the Total Minimum ($999,000) is raised in this Offering and the asset cost is $930,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost	$930,000	93.09%
Broker Dealer & Escrow Fees (1)	$10,459	1.05%
Legal Expenses (2)	$350	0.04%
Sourcing Fee (cash portion) (3)	$58,125	5.82%
Total Fees and Expenses	$68,934	6.90%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$66	0.01%
Total Proceeds	$999,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(2)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 9300 units, which represents the portion ($93,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (500 units) for $5,000. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	1/9/2022
Expiration Date of Agreement	12/31/2022
Selling Entity	Affiliated Seller(1)
Total Sourcing Fee as a percentage of Consignment Price	16.25%
Sourcing Fee Payable in Series Equity Interest	10.00%
Sourcing Fee Payable in Cash	6.25%

(1)	The asset seller is a shareholder in the Company’s parent company, Collectable Technologies, Inc. but is not an officer, director or greater than 5% shareholder of that company. The consignment price has been determined based on recent public transactions of similar items. The seller acquired the Underlying Asset for $930,000. In the example set forth above, the seller would realize a profit of $0 on the sale of the asset.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #StephenCurryPortfolio

Investment Overview

●	Upon completion of the SERIES #StephenCurryPortfolio Offering, SERIES #StephenCurryPortfolio will purchase a Curated Portfolio of Stephen Curry cards (The “Underlying Asset” with respect to SERIES #StephenCurryPortfolio, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Many analysts consider Curry to be the greatest shooter in NBA history and he is credited with revolutionizing the way modern basketball is played. He has been referred to as the “Michael Jordan of the three-point era,” pointing out that he did for the three-point shot what Jordan did for the dunk.

●	As of January 2021 Curry has been named a 6 time NBA All-Star, 2 time NBA MVP and has won 3 NBA Championships with the Warriors. His 2015-16 NBA MVP Award was the first time in the history of the award that there had been a unanimous vote.

●	CBS Sports ranked Curry #19 in their list of the 50 Greatest NBA Players of All Time and Sports Illustrated ranked him #3 behind Kevin Durant and LeBron James on their Top 100 NBA Players of 2019 list.

Asset Description

Overview and authentication:

●	This portfolio of assets consists of a curated assortment of rare and valuable Stephen Curry sports cards.

●	The portfolio is designed to offer broad based, diversified exposure to the overall performance of Stephen Curry sports cards over time.

●	Each card within the basket will be graded and authenticated by one of the three major grading companies: PSA, BGS and SGC.

●	Each card within the portfolio will be selected based on rarity, condition, cultural and historical significance, and effect of inclusion on the overall portfolio composition.

Notable Features:

Featuring a curated assortment of rare and valuable Stephen Curry cards, the portfolio is designed to offer broad based, diversified exposure to the overall performance of Stephen Curry sports cards over time.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #StephenCurryPortfolio going forward.

SERIES #GeorgeVezina1911C55PSA7

George Vezina 1911 C55 PSA 7

Use of Proceeds - SERIES #GeorgeVezina1911C55PSA7

The following illustrates the estimated use of proceeds of this Offering (including from Series #GeorgeVezina1911C55PSA7 Interests acquired by the Manager) if the Total Minimum ($118,150) is raised in this Offering and the asset cost is $108,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost	$108,000	91.41%
Broker Dealer & Escrow Fees (1)	$2,200	1.86%
Legal Expenses (2)	$350	0.30%
Sourcing Fee (cash portion) (3)	$7,560	6.40%
Total Fees and Expenses	$10,110	8.56%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$40	0.03%
Total Proceeds	$118,150	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(2)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 972 units, which represents the portion ($9,720) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (60 units) for $600. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	1/1/2022
Expiration Date of Agreement	4/30/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	9.00%
Sourcing Fee Payable in Cash	7.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #GeorgeVezina1911C55PSA7

Investment Overview

●	Upon completion of the SERIES #GeorgeVezina1911C55PSA7 Offering, SERIES #GeorgeVezina1911C55PSA7 will purchase a George Vezina 1911 C55 PSA 7 (The “Underlying Asset” with respect to SERIES #GeorgeVezina1911C55PSA7, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Georges Vezina, nicknamed “Chicoutimi Cucumber”, was a Canadian goaltender who played seven seasons in the National Hockey Association and nine in the National Hockey League, all with the Montreal Canadiens.

●	After being signed by the Canadiens in 1910, Vézina played in 327 consecutive regular season games and 39 playoff games.

●	When the Hockey Hall of Fame opened in 1945, Vézina was one of the original nine inductees, and in 2017 the NHL included him on their list of the 100 greatest players in league history.

●	Vézina allowed the fewest goals in the league seven times in his career: four times in the NHA and three times in the NHL. In 1918, Vézina became the first NHL goaltender to both record a shutout and earn an assist on a goal.

●	At the start of the 1926–27 NHL season, the Canadiens donated the Vezina Trophy to the NHL as an award to the goaltender who allowed the fewest goals during the season.

●	Since 1981, the Vezina Trophy has been given to the most outstanding goaltender as determined by a vote of NHL general managers.

Asset Description

Overview and authentication:

●	This offering contains a George Vezina rookie card from the 1911 C55 Set in a grade of PSA 7.

●	Out of 171 total submissions to PSA, NINE have received a grade of 7 with only 1 graded higher.

●	According to VCP pricing guide the last public sale of a PSA 7 was for $62,730 on 5/23/21 via Goldin Auctions

●	PSA Card Facts states, “this is the only recognized rookie card of the man whose name is synonymous with goal-tending excellence. Georges Vezina is to hockey goalies what Cy Young is to baseball pitchers when it comes to personal achievement.”

●	They go on to say, “This unattributed Canadian tobacco issue, thought to have been released by Imperial Tobacco, remains a key segment of any advanced vintage hockey collection.”

Notable Features:

George Vezina PSA 7 Rookie Card

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #GeorgeVezina1911C55PSA7 going forward.

SERIES #MarvelPMGBlueSet

Complete set of 2015 Fleer Marvel Retro Precious Metal Gems Blue / 50

Use of Proceeds - SERIES #MarvelPMGBlueSet

The following illustrates the estimated use of proceeds of this Offering (including from Series #MarvelPMGBlueSet Interests acquired by the Manager) if the Total Minimum ($325,500) is raised in this Offering and the asset cost is $300,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost	$300,000	92.17%
Broker Dealer & Escrow Fees (1)	$4,129	1.27%
Legal Expenses (2)	$350	0.11%
Sourcing Fee (cash portion) (3)	$21,000	6.45%
Total Fees and Expenses	$25,479	7.83%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$21	0.01%
Total Proceeds	$325,500	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(2)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 2700 units, which represents the portion ($27,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (163 units) for $1,630. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	1/9/2022
Expiration Date of Agreement	12/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	9.00%
Sourcing Fee Payable in Cash	7.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #MarvelPMGBlueSet

Investment Overview

●	Upon completion of the SERIES #MarvelPMGBlueSet Offering, SERIES #MarvelPMGBlueSet will purchase a Complete set of 2015 Fleer Marvel Retro Precious Metal Gems Blue / 50 (The “Underlying Asset” with respect to SERIES #MarvelPMGBlueSet, as applicable), the specifications of which are set forth below.

Overview:

●	Marvel films have been in production since 2007, and in that time Marvel Studios has produced and released 27 films, with at least 12 more in various stages of development.

●	Marvel is the highest-grossing film franchise of all time, having grossed over $25.3 billion at the global box office.

●	The audience for Marvel collectibles is vast and global.

●	2015 Fleer Retro Marvel trading cards take things back to the 1990s. Similar to the 2013 set under the same banner, the release focuses extensively on designs from the past.

●	Upper Deck has utilized the Fleer brand and its corresponding set names with great success in the sports card market. In an attempt to capitalize on the popularity of such iconic insert sets as Jambalya, Precious Metal Gems, Flair and Metal, Upper Deck has used these themes in a unique fashion by bringing them to the Marvel Comic Universe in Fleer Retro.

Asset Description

Overview and authentication:

●	Complete set of 2015 Fleer Marvel Retro Precious Metal Gems Blue

●	Numbered to /50

●	Contains 42 cards

●	All PSA graded

●	Precious Metal Gems are considered some of the top inserts to debut in the late 1990s. They made the jump over to comic trading cards with 2013 Fleer Retro Marvel and were one of the most popular parts of the release.

●	Recently, a Spider Man 2013 Fleer Retro Marvel Precious Metal Gems Blue broke the record for the most expensive Marvel card ever, selling for $132,000.

Notable Features:

●	PMG Blues contain blue foil backdrops

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #MarvelPMGBlueSet going forward.

SERIES #MarvelPMGRedSet

Complete set of 2015 Fleer Marvel Retro Precious Metal Gems Red / 100

Use of Proceeds - SERIES #MarvelPMGRedSet

The following illustrates the estimated use of proceeds of this Offering (including from Series #MarvelPMGRedSet Interests acquired by the Manager) if the Total Minimum ($165,000) is raised in this Offering and the asset cost is $150,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost	$150,000	90.91%
Broker Dealer & Escrow Fees (1)	$2,622	1.59%
Legal Expenses (2)	$350	0.21%
Sourcing Fee (cash portion) (3)	$12,000	7.27%
Total Fees and Expenses	$14,972	9.07%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$28	0.02%
Total Proceeds	$165,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(2)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 1200 units, which represents the portion ($12,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (83 units) for $830. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	1/9/2022
Expiration Date of Agreement	12/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	8.00%
Sourcing Fee Payable in Cash	8.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #MarvelPMGRedSet

Investment Overview

●	Upon completion of the SERIES #MarvelPMGRedSet Offering, SERIES #MarvelPMGRedSet will purchase a Complete set of 2015 Fleer Marvel Retro Precious Metal Gems Red / 100 (The “Underlying Asset” with respect to SERIES #MarvelPMGRedSet, as applicable), the specifications of which are set forth below.

Overview:

●	Marvel films have been in production since 2007, and in that time Marvel Studios has produced and released 27 films, with at least 12 more in various stages of development.

●	Marvel is the highest-grossing film franchise of all time, having grossed over $25.3 billion at the global box office.

●	The audience for Marvel collectibles is vast and global.

●	2015 Fleer Retro Marvel trading cards take things back to the 1990s. Similar to the 2013 set under the same banner, the release focuses extensively on designs from the past.

●	Upper Deck has utilized the Fleer brand and its corresponding set names with great success in the sports card market. In an attempt to capitalize on the popularity of such iconic insert sets as Jambalya, Precious Metal Gems, Flair and Metal, Upper Deck has used these themes in a unique fashion by bringing them to the Marvel Comic Universe in Fleer Retro.

Asset Description

Overview and authentication:

●	Complete set of 2015 Fleer Marvel Retro Precious Metal Gems Red

●	Numbered to /100

●	Contains 42 cards

●	All PSA graded

●	Precious Metal Gems are considered some of the top inserts to debut in the late 1990s. They made the jump over to comic trading cards with 2013 Fleer Retro Marvel and were one of the most popular parts of the release.

●	Recently, a Spider Man 2013 Fleer Retro Marvel Precious Metal Gems Blue broke the record for the most expensive Marvel card ever, selling for $132,000.

Notable Features:

●	PMG Reds contain red foil backdrops

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #MarvelPMGRedSet going forward.

SERIES #MarvelPMGBronzeSet

Complete set of 2017 Fleer Marvel Retro Precious Metal Gems Bronze / 199

Use of Proceeds - SERIES #MarvelPMGBronzeSet

The following illustrates the estimated use of proceeds of this Offering (including from Series #MarvelPMGBronzeSet Interests acquired by the Manager) if the Total Minimum ($46,700) is raised in this Offering and the asset cost is $40,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost	$40,000	85.65%
Broker Dealer & Escrow Fees (1)	$1,517	3.25%
Legal Expenses (2)	$350	0.75%
Sourcing Fee (cash portion) (3)	$4,800	10.28%
Total Fees and Expenses	$6,667	14.28%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$33	0.07%
Total Proceeds	$46,700	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(2)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 160 units, which represents the portion ($1,600) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (24 units) for $240. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	1/9/2022
Expiration Date of Agreement	12/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	4.00%
Sourcing Fee Payable in Cash	12.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #MarvelPMGBronzeSet

Investment Overview

●	Upon completion of the SERIES #MarvelPMGBronzeSet Offering, SERIES #MarvelPMGBronzeSet will purchase a Complete set of 2017 Fleer Marvel Retro Precious Metal Gems Bronze / 199 (The “Underlying Asset” with respect to SERIES #MarvelPMGBronzeSet, as applicable), the specifications of which are set forth below.

Overview:

●	Marvel films have been in production since 2007, and in that time Marvel Studios has produced and released 27 films, with at least 12 more in various stages of development.

●	Marvel is the highest-grossing film franchise of all time, having grossed over $25.3 billion at the global box office.

●	The audience for Marvel collectibles is vast and global.

●	2015 Fleer Retro Marvel trading cards take things back to the 1990s. Similar to the 2013 set under the same banner, the release focuses extensively on designs from the past.

●	Upper Deck has utilized the Fleer brand and its corresponding set names with great success in the sports card market. In an attempt to capitalize on the popularity of such iconic insert sets as Jambalya, Precious Metal Gems, Flair and Metal, Upper Deck has used these themes in a unique fashion by bringing them to the Marvel Comic Universe in Fleer Retro.

Asset Description

Overview and authentication:

●	Complete set of 2017 Fleer Marvel Retro Precious Metal Gems Bronze

●	Numbered to /199

●	Contains 50 cards

●	All PSA graded

●	Precious Metal Gems are considered some of the top inserts to debut in the late 1990s. They made the jump over to comic trading cards with 2013 Fleer Retro Marvel and were one of the most popular parts of the release.

●	Recently, a Spider Man 2013 Fleer Retro Marvel Precious Metal Gems Blue broke the record for the most expensive Marvel card ever, selling for $132,000.

Notable Features:

●	PMG Bronze contain bronze foil backdrops

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #MarvelPMGBronzeSet going forward.

SERIES #MarvelPMGGreenSet

Complete set of 2015 Fleer Marvel Retro Precious Metal Gems Green / 10

Use of Proceeds - SERIES #MarvelPMGGreenSet

The following illustrates the estimated use of proceeds of this Offering (including from Series #MarvelPMGGreenSet Interests acquired by the Manager) if the Total Minimum ($1,339,100) is raised in this Offering and the asset cost is $1,250,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost	$1,250,000	93.35%
Broker Dealer & Escrow Fees (1)	$13,674	1.02%
Legal Expenses (2)	$350	0.03%
Sourcing Fee (cash portion) (3)	$75,000	5.60%
Total Fees and Expenses	$89,024	6.65%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$76	0.01%
Total Proceeds	$1,339,100	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(2)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 12500 units, which represents the portion ($125,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (670 units) for $6,700. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	1/9/2022
Expiration Date of Agreement	12/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	10.00%
Sourcing Fee Payable in Cash	6.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #MarvelPMGGreenSet

Investment Overview

●	Upon completion of the SERIES #MarvelPMGGreenSet Offering, SERIES #MarvelPMGGreenSet will purchase a Complete set of 2015 Fleer Marvel Retro Precious Metal Gems Green / 10 (The “Underlying Asset” with respect to SERIES #MarvelPMGGreenSet, as applicable), the specifications of which are set forth below.

Overview:

●	Marvel films have been in production since 2007, and in that time Marvel Studios has produced and released 27 films, with at least 12 more in various stages of development.

●	Marvel is the highest-grossing film franchise of all time, having grossed over $25.3 billion at the global box office.

●	The audience for Marvel collectibles is vast and global.

●	2015 Fleer Retro Marvel trading cards take things back to the 1990s. Similar to the 2013 set under the same banner, the release focuses extensively on designs from the past.

●	Upper Deck has utilized the Fleer brand and its corresponding set names with great success in the sports card market. In an attempt to capitalize on the popularity of such iconic insert sets as Jambalya, Precious Metal Gems, Flair and Metal, Upper Deck has used these themes in a unique fashion by bringing them to the Marvel Comic Universe in Fleer Retro.

Asset Description

Overview and authentication:

●	Complete set of 2015 Fleer Marvel Retro Precious Metal Gems Green

●	Numbered to /10

●	Contains 42 cards

●	All PSA graded

●	Precious Metal Gems are considered some of the top inserts to debut in the late 1990s. They made the jump over to comic trading cards with 2013 Fleer Retro Marvel and were one of the most popular parts of the release.

●	Recently, a Spider Man 2013 Fleer Retro Marvel Precious Metal Gems Blue broke the record for the most expensive Marvel card ever, selling for $132,000.

Notable Features:

●	PMG Greens contain green foil backdrops

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #MarvelPMGGreenSet going forward.

SERIES #LukaGoldSelect

2018 Panini Select Luka Doncic Gold Refractor PSA 10

Use of Proceeds - SERIES #LukaGoldSelect

The following illustrates the estimated use of proceeds of this Offering (including from Series #LukaGoldSelect Interests acquired by the Manager) if the Total Minimum ($97,000) is raised in this Offering and the cash portion of the asset cost is $88,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$88,000	90.72%
Broker Dealer & Escrow Fees (2)	$1,999	2.06%
Legal Expenses (3)	$350	0.36%
Sourcing Fee (cash portion) (3)(4)	$6,600	6.80%
Total Fees and Expenses	$8,949	9.23%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$51	0.05%
Total Proceeds	$97,000	100.00%

(1)	The price that the seller/consignor has established for this asset is $110,000. The seller will contribute the asset to the Series in exchange for 2,200 Interests in the Series, which represents 20.00% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 80.00% of the agreed-upon price ($88,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates or to the seller/consignor of the Asset.
(3)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 1100 units, which represents the portion ($11,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (49 units) for $490. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	1/19/2022
Expiration Date of Agreement	6/10/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	10.00%
Sourcing Fee Payable in Cash	6.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and Series is expected to directly pay future Series Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #LukaGoldSelect

Investment Overview

●	Upon completion of the SERIES #LukaGoldSelect Offering, SERIES #LukaGoldSelect will purchase a 2018 Panini Select Luka Doncic Gold Refractor PSA 10 (The “Underlying Asset” with respect to SERIES #LukaGoldSelect, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Leading a Dallas Mavericks team that might not be far away from owning the Western Conference for years to come, Luka Doncic is a basketball outlier, a point guard whose skill-set is so individualistic that it’s virtually impossible to find a direct NBA comp.

●	In 2015, the then-16-year-old Slovenian native debuted with Real Madrid, holding his own against players twice his age. He won the Euro League MVP in 2018, and was named to their All-Decade team.

●	Luka came into the NBA with huge expectations, which he somehow exceeded, winning the 2019 Rookie of the Year, and landing a spot on the 2020 All-NBA Team alongside vets Giannis Antetokounmpo, LeBron James, Anthony Davis, and James Harden.

●	San Antonio Spurs coach Gregg Popovich compared Doncic to Magic Johnson, saying, “He sees the floor that way.” Luka’s Mavericks coach Rick Carlisle went further, gushing, “He’s a savant type of guy” along the lines of Larry Bird.

●	Doncic’s nightly averages -- 24.7 points, 8.5 rebounds, 7.3 assists -- have fans believing he could join Oscar Robertson and Russell Westbrook as the rare player who averaged a season-long triple-double.

Asset Description

Overview and authentication:

●	Numbered to only 10, this Gold Refractor Luka Doncic rookie card is undoubtedly one of the most sought after examples for the young superstar.

●	Graded PSA 10, this card stands alone as the highest graded Gold Refractor on the entire Population report as a POP 1.

●	Recently, Gold Refractors /10 have become among the most sought after sets across all products.

●	Panini Prizm is another sought after rookie product for Luka Doncic. PSA 10 copies of his Gold Refractor Prizm rookie card have sold for $780,000 and $645,750 with Goldin Auctions recently.

●	A LeBron James Gold Prizm sold for $571,200 and a Giannis Antetokuonmpo Gold Prizm sold for $510,000 also with Goldin Auctions.

Notable Features:

Gold Refractor #3/10

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #LukaGoldSelect going forward.

SERIES #CurryGoldToppsPSA10

Stephen Curry 2009 Topps Gold Refractor PSA 10

Use of Proceeds - SERIES #CurryGoldToppsPSA10

The following illustrates the estimated use of proceeds of this Offering (including from Series #CurryGoldToppsPSA10 Interests acquired by the Manager) if the Total Minimum ($25,800) is raised in this Offering and the cash portion of the asset cost is $20,100.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$20,100	77.91%
Broker Dealer & Escrow Fees (2)	$1,317	5.10%
Legal Expenses (3)	$350	1.36%
Sourcing Fee (cash portion) (3)(4)	$4,020	15.58%
Total Fees and Expenses	$5,687	22.04%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$14	0.05%
Total Proceeds	$25,800	100.00%

(1)	The price that the seller/consignor has established for this asset is $67,000. The seller will contribute the asset to the Series in exchange for 4,690 Interests in the Series, which represents 70.00% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 30.00% of the agreed-upon price ($20,100) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates or to the seller/consignor of the Asset.
(3)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 670 units, which represents the portion ($6,700) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (13 units) for $130. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	1/9/2022
Expiration Date of Agreement	6/30/2022
Selling Entity	Affiliated Seller(1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	10.00%
Sourcing Fee Payable in Cash	6.00%

(1)	The asset seller is a shareholder in the Company’s parent company, Collectable Technologies, Inc. but is not an officer, director or greater than 5% shareholder of that company. The consignment price has been determined based on recent public transactions of similar items. The seller acquired the Underlying Asset for $2,000. In the example set forth above, the seller would realize a profit of $65,000 on the sale of the asset, assuming that the units received by the asset seller have a value of $46,900.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and Series is expected to directly pay future Series Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #CurryGoldToppsPSA10

Investment Overview

●	Upon completion of the SERIES #CurryGoldToppsPSA10 Offering, SERIES #CurryGoldToppsPSA10 will purchase a Stephen Curry 2009 Topps Gold Refractor PSA 10 (The “Underlying Asset” with respect to SERIES #CurryGoldToppsPSA10, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Many analysts consider Curry to be the greatest shooter in NBA history and he is credited with revolutionizing the way modern basketball is played. He has been referred to as the “Michael Jordan of the three-point era,” pointing out that he did for the three-point shot what Jordan did for the dunk.

●	As of January 2021 Curry has been named a 6 time NBA All-Star, 2 time NBA MVP and has won 3 NBA Championships with the Warriors. His 2015-16 NBA MVP Award was the first time in the history of the award that there had been a unanimous vote.

●	CBS Sports ranked Curry #19 in their list of the 50 Greatest NBA Players of All Time and Sports Illustrated ranked him #3 behind Kevin Durant and LeBron James on their Top 100 NBA Players of 2019 list.

Asset Description

Overview and authentication:

●	This offering contains a PSA 10 graded 2009 Topps Chrome Gold Refractor of Stephen Curry.

●	Out of 297 submissions to PSA, TWENTY have received a grade of 10.

●	PWCC states, “(This is) one of Curry’s most condition sensitive Topps rookie parallels encased in a PSA 10 holder. The ’09 Topps Gold set is typically plagued by a slew of condition issues and is limited to only 2009 manufactured”

●	“if you are searching for a popular and rare card of one of the greatest athletes of all-time, you may want to consider (this card)”

●	This card most recently sold for $78,000 via PWCC’s December 2021 premier auction.

Notable Features:

Gold Refractor

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #CurryGoldToppsPSA10 going forward.

SERIES #1986FleerBasketballCompletePSA10

1986 Fleer Complete Set (including stickers) PSA 10’s

Use of Proceeds - SERIES #1986FleerBasketballCompletePSA10

The following illustrates the estimated use of proceeds of this Offering (including from Series #1986FleerBasketballCompletePSA10 Interests acquired by the Manager) if the Total Minimum ($1,300,000) is raised in this Offering and the cash portion of the cost of the assets is $1,220,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$1,220,000	93.85%
Broker Dealer & Escrow Fees (2)	$13,373	1.03%
Legal Expenses (3)	$350	0.03%
Sourcing Fee (cash portion) (3)(4)	$66,216	5.09%
Total Fees and Expenses	$79,939	6.15%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$61	0.00%
Total Proceeds	$1,300,000	100.00%

(1)	The sellers of the assets have established the aggregate price for the assets at $1,240,000. One of the sellers, in order to retain an equity interest in the assets being sold, will receive 2,000 Interests in the Series, which represents approximately 1.61% of the agreed-upon value of the Underlying Assets. The amount set forth in the table represents 98.39% of the agreed-upon price ($1,220,000) of the assets.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates or to the seller/consignor of the Asset.
(3)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 13218 units, which represents the portion ($132,184) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (650 units) for $6,500. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreements listed in the Series Detail Table regarding the Series with the Asset Sellers for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreements and pay the Asset Sellers the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Assets.

Series Detail Table

Agreement Types	Consignment
Date of Agreements	12/27/2021 and 12/28/2021
Expiration Date of Agreements	4/30/2022
Selling Entity	Unaffiliated Sellers (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	10.66%
Sourcing Fee Payable in Cash	5.34%

(1)	The asset sellers are third parties who are not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment prices has been determined by arms-length bargaining. The consignment prices were determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and Series is expected to directly pay future Series Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #1986FleerBasketballCompletePSA10

Investment Overview

●	Upon completion of the SERIES #1986FleerBasketballCompletePSA10 Offering, SERIES #1986FleerBasketballCompletePSA10 will purchase a 1986 Fleer Complete Set (including stickers) PSA 10’s (comprised of the Complete Set (minus the Michael Jordan card) and, from another consignor, the Michael Jordan card, which completes the set) (The “Underlying Asset” with respect to SERIES #1986FleerBasketballCompletePSA10, as applicable), the specifications of which are set forth below.

Asset Description

Overview and authentication:

●	This offering contains a complete set of 1986 Fleer Basketball cards, including stickers, in grades of PSA 10.

●	PSA Card Facts writes, “The hardcourt set is anchored by depictions of Larry Bird, Magic Johnson, joined by most of their greatest contemporaries including Kareem Abdul-Jabbar, Julius Erving, Moses Malone and Isiah Thomas.”

●	PSA also states, “Rookie cards include those of Michael Jordan (#57), plus future Hall of Famers Charles Barkley, Clyde Drexler, Patrick Ewing, Karl Malone, Hakeem Olajuwon and Dominique Wilkins.”

Notable Features:

Basket of a PSA 10 Rookie Card as well as a Game Worn Jersey

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #1986FleerBasketballCompletePSA10 going forward.

SERIES #LeBronJamesCavs2016Jersey

LeBron James 2016 Cleveland Cavaliers Game Used Home Jersey - Photomatched and Graded 10

Use of Proceeds - SERIES #LeBronJamesCavs2016Jersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #LeBronJamesCavs2016Jersey Interests acquired by the Manager) if the Total Minimum ($90,750) is raised in this Offering and the asset cost is $85,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost	$85,000	88.70%
Broker Dealer & Escrow Fees (1)	$1,969	2.86%
Legal Expenses (2)	$350	0.57%
Sourcing Fee (cash portion) (3)	$3,400	4.43%
Total Fees and Expenses	$5,719	7.86%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$31	3.44%
Total Proceeds	$90,750	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(2)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 1020 units, which represents the portion ($10,200) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (46 units) for $460. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	1/17/2022
Expiration Date of Agreement	12/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	12.00%
Sourcing Fee Payable in Cash	4.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #LeBronJamesCavs2016Jersey

Investment Overview

●	Upon completion of the SERIES #LeBronJamesCavs2016Jersey Offering, SERIES #LeBronJamesCavs2016Jersey will purchase a LeBron James 2016 Cleveland Cavaliers Game Used Home Jersey - Photomatched and Graded 10 (The “Underlying Asset” with respect to SERIES #LeBronJamesCavs2016Jersey, as applicable), the specifications of which are set forth below.

Overview:

●	Frequently discussed as one of the greatest basketball players of all time, LeBron James is certainly one of America’s most influential and popular athletes of his generation.

●	James has won three NBA Championships, three NBA Finals MVP Awards, and four NBA’s Most Valuable Player Awards.

●	James is the three-time AP Athlete of the Year and two-time Sports Illustrated Sportsperson of the Year.

●	After winning two championships with the Miami Heat, LeBron triumphantly returned to the Cavaliers and brought the city of Cleveland its first major professional sports championship since 1964, and the first ever championship won by the Cleveland Cavaliers franchise.

Asset Description

Overview and authentication:

●	LeBron James Cleveland Cavaliers Game Used Home Jersey

●	Photomatched by Resolution Photomatching to December 13, 2016 vs the Memphis Grizzlies. Also accompanied by an NBA LOA and a Photo-Match.com LOA, grading it a perfect 10.

●	While wearing this jersey, LeBron recorded 23 points, 8 assists, 6 rebounds, and 3 steals.

●	The jersey last sold at Grey Flannel Auction for $77,305. Since then, it has been photomatched by Resolution Photomatching.

●	The player #23 appears on both the front and on the back in wine mesh with a wine-stitched border on white tackle twill.

●	Across the back reads the player name, “JAMES” in wine tackle twill sewn directly onto the white mesh jersey.

Notable Features:

●	Across the back reads the player name, “JAMES” in wine tackle twill sewn directly onto the white mesh jersey.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #LeBronJamesCavs2016Jersey going forward.

SERIES #CassiusClaySonyListonUPIType1

Original Type 1 News Service Photogram - Cassius Clay/Sonny Liston

Use of Proceeds - SERIES #CassiusClaySonyListonUPIType1

The following illustrates the estimated use of proceeds of this Offering (including from Series #CassiusClaySonyListonUPIType1 Interests acquired by the Manager) if the Total Minimum ($23,950) is raised in this Offering and the asset cost is $20,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost	$20,000	93.66%
Broker Dealer & Escrow Fees (1)	$1,316	2.17%
Legal Expenses (2)	$350	0.39%
Sourcing Fee (cash portion) (3)	$2,200	3.75%
Total Fees and Expenses	$3,866	6.30%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$84	0.03%
Total Proceeds	$23,950	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(2)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 100 units, which represents the portion ($1,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (12 units) for $120. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	1/9/2022
Expiration Date of Agreement	12/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	5.00%
Sourcing Fee Payable in Cash	11.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #CassiusClaySonyListonUPIType1

Investment Overview

●	Upon completion of the SERIES #CassiusClaySonyListonUPIType1 Offering, SERIES #CassiusClaySonyListonUPIType1 will purchase a Original Type 1 News Service Photogram - Cassius Clay/Sonny Liston (The “Underlying Asset” with respect to SERIES #CassiusClaySonyListonUPIType1, as applicable), the specifications of which are set forth below.

Overview:

●	Muhammad Ali is recognized as not only one of the greatest boxers of all time, but also one of the greatest athletes of all time. His illustrious career spanned from 1960 to 1981 during which he achieved a record of 56 wins (37 by Knockout) and 5 losses. He was born Cassius Clay, Jr. in 1942, but later changed his name to Muhammad Ali in 1964 after joining the nation of Islam.

●	Muhammad Ali first became an American sports icon after winning the gold medal at the 1960 Olympics in Rome. However, he later threw the medal into the Ohio river after he was enraged by a restaurant owner who refused to serve him because of the color of his skin. Ali was later presented with a replacement medal in 1996 at the Atlanta Olympics, but the value of the new medal could not compare to that of the original 1960 medal that resides at the bottom of a river. Any item relating Muhammad Ali (Cassius Clay) to the 1960 Olympics is very valuable and highly coveted by the sports collecting industry.

●	Some of the most memorable moment of his life include; winning gold in 1960 Olympics, winning the heavyweight title in 1964 against Sonny Liston, his “Fight of the Century” against Joe Frazier in 1971, his “Rumble in the Jungle” fight against George Foreman in 1974, and his lighting the Olympic torch in Atlanta in 1996. He will forever be a legendary sports icon.

●	As the New York Times eloquently stated, Ali “was the most thrilling if not the best heavyweight ever, carrying into the ring a physically lyrical, unorthodox boxing style that fused speed, agility, and power more seamlessly than that of any fighter before him.”

Asset Description

Overview and authentication:

●	Original Type 1 News Service Photo from the Cassius Clay/Sonny Liston 1965 Fight.

●	United Press International

●	Depicts the famous knockout of Sonny Liston

●	Handwritten notes on back of photo “Liston-Clay KO in 1st”

Notable Features:

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #CassiusClaySonyListonUPIType1 going forward.

SERIES #MahomesFlawlessShield1of1

Patrick Mahomes 2017 Panini Flawless Shield Signatures #4 BGS 7.5

Use of Proceeds - SERIES #MahomesFlawlessShield1of1

The following illustrates the estimated use of proceeds of this Offering (including from Series #MahomesFlawlessShield1of1 Interests acquired by the Manager) if the Total Minimum ($1,040,000) is raised in this Offering and the cash portion of the asset cost is $950,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$950,000	91.35%
Broker Dealer & Escrow Fees (2)	$10,660	1.02%
Legal Expenses (3)	$350	0.03%
Sourcing Fee (cash portion) (3)(4)	$78,850	7.58%
Total Fees and Expenses	$89,860	8.64%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$141	0.01%
Total Proceeds	$1,040,000	100.00%

(1)	The price that the seller/consignor has established for this asset is $1,900,000. The seller will contribute the asset to the Series in exchange for 95,000 Interests in the Series, which represents 50.00% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 50.00% of the agreed-upon price ($950,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates or to the seller/consignor of the Asset.
(3)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 22515 units, which represents the portion ($225,150) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (520 units) for $5,200. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	1/1/2022
Expiration Date of Agreement	4/30/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	11.85%
Sourcing Fee Payable in Cash	4.15%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and Series is expected to directly pay future Series Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #MahomesFlawlessShield1of1

Investment Overview

●	Upon completion of the SERIES #MahomesFlawlessShield1of1 Offering, SERIES #MahomesFlawlessShield1of1 will purchase a Patrick Mahomes 2017 Panini Flawless Shield Signatures #4 BGS 7.5 (The “Underlying Asset” with respect to SERIES #MahomesFlawlessShield1of1, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	The son of a former Major League Baseball player and the undisputed new “face of the NFL”, Patrick Mahomes II has quickly established himself as one of the most electrifying QBs in the game.

●	After spending his rookie season as the backup to Alex Smith he went on to win NFL Offensive Player of the Year and the NFL MVP in his first year as a starter.

●	In his 3rd season he led the Chiefs to a Super Bowl Victory and Super Bowl MVP award, following that up this past season with another Super Bowl trip eventually losing to Tom Brady and the Buccaneers.

●	Mahomes recently signed the 2nd most expensive contract in sporting history with a 10 year contract totalling $503M including bonuses, was named to Time’s 100 Most Influential People of 2020 and is a part owner of the Kansas City Royals baseball franchise.

Asset Description

Overview and authentication:

●	This offering contains the NFL Shield 1/1 Rookie Patch Autograph for Patrick Mahomes.

●	Widely considered his best vertical NFL Shield rookie card (as the National Treasure RPA is horizontal)/

●	The 2017 Panini Flawless set consist of 130 base cards, each serial-numbered to 15. Parallels consist of Sapphire #/15, Diamond #/10, Emerald #/5, Chocolate Diamond #/4, Canary Yellow Diamond #/3 and Platinum 1/1

●	In many cases the cards contain chips of actual diamonds and other precious stones. There is also a Red, White and Blue variation that features three jewels. These jewel cards are found two per box.

●	There are also Rookie Gems Signatures that feature on-card signatures that match the parallels for the base gemstones.

●	Widely considered one of the top 2 products for NFL trading cards along with National Treasures.

●	The National Treasures NFL Shield 1/1 RPA sold for $4.3M

Notable Features:

1 of 1

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #MahomesFlawlessShield1of1 going forward.

SERIES #BoJackson1986RoyalsJersey

Bo Jackson Royals 1986 Jersey - Photo matched

Use of Proceeds - SERIES #BoJackson1986RoyalsJersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #BoJackson1986RoyalsJersey Interests acquired by the Manager) if the Total Minimum ($83,250) is raised in this Offering and the cash portion of the asset cost is $75,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$75,000	90.09%
Broker Dealer & Escrow Fees (2)	$1,868	2.24%
Legal Expenses (3)	$350	0.42%
Sourcing Fee (cash portion) (3)(4)	$6,000	7.21%
Total Fees and Expenses	$8,218	9.87%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$32	0.04%
Total Proceeds	$83,250	100.00%

(1)	The price that the seller/consignor has established for this asset is $100,000. The seller will contribute the asset to the Series in exchange for 2,500 Interests in the Series, which represents 25.00% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 75.00% of the agreed-upon price ($75,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates or to the seller/consignor of the Asset.
(3)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 1000 units, which represents the portion ($10,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (42 units) for $420. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	1/1/2022
Expiration Date of Agreement	4/30/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	10.00%
Sourcing Fee Payable in Cash	6.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and Series is expected to directly pay future Series Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #BoJackson1986RoyalsJersey

Investment Overview

●	Upon completion of the SERIES #BoJackson1986RoyalsJersey Offering, SERIES #BoJackson1986RoyalsJersey will purchase a Bo Jackson Royals 1986 Jersey - Photo matched (The “Underlying Asset” with respect to SERIES #BoJackson1986RoyalsJersey, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Vincent “Bo” Jackson was a two-sport professional athlete, playing in both the NFL as well as MLB.

●	He is the only professional athlete in history to be named an All-Star in both baseball and football

●	Jackson played college football as a running back for the Auburn Tigers, and won the Heisman Trophy in 1985.

●	He played in the National Football League for the Los Angeles Raiders and in Major League Baseball for the Kansas City Royals, Chicago White Sox, and California Angels.

●	Jackson’s name became known beyond just sports through the “Bo Knows” ad campaign by Nike

●	A 1991 hip injury ended his football career early, and he retired from baseball in 1994.

●	He was inducted into the College Football Hall of Fame in 1996

Asset Description

Overview and authentication:

●	This offering contains a Bo Jackson 1986 Kansas City Royals Game Used Jersey.

●	Photomatched by Sports Investors Authentication to the 1986 season.

●	This jersey was on display in 2016 at Kauffman Stadium.

●	Another Game Used blue Kansas City Royals Jersey sold for $4,541 in 2015 via Heritage Auctions. It was NOT photomatched.

Notable Features:

Photmatched 1986 Game Used Jersey

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #BoJackson1986RoyalsJersey going forward.

SERIES #ZedRunLookingAlive

Zen Run Horse “Looking Alive”

Use of Proceeds - SERIES #ZedRunLookingAlive

The following illustrates the estimated use of proceeds of this Offering (including from Series #ZedRunLookingAlive Interests acquired by the Manager) if the Total Minimum ($44,500) is raised in this Offering and the cash portion of the asset cost is $39,600.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$39,600	88.99%
Broker Dealer & Escrow Fees (2)	$1,513	3.40%
Legal Expenses (3)	$350	0.79%
Sourcing Fee (cash portion) (3)(4)	$2,988	6.71%
Total Fees and Expenses	$4,851	10.90%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$49	0.11%
Total Proceeds	$44,500	100.00%

(1)	The price that the seller/consignor has established for this asset is $72,000. The seller will contribute the asset to the Series in exchange for 3,240 Interests in the Series, which represents 45.00% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 55.00% of the agreed-upon price ($39,600) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates or to the seller/consignor of the Asset.
(3)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 853 units, which represents the portion ($8,532) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (23 units) for $230. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	1/17/2022
Expiration Date of Agreement	12/31/2022
Selling Entity	Affiliated Seller(1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	11.85%
Sourcing Fee Payable in Cash	4.15%

(1)	The asset seller is a shareholder in the Company’s parent company, Collectable Technologies, Inc. but is not an officer, director or greater than 5% shareholder of that company. The consignment price has been determined based on recent public transactions of similar items. The seller acquired the Underlying Asset for $72,000. In the example set forth above, the seller would realize a profit of $0. on the sale of the asset, assuming that the units received by the asset seller have a value of $32,400.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and Series is expected to directly pay future Series Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #ZedRunLookingAlive

Investment Overview

●	Upon completion of the SERIES #ZedRunLookingAlive Offering, SERIES #ZedRunLookingAlive will purchase a Zen Run Horse “Looking Alive” (The “Underlying Asset” with respect to SERIES #ZedRunLookingAlive, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Zed Run is a Digital horse racing game built on Ethereum (ETH) which allows owners of Virtual mounts to enter them in several races an hour.

●	Players can buy, breed, and race the Digital steeds.

●	Users pay up to $15 depending on the Class of race and the winners take prize money in cryptocurrency. The horses are a type of Non-Fungible Token (NFT).

●	The ultimate goal in ZED is to create a Legacy with a valuable stable full of Winning and rare racehorses

Asset Description

Overview and authentication:

●	This offering contains Zed Run horse named “Looking Alive”

●	“Looking Alive” has the “Nakamoto” bloodline property, held by 11% of all Zed Run horses.

●	“Looking Alive” has the “Genesis” breed type property, held by 13% of all Zed Run horses.

●	“Looking Alive” has the “Eminence” coat color property, held by only 0.98% of all Zed Run horses.

●	“Looking Alive” has the “Filly” gender property, held by 38% of all Zed Run horses.

●	“Looking Alive” has the “Z1” genotype property, held by only 0.47% of all Zed Run horses.

Notable Features:

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #ZedRunLookingAlive going forward.

SERIES #93FinalsPennant

AC Milan - FC Barcelona 1993/94 Champions League Final Official Pennant

Use of Proceeds - SERIES #93FinalsPennant

The following illustrates the estimated use of proceeds of this Offering (including from Series #93FinalsPennant Interests acquired by the Manager) if the Total Minimum ($6,800) is raised in this Offering and the cost of the participation interest is $4,900.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cost of Participation Interest (1)	$4,900	72.06%
Broker Dealer & Escrow Fees (2)	$1,164	17.12%
Legal Expenses (3)	$350	5.15%
Sourcing Fee (cash portion) (4)	$343	5.04%
Total Fees and Expenses	$1,857	27.31%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$43	0.63%
Total Proceeds	$6,800	100.00%

(1)	The owner of the Underlying Asset has offered and the Series will, upon completion of the Offering, a 49% interest in the Asset. The owner has established the value of the Underlying Asset at $10,000.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(3)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 63 units, which represents the portion ($637) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (4 units) for $40. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own only a 1% participation interest in the Underlying Asset. The Asset Owner has the right at any time, on 30-days’ prior written notice, to repurchase the 49% participation for a price equal to the greater of (i) $4,900 plus offering expenses incurred; and (ii) the product of: (x) the number of series units then outstanding, multiplied by: (y) 125% of the average trading price of the units over the 30-day period prior to giving written notice of the repurchase. This may result in any gain (actual or perceived) in the value of the participation interest (and the units in the Series) being limited.

Series Detail Table

Agreement Type	Participation
Date of Agreement	1/24/2022
Expiration Date of Agreement	n/a
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	20.00%
Sourcing Fee Payable in Series Equity Interest	13.00%
Sourcing Fee Payable in Cash	7.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #93FinalsPennant

Investment Overview

●	Upon completion of the SERIES #93FinalsPennant Offering, SERIES #93FinalsPennant will purchase a 49% participation interest in an AC Milan - FC Barcelona 1993/94 Champions League Final Official Pennant (The “Underlying Asset” with respect to SERIES #93FinalsPennant, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Associazione Calcio Milan, commonly referred to as AC Milan or simply Milan, is a professional football club in Milan, Italy

●	Milan has won a joint record three Intercontinental Cups and one FIFA Club World Cup, seven European Cup/Champions League titles (Italian record), the UEFA Super Cup a joint record five times and the Cup Winners’ Cup twice.

●	With 18 league titles, Milan is the third most successful club in Serie A, behind local rivals Inter Milan (19 league titles) and Juventus (36 league titles). They have also won the Coppa Italia five times, and the Supercoppa Italiana seven

Asset Description

Overview and authentication:

●	Presented here is the 1993-94 Champions League Official Pennant awarded to AC Milan.

●	Presented in Athens prior to the AC Milan-Barcelona match on May 18, 1994.

●	This pennant was swapped before the match by the 2 captains of AC Milan and Barcelona.

●	AC Milan won the match 4-0.

●	Exhibited from 1996 to 2016 in the AC Milan & FC Inter San Siro Stadium Museum

Notable Features:

Official Champions League Pennant

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #93FinalsPennant going forward.

SERIES #BeckenbauerCleats

Franz Beckenbauer signed Adidas Match-Worn Cleats

Use of Proceeds - SERIES #BeckenbauerCleats

The following illustrates the estimated use of proceeds of this Offering (including from Series #BeckenbauerCleats Interests acquired by the Manager) if the Total Minimum ($9,500) is raised in this Offering and the cost of the participation interest is $7,350.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cost of Participation Interest (1)	$7,350	77.37%
Broker Dealer & Escrow Fees (2)	$1,189	12.51%
Legal Expenses (3)	$350	3.68%
Sourcing Fee (cash portion) (4)	$588	6.19%
Total Fees and Expenses	$2,127	22.39%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$23	0.25%
Total Proceeds	$9,500	100.00%

(1)	The owner of the Underlying Asset has offered and the Series will, upon completion of the Offering, a 49% interest in the Asset. The owner has established the value of the Underlying Asset at $15,000.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(3)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 88 units, which represents the portion ($882) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (5 units) for $50. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own only a 1% participation interest in the Underlying Asset. The Asset Owner has the right at any time, on 30-days' prior written notice, to repurchase the 49% participation for a price equal to the greater of (i) $7,350 plus offering expenses incurred; and (ii) the product of: (x) the number of series units then outstanding, multiplied by: (y) 120% of the average trading price of the units over the 30-day period prior to giving written notice of the repurchase. This may result in any gain (actual or perceived) in the value of the participation interest (and the units in the Series) being limited.

Series Detail Table

Agreement Type	Participation
Date of Agreement	1/24/2022
Expiration Date of Agreement	n/a
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	20.00%
Sourcing Fee Payable in Series Equity Interest	12.00%
Sourcing Fee Payable in Cash	8.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #BeckenbauerCleats

Investment Overview

●	Upon completion of the SERIES #BeckenbauerCleats Offering, SERIES #BeckenbauerCleats will purchase a 49% participation interest in an Franz Beckenbauer signed Adidas Match-Worn Cleats (The “Underlying Asset” with respect to SERIES #BeckenbauerCleats, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Franz Beckenbauer, is a German former professional footballer and manager.

●	Beckenbauer was nicknamed Der Kaiser (“The Emperor”) because of his elegant style, dominance and leadership on the field

●	A versatile player who started out as a midfielder, Beckenbauer made his name as a central defender. He is often credited as having invented the role of the modern sweeper

●	Beckenbauer appeared 103 times for West Germany and played in three FIFA World Cups and two European Championships. He is one of three men, along with Brazil’s Mário Zagallo and France’s Didier Deschamps, to have won the World Cup as a player and as a manager (1974 & 1990).

●	He was named in the World Team of the 20th Century in 1998, the FIFA World Cup Dream Team in 2002, the Ballon d’Or Dream Team in 2020, and in 2004 was listed in the FIFA 100 of the world’s greatest living players.

Asset Description

Overview and authentication:

●	These Adidas cleats were worn during the 1977 NASL season by Franz Beckenbauer.

●	Beckenbauer played alongside Pele for the New York Cosmos in the NASL.

●	Autographed by Beckenbauer

Notable Features:

Adidas Cleats autographed by Franz Beckenbauer

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #BeckenbauerCleats going forward.

SERIES #BeckhamMilanWorn

David Beckham AC Milan Match-Worn Shirt from 5/10/10 (only game vs man-u)

Use of Proceeds - SERIES #BeckhamMilanWorn

The following illustrates the estimated use of proceeds of this Offering (including from Series #BeckhamMilanWorn Interests acquired by the Manager) if the Total Minimum ($18,750) is raised in this Offering and the cost of the participation interest is $15,680.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cost of Participation Interest (1)	$15,680	83.63%
Broker Dealer & Escrow Fees (2)	$1,272	6.79%
Legal Expenses (3)	$350	1.87%
Sourcing Fee (cash portion) (4)	$1,411	7.53%
Total Fees and Expenses	$3,034	16.18%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$36	0.19%
Total Proceeds	$18,750	100.00%

(1)	The owner of the Underlying Asset has offered and the Series will, upon completion of the Offering, a 49% interest in the Asset. The owner has established the value of the Underlying Asset at $32,000.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(3)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 172 units, which represents the portion ($1,725) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (10 units) for $100. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own only a 1% participation interest in the Underlying Asset. The Asset Owner has the right at any time, on 30-days' prior written notice, to repurchase the 49% participation for a price equal to the greater of (i) $15,680 plus offering expenses incurred; and (ii) the product of: (x) the number of series units then outstanding, multiplied by: (y) 120% of the average trading price of the units over the 30-day period prior to giving written notice of the repurchase. This may result in any gain (actual or perceived) in the value of the participation interest (and the units in the Series) being limited.

Series Detail Table

Agreement Type	Participation
Date of Agreement	1/24/2022
Expiration Date of Agreement	n/a
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	20.00%
Sourcing Fee Payable in Series Equity Interest	11.00%
Sourcing Fee Payable in Cash	9.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #BeckhamMilanWorn

Investment Overview

●	Upon completion of the SERIES #BeckhamMilanWorn Offering, SERIES #BeckhamMilanWorn will purchase a 49% participation interest in an David Beckham AC Milan Match-Worn Shirt from 5/10/10 (only game vs man-u) (The “Underlying Asset” with respect to SERIES #BeckhamMilanWorn, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	David Beckham is an English former professional footballer, the current president & co-owner of Inter Miami CF and co-owner of Salford City

●	He played for Manchester United, Preston North End, Real Madrid, AC Milan, LA Galaxy, Paris Saint-Germain and the England national team

●	He is the first English player to win league titles in four countries: England, Spain, the United States and France. He retired in May 2013 after a 20-year career, during which he won 19 major trophies

●	Beckham has been hailed as one of the greatest and most recognisable midfielders of his generation, as well as one of the best set-piece specialists of all time. He was runner-up in the Ballon d’Or in 1999, twice runner-up for FIFA World Player of the Year (1999 and 2001) and in 2004 was named by Pelé in the FIFA 100 list of the world’s greatest living players.

●	He was inducted into the English Football Hall of Fame in 2008 and the Premier League Hall of Fame in 2021.

Asset Description

Overview and authentication:

●	Black long-sleeved AC Milan jersey, #32.

●	This AC Milan jersey was worn by David Beckham on March 10, 2010 versus Manchester United, the only match Beckham played against Man-U at Old Trafford in his career.

●	AC Milan lost the match 4-0, eliminating them from the Champions League competition.

●	Personally gifted to the San Siro Museum by David Beckham.

Notable Features:

Black #32 AC Milan jersey

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #BeckhamMilanWorn going forward.

SERIES #Buffon06WC

Gianluigi Buffon Signed Match-Worn Shirt from 2006 Fifa World Cup Final Match vs Italy

Use of Proceeds - SERIES #Buffon06WC

The following illustrates the estimated use of proceeds of this Offering (including from Series #Buffon06WC Interests acquired by the Manager) if the Total Minimum ($15,100) is raised in this Offering and the cost of the participation interest is $12,250.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cost of Participation Interest (1)	$12,250	81.13%
Broker Dealer & Escrow Fees (2)	$1,238	8.20%
Legal Expenses (3)	$350	2.32%
Sourcing Fee (cash portion) (4)	$1,225	8.11%
Total Fees and Expenses	$2,813	18.63%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$37	0.25%
Total Proceeds	$15,100	100.00%

(1)	The owner of the Underlying Asset has offered and the Series will, upon completion of the Offering, a 49% interest in the Asset. The owner has established the value of the Underlying Asset at $25,000.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(3)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 122 units, which represents the portion ($1,225) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (8 units) for $80. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own only a 1% participation interest in the Underlying Asset. The Asset Owner has the right at any time, on 30-days' prior written notice, to repurchase the 49% participation for a price equal to the greater of (i) $12,250 plus offering expenses incurred; and (ii) the product of: (x) the number of series units then outstanding, multiplied by: (y) 120% of the average trading price of the units over the 30-day period prior to giving written notice of the repurchase. This may result in any gain (actual or perceived) in the value of the participation interest (and the units in the Series) being limited.

Series Detail Table

Agreement Type	Participation
Date of Agreement	1/24/2022
Expiration Date of Agreement	n/a
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	20.00%
Sourcing Fee Payable in Series Equity Interest	10.00%
Sourcing Fee Payable in Cash	10.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #Buffon06WC

Investment Overview

●	Upon completion of the SERIES #Buffon06WC Offering, SERIES #Buffon06WC will purchase a 49% participation interest in an Gianluigi Buffon Signed Match-Worn Shirt from 2006 Fifa World Cup Final Match vs Italy (The “Underlying Asset” with respect to SERIES #Buffon06WC, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Gianluigi Buffon is an Italian professional footballer who captains and plays as a goalkeeper for the Serie B club Parma. He is widely regarded as one of the greatest goalkeepers of all time

●	He is one of the few recorded players to have made over 1,100 professional career appearances.

●	With 176 international caps, Buffon is the most capped player in the history of the Italy national team

●	Buffon was called up for a record of five FIFA World Cup tournaments (in 1998, 2002, 2006, 2010 and 2014) after making his debut in 1997

●	Buffon was named among the FIFA 100 list of the world’s greatest living players in 2004. He is the only goalkeeper to win the UEFA Club Footballer of the Year award and was voted into the UEFA Team of the Year on five occasions

Asset Description

Overview and authentication:

●	Gold long-sleeved Italian National Team jersey, #1

●	This Italian National Team jersey was worn by Gianluigi Buffon in the 2006 FIFA World Cup Finals Match.

●	Italy defeated France 1-1 (5-3) on Penalty Kicks to win the 2006 FIFA World Cup.

●	Buffon was awarded the Golden Gloves as the best Goalkeeper of the competition.

●	Signed by Gianluigi Buffon.

Notable Features:

Autographed by Gianluigi Buffon

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #Buffon06WC going forward.

SERIES #CruffCleats

Johan Cruff signed Match-Worn Puma Turf Cleats from 1979 NASL

Use of Proceeds - SERIES #CruffCleats

The following illustrates the estimated use of proceeds of this Offering (including from Series #CruffCleats Interests acquired by the Manager) if the Total Minimum ($9,650) is raised in this Offering and the cost of the participation interest is $7,350.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cost of Participation Interest (1)	$7,350	76.17%
Broker Dealer & Escrow Fees (2)	$1,189	12.32%
Legal Expenses (3)	$350	3.63%
Sourcing Fee (cash portion) (4)	$735	7.62%
Total Fees and Expenses	$2,274	23.56%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$26	0.27%
Total Proceeds	$9,650	100.00%

(1)	The owner of the Underlying Asset has offered and the Series will, upon completion of the Offering, a 49% interest in the Asset. The owner has established the value of the Underlying Asset at $15,000.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(3)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 73 units, which represents the portion ($735) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (5 units) for $50. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own only a 1% participation interest in the Underlying Asset. The Asset Owner has the right at any time, on 30-days' prior written notice, to repurchase the 49% participation for a price equal to the greater of (i) $7,350 plus offering expenses incurred; and (ii) the product of: (x) the number of series units then outstanding, multiplied by: (y) 120% of the average trading price of the units over the 30-day period prior to giving written notice of the repurchase. This may result in any gain (actual or perceived) in the value of the participation interest (and the units in the Series) being limited.

Series Detail Table

Agreement Type	Participation
Date of Agreement	1/24/2022
Expiration Date of Agreement	n/a
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	20.00%
Sourcing Fee Payable in Series Equity Interest	10.00%
Sourcing Fee Payable in Cash	10.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #CruffCleats

Investment Overview

●	Upon completion of the SERIES #CruffCleats Offering, SERIES #CruffCleats will purchase a 49% participation interest in an Johan Cruff signed Match-Worn Puma Turf Cleats from 1979 NASL (The “Underlying Asset” with respect to SERIES #CruffCleats, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Johannes Cruijff was a Dutch professional football player and manager. As a player, he won the Ballon d’Or three times, in 1971, 1973 and 1974.

●	widely regarded as one of the greatest players in the history of the sport, as well as one of its best managers ever.

●	Cruyff led the Netherlands to the final of the 1974 FIFA World Cup and received the Golden Ball as player of the tournament. Cruyff refused to play in the 1978 World Cup after a kidnapping attempt targeting him and his family in their Barcelona home dissuaded him from football.

●	In 1999, Cruyff was voted European Player of the Century in an election held by the International Federation of Football History & Statistics, and came second behind Pelé in their World Player of the Century poll.

●	He was included in the World Team of the 20th Century in 1998, the FIFA World Cup Dream Team in 2002, and in 2004 was named in the FIFA 100 list of the world’s greatest living players.

Asset Description

Overview and authentication:

●	These Puma cleats were worn during the 1979 NASL season by Johan Crujff.

●	Crujff played two games for the New York Cosmos before signing with the LA Aztecs.

●	Artificial Turf cleats.

Notable Features:

Black Puma Turf Cleats

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #CruffCleats going forward.

SERIES #Iniesta10WC

Andres Iniesta match-issued 2010 Fifa World Cup Final Match shirt

Use of Proceeds - SERIES #Iniesta10WC

The following illustrates the estimated use of proceeds of this Offering (including from Series #Iniesta10WC Interests acquired by the Manager) if the Total Minimum ($21,050) is raised in this Offering and the cost of the participation interest is $17,640.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cost of Participation Interest (1)	$17,640	83.80%
Broker Dealer & Escrow Fees (2)	$1,292	6.14%
Legal Expenses (3)	$350	1.66%
Sourcing Fee (cash portion) (4)	$1,764	8.38%
Total Fees and Expenses	$3,406	16.18%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$4	0.02%
Total Proceeds	$21,050	100.00%

(1)	The owner of the Underlying Asset has offered and the Series will, upon completion of the Offering, a 49% interest in the Asset. The owner has established the value of the Underlying Asset at $36,000.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(3)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 176 units, which represents the portion ($1,764) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (11 units) for $110. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own only a 1% participation interest in the Underlying Asset. The Asset Owner has the right at any time, on 30-days' prior written notice, to repurchase the 49% participation for a price equal to the greater of (i) $17,640 plus offering expenses incurred; and (ii) the product of: (x) the number of series units then outstanding, multiplied by: (y) 120% of the average trading price of the units over the 30-day period prior to giving written notice of the repurchase. This may result in any gain (actual or perceived) in the value of the participation interest (and the units in the Series) being limited.

Series Detail Table

Agreement Type	Participation
Date of Agreement	1/24/2022
Expiration Date of Agreement	n/a
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	20.00%
Sourcing Fee Payable in Series Equity Interest	10.00%
Sourcing Fee Payable in Cash	10.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #Iniesta10WC

Investment Overview

●	Upon completion of the SERIES #Iniesta10WC Offering, SERIES #Iniesta10WC will purchase a 49% participation interest in an Andres Iniesta match-issued 2010 Fifa World Cup Final Match shirt (The “Underlying Asset” with respect to SERIES #Iniesta10WC, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Andrés Iniesta is a Spanish professional footballer who plays as a midfielder and is the captain of J1 League club Vissel Kobe.

●	Considered one of the greatest midfielders of all time, Iniesta spent most of his career at Barcelona, where he served as the captain for three seasons.

●	He made his first-team debut aged 18 in 2002. He began playing regularly during the 2004–05 season and remained in the team until 2018.

●	Iniesta was an integral part of the Barcelona sides that won two historic trebles in 2009 and 2015, and his 35 trophies, which includes nine La Ligas and four UEFA Champions League titles, make him the most decorated Spanish footballer of all time.

●	After twenty-two years at Barcelona, Iniesta signed for Japanese club Vissel Kobe in 2018.

●	niesta has been named in the FIFA FIFPro World XI nine times and was chosen in the UEFA Team of the Year on six occasions. He was named in the All-time UEFA Euro XI.

●	He won the UEFA Best Player in Europe Award in 2012 and was named the IFFHS World’s Best Playmaker in 2012 and 2013.

●	Iniesta was runner-up to Lionel Messi for the 2010 FIFA Ballon d’Or and achieved third place in 2012.

Asset Description

Overview and authentication:

●	Blue short-sleeved Spanish National Team jersey

●	This jersey has been verified as match-issued and potentially match-used but the usage cannot be firmly verified.

●	Worn in the 2010 FIFA World Cup Finals versus Netherlands during which Spain won 1-0 as a result of Iniesta’s overtime goal.

●	Adidas Formotion Fabric

●	Sourced from a former Barcelona executive

Notable Features:

Blue short-sleeved Spain jersey, #6

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #Iniesta10WC going forward.

SERIES #06WorldCupBall

Italy-France 2006 World Cup Final Used Ball

Use of Proceeds - SERIES #06WorldCupBall

The following illustrates the estimated use of proceeds of this Offering (including from Series #06WorldCupBall Interests acquired by the Manager) if the Total Minimum ($23,050) is raised in this Offering and the cost of the participation interest is $19,600.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cost of Participation Interest (1)	$19,600	85.03%
Broker Dealer & Escrow Fees (2)	$1,312	5.69%
Legal Expenses (3)	$350	1.52%
Sourcing Fee (cash portion) (4)	$1,764	7.65%
Total Fees and Expenses	$3,426	14.86%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$24	0.11%
Total Proceeds	$23,050	100.00%

(1)	The owner of the Underlying Asset has offered and the Series will, upon completion of the Offering, a 49% interest in the Asset. The owner has established the value of the Underlying Asset at $40,000.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(3)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 215 units, which represents the portion ($2,156) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (12 units) for $120. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own only a 1% participation interest in the Underlying Asset. The Asset Owner has the right at any time, on 30-days' prior written notice, to repurchase the 49% participation for a price equal to the greater of (i) $19,600 plus offering expenses incurred; and (ii) the product of: (x) the number of series units then outstanding, multiplied by: (y) 120% of the average trading price of the units over the 30-day period prior to giving written notice of the repurchase. This may result in any gain (actual or perceived) in the value of the participation interest (and the units in the Series) being limited.

Series Detail Table

Agreement Type	Participation
Date of Agreement	1/24/2022
Expiration Date of Agreement	n/a
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	20.00%
Sourcing Fee Payable in Series Equity Interest	11.00%
Sourcing Fee Payable in Cash	9.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #06WorldCupBall

Investment Overview

●	Upon completion of the SERIES #06WorldCupBall Offering, SERIES #06WorldCupBall will purchase a 49% participation interest in an Italy-France 2006 World Cup Final Used Ball (The “Underlying Asset” with respect to SERIES #06WorldCupBall, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	The 2006 FIFA World Cup was the 18th FIFA World Cup, the quadrennial international football world championship tournament. It was held from 9 June to 9 July 2006 in Germany

●	Teams representing 198 national football associations from all six populated continents participated in the qualification process which began in September 2003. Thirty-one teams qualified from this process, along with the host nation, Germany, for the finals tournament.

●	Italy won the tournament, claiming their fourth World Cup title. They defeated France 5–3 in a penalty shoot-out in the final, after extra time had finished in a 1–1 draw.

●	The 2006 World Cup stands as one of the most watched events in television history, garnering an estimated 26.29 billion times viewed, compiled over the course of the tournament. The final attracted an estimated audience of 715.1 million people.

Asset Description

Overview and authentication:

●	Adidas Teamgeist Ball from the 2006 World Cup Final

●	Hallmarked as one of the 21 balls used in the 2006 World Cup Final between Italy and France.

●	The 2006 Final was iconic for several reasons, including being Zidane’s last game as well as Italy’s victory in Penalty Kicks.

●	The 2006 Finals took place in Berlin on July 9, 2006.

●	Fire-branded as one of the 21 official match balls.

Notable Features:

Marked as one of the 21 official match balls.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #06WorldCupBall going forward.

SERIES #MbappeMessiNeymarBasket

Kylian Mbappe, Lionel Messi & Neymar Jr Match-Worn Shirt Basket

Use of Proceeds - SERIES #MbappeMessiNeymarBasket

The following illustrates the estimated use of proceeds of this Offering (including from Series #MbappeMessiNeymarBasket Interests acquired by the Manager) if the Total Minimum ($9,100) is raised in this Offering and the cost of the participation interest is $6,860.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cost of Participation Interest (1)	$6,860	75.38%
Broker Dealer & Escrow Fees (2)	$1,184	13.01%
Legal Expenses (3)	$350	3.85%
Sourcing Fee (cash portion) (4)	$686	7.54%
Total Fees and Expenses	$2,220	24.39%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$20	0.22%
Total Proceeds	$9,100	100.00%

(1)	The owner of the Underlying Asset has offered and the Series will, upon completion of the Offering, a 49% interest in the Asset. The owner has established the value of the Underlying Asset at $14,000.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(3)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 68 units, which represents the portion ($686) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (5 units) for $50. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own only a 1% participation interest in the Underlying Asset. The Asset Owner has the right at any time, on 30-days' prior written notice, to repurchase the 49% participation for a price equal to the greater of (i) $6,680 plus offering expenses incurred; and (ii) the product of: (x) the number of series units then outstanding, multiplied by: (y) 120% of the average trading price of the units over the 30-day period prior to giving written notice of the repurchase. This may result in any gain (actual or perceived) in the value of the participation interest (and the units in the Series) being limited.

Series Detail Table

Agreement Type	Participation
Date of Agreement	1/24/2022
Expiration Date of Agreement	n/a
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	20.00%
Sourcing Fee Payable in Series Equity Interest	10.00%
Sourcing Fee Payable in Cash	10.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #MbappeMessiNeymarBasket

Investment Overview

●	Upon completion of the SERIES #MbappeMessiNeymarBasket Offering, SERIES #MbappeMessiNeymarBasket will purchase a 49% participation interest in an Kylian Mbappe, Lionel Messi & Neymar Jr Match-Worn Shirt Basket (The “Underlying Asset” with respect to SERIES #MbappeMessiNeymarBasket, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Lionel Messi is the Captain of both the Spanish professional club Barcelona as well as the Argentina national team. He is universally regarded as one of the greatest players of all time and often considered the best player in the world today.

●	As of February 2021, Messi has won 6 Ballon d’Or awards (the only to have won 4 consecutive) and a record six European Golden Shoes, awarded to the top goal scorer across all Euro leagues. He has spent his entire professional career with Barcelona where he has won 10 La Liga Titles, four UEGA Champions League titles and six Copas del Rey.

●	Messi holds the records for most goals in La Liga history (459), most goals in a season (50), most hat tricks in La Liga history(36) and most assists in La Liga history (186). He has scored over 750 career goals for club and country.

●	Messi was listed on Time’s 100 most influential people in the world twice and in 2020 became the first footballer and first team sport athlete to win the Laureus World Sportsman of the Year.

●	Kylian Mbappé Lottin is a French professional footballer who plays as a forward for Ligue 1 club Paris Saint-Germain and the France national team.

●	Mbappé has won three Ligue 1 titles, three Coupe de France titles, was named Ligue 1 Player of the Year twice, and has finished as Ligue 1 top scorer for three consecutive seasons

●	In 2018 Mbappé became the youngest French player to score at a World Cup, and became the second teenager, after Pelé, to score in a World Cup Final.

●	Neymar da Silva Santos Júnior, known as Neymar, is a Brazilian professional footballer who plays as a forward for Ligue 1 club Paris Saint-Germain and the Brazil national team.

●	Neymar was twice named the South American Footballer of the Year, in 2011 and 2012, and soon relocated to Europe to join Barcelona.

●	With 70 goals in 116 matches for Brazil since debuting at age 18, Neymar is the second highest goalscorer for his national team, trailing Pelé.

Asset Description

Overview and authentication:

●	This offering contains a basket of 3 match jerseys, one each from Kylian Mbappe, Lionel Messi and Neymar.

●	The Kylian Mbappe jersey was issued for the 2018-19 UEFA Nations League game between France and the Netherlands on September 9, 2018.

●	The Lionel Messi jersey was worn on February 26, 2012 for FC Barcelona in a match against Atletico Madrid.

●	The Neymar Jr jersey was worn in the 2020-21 French Ligue Cup Semifinal for Paris St. Germain against Montpellier.

●	The Mbappe jersey was received from an opposing player to whom it was gifted. The Messi jersey was received from a Barcelona executive. The Neymar Jr jersey was received from a Paris St. Germain director.

Notable Features:

Basket of 3 jerseys

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #MbappeMessiNeymarBasket going forward.

SERIES #Ronaldo08UEFA

Cristiano Ronaldo UEFA Champions League 2008-9 Final Match-Worn Jersey

Use of Proceeds - SERIES #Ronaldo08UEFA

The following illustrates the estimated use of proceeds of this Offering (including from Series #Ronaldo08UEFA Interests acquired by the Manager) if the Total Minimum ($23,050) is raised in this Offering and the cost of the participation interest is $19,600.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cost of Participation Interest (1)	$19,600	85.03%
Broker Dealer & Escrow Fees (2)	$1,312	5.69%
Legal Expenses (3)	$350	1.52%
Sourcing Fee (cash portion) (4)	$1,764	7.65%
Total Fees and Expenses	$3,426	14.86%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$24	0.11%
Total Proceeds	$23,050	100.00%

(1)	The owner of the Underlying Asset has offered and the Series will, upon completion of the Offering, a 49% interest in the Asset. The owner has established the value of the Underlying Asset at $40,000.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(3)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 215 units, which represents the portion ($2,156) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (12 units) for $120. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own only a 1% participation interest in the Underlying Asset. The Asset Owner has the right at any time, on 30-days' prior written notice, to repurchase the 49% participation for a price equal to the greater of (i) $19,600 plus offering expenses incurred; and (ii) the product of: (x) the number of series units then outstanding, multiplied by: (y) 120% of the average trading price of the units over the 30-day period prior to giving written notice of the repurchase. This may result in any gain (actual or perceived) in the value of the participation interest (and the units in the Series) being limited.

Series Detail Table

Agreement Type	Participation
Date of Agreement	1/24/2022
Expiration Date of Agreement	n/a
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	20.00%
Sourcing Fee Payable in Series Equity Interest	11.00%
Sourcing Fee Payable in Cash	9.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #Ronaldo08UEFA

Investment Overview

●	Upon completion of the SERIES #Ronaldo08UEFA Offering, SERIES #Ronaldo08UEFA will purchase a 49% participation interest in an Cristiano Ronaldo UEFA Champions League 2008-9 Final Match-Worn Jersey (The “Underlying Asset” with respect to SERIES #Ronaldo08UEFA, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Cristiano Ronaldo is a Portugese professional soccer player who plays for Serie A club Juventus and captains the Portugal National team.

●	Often considered the best player in the world and widely regarded as one of the greatest players of all time, Ronaldo has won five Ballon d’Or awards and four European Golden Shoes, both of which are records for a European player.

●	He has won 31 major trophies in his career, including seven league titles, five UEFA Champions Leagues, one UEFA European Championship, and one UEFA Nations League title.

●	Ronaldo holds the records for the most goals (134) and assists (40) in the history of the UEFA Champions League. He is one of the few recorded players to have made over 1,000 professional career appearances and has scored over 770 official senior career goals for club and country. He is also the second male to score 100 international goals and the first European one to achieve the feat.

Asset Description

Overview and authentication:

●	White long-sleeved Manchester United jersey, #7

●	This Man-U jersey was worn by Cristiano Ronaldo on May 27, 2008 during the 2008-09 UEFA Champions League Final versus Barcelona.

●	Man-U was defeated 2-0 by Barcelona.

●	Nike tag printed inside the jersey.

Notable Features:

White Man-U jersey with AIG logo.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #Ronaldo08UEFA going forward.

SERIES #LuizRonaldo02WC

Luiz Nazatio da Lima Ronaldo Match Worn Shirt 2002 World Cup Semifinal

Use of Proceeds - SERIES #LuizRonaldo02WC

The following illustrates the estimated use of proceeds of this Offering (including from Series #LuizRonaldo02WC Interests acquired by the Manager) if the Total Minimum ($9,100) is raised in this Offering and the cost of the participation interest is $6,860.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cost of Participation Interest (1)	$6,860	75.38%
Broker Dealer & Escrow Fees (2)	$1,184	13.01%
Legal Expenses (3)	$350	3.85%
Sourcing Fee (cash portion) (4)	$686	7.54%
Total Fees and Expenses	$2,220	24.39%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$20	0.22%
Total Proceeds	$9,100	100.00%

(1)	The owner of the Underlying Asset has offered and the Series will, upon completion of the Offering, a 49% interest in the Asset. The owner has established the value of the Underlying Asset at $14,000.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(3)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 68 units, which represents the portion ($686) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (5 units) for $50. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own only a 1% participation interest in the Underlying Asset. The Asset Owner has the right at any time, on 30-days' prior written notice, to repurchase the 49% participation for a price equal to the greater of (i) $6,680 plus offering expenses incurred; and (ii) the product of: (x) the number of series units then outstanding, multiplied by: (y) 120% of the average trading price of the units over the 30-day period prior to giving written notice of the repurchase. This may result in any gain (actual or perceived) in the value of the participation interest (and the units in the Series) being limited.

Series Detail Table

Agreement Type	Participation
Date of Agreement	1/24/2022
Expiration Date of Agreement	n/a
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	20.00%
Sourcing Fee Payable in Series Equity Interest	10.00%
Sourcing Fee Payable in Cash	10.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #LuizRonaldo02WC

Investment Overview

●	Upon completion of the SERIES #LuizRonaldo02WC Offering, SERIES #LuizRonaldo02WC will purchase a 49% participation interest in an Luiz Nazatio da Lima Ronaldo Match Worn Shirt 2002 World Cup Semifinal (The “Underlying Asset” with respect to SERIES #LuizRonaldo02WC, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Ronaldo Luís Nazário de Lima, commonly known as Ronaldo, is president of Segunda División club Real Valladolid, owner of Brasileiro Série B club Cruzeiro, and a retired professional footballer.

●	Ronaldo, nicknamed O Fenômeno (“The Phenomenon”) and R9, is widely considered one of the greatest players of all time

●	Ronaldo has been the influence for a generation of strikers that have followed. His individual accolades include being named FIFA World Player of the Year three times, and winning two Ballon d’Or awards

●	At 20 years old he was named the 1996 FIFA World Player of the Year, making him the youngest recipient of the award.

●	He was named in the FIFA 100 list of the greatest living players compiled in 2004 by Pelé, and was inducted into the Brazilian Football Museum Hall of Fame, Italian Football Hall of Fame, Inter Milan Hall of Fame and Real Madrid Hall of Fame. In 2020, Ronaldo was named in the Ballon d’Or Dream Team, a greatest all-time XI published by France Football magazine

Asset Description

Overview and authentication:

●	Yellow short-sleeved Brazil National Team jersey, #9.

●	This Brazil National Team jersey was worn by Ronaldo on June 26th, 2002 during the 2002 World Cup Semifinal match against Turkey.

●	This jersey was gifted to an Inter-Milan executive.

●	Brazil would go on to defeat Turkey 1-0 in the match.

Notable Features:

Yellow short-sleeved Brazil National Team jersey, #9

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #LuizRonaldo02WC going forward.

SERIES #PeleFriendlyWorn

Pele Match Worn Shirt from Sheffield Wednesday-Santos Friendly

Use of Proceeds - SERIES #PeleFriendlyWorn

The following illustrates the estimated use of proceeds of this Offering (including from Series #PeleFriendlyWorn Interests acquired by the Manager) if the Total Minimum ($17,000) is raised in this Offering and the cost of the participation interest is $13,720.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cost of Participation Interest (1)	$13,720	80.71%
Broker Dealer & Escrow Fees (2)	$1,253	7.37%
Legal Expenses (3)	$350	2.06%
Sourcing Fee (cash portion) (4)	$1,646	9.68%
Total Fees and Expenses	$3,249	19.11%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$31	0.18%
Total Proceeds	$17,000	100.00%

(1)	The owner of the Underlying Asset has offered and the Series will, upon completion of the Offering, a 49% interest in the Asset. The owner has established the value of the Underlying Asset at $28,000.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(3)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 109 units, which represents the portion ($1,098) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (9 units) for $90. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own only a 1% participation interest in the Underlying Asset. The Asset Owner has the right at any time, on 30-days' prior written notice, to repurchase the 49% participation for a price equal to the greater of (i) $13,720 plus offering expenses incurred; and (ii) the product of: (x) the number of series units then outstanding, multiplied by: (y) 120% of the average trading price of the units over the 30-day period prior to giving written notice of the repurchase. This may result in any gain (actual or perceived) in the value of the participation interest (and the units in the Series) being limited.

Series Detail Table

Agreement Type	Participation
Date of Agreement	1/24/2022
Expiration Date of Agreement	n/a
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	20.00%
Sourcing Fee Payable in Series Equity Interest	8.00%
Sourcing Fee Payable in Cash	12.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #PeleFriendlyWorn

Investment Overview

●	Upon completion of the SERIES #PeleFriendlyWorn Offering, SERIES #PeleFriendlyWorn will purchase a 49% participation interest in an Pele Match Worn Shirt from Sheffield Wednesday-Santos Friendly (The “Underlying Asset” with respect to SERIES #PeleFriendlyWorn, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Edson Arantes do Nascimento, known as Pelé, is a Brazilian former professional footballer who played as a forward. Regarded as one of the greatest players of all time and labelled “the greatest” by FIFA

●	In 1999 he was named Athlete of the Century by the International Olympic Committee and was included in the Time list of the 100 most important people of the 20th century

●	Pelé began playing for Santos at age 15 and the Brazil national team at 16. During his international career, he won three FIFA World Cups: 1958, 1962 and 1970, the only player to do so.

●	Pelé is the all-time leading goalscorer for Brazil with 77 goals in 92 games. At club level he is Santos’ all-time top goalscorer with 643 goals from 659 games

●	In Brazil, he is hailed as a national hero for his accomplishments in football and for his outspoken support of policies that improve the social conditions of the poor. His emergence at the 1958 World Cup where he became the first black global sporting star was a source of inspiration

●	One of the two joint winners of the FIFA Player of the 20th Century award alongside Diego Maradona.

Asset Description

Overview and authentication:

●	White long-sleeved Santos FC jersey, #10

●	Worn by Pele on February 23rd, 1972 in a Friendly match against Sheffield Wednesday.

●	After winning consecutive titles as South American Champion, Santos stopped playing South American competitions and toured the world for Friendly matches.

●	Santos won the match 2-0

Notable Features:

Santos FC jersey

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #PeleFriendlyWorn going forward.

SERIES #MaradonaSuspensionJersey

Maradona Game Worn Jersey from 2/18/93 return from suspension

Use of Proceeds - SERIES #MaradonaSuspensionJersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #MaradonaSuspensionJersey Interests acquired by the Manager) if the Total Minimum ($20,550) is raised in this Offering and the cost of the participation interest is $17,150.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cost of Participation Interest (1)	$17,150	83.45%
Broker Dealer & Escrow Fees (2)	$1,287	6.26%
Legal Expenses (3)	$350	1.70%
Sourcing Fee (cash portion) (4)	$1,715	8.35%
Total Fees and Expenses	$3,352	16.31%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$48	0.23%
Total Proceeds	$20,550	100.00%

(1)	The owner of the Underlying Asset has offered and the Series will, upon completion of the Offering, a 49% interest in the Asset. The owner has established the value of the Underlying Asset at $35,000.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(3)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 171 units, which represents the portion ($1,715) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (11 units) for $110. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own only a 1% participation interest in the Underlying Asset. The Asset Owner has the right at any time, on 30-days' prior written notice, to repurchase the 49% participation for a price equal to the greater of (i) $17,150 plus offering expenses incurred; and (ii) the product of: (x) the number of series units then outstanding, multiplied by: (y) 120% of the average trading price of the units over the 30-day period prior to giving written notice of the repurchase. This may result in any gain (actual or perceived) in the value of the participation interest (and the units in the Series) being limited.

Series Detail Table

Agreement Type	Participation
Date of Agreement	1/24/2022
Expiration Date of Agreement	n/a
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	20.00%
Sourcing Fee Payable in Series Equity Interest	10.00%
Sourcing Fee Payable in Cash	10.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #MaradonaSuspensionJersey

Investment Overview

●	Upon completion of the SERIES #MaradonaSuspensionJersey Offering, SERIES #MaradonaSuspensionJersey will purchase a 49% participation interest in an Maradona Game Worn Jersey from 2/18/93 return from suspension (The “Underlying Asset” with respect to SERIES #MaradonaSuspensionJersey, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Diego Armando Maradona, nicknamed El Pibe de Oro” (“The Golden Boy”), was an Argentine professional football player and manager. Widely regarded as one of the greatest players in the history of the sport, he was one of the two joint winners of the FIFA Player of the 20th Century award alongside Pele.

●	Maradona played in four FIFA World Cups, including the 1986 World Cup in Mexico, where he captained Argentina and led them to victory over West Germany in the final, and won the Golden Ball as the tournament’s best player.

●	In the 1986 World Cup quarter final, he scored both goals in a 2–1 victory over England that entered football history for two different reasons. The first goal was an unpenalized handling foul known as the “Hand of God”, while the second goal followed a 60 m (66 yd) dribble past five England players, voted “Goal of the Century” by FIFA.com voters in 2002.

Asset Description

Overview and authentication:

●	White and Blue striped short-sleeved Argentina National Team jersey, #10.

●	Worn by Maradona on February 18, 1993 versus Brazil.

●	This game was Maradona’s return to the Argentine National Team after his 1991 FIFA Suspension, his first match in 3 years for Argentina.

●	The match ended in a 1-1 draw.

●	This jersey is currently on display in Dubai at “The Beautiful Game Exhibition”.

Notable Features:

Argentina National Team jersey

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #MaradonaSuspensionJersey going forward.

SERIES #Pele1958AmericanaPSA3

Pele 1958 Americana LTDA PSA 3

Use of Proceeds - SERIES #Pele1958AmericanaPSA3

The following illustrates the estimated use of proceeds of this Offering (including from Series #Pele1958AmericanaPSA3 Interests acquired by the Manager) if the Total Minimum ($119,250) is raised in this Offering and the asset cost is $107,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost	$107,000	89.73%
Broker Dealer & Escrow Fees (1)	$2,190	1.84%
Legal Expenses (2)	$350	0.29%
Sourcing Fee (cash portion) (3)	$9,630	8.08%
Total Fees and Expenses	$12,170	10.21%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$80	0.07%
Total Proceeds	$119,250	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(2)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 749 units, which represents the portion ($7,490) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (60 units) for $600. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	1/17/2022
Expiration Date of Agreement	12/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	7.00%
Sourcing Fee Payable in Cash	9.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #Pele1958AmericanaPSA3

Investment Overview

●	Upon completion of the SERIES #Pele1958AmericanaPSA3 Offering, SERIES #Pele1958AmericanaPSA3 will purchase a Pele 1958 Americana LTDA PSA 3 (The “Underlying Asset” with respect to SERIES #Pele1958AmericanaPSA3, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Edson Arantes do Nascimento, known as Pelé, is a Brazilian former professional footballer who played as a forward. Regarded as one of the greatest players of all time and labelled “the greatest” by FIFA

●	In 1999 he was named Athlete of the Century by the International Olympic Committee and was included in the Time list of the 100 most important people of the 20th century

●	Pelé began playing for Santos at age 15 and the Brazil national team at 16. During his international career, he won three FIFA World Cups: 1958, 1962 and 1970, the only player to do so.

●	Pelé is the all-time leading goalscorer for Brazil with 77 goals in 92 games. At club level he is Santos’ all-time top goalscorer with 643 goals from 659 games

●	In Brazil, he is hailed as a national hero for his accomplishments in football and for his outspoken support of policies that improve the social conditions of the poor. His emergence at the 1958 World Cup where he became the first black global sporting star was a source of inspiration

●	One of the two joint winners of the FIFA Player of the 20th Century award alongside Diego Maradona.

Asset Description

Overview and authentication:

●	This offering contains a Hand-Cut 1958 Americana LTDA Pele in a grade of PSA 3.

●	Out of 12 submissions to PSA this is the only example to receive a grade of VG 3, with only 2 graded higher.

●	As one of the rarest Pele cards there are not many public sales, with PWCC most recently selling a PSA 1 graded copy for $28,800.

●	This hand-cut card was typically displayed in albums, which resulted in damage to the rear of the card from adhesives.

Notable Features:

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #Pele1958AmericanaPSA3 going forward.

SERIES #93SPBaseballWax

35 box lot of 1993 Upper Deck SP baseball unopened material

Use of Proceeds - SERIES #93SPBaseballWax

The following illustrates the estimated use of proceeds of this Offering (including from Series #93SPBaseballWax Interests acquired by the Manager) if the Total Minimum ($222,000) is raised in this Offering and the asset cost is $210,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost	$210,000	94.59%
Broker Dealer & Escrow Fees (1)	$3,225	1.45%
Legal Expenses (2)	$370	0.17%
Sourcing Fee (cash portion) (3)	$8,400	3.78%
Total Fees and Expenses	$11,995	5.40%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$5	0.00%
Total Proceeds	$222,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(2)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 2520 units, which represents the portion ($25,200) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (111 units) for $1,110. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	1/29/2022
Expiration Date of Agreement	12/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	12.00%
Sourcing Fee Payable in Cash	4.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #93SPBaseballWax

Investment Overview

●	Upon completion of the SERIES #93SPBaseballWax Offering, SERIES #93SPBaseballWax will purchase a 35 box lot of 1993 Upper Deck SP baseball unopened material (The “Underlying Asset” with respect to SERIES #93SPBaseballWax, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	From the moment he kicked off his 1996 Rookie of the Year season, it was clear that Derek Jeter was going to become one of the New York Yankees greats, mentioned in the same breath with Ruth, Gehrig, Mantle, and DiMaggio.

●	Among the most revered players of his era amongst both fans and peers, the sure-handed infielder racked up an MVP award, 14 All-Star Game appearances, five Silver Sluggers, and five Gold Gloves.

●	A five-time World Series winner, Jeter earned MVP honors in the 2000 fall classic.

●	Jeter was a remarkably consistent performer, finishing top-ten in MVP voting on eight occasions.

●	Jeter was elected into the Hall of Fame in 2020, appearing on 99.7% of the ballots.

Asset Description

Overview and authentication:

●	This offering contains thirty-five (35) sealed boxes of 1993 Upper Deck SP Baseball

●	Upper Deck’s 1993 SP set consists of 290 cards

●	This set is anchored by the regular issue cards of Rickey Henderson (#40), Mark McGwire (#41), Greg Maddux (#59), Robin Yount (#72), Ozzie Smith (#79), Mike Piazza (#98), Tony Gwynn (#167) and George Brett (#227), and by the rookie cards of Johnny Damon (#273) and Derek Jeter (#279).

●	The Derek Jeter Foil Rookie Card from this set is one of the most sought after modern baseball cards, and one of the most notoriously difficult to grade.

●	The most recent sale of a PSA 10 was $396,000

Notable Features:

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #93SPBaseballWax going forward.

SERIES #07ChromeBasketballWax

5 box lot of 2007 Topps Chrome Basketball unopened material

Use of Proceeds - SERIES #07ChromeBasketballWax

The following illustrates the estimated use of proceeds of this Offering (including from Series #07ChromeBasketballWax Interests acquired by the Manager) if the Total Minimum ($47,000) is raised in this Offering and the asset cost is $42,500.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost	$42,500	90.43%
Broker Dealer & Escrow Fees (1)	$1,542	3.28%
Legal Expenses (2)	$400	0.85%
Sourcing Fee (cash portion) (3)	$2,550	5.43%
Total Fees and Expenses	$4,492	9.56%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$8	0.02%
Total Proceeds	$47,000	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(2)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 425 units, which represents the portion ($4,250) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (24 units) for $240. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	1/29/2022
Expiration Date of Agreement	12/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	10.00%
Sourcing Fee Payable in Cash	6.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #07ChromeBasketballWax

Investment Overview

●	Upon completion of the SERIES #07ChromeBasketballWax Offering, SERIES #07ChromeBasketballWax will purchase a 5 box lot of 2007 Topps Chrome Basketball unopened material (The “Underlying Asset” with respect to SERIES #07ChromeBasketballWax, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	With his ability to dominate all facets of the NBA game -- playing in the paint, shooting from distance, defending all five positions -- Kevin Durant will be viewed as one of the towering figures of his era.

●	After one mindblowing year at the University of Texas, Durant declared for the NBA Draft and, after being chosen by the Seattle Supersonics (who, of course, moved to Oklahoma City and were dubbed the Thunder), he evolved into the definition of the modern wing.

●	A future first-ballot Hall of Famer, Durant led the league in scoring four times in five seasons between 2009-2014. He’s averaged 20-plus points in each of his 12 years in the league, topped off by a whopping 32.0 in his 2013-14 MVP campaign.

●	The ten-time All-Star helped lead the Golden State Warriors to a pair of titles, and in both series, he won the Finals MVP.

●	Durant signed with the Brooklyn Nets in 2019, and might well become the cornerstone of a perennial Eastern Conference contender.

Asset Description

Overview and authentication:

●	This offering contains five (5) sealed boxes of 2007 Topps Chrome Basketball

●	This 160-card base set feature past legends and contemporary stars in cards #1-#110, with NBA rookies found on cards #111-#160

●	The key rookie in the set is Kevin Durant

●	The most recent sale of a PSA 10 Kevin Durant Base card was $3,000

Notable Features:

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #07ChromeBasketballWax going forward.

SERIES #1980ToppsBasketballWax

2 Boxes of 1980 Topps Basketball unopened material

Use of Proceeds - SERIES #1980ToppsBasketballWax

The following illustrates the estimated use of proceeds of this Offering (including from Series #1980ToppsBasketballWax Interests acquired by the Manager) if the Total Minimum ($67,750) is raised in this Offering and the asset cost is $62,500.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost	$62,500	92.25%
Broker Dealer & Escrow Fees (1)	$1,743	2.57%
Legal Expenses (2)	$375	0.55%
Sourcing Fee (cash portion) (3)	$3,125	4.61%
Total Fees and Expenses	$5,243	7.74%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$7	0.01%
Total Proceeds	$67,750	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(2)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 687 units, which represents the portion ($6,875) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (34 units) for $340. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	1/29/2022
Expiration Date of Agreement	12/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	11.00%
Sourcing Fee Payable in Cash	5.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #1980ToppsBasketballWax

Investment Overview

●	Upon completion of the SERIES #1980ToppsBasketballWax Offering, SERIES #1980ToppsBasketballWax will purchase a 2 Boxes of 1980 Topps Basketball unopened material (The “Underlying Asset” with respect to SERIES #1980ToppsBasketballWax, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Larry Bird, nicknamed “Larry Legend”, was a legendary Boston Celtics star and considered one of the best small forwards in NBA history. Renowned for his mastery of the fundamentals, clutch shooting, toughness, and all-around game.

●	Bird’s career accolades include 3x NBA champion, 3x NBA MVP, 12x All Star, 9x NBA All-First team, and a Hall of Fame inductee.

●	Earvin “Magic” Johnson, a legendary Los Angeles Lakers star, is considered one of the best players and playmakers in NBA history and is credited with redefining the point guard role. Renowned for his dazzling skillset, “Showtime” style, ability to play all five positions and larger than life persona.

●	Magic’s career accolades include 5x NBA champion, 3x NBA MVP, 12x All Star, 9x NBA All-First team, and 2x Hall of Fame inductee.

Asset Description

Overview and authentication:

●	This offering contains two (2) sealed boxes of 1980 Topps Basketball

●	The 1980 Topps set consists of 176 cards

●	Topps used a unique format in which each card featured three separate player panels totaling 264 different individual athletes. (A perforation line segments each card)

●	The key card features Larry Bird, Julius Erving and Magic Johnson – the official rookie card for both Bird and Johnson. Each card in the 1980 Topps set is considered complete only with the trio of players fully intact.

●	The most recent sale of a PSA 10 of the Larry Bird & Magic Johnson Rookie Card was $399,000

Notable Features:

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #1980ToppsBasketballWax going forward.

SERIES #96SkyboxE-X2000Wax

3 boxes of 1996 Skybox E-X2000 unopened material

Use of Proceeds - SERIES #96SkyboxE-X2000Wax

The following illustrates the estimated use of proceeds of this Offering (including from Series #96SkyboxE-X2000Wax Interests acquired by the Manager) if the Total Minimum ($29,550) is raised in this Offering and the asset cost is $26,250.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost	$26,250	88.83%
Broker Dealer & Escrow Fees (1)	$1,378	4.66%
Legal Expenses (2)	$330	1.12%
Sourcing Fee (cash portion) (3)	$1,575	5.33%
Total Fees and Expenses	$3,283	11.11%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$17	0.06%
Total Proceeds	$29,550	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(2)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 262 units, which represents the portion ($2,625) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (15 units) for $150. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	1/29/2022
Expiration Date of Agreement	12/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	10.00%
Sourcing Fee Payable in Cash	6.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #96SkyboxE-X2000Wax

Investment Overview

●	Upon completion of the SERIES #96SkyboxE-X2000Wax Offering, SERIES #96SkyboxE-X2000Wax will purchase a 3 boxes of 1996 Skybox E-X2000 unopened material (The “Underlying Asset” with respect to SERIES #96SkyboxE-X2000Wax, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Kobe Bryant is one of the most beloved and accomplished basketball players to ever play the game.

●	Bryant spent his entire 20-year career with the Los Angeles Lakers.

●	Bryant helped the Lakers win five NBA championships, and was an 18-time All-Star, a 15-time member of the All-NBA Team, a 12-time member of the All-Defensive Team, the 2008 NBA Most Valuable Player (MVP), and a two-time NBA Finals MVP. Bryant also led the NBA in scoring twice, and ranks fourth on the league’s all-time regular season scoring and all-time postseason scoring lists.

●	Bryant is the all-time leading scorer in Lakers franchise history. He was also the first guard in NBA history to play at least 20 seasons. His 18 All-Star designations are the second most all time, while it is the record for most consecutive appearances as a starter. Bryant’s four All-Star Game MVP Awards are tied with Bob Pettit for the most in NBA history.

●	Bryant tragically died at age 41, along with his 13-year-old daughter Gianna and seven others, in a helicopter crash in Calabasas, California in 2020. Their memories will forever live on in the hearts and minds of sports fans.

Asset Description

Overview and authentication:

●	This offering contains three (3) sealed boxes of 1996 Skybox E-X2000 Basketball.

●	E-X2000 incorporates a futuristic design into base, parallel and insert designs. Players are shown atop a blue sky background with similar green borders.

●	The base set is 80 cards (82 with checklists) and has the expected stars.

●	The rookie class of Kobe Bryant, Ray Allen, Allen Iverson and Stephon Marbury are the most desired cards.

●	Credentials is the lone parallel set, and is limited to 499 copies of each card. The cards have a pearl foil border with the word “Credentials” on front.

●	The most recent sale of a PSA 10 Kobe Bryant Credentials was $617,000

Notable Features:

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #96SkyboxE-X2000Wax going forward.

SERIES #LeBronWadeMeloCrystalBGS9.5

LeBron James, Carmelo Anthony, Dwayne Wade 2003 Fleer Crystal /50 BGS 9.5

Use of Proceeds - SERIES #LeBronWadeMeloCrystalBGS9.5

The following illustrates the estimated use of proceeds of this Offering (including from Series #LeBronWadeMeloCrystalBGS9.5 Interests acquired by the Manager) if the Total Minimum ($70,370) is raised in this Offering and the asset cost is $65,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost	$65,000	92.37%
Broker Dealer & Escrow Fees (1)	$1,768	2.51%
Legal Expenses (2)	$350	0.50%
Sourcing Fee (cash portion) (3)	$3,250	4.62%
Total Fees and Expenses	$5,368	7.63%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$2	0.00%
Total Proceeds	$70,370	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(2)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 715 units, which represents the portion ($7,150) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (36 units) for $360. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	1/29/2022
Expiration Date of Agreement	12/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	11.00%
Sourcing Fee Payable in Cash	5.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #LeBronWadeMeloCrystalBGS9.5

Investment Overview

●	Upon completion of the SERIES #LeBronWadeMeloCrystalBGS9.5 Offering, SERIES #LeBronWadeMeloCrystalBGS9.5 will purchase a LeBron James, Carmelo Anthony, Dwayne Wade 2003 Fleer Crystal /50 BGS 9.5 (The “Underlying Asset” with respect to SERIES #LeBronWadeMeloCrystalBGS9.5, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	LeBron James, Carmelo Anthony and Dwayne Wade are considered some of the greatest basketball players and scorers of all-time. They were all drafted in the 2003 NBA Draft, a draft many consider to be the best of all time.

●	LeBron James is one the greatest basketball players of all time, and certainly one of the America’s most influential and popular athletes of his generation. He has won 3 NBA Championships, 4 MVP awards, and is the 3x AP Athlete of the Year.

●	Carmelo Anthony is considered one of the greatest scoring forwards of all time. He has been named an NBA All-Star ten times and an All-NBA Team member six times. He played college basketball for the Syracuse Orange, winning a national championship as a freshman in 2003 while being named the NCAA Tournament’s Most Outstanding Player.

●	Dwayne Wade is a future first ballot Hall of Famer. Wade won three NBA championships, was a 13-time NBA All-Star, an 8-time member of the All-NBA Team, and a 3-time member of the All-Defensive Team.

Asset Description

Overview and authentication:

●	The card was graded a 9.5 by Beckett Grading.

●	The card is numbered to 50.

●	There are only 11 BGS 9.5 graded examples out of 18 total submissions to BGS.

●	This asset is a rookie card of three future first ballot Hall of Famers.

●	Many collectors believe this card will be the younger generations “Magic, Bird, Dr. J 1980 Scoring Leaders” card, a popular perforated card containing Magic Johnson, Larry Bird and Julius Erving all on one card.

Notable Features:

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #LeBronWadeMeloCrystalBGS9.5 going forward.

SERIES #Eruzione1980MiracleOnIceGoldJersey

Mike Eruzione Miracle on Ice Gold Medal Jersey

Use of Proceeds - SERIES #Eruzione1980MiracleOnIceGoldJersey

The following illustrates the estimated use of proceeds of this Offering (including from Series #Eruzione1980MiracleOnIceGoldJersey Interests acquired by the Manager) if the Total Minimum ($78,000) is raised in this Offering and the cash portion of the asset cost is $70,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost (1)	$70,000	89.74%
Broker Dealer & Escrow Fees (2)	$1,820	2.33%
Legal Expenses (3)	$350	0.45%
Sourcing Fee (cash portion) (3)(4)	$5,600	7.18%
Total Fees and Expenses	$7,770	9.96%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$230	0.29%
Total Proceeds	$78,000	100.00%

(1)	The price that the seller/consignor has established for this asset is $700,000. The seller will contribute the asset to the Series in exchange for 63,000 Interests in the Series, which represents 90.00% of the agreed-upon value of the Underlying Asset. The amount set forth in the table represents 10.00% of the agreed-upon price ($70,000) of the asset.
(2)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates or to the seller/consignor of the Asset.
(3)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee
(4)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 7000 units, which represents the portion ($70,000) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (39 units) for $390. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	1/31/2022
Expiration Date of Agreement	12/31/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	10.80%
Sourcing Fee Payable in Series Equity Interest	10.00%
Sourcing Fee Payable in Cash	0.80%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and Series is expected to directly pay future Series Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #Eruzione1980MiracleOnIceGoldJersey

Investment Overview

●	Upon completion of the SERIES #Eruzione1980MiracleOnIceGoldJersey Offering, SERIES #Eruzione1980MiracleOnIceGoldJersey will purchase a Mike Eruzione Miracle on Ice Gold Medal Jersey (The “Underlying Asset” with respect to SERIES #Eruzione1980MiracleOnIceGoldJersey, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Michael “Rizz, Rizzo” Eruzione, nicknamed “Rizz” and “Rizzo”, is an American former ice hockey player.

●	He is best known as the captain of the 1980 Winter Olympics United States national team that defeated the Soviet Union in the famous “Miracle on Ice” game, in which he scored the game-winning goal.

●	He is the author, with Neal E. Boudette, of the national bestseller, The Making of a Miracle: The Untold Story of the Captain of The Gold Medal-Winning 1980 U.S. Olympic Hockey Team, published by HarperCollins.

●	Eruzione was one of five players on the US Olympic team not drafted by an NHL team. He retired from competition after the Olympics, despite contract offers from the New York Rangers, stating that he’d reached the pinnacle of achievement already.

Asset Description

Overview and authentication:

●	This offering contains the United States Olympic hockey jersey worn by team captain Mike Eruzione during the gold medal game against Finland on February 24th at Lake Placid.

●	This jersey originates directly from Eruzione and is accompanied by a signed LOA on the stationery of the auction house that first sold it in 2013.

●	Eruzione has further attested to its game-used status by inscribing the jersey in black Sharpie (10/10), “Mike Eruzione – 1980 Captain – My Gold Medal Jersey” on the reverse numeral “2.”

●	The blue-mesh jersey is lettered “USA” on the front and features the number “21” on the reverse and each sleeve. All letters and numerals are applied in red on white tackle twill. “Eruzione” is lettered in white tackle twill upon a blue name plate on the reverse.

●	A large “C” (denoting captain), in white on blue tackle twill, has been applied to the left breast. A white tackle-twill star adorns each shoulder. A “Norcon XL” label appears in the collar. The jersey is all original and displays moderate wear.

Notable Features:

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #Eruzione1980MiracleOnIceGoldJersey going forward.

SERIES #GretzkySGC9

Wayne Gretzky 1979-90 O-Pee-Chee SGC 9

Use of Proceeds - SERIES #GretzkySGC9

The following illustrates the estimated use of proceeds of this Offering (including from Series #GretzkySGC9 Interests acquired by the Manager) if the Total Minimum ($92,500) is raised in this Offering and the asset cost is $85,000.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost	$85,000	$91.89%
Broker Dealer & Escrow Fees (1)	$1,969	2.13%
Legal Expenses (2)	$350	0.38%
Sourcing Fee (cash portion) (3)	$5,100	5.51%
Total Fees and Expenses	$7,419	8.02%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$81	0.09%
Total Proceeds	$92,500	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(2)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 850 units, which represents the portion ($8,500) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (47 units) for $470. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	1/25/2022
Expiration Date of Agreement	6/30/2022
Selling Entity	Unaffiliated Seller (1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	10.00%
Sourcing Fee Payable in Cash	6.00%

(1)	The asset seller is a third party that is not affiliated with either the Company’s or the Company’s parent company, Collectable Technologies, Inc. The Company believes, therefore, that the consignment price has been determined by arms-length bargaining. The consignment price was determined based upon recent sales prices, industry trends and consultation with industry experts.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #GretzkySGC9

Investment Overview

●	Upon completion of the SERIES #GretzkySGC9 Offering, SERIES #GretzkySGC9 will purchase a Wayne Gretzky 1979-90 O-Pee-Chee SGC 9 (The “Underlying Asset” with respect to SERIES #GretzkySGC9, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Wayne Gretzky, nicknamed “The Great One”, is considered the greatest hockey player of all time. At the time of his retirement in 1999, he held 61 NHL records: 40 regular season records, 15 playoff records, and 6 All-Star records. He won 4 Stanley Cup Championships with the Edmonton Oilers.

●	Some of the remarkable accomplishments from Gretzky’s career include: finishing with 894 goals and 1,963 assist (2,857 points), 15 NHL All-Star selections (8 First Team and 7 Second Team squads), nine Hart Trophies as the league’s best player, 10 Art Ross Trophies, two Conn Smythe Trophies and five Byng Trophies.

●	Gretzky played for 4 teams (Edmonton Oilers, Los Angeles Kings, New York Rangers, St. Louis Blues) over the course of 20 seasons.

Asset Description

Overview and authentication:

●	Graded a 96 (9) by SGC this is one of 14 to receive this grade out of 766 total submissions with only 1 graded higher.

●	PSA Card Facts states, “This is the key rookie card of hockey’s greatest player. When people talk about the greatest athletes in sports, you often hear names like Babe Ruth, Muhammad Ali and Michael Jordan, but one could make a great argument that none of them dominated their sport the way Wayne Gretzky dominated hockey.”

●	They go on to say, “This card, which is tougher to obtain in top condition than its Topps counterpart, has to contend with a few major condition obstacles including chipping along the blue border, print defects and severe rough-cuts, making PSA Mint 9 or better examples very hard to come by. In addition, the centering on this card is often found in the 60/40 or worse range.”

●	The 2 most recent sales of this card in an SGC 9 grade were for $175,000 on 5/27/21 and $140,000 on 4/21/21.

●	A PSA 9 copy sold for $156,000 on 12/5/21, the most recent sale of that grade.

Notable Features:

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #GretzkySGC9 going forward.

SERIES #Mantle51BowmanSGC7

Mickey Mantle 1951 Bowman SGC 7

Use of Proceeds - SERIES #Mantle51BowmanSGC7

The following illustrates the estimated use of proceeds of this Offering (including from Series #Mantle51BowmanSGC7 Interests acquired by the Manager) if the Total Minimum ($78,750) is raised in this Offering and the asset cost is $69,500.

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost	$69,500	87.23%
Broker Dealer & Escrow Fees (1)	$1,813	2.28%
Legal Expenses (2)	$350	0.44%
Sourcing Fee (cash portion) (3)	$7,993	10.03%
Total Fees and Expenses	$10,155	12.75%
Excess cash after payment of Asset Cost, Broker Dealer & Escrow Fees, Legal Expenses and Sourcing Fee (“Excess Cash”)	$20	0.02%
Total Proceeds	$79,675	100.00%

(1)	Calculation of Brokerage Fee (1% of gross proceeds) excludes proceeds from the sale of Interests to the Manager or its affiliates. The Escrow Fee is $100 per Series.
(2)	In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, as described in the Series Detail Table below and the Use of Proceeds Table above (i) the Brokerage Fee and Escrow Fee to the BOR, (ii) the Legal Expenses and (iii) the cash portion of the Sourcing Fee to the Manager. All other expenses of the offering will be paid by the Manager out of Excess Cash and the cash portion of its Sourcing Fee.
(3)	In addition to the cash portion of the Sourcing Fee, the Manager will receive 834 units, which represents the portion ($4,170) of the Sourcing Fee to be received in units. The Manager also will purchase an additional 0.5% interest (80 units) for $400. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy the Total Minimum or for any other reason in order to close the Offering.

On the date listed in the Series Detail Table below, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table. At that time, the Series will own a 100% interest in the Underlying Asset.

Series Detail Table

Agreement Type	Consignment
Date of Agreement	1/29/2022
Expiration Date of Agreement	12/31/2022
Selling Entity	Affiliated Seller(1)
Total Sourcing Fee as a percentage of Consignment Price	16.00%
Sourcing Fee Payable in Series Equity Interest	6.00%
Sourcing Fee Payable in Cash	10.00%

(1)	The asset seller is a shareholder in the Company’s parent company, Collectable Technologies, Inc. but is not an officer, director or greater than 5% shareholder of that company. The consignment price has been determined based on recent public transactions of similar items. The seller acquired the Underlying Asset for $69,500. In the example set forth above, the seller would realize a profit of $0 on the sale of the asset.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The Series is not expected to keep any of the proceeds from the Series Offering. Any Excess Cash generated in the Series Offering will be distributed to the Manager to pay a portion of the expenses of the offering. The Manager, out of the cash portion of the Sourcing Fee, will pay directly all expenses of the Series Offering and is expected to directly pay future Operating Expenses. In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may also waive all or a portion of the cash portion of the Sourcing Fee. The Manager does reserve the right to seek reimbursement of future Operating Expenses.

DESCRIPTION OF SERIES #Mantle51BowmanSGC7

Investment Overview

●	Upon completion of the SERIES #Mantle51BowmanSGC7 Offering, SERIES #Mantle51BowmanSGC7 will purchase a Mickey Mantle 1951 Bowman SGC 7 (The “Underlying Asset” with respect to SERIES #Mantle51BowmanSGC7, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

●	Also known as “The Mick” and “The Commerce Comet”, Mickey Mantle is seen as one of the greatest baseball players of all time.

●	Mantle was a 20 time All-Star, 7 time World Series Champ and 3 time MVP. He achieved the Triple Crown achievement in 1956 and led the league in Home Runs 4 times.

●	Mantle was elected to the Baseball Hall of Fame in 1974 and the Major League Baseball All-Century Team in 1999.

●	Mantle still holds the World Series records for most Home Runs, RBIs, extra-base hits, runs, walks and total bases.

Asset Description

Overview and authentication:

●	This offering contains a 1951 Bowman Mickey Mantle Rookie Card.

●	Out of 721 total submissions to SGC, only 21 have received a grade of 7 with 28 graded higher.

●	The most recent sale of an SGC 7 graded copy of this card was on 5/8/21 for $48,000. A PSA 7 graded copy of the same card recently sold for $111,000.

●	PSA Card Facts states, “This is the only recognized rookie card of The Mick. Mickey Mantle is, quite simply, the most widely collected figure in the hobby.”

●	They go on to say, “While his 1952 Topps card receives a tremendous amount of fanfare, some collectors forget that this is his only true rookie card. This incredibly important card is subject to numerous condition obstacles. As with most high-numbered cards in the set, this card often suffers from print lines, wax stains along the reverse and poor centering.”

Notable Features:

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #Mantle51BowmanSGC7 going forward.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

This discussion and analysis and other parts of this offering statement contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this offering circular.

The Company was founded on January 16, 2020 and began developing its technology platform (“Platform”), making business agreements, and acquiring consignable assets to support the business model. The Company launched its operations in September 2020. Since that time, the Company has begun acquiring assets to consign, has successfully completed over 75 Series offerings, and completely sold thirteen (13) items off the platform.

The table below shows the series that closed during 2020.

Name	Description	Escrow Close
#CURRYBASKET	2009 Signed Rookie Card	10/5/2020
#LEBRONROOKIE	2003 SP Authentic #148 Rookie Card	10/5/2020
#MANTLE1953	53 Topps Mantle PSA Gem-Mint 10	10/5/2020
#JORDANPSA10	1986 FLEER PSA 10	11/5/2020
#MAHOMESROOKIE	2017 Panini Flawless Rookie Patch Autograph Emerald of Patrick Mahomes	11/16/2020
#RUTHGEHRIGBALL	1933 Baseball Signed by Ruth and Gehrig	11/24/2020
#ALIWBCBELT	WBC Title Belt | Rumble in the Jungle	12/21/2020
#JACKIEROBINSONAUTOBAT	Signed Bat 49 MVP	12/21/2020

The table below shows the series that have closed in 2021, as of November 30, 2021.

Name	Description	Escrow Close
#KAWHIBASKET	Kawhi Leonard 2012 Prizm Rookie Cards Basket	1/9/2021
#MANTLE1952BOWMANPSA8	1952 Bowman Mickey Mantle PSA 8	1/11/2021
#DURANTCHROMEREFRACTORPSA10	2007 Topps Chrome Refractor	1/11/2021
#18-19BASKETBALLGROWTHBASKET	18-’19 Prizm Silver PSA 10 Basket	1/11/2021
#GIANNISRPA	2013 Panini National Treasures RPA BGS 9	1/13/2021
#CHAMBERLAINHSUNIFORM	1954 High School Uniform	1/14/2021
#MAHOMESEMERALDRPABGS9	2017 Panini Flawless Emerald Rookie Patch Autograph	1/22/2021
#LEBRONBLACKREFRACTOR	2003-04 Topps Chrome Black Refractor BGS 9.5	1/27/2021
#MAGICBIRDDRJ	Magic/Bird/Dr J 1980 Scoring Leader PSA 10	2/1/2021
#JORDAN85NIKEBASKET	50x ’85 Nike Promo Basket - SGC Gold/10/9.5	2/11/2021
#BANKS1954PSA9	Banks 1954 Topps PSA 9	2/11/2021
#EMMITTSMITHMVPBASKET	2x Jim Thorpe MVP Awards	2/11/2021
#BRADYROOKIE	2000 SP Authentic PSA 10	2/12/2021
#KOUFAX1955PSA8.5	1955 Topps #123 PSA 8.5	2/12/2021
#BRADYREEBOKFLAWLESS	2019 Panini Flawless Veteran Basket	2/12/2021
#1986WAX	1986 Fleer Basketball Wax Box	2/15/2021
#TIGERPUTTER	Late 1990’s Tournament Used Putter	2/15/2021
#ZIONRPABGS9	2019-20 National Treasures Rookie Patch Auto Stars & Stripes	2/15/2021
#COBBMINTE98	Ty Cobb E98 PSA 10	2/22/2021
#EMMITTSMITH10KJERSEY	10K Yard Rushing Full Uniform	2/22/2021
#JORDANROOKIEJERSEY	Jordan Rookie Game Worn & Signed Rookie Jersey	2/26/2021
#MANTLE1952TOPPSPSA8	1952 Topps #311 PSA NM-MT 8	3/8/2021
#UNITAS1965JERSEY	Unitas ’65 Game Worn Baltimore Colts	3/8/2021

Name	Description	Escrow Close
#2000PLAYOFFCONTENDERSWAX	2000 Playoff Contenders Factory Sealed Hobby Box	3/9/2021
#GIANNISGOLDIMMACULATE	2013-14 Immaculate Gold Rookie Patch Autograph	3/11/2021
#MOOKIEBETTSGLOVE	18 Gold Glove & MVP Season Glove	3/16/2021
#TIGERSIFORKIDS	1996 SI 4 Kids Tiger Woods PSA 10	3/19/2021
#DONCICBLUEPSA10	2018 Luka Doncic Panini Prizm Blue Refractor Rookie Card PSA 10	3/19/2021
#GLEYBERTORRESORANGE9.5	2015 Bowman Chrome Prospect Autos Orange Refractor Gleyber Torres BGS 9.5	3/24/2021
#TATUMFLAWLESS10	2017 Panini Flawless Rookie Patch Autograph	3/26/2021
#TEDWILLIAMS1939PLAYBALL	1939 Play Ball Rookie Card	3/29/2021
#TRAEYOUNGFLAWLESSBGS9	Trae Young 2018 Panini Flawless Star Rookie Patch Auto /18 BGS 9	3/29/2021
#MAGICBIRDDRJPSA8BASKET	Magic/Bird/Dr J 1980 Scoring Leader PSA 8 Basket - 2x	3/29/2021
#MAYS1951PHOTO	Willie Mays Vintage Photograph - Bowman Image - c1951	3/30/2021
#DWADEULTIMATE	2003-04 Ultimate Collection Dwayne Wade Pristine BGS 10	3/31/2021
#GRETZKYOPEECHEE1979	1979 O-Pee-Chee PSA 9	4/7/2021
#ACUNAGOLD9.5	2017 Bowman Chrome Prospect Autos Gold Refractor Ronald Acuna BGS 9.5	4/7/2021
#BRADYPLAYOFFCONTENDERSBASKET	2x 2000 Playoff Contenders Tom Brady Rookie Card BGS 9	4/8/2021
#COBBVINTAGET206PHOTO	Ty Cobb Vintage Photograph - T206 Image - c1910s	4/8/2021
#MAYS1960PSA9	1960 Willie Mays Topps PSA 9	4/8/2021
#BettsBlueRefractorBasket	Mookie Betts 2014 Bowman Chrome Prospect Autographs Blue Refractor BGS 9.5 (2x)	4/12/2021
#SeagerOrangeRefractorBasket	2012 Bowman Chrome Prospect Orange Refractor Corey Seager BGS 9.5 - 2X	4/12/2021
#WILTCHAMBERLAIN61PSA9	1961 Fleer #8 PSA Mint 9	4/12/2021
#1969TOPPSBASKETBALLSET	1969 Topps Basketball Complete - Graded 8 & 9	4/14/2021
#MONTANARCPSA10	Joe Montana 1981 Topps Rookie Card PSA 10	4/14/2021
#LEBRONMELOWADETRIORC	LeBron James, Carmelo Anthony, Dwayne Wade 2003 Fleer Crystal #300 PSA Gem Mint 10	4/14/2021
#FRANKROBINSON1957PSA9BASKET	2x 1957 Frank Robinson Topps PSA 9	4/20/2021
#LEBRONEMBLEMSOFENDORSEMENT	2004 Exquisite Collection LeBron James BGS 9	4/22/2021
#MANTLE1956PSA8BASKET	1956 Mickey Mantle Topps PSA 8 NM-MT Basket (2x)	4/22/2021
#CROSBYTHECUPBASKET	2005-06 The Cup #180 JSY AU/99 - 1 9.5 and one 1 9	4/22/2021
#AARON1954PSA8.5	1954 Topps Henry Aaron PSA 8.5	4/26/2021
#OVECHKINTHECUPBGS8.5	2005-06 The Cup #179 3 Color Patch BGS 8.5	4/27/2021
#MESSIROOKIEBASKET	Messi Camepon & Este Sticker	4/29/2021
#RODGERSPLAYOFFCONTENDERSGREEN	Aaron Rodgers 2005 Playoff Contenders Green Rookie Card - PSA NM-MT 8	4/30/2021
#MAYS1959PSA9BASKET	Willie Mays 1959 Topps PSA 9 – 2x	5/5/2021
#JOSHALLENGOLDBGS9.5	Josh Allen 2019 Panini Prizm Gold Refractor BGS 9.5	5/5/2021
#ANDRETHEGIANT	Game Used Jockstrap	5/5/2021
#MARINOMANNINGFAVREJERSEYS	Marino | Favre | Manning Game Used Jersey Basket	5/6/2021

Name	Description	Escrow Close
#CURRYRPABGS9.5	2009-2010 National Treasures Rookie Patch Auto #206 BGS 9.5	5/11/2021
#TIGERSPAUTHENTICBGS9.5	2001 Tiger Woods SP Authentic BGS 9.5	5/12/2021
#JETERFOILRCBASKETBGS9.5	2x 1993 SP Foil Derek Jeter BGS 9.5	5/14/2021
#ELWAY1984ROOKIECARDPSA10BASKET	John Elways 1984 Topps Rookie Card basket - PSA 10 - 2x	5/14/2021
#YASTRZEMSKIRC9BASKET	2x Carl Yastrzemski 1960 Topps #148 Rookie Card – PSA 9	5/14/2021
#MANTLE1968PSA9BASKET		5/14/2021
#HALLOFFAMEBASEBALL	Baseball Signed By 11 Original Inductees to the Baseball Hall of Fame	5/17/2021
#GARYCARTER1975PSA10BASKET	Gary Carter 1975 Rookie Card Basket - PSA 10 - 2x	5/17/2021
#ANDRE&HULKWRESTLINGBASKET	Andre the Giant & Hulk Hogan 1982 All Stars Card & WrestleMania Framed Photo	5/17/2021
#JORDANSIGNEDPROFESSIONALBAT	1994 Professional Model Bat - Signed	5/18/2021
#TATISBOWMANBLACKLABEL	2016 Bowman Chrome Prospect Blue Refractors BGS 10 Pristine	5/19/2021
#CLEMENTEWHITE&GRAYBASKET	1956 Topps White Back Roberto Clemente PSA 9 & Gray Back Roberto Clemente PSA 9	5/20/2021
#KOUFAX55PSA9	Sandy Koufax Topps 1955 Rookie Card PSA 9	5/24/2021
#BETTSGOLDREFRACTORBASKET	2014 Bowman Chrome Prospect Gold Refractor Mookie Betts BGS 9.5	5/24/2021
#MAYS1951BOWMAN7	Willie Mays 1951 Bowman PSA 7	5/25/2021
#TYSONRCBGS9BASKET	Mike Tyson Rookie Card Basket - 2x - BGS 9	5/25/2021
#MIKANRCPHOTO	George Mikan Vintage Rookie Card Photo	5/25/2021
#LEBRONULTIMATE	2003 Ultimate Collectable LeBron James Rookie Card BGS 9.5	5/25/2021
#MAYS1956GRAYPSA9	Willie Mays 1956 Topps Gray PSA 9	5/26/2021
#RUTH33GOUDEYSGC8	Babe Ruth 1933 Goudey SGC 8	5/26/2021
#MAHOMESIMMACULATE1OF1	2017 Panini Immaculate Patrick Mahomes II Rookie Premium Patch Autographs Platinum 1 of 1	5/27/2021
#JORDANEXQUISITEBGS8	2007-08 Exquisite Collection BGS 8	5/27/2021
#MANTLE54BOWMANBASKET	Mickey Mantle 1954 Bowman PSA NM-MT 8 Basket - 3x	6/1/2021
#DEVERSSUPERFRACTOR	Rafael Devers 2015 Bowman Chrome Superfractor Rookie Card BGS 9.5	6/3/2021
#1964KOUFAXJERSEY	Sandy Koufax Game Used Jersey 1964-65	6/3/2021
#MAHOMESNT8.5	2017 Panini National Treasures Patrick Mahomes II Rookie Patch Autograph BGS 8.5	6/3/2021
#JORDANLEBRONSIGNOFTHETIMES	2005-06 SP Authentic Sign of the Times Dual Autograph LeBron James & Michael Jordan BGS 10 w/10 Auto	6/3/2021
#MAGICBIRDLOGOMAN	04-’05 Exquisite Collection Dual NBA Logoman BGS 9	6/3/2021
#OZZIESMITHRCBGS9.5	Ozzie Smith 1979 Rookie Card BGS 9.5	6/7/2021
#MESSIMEGACRACKS#71PSA9	Lionel Messi 2004 Panini Sports Mega Cracks #71 PSA 9	6/7/2021
#CHAMBERLAINPHILAJERSEY59-60	1959-60 Game Worn Wilt Chamberlain Philadelphia Warriors	6/7/2021
#RICKEYHENDERSONRCPSA10	1980 Topps #482 Rookie Card, PSA 10	6/9/2021
#CLEMENTE1955PSA8	1955 Roberto Clemente Topps PSA 8	6/15/2021
#DIMAGGIO1933BAT	1933 Joe DiMaggio bat - earliest in PSA’s database (GU 8 PSA/DNA)	6/15/2021

Name	Description	Escrow Close
#JOKICREFRACTOR1OF1	Nikola Jokic 2015 Panini Prizm Power Select Refractor 1/1 BGS 9.5/10 Auto	6/17/2021
#MANTLE1960PSA9	Mickey Mantle 1960 Topps PSA 9	6/22/2021
#MAYS1952PSA8	Willie Mays 1952 Topps PSA 8	6/24/2021
#TRAEYOUNGFLAWLESSGREENBGS9	Trae Young 2018-19 Panini Flawless Autographs Green BGS 9	7/1/2021
#KOBEREEBOKIVERSONRETROS	Kobe Bryant 2002-03 Game Worn Reebok Sneakers - Iverson Lakers Yellow	7/1/2021
#LEBRONMELODUALLOGOMAN	2004-05 Upper Deck Exquisite Collection LeBron James & Carmelo Anthony Dual NBA Logo Autographs 1 of 1	7/7/2021
#MPJCHAMPIONSHIPTICKET	Michael Porter Jr. 2018-19 Panini Contenders Championship Ticket Autograph BGS 9 (#1/1)	7/9/2021
#DONOVANMITCHELLNT9.5	Donovan Mitchell 2017-18 Panini National Treasures Rookie Patch Autographs BGS 9.5	7/9/2021
#LUKAWHITESPARKLE	Luka Doncic 2018 Panini Prizm Rookie Signatures White Sparkle Prizm 1/1	7/23/2021
#LUKAROOKIEJERSEY		7/13/2021
#JORDANLEBRONMAGICTRIPLESIGS	Michael Jordan, LeBron James & Magic Johnson 2005-06 SP Signature Edition Triple Signatures BGS 9.5	8/6/2021
#ACUNABOWMAN10BASKET	Ronald Acuna 2017 Bowman Prospect Autographs BGS 10 Basket (1x Base Autograph, 1x Refractor, 1x Blue Refractor and 1x Gold Refractor)	8/9/2021
#BRADYBOWMAN10	Tom Brady 2000 Bowman Chrome BGS 10	8/10/2021
#THEROCKBUMBLEBEEPSA10	The Rock/Dwayne Johnson 1994 Bumblebee/Miami Football Perforated PSA 10	8/10/2021
#SERENA03NETPROPSA10BASKET	Serena Williams 2003 NetPro PSA 10 Basket (2x)	8/10/2021
#SADAHARUOHBAT	Sadaharu Oh Game Used Bat	8/10/2021
#CLEMENTE65-68BAT	Roberto Clemente Game Used 1965-68 Bat	8/10/2021
#ALIROOKIECARDBVG8	Muhammad Ali (Cassius Clay) 1960 Hemmets Journal Hand Cut Rookie Card BVG 8	8/10/2021
#JORDANMAGICLEBRONTRIPLEAUTOJERSEY	Michael Jordan, Magic Johnson & LeBron James 2007-08 Exquisite Collection Triple Autograph Jerseys BGS 9	8/10/2021
#03TOPPSCHROMEWAX	Factory Sealed 2003-04 Topps Chrome Basketball Hobby Box	8/10/2021
#ZIONPRIZMSBLUEBGS10	Zion Williamson 2019 Panini Prizm Blue Refractor BGS 10	8/17/2021
#03EXQUISITEBOX	2003-04 Upper Deck Exquisite Basketball Sealed Hobby Box	8/18/2021
#FRANKROBINSON500HRBAT	Frank Robinson 500th Home Run Bat	8/31/2021
#BillRussellExquisiteBGS9	Upper Deck Exquisite card	9/7/2021
#NegroLeagueLegendaryCutsBasket	Satchel Page Josh Gibson Autographed cards	9/7/2021
#Mantle1953Topps8	Mickey Mantle 1953 Topps PSA 8 card	9/7/2021
#1909E95SGCSet	1909 Philadelphia Caramel E-95 set (25 cards)	9/7/2021
#SatchelPaige48LeafSGC30	Satchel Paige 1948 Leaf SGC 30 card	9/7/2021
#UnitasPSA8	John Unitas 1957 Topps PSA 8 card	9/23/2021
#KobeBryantroyalblueJordan03-04Sneakers	Kobe BryantSigned and Game Worn Royal Blue Jordan 12 Sneakers	9/23/2021

Name	Description	Escrow Close
#Ruth1914BaltimoreNewsSGC3	Babe Ruth 1914 Baltimore News SGC 3 card	9/23/2021
#JackieRobinson53Topps8	Jackie Robinson 1953 Topps #1 PSA 8 card	9/23/2021
#KevinDurantHSJersey	Kevin Durant 2005-06 Montrose Christian High School Game Worn Jersey	9/23/2021
#JimmieFoxx1938Bat	Jimmy Foxx 1938 Game Used Bat	9/23/2021
#TimDuncanPMGGreen	Tim Duncan 1997 Metal Universe Precious Metals Gems Green BGS 8 card	9/23/2021
#Mikan48BowmanPSA7	George Mikan 1948 Bowman PSA 7 card	9/23/2021
#KobeFinalSeasonSneakers	Kobe Bryant Final Season Game Worn Nike Sneakers	9/23/2021
#ERLINGHAALANDPSA10BASKET	Erling Haaland 2019 Topps Chrome PSA 10 (10x)	9/27/2021
#JustinHerbertHiddenTreasureRPA	JustinHerbertHiddenTreasureRPA card	9/27/2021
#TrevorLawrenceLeafBasket	Trevor Lawrence 2021 Leaf Pro Set SGC 10 Gold Label 20 card set	9/27/2021
#48LeafRuthSGC8	Babe Ruth 1948-49 Leaf SGC 8 card	9/30/2021
#Maris58ToppsPSA9	Roger Maris 1958 Topps PSA 9 rookie card	9/30/2021
#Mantle1964Topps9	Mickey Mantle 1964 Topps #50 PSA 9 card	9/30/2021
#LeBronBlackDiamond	LeBron James 2003-04 Upper Deck Black Diamond Rainbow /10 BGS 9.5 card	9/30/2021
#KOBEBRYANTFIRSTWHITE#24JERSEY		9/30/2021
#PeytonManningMVPHelmet	Peyton Manning 2003 MVP Season Game Used Helmet	10/1/2021
#KobeBryantRookieSneakers	Kobe Bryant 1996-97 Rookie Season Game Worn Sneakers	10/1/2021
#ChrisBoshGameWornRaptorsSneakers	Chris Bosh Game Worn Air Force 25 Sneakers	10/19/2021
#PaulPierce2010ASGJersey	Paul Pierce 2010 All Star Game Worn Jersey	10/19/2021
#GRETZKY1979TOPPS9	Wayne Gretzky 1979 Topps PSA 9	10/20/2021
#MAYWEATHERRCPSA10	Floyd Mayweather 1997 Brown’s Boxing PSA 10	10/20/2021
#ORANGEDOMINGUEZ	Jasson Dominguez 2020 Bowman Chrome Prospect Autos Orange Refractor /25 BGS 9.5	10/26/2021
#MAHOMESNT1OF1	Patrick Mahomes 2017 Panini National Treasures Rookie Patch Autograph Laundry Tag 1/1 PSA Authentic/10 Autograph	11/15/2021
#MANTLE1966TOPPSPSA9BASKET	Mickey Mantle 1966 Topps PSA 9 Basket - 2x	11/1/2021
#LBJEXQUISITE	LeBron James 2003-04 Upper Deck Exquisite Collection Rookie Patch Autograph BGS 8.5/10	10/28/2021
#TROUTFINESTSUPERFRACTOR	Mike Trout 2011 Topps Finest Superfractor Autograph PSA Authentic/10 Auto	10/25/2021
#JACKIEROBINSON1952TOPPSPSA8.5	Jackie Robinson 1952 Topps PSA 8.5	11/3/2021
#CHICAGOBULLSDYNASTYHARDWOOD	Chicago Bulls Dynasty Hardwood	11/3/2021
#STEPHCURRYSNEAKERS	Stephen Curry 2012-13 Game Worn Nike Player Exclusive Sneakers - 8 games	11/29/2021
#LEBRONMELOBOSH2008TRIPLELOGOMAN	LeBron James, Carmelo Anthony & Chris Bosh 2008 Triple Logoman	11/1/2021
#GIANNIS48POINTGAMESNEAKERS	Giannis Antetokuonmpo Game Worn and Autographed Sneakers - 48 Point Game (12/16/19)	11/1/2021

The success of the offerings to date has led to a greater-than-expected supply of items to be consigned on the platform. Additionally, since launching, the registered user-base exceeds 40,000 users, with over 8,000 having participated in at least one auction.

Financial Obligations

The company has no outstanding lines of credit. However, there exists obligations to Collectable Technologies, Inc. (“CTI”) for monies paid on behalf of the Company. These liabilities are adequately covered by monies currently held in escrow awaiting final closing.

Future Prospects

There are a few factors that could impact our operating results going forward including the Manager’s ability to:

˗	continue to source high quality collectable assets to securitize;

˗	market the Platform and the individual Series of the Company and attract Investors to the Platform to acquire the Interests issued by Series of the Company;

˗	continue to develop the Platform and provide the information and technology infrastructure to support the issuance of Interests in Series of the Company;

˗	develop or partner with registered dealer infrastructure for securities transactions.

COVID-19

The extent to which COVID-19 may impact our results will depend on future developments, which are highly uncertain and cannot be predicted as of the date of this report, including new information that may emerge concerning the severity of the pandemic and steps taken to contain the pandemic or treat its impact, among others. Nevertheless, the pandemic; the current financial, economic and capital markets environment; and future developments in the global supply chain and other areas present material uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows.

The COVID-19 outbreak and resulting economic uncertainty may impact the value of value of collectables and the underlying assets. The extent of the impact and effects of the recent outbreak of the coronavirus (COVID-19) on the operation and financial performance of our business are unknown. However, the Company does not expect that the outbreak will have a material adverse effect on our business or financial results at this time.

Operating Results

The company launched its first Series offering in September 2020. As of December 31, 2020, the Platform had hosted crowdfunded offerings on 22 Series, of which eight (8) had closed escrow, and of the eight, two (2) items sold off the platform in their entirety. The other Series offerings subsequently closed escrow in 2021.

The success of the public offerings to date has led to a greater-than-expected supply of items to be consigned on the platform. Additionally, since launching, the registered user-base exceeds 30,000 users, with over 5,000 having participated in at least one offering.

The Company sold two (2) Underlying Assets during the period ended December 31, 2020

Series Name	Sales Price	Cost Basis	Net Gain
#CURRYBASKET	$70,000	$38,436	$31,564
#MAHOMESROOKIE	$182,500	$127,366	$55,134
Total	$252,500	$165,802	$86,698

To date, during 2021, the Company has sold eleven (11) Underlying Assets as follows:

#SERIES	Original Offering Date	Original Offering Price Per Unit	Asset Sales Price Per Unit	Date of Asset Sale	% ROI from IPO
#MANTLEMINT1953	9/10/2020	$25.00	$30.92	7/23/2021	23.7%
#MAGICBIRDDRJ	10/12/2020	$80.00	$161.71	1/28/2021	102.1%
#KOUFAX1955PSA8.5	1/5/2021	$10.00	$26.44	3/10/2021	164.4%
#JORDAN85NIKEBASKET	1/1/2021	$10.00	$14.31	6/4/2021	43.1%
#BRADYREEBOKFLAWLESS	1/8/2021	$12.00	$17.08	8/9/2021	42.3%
#MAYS1951PHOTO	3/9/2021	$10.00	$12.18	8/23/2021	21.8%
#WILTCHAMBERLAIN61PSA9	4/4/2021	$10.00	$16.83	4/8/2021	68.3%
#DEVERSSUPERFRACTOR	4/17/2021	$10.00	$21.04	8/12/2021	110.4%
#FRANKROBINSON500HRBAT	8/7/2021	$10.00	$11.43	10/28/2021	14.3%
#RODGERSPLAYOFFCONTENDERSGREEN	3/19/2021	$5.00	$7.14	11/23/2021	42.8%
#STEPHCURRYSNEAKERS	11/7/2021	$10.00	$13.38	11/30/2021	33.8%

Operating Capital

Management considers operating capital on hand to be sufficient for the current growth plans, however we recognize the need for continued outside investment to accelerate and expand growth in 2021 and beyond.

There are a number of key factors that will have large potential impacts on our operating results going forward including the Manager/Asset Manager’s ability to:

●	source high quality Underlying Assets at reasonable prices to securitize;

●	market the offerings in individual Series of the Company and attract Investors to acquire the Interests issued by Series of the Company;

●	in the future, develop a platform and provide the information and technology infrastructure to support the issuance of Interests in Series of the Company; and

●	find operating partners to manage the collection of Underlying Assets at a decreasing marginal cost per Underlying Asset.

Historical Investment in Series Assets

We plan to provide investment opportunities in Underlying Assets to Investors. At the time of this filing, we entered into the agreements described in “USE OF PROCEEDS AND DESCRIPTION OF UNDERLYING ASSETS” above.

Liquidity and Capital Resources

As of December 31, 2020, none of the Company or any Series had any revenues. The cash and cash equivalents held by us at that time resulted from capital contributions in excess of the expenses that we incurred.

From inception, the Company and each Series are expected to finance their business activities through capital contributions or other financing from the Manager/Asset Manager (or its affiliates) to the Company and each individual Series. The Company and each Series expect to continue to have access to ample capital financing from the Manager going forward. Until such time as a Series has the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future offerings may be used to create reserves for future Operating Expenses for individual Series at the sole discretion of the Manager. As of December 31, 2020, no capital contributions had been to the Company; consolidated capital contributions totaling $1,520,565 and distributions to equity holders totaling $252,500 have been recorded for specific Series.

In the future, the Company may incur financial obligations related to loans made to the Company by officers of the Manager, affiliates of the Manager or third-party lenders. Each Series will repay any loans plus accrued interest used to acquire its Underlying Asset with proceeds generated from the Closing of the Offering of such Series. No Series will have any obligation to repay a loan incurred by the Company to purchase an Underlying Asset for another Series. At the time of this filing, no financial obligations have been incurred by the Company or any Series.

We believe that the proceeds from the offerings plus capital contributions and payment of expenses by Collectable Technologies and its affiliates will satisfy our cash requirements for the next twelve months to implement the foregoing plan of operations. There is no requirement, however, that Collectable Technologies or its affiliates make these contributions or pay any expenses on our behalf; if they do not, the proceeds from the offerings along would not fund our plan of operation and we do not have other ready sources of capital or liquidity.

Plan of Operations

The Company launched its initial-offering platform in September 2020, and secondary trading platform in February 2021. The Company plans to continue its pace of offerings and proceeds from offerings closed during the next twelve months will be used to acquire additional Underlying Assets, which we anticipate will enable the Company to reduce Operating Expenses for each Series as we negotiate better contracts for storage, insurance and other operating expenses with a larger collection of assets.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements.

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of distribution

We are managed by the Manager, CS Asset Manager, LLC a single-member LLC owned by Collectable Technologies, Inc. CS Asset Manager, LLC also acts as the Asset Manager. Neither the Manager/Asset Manager nor any other affiliated entity involved in the offer and sale of the Interests is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Interests.

The sale of the Interests is being facilitated by the BOR, which is a registered broker-dealer under the Exchange Act and member of FINRA and is registered in each state where the offer and sales of the Interests will occur. Interests may not be offered or sold in states where the BOR is not registered as a broker-dealer.

With respect to the Interests:

●	The Company is the entity which issues membership interests in each Series of the Company;

●	The Asset Manager, in its capacity as Asset Manager, provides services with respect to the selection, acquisition, ongoing maintenance and upkeep of the Underlying Assets;

●	The Manager operates each Series of Interests following the closing of the Offering for that Series; and

●	The BOR, which is a registered broker-dealer, acts as the broker of record and facilitates the sale of the Interests while providing certain other Investor verification and regulatory services. For the avoidance of doubt, the BOR is not an underwriter or placement agent in connection with the Offering. The BOR does not purchase or solicit purchases of, or make any recommendations regarding, the Interests to prospective investors.

Neither the BOR, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests.

Each of the Offerings is being conducted under Regulation A under the Securities Act and therefore, only offered and sold to “qualified purchasers”. For further details on the suitability requirements an Investor must meet in order to participate in these Offerings, see “Plan of Distribution and Subscription Procedure – Investor Suitability Standards”. As a Tier 2 offering pursuant to Regulation A under the Securities Act, these Offerings will be exempt from state law “Blue Sky” registration requirements, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our Interests are offered and sold only to “qualified purchasers” or at a time when our Interests are listed on a national securities exchange. It is anticipated that sales of securities will only be made in states where the BOR is registered.

The initial offering price for each Series of Interests is equal to the aggregate of (i) the purchase price of the applicable Underlying Asset, (ii) the fees and expenses associated with the Offering (including the Brokerage Fee, the Acquisition Expenses, and the Sourcing Fee (in each case as described below), plus an amount in each case to be retained on the Series balance sheet, divided by the number of membership Interests sold in each Offering. The initial offering price for a particular Series is a fixed price and will not vary based on demand by Investors or potential investors. In some cases, the Manager and its affiliates may agree to pay and not seek reimbursement for certain expenses associated with an Offering. There is no commitment on the part of the Manager and its affiliates, however, to do so.

There will be different closing dates for each Offering. The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted. If Closing has not occurred, an Offering shall be terminated upon the earlier of: (i) the date which is one year (which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion) from the date this Offering Circular is qualified by the Commission; or (ii) any date on which the Manager elects to terminate the Offering in its sole discretion.

In the case of each Series designated with a purchase option agreement in the “USE OF PROCEEDS AND DESCRIPTION OF UNDERLYING ASSETS” above, the Company has independent purchase option agreements to acquire the individual Underlying Assets, which it plans to exercise upon the closing of the individual Offering. These individual purchase option agreements may be further extended past their initial expiration dates and in the case a Series Offering does not close on or before its individual expiration date, or if we are unable to negotiate an extension of the purchase option, the individual Offering will be terminated.

This Offering Circular does not constitute an offer or sale of any Series of Interests outside of the U.S.

Those persons who want to invest in the Interests must sign a Subscription Agreement, which will contain representations, warranties, covenants, and conditions customary for private placement investments in limited liability companies, see “How to Subscribe” below for further details.

Each Series of Interests will be issued in book-entry form without certificates. Upon signing of the Custody Agreement, Interests will be transferred into a custodial account, created by the Custodian for each Investor, upon the Closing of the applicable Offerings. All Investors who previously purchased Interests in Offerings of the Company, ongoing or closed, would be required to opt in to allow the creation of a custodial account for them before Interests can be transferred

The initial offering price for each Series of Interests is equal to the aggregate of (i) the purchase price of the applicable Underlying Asset, (ii) the fees and expenses associated with the Offering (including the Brokerage Fee, the Acquisition Expenses, and the Sourcing Fee (in each case as described below), plus an amount in each case to be retained on the Series balance sheet, divided by the number of membership Interests sold in each Offering. The initial offering price for a particular Series is a fixed price and will not vary based on demand by Investors or potential investors; however, the number of units sold in each case may fluctuate, based primarily upon the ultimate price of the Underlying Asset. In some cases, the Manager and its affiliates may agree to pay and not seek reimbursement for certain expenses associated with an Offering. There is no commitment on the part of the Manager and its affiliates, however, to do so.

Investor Suitability Standards

The Interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act) include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the Interests of the Company (in connection with this Series or any other Series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

●	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

●	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser”, annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. The Interests will not be offered or sold to prospective Investors subject to the Employee Retirement Income Security Act of 1974 and regulations thereunder, as amended (“ERISA”).

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our Manager and the BOR, in its capacity as broker of record for these Offerings, will be permitted to make a determination that the subscribers of Interests in each Offering are “qualified purchasers” in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our Interests may involve significant risks. Only Investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the Interests. See “Risk Factors.”

Minimum and Maximum Investment

The minimum subscription by an Investor in an Offering is one (1) Interest and the maximum subscription by any Investor in any Offering is for Interests representing 10% of the total Interests of the Series, where such maximum subscription limit may be waived for an Investor by the Manager in its sole discretion. Such limits do not apply to the Manager and/or affiliates of the Manager. The Manager and/or its affiliates must purchase a minimum of 0.5% of Interests of each Series at the Closing of its each Offering. The Manager may purchase greater than 0.5% of Interests of any Series (including in excess of 10% of any Series) at the applicable Closing, in its sole discretion. There is no limit on the amount of Interests in a Series that the Manager or its affiliates may own. The Manager (and its affliliates) will look for opportunities to acquire units of particular assets when an active seller’s offer, displayed during the continuous trading session, and the Manager (and its affiliates) may interact with that offer if it deems it underpriced based upon the public information sources such as eBay, Card Ladder, PSA, Beckett, and other hobby-specific publications. When the Manager or its affiliates choose to acquire unitss in a particular Series, the Manager will not bid for shares, but rather will cross the spread to remove liquidity (buy the offered shares) at the price offered by the seller. Neither the Manager nor any of its affiliates, however, intend to purchase Interests in the Offering in order satisfy a Total Minimum or for any other reason in order to close an Offering.

Lock-up Period

Upon the Closing of an Offering for a particular Series, a 60-day lock-up period will commence from the day of the Closing, before Interests in the particular Series may be transferred by any Investor in such Series. That lock-up period, in the discretion of the Manager, may be reduced or waived in its entirety upon two (2) business-days’ notice to the holders of the Interests.

Broker

Pursuant to a broker-dealer agreement dated as of August 6, 2020, between Collectable Sports Assets, LLC and Dalmore Group, LLC (Dalmore), a New York limited liability company (“Dalmore” or “BOR”) (the “Services Agreement”), Dalmore will serve as broker of record for the Company’s Regulation A offerings. The BOR will perform the following services in connection with the sale of the Interests as a broker-of-record:

1.	Accept Investor data from the Company;

2.	Review and process Investor information, including Know Your Customer (KYC) data, perform Anti-Money Laundering (AML) and other compliance background checks, and provide a recommendation to the Company whether or not to accept Investor as a customer of the Company;

3.	Review each Investor’s subscription agreement for completeness and, based upon such review, confirm whether the Investor can participate in the Offering and provide a determination to the Company whether or not to accept the use of the subscription agreement for the Investor’s participation;

4.	Contact and/or notify the Company, if needed, to gather additional information or clarification on any Investor;

5.	Keep Investor details and data confidential and not disclose to any third-party except as required by regulators or in performance of its obligations under the Services Agreement (e.g. as needed for AML and background checks);

6.	Coordinate with third party providers to ensure adequate review and compliance; and

7.	Comply with any required FINRA filings including filings required under Rule 5110 for the Offering.

The BOR is a broker-dealer registered with the Commission and a member of the FINRA and the SIPC and is registered in each state where the Offerings and sale of the Interests will occur but will not act as a finder, placement agent or underwriter in connection with these Offerings. The BOR will receive a Brokerage Fee but will not purchase or solicit the purchase of any Interests and, therefore, will not be eligible to receive any finder’s fees or any underwriting or placement agent discounts or commissions in connection with any Offering of Interests. In addition, we have agreed to reimburse the BOR for certain other expenses.

The Services Agreement will remain in effect for a period ending on the final closing of the Offering for a Series of Interests for which the BOR acts as broker-of-record.

A copy of the Services Agreement is filed with the Commission as an exhibit to this Offering.

Transfer Agent/Custodian

The company currently intends engage either a transfer agent (such as ComputerShare) or a Custodian to hold the accounts into which Interests in the Company’s offerings are anticipated to be transferred upon the closing of each of the Company’s offerings (as amended, the “Custody Agreement”). It is anticipated that the Custodian will receive a Custody Fee but will not purchase any Interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with any Offering.

Escrow Agent

The escrow agent is North Capital Private Securities Corporation (NCPS), a Delaware corporation (the “Escrow Agent”), who will be appointed pursuant to an escrow agreement among the BOR, the Escrow Agent, and the Company, on behalf of the Series (the “Escrow Agreement”). Each Series will generally be responsible for fees due to the Escrow Agent, which are categorized as part of the Offering Expenses described in the “Fees and Expenses” section below; however, the Manager has agreed to pay and not be reimbursed for fees due to the Escrow Agent incurred in the case of the Offerings for the Series offered as of the date of this offering circular. As stated above, however, there is no commitment on the part of the Manager or its affiliates to pay these expenses in future Series offerings. The Company and the BOR must jointly and severally indemnify the Escrow Agent and each of its officers, directors, employees and agents against any losses that are incurred in connection with providing the services under the Escrow Agreement other than losses that arise out of the Escrow Agent’s gross negligence or willful misconduct. A copy of the Escrow Agreement is attached hereto.

Fees and Expenses

Offering Expenses Each Series of Interests will generally be responsible for certain fees, costs and expenses incurred in connection with the offering of the interests associated with that Series (the “Offering Expenses”). Offering Expenses consist of legal, accounting, escrow, filing, banking, compliance costs and custody fees, as applicable, related to a specific offering (and excludes ongoing costs described in Operating Expenses). The Manager has agreed to pay and not be reimbursed for Offering Expenses incurred with respect to the Offerings that exceed those for any Series detailed in the “USE OF PROCEEDS AND DESCRIPTION OF UNDERLYING ASSETS” section of this Offering Circular. As stated above, for these Offerings, the Manager and its affiliates have agreed to pay and not seek reimbursement for the Offering Expenses that exceed those amounts detailed in “USE OF PROCEEDS AND DESCRIPTION OF UNDERLYING ASSETS”. There is no commitment on the part of the Manager and its affiliates, however, to pay these expenses in future Series offerings.

As compensation for providing certain custodian services to the Company, the Custodian is expected to receive a fee equal not to exceed 0.75% of the amount raised through each Offering (the “Custody Fee”). Each Series of interests will be responsible for paying its own Custody Fee to the Custodian upon signing of anticipated Custody Agreement, in connection with the sale of interests in such Series, except if otherwise stated for a particular Series. The anticipated Custody Fee will be payable from the proceeds of such Offering. For all Offerings closed prior to the signing of the Custody Agreement, the Manager will retroactively pay the Custodian the Custody Fee upon transfer of Interests related to such Offerings into the accounts created for each Interest Holder by the Custodian.

Acquisition Expenses

Each Series of Interests will be responsible for any and all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Underlying Asset related to such Series incurred prior to the Closing, including brokerage and sales fees and commissions (but excluding the Brokerage Fee), appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the Underlying Asset was acquired using debt prior to completion of an offering), auction house fees, travel and lodging for inspection purposes, transportation costs to transfer the Underlying Asset from the Asset Seller’s possession to the storage facility or to locations for creation of photography and videography materials (including any insurance required in connection with such transportation), initial refurbishment or maintenance, and photography and videography expenses in order to prepare a profile for the Underlying Asset to be used in marketing the Series (the “Acquisition Expenses”). The Acquisition Expenses will be payable from the proceeds of each offering.

Brokerage Fee

As compensation for providing certain broker-dealer services to the Company, the BOR will receive a fee equal to 1.00% of the gross proceeds of each Offering. Each Series of interests will be responsible for paying its own Brokerage Fee to the BOR in connection with the sale of interests in such Series, except if otherwise stated for a particular Series. The Broker also shall receive reimbursements for out-of-pocket expenses (including FINRA fees and a one-time advance payment of $5,000 for due diligence and other matters associated with establishing a relationship with the Company) incurred in performance of the services under the Services Agreement. In addition to the Brokerage Fees, the Manager has agreed to pay Dalmore a one-time consulting fee of $10,000 (which is payable upon issuance of FINRA’s No Objection letter and qualification by the SEC of the Offerings) for Dalmore’s agreement to provide ongoing general consulting relating to the Offerings. Finally, the Company will pay Dalmore a fee of $1,000 for each additional Series filing after FINRA issues its No Objection Letter.

The BOR will monitor all compensation, from any source, and will ensure that its total compensation for each Offering, and all Offerings, does not exceed 8% of the total offering proceeds, in the aggregate.

In addition to the Brokerage Fees, the Manager pays North Capital Investment Technology (NCIT), the parent company of the Escrow Agent, a monthly administrative fee of $500 for technology tools to facilitate the offering of securities. Our Manager will also pay NCIT a one-time installation and setup fee of $2,500.

Sourcing Fee

The Manager will be paid the Sourcing Fee, which in respect of each Offering, shall not exceed the amounts described in the “USE OF PROCEEDS AND DESCRIPTION OF UNDERLYING ASSETS” section of this Offering Circular (or any supplement or amendment in the event of future Offerings) and in respect of any other offering, such amount as determined by the Manager at the time of each Offering, which may exceed the Sourcing Fee being charged in the current Offerings.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular. Except as otherwise indicated, all information contained in this Offering Circular is given as of the date of this Offering Circular. Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular Supplement. The Offering Statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the Commission and any Offering Circular Supplement, together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The Offering Statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section for the applicable Underlying Asset at our website www.collectable.com. See “Where To Find Additional Information” beginning on page 688 of this Offering Circular. The contents of the website are not incorporated by reference in or otherwise a part of this Offering Circular.

How to Subscribe

Potential Investors who are “qualified purchasers” may subscribe to purchase Interests in the Series.

The subscription process for each Offering is a separate process. Any potential Investor wishing to acquire any Series Interests must:

1.	Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular or attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the Series Interests is suitable for you.

2.	Review, complete and sign the Subscription Agreement (including the “Investor Qualification and Attestation” attached thereto) and return it to us as instructed. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3.	Once the completed Subscription Agreement is signed for a particular Offering, you must transfer funds in an amount equal to the purchase price for the relevant Series of Interests you have subscribed for (as set out on the front page of your Subscription Agreement) into a non-interest-bearing escrow account with Escrow Agent. This may be done by ACH transfer of funds. The Escrow Agent will hold such subscription monies in escrow until such time as your Subscription Agreement is either accepted or rejected by the Manager and, if accepted, such further time until you are issued with Series Interests for which you subscribed.

4.	The Manager and the BOR will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager or the BOR will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw any Offering at any time prior to Closing.

5.	Once the review is complete, the Manager will inform you whether or not your application to subscribe for the Series Interests is approved or denied and if approved, the number of Series Interests you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

6.	If all or a part of your subscription in a particular Series is approved, then the number of Series Interests you are entitled to subscribe for will be issued to you upon the Closing. Simultaneously with the issuance of the Series Interests, the subscription monies held by the Escrow Agent in escrow on your behalf will be transferred to the account of the applicable Series as consideration for such Series Interests.

By executing the Subscription Agreement, you agree to be bound by the terms of the Subscription Agreement and the Operating Agreement. The Company, the Manager and the BOR will rely on the information you provide in the Subscription Agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager and the BOR to verify your status as a “qualified purchaser”. If any information about your “qualified purchaser” status changes prior to you being issued Series Interests, please notify the Manager immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing account with the Escrow Agent and will not be commingled with the Series of Interests’ operating account, until if and when there is a Closing for a particular Offering with respect to that Investor. When the Escrow Agent has received instructions from the Manager or the BOR that an Offering will close, and the Investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the account of the applicable Series. If an Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest or deductions. Any costs and expenses associated with a terminated offering will be borne by the Manager.

DESCRIPTION OF THE BUSINESS

Overview

The collectible sports memorabilia market, a multi-billion-dollar industry is characterized by: (i) a small number of collectors who have the financial means to acquire and financially benefit from blue-chip sports assets and (ii) a large number of sports memorabilia enthusiasts who have equivalent knowledge and passion for such assets, but with limited or no current mechanisms to benefit financially from or enjoy certain benefits of ownership of the Asset Class in the highest value segment. This dichotomy and the disproportionate access to the upper-end of the market have resulted in the creation of significant latent demand from the enthusiast community to participate more meaningfully in an asset class that, to date, they have passively watched deliver returns to a select group of individual collectors. Furthermore, those who can afford ownership of blue-chip memorabilia assets are often faced with purchasing barriers such as: high fees and minimums from auction houses and gatekeepers, lack of transparency from sellers/dealers, questionable authentication of items, asset hoarding by collectors, and even poor discoverability and filterability from established marketplaces. Simply put, the costs of investing in this asset class are high and transaction volumes are low with few options for liquidity, resulting in longer holding periods. As a result, the opportunity to build wealth in this Asset Class remains largely inaccessible to most.

Collectable Sports Assets, LLC is our solution to this problem. In creating fractional ownership investment opportunities for collectibles, we aim to provide accessibility, enhanced security, increased socialization and community, and a fully regulated approach to memorabilia ownership.

We plan to target the acquisition of Underlying Assets ranging in price anywhere from $25,000 to $7,000,000. Our mission is to democratize wealth accumulation by providing access, liquidity and transparency within the memorabilia asset class.

Market Opportunity

Collectable Sports Assets, LLC will predominantly focus on the blue-chip sports memorabilia niche. According to proprietary research and cross-referenced with study conducted by Charles River Ventures, the United States sports memorabilia market amounts to $5.4 billion annually, including total gross merchandise value [GMV] from eBay, independent auction houses, online retail venues, and other sources. Excluded in the calculation were anything relating to sports apparel or mass-produced sports items that may be confused with unique memorabilia. The calculation also does not include the value of modern sports cards, a conservative approach that may be amended due to the valuations of contemporary sports memorabilia stabilizing and improving in recent years.

As recently as 2017, the following statistics provided a view of the sports memorabilia breakdown:

●	eBay: $4.7 billion (87% of total sports memorabilia volume). eBay generated $84 billion in gross merchandise volume in 2017. Extrapolating data from their net revenue by geographic breakdown, we estimate that 43% of marketplace GMV came from the U.S. As such, we estimate the GMV of eBay’s U.S. marketplace is $36 billion in 2017. According to an academic study, sports memorabilia constitutes 13% of all eBay sales and represents one of the company’s top five categories by transaction volume, according to an eBay report.

●	Online/Miscellaneous: $400 million (7% of total sports memorabilia volume). Quantifying the total sales volume of all private sales from retailers, hobby shops, trade shows, Craigslist and other small marketplaces is difficult; however, we can confidently assert the total from all the above would exceed the total sales of all independent auction houses, if only from the sheer volume of sellers in this category. For example, at the National Sports Collectors Convention, there are generally 30 dealers with booths for every one auction house represented on the floor. We conservatively set the total sales number at $400 million annually.

●	Independent Auction Houses: $290 million (5% of total sports memorabilia volume). There are roughly 100 auction houses specializing in sports specializing in sports memorabilia. Heritage Auctions is the largest in terms of annual sales, with $100 million in 2017, of which $63 million constituted auction sales and the balance flowing through private transactions. The next five biggest auction houses tracked through Collectable’s own data collection generated about $90 million in sales in 2017. We conservatively estimate the remaining 90 or so auction houses generate about $100 million total in sports memorabilia auction sales.”

●	Auction House Private Sales: $62.5 million (1% of total sports memorabilia volume). The offline segment is nearly impossible to estimate because its sales data is not published anywhere, and there are few if any trade associations that track the data. However, using Heritage Auction House’s ratio of auctions-to-private sales as a reference point for the remaining auction houses (65% to 35%, or more conservatively 75% to 25%), we can estimate an additional $62.5 million in private sales conducted by the auction houses.

The collectible sports memorabilia market is opaque and fragmented. We believe there is a significant opportunity for any company that can develop a platform to make the market more liquid and transparent for investors of all means and backgrounds, and thus increase participation in the asset class overall.

According to Forbes and Boxes CEO Richard Engel, there are over 200 million collectors of varying types worldwide, and 33% collectors either currently own or have previously owned at least one sports collectible in their lifetimes. As such, the overall market on trading cards and sports memorabilia could reach 67 million people.

We expect the sports collectibles market to grow and present unique opportunities moving forward as a result of demand stemming from investors looking for an uncorrelated alternative asset class and an increase in global wealth. We believe that the sports collectibles market is well-positioned to drive growth in the upcoming years.

Furthermore, demand for sports collectibles continues to accumulate. Despite deemed “the most populist of passion assets”, the bulk of the wealth in the industry centers around the domestic baby boomers. Yet, the sports collectibles industry continues to experience tailwinds from millennial and foreign buyers. According to the Wall Street Journal, millennial and members of Generation Z are attracted to sports memorabilia because their familiarity with sports makes collecting “more digestible as a passion and hobby.” Foreign buyers have been jumping into the market due to the proliferation and success of international sports stars, such as Yao Ming of China and Luka Doncic of Slovenia.

We believe the overall macroeconomic environment remains favorable for high performing alternative asset classes, including art and collectibles. Interest rates are expected to remain moderate (albeit rising) across most developed economies and returns in traditional asset classes such as stocks and investment grade bonds may remain volatile. In addition to the increased transparency generally across alternative asset classes, we believe that these factors will support the trend for investors to seek returns in alternative assets, which are expected to continue to make these a more permanent component of investment strategies broadly.

Mission

The Company’s mission is to leverage technology and design, modern business models influenced by the sharing economy, and advancements in the financial regulatory environment to democratize the Asset Class. The Company aims to provide enthusiasts with access to the market by enabling them to create a diversified portfolio of equity interests in the highest quality Memorabilia Assets through a seamless investment experience. As well, Investors will have the opportunity to participate in a unique collective ownership experience, including museum/retail locations and social events, as part of the Premium Membership Programs that we intend to develop. The objective is to use revenue generated from these Premium Membership Programs to fund the highest caliber of care for the Underlying Assets in the collection, which we expect ultimately to be offset by meaningful economies of scale in the form of lower costs for collection level insurance, maintenance contracts and storage facilities, and to generate Free Cash Flow distributions to equity Investors in the Underlying Assets. The Manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the Series.

Collectors and dealers interested in selling their Underlying Assets will benefit from greater liquidity, significantly lower transaction costs and overhead, and a higher degree of transparency as compared to traditional methods of transacting the Underlying Assets. Auction and consignment models may include upwards of ~20% of asset value in transaction costs, as well as meaningful overhead in terms of asset preparation, shipping and marketing costs, and time value. The Company thus aims to align the interests of buyers and sellers, while opening up the market to a significantly larger number of participants than was previously possible, thereby driving market appropriate valuations and greater liquidity.

Business of the Company

The Interests represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company or the Manager generally. We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series. However, we expect that the operations of the Company, including the issuance of additional Series of Interests and their acquisition of additional assets, will benefit Investors by enabling each Series to benefit from economies of scale and by allowing Investors to enjoy the Company’s Underlying Asset collection through Premium Membership Programs that we intend to develop.

We anticipate that the Company’s core competency will be the identification, acquisition, marketing and management of Memorabilia Assets for the benefit of the Investors. The Company, with the support of the Manager and its affiliates, aims to provide:

●	Investors with access to the highest quality Memorabilia Assets for investment, portfolio diversification and secondary market liquidity for their Interests, although there can be no guarantee that an active secondary market will ever develop.

●	Asset Sellers with greater market transparency and pricing insights, lower transaction costs, increased liquidity, a seamless and convenient sale process, portfolio diversification and the ability to retain equity positions in assets via the retention of equity interests in Offerings. It is our intention to develop methods by which we can “test the waters” as it pertains to pricing and demand for items in consideration, offering an additional layer of price discovery for sellers.

●	Our clients with a premium, highly curated, engaging Memorabilia Asset media experience, including virtual museum features and multi-media storytelling.

●	Our clients with opportunities to engage with the Underlying Assets in the Company’s collection through a diverse set of tangible interactions in unique collective ownership experiences (together, the “Premium Membership Programs”) such as:

○	warehouse visits, pop-up shops with partner businesses, or “tents” at major auctions/events where users can view the Underlying Assets in person and interact with each other in a social environment;

○	gain access to athletes, expert collector consultations, exclusive benefits, discounted access to events;

○	asset sponsorship models (e.g. corporate sponsors or individuals pay for assets to appear in movies, commercials or at events); and

○	Other asset-related products (e.g., merchandise, social networking, communities).

We believe that a core principle of sports memorabilia asset collecting should be the enjoyment of the assets. As such, one of the goals of the Premium Membership Programs will be to operate the asset profitably (i.e., generate revenues in excess of Operating Expenses through the Premium Membership Programs within mandated usage guidelines) while maintaining exemplary maintenance standards to support the potential generation of financial returns for Investors in each Series. The Premium Membership Programs, with appropriate controls and incentives, and active monitoring by the Manage/Asset Manager, should enable a highly differentiated and enjoyable shared collecting experience while providing for premium care for assets in the Company’s collection. To the extent the Manager/Asset Manager consider it beneficial to Investors, we plan to include all the Underlying Assets, in the sole discretion of the Manager, in any Premium Membership Programs that we develop. Our objective is to become a leading marketplace for investing in collector quality Memorabilia Assets and to provide Investors with financial returns commensurate with returns in the Asset Class, to enable deeper and more meaningful participation by Memorabilia Asset enthusiasts in the hobby, to provide experiential and social benefits comparable to those of a world-class Memorabilia Asset collector, and to manage the collection in a manner that provides exemplary care to the assets and offers potential returns for Investors.

Competition

Although the Company’s business model is somewhat new to the memorabilia and collectibles industry, there is potentially significant competition for the Underlying Assets, which the Company securitizes through its offerings, from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as memorabilia and collectibles dealers and auction houses continue to play an increasing role.

Most of our current and potential competitors in the memorabilia and collectibles industry, such as dealers and auction houses, have significantly greater financial, marketing and other resources than we do and may be able to devote greater resources sourcing the Underlying Assets that the Company competes for. In addition, almost all of these competitors, in particular the auction houses, have longer operating histories and greater name recognition than we do and are focused on a more established business model.

There are also other start-up models around shared ownership of memorabilia and collectibles, developing in the industry, which will result in additional competition for Underlying Assets, including models which securitize ownership through the regulated securities market.

With the continued increase in popularity of the memorabilia and collectibles market, we expect competition for the Underlying Assets to intensify in future. Increased competition may lead to increased memorabilia and collectibles prices, which will reduce the potential value appreciation that Interest Holders may be able to achieve by owning Interests in the Company’s Offerings and will decrease the number of high-quality assets the Company can securitize.

In addition, there are companies that are developing crowd funding models for other alternative asset classes such as race horses, art or wine, who may decide to enter the memorabilia and collectibles as well.

Customers

We target the broader U.S. memorabilia and collectibles enthusiast and the 83.1 million U.S. millennial market (based on 2015 figures by the U.S. Census Bureau) as our key customer bases. The customers of the Company are the Investors in each Series that has closed an Offering. As of the date of this filing, the Company has closed twelve Offerings.

Manager

The Operating Agreement designates the Manager as the managing member of the Company. The Manager will generally not be entitled to vote on matters submitted to the Interest Holders. The Manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as the Manager.

The Operating Agreement further provides that the Manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any Series of Interests or any of the Interest Holders and will not be subject to any different standards imposed by the Operating Agreement, the LLC Act or under any other law, rule or regulation or in equity. In addition, the Operating Agreement provides that the Manager will not have any duty (including any fiduciary duty) to the Company, any Series or any of the Interest Holders.

In the event the Manager resigns as managing member of the Company, the holders of a majority of all Interests of the Company may elect a successor managing member. Holders of Interests in each Series of the Company have the right to remove the Manager as manager of the Company, by a vote of two-thirds of the holders of all Interests in each Series of the Company (excluding the Manager), in the event the Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series of Interests or the Company. If so convicted, the Manager shall call a meeting of all of the holders of every Series of Interests within 30 calendar days of such non-appealable judgment at which the holders may vote to remove the Manager as manager of the Company and each Series. If the Manager fails to call such a meeting, any Interest Holder will have the authority to call such a meeting. In the event of its removal, the Manager shall be entitled to receive all amounts that have accrued and are due and payable to it. If the holders vote to terminate and dissolve the Company (and therefore the Series), the liquidation provisions of the Operating Agreement shall apply (as described in “Description of the Interests Offered – Liquidation Rights”). In the event the Manager is removed as manager of the Company, it shall also immediately cease to be manager of any Series.

See “Management” for additional information regarding the Manager.

Advisory Board

The Manager has assembled an Advisory Board to assist the Manager in identifying and acquiring the Underlying Assets, to assist the Asset Manager in managing the Underlying Assets and to advise the Manager and certain other matters associated with the business of the Company and the various Series of Interests.

The members of the Advisory Board are not managers or officers of the Company or any Series and do not have any fiduciary or other duties to the Interest Holders of any Series. See “MANAGEMENT – Advisory Board.”

Operating Expenses

Operating Expenses are allocated to each Series based on the Companies allocation policy (see “Allocation of Expenses” below). Each Series is only responsible for the Operating Expenses associated with such Series, as determined by the Manager in accordance with the allocation policy, and not the Operating Expenses related to any other Series. Upon the Closing of an Offering for a Series, the Series will be responsible for the following costs and expenses attributable to the activities of the Company related to the Series:

(i)	any and all ongoing fees, costs and expenses incurred in connection with the management of the Underlying Asset related to a Series, including import taxes, income taxes, annual registration fees, transportation (other than transportation costs described in Acquisition Expenses), storage (including its allocable portion of property rental fees should the Manager decide to rent a property to store a number of Underlying Assets), security, valuation, custodianship, marketing, maintenance, refurbishment, presentation, perfection of title and utilization of an Underlying Asset;

(ii)	fees, costs and expenses incurred in connection with preparing any reports and accounts of a Series of Interests, including any blue-sky filings required in certain states and any annual audit of the accounts of such Series of Interests (if applicable);

(iii)	fees, costs and expenses of a third-party registrar and transfer agent appointed in connection with a Series of Interests;

(iv)	fees, costs and expenses incurred in connection with making any tax filings on behalf of the Series of Interests;

(v)	any indemnification payments;

(vi)	any and all insurance premiums or expenses incurred in connection with the Underlying Asset; and

(vii)	any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion.

The Manager/Asset Manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing of any of the Series detailed in this offering circular. The Manager/Asset Manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the Underlying Asset), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the Underlying Assets).

If the Operating Expenses for a particular Series exceed the amount of revenues generated from the Underlying Asset of such Series and cannot be covered by any Operating Expense reserves on the balance sheet of the Series, the Manager/Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series, on which the Manager/Asset Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by the Underlying Asset related to such Series (an “Operating Expenses Reimbursement Obligation(s)”), and/or (c) cause additional Interests to be issued in the Series in order to cover such additional amounts.

Indemnification of the Manager and its affiliates

The Operating Agreement provides that none of the Manager, or its affiliates, the Asset Manager, nor any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of the Manager, members of the Advisory Board, nor persons acting at the request of the Company in certain capacities with respect to other entities (collectively, the “Indemnified Parties”) will be liable to the Company, any Series or any Interest Holders for any act or omission taken by the Indemnified Parties in connection with the business of the Company or any Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each Series will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to the Company or the applicable Series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Description of the Asset Management Agreement

Each Series has entered or intends to enter into a separate asset management agreement with the Manager to act in the capacity of Asset Manager. The Series referenced in the “USE OF PROCEEDS AND DESCRIPTION OF UNDERLYING ASSETS” section of this Offering Circular, will each appoint the Asset Manager to manage the respective Underlying Assets pursuant to the Asset Management Agreement. The services provided by the Asset Manager will include:

- Together with members of the Advisory Board, creating the asset maintenance policies for the collection of assets;

- Investigating, selecting, and, on behalf of the applicable Series, engaging and conducting business with such persons as the Asset Manager deems necessary to ensure the proper performance of its obligations under the Asset Management Agreement, including but not limited to consultants, insurers, insurance agents, maintenance providers, storage providers and transportation providers and any and all persons acting in any other capacity deemed by the Asset Manager necessary or desirable for the performance of any of the services under the Asset Management Agreement; and

- Developing standards for the transportation and care of the Underlying Assets. The Asset Management Agreement entered with each Series will terminate on the earlier of: (i) one year after the date on which the relevant Underlying Asset related to a Series has been liquidated and the obligations connected to the Underlying Asset (including contingent obligations) have been terminated, (ii) the removal of the Manager as managing member of the Company (and thus all Series of Interests), (iii) upon notice by one party to the other party of a party’s material breach of the Asset Management Agreement, or (iv) such other date as agreed between the parties to the Asset Management Agreement.

Each Series will indemnify the Asset Manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Asset Manager under the Asset Management Agreement with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Management Fee

As consideration for managing each Underlying Asset, the Asset Manager will be paid a semi-annual Management Fee pursuant to the Asset Management Agreement, equal to up to 50% of any available Free Cash Flow generated by a Series for such six-month period. The Management Fee will only become payable if there are sufficient proceeds to distribute Free Cash Flow to the Interest Holders.

Asset Selection

Each of the assets that we offer will be sourced by our expert investment committee and will satisfactorily meet our four BASE criteria: Benchmarks, Authenticity, Significance, Earnings Potential. For each criterion, we will examine the following factors:

●	Benchmarks: realized prices at auction, sell-through rate indicators, will demand exceed supply?

●	Authenticity: reputable source, recently and reliably graded, certified authenticity.

●	Significance: importance to sports history, continued cultural relevance, collector and investor opinions, macro market trends.

●	Earnings Potential: Prospected appreciation, market momentum, liquidity, frequency of sales, purchase price and terms.

It is our objective to acquire a diverse collection of top tier sports collectibles. We will pursue investments opportunistically whenever we can leverage our industry-specific knowledge, unique sourcing angle or our relationships to bring compelling investment opportunities to investors. We aim to acquire only the highest of caliber assets and to appropriately maintain, monitor and manage the collection for continued value appreciation and to enable respectful enjoyment and utilization by the investors and potential lessees.

We anticipate that our Advisory Board will assist in the identification of Underlying Assets and in finding and identifying storage, maintenance specialists and other related service providers. This will give the Company access to the highest quality assets and balanced information and decision making from information collected across a diverse set of constituents in the Asset Class, as well as a network of partners to ensure the highest standards of care for the Underlying Assets.

Our asset selection criteria were established by the Manager/Asset Manager and in the future with the consultation of members of the Company’s Advisory Board and are continually influenced by Investor demand and current industry trends. The criteria are subject to change from time to time in the sole discretion of the Manager. Although we cannot guarantee positive investment returns on the Underlying Assets we acquire, we endeavor to select assets that are projected to generate positive return on investment, primarily based upon the asset’s value appreciation potential as well as value preservation potential. The Manager/Asset Manager, with guidance from the members of the Company’s Advisory Board, will endeavor to only select assets with known ownership history, certificates of authenticity, and highest possible quality grades, to the extent that such metrics exist in a particular sub-sector (e.g. trading cards) and other related records. The Manager/Asset Manager, with guidance from members of the Company’s Advisory Board, also considers the condition of the assets, historical significance, ownership history and provenance, the historical valuation of the specific asset or comparable assets and our ability to relocate the asset to offer tangible experiences to Investors. The Manager/Asset Manager, with guidance from members of the Company’s Advisory Board, will review asset selection criteria at least annually. The Manager/Asset Manager, intends to seek approval from the Advisory Board for any major deviations from these criteria.

Through the Company’s network, the Manager/Asset Manager and Advisory Board, we believe that we will be able to identify and acquire Underlying Assets of the highest quality and known provenance, as well as examples of potential “future classics,” and obtain proprietary access to limited production runs, with the intent of driving returns for Investors in the Series of Interests that owns the applicable asset. We aim to bring together a significantly larger number of potential buyers with Asset Sellers than traditional auction houses or dealers are able to achieve. Through this process, we believe we can source and syndicate Underlying Assets more efficiently than the traditional method in the Asset Class and with significantly lower transaction and holding costs.

Asset Acquisition

The Company plans to acquire Underlying Assets through various methods:

1.	Consignment – the Company enters into an agreement with an Asset Seller to market an Underlying Asset. The owner of the Underlying Asset, the “consignor,” retains full ownership of the Underlying Asset until the related Series closes. Upon closing the Series, the consignor will be paid the consignment price established by the consignor.

2.	Upfront purchase – the Company acquires an Underlying Asset from an Asset Seller prior to the launch of the Offering related to the Series

3.	Purchase agreement – the Company enters into an agreement with an Asset Seller to acquire an Underlying Asset, which may expire prior to the closing of the offering for the related Series, in which case the Company is obligated to acquire the Underlying Asset prior to the closing

4.	Purchase option agreement – the Company enters into a purchase option agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset

In the case where an Underlying Asset is acquired prior to the launch or closing, as the case may be, of the offering process for the related Series, the proceeds from the associated offering, net of any Brokerage Fee, Offering Expenses or other Acquisition Expenses or Sourcing Fee, may be used, in whole or in part, to reimburse the Company for the acquisition of the Underlying Asset or repay any loans made to the Company, plus applicable interest, to acquire such Underlying Asset.

Sometimes, rather than pre-purchasing an Underlying Asset before the Closing of an Offering, the Company may negotiate with Asset Sellers for the exclusive right to market an Underlying Asset to Investors for a period of time (the “Exclusivity Period”). The Company plans to achieve this by pre-negotiating a purchase price (or desired amount of liquidity) and entering into an asset purchase agreement or a purchase option agreement with an Asset Seller for an Underlying Asset, which would close simultaneously upon the closing of the offering of Interests in the Series associated with that Underlying Asset. Then, upon Closing a successful Offering, the Asset Seller would be compensated with a combination of cash proceeds from the offering and, if elected, equity ownership in the Series associated with the Underlying Asset (as negotiated in the agreement for such Underlying Asset).

Additional details on the acquisition method for each Underlying Asset can be found in the “Use of Proceeds and Description of Underlying Assets” section for each respective Series.

Asset Liquidity

The Company intends to hold and manage all of the assets indefinitely. Liquidity for Investors would be obtained by transferring their Interests in a Series, although there is not currently an active secondary market for any Series of Interests and there can be no assurances that one will develop or that appropriate registrations to permit active secondary trading, as the case may be, will ever be obtained. However, should an offer to liquidate an Underlying Asset materialize and be in the best interest of the Investors, as determined by the Manager, the Manager, with guidance from the Advisory Board will consider the merits of such offers on a case-by-case basis and potentially sell the asset. Furthermore, should an Underlying Asset become obsolete (e.g., due to lack Investor demand for its Interests) or suffer from a catastrophic event, the Manager may choose to sell the asset. As a result of a sale under any circumstances, the Manager would distribute the proceeds of such sale (together with any insurance proceeds in the case of a catastrophic event covered under the asset’s insurance contract) to the Interest Holders of the applicable Series (after payment of any accrued liabilities or debt, including but not limited to balances outstanding under any Operating Expenses Reimbursement Obligation, on the Underlying Asset or of the Series at that time).

Facilities

The Manager intends to operate the Company and manage the collection in a manner that will focus on the ongoing security of all Underlying Assets. The Manager will store the Underlying Assets, along with other assets, in a professional facility and in accordance with standards commonly expected when managing Memorabilia Assets of equivalent value and always as recommended by the Advisory Board.

The Manager/Asset Manager is located at 333 Westchester Avenue, Suite W2100, White Plains, NY 10604 and presently has no employees. Collectable Technologies, Inc. presently has no full-time employees and three part-time contractors. The Company has no employees.

Legal Proceedings

None of the Company, any Series, the Manager/Asset Manager or any director or executive officer of the Manager/Asset Manager is presently subject to any material legal proceedings.

Allocation of Expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from Underlying Assets and any indemnification payments made by the Company will be allocated amongst the various Series in accordance with the Manager’s allocation policy, a copy of which is available to Investors upon written request to the Manager. The allocation policy requires the Manager to allocate items that are allocable to a specific Series to be borne by, or distributed to (as applicable), the applicable Series of Interests. If, however, an item is not allocable to a specific Series but to the Company in general, it will be allocated pro rata based on the value of Underlying Assets or the number of Underlying Assets, as reasonably determined by the Manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof it is anticipated that revenues and expenses will be allocated as follows:

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific underlying asset)
Revenue	Premium Membership Fees	Allocable pro rata to the value of each underlying asset
Offering Expenses	Filing expenses related to submission of regulatory paperwork for a series	Allocable pro rata to the number of underlying assets
	Underwriting expense incurred outside of Brokerage Fee	Allocable pro rata to the number of underlying assets
	Legal expenses related to the submission of regulatory paperwork for a series	Allocable pro rata to the number of underlying assets
	Audit and accounting work related to the regulatory paperwork or a series	Allocable pro rata to the number of underlying assets
	Escrow agent fees for the administration of escrow accounts related to the offering	Allocable pro rata to the number of underlying assets
	Compliance work including diligence related to the preparation of a series	Allocable pro rata to the number of underlying assets
	Bank transfer and other bank account related fees	Allocable to each Underlying Asset
	Transfer to and custody of Interests into Brokerage accounts	Estimated to be 0.75% of gross proceeds of offering (to be finalized upon execution of Custody Agreement)
Acquisition Expense	Transportation of underlying asset as at time of acquisition	Allocable pro rata to the number of underlying assets
	Insurance of underlying asset as at time of acquisition	Allocable pro rata to the value of each underlying asset
	Preparation of marketing materials	Allocable pro rata to the number of underlying assets
	Identification fee, Sourcing Fee, Document fee, authenticity and verification check and any restoration and maintenance	Allocable directly to the applicable underlying asset
	Interest/purchase option expense in the case an underlying asset was pre-purchased us prior to the closing of an offering through a loan or in which the Company obtained a purchase option	Allocable directly to the applicable underlying asset

Operating Expense	Storage	Allocable pro rata to the number of underlying assets
	Security (e.g., surveillance and patrols)	Allocable pro rata to the number of underlying assets
	Custodial fees	Allocable pro rata to the number of underlying assets
	Appraisal and valuation fees	Allocable pro rata to the number of underlying assets
	Marketing expenses in connection with any revenue generating event	Allocable pro rata to the value of each underlying asset
	Insurance	Allocable pro rata to the value of each underlying asset
	Maintenance	Allocable directly to the applicable underlying asset
	Transportation to public events, including those associated with Premium Membership Programs	Allocable pro rata to the number of underlying assets
	Ongoing reporting requirements (e.g. Reg A+ or Exchange Act reporting)	Allocable pro rata to the number of underlying assets
	Audit, accounting and bookkeeping related to the reporting requirements of the series	Allocable pro rata to the number of underlying assets
	Other Premium Membership Program related expenses (e.g., location, catering, facility management, film and photography crew)	Allocable pro rata to the value of each underlying asset
Indemnification Payments	Indemnification payments under the Operating Agreement	Allocable pro rata to the value of each underlying asset

Notwithstanding the foregoing, the Manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to the Investors. For example, and as stated above, for these Offerings, the Manager and its affiliates have agreed to pay and not seek reimbursement for the Offering Expenses. There is no commitment on the part of the Manager and its affiliates, however, to pay these expenses in future Series offerings.

MANAGEMENT

Manager

The Manager of the Company will be CS Asset Manager, LLC, a Delaware limited liability company formed on February 14, 2020.

The Company operates under the direction of the Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy. Collectable Technologies, Inc., the sole member of the Manager, has established a Board of Directors that will make decisions with respect to all asset acquisitions, dispositions and maintenance schedules, with guidance from the Advisory Board. The Manager and the officers and directors of the Manager/Asset Manager are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The Manager is responsible for determining maintenance required in order to maintain or improve the asset’s quality, determining how to monetize the Underlying Assets in order to generate profits and evaluating potential sale offers, which may lead to the liquidation of a Series.

The Company will follow guidelines adopted by the Manager and implement policies set forth in the Operating Agreement unless otherwise modified by the Manager. The Manager may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled. The Manager may change our objectives at any time without approval of Interest Holders. The Manager itself has no track record and is relying on the experience of the individual officers, directors and advisors of Collectable Technologies, Inc..

The Manager performs its duties and responsibilities pursuant to our Operating Agreement. The Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our Interest Holders. Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of the Manager

The responsibilities of the Manager include:

Asset Sourcing and Disposition Services:

●	Together with guidance from the Advisory Board, define and oversee the overall Underlying Asset sourcing and disposition strategy;

Services in Connection with an Offering:

●	Create and manage all Series of Interests for offerings related to Underlying Assets;

●	Develop offering materials, including the determination of specific terms and structure and description of the Underlying Assets;

●	Create and submit all necessary regulatory filings including, but not limited to, Commission filings and financial audits and related coordination with advisors;

●	Prepare all marketing materials related to offerings;

●	Together with the broker of record, coordinate the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;
●	Create and implement various technology services, transactional services, and electronic communications related to any offerings;

●	All other necessary offering related services, which may be contracted out;

Asset Monetization Services:

●	Together with advice from the Collectable Technologies, Inc., create and manage all asset monetization programs, including affiliate arrangements, asset sponsorships and membership experiences, and determine participation in such programs by any Underlying Assets;

●	Together with advice from the Collectable Technologies, Inc., Evaluate and enter into service provider contracts related to the operation of Asset Monetization programs;

●	Allocate revenues and costs related to Asset Monetization programs to the appropriate Series in accordance with our allocation policy;

●	Approve potential joint ventures, limited partnerships and other such relationships with third parties related to Asset Monetization Programs;

●	Interest Holder Relationship Services;

●	Provide any appropriate updates related to Underlying Assets or offerings;

●	Manage communications with Interest Holders, including answering e-mails, preparing and sending written and electronic reports and other communications;

●	Establish technology infrastructure to assist in providing Interest Holder support and services;

●	Determine our distribution policy and determine amounts of and authorize Free Cash Flow distributions from time to time;

●	Maintain Free Cash Flow funds in deposit accounts or investment accounts for the benefit of a Series;

Administrative Services:

●	Manage and perform the various administrative functions necessary for our day-to-day operations;

●	Provide financial and operational planning services and collection management functions including determination, administration and servicing of any Operating Expenses Reimbursement Obligation made to the Company or any Series by the Manager/Asset Manager to cover any Operating Expense shortfalls;

●	Administer the potential issuance of additional Interests to cover any potential Operating Expense shortfalls; - Maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and required to be filed with the Commission and any other regulatory agency, including annual and semi-annual financial statements;

●	Maintain all appropriate books and records for the Company and all the Series of Interests;

●	Obtain and update market research and economic and statistical data in the Underlying Assets and the general Asset Class;

●	Oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

●	Supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

●	Provide all necessary cash management services;

●	Manage and coordinate with the transfer agent, custodian or broker-dealer, if any, the process of making distributions and payments to Interest Holders or the transfer or re-sale of securities as may be permitted by law;

●	Evaluate and obtain adequate insurance coverage for the Underlying Assets based upon risk management determinations;

●	Track the overall regulatory environment affecting the Company, as well as managing compliance with regulatory matters;

●	Evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

●	Oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Responsibilities of the Asset Manager

The responsibilities of the Manager in its capacity as the Asset Manager include:

Asset Sourcing and Disposition Services:

●	Manage the Company’s asset sourcing activities including, creating the asset acquisition policy, organizing and evaluating due diligence for specific asset acquisition opportunities, verifying authenticity and condition of specific assets, and structuring partnerships with collectors, brokers and dealers who may provide opportunities to source quality assets;

●	Negotiate and structure the terms and conditions of acquisitions of or purchase option agreements or purchase agreements for Underlying Assets with Asset Sellers;

●	Evaluate any potential asset takeover offers from third parties, which may result in asset dispositions, sales or other liquidity transactions;

●	Structure and negotiate the terms and conditions of transactions pursuant to which Underlying Assets may be sold or otherwise disposed. Asset Management and Maintenance Services with Respect to the Underlying Assets;

●	Develop a maintenance schedule and standards of care in consultation with the Advisory Board and oversee compliance with such maintenance schedule and standards of care;

●	Purchase and maintain insurance coverage for Underlying Assets;

●	Engage third party independent contractors for the care, custody, maintenance and management of the Underlying Assets;

●	Deliver invoices to the managing member of the Company for the payment of all fees and expenses incurred in connection with the maintenance and operation and ensure delivery of payments to third parties for any such services; and

●	Generally, perform any other act necessary to carry out all asset management and maintenance obligations

Executive Officers, Directors and Key Employees of the Manager

The following individuals constitute the Board of Directors, executive management and significant employees of the Collectable Technologies, Inc., the sole member of the Manager/Asset Manager and sets forth their compensation during 2020, if applicable:

Name	Age	Position	Term of Office (Beginning)	FT or PT Hours/week	Compensation Cash ($)	Compensation Stock ($)	Compensation Total ($)
Jason Epstein	46	Founder, Director, President	01/2020	30 hours a week	$-	$45,000	$45,000
Ezra Levine	33	Director, CEO	01/2020	Full time	$120,000	$45,000	$165,000
Ross Schimel	45	Director	01/2020	N/A	$5,000	$15,000	$20,000
Jarod Winters	50	CFO	04/2021

Background of Officers of the Manager

The following is a brief summary of the background of each director and executive officer of the Manager:

Jason Epstein. Mr. Epstein is a serial entrepreneur and co-founder of Collectable Technologies, Inc. (successor to the assets and liabilities of Collectable.com, Inc.), the ultimate parent organization to Collectable Sports Assets, LLC and the Manager. Collectable provides sports collectors access to historical auction pricing and real-time data on current auctions. With over 2 million historical sales dating back to 1999 and over two dozen auction house customers, we believe that Collectable publishes one of the broadest and most comprehensive data set of historical prices and active auction listings in the industry.

Ezra Levine. Mr. Levine is a seasoned public and private markets investor and operator. Mr. Levine has served as the Chief Strategy Officer and Chief Financial Officer of The Spring League, the premier developmental league and scouting event for professional football talent since 2017. He also served as Portfolio Manager at Hilltop Park Associates, a hedge fund, managing investments in the Sports, Media, Entertainment and Consumer industries. He also has served as an advisor and consultant to numerous businesses. He holds a B.A. from the University of Michigan in American Studies and an MBA from NYU Stern School of Business with a concentration in General Management and Finance.

Ross Schimel – Mr. Schimel is the Co-Founder and Managing Partner of FuturesMedia. Prior, he served as a Portfolio Manager at Diamondback Capital hedge fund and former head of JNK Securities Energy Division. Schimel graduated from the University of Michigan and is a CFA Charter Holder.

Jarod Winters - Mr. Winters is a capital markets executive focused on alternative asset management, having served in roles such as Chief Operating Officer and Chief Compliance Officer of Sunrise Capital Partners, a hedge fund, Head of Product Specialists at Wells Fargo Prime Services, and Managing Director of Operations at ESP Technologies. He holds a BA and MBA from the University of Texas at Austin.

There are no arrangements or understandings known to us pursuant to which any director was or is to be selected as a director or nominee. There are no agreements or understandings for any executive officer or director to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

There are no family relationships between any director, executive officer, person nominated or chosen to become a director or executive officer or any significant employee.

Advisory Board

Responsibilities of the Advisory Board

We expect to form an Advisory Board that can support the Company, the Manager/Asset Manager and consist of members of our expert network and additional advisors to the Manager. We plan to build the Advisory Board over time and are in advanced discussions with various experts in the Asset Class. We anticipate that the Advisory Board will review the Company’s relationship with, and the performance of, the Manager, and generally approve the terms of any material or related-party transactions. In addition, we anticipate that the Advisory Board will assist with, and make recommendations with respect to, the following:

●	Approving, permitting deviations from, making changes to, and annually reviewing the asset acquisition policy;

●	Evaluating all asset acquisitions;

●	Evaluating any third party offers for asset acquisitions and approving asset dispositions that are in the best interest of the Company and the Interest Holders;

●	Providing guidance with respect to the appropriate levels of annual collection level insurance costs and maintenance costs specific to each individual asset;

●	Reviewing material conflicts of interest that arise, or are reasonably likely to arise with the managing member, on the one hand, and the Company, a Series or the economic members, on the other hand, or the Company or a Series, on the one hand, and another Series, on the other hand;

●	Approving any material transaction between the Company or a Series, on the one hand, and the Manager or any of its affiliates, another Series or an Interest Holder, on the other hand, other than for the purchase of Interests; (vii) Reviewing the total fees, expenses, assets, revenues, and availability of funds for distributions to Interest Holders at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the assets, and that funds available for distributions to Interest Holders are in accordance with our policies; and

●	Approving any service providers appointed by the Manager/Asset Manager in respect of the Underlying Assets.

The resolution of any conflict of interest approved by the Advisory Board shall be conclusively deemed fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise. The members of the Advisory Board will not be managers or officers of the Company, the Manager/Asset Manager, or any Series and will not have any fiduciary or other duties to the Interest Holders of any Series.

Compensation of the Advisory Board

The Manager/Asset Manager will compensate the Advisory Board or their nominees (as so directed by an Advisory Board member) for their service. As such, it is anticipated that their costs will not be borne by any given Series of Interests, although members of the Advisory Board may be reimbursed by a Series for out-of-pocket expenses incurred by such Advisory Board member in connection with a Series of Interests (e.g. travel related to evaluation of an asset).

COMPENSATION

Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by the Company. Each of the executive officers of the Manager manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager, from our manager as set forth above in “Executive Officers, Directors and Key Employees of the Manager”. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of the Manager

The Manager may receive Sourcing Fees and reimbursement for costs incurred relating to the Offering described herein and other offerings (e.g., Offering Expenses and Acquisition Expenses). Neither the Manager/Asset Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Interests.

The Manager will receive Sourcing Fees for each subsequent offering for Series of Interests in the Company that closes as detailed in the “Use of Proceeds and Description of Underlying Assets” section with respect to each of the respective offerings. During 2020, the Manager received $62,860.00 in Sourcing Fees for eight (8) Series that were closed. During 2020, the manager also received 4,405 shares in non-cash compensation with a value of $102,590.

Series	# of Shares	Cash Fees	Non Cash Equity	Total Cash and Non-Cash Equity
#ALIWBCBELT	400	$20,000	$4,000	24,000
#CURRYBASKET	33	1,200	660	1,860
#JACKIEROBINSONAUTOBAT	16	3,750	750	4,500
#JORDANPSA10	87	5,000	870	5,870
#LEBRONROOKIE	34	1,500	850	2,350
#MAHOMESROOKIE	80	6,000	1,200	7,200
#MANTLEMINT1953	3,720	23,250	93,000	116,250
#RUTHGEHRIGBALL	35	2,160	1,260	3,420
Grand Total	4,405	$62,860	$102,590	$165,450

In addition, should a Series’ revenue exceed its ongoing Operating Expenses and various other potential financial obligations of the Series, the Manager in its capacity as Asset Manager may receive a Management Fee as described in “Description of the Business –Management Fee.” To date, no Management Fees have been paid by any Series and we do not expect to pay any Management Fees in Fiscal Year 2021.

A more complete description of Management of the Company is included in “Description of the Business” and “Management”.

PRINCIPAL INTEREST HOLDERS

The Company is managed by the Manager. The address of the Manager is 333 Westchester Avenue, Suite W2100, White Plains, NY 10604. As of the date of this filing, the Company has no voting securities issued and outstanding.

The following table sets forth information with respect to the number of units of each of our Series beneficially owned by our officers as of December 31, 2021:

Title of Class	Name and address of beneficial owner (the address of each of our officers is the same as that of the Manager)	Amount (# of units) and nature of beneficial ownership	Percent of class (* denotes less than 1%)
#03ExquisiteBox	Ezra Levine	10	0.13%
#03ToppsChromeWax	Ezra Levine	1	0.04%
#18-19BASKETBALLGROWTHBASKET	Jason Epstein	15	0.68%
#18-19BASKETBALLGROWTHBASKET	Ezra Levine	11	0.50%
#1909E95SGCSet	Jason Epstein	100	1.42%
#1909E95SGCSet	Ezra Levine	60	0.85%
#1964KOUFAXJERSEY	Jason Epstein	70	0.16%
#1964KOUFAXJERSEY	Ezra Levine	11	0.03%
#1969TOPPSBASKETBALLSET	Ezra Levine	22	0.37%
#1986WAX	Jason Epstein	15	0.20%
#1986WAX	Ezra Levine	7	0.10%
#2000PLAYOFFCONTENDERSWAX	Jason Epstein	9	0.39%
#2000PLAYOFFCONTENDERSWAX	Ezra Levine	17	0.73%
#48LeafRuthSGC8	Ezra Levine	20	0.19%
#AARON1954PSA8.5	Ezra Levine	44	0.37%
#AcunaBowman10Basket	Ezra Levine	20	0.20%
#ACUNAGOLD9.5	Ezra Levine	26	0.50%
#AliRookieCardBVG8	Jason Epstein	10	0.17%
#ALIWBCBELT	Jason Epstein	500	1.17%
#ALIWBCBELT	Ezra Levine	125	0.29%
#ANDRE&HULKWRESTLINGBASKET	Ezra Levine	8	0.07%
#ANDRETHEGIANT	Ezra Levine	17	0.59%
#BANKS1954PSA9	Jason Epstein	261	7.50%
#BANKS1954PSA9	Ezra Levine	154	4.43%
#BettsBlueRefractorBasket	Ezra Levine	1	0.03%
#BETTSGOLDREFRACTORBASKET	Ezra Levine	3	0.05%
#BradyChampionshipTicket	Jason Epstein	100	0.05%
#BradyChampionshipTicket	Ezra Levine	126	0.06%
#BRADYPLAYOFFCONTENDERSBASKET	Jason Epstein	4149	23.05%
#BRADYPLAYOFFCONTENDERSBASKET	Ezra Levine	15	0.08%

#BRADYROOKIE	Jason Epstein	20	0.35%
#BRADYROOKIE	Ezra Levine	15	0.27%
#CHAMBERLAINHSUNIFORM	Jason Epstein	400	3.16%
#CHAMBERLAINHSUNIFORM	Ezra Levine	104	0.82%
#ChamberlainPhilaJersey59-60	Jason Epstein	896	0.70%
#ChamberlainPhilaJersey59-60	Ezra Levine	455	0.36%
#ChicagoBullsDynastyHardwood	Ezra Levine	22	0.03%
#Clemente1955PSA8	Ezra Levine	10	0.13%
#Clemente65-68Bat	Ezra Levine	1	0.02%
#CLEMENTEWHITE&GRAYBASKET	Ezra Levine	4	0.04%
#COBBMINTE98	Jason Epstein	280	0.93%
#COBBMINTE98	Ezra Levine	494	1.64%
#COBBVINTAGET206PHOTO	Jason Epstein	25	0.49%
#COBBVINTAGET206PHOTO	Ezra Levine	11	0.22%
#CristianoRonaldoRC1of1	Ezra Levine	228	0.45%
#CROSBYTHECUPBASKET	Ezra Levine	4369	21.11%
#DIMAGGIO1933BAT	Ezra Levine	160	1.68%
#DonovanMitchellNT9.5	Ezra Levine	126	4.24%
#DURANTCHROMEREFRACTORPSA10	Jason Epstein	23	1.84%
#DURANTCHROMEREFRACTORPSA10	Ezra Levine	18	1.44%
#DWADEULTIMATE	Jason Epstein	50	1.20%
#DWADEULTIMATE	Ezra Levine	3	0.07%
#EddiePlankT206PSA4	Ezra Levine	200	0.33%
#EMMITTSMITH10KJERSEY	Jason Epstein	1	0.02%
#EMMITTSMITH10KJERSEY	Ezra Levine	10	0.17%
#EMMITTSMITHMVPBASKET	Jason Epstein	48	0.84%
#EMMITTSMITHMVPBASKET	Ezra Levine	21	0.37%
#FRANKROBINSON1957PSA9BASKET	Jason Epstein	890	11.71%
#FRANKROBINSON1957PSA9BASKET	Ezra Levine	48	0.63%
#GaryCarter1975PSA10Basket	Ezra Levine	10	0.27%
#Giannis48PointGameSneakers	Ezra Levine	20	0.40%
#GIANNISGOLDIMMACULATE	Ezra Levine	48	0.97%
#GIANNISRPA	Jason Epstein	45	0.40%
#GIANNISRPA	Ezra Levine	106	0.94%
#GLEYBERTORRESORANGE9.5	Jason Epstein	30	1.45%
#GLEYBERTORRESORANGE9.5	Ezra Levine	23	1.11%
#GRETZKYOPEECHEE1979	Jason Epstein	50	0.75%
#GRETZKYOPEECHEE1979	Ezra Levine	193	2.88%
#JackieLeaf3.5	Jason Epstein	30	0.39%
#JackieRobinson1952ToppsPSA8.5	Jason Epstein	250	0.46%

#JackieRobinson1952ToppsPSA8.5	Ezra Levine	200	0.37%
#JackieRobinson53Topps8	Jason Epstein	200	3.13%
#JACKIEROBINSONAUTOBAT	Jason Epstein	10	0.56%
#JACKIEROBINSONAUTOBAT	Ezra Levine	3	0.17%
#JETERFOILRCBASKETBGS9.5	Jason Epstein	13	0.13%
#JETERFOILRCBASKETBGS9.5	Ezra Levine	11	0.11%
#JimmieFoxx1938Bat	Jason Epstein	300	3.21%
#JimmieFoxx1938Bat	Ezra Levine	202	2.16%
#JORDANEXQUISITEBGS8	Ezra Levine	53	0.68%
#JordanLeBronMagicTripleSigs	Ezra Levine	1	0.01%
#JordanLeBronSignoftheTimes	Ezra Levine	5	0.03%
#JordanMagicLeBronTripleAutoJersey	Jason Epstein	10	0.04%
#JordanMagicLeBronTripleAutoJersey	Ezra Levine	21	0.08%
#JORDANPSA10	Ezra Levine	469	4.69%
#JORDANROOKIEJERSEY	Jason Epstein	30	0.12%
#JORDANROOKIEJERSEY	Ezra Levine	1	0.00%
#JORDANSIGNEDPROFESSIONALBAT	Ezra Levine	1	0.02%
#KAWHIBASKET	Jason Epstein	1370	58.42%
#KAWHIBASKET	Ezra Levine	14	0.60%
#KevinDurantHSJersey	Ezra Levine	25	0.11%
#KobeBryantFirstWhite#24Jersey	Jason Epstein	20	0.01%
#KobeBryantFirstWhite#24Jersey	Ezra Levine	74	0.05%
#KobeBryantRookieSneakers	Jason Epstein	20	0.15%
#KobeBryantRoyalBlueJordanSneakers	Jason Epstein	10	0.11%
#KobeBryantRoyalBlueJordanSneakers	Ezra Levine	16	0.18%
#KobeFinalSeasonSneakers	Ezra Levine	1	0.02%
#KOBEREEBOKIVERSONRETROS	Ezra Levine	1	0.01%
#KOUFAX55PSA9	Ezra Levine	211	0.44%
#LBJEXQUISITE	Ezra Levine	203	0.16%
#LeBronBlackDiamond	Ezra Levine	2	0.01%
#LEBRONBLACKREFRACTOR	Jason Epstein	60	0.46%
#LEBRONBLACKREFRACTOR	Ezra Levine	113	0.87%
#LEBRONEMBLEMSOFENDORSEMENT	Ezra Levine	1	0.01%
#LeBronMeloBosh2008TripleLogoMan	Ezra Levine	22	0.04%
#LeBronMeloDualLogoman	Jason Epstein	10	0.01%
#LeBronMeloDualLogoman	Ezra Levine	31	0.03%
#LEBRONMELOWADETRIORC	Ezra Levine	185	0.52%
#LEBRONROOKIE	Jason Epstein	136	6.80%
#LEBRONROOKIE	Ezra Levine	100	5.00%
#LEBRONULTIMATE	Ezra Levine	6	0.03%

#LukaRookieJersey	Jason Epstein	200	0.40%
#LukaRookieJersey	Ezra Levine	69	0.14%
#LukaWhiteSparkle	Jason Epstein	200	0.29%
#LukaWhiteSparkle	Ezra Levine	48	0.07%
#MAGICBIRDDRJPSA8BASKET	Jason Epstein	668	24.29%
#MAGICBIRDLOGOMAN	Jason Epstein	40	0.08%
#MAGICBIRDLOGOMAN	Ezra Levine	131	0.26%
#MAHOMESEMERALDRPABGS9	Jason Epstein	50	1.26%
#MAHOMESEMERALDRPABGS9	Ezra Levine	4	0.10%
#MahomesImmaculate1of1	Jason Epstein	35	0.16%
#MahomesImmaculate1of1	Ezra Levine	19	0.09%
#MahomesNT1of1	Jason Epstein	200	0.06%
#MahomesNT1of1	Ezra Levine	557	0.18%
#MahomesNT8.5	Ezra Levine	58	0.36%
#MANTLE1952BOWMANPSA8	Ezra Levine	11	1.10%
#MANTLE1952TOPPSPSA8	Jason Epstein	253	0.52%
#MANTLE1952TOPPSPSA8	Ezra Levine	513	1.06%
#Mantle1953Topps8	Jason Epstein	100	1.02%
#Mantle1953Topps8	Ezra Levine	105	1.07%
#MANTLE1956PSA8BASKET	Jason Epstein	1410	24.74%
#MANTLE1956PSA8BASKET	Ezra Levine	13	0.23%
#MANTLE1960PSA9	Jason Epstein	30	0.75%
#Mantle1968PSA9Basket	Ezra Levine	1	0.03%
#Mantle54BowmanBasket	Jason Epstein	1401	27.74%
#Maris58ToppsPSA9	Jason Epstein	100	1.85%
#MAYS1951BOWMAN7	Jason Epstein	13	0.13%
#MAYS1952PSA8	Jason Epstein	10	0.04%
#MAYS1952PSA8	Ezra Levine	63	0.26%
#Mays1956GrayPSA9	Ezra Levine	1	0.02%
#MAYS1959PSA9BASKET	Jason Epstein	620	12.92%
#MayweatherRCPSA10	Ezra Levine	20	0.44%
#MessiMegacracks#71PSA9	Ezra Levine	1	0.01%
#MESSIROOKIEBASKET	Ezra Levine	41	0.45%
#Mikan48BowmanPSA7	Jason Epstein	160	2.01%
#Mikan48BowmanPSA7	Ezra Levine	25	0.31%
#MIKANRCPHOTO	Ezra Levine	151	2.80%
#MLBHALLOFFAMEBASEBALL	Ezra Levine	1	0.00%
#MONTANARCPSA10	Jason Epstein	5	0.08%
#MONTANARCPSA10	Ezra Levine	1	0.02%
#MOOKIEBETTSGLOVE	Ezra Levine	30	0.50%

#MPJChampionshipTicket	Ezra Levine	38	1.27%
#OrangeDominguez	Ezra Levine	1	0.03%
#OZZIESMITHRCBGS9.5	Ezra Levine	1	0.01%
#PeytonManningMVPHelmet	Ezra Levine	701	1.95%
#RICKEYHENDERSONRCPSA10	Ezra Levine	2	0.01%
#Ruth1914BaltimoreNewsSGC3	Ezra Levine	34	0.00%
#Ruth33GoudeySGC8	Jason Epstein	50	0.37%
#Ruth33GoudeySGC8	Ezra Levine	120	0.88%
#RUTHGEHRIGBALL	Jason Epstein	293	14.65%
#RUTHGEHRIGBALL	Ezra Levine	34	1.70%
#SadaharuOhBat	Ezra Levine	2	0.04%
#SatchelPaige48LeafSGC30	Ezra Levine	70	0.99%
#Serena03NetProPSA10Basket	Ezra Levine	21	0.59%
#TATISBOWMANBLACKLABEL	Ezra Levine	1	0.00%
#TATUMFLAWLESS10	Jason Epstein	50	1.09%
#TEDWILLIAMS1939PLAYBALL	Ezra Levine	10	0.31%
#TheRockBumbleBeePSA10	Jason Epstein	500	5.56%
#TheRockBumbleBeePSA10	Ezra Levine	30	0.33%
#TIGERPUTTER	Jason Epstein	60	0.29%
#TIGERPUTTER	Ezra Levine	246	1.17%
#TIGERSIFORKIDS	Ezra Levine	3	0.13%
#TIGERSPAUTHENTICBGS9.5	Jason Epstein	13	0.36%
#TIGERSPAUTHENTICBGS9.5	Ezra Levine	44	1.22%
#TimDuncanPMGGreen	Ezra Levine	20	0.05%
#TROUTFINESTSUPERFRACTOR	Jason Epstein	10	0.04%
#TROUTFINESTSUPERFRACTOR	Ezra Levine	10	0.04%
#TysonRCBGS9Basket	Ezra Levine	49	0.87%
#UNITAS1965JERSEY	Ezra Levine	12	0.07%
#YASTRZEMSKIRC9BASKET	Jason Epstein	15	0.38%
#ZionPrizmsBlueBGS10	Jason Epstein	20	0.34%
#ZIONRPABGS9	Jason Epstein	10	0.16%
#ZIONRPABGS9	Ezra Levine	62	0.96%

The following table sets forth information with respect to the number of units of each of our Series beneficially owned by the Manager and by all persons who beneficially own more than ten percent of any Series as of December 31, 2021.

Title of Class	Beneficial Owner	Amount	Percent of Class
#03ExquisiteBox	Anthony Loparo (4)	7975	32.45%
#03ExquisiteBox	CS Asset Manager (3)	472	5.92%
#03ToppsChromeWax	CS Asset Manager (3)	185	8.13%
#18-19BASKETBALLGROWTHBASKET	CS Asset Manager (3)	28	1.27%
#1909E95SGCSet	CS Asset Manager (3)	925	13.12%
#1909E95SGCSet	Jack Smith (5)	7050	28.21%
#1964KOUFAXJERSEY	CS Asset Manager (3)	102	0.24%
#1969TOPPSBASKETBALLSET	CS Asset Manager (3)	204	3.43%
#1969TOPPSBASKETBALLSET	Jason Pond (6)	5940	47.73%
#1986WAX	CS Asset Manager (3)	510	6.94%
#1986WAX	Evan Matthis (7)	7350	25.17%
#1986WAX	Robert Deaton (8)	7350	10.19%
#2000PLAYOFFCONTENDERSWAX	Ben Federman (9)	2325	10.32%
#2000PLAYOFFCONTENDERSWAX	CS Asset Manager (3)	154	6.62%
#2000PLAYOFFCONTENDERSWAX	Paul Rubillo (10)	2325	19.35%
#48LeafRuthSGC8	CS Asset Manager (3)	52	0.50%
#48LeafRuthSGC8	Jack Smith (5)	10400	26.13%
#AARON1954PSA8.5	Ben Federman (9)	12000	48.37%
#AARON1954PSA8.5	CS Asset Manager (3)	418	3.48%
#AcunaBowman10Basket	CS Asset Manager (3)	449	4.54%
#AcunaBowman10Basket	Eric Bitz (11)	9900	35.62%
#ACUNAGOLD9.5	CS Asset Manager (3)	334	6.42%
#AliRookieCardBVG8	CS Asset Manager (3)	525	9.13%
#AliRookieCardBVG8	Jack Smith (5)	5750	34.78%
#AliRookieCardBVG8	John Dwan (12)	5750	15.65%
#ALIWBCBELT	CS Asset Manager (3)	469	1.10%
#ALIWBCBELT	Jack Smith (5)	42800	17.26%
#ANDRE&HULKWRESTLINGBASKET	CS Asset Manager (3)	545	4.47%
#ANDRETHEGIANT	CS Asset Manager (3)	106	3.66%
#BANKS1954PSA9	Ben Federman (9)	3480	14.28%
#BANKS1954PSA9	CS Asset Manager (3)	269	7.73%
#BettsBlueRefractorBasket	CS Asset Manager (3)	151	4.65%
#BETTSGOLDREFRACTORBASKET	CS Asset Manager (3)	615	10.00%
#BradyBowman10	CS Asset Manager (3)	11	0.37%
#BradyBowman10	Gary Bulicki (13)	3000	32.33%
#BradyChampionshipTicket	CS Asset Manager (3)	201	0.09%

#BradyChampionshipTicket	Gary Bulicki (13)	215000	84.69%
#BRADYPLAYOFFCONTENDERSBASKET	CS Asset Manager (3)	2125	11.81%
#BRADYROOKIE	CS Asset Manager (3)	744	13.17%
#BRADYROOKIE	Matthew Marcom (14)	5650	10.81%
#CHAMBERLAINHSUNIFORM	Anthony Arnold (15)	12640	18.99%
#CHAMBERLAINHSUNIFORM	CS Asset Manager (3)	23	0.18%
#CHAMBERLAINHSUNIFORM	Justin Cornett (16)	12640	23.71%
#ChamberlainPhilaJersey59-60	CS Asset Manager (3)	2715	2.13%
#ChamberlainPhilaJersey59-60	David Kohler (17)	127500	25.57%
#ChicagoBullsDynastyHardwood	CS Asset Manager (3)	3252	4.65%
#ChicagoBullsDynastyHardwood	Jason Silverstein (18)	70000	66.74%
#ChrisBoshGameWornRaptorsSneakers	CS Asset Manager (3)	19	0.57%
#ChrisBoshGameWornRaptorsSneakers	Jason Silverstein (18)	3360	67.62%
#Clemente1955PSA8	Ben Federman (9)	7900	24.56%
#Clemente1955PSA8	CS Asset Manager (3)	132	1.67%
#Clemente65-68Bat	CS Asset Manager (3)	459	7.66%
#CLEMENTEWHITE&GRAYBASKET	Ben Federman (9)	10975	45.67%
#CLEMENTEWHITE&GRAYBASKET	CS Asset Manager (3)	530	4.83%
#COBBMINTE98	CS Asset Manager (3)	355	1.18%
#COBBVINTAGET206PHOTO	CS Asset Manager (3)	2464	48.31%
#COBBVINTAGET206PHOTO	Justin Cornett (16)	5100	46.41%
#CristianoRonaldoRC1of1	Adam Rowe (19)	51000	39.22%
#CristianoRonaldoRC1of1	CS Asset Manager (3)	4932	9.67%
#CristianoRonaldoRC1of1	Jack Smith (5)	51000	12.75%
#CROSBYTHECUPBASKET	CS Asset Manager (3)	1078	5.21%
#CROSBYTHECUPBASKET	Mike Cancelliere (20)	20700	10.87%
#DIMAGGIO1933BAT	CS Asset Manager (3)	140	1.47%
#DIMAGGIO1933BAT	Justin Cornett (16)	9500	46.64%
#DONCICBLUEPSA10	CS Asset Manager (3)	2595	41.52%
#DONCICBLUEPSA10	Jeffrey Clarke (21)	6250	24.99%
#DonovanMitchellNT9.5	Carl Tirella (22)	2975	27.56%
#DonovanMitchellNT9.5	CS Asset Manager (3)	106	3.56%
#DURANTCHROMEREFRACTORPSA10	CS Asset Manager (3)	1536	122.88%
#DWADEULTIMATE	CS Asset Manager (3)	404	9.73%
#DWADEULTIMATE	Wesley Love (23)	4150	11.45%
#EddiePlankT206PSA4	Ben Federman (9)	59800	58.70%
#EddiePlankT206PSA4	CS Asset Manager (3)	30	0.05%
#ELWAY1984ROOKIECARDPSA10BASKET	CS Asset Manager (3)	7	0.24%
#ELWAY1984ROOKIECARDPSA10BASKET	Jack Smith (5)	2975	25.18%
#ELWAY1984ROOKIECARDPSA10BASKET	Jeffrey Clarke (21)	2975	25.21%

#EMMITTSMITH10KJERSEY	CS Asset Manager (3)	165	2.80%
#EMMITTSMITHMVPBASKET	CS Asset Manager (3)	155	2.72%
#ERLINGHAALANDPSA10BASKET	CS Asset Manager (3)	39512	3039.38%
#ERLINGHAALANDPSA10BASKET	Jack Smith (5)	1300	53.85%
#FRANKROBINSON1957PSA9BASKET	Alec Berman (24)	7600	35.46%
#FRANKROBINSON1957PSA9BASKET	CS Asset Manager (3)	466	6.13%
#GaryCarter1975PSA10Basket	Ben Federman (9)	3725	29.18%
#GaryCarter1975PSA10Basket	CS Asset Manager (3)	882	23.68%
#GaryCarter1975PSA10Basket	Jack Smith (5)	3725	25.50%
#Giannis48PointGameSneakers	CS Asset Manager (3)	912	18.24%
#Giannis48PointGameSneakers	Jack Smith (5)	5000	40.00%
#GIANNISGOLDIMMACULATE	CS Asset Manager (3)	577	11.66%
#GIANNISGOLDIMMACULATE	Mike Cancelliere (20)	4950	17.17%
#GIANNISRPA	CS Asset Manager (3)	570	5.07%
#GLEYBERTORRESORANGE9.5	CS Asset Manager (3)	214	10.31%
#GRETZKYOPEECHEE1979	Ben Federman (9)	6700	12.64%
#GRETZKYOPEECHEE1979	CS Asset Manager (3)	804	12.00%
#JackieLeaf3.5	CS Asset Manager (3)	69	0.91%
#JackieRobinson1952ToppsPSA8.5	CS Asset Manager (3)	21	0.04%
#JackieRobinson1952ToppsPSA8.5	Jude Arena (25)	54000	19.73%
#JackieRobinson53Topps8	CS Asset Manager (3)	21	0.33%
#JackieRobinson53Topps8	Jack Smith (5)	6400	31.25%
#JACKIEROBINSONAUTOBAT	CS Asset Manager (3)	1038	57.63%
#JACKIEROBINSONAUTOBAT	Jack Smith (5)	1801	36.42%
#JACKIEROBINSONAUTOBAT	Platt Group (26)	1801	44.25%
#JETERFOILRCBASKETBGS9.5	CS Asset Manager (3)	631	6.33%
#JETERFOILRCBASKETBGS9.5	Matthew Marcom (14)	9975	11.21%
#JimmieFoxx1938Bat	CS Asset Manager (3)	478	5.11%
#JimmieFoxx1938Bat	Justin Cornett (16)	9350	37.43%
#JimmieFoxx1938Bat	Louis Papa (27)	9350	10.70%
#JokicRefractor1of1	CS Asset Manager (3)	250	10.87%
#JORDANEXQUISITEBGS8	CS Asset Manager (3)	402	5.12%
#JORDANEXQUISITEBGS8	Jeff Emerson (28)	7850	11.66%
#JordanLeBronMagicTripleSigs	CS Asset Manager (3)	41	0.49%
#JordanLeBronMagicTripleSigs	Jack Smith (5)	8300	17.96%
#JordanLeBronSignoftheTimes	CS Asset Manager (3)	495	3.00%
#JordanLeBronSignoftheTimes	Jack Smith (5)	16500	19.16%
#JordanMagicLeBronTripleAutoJersey	CS Asset Manager (3)	147	0.59%
#JordanMagicLeBronTripleAutoJersey	Jack Smith (5)	25000	23.98%
#JordanMagicLeBronTripleAutoJersey	Mike Cancelliere (20)	25000	30.32%

#JORDANPSA10	Ben Federman (9)	10000	10.11%
#JORDANPSA10	Christopher Allen (29)	10000	15.00%
#JORDANPSA10	CS Asset Manager (3)	549	5.49%
#JORDANROOKIEJERSEY	CS Asset Manager (3)	1280	5.29%
#JORDANSIGNEDPROFESSIONALBAT	CS Asset Manager (3)	1	0.02%
#JORDANSIGNEDPROFESSIONALBAT	John Dwan (12)	4975	47.80%
#JoshAllenGoldBGS9.5	CS Asset Manager (3)	898	29.93%
#JoshAllenGoldBGS9.5	Zachary Polen (30)	3000	43.13%
#JustinHerbertHiddenTreasureRPA	CS Asset Manager (3)	964	7.90%
#JustinHerbertHiddenTreasureRPA	Wesley Love (23)	12200	10.00%
#KAWHIBASKET	CS Asset Manager (3)	96	4.09%
#KevinDurantHSJersey	CS Asset Manager (3)	585	2.67%
#KevinDurantHSJersey	Jason Silverstein (18)	21900	42.92%
#KevinDurantHSJersey	Sheel Tyle (31)	21900	20.55%
#KobeBryantFirstWhite#24Jersey	CS Asset Manager (3)	263	0.19%
#KobeBryantFirstWhite#24Jersey	Jason Silverstein (18)	138000	34.15%
#KobeBryantFirstWhite#24Jersey	Sheel Tyle (31)	138000	18.12%
#KobeBryantRookieSneakers	Anthony Arnold (15)	13200	15.15%
#KobeBryantRookieSneakers	CS Asset Manager (3)	1369	10.37%
#KobeBryantRookieSneakers	Jason Silverstein (18)	13200	10.12%
#KobeBryantRoyalBlueJordanSneakers	CS Asset Manager (3)	10105	113.54%
#KobeBryantRoyalBlueJordanSneakers	Thomas Pederson (32)	8900	17.02%
#KobeFinalSeasonSneakers	CS Asset Manager (3)	69	1.12%
#KobeFinalSeasonSneakers	Jack Smith (5)	6150	40.65%
#KOBEREEBOKIVERSONRETROS	CS Asset Manager (3)	66	0.60%
#KOBEREEBOKIVERSONRETROS	Jack Smith (5)	11000	28.41%
#KOUFAX55PSA9	Ben Federman (9)	47500	51.16%
#KOUFAX55PSA9	CS Asset Manager (3)	107	0.23%
#LBJEXQUISITE	CS Asset Manager (3)	1752	1.35%
#LBJEXQUISITE	Gary Bulicki (13)	130000	76.53%
#LeBronBlackDiamond	CS Asset Manager (3)	1525	10.17%
#LeBronBlackDiamond	Matthew Marcom (14)	15000	28.01%
#LEBRONBLACKREFRACTOR	CS Asset Manager (3)	5	0.04%
#LEBRONEMBLEMSOFENDORSEMENT	Andrew Spellman (33)	10750	54.08%
#LEBRONEMBLEMSOFENDORSEMENT	CS Asset Manager (3)	753	7.00%
#LeBronMeloBosh2008TripleLogoMan	Adam Rowe (19)	59200	50.68%
#LeBronMeloBosh2008TripleLogoMan	CS Asset Manager (3)	3473	5.87%
#LeBronMeloDualLogoman	Andrew Spellman (33)	107000	32.72%
#LeBronMeloDualLogoman	CS Asset Manager (3)	3050	2.85%
#LeBronMeloDualLogoman	Jeffrey Clarke (21)	107000	12.15%

#LEBRONMELOWADETRIORC	CS Asset Manager (3)	314	0.88%
#LEBRONMELOWADETRIORC	Eric Olander (34)	35800	68.83%
#LEBRONROOKIE	CS Asset Manager (3)	2515	125.75%
#LEBRONULTIMATE	CS Asset Manager (3)	343	1.90%
#LEBRONULTIMATE	Matthew Feng (35)	18100	22.79%
#LEBRONULTIMATE	Mike Cancelliere (20)	18100	21.53%
#LukaRookieJersey	CS Asset Manager (3)	688	1.38%
#LukaRookieJersey	Jason Silverstein (18)	49900	49.64%
#LukaRookieJersey	Justin Cornett (16)	49900	10.12%
#LukaRookieJersey	Sheel Tyle (31)	49900	10.02%
#LukaWhiteSparkle	Carl Tirella (22)	68200	37.47%
#LukaWhiteSparkle	CS Asset Manager (3)	2696	3.95%
#MAGICBIRDDRJPSA8BASKET	CS Asset Manager (3)	665	24.18%
#MAGICBIRDLOGOMAN	CS Asset Manager (3)	513	1.03%
#MAGICBIRDLOGOMAN	Louis Papa (27)	49900	55.30%
#MahomesBronzeBasket	CS Asset Manager (3)	51	0.23%
#MahomesBronzeBasket	Robert Servideo (36)	22000	59.22%
#MAHOMESEMERALDRPABGS9	CS Asset Manager (3)	2197	55.27%
#MahomesImmaculate1of1	CS Asset Manager (3)	207	0.95%
#MahomesNT1of1	Bradley Oconnell (37)	315500	38.80%
#MahomesNT1of1	CS Asset Manager (3)	1164	0.37%
#MahomesNT8.5	CS Asset Manager (3)	4091	25.57%
#MahomesNT8.5	Mike Cancelliere (20)	16000	43.04%
#MANTLE1952BOWMANPSA8	Ben Federman (9)	1000	15.60%
#MANTLE1952BOWMANPSA8	CS Asset Manager (3)	188	18.80%
#MANTLE1952BOWMANPSA8	Jeff Engle (38)	1000	12.20%
#MANTLE1952TOPPSPSA8	CS Asset Manager (3)	737	1.52%
#MANTLE1952TOPPSPSA8	Jeffrey Clarke (21)	48500	10.31%
#Mantle1953Bowman8Basket	CS Asset Manager (3)	800	16.19%
#Mantle1953Topps8	CS Asset Manager (3)	1621	16.54%
#MANTLE1956PSA8BASKET	CS Asset Manager (3)	804	14.11%
#Mantle1957ToppsPSA8.5	CS Asset Manager (3)	295	5.31%
#Mantle1957ToppsPSA8.5	Jack Smith (5)	5560	26.98%
#MANTLE1960PSA9	CS Asset Manager (3)	49	1.23%
#MANTLE1964TOPPS9	CS Asset Manager (3)	352	7.18%
#MANTLE1964TOPPS9	Jack Smith (5)	4900	30.61%
#Mantle1966ToppsPSA9Basket	CS Asset Manager (3)	282	3.28%
#Mantle1966ToppsPSA9Basket	Jack Smith (5)	8600	34.71%
#Mantle1968PSA9Basket	CS Asset Manager (3)	299	8.23%
#Mantle54BowmanBasket	CS Asset Manager (3)	85	1.68%

#MARINOMANNINGFAVREJERSEYS	CS Asset Manager (3)	5040	99.39%
#Maris58ToppsPSA9	CS Asset Manager (3)	299	5.54%
#Maris58ToppsPSA9	Matthew Marcom (14)	5399	14.82%
#MAYS1951BOWMAN7	Ben Federman (9)	9900	13.74%
#MAYS1951BOWMAN7	CS Asset Manager (3)	310	3.13%
#MAYS1951BOWMAN7	Jack Smith (5)	9900	22.73%
#MAYS1952PSA8	Christopher Allen (29)	23900	20.92%
#MAYS1952PSA8	CS Asset Manager (3)	28	0.12%
#MAYS1952PSA8	Jack Smith (5)	23900	10.45%
#MAYS1952PSA8	Jude Arena (25)	23900	44.52%
#MAYS1956GRAYPSA9	Ben Federman (9)	5700	35.11%
#Mays1956GrayPSA9	CS Asset Manager (3)	1683	29.53%
#MAYS1959PSA9BASKET	CS Asset Manager (3)	218	4.54%
#MAYS1959PSA9BASKET	Jude Arena (25)	4800	24.21%
#MAYS1960PSA9	Ben Federman (9)	9125	22.88%
#MAYS1960PSA9	CS Asset Manager (3)	397	4.35%
#MAYS1960PSA9	Michael Belkov (39)	9125	12.36%
#MayweatherRCPSA10	CS Asset Manager (3)	23	0.51%
#MayweatherRCPSA10	Cyrus Irani (40)	4550	10.99%
#MayweatherRCPSA10	Jack Smith (5)	4550	21.80%
#MessiMegacracks#71PSA9	CS Asset Manager (3)	45	0.52%
#MessiMegacracks#71PSA9	Jack Smith (5)	8600	27.34%
#MESSIROOKIEBASKET	CS Asset Manager (3)	1964	21.35%
#MESSIROOKIEBASKET	Jack Smith (5)	9200	18.66%
#MichaelPorterJrBasket	Carl Tirella (22)	5600	63.41%
#MichaelPorterJrBasket	CS Asset Manager (3)	449	8.02%
#Mikan48BowmanPSA7	Adam Rowe (19)	7950	25.16%
#Mikan48BowmanPSA7	CS Asset Manager (3)	130	1.64%
#MIKANRCPHOTO	CS Asset Manager (3)	296	5.48%
#MIKANRCPHOTO	Justin Cornett (16)	5400	47.52%
#MLBHALLOFFAMEBASEBALL	CS Asset Manager (3)	543	1.81%
#MONTANARCPSA10	Ben Federman (9)	6500	46.32%
#MONTANARCPSA10	CS Asset Manager (3)	1863	28.66%
#MOOKIEBETTSGLOVE	CS Asset Manager (3)	76	1.27%
#MOOKIEBETTSGLOVE	Justin Cornett (16)	5975	37.47%
#MPJChampionshipTicket	Craig Bonnifield (41)	2995	20.37%
#MPJChampionshipTicket	CS Asset Manager (3)	1053	35.16%
#NegroLeagueLegendaryCutsBasket	CS Asset Manager (3)	360	4.09%
#NegroLeagueLegendaryCutsBasket	James Sharpe (42)	8800	14.20%
#NegroLeagueLegendaryCutsBasket	Max Greenes (43)	8800	25.70%

#OrangeDominguez	CS Asset Manager (3)	19	0.53%
#OZZIESMITHRCBGS9.5	Ben Federman (9)	7039	66.87%
#OZZIESMITHRCBGS9.5	CS Asset Manager (3)	850	12.08%
#PaulPierce2010ASGJersey	CS Asset Manager (3)	919	15.34%
#PaulPierce2010ASGJersey	Jason Silverstein (18)	5990	74.62%
#PeytonManningMVPHelmet	Anthony Arnold (15)	36000	20.00%
#PeytonManningMVPHelmet	CS Asset Manager (3)	20712	57.53%
#PeytonManningMVPHelmet	William Robertson (44)	36000	15.29%
#RICKEYHENDERSONRCPSA10	CS Asset Manager (3)	5146	35.49%
#Ruth1914BaltimoreNewsSGC3	CS Asset Manager (3)	108	0.01%
#Ruth33GoudeySGC8	CS Asset Manager (3)	727	5.35%
#RUTHGEHRIGBALL	CS Asset Manager (3)	11	0.55%
#RUTHGEHRIGBALL	Daniel Baum (45)	2000	14.40%
#SadaharuOhBat	CS Asset Manager (3)	189	3.90%
#SadaharuOhBat	Justin Cornett (16)	4850	52.58%
#SatchelPaige48LeafSGC30	CS Asset Manager (3)	485	6.88%
#SatchelPaige48LeafSGC30	Jack Smith (5)	7050	27.32%
#SeagerOrangeRefractorBasket	CS Asset Manager (3)	96	6.00%
#Serena03NetProPSA10Basket	CS Asset Manager (3)	7592	213.86%
#TATISBOWMANBLACKLABEL	CS Asset Manager (3)	312	1.45%
#TATISBOWMANBLACKLABEL	Jae Kim (46)	21500	47.93%
#TATUMFLAWLESS10	CS Asset Manager (3)	2430	52.83%
#TATUMFLAWLESS10	Jeffrey Clarke (21)	4600	10.87%
#TATUMFLAWLESS10	Ryan Oakes (47)	4600	12.17%
#TEDWILLIAMS1939PLAYBALL	CS Asset Manager (3)	149	4.66%
#TheRockBumbleBeePSA10	CS Asset Manager (3)	92	1.02%
#TheRockBumbleBeePSA10	Jack Smith (5)	9000	34.82%
#TIGERPUTTER	CS Asset Manager (3)	233	1.11%
#TIGERPUTTER	Justin Cornett (16)	21000	55.37%
#TIGERSIFORKIDS	Alan Vaynerchuk (48)	2350	42.55%
#TIGERSIFORKIDS	CS Asset Manager (3)	1799	76.55%
#TIGERSPAUTHENTICBGS9.5	CS Asset Manager (3)	784	21.78%
#TimDuncanPMGGreen	Bennett Miller (49)	43900	82.06%
#TimDuncanPMGGreen	CS Asset Manager (3)	394	0.90%
#TRAEYOUNGFLAWLESSBGS9	CS Asset Manager (3)	10	0.67%
#TraeYoungFlawlessGreenBGS9	CS Asset Manager (3)	108	4.50%
#TraeYoungFlawlessGreenBGS9	Steven Bloom (50)	2400	30.00%
#TrevorLawrenceLeafBasket	CS Asset Manager (3)	2405	120.25%
#TROUTFINESTSUPERFRACTOR	CS Asset Manager (3)	47	0.17%
#TysonRCBGS9Basket	CS Asset Manager (3)	16	0.28%

#TysonRCBGS9Basket	Jack Smith (5)	5650	26.74%
#UNITAS1965JERSEY	CS Asset Manager (3)	320	1.93%
#UNITAS1965JERSEY	William Ammons (51)	16550	25.64%
#UnitasPSA8	CS Asset Manager (3)	41	1.03%
#UnitasPSA8	Jack Smith (5)	4000	37.50%
#YASTRZEMSKIRC9BASKET	Ben Federman (9)	3950	37.70%
#YASTRZEMSKIRC9BASKET	CS Asset Manager (3)	746	18.89%
#YASTRZEMSKIRC9BASKET	Jude Arena (25)	3950	14.30%
#ZionPrizmsBlueBGS10	Carl Tirella (22)	5800	27.78%
#ZionPrizmsBlueBGS10	CS Asset Manager (3)	453	7.81%
#ZionPrizmsBlueBGS10	Hassan Barazi (52)	5800	13.95%
#ZIONRPABGS9	CS Asset Manager (3)	271	4.20%
#ZIONRPABGS9	Leor Moshe (53)	6450	12.65%

(1)	The column “Amount and nature of beneficial ownership acquirable” has been omitted because it is not applicable.
(2)	All ownership is direct unless otherwise indicated.
(3)	CS Asset Manager, LLC (the “Manager”) is the Manager of each of the Series. The Manager’s address is 333 Westchester Avenue, Suite W2100, White Plains, NY 10604. Our officers, Messrs. Epstein, Levine and Schimel, may be deemed the beneficial owners of the units owned by the Manager. Their address is the same as that of the Manager.

(4)	Mr. Loparo’s address is 7925 bellflower rd, Mentor, OH 44060.
(5)	Mr. Smith’s address is 141 Kailuana Lp, Kailua, HI 96734.
(6)	Mr. Pond’s address is 8030 North 74th Place, Scottsdale, AZ 85258.
(7)	Mr. Matthis’s address is 1160 Manley Lane, Brentwood, TN 97027.
(8)	Mr. Deaton’s address is 2619 Richardson Drive, Charlotte, NC 28211.
(9)	Mr. Federman’s address is 6574 North State Road 7 #111, Coconut Creek, FL 33073.
(10)	Mr. Rubillo’s address is 818 F Avenue, Coronado, CA 92118.
(11)	Mr. Bitz’s address is 1900 main st Ste 107 pmb 35, Canonsburg, PA 15317.
(12)	Mr. Dwan’s address is 1420 Suffield Avenue, Birmingham, MI 48009.
(13)	Mr. Bulicki’s address is 2051 Carmel Drive, Jamison, PA 18929.
(14)	Mr. Marcom’s address is 349 East Cimarron Hills Trail, Georgetown, TX 78628.
(15)	Mr. Arnold’s address is 15756 North 115th Way, Scottsdale, AZ 85255.
(16)	Mr. Cornett’s address is 5713 Bayou Glen Road, Houston, TX 77057.
(17)	Mr. Kohler’s address is 32451 Golden Lantern, Laguna Niguel, CA 92677.
(18)	Mr. Silverstein’s address is 351 North Kenter Avenue, Los Angeles, CA 90049.
(19)	Mr. Rowe’s address is 30607 Ivy Forge Court, Wesley Chapel, FL 33543.
(20)	Mr. Cancelliere’s address is 12 Kitree Lane, Kittery, ME 03904.
(21)	Mr. Clarke’s address is 3855 Washington Street, San Francisco, CA 94118.
(22)	Mr. Tirella’s address is 7 Forest Ridge Road, Nyack, NY 10960.
(23)	Mr. Love’s address is 4139 Fairbanks Drive, Frisco, TX 75033.
(24)	Mr. Berman’s address is 200 Chambers Street Apt 5A, New York, NY 10007.
(25)	Mr. Arena’s address is 39 Vestry Street Apt. 5B, New York, NY 10013.
(26)	Mr. Platt Group’s address is 6830 North Federal Highway, Boca Raton, FL 33487.
(27)	Mr. Papa’s address is 203 Cooper Ledge Circle, Franklin, TN 37064.
(28)	Mr. Emerson’s address is 1527 West Parnell Drive, Phoenix, AZ 85085.
(29)	Mr. Allen’s address is 750 South Ash Avenue #9026, Tempe. AZ 85281.
(30)	Mr. Polen’s address is 31-72 31st Street, Astoria, NY 11106.

(31)	Mr. Tyle’s address is 67 Lenox Hill Drive, Spring, TX 77382.
(32)	Mr. Pederson’s address is 13225 N. Fountain Hills Blvd Apt. 224, Fountain Hills, AZ 85268.
(33)	Mr. Spellman’s address is P.O. Box 407, Medfield, MA 02052.

(34)	Mr. Olander’s address is 680 South Avenue, Unit 10, Weston, MA 02493.
(35)	Mr. Feng’s address is 45 Gray Street, North Andover, MA 01845.
(36)	Mr. Servideo’s address is 9808 Andrea Way, Charlotte, NC 28277.
(37)	Mr. Oconnell’s address is 5415 East Dew Drop Trail, Cave Creek, AZ 85331.
(38)	Mr. Engle’s address is 34 Hazel Lane, Needham, MA 02494.
(39)	Mr. Belkov’s address is 8701 La Cresada Drive, Austin, TX 78749.
(40)	Mr. Irani’s address is 112A Surfside Avenue, Surfside, CA 90743.
(41)	Mr. Bonnifield’s address is 1624 139th Avenue, San Leandro, CA 94578.
(42)	Mr. Sharpe’s address is 250 west st, Apt 8C, New York, NY 10013.
(43)	Mr. Greenes’s address is 900 Park Avenue, New York, NY 10075.
(44)	Mr. Robertson’s address is 1551 Silver Trail, Napa, CA 94558.
(45)	Mr. Baum’s address is 9510 New Waterford Cove, Delray Beach, FL 33446.
(46)	Mr. Kim’s address is 95 Waterbury Parkway, Cortlandt Manor. NY 10567.
(47)	Mr. Oakes’s address is 94 Lower Road, Guilford, CT 06437.
(48)	Mr. Vaynerchuk’s address is 61 West Garden Road, Larchmont, NY 10538.
(49)	Mr. Miller’s address is 824 Belt Line Plaza, Richardson, TX 75080.
(50)	Mr. Bloom’s address is 3088 Denton Drive, Merrick, NY 11566.
(51)	Mr. Ammons’s address is 763 Westcott Lane, Nolensville, TN 37135.
(52)	Mr. Barazi’s address is 1316 Crossings Parkway, Westlake, OH 44145.
(53)	Mr. Moshe’s address is 437 Brentwood ave, Toms River, NJ 08755.

DESCRIPTION OF INTERESTS OFFERED

The following is a summary of the principal terms of, and is qualified by reference to the Operating Agreement, which, together with any amendments thereto, is filed as an exhibit to our Offering Statement of Form 1-A, and the Subscription Agreement, the form of which is attached hereto as an exhibit, relating to the purchase of the applicable Series of Interests. This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective Investor. In the event that the provisions of this summary differ from the provisions of the Operating Agreement (as it may have been amended) or the Subscription Agreement (as applicable), the provisions of the Operating Agreement or the Subscription Agreement (as applicable) shall apply. Capitalized terms used in this summary that are not defined herein shall have the meanings ascribed thereto in the Operating Agreement.

Description of the Interests

The Company is a series limited liability company formed pursuant to Section 18-215 of the LLC Act. The purchase of Membership Interests in a Series of the Company is an investment only in that particular Series and not an investment in the Company as a whole. In accordance with the LLC Act, each Series of Interests is, and any other Series of Interests if issued in the future will be, a separate series of limited liability company interests of the Company and not in a separate legal entity. The Company has not issued, and does not intend to issue, any class of any Series of Interests entitled to any preemptive, preferential or other rights that are not otherwise available to the Interest Holders purchasing Interests in connection with any Offering.

Title to the Underlying Assets will be held by, or for the benefit of, the applicable Series of Interests. We intend that each Series of Interests will own its own Underlying Asset. We do not anticipate that any of the Series will acquire any Underlying Assets other than the respective Underlying Assets. A new Series of Interests will be issued for future Underlying Assets. An Investor who invests in an Offering will not have any indirect interest in any other Underlying Assets unless the Investor also participates in a separate offering associated with that other Underlying Asset.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and upon the closing of an offering for a Series of Interests, the records maintained for any such Series account for the assets associated with such Series separately from the assets of the limited liability company, or any other Series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the assets of such Series and not against the assets of the limited liability company generally or any other Series. Accordingly, the Company expects the Manager to maintain separate, distinct records for each Series and its associated assets and liabilities. As such, the assets of a Series include only the Underlying Asset associated with that Series and other related assets (e.g., cash reserves). At the time of this filing, none of the Company nor any Series has commenced operations, are not capitalized and have no assets or liabilities and no Series will commence operations, be capitalized or have assets and liabilities until such time as a closing related to such Series has occurred. As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Interests should be applied to meet the liabilities of the other Series of Interests or the liabilities of the Company generally where the assets of such other Series of Interests or of the Company generally are insufficient to meet the Company’s liabilities.

Section 18-215(c) of the LLC Act provides that a Series of Interests established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued. The Company intends for each Series of Interests to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular Series and title to the relevant Underlying Asset will be held by, or for the benefit of, the relevant Series.

All of the Series of Interests offered by this Offering Circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the Series of Interests, as determined by the Manager, the Interest Holders of such Series of Interests will not be liable to the Company to make any additional capital contributions with respect to such Series of Interests (except for the return of distributions under certain 131 circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act). Holders of Series of Interests have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any Interests and no preferential rights to distributions.

In general, the Interest Holders of a particular Series of Interests (which may include the Manager, its affiliates or the Asset Sellers) will participate exclusively in at least 50% of the available Free Cash Flow derived from the Underlying Asset of such Series less expenses (as described in “Distribution rights” below). The Manager, an affiliate of the Company, will own a minimum of 0.5% of the Interests in each Series acquired for the same price as all other Investors. The Manager has the authority under the Operating Agreement to cause the Company to issue Interests to Investors as well as to other Persons for such cost (or no cost) and on such terms as the Manager may determine, subject to the terms of the Series Designation applicable to such Series of Interests.

Each Series will use the proceeds of the respective Offerings to repay any loans taken out or non-interest-bearing payments made by the Manager to acquire their respective Underlying Asset and pay the Asset Sellers pursuant to the respective asset purchase agreements, as well as pay certain fees and expenses related to the acquisition and each Offering (please see the “Use of Proceeds and Description of Underlying Asset” section for further details with respect to each Offering). An Investor in an Offering will acquire an ownership interest in the Series of Interests related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) the Manager/Asset Manager, (iv) Collectable Technologies, Inc. or (v) the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests.

Our Interests will not immediately be listed on a stock exchange and we currently have no plans to develop a liquidity platform for investors. Therefore, a liquid market in the Interests cannot be guaranteed; however, we plan to explore, with the support of registered broker-dealers, mechanisms to provide Investors with the ability to resell Interests, or partner with a platform that might be developed to allow for the resale of the Interests. Such a platform, however, does not currently exist and the creation of such a market, or the timing of such creation cannot be guaranteed (please review additional risks related to liquidity in the “Risk Factors” section for additional information).

Further issuance of Interests

Only the Series Interests that are described in the “USE OF PROCEEDS AND DESCRIPTION OF UNDERLYING ASSETS” section of this Offering Circular are being offered and sold pursuant to this Offering Circular. The Operating Agreement provides that the Company may issue Interests of each Series of Interests to no more than 2,000 “qualified purchasers” (no more than 500 of which may be non- “accredited investors”). The Manager, in its sole discretion, has the option to issue additional Interests (in addition to those issued in connection with any Offering) on the same terms as the applicable Series of Interests is being offered hereunder as may be required from time to time in order to pay any Operating Expenses related to the applicable Underlying Asset.

Distribution rights

The Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to Interest Holders except as otherwise limited by law or the Operating Agreement. The Company expects the Manager to distribute any Free Cash Flow on a semi-annual basis as set forth below. However, the Manager may change the timing of distributions or determine that no distributions shall be made in its sole discretion.

Any Free Cash Flow generated by a Series of Interests from the utilization of the associated Underlying Asset shall be applied, with respect to such Series, in the following order of priority:

(i)	repay any amounts outstanding under Operating Expenses Reimbursement Obligation plus accrued interest, and

(ii)	thereafter, to create such reserves as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses, and

(iii)	thereafter, at least 50% (net of income taxes applicable to such Series of Interests) by way of distribution to the Interest Holders of the Series of Interests, which may include the Asset Sellers of the Underlying Asset or the Manager or any of its affiliates, and

(iv)	Up to 50% to the Asset Manager in payment of the Management Fee (treated as an expense on the statement of operations of the Series of Interests for accounting purposes).

No Series will distribute an Underlying Asset in kind to its Interest Holders.

The LLC Act (Section 18-607) provides that a member who receives a distribution with respect to a Series and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the Series for the amount of the distribution for three years. Under the LLC Act, a series limited liability company may not make a distribution with respect to a Series to a member if, after the distribution, all liabilities of such Series, other than liabilities to members on account of their limited liability company interests with respect to such Series and liabilities for which the recourse of creditors is limited to specific property of such Series, would exceed the fair value of the assets of such Series. For the purpose of determining the fair value of the assets of the Series, the LLC Act provides that the fair value of property of the Series subject to liability for which recourse of creditors is limited shall be included in the assets of such Series only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the operating agreement.

Redemption provisions

The Interests are not redeemable.

Registration rights

There are no registration rights in respect of the Interests.

Voting rights

The Manager is not required to hold an annual meeting of Interest Holders. The Operating Agreement provides that meetings of Interest Holders may be called by the Manager and a designee of the Manager shall act as chairman at such meetings. The Investor does not have any voting rights as an Interest Holder in the Company or a Series except with respect to:

(i)	the removal of the Manager;

(ii)	the dissolution of the Company upon the for-cause removal of the Manager, and

(iii)	an amendment to the Operating Agreement that would:

a.	enlarge the obligations of, or adversely effect, an Interest Holder in any material respect;

b.	reduce the voting percentage required for any action to be taken by the holders of Interests in the Company under the Operating Agreement;

c.	change the situations in which the Company and any Series can be dissolved or terminated;

d.	change the term of the Company (other than the circumstances provided in the Operating Agreement); or

e.	give any person the right to dissolve the Company.

When entitled to vote on a matter, each Interest Holder will be entitled to one vote per Interest held by it on all matters submitted to a vote of the Interest Holders of an applicable Series or of the Interest Holders of all Series of the Company, as applicable. The removal of the Manager as manager of the Company and all Series of Interests must be approved by two-thirds of the votes that may be cast by all Interest Holders in any Series of the Company. All other matters to be voted on by the Interest Holders must be approved by a majority of the votes that may be cast by all Interest Holders in any Series of the Company then outstanding.

The consent of the holders of a majority of the Interests of a Series is required for any other matter as the Manager, in its sole discretion, determines will require the approval of the holders of the Interests voting as a separate class.

The Manager or its affiliates (if they hold Series of Interests) may not vote as an Interest Holder in respect of any matter put to the Interest Holders. However, the submission of any action of the Company or a Series for a vote of the Interest Holders shall first be approved by the Manager and no amendment to the Operating Agreement may be made without the prior approval of the Manager that would decrease the rights of the Manager or increase the obligations of the Manager thereunder.

The Manager has broad authority to take action with respect to the Company and any Series. See “Management” for more information. Except as set forth above, the Manager may amend the Operating Agreement without the approval of the Interest Holders to, among other things, reflect the following:

●	the merger of the Company, or the conveyance of all of the assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;

●	a change that the Manager determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

●	a change that the Manager determines to be necessary, desirable or appropriate to facilitate the trading of Interests;

●	a change that the Manager determines to be necessary or appropriate for the Company to qualify as a limited liability company under the laws of any state or to ensure that each Series will continue to qualify as a partnership or a disregarded entity for U.S. federal income tax purposes;

●	an amendment that the Manager determines, based upon the advice of counsel, to be necessary or appropriate to prevent the Company, the Manager, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

●	any amendment that the Manager determines to be necessary or appropriate for the authorization, establishment, creation or issuance of any additional Series;

●	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the Operating Agreement;

●	any amendment that the Manager determines to be necessary or appropriate for the formation by the Company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the Operating Agreement;

●	a change in the fiscal year or taxable year and related changes; and

●	any other amendments which the Manager deems necessary or appropriate to enable the Manager to exercise its authority under the Agreement.

In each case, the Manager may make such amendments to the Operating Agreement provided the Manager determines that those amendments:

●	do not adversely affect the Interest Holders (including any particular Series of Interests as compared to other Series of Interests) in any material respect;

●	are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

●	are necessary or appropriate to facilitate the trading of Interests, or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the Interests may be listed for trading, compliance with any of which the Manager deems to be in the best interests of the Company and the Interest Holders;

●	are necessary or appropriate for any action taken by the Manager relating to splits or combinations of Interests under the provisions of the Operating Agreement; or

●	are required to effect the intent expressed in this prospectus or the intent of the provisions of the Operating Agreement or are otherwise contemplated by the Operating Agreement.

Furthermore, the Manager retains sole discretion to create and set the terms of any new Series and will have the sole power to acquire, manage and dispose of Underlying Asset of each Series.

Liquidation rights

The Operating Agreement provides that the Company shall remain in existence until the earlier of the following: (i) the election of the Manager to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of the Company; (iii) the entry of a decree of judicial dissolution of the Company; (iv) at any time that the Company no longer has any members, unless the business is continued in accordance with the LLC Act; and (v) a vote by a majority of all Interest Holders of the Company following the for-cause removal of the Manager. Under no circumstances may the Company be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members who hold more than two-thirds of the Interests in the profits of the Company).

A Series shall remain in existence until the earlier of the following: (i) the dissolution of the Company, (ii) the election of the Manager to dissolve such Series; (iii) the sale, exchange or other disposition of substantially all of the assets of the Series; or (iv) at any time that the Series no longer has any members, unless the business is continued in accordance with the LLC Act. Under no circumstances may a Series of Interests be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members holding more than two-thirds of the Interests in the profits of the Series of Interests).

Upon the occurrence of any such event, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the Series of Interests or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a Series of Interests or the Company as a whole, as applicable, the Underlying Assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation), and thereafter, (iii) to the Interest Holders of the relevant Series of Interests, allocated pro rata based on the number of Interests held by each Interest Holder (which may include the Manager, any of its affiliates and the Asset Seller and which distribution within a Series will be made consistent with any preferences which exist within such Series).

Transfer restrictions

The Interests are subject to restrictions on transferability. An Interest Holder may not transfer, assign or pledge its Interests without the consent of the Manager. The Manager may withhold consent in its sole discretion, including when the Manager determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners of the Series or more than 500 beneficial owners of the Series that are not “accredited investors”, (b) the assets of the Series being deemed “plan assets” for purposes of ERISA, (c) such Interest Holder holding in excess of 19.9% of the Series, (d) result in a change of US federal income tax treatment of the Company and the Series, or (e) the Company, the Series or the Manager being subject to additional regulatory requirements. The transferring Interest Holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such sale is completed) including any legal fees incurred by the Company or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees. The Manager or its affiliates will acquire Interests in each Series of Interests for their own accounts and may, from time to time and only in accordance with applicable securities laws (which may include filing an amendment to this Offering Circular), transfer these Interests, either directly or through brokers or otherwise. The restrictions on transferability listed above will also apply to any resale of Interests through one or more third-party broker-dealers.

Additionally, unless and until the Interests of the Company are listed or quoted for trading, there are restrictions on the holder’s ability to the pledge or transfer the Interests. There can be no assurance that we will, or will be able to, register the Interests for resale and there can be no guarantee that a liquid market for the Interest will develop. Therefore, Investors may be required to hold their Interests indefinitely. Please refer to “the Operating Agreement” and “the form of Subscription Agreement” for additional information regarding these restrictions. To the extent certificated, the Interests issued in each Offering, to the extent certificated, will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.

Agreement to be bound by the Operating Agreement; power of attorney

By purchasing Interests, the Investor will be admitted as a member of the Company and will be bound by the provisions of, and deemed to be a party to, the Operating Agreement. Pursuant to the Operating Agreement, each Investor grants to the Manager a power of attorney to, among other things, execute and file documents required for the Company’s qualification, continuance or dissolution. The power of attorney also grants the Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the Operating Agreement.

Duties of officers

The Operating Agreement provides that, except as may otherwise be provided by the Operating Agreement, the property, affairs and business of each Series of Interests will be managed under the direction of the Manager. The Manager has the power to appoint the officers and such officers have the authority and exercise the powers and perform the duties specified in the Operating Agreement or as may be specified by the Manager. The Manager intends to also act as the Asset Manager of each Series of Interests to manage the Underlying Assets.

The Company may decide to enter into separate indemnification agreements with the directors and officers of the Company, the Manager or the Asset Manager (including if the Manager is not acting as the Asset Manager). If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the Operating Agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Operating Agreement.

Exclusive jurisdiction; waiver of jury trial

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except when federal law requires that certain claims be brought in U.S. federal courts, as in the case of claims brought under the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 22 of the Securities Act, however, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the Operating Agreement may not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Each Investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by federal law, a federal court of the United States. If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to do so in the Delaware Court of Chancery.

Our Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction to Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable under the facts and circumstances of that case in accordance with applicable case law. See “Risk Factors—Risks Related of Ownership of Our Interests--Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except when federal law requires that certain claims be brought in federal courts. Our Operating Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial”. Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our Interests serves as a waiver by any Investor or beneficial owner of our Interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage you to the extent a judge might be less likely than a jury to resolve an action in your favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could adversely affect our business and financial condition.

Listing

The Interests are not currently listed or quoted for trading on any national securities exchange or national quotation system.

MATERIAL UNITED STATES TAX CONSIDERATIONS

Taxation of Series of Formed prior to January 1, 2022 as partnerships or pass-through entities

The following is a summary of the material United States federal income tax consequences of the ownership and disposition of the Interests to United States holders but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any United States state or local or any non-United States jurisdiction or under United States federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an Investor’s particular circumstances or to Investors that may be subject to special tax rules, including, without limitation:

(i)	banks, insurance companies or other financial institutions;

(ii)	persons subject to the alternative minimum tax;

(iii)	tax-exempt organizations;

(iv)	dealers in securities or currencies;

(v)	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

(vi)	persons that own, or are deemed to own, more than five percent of our Interests (except to the extent specifically set forth below);

(vii)	certain former citizens or long-term residents of the United States;

(viii)	persons who hold our Interests as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

(ix)	persons who do not hold our Interests as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

(x)	persons deemed to sell our Interests under the constructive sale provisions of the Code.

In addition, if a partnership, including any entity or arrangement, domestic or foreign, classified as a partnership for United States federal income tax purposes, holds Interests, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold Interests, and partners in such partnerships, should consult their tax advisors.

On December 22, 2017, the United States enacted H.R. 1, informally titled the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act includes significant changes to the Code affecting the Company and its Interest Holders. Most of the changes applicable to individuals are temporary and, without further legislation, will not apply after 2025. The interpretation of the Tax Act by the IRS and the courts remains uncertain in many respects; prospective investors should consult their tax advisors specifically regarding the potential impact of the Tax Act on their investment.

You are urged to consult your tax advisor with respect to the application of the United States federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Interests arising under the United States federal estate or gift tax rules or under the laws of any United States state or local or any foreign taxing jurisdiction or under any applicable tax treaty.

A “U.S. Holder” includes a beneficial owner of the Interests that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States.

Characterization of the Company and each Series for Federal Income Tax Purposes. The Company intends to be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation. The Company intends for each Series qualified prior to January 1, 2022 to be treated as either a partnership or a disregarded entity for federal income tax purposes and not as an association taxable as a corporation. As a partnership, the Company itself will not be subject to federal income tax. Rather, each Member will be required to report on such Member’s own federal income tax return such Member’s allocable share (based upon allocation to each particular Series) of the Company’s items of taxable income, gains, losses, deductions and credits for the taxable year of the Company ending with or within the taxable year of such Member, regardless of whether or not cash or other property is distributed to such Member. As a consequence, a Member may be allocated income by the Company, but may not receive sufficient cash from the Company with which to pay its federal income tax liability attributable to its ownership of an Interest. The manner in which such items are allocated among the Members is set forth in Article VI of the Operating Agreement.

As soon as practicable after the end of each taxable year, the Company will provide each Member with a copy of a Schedule K-1 to IRS Form 1065 (or any successor form) prepared by the Company’s accountants, indicating such Member’s share of the Company’s income, loss, gain, expense and other items relevant for Federal income tax purposes. It is possible that sometimes, the Company may be unable to prepare such reports in time for Members to file their income tax returns by the original due date of such returns. Thus, Members should be prepared to obtain an extension for filing their returns each year.

Cash Distributions. Cash distributions from the Company will not necessarily be equivalent to the Company’s net income as determined for federal income tax purposes or as determined under generally accepted accounting principles. If in any year the cash distributions to a Member by the Company exceed such Member’s share of the Company’s taxable income for that year, the excess will reduce such Member’s tax basis (if any) in its Interest and will not be reportable as taxable income by the Member for federal income tax purposes, to the extent of tax basis. Once a Member’s tax basis in its interest is reduced to zero, however, any further cash distributions to the Member will generally be taxable as though it arose from a gain on the sale or exchange of the Interest. A reduction in liabilities of the Company will be treated as a cash distribution to each Member to the extent of such Member’s allocable share of the liability.

Losses. A Member may deduct losses of the Company only to the extent of such Member’s adjusted tax basis for such Member’s Interests. A Member’s adjusted tax basis will generally equal the Member’s capital contributions to the Company increased by such Member’s allocable share of the Company’s taxable and tax-exempt income and reduced by the Member’s allocable share of the Company’s taxable losses and nondeductible expenses and by the Member’s share of any distributions from the Company. Cash distributions that do not exceed a Member’s adjusted tax basis in such Member’s Interests will not be taxable, but will reduce the Member’s basis for the Interests by the amount distributed. Cash distributed in excess of the adjusted tax basis of a Member’s Interests will generally be taxable as capital gain.

Section 469 of the Code limits the current deductibility of losses attributable to an activity in which the taxpayer does not materially participate. Such losses are classified by the Code, and referred to herein, as passive losses.

Prior to the complete disposition of an activity or the taxpayer’s interest in the activity, passive losses may only be used to offset income derived from, or tax liability attributable to, passive activities. Thus, a taxpayer cannot usually offset passive losses against salary, active business income or portfolio income (such as dividends, interest and gains from securities sales). Any passive losses that cannot be deducted in a taxable year may be carried forward indefinitely and used to offset passive income in subsequent years. Suspended passive losses can be offset against active income to the extent they exceed the gain realized from the complete disposition of that passive activity. The ownership of Interests should constitute an interest in a passive activity due to the limited degree of a Member’s participation in the activity.

Investment Interest Expense. For federal income tax purposes, interest expense, if any, of the Company generally should be considered as “investment interest.” Generally, investment interest is deductible by an individual Member for any taxable year only to the extent of the Member’s “net investment income” (which generally does not include net long-term capital gains or “qualified dividend income”) for such year. Investment interest which is not deductible in any taxable year because of this limitation may be carried forward to the succeeding taxable year.

Medicare Tax. Individual United States taxpayers are generally subject to a 3.8 percent tax on the lesser of (i) their “net investment income” for a taxable year or (ii) the excess of their modified adjusted gross income for such taxable year over $200,000 ($250,000 in the case of married taxpayers filing jointly). For these purposes, “net investment income” generally will include a Member’s share of interest, dividends, gains and possibly other income derived from the Company’s investment and trading activities.

Sale, Liquidation of the Company’s Property or Interests. Where a Member sells or otherwise disposes of its Interests, taxable gain or loss will be measured by the difference between the amount realized and the adjusted tax basis of the Interests disposed. The amount realized will also include a pro-rata share of any indebtedness owed by the Company. When the sale of an Interest is taxable, any gain recognized by a Member on sale of an interest would be capital gain, except to the extent of any “Section 751 Gain.” In general, “Section 751 Gain” would consist primarily of the depreciation recapture, appreciation in certain inventory items or unrealized receivables of the Company. Ordinary income might be recognized even if a net loss is realized on the sale.

Generally, any gain that is realized on the sale of the Company’s nondepreciable assets held for investment for more than one year would be treated, for federal income tax purposes, as long-term capital gain. A sale of depreciable assets used in a trade or business that are owned by the Company or by a joint venture in which the Company is a participant for more than one year would be a disposition of property used in a trade or business under Code Section 1231. Any such gain or loss would be allocated to the Members of the particular Series that owned those assets as separately stated items to be combined with a Member’s other items of Section 1231 gains and losses. If the combination of all gains and losses of a taxpayer from Section 1231 sales and exchanges results in a net loss, such a loss is characterized as an ordinary loss. Section 1231 gains in excess of depreciation recapture are taxed as long-term capital gains except to the extent a taxpayer has realized net losses from the sale of other Section 1231 assets during the five most recent taxable years.

Net long-term capital gains (i.e., capital gain derived from the sale of capital assets held for more than 1 year) of an individual Member are generally taxable at a reduced maximum rate of 20%. Ordinary income of individual Members is generally taxable at graduated federal income tax rates up to a maximum 37% rate. In addition, non-corporate Members may also be subject to an additional tax of 3.8% on ordinary income, depreciation recapture, unrecaptured Section 1250 gain, and long-term and short-term capital gains. Corporate Members are generally taxed at a federal income tax rate of 21% on both ordinary income and capital gains. The excess of capital losses over capital gains may be offset against the ordinary income of a non-corporate Member, subject to an annual deduction limitation of $3,000. For non-corporate Members, unused capital losses may generally be carried forward indefinitely subject to an annual reduction based on the amount of capital losses allowed or allowable as a deduction in the taxable year, but may not be carried back. For corporate Members, capital losses may be offset only against capital gains, but unused capital losses may be carried back three years (subject to certain limitations) and carried forward five years.

Treatment of Liquidating Distributions. Upon a winding up of the Company or a Series (which generally would occur when all of the Underlying Assets of a Series are disposed of), the Company will liquidate its assets (or the assets of a Series), and each Member will recognize gain to the extent that any liquidating distribution of cash exceeds such Member’s adjusted basis in its Interest immediately before the distribution. Any gain realized will be a capital gain, except to the extent that such distribution is treated as a payment in exchange for such Member’s interest in depreciation recapture, appreciation in certain inventory items or unrealized receivables. To qualify as a long term capital gain, the liquidating distribution must be to a Member that has held its interest in the Company for more than one year. A loss will be recognized only to the extent that the Member’s basis exceeds a liquidating distribution solely of cash and would be classified as a capital loss. Generally, the basis of a Member in any property distributed in kind will be equal to the adjusted basis of its Interest reduced by any cash received in the distribution in liquidation of such Member’s Interest.

A reduction in a Member’s share of allocated liabilities of the Company will be deemed a distribution of cash in such amount to the Member. Thus, to the extent that a Member’s share of any such indebtedness exceeds the adjusted basis for a Member’s Interest (adjusted for any gain recognized on disposition of the Company’s assets) upon liquidation of the Company, a Member will be deemed to have received a liquidating distribution of cash, and thus to have recognized gain in the amount by which the share of such indebtedness exceeds the Member’s adjusted basis in its interest. Any gain realized will be a capital gain, except to the extent that such deemed distribution is treated as a payment in exchange for such Member’s interest in appreciated inventory items or unrealized receivables of the Company. In addition, non-corporate Members may also be subject to an additional tax of 3.8% on ordinary income, depreciation recapture, and long-term and short-term capital gains.

Unrelated Business Taxable Income. Tax-exempt organizations are generally subject to United States federal income tax on a net basis on their unrelated business taxable income (“UBTI”). UBTI is defined generally as any gross income derived by a tax-exempt organization from an unrelated trade or business that it regularly carries on, less the deductions directly connected with that trade or business. Notwithstanding the foregoing, UBTI generally does not include any dividend income, interest income (or certain other categories of passive income) or capital gains recognized by a tax-exempt organization so long as such income is not debt financed, as discussed below.

The exclusion from UBTI for dividends, interest (or other passive income) and capital gains does not apply to income from “debt-financed property,” which is treated as UBTI to the extent of the percentage of such income that the average “acquisition indebtedness” with respect to the property bears to the average tax basis of the property for the taxable year. If the Company incurs acquisition indebtedness, a tax-exempt Member would be deemed to have acquisition indebtedness equal to its allocable portion of such acquisition indebtedness. If a tax-exempt Member incurs indebtedness to acquire its Units, such indebtedness would also be acquisition indebtedness.

The Company may incur short-term indebtedness to allow the Company to make acquire assets prior to the issuance of Interests for the Series that will own those assets. In this regard, the Company intends to take the position that such indebtedness does not constitute “acquisition indebtedness” for federal income tax purposes and that a tax-exempt investor in the Company would not derive any UBTI with respect to such indebtedness. It should be noted that the law is not entirely clear as to the treatment of such “bridge” financing by the Company and there can therefore be no assurance that the IRS will accept the position taken by the Company in this regard.

Section 4965 of the Code imposes an excise tax on certain tax-exempt entities (and their managers) that become a “party” to a “prohibited tax shelter transaction.” Under Treasury Regulations promulgated under Section 4965 of the Code, the IRS has narrowed the circumstances in which a tax-exempt entity could be considered a “party” to a prohibited tax shelter transaction, and under such Treasury Regulations, an investment by a tax-exempt entity in the Company should not result in such tax-exempt entity being considered a “party” to a prohibited tax shelter transaction for purposes of Section 4965 of the Code.

Tax exempt entities should review with their tax advisers the discussion above regarding UBTI and any tax and/or filing obligation they may have with respect to UBTI. Tax exempt entities should also consult their tax advisers with regard to the UBTI issues that may arise upon the disposition of their Units.

FATCA. Sections 1471 through 1474 of the Code impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. FATCA imposes a 30 percent withholding tax on “withholdable payments” paid to a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30 percent on payments to account holders whose actions prevent it from complying with these reporting and other requirements. “Withholdable payments” include, but are not limited to, U.S. source dividends, interest and gross proceeds from the sale of any property of a type that can produce U.S. source interest and dividends (generally equity or debt instruments of U.S. issuers). The Company may be required to deduct and withhold from amounts allocable to a Non-U.S. Member who invests in any Series issued by the Company if that investor fails to comply with the reporting requirements imposed by the IRS in respect of its direct and indirect U.S. investors. Each investor will be required to provide the Manager with information such that the Company can comply with the reporting requirements under FATCA and if an investor fails to provide such information, the investor will be required to bear the costs of such non-compliance. Prospective investors should consult their tax advisors regarding FATCA.

Audits. A partnership (including the Company) appoints one person (the “partnership representative”) to act on its behalf in connection with IRS audits and related proceedings. The partnership representative’s actions, including the partnership representative’s agreement to adjustments of the Company’s income in settlement of an IRS audit of the Company, will bind all Members. Pursuant to the Operating Agreement, the Sponsor or such other person as shall be designated by the Sponsor shall act as the Company’s partnership representative, and Members are required, if necessary, to consent to such designation.

In addition, U.S. federal income taxes (and any related interest and penalties) attributable to an adjustment to the Company’s income following an IRS audit or judicial proceeding will, absent an election by the Company to the contrary, have to be paid by the Company in the year during which the audit or other proceeding is resolved, if such adjustment results in an increase in U.S. federal income tax liability (as determined under the new rules). If an adjustment to the Company’s income following an IRS audit or judicial proceeding results in a reduction in U.S. federal income tax liability (as determined under these rules), the adjustment will flow through to the Members based on their interests for the year in which the audit or other proceeding is resolved. This could cause the economic burden of U.S. federal income tax liability (or the economic benefit of a favorable adjustment) arising on audit of the Company to be borne by (or, in the case of a favorable adjustment, to benefit) Members based on their interests in the Company in the year during which the audit or other proceeding is resolved, even though such tax liability (or benefit) is attributable to an earlier taxable year in which the interests or identity of some or all of the Members was different.

The new rules also can cause the Company’s U.S. federal income tax liability arising on audit to be computed in less advantageous ways than the tax liability of the Members would be computed under current rules (for example, by applying the highest marginal U.S. federal income tax rates and potentially ignoring the tax-exempt status of certain partners). If elected by the partnership representative, alternative procedures may allow the Company to avoid entity-level U.S. federal income tax liability in some cases if certain conditions are satisfied. These alternative procedures may require Members (based on their interests in the Company in the prior tax year under audit) to either file amended returns and pay any tax that would be due for the prior tax year under audit, or adjust the tax liability reported on their income tax returns for the year in which the audit is resolved.

The foregoing partnership audit rules may also apply to audits of any Company portfolio company that is treated as a partnership for U.S. federal income tax purposes.

Any U.S. federal income taxes (and any related interest and penalties) paid by the Company, or by a portfolio company treated as a partnership, in respect of IRS audit adjustments at the Company level or at the portfolio company level will be allocated by the Manager to, and will be borne by, the Members pursuant to the terms of the Operating Agreement.

Backup Withholding. Backup withholding of United States federal income tax may apply to distributions (or some portion thereof) made by the Company to Members who fail to provide the Company with certain identifying information (such as the Member’s tax identification number). United States Persons may comply with these identification procedures by providing the Company a duly completed and executed IRS Form W-9 (Request for Taxpayer Identification Number and Certification).

All investors are urged to seek advice based on their particular circumstances from their own tax advisors with respect to the tax issues addressed herein and other tax issues, including, without limitation, the individual and corporate alternative minimum taxes, state and local income taxes, and penalties and interest on deficiencies. In addition to the United States federal income tax consequences described above, the Company, as well as the Members, may be subject to various state and local taxes, the rules of which may be similar or different from those described above. The Company may invest in partnerships doing business in other states or localities which impose a tax on nonresident partners of such partnerships. The Company may be subject to taxes on its income from such partnerships, and Members may be subject to filing requirements in the states in which such partnerships do business.

Certain ERISA Considerations

INVESTORS THAT ARE SUBJECT TO THE PROVISIONS OF ERISA ARE STRONGLY URGED TO CONSULT WITH THEIR LEGAL, FINANCIAL AND TAX ADVISERS BEFORE INVESTING IN THE UNITS.

General Fiduciary Obligations. Fiduciaries of a pension, profit-sharing or other employee benefit plan (“ERISA Plan”) subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) must consider whether their investment in the Interests satisfies the diversification requirement of ERISA, whether the investment is prudent in light of the lack of marketability of the Interests, whether such fiduciaries have authority to acquire such Interests under the appropriate governing instrument and Title I of ERISA, and whether such investment is otherwise consistent with their fiduciary responsibilities. Any ERISA Plan fiduciary should also consider ERISA’s prohibition on improper delegation of control over or responsibility for “plan assets.” Trustees and other fiduciaries of an ERISA Plan may incur personal liability for any loss suffered by the plan on account of a violation of their fiduciary responsibilities. In addition, such fiduciaries may be subject to civil penalties on account of such a violation. Also, fiduciaries of any Individual Retirement Account (“IRA”), Keogh Plan or other qualified retirement plan not subject to Title I of ERISA because it does not cover common law employees (“Non-ERISA Plan”) should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing instrument. Fiduciaries should consult their own legal advisers if they have any concern as to whether the investment is inconsistent with any of the foregoing criteria.

Prohibited Transactions. Fiduciaries of ERISA Plans and persons making the investment decision for an IRA or other Non-ERISA Plan should also consider the application of the prohibited transaction provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between an ERISA Plan, IRA, or other Non-ERISA Plan and certain persons related to it are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of an ERISA Plan, IRA, or other Non-ERISA Plan may cause a wide range of other persons to be treated as disqualified persons or parties in interest with respect to such plan. A prohibited transaction, in addition to imposing potential personal liability upon fiduciaries of ERISA Plans, may also result in the imposition of an excise tax under the Code or a penalty under ERISA upon the disqualified person or party in interest with respect to the ERISA or Non-ERISA Plan or IRA. If the disqualified person who engages in the transaction is the individual on behalf of whom an IRA is maintained (or his beneficiary), the IRA may lose its tax-exempt status and its assets may be deemed to have been distributed to such individual in a taxable distribution on account of the prohibited transaction. Fiduciaries should consult their own legal advisers if they have any concern as to whether the investment is a prohibited transaction.

Special Fiduciary and Prohibited Transactions Considerations. The Department of Labor (“DOL”), which has certain administrative responsibility over ERISA Plans as well as over IRAs and other Non-ERISA Plans, has issued a regulation defining “plan assets.” The regulation generally provides that when an ERISA or Non-ERISA Plan or IRA acquires a security that is an equity interest in an entity and that security is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the ERISA or Non-ERISA Plan’s or IRA’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an operating company or that equity participation in the entity by benefit plan investors is not significant.

The assets of any Series of the Company will not be treated as “plan assets” if participation in that Series by benefit plan investors is not “significant.” Under the regulation, participation in an entity by benefit plan investors is “significant” if 25% or more of the value of any class of equity interest is held by benefit plan investors. The term “benefit plan investor” means an employee benefit plan subject to ERISA, other plans subject to Section 4975 of the Code (such as an IRA), and any other entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. The Manager will not permit the sale of further Interests to a benefit plan investor, or the transfer of Interests to a benefit plan investor, if the Manager believes that after such a sale or transfer equity participation in the particular Series by benefit plan investors will be “significant” under the regulation.

If the assets of any Series of the Company are deemed to be plan assets under ERISA: (i) the prudence standards and other provisions of Part 4 of Title I of ERISA would be applicable to investments made by the Manager of that Series; (ii) the person or persons having investment discretion over the assets of ERISA Plans which invest in that Series would be liable under the aforementioned Part 4 of Title I of ERISA for investments made through that Series that which do not conform to such ERISA standards; and (iii) certain transactions that the Company and/or the Series might enter into in the ordinary course of its business and operation might constitute “prohibited transactions” under ERISA and the Code.

Taxation of Series of Formed on or After January 1, 2022 as a “C” Corporation

The Company, although formed as a Delaware series limited liability company eligible for tax treatment as a “partnership,” has affirmatively elected for each Series of Interests created after January 1, 2022 to be taxed as a “C” corporation under Subchapter C of the Code for all federal and state tax purposes. Thus, each Series of Interests will be taxed at regular corporate rates on its income before making any distributions to Interest Holders as described below.

Taxation of Distributions to Investors

Distributions to U.S. Holders out of the Company’s current or accumulated earnings and profits will be taxable as dividends. A U.S. Holder who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. U.S. Holders are urged to consult their tax advisors regarding the characterization of corporate distributions as “qualified dividend income”. Distributions in excess of the Company’s current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. Holder’s Interests. Rather, such distributions will reduce the adjusted basis of such U.S. Holder’s Interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. Holder’s adjusted basis in its Interests will be taxable as capital gain in the amount of such excess if the Interests are held as a capital asset. In addition, Section 1411 of the Code imposes a 3.8% tax on certain investment income (the “3.8% NIIT”). In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount (currently $7,500 of the highest tax bracket for such year). Dividends are included as investment income in the determination of “net investment income” under Section 1411(c) of the Code.

Taxation of Dispositions of Interests

Upon any taxable sale or other disposition of our Interests, a U.S. Holder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between the amount of cash and the fair market value of any property received on such disposition; and the U.S. Holder’s adjusted tax basis in the Interests. A U.S. Holder’s adjusted tax basis in the Interests generally equals his or her initial amount paid for the Interests and decreased by the amount of any distributions to the Investor in excess of the Company’s current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. Holders receive will include the amount of any cash and the fair market value of any other property received for their Interests, and the amount of any actual or deemed relief from indebtedness encumbering their Interests. The gain or loss will be long-term capital gain or loss if the Interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% NIIT. The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. Holder; the effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the Interests. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

Backup Withholding and Information Reporting

Generally, the Company must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Payments of dividends or of proceeds on the disposition of the Interests made to you may be subject to additional information reporting and backup withholding at a current rate of 28% unless you establish an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a United States person.

Backup withholding is not an additional tax; rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular United States federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of our Interests, including the consequences of any proposed change in applicable laws.

WHERE TO FIND ADDITIONAL INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. All potential Investors in the Interests are entitled to review copies of any other agreements relating to any Series of Interests described in this Offering Circular and Offering Circular Supplements, if any. In the Subscription Agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

The Manager will answer inquiries from potential Investors in Offerings concerning any of the Series of Interests, the Company, the Manager and other matters relating to the offer and sale of the Series Interests under this Offering Circular. The Company will afford the potential Investors in the Interests the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

The Commission allows us to “incorporate by reference” into this Offering Circular documents that we have filed with the Commission, which means that we can disclose important information to you by referring you specifically to those documents. This means that the information incorporated by reference into this Offering Circular is considered to be a part of this Offering Circular, unless updated and superseded by later information contained directly in this Offering Circular.

We incorporate by reference the documents listed below:

Collectable Sports Assets SEC Filing	Period or Date Filed
Semiannual Report on Form 1-SA	Semiannual period ended June 30, 2021 and filed with the Commission on September 28, 2021 found at https://collectable.com/current-financial-statement-collectable-sports-assets-llc

The Commission maintains an Internet site that contains reports, offering statements and other information regarding issuers that file electronically with the Commission, including the Company, which can be accessed at http://www.sec.gov. In addition, any holder of Interests (including a beneficial owner) may obtain free copies of the documents we file with the Commission by going to our website at www.collectable.comor upon written or oral request to us as indicated below. The Internet website addresses of the Company and the Commission are provided as inactive textual references only. The information contained on or accessible through the Internet websites of the Company and the Commission is not part of this Offering Circular and, therefore, is not incorporated herein by reference unless such information is otherwise specifically referenced elsewhere in this Offering Circular.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offering Circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the Offering Circular, except as so modified or superseded.

Requests and inquiries regarding the Offering Circular should be directed to:

Collectable Sports Assets, LLC

333 Westchester Avenue, Suite W2100

White Plains, NY 10604

Attention: Collectable

E-Mail: info@Collectable.com

Tel: 914-372-7337 ext. 103

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

INDEPENDENT AUDITORS’ REPORT

To the Members and Board of Directors of
Collectable Sports Assets, LLC

White Plains, New York

We have audited the accompanying consolidated financial statements of Collectable Sports Assets, LLC (the “Company”), which comprise the consolidated balance sheets on a consolidated basis and for each listed Series as of December 31, 2020, and the related consolidated statements of operations, changes in members’ equity, and cash flows on a consolidated basis and for each listed Series for the period from January 16, 2020 (inception) through December 31, 2020, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements on a consolidated basis and for each listed Series in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements on a consolidated basis and for each listed Series based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Collectable Sports Assets, LLC and each listed Series as of December 31, 2020, and the results of their operations and their cash flows of the Company and each listed Series for the period from January 16, 2020 (inception) through December 31, 2020 in accordance with accounting principles generally accepted in the United States of America.

/s/ Frazier & Deeter, LLC

Atlanta, Georgia

May 5, 2021

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2020

	CSA	#ALIWBC BELT	#CURRY BASKET
ASSETS
CURRENT ASSETS
Cash	$80,038	$-	$-
Prepaid Fees and Expenses	17,500	-	-
Prepaid Consignments	282,500	-	-
Reserve-Assets	-	4,243	1,112
Due to/(from) Related Parties	(233,678)	104,883	71,312
TOTAL CURRENT ASSETS	146,360	109,126	72,424

OTHER ASSETS
Collectable Assets	-	427,757	-
TOTAL OTHER ASSETS	-	427,757	-

TOTAL ASSETS	$146,360	$536,883	$72,424

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$100,000	$-
Sale Payout Liabilities	-	-	70,000
Due to Affiliates	147,005	-	-
Other Current Liabilities		4,243	-
TOTAL CURRENT LIABILITIES	147,005	104,243	70,000

TOTAL LIABILITIES	147,005	104,243	70,000

MEMBERS’ EQUITY
Membership Contributions	-	432,640	40,860
Membership Distributions	-	-	(70,000)
Net Income / (loss)	(645)	-	31,564
TOTAL MEMBERS’ EQUITY	(645)	432,640	2,424

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$146,360	$536,883	$72,424

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2020

	#JACKIEROBINSON AUTOBAT	#JORDAN PSA10	#LEBRON ROOKIE
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-
Prepaid Fees and Expenses	-	-	-
Prepaid Consignments	-	-	-
Reserve-Assets	5,101	707	2,273
Due to/(from) Related Parties	42,091	1,207	2,523
TOTAL CURRENT ASSETS	47,193	1,915	4,797

OTHER ASSETS
Collectable Assets	81,899	100,163	48,577
TOTAL OTHER ASSETS	81,899	100,163	48,577

TOTAL ASSETS	$129,091	$102,077	$53,373

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$36,750	$-	$-
Sale Payout Liabilities	-	-	-
Due to Affiliates	-	-	-
Other Current Liabilities	5,101	707	2,273
TOTAL CURRENT LIABILITIES	41,851	707	2,273

TOTAL LIABILITIES	41,851	707	2,273

MEMBERS’ EQUITY
Membership Contributions	87,240	101,370	51,100
Membership Distributions	-	-	-
Net Income / (loss)	-	-	-
TOTAL MEMBERS’ EQUITY	87,240	101,370	51,100

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$129,091	$102,077	$53,373

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2020

	#MAHOMES ROOKIE	#MANTLE MINT1953	#RUTHGEHRIG BALL
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-
Prepaid Fees and Expenses	-	-	-
Prepaid Consignments	-	-	-
Reserve-Assets	4,417	-	1,506
Due to/(from) Related Parties	4,792	5,000	1,870
TOTAL CURRENT ASSETS	9,209	5,000	3,376

OTHER ASSETS
Collectable Assets	-	2,488,000	71,752
TOTAL OTHER ASSETS	-	2,488,000	71,752

TOTAL ASSETS	$9,209	$2,493,000	$75,128

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$-	$-
Sale Payout Liabilities	-	-	-
Due to Affiliates	-	-	-
Other Current Liabilities	-	-	1,508
TOTAL CURRENT LIABILITIES	-	-	1,508

TOTAL LIABILITIES	-	-	1,508

MEMBERS’ EQUITY
Membership Contributions	136,575	2,493,000	73,620
Membership Distributions	(182,500)	-	-
Net Income / (loss)	55,134	-	-
TOTAL MEMBERS’ EQUITY	9,209	2,493,000	73,620

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$9,209	$2,493,000	$75,128

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2020

CONSOLIDATED
ASSETS
CURRENT ASSETS
Cash	$80,038
Prepaid Fees and Expenses	17,500
Prepaid Consignments	282,500
Reserve-Assets	19,359
Due to/(from) Related Parties	0
TOTAL CURRENT ASSETS	399,400

OTHER ASSETS
Collectable Assets	3,218,146
TOTAL OTHER ASSETS	3,218,146

TOTAL ASSETS	$3,617,547

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$136,750
Sale Payout Liabilities	70,000
Due to Affiliates	147,005
Other Current Liabilities	13,834
TOTAL CURRENT LIABILITIES	367,589

TOTAL LIABILITIES	367,589

MEMBERS’ EQUITY
Membership Contributions	3,416,405
Membership Distributions	(252,500)
Net Income / (loss)	86,053
TOTAL MEMBERS’ EQUITY	3,249,958

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$3,617,547

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

STATEMENTS OF OPERATIONS

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

	CSA	#ALIWBC BELT	#CURRY BASKET	#JACKIEROBINSON AUTOBAT
Operating Expenses
Bank Fees	$645	$-	$-	$-
Total Operating Expenses	645	-	-	-

Other Income
Gain on Sale of Assets	-	-	31,564	-
Total Other Income	-	-	31,564	-

Net Income/(Loss)	$(645)	$-	$31,564	$-
EPMI
Basic and Diluted Income/(Loss) per Membership Interest	$-	$-	$15.45	$-
Weighted Membership Interests	-	43,264	2,043	1,818

	#JORDAN PSA10	#LEBRON ROOKIE	#MAHOMES ROOKIE	#MANTLE MINT1953
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	-	-	-	-

Other Income
Gain on Sale of Assets	-	-	55,134	-
Total Other Income	-	-	55,134	-

Net Income/(Loss)	$-	$-	$55,134	$-
EPMI
Basic and Diluted Income/(Loss) per Membership Interest	$-	$-	$6.06	$-
Weighted Average Membership Interests	10,137	2,044	5,463	99,720

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

STATEMENTS OF OPERATIONS

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

	#RUTHGEHRIG BALL	CONSOLIDATED
Operating Expenses
Bank Fees	$-	$645
Total Operating Expenses	-	645

Other Income
Gain on Sale of Assets	-	86,698
Total Other Income	-	86,698

Net Income/(Loss)	$-	$86,053
EPMI
Basic and Diluted Income/(Loss) per Membership Interest	$-	$-
Weighted Average Membership Interests	2,045	-

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

	CSA	#ALIWBC BELT	#CURRY BASKET
Balance as of January 16, 2020, Date of Inception	$-	$-	$-
Net Income/(Loss)	(645)	-	31,564
Membership Contributions	-	432,640	40,860
Membership Distributions	-	-	(70,000)
Balance December 31, 2020	$(645)	$432,640	$2,424

	#JACKIEROBINSON AUTOBAT	#JORDAN PSA10
Balance as of January 16, 2020, Date of Inception	$-	$-
Net Income/(Loss)	-	-
Membership Contributions	87,240	101,370
Membership Distributions	-	-
Balance December 31, 2020	$87,240	$101,370

	#LEBRON ROOKIE	#MAHOMES ROOKIE	#MANTLE MINT1953
Balance as of January 16, 2020, Date of Inception	$-	$-	$-
Net Income/(Loss)	-	55,134	-
Membership Contributions	51,100	136,575	2,493,000
Membership Distributions	-	(182,500)	-
Balance December 31, 2020	$51,100	$9,209	$2,493,000

	#RUTHGEHRIG BALL	CONSOLIDATED
Balance as of January 16, 2020, Date of Inception	$-	$-
Net Income/(Loss)	-	86,053
Membership Contributions	73,620	3,416,405
Membership Distributions	-	(252,500)
Balance December 31, 2020	$73,620	$3,249,958

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

	CSA	#ALIWBC BELT	#CURRY BASKET
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(645)	$-	$31,564
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	-	(31,564)
Due from Related Parties	233,678	(104,883)	(71,312)
Reserve Assets	-	(4,243)	(1,112)
Prepaid Fees and Expenses	(17,500)	-	-
Prepaid Consignments	(282,500)	-	-
Consignment Liabilities	-	100,000	-
Sale Payout Liability	-	-	70,000
Other Current Liabilities	-	4,243	-
Due to affiliates	147,005	-	-
Net Cash Flows provided by (used in) Operating Activities	80,038	(4,883)	(2,424)

Cash Flow from Investing Activities
Purchase of Collectable Assets	-	(123,757)	(37,776)
Proceeds From Sale of Collectable Assets	-	-	70,000
Net Cash provided by (used in) Investing Activities	-	(123,757)	32,224

Cash Flows From Financing Activities:
Capital Contributions	-	128,640	40,200
Distributions to equity holders	-	-	(70,000)
Net Cash Flows Provided by (Used In) Financing Activities	-	128,640	(29,800)

Net increase (decrease) in cash	80,038	-	-
Cash at Beginning of Period	-	-	-
Cash at End of Period	$80,038	$-	$-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	-	300,000	-
Membership Interests issued to asset manager as consideration	-	4,000	660
Total Non-Cash Financing Activities	-	304,000	660

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

	#JACKIEROBINSON AUTOBAT	#JORDAN PSA10
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$-	$-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	-
Due from Related Parties	(42,091)	(1,207)
Reserve Assets	(5,101)	(707)
Prepaid Fees and Expenses	-	-
Prepaid Consignments	-	-
Consignment Liabilities	36,750	-
Sale Payout Liability	-	-
Other Current Liabilities	5,101	707
Due to affiliates	-	-
Net Cash Flows provided by (used in) Operating Activities	(5,341)	(1,207)

Cash Flow from Investing Activities
Purchase of Collectable Assets	(42,899)	(99,293)
Proceeds From Sale of Collectable Assets	-	-
Net Cash provided by (used in) Investing Activities	(42,899)	(99,293)

Cash Flows From Financing Activities:
Capital Contributions	48,240	100,500
Distributions to equity holders	-	-
Net Cash Flows Provided by (Used In) Financing Activities	48,240	100,500

Net increase (decrease) in cash	-	-
Cash at Beginning of Period	-	-
Cash at End of Period	$-	$-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	38,250	-
Membership Interests issued to asset manager as consideration	750	870
Total Non-Cash Financing Activities	39,000	870

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

	#LEBRON ROOKIE	#MAHOMES ROOKIE	#MANTLE MINT1953
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$-	$55,134	$-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	(55,134)	-
Due from Related Parties	(2,523)	(4,792)	(5,000)
Reserve Assets	(2,273)	(4,417)
Prepaid Fees and Expenses	-	-	-
Prepaid Consignments	-	-	-
Consignment Liabilities	-	-	-
Sale Payout Liability	-	-	-
Other Current Liabilities	2,273	-	-
Due to affiliates	-	-	-
Net Cash Flows provided by (used in) Operating Activities	(2,523)	(9,209)	(5,000)

Cash Flow from Investing Activities
Purchase of Collectable Assets	(47,727)	(66,166)	(1,000,000)
Proceeds From Sale of Collectable Assets	-	182,500	-
Net Cash provided by (used in) Investing Activities	(47,727)	116,334	(1,000,000)

Cash Flows From Financing Activities:
Capital Contributions	50,250	75,375	1,005,000
Distributions to equity holders	-	(182,500)	-
Net Cash Flows Provided by (Used In) Financing Activities	50,250	(107,125)	1,005,000

Net increase (decrease) in cash	-	-	-
Cash at Beginning of Period	-	-	-
Cash at End of Period	$-	$-	$-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	-	60,000	1,395,000
Membership Interests issued to asset manager as consideration	850	1,200	93,000
Total Non-Cash Financing Activities	850	61,200	1,488,000

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

	#RUTHGEHRIG BALL	CONSOLIDATED
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$-	$86,053
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	(86,698)
Due from Related Parties	(1,870)	-
Reserve Assets	(1,506)	(19,359)
Prepaid Fees and Expenses	-	(17,500)
Prepaid Consignments	-	(282,500)
Consignment Liabilities	-	136,750
Sale Payout Liability	-	70,000
Other Current Liabilities	1,508	13,832
Due to affiliates	-	147,005
Net Cash Flows provided by (used in) Operating Activities	(1,868)	47,583

Cash Flow from Investing Activities
Purchase of Collectable Assets	(70,492)	(1,488,110)
Proceeds From Sale of Collectable Assets	-	252,500
Net Cash provided by (used in) Investing Activities	(70,492)	(1,235,610)

Cash Flows From Financing Activities:
Capital Contributions	72,360	1,520,565
Distributions to equity holders	-	(252,500)
Net Cash Flows Provided by (Used In) Financing Activities	72,360	1,268,065

Net increase (decrease) in cash	-	80,038
Cash at Beginning of Period	-	-
Cash at End of Period	$-	$80,038

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	-	1,793,250
Membership Interests issued to asset manager as consideration	1,260	102,590
Total Non-Cash Financing Activities	1,260	1,895,840

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

NOTE 1: NATURE OF OPERATIONS

Collectable Sports Assets LLC (the “Company”) is a series limited liability company formed on January 16, 2020 pursuant to the Delaware Limited Liability Company Act. The Company was formed to engage in the business of acquiring and managing a collection of investment grade memorabilia or collectibles (the “Collectible Assets” or “Assets”). The Company has created, and it is expected that the Company will continue to create, separate series of the Company (each, a “Series”), and that each Collectible Asset will be owned by a separate Series and that the assets and liabilities of each Series will be separate in accordance with Delaware law. Investors acquire membership interests (the “Interests”) in each Series and will be entitled to share in the return of that series but will not be entitled to share in the return of any other series.

The Company is dependent upon additional capital resources for its planned principal operations and subject to risks and uncertainties, including failure to secure funding to continue to operationalize the Company’s plans or failing to profitably operate the business.

CS Asset Manager, LLC is the manager of the Company (the “Manager”) and serves as the asset manager for the Collectable Assets issued by the Company and each Series (the “Asset Manager”). The Series acquire the Collectible Assets from the Manager and develop the financial, offering and other materials to begin offering the Interests through a mobile app-based investment platform called Collectable (the “Collectable Platform”).

The Company sells and intends to continue selling Interests in a number of separate individual Series. Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of the closing of an offering related to that series are a Collectible Asset (plus any cash reserves for future operating expenses). All voting rights, except as specified in the Operating Agreement or required by law, remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required for the appropriate upkeep of each Collectible Asset, determining how to best commercialize the applicable Collectible Assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the operating agreement of the Company, as amended and restated from time to time (the “Operating Agreement”).

Operating Agreement

General

In accordance with the Operating Agreement, each Interest holder in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.

COLLECTABLE SPORTS ASSETS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

Voting Rights

Unless otherwise provided in this Agreement or any Series Designation, (i) each Record Holder of lnterests shall be entitled to one vote per Interest for all matters submitted for the consent or approval of Members generally, (ii) all Record Holders of lnterests (regardless of Series) shall vote together as a single class on all matters as to which all Record Holders of lnterests are entitled to vote, (iii) Record Holders of a particular Series of Interests shall be entitled to one vote per Interest for all matters submitted for the consent or approval of the Members of such Series and (iv) the Managing Member or any of its Affiliates shall not be entitled to vote in connection with any Interests they hold pursuant to Section 3. Hh) and no such Interests shall be deemed outstanding for purposes of any such vote.

Free Cash Flow Distributions

The Manager has sole discretion in determining what distributions of free cash flow, if any, are made to holders of Interests of each Series. Free cash flow consists of the net income (as determined under accounting principles generally accepted in the United States of America (“GAAP”)) generated by such Series plus any change in net working capital and depreciation and amortization (and any other non-cash operating expenses) and less any capital expenditures related to the Collectible Asset related to such Series. The Manager may maintain free cash flow funds in a deposit account or an investment account for the benefit of the Series.

˗	Any free cash flow generated by a Series from the utilization of the Collectible Asset related to such Series shall be applied within the Series in the following order of priority:

˗	repay any amounts outstanding operating expenses plus accrued interest;

˗	thereafter to create such reserves as the Manager deems necessary, in its sole discretion, to meet future operating expenses;

˗	thereafter by way of distribution to holders of the Interests of such Series (net of corporate income taxes applicable to the Series), which may include asset sellers of the Collectible Asset related to such Series or the Manager or any of its affiliates.

Manager’s Interest

At the closing of each offering, and unless otherwise set forth in the applicable Series designation, the Manager shall acquire a minimum of 2% and up to a maximum of 19.99% of the Interests sold in connection with each offering (of which the Manager may sell all or any portion from time to time following the closing of such offering) for the same price per share offered to all other potential investors.

COLLECTABLE SPORTS ASSETS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accounting and reporting policies of the Company conform to GAAP. The Company adopted the calendar year as its basis of reporting.

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued. Management has determined such substantial doubt does not exist as of December 31, 2020 or through the date of these consolidated financial statements.

The accompanying consolidated financial statements include the accounts of Collectable Sports Assets LLC as well as its Series required to be consolidated under U.S. GAAP. Significant intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires our manager to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

The Company considers short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. At the time of filing the company did not record any cash equivalents as of December 31, 2020. Cash consists of funds held in the Company’s checking account. As of December 31, 2020, the Company had $80,038 of cash on hand.

Prepaid Consignment

Prepaid Consignments represent any early payment of the cash value of the asset as agreed upon with the Seller in the Consignment Agreement. This type of prepayment would only be made in limited situations in order to secure the asset from a Seller when the escrow closing of an IPO is imminent but risk of losing the asset exits.

COLLECTABLE SPORTS ASSETS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

Consignment Liability

Upon the close of escrow of a Series, the agreed upon cash value of the asset to the Seller as written in the Consignment Agreement is recorded as a Consignment Liability on the Balance Sheet of the related Series. When the money has been paid to the Seller this liability is relieved and obligations are fulfilled for the agreed upon cash obligation to the seller for the purchase of the asset.

Collectible Assets and other Sports Memorabilia

The Collectible Assets are recorded at cost. The cost of the Collectible Asset includes the purchase price, including any deposits for the asset funded by the Manager and acquisition expenses, which include all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the asset related to each series incurred prior to the closing, including brokerage and sales fees and commissions, appraisal fees, research fees, transfer taxes, third-party industry and due diligence experts, auction house fees and travel and lodging for inspection purposes.

The Company treats the Collectible Assets as long-lived assets, and the Collectible Assets are subject to an annual test for impairment and will not be depreciated or amortized. These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge may be recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Acquisition expenses are typically paid for in advance by the Manager and are reimbursed by the Series from the proceeds of the offering. The Series also distributes the appropriate amounts for the brokerage fee and, if applicable, the sourcing fee, using cash from the offering.

To the extent that certain expenses are anticipated prior to the closing of an offering but are to be incurred after the closing (e.g., storage fees), additional cash from the proceeds of the offering will be retained on the Series balance sheet as reserves to cover such future anticipated expenses after the closing of the offering. Acquisition expenses are capitalized into the cost of the Collectible Asset. Should a proposed offering prove to be unsuccessful, the Company will not reimburse the Manager, and these expenses will be accounted for as capital contributions, and the acquisition expenses expensed.

As of December 31, 2020, the Company’s total investment in the Collectible Assets across all Series was $3,218,146 as detailed in the table below.

Series	Series Description	Total Collectible Assets-Cost
#ALIWBCBELT	WBC title belt/Rumble in the Jungle	427,757
#JACKIEROBINSONAUTOBAT	Signed bat from 49 MVP	81,899
#JORDANPSA10	1986-87 Fleer Jordan PSA 10	100,163
#LEBRONROOKIE	03-04 SPX RC BGS 9.5	48,577
#MANTLEMINT1953	1953 Topps PSA 10	2,488,000
#RUTHGEHRIGBALL	1933 Double signed Baseball	71,752
Total		$3,218,146

COLLECTABLE SPORTS ASSETS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

Operating Expenses

After the closing of an offering of Interests, each Series is responsible for its own operating expenses, including all fees, costs and expenses incurred in connection with the management of the Collectible Assets. This includes transportation, import taxes, income taxes, storage (including property rental fees should the Manager decide to rent a property to store a number of Collectible Assets), security, valuation, custodial, marketing and utilization of the Collectible Assets; any fees, costs and expenses incurred in connection with preparing any reports and accounts of each Series, including any blue sky filings required in order for a Series to be made available to investors in certain states, any annual audit of the accounts of such Series (if applicable) and any reports to be filed with the Securities and Exchange Commission; any and all insurance premiums or expenses, including directors and officers insurance of the directors and officers of the Manager or Asset Manager, in connection with the Collectible Assets; any withholding or transfer taxes imposed on the Company, a Series or any Interest holders as a result of its or their earnings, investments or withdrawals; any governmental fees imposed on the capital of the Company or a Series or incurred in connection with compliance with applicable regulatory requirements; any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, a Series or the Manager in connection with the affairs of the Company or a Series; the fees and expenses of any administrator, if any, engaged to provide administrative services to the Company or a Series; all custodial fees, costs and expenses in connection with the holding of an Collectible Asset; any fees, costs and expenses of a third-party registrar and transfer agent appointed by the Manager in connection with a Series; the cost of the audit of the annual consolidated financial statements of the Company or a Series and the preparation of tax returns and circulation of reports to Interest holders; any indemnification payments; the fees and expenses of counsel to the Company or a Series in connection with advice directly relating to its legal Affairs, the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by the Manager in connection with the operations of the Company or a Series; and any similar expenses that may be determined to be operating expenses, as determined by the Manager in its reasonable discretion.

Prior to the closing, operating expenses are borne by the Manager and may not be reimbursed by the Series. The Manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the Collectible Assets), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the Collectible Assets).

If the operating expenses exceed the amount of gains generated from an Collectible Asset and cannot be covered by any operating reserve assets on the balance sheet of such Series, the Manager may (a) pay such operating expenses and not seek reimbursement; (b) loan the amount of the operating expenses to the applicable Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future gains generated by such Collectible Asset and/or cause additional Interests to be issued in the such Series in order to cover such additional amounts.

Sourcing Fee: The Asset Manager will be paid a fee as compensation for sourcing each Collectible Asset in an amount equal to up to 10% of the gross offering proceeds of each offering provided that such sourcing fee may be waived by the Asset Manager.

Brokerage Fee: The broker of record for each offering is expected to receive a brokerage fee equal to 1% of the amount raised from outside investors through each offering. Notwithstanding the foregoing, such broker will not receive any fee on funds raised from the sale of Interests to the Manager. The Company expenses brokerage costs as they are incurred.

Organizational Costs: In accordance with FASB ASC 720, organizational and start-up costs, including accounting fees, legal fees and costs of incorporation, are expensed as incurred.

COLLECTABLE SPORTS ASSETS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

Income Taxes

The Company expects to be treated as a partnership for U.S. federal income tax purposes and for each Series to be treated as either a partnership or as a disregarded entity. None of the Company or any Series will elect to be taxed as a corporation. As a partnership, the Company itself generally will not be subject to U.S. federal income tax. Rather, each Member will be required to report on its own federal income tax return its allocable share (based upon allocation to each series) of the Company’s items of taxable income, gain, loss, deduction and credit for the taxable year of the Company ending with or within the taxable year of such Member, regardless of whether cash or other property is distributed to such Member.

Earnings (Loss) Per Membership Interest

Upon completion of an Offering, each Series intends to comply with the accounting and disclosure requirements of ASC Topic 260, “Earnings per Share”. For each Series, earnings (loss) per membership interest (“EPMI”) will be computed by dividing net (loss)/income for a particular Series by the weighted average number of outstanding Interests in that particular Series during the period.

NOTE 3: RELATED PARTY TRANSACTIONS

Among the items offered to the public through the Collectable platform, thirteen (13) items came from the collection of Collectable Founder and President, Jason Epstein through a business entity, Zev Partners. Of these items, three (3) items closed in 2020, with total consignment payments of $138,500.

Officers may also invest in assets for sale. The following table sets forth information with respect to the number of units or shares of each of our Series beneficially owned by our officers as of December 31, 2020.

Title of Class	Name of Officer or Executive	# of Shares	Percent of class (*) denotes less than 1%
#RUTHGEHRIGBALL	Jason Epstein	236	11.54%
	Ezra Levine	12	*
#LEBRONROOKIE	Jason Epstein	8	*
	Ezra Levine	100	4.89%
	Ross Schimel	4	*
#JORDANPSA10	Ezra Levine	446	4.40%
#JACKIEROBINSONAUTOBAT	Jason Epstein	10	*
	Ezra Levine	3	*
#ALIWBCBELT	Jason Epstein	500	1.15%
	Ezra Levine	121	*

COLLECTABLE SPORTS ASSETS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

The Manager or Asset Manager receives Sourcing Fees for each offering for Series of Interests in the Company that closes. During 2020, the Manager received $62,860 in Sourcing Fees for eight (8) Series that were closed. During 2020, the manager also received $4,405 shares in non-cash compensation with a value of $102,590.

Series	# of Shares	Cash Fees	Non Cash Equity	Total Cash and Non-Cash Equity
#ALIWBCBELT	400	20,000	4,000	24,000
#CURRYBASKET	33	1,200	660	1,860
#JACKIEROBINSONAUTOBAT	16	3,750	750	4,500
#JORDANPSA10	87	5,000	870	5,870
#LEBRONROOKIE	34	1,500	850	2,350
#MAHOMESROOKIE	80	6,000	1,200	7,200
#MANTLEMINT1953	3,720	23,250	93,000	116,250
#RUTHGEHRIGBALL	35	2,160	1,260	3,420
Grand Total	4,405	62,860	102,590	165,450

The Manager or Asset Manager also purchases an additional 0.5% interest in the Series for Cash. The following table lists the Managers or Asset Managers shares purchased by Series as of December 31, 2020.

CS Asset Manager, LLC
Series	# of Shares	Cash Paid
#ALIWBCBELT	64	640
#CURRYBASKET	10	200
#JACKIEROBINSONAUTOBAT	5	240
#JORDANPSA10	50	500
#LEBRONROOKIE	10	250
#MAHOMESROOKIE	25	375
#MANTLEMINT1953	200	5,000
#RUTHGEHRIGBALL	10	360
Grand Total	374	7,565

COLLECTABLE SPORTS ASSETS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

NOTE 4: MEMBERS’ EQUITY

The members of each Series have certain rights with respect to the Series to which they are subscribed. Each Series generally holds a single asset or a collection of assets. A Series member is entitled to their pro rata share of the net profits derived from the Collectible Asset held in that series after deduction of expense allocations and direct expenses attributable to the Collectible Asset, based on their percentage of the total outstanding Interests in that Series.

The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, are solely the debts, obligations and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation or liability.

Distributions Upon Liquidation

Upon the occurrence of a liquidation event relating to the Company as a whole or any Series, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the Series or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a Series or the Company as a whole, as applicable, the Collectible Assets will be liquidated, and proceeds distributed as follows:

(i)	first, to any third-party creditors;

(ii)	second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses).

(iii)	first, 100% to the Interest holders of the relevant Series, allocated pro rata based on the number of Interests held by each Interest holder (which may include the Manager, any of its affiliates and asset sellers and which distribution within a Series will be made consistent with any preferences which exist within such Series) until the Interest holders receive back 100% of their capital contribution

NOTE 5: RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

COLLECTABLE SPORTS ASSETS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

NOTE 6: COMMITMENTS AND CONTINGENCIES

Litigation

The Company is not currently involved with and does not know of any pending or threatened litigation against the Company, its member or its Manager.

COVID-19

The extent to which COVID-19 may impact our results will depend on future developments, which are highly uncertain and cannot be predicted as of the date of this report, including new information that may emerge concerning the severity of the pandemic and steps taken to contain the pandemic or treat its impact, among others. Nevertheless, the pandemic; the current financial, economic and capital markets environment; and future developments in the global supply chain and other areas present material uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows.

The COVID-19 outbreak and resulting economic uncertainty may impact the value of value of collectables and the underlying assets. The extent of the impact and effects of the recent outbreak of the coronavirus (COVID-19) on the operation and financial performance of our business are unknown. However, the Company does not expect that the outbreak will have a material adverse effect on our business or financial results at this time.

NOTE 7: SUBSEQUENT EVENTS

The Company has evaluated subsequent events through May 5, 2021. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these consolidated financial statements. The Company will have offering circulars in the future and continue to close IPO’s and offer assets for sale.

EXHIBITS TO OFFERING CIRCULAR

1

1.	Subscription Agreement

FORM OF SUBSCRIPTION AGREEMENT

[Name of Series], a series of Collectable Sports Assets, LLC

Interests are offered through Dalmore Group, LLC, a New York limited liability company,

a registered broker-dealer and a member of FINRA and SIPC (“Broker”)

Form of Subscription Agreement to subscribe for [Name of Series], a series of Collectable Sports Assets, LLC

Legal name of Purchaser

Number of [Name of Series] Interests subscribed for

Price of [Name of Series] Interests subscribed for	$

PAYMENT DETAILS

Please complete the following ACH payment details in order to automatically transfer money into the escrow account:

Account Number:

Routing Number:

2

SUBSCRIPTION AGREEMENT

[NAME OF SERIES], A SERIES OF COLLECTABLE SPORTS ASSETS, LLC

CS Asset Manager, LLC

333 Westchester Avenue

Suite W2100

White Plains, NY 10604

Ladies and Gentlemen:

1.	Subscription. The person named on the front of this subscription agreement (the “Purchaser”) (this “Subscription Agreement”), intending to be legally bound, hereby irrevocably agrees to purchase from [Name of Series], a series of Collectable Sports Assets, LLC, a Delaware series limited liability company (the “Company”), the number of [Name of Series] Interests (the “[Name of Series] Interests”) set forth on the front of this Subscription Agreement at a purchase price of $[Insert Purchase Price] (USD) per [Name of Series] Interest and on the terms and conditions of the Amended and Restated Limited Liability Company Agreement governing the Company dated June 5, 2020, as the same may be amended and restated from time to time (the “Operating Agreement”), a copy of which the Purchaser has received and read.

This subscription is submitted by the Purchaser in accordance with and subject to the terms and conditions described in this Subscription Agreement, relating to the exempt offering by the Company of up to [2,000] [Name of Series] Interests for maximum aggregate gross proceeds of $_______ (the “Offering”), unless further [Name of Series] Interests are issued by the Company in accordance with the terms of the Operating Agreement.

Upon the basis of the representations and warranties, and subject to the terms and conditions, set forth herein, the Company agrees to issue and sell the [Name of Series] Interests to the Purchaser on the date the Offering is closed (the “Closing”) for the aggregate purchase price set forth on the front page hereto (the “Subscription Price”).

2.	Payment. Concurrent with the execution hereof, the Purchaser authorizes (i) North Capital Private Securities Corporation, a Delaware corporation and a registered broker-dealer, member FINRA and SICP (the “Escrow Agent”) as escrow agent for the Company, to request the Subscription Price from the Purchaser’s bank (details of which are set out in the “Payment Details” section above) or (ii) the transfer of funds in an amount equal to the Subscription Price from the Purchaser’s bank account into the escrow account. The Company shall cause the Escrow Agent to maintain all such funds for the Purchaser’s benefit in a segregated non-interest-bearing account in the name of North Capital Private Securities Corporation for further credit to “Series #[Series Name], a series of Collectable Sports Assets, LLC – [Investor Name]”, until the earliest to occur of: (i) the Closing, (ii) the rejection of such subscription or (iii) the termination of the Offering as set forth in Section 3.1.

3.	Termination of Offering or Rejection of Subscription.

3.1.	In the event that the Company does not effect a Closing, this Offering shall terminate upon the earlier of: (a) the date which is one year from the Offering being qualified by the U.S. Securities and Exchange Commission (the “SEC”), which period may be extended for an additional six (6) months by CS Asset Manager, LLC, a Delaware limited liability company, the managing member of the Company (the “Manager”) in its sole discretion, or (b) the date that the Offering is terminated by the Manager in its sole discretion. Upon termination of the Offering, the Company will cause its payment services provider or the Escrow Agent, as applicable, to refund promptly the Subscription Price paid by the Purchaser, without deduction, offset or interest accrued thereon and this Subscription Agreement shall thereafter be of no further force or effect.

3.2.	The Purchaser understands and agrees that the Manager, in its sole discretion, reserves the right to accept or reject this or any other subscription for [Name of Series] Interests, in whole or in part, and for any reason or no reason, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription. If the Manager rejects a subscription, either in whole or in part (which decision is in its sole discretion), the Company shall cause its payment services provider or the Escrow Agent, as applicable, to return promptly the rejected Subscription Price or the rejected portion thereof to the Purchaser without deduction, offset or interest accrued thereon. If this subscription is rejected in whole this Subscription Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted.

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4.	Acceptance of Subscription. At the Closing, if the Manager accepts this subscription in whole or in part, the Company shall execute and deliver to the Purchaser a counterpart executed copy of this Subscription Agreement and cause the Escrow Agent to release the Subscription Price (or applicable portion thereof if such subscription is only accepted in part) to the Company for the benefit of [Name of Series] (less any Offering Expenses as defined in the Offering Circular). The Company shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Subscription Agreement, and until the Purchaser shall have executed and delivered to the Manager this Subscription Agreement and a substitute Form W-9 (if applicable) and shall have deposited the Purchase Price in accordance with this Agreement. The Purchaser understands and agrees that this subscription is made subject to the condition that the [Name of Series] Interests to be issued and delivered on account of this subscription will be issued only in the name of and delivered only to the Purchaser. Effective upon the Company’s execution of this Subscription Agreement, the Purchaser shall be a member of the Company, and the Purchaser agrees to adhere to and be bound by, the terms and conditions of the Operating Agreement as if the Purchaser were a party to it (and grants to the Manager the power of attorney described therein).

5.	Representations and Warranties, Acknowledgments, and Agreements. The Purchaser hereby acknowledges, represents, warrants and agrees to and with the Company, [Name of Series] and the Manager as follows:

(a) The Purchaser is aware that an investment in the [Name of Series] Interests involves a significant degree of risk, and has received the Company’s Offering Circular dated ______________, 2020 (the “Offering Circular”), which contains, in particular, the “Risk Factors” section therein. The Purchaser understands that the Company is subject to all the risks applicable to early-stage companies, whether or not set forth in such “Risk Factors”. The Purchaser acknowledges that no representations or warranties have been made to it or to its advisors or representatives with respect to the business or prospects of the Company or its financial condition.

(b) The offering and sale of the [Name of Series] Interests has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Purchaser understands that the offering and sale of the [Name of Series] Interests is intended to be exempt from registration under the Securities Act, by virtue of Tier 2 of Regulation A thereof, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement, including, without limitation, the investor qualification (“Investor Qualification and Attestation”) immediately following the signature page of this Subscription Agreement. The Purchaser is purchasing the [Name of Series] Interests for its own account for investment purposes only and not with a view to or intent of resale or distribution thereof in violation of any applicable securities laws, in whole or in part.

(c) The Purchaser, as set forth in the Investor Certification attached hereto, as of the date hereof is a “qualified purchaser” as that term is defined in Regulation A (a “Qualified Purchaser”). The Purchaser agrees to promptly provide the Manager, the Broker (as defined on the first page hereto) and their respective agents with such other information as may be reasonably necessary for them to confirm the Qualified Purchaser status of the Purchaser.

(d) The Purchaser acknowledges that the Purchaser’s responses to the investor qualification questions posed and reflected in the Investor Qualification and Attestation, are complete and accurate as of the date hereof.

(e) The Purchaser acknowledges that neither the SEC nor any state securities commission or other regulatory authority has passed upon or endorsed the merits of the Offering of the [Name of Series] Interests.

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(f) In evaluating the suitability of an investment in the [Name of Series] Interests, the Purchaser has not relied upon any representation or information (oral or written) other than as set forth in the Offering Circular, the Operating Agreement and this Subscription Agreement.

(g) Except as previously disclosed in writing to the Company, the Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription Agreement or the transactions contemplated hereby and, in turn, to be paid to its selected dealers, and in all instances the Purchaser shall be solely liable for any such fees and shall indemnify the Company with respect thereto pursuant to paragraph 6 of this Subscription Agreement.

(h) The Purchaser, together with its advisors, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the Offering Circular to evaluate the merits and risks of an investment in the [Name of Series] Interests and the Company and to make an informed investment decision with respect thereto.

(i) The Purchaser is not relying on the Company, the Manager, the Broker or any of their respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in the [Name of Series] Interests, other than with respect to the opinion of legality of legal counsel provided at Exhibit [X] to the Offering Circular, and the Purchaser has relied on the advice of, or has consulted with, only its own advisors, if any, whom the Purchaser has deemed necessary or appropriate in connection with its purchase of the [Name of Series] Interests.

(j) No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Purchaser or any of the Purchaser’s affiliates is required for the execution of this Subscription Agreement or the performance of the Purchaser’s obligations hereunder, including, without limitation, the purchase of the [Name of Series] Interests by the Purchaser.

(k) The Purchaser has adequate means of providing for such Purchaser’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the [Name of Series] Interests for an indefinite period of time.

(l) The Purchaser (i) if a natural person, represents that the Purchaser has reached the age of 21 (or 18 in states with such applicable age limit) and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; or (ii) if a corporation, partnership, or limited liability company or other entity, represents that such entity was not formed for the specific purpose of acquiring the [Name of Series] Interests, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the [Name of Series] Interests, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and represents that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound.

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(m) Any power of attorney of the Purchaser granted in favor of the Manager contained in the Operating Agreement has been executed by the Purchaser in compliance with the laws of the state, province or jurisdiction in which such agreements were executed.

(n) If an entity, the Purchaser has its principal place of business or, if a natural person, the Purchaser has its primary residence, in the jurisdiction (state and/or country) set forth in the “Investor Qualification and Attestation” section of this Subscription Agreement. The Purchaser first learned of the offer and sale of the [Name of Series] Interests in the state listed in the “Investor Qualification and Attestation” section of this Subscription Agreement, and the Purchaser intends that the securities laws of that state shall govern the purchase of the Purchaser’s [Name of Series] Interests.

(o) The Purchaser is either (i) a natural person resident in the United States, (ii) a partnership, corporation or limited liability company organized under the laws of the United States, (iii) an estate of which any executor or administrator is a U.S. person, (iv) a trust of which any trustee is a U.S. person, (v) an agency or branch of a foreign entity located in the United States, (vi) a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person, or (vii) a partnership or corporation organized or incorporated under the laws of a foreign jurisdiction that was formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts. The Purchaser is not (A) a discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States, (B) an estate of which any professional fiduciary acting as executor or administrator is a U.S. person if an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (C) a trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person, (D) an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country, or (E) an agency or branch of a U.S. person located outside the United States that operates for valid business reasons engaged in the business of insurance or banking that is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

(p) Any information which the Purchaser has heretofore furnished or is furnishing herewith to the Company is true, complete and accurate and may be relied upon by the Manager, the Company and the Broker, in particular, in determining the availability of an exemption from registration under federal and state securities laws in connection with the Offering. The Purchaser further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the [Name of Series] Interests.

(q) The Purchaser is not, nor is it acting on behalf of, a “benefit plan investor” within the meaning of 29 C.F.R. § 2510.3-101(f)(2), as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974 (such regulation, the “Plan Asset Regulation”, and a benefit plan investor described in the Plan Asset Regulation, a “Benefit Plan Investor”). For the avoidance of doubt, the term Benefit Plan Investor includes all employee benefit plans subject to Part 4, Subtitle B, Title I of ERISA, any plan to which Section 4975 of the Code applies and any entity, including any insurance company general account, whose underlying assets constitute “plan assets”, as defined under the Plan Asset Regulation, by reason of a Benefit Plan Investor’s investment in such entity.

(r) The Purchaser is satisfied that the Purchaser has received adequate information with respect to all matters which it or its advisors, if any, consider material to its decision to make this investment.

(s) Within five (5) days after receipt of a written request from the Manager, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject.

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(t) THE [NAME OF SERIES] INTERESTS OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE [NAME OF SERIES] INTERESTS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED BY THE OPERATING AGREEMENT. THE [NAME OF SERIES] INTERESTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM OR THIS SUBSCRIPTION AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

(u) The Purchaser should check the Office of Foreign Assets Control (“OFAC”) website at http://www.treas.gov/ofac before making the following representations. The Purchaser represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals, including specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs, or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists. Furthermore, to the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. The Purchaser agrees to promptly notify the Company should the Purchaser become aware of any change in the information set forth in these representations. The Purchaser understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Purchaser, either by prohibiting additional subscriptions from the Purchaser, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Company may also be required to report such action and to disclose the Purchaser’s identity to OFAC. The Purchaser further acknowledges that the Company may, by written notice to the Purchaser, suspend the redemption rights, if any, of the Purchaser if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any of the Company’s other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(v) To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a senior foreign political figure, or an immediate family member or close associate of a senior foreign political figure. A “senior foreign political figure” is a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure. “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws. A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

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(w) If the Purchaser is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

(x) Each of the representations and warranties of the parties hereto set forth in this Section 5 and made as of the date hereof shall be true and accurate as of the Closing applicable to the subscription made hereby as if made on and as of the date of such Closing.

6.	Indemnification. The Purchaser agrees to indemnify and hold harmless the Company, [Name of Series], the Manager and their respective officers, directors, employees, agents, members, partners, control persons and affiliates (each of which shall be deemed third party beneficiaries hereof) from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Purchaser of any covenant or agreement made by the Purchaser herein or in any other document delivered in connection with this Subscription Agreement. Notwithstanding the foregoing, no representation, warranty, covenant or acknowledgment made herein by the Purchaser shall be deemed to constitute a waiver of any rights granted to it under the Securities Act or state securities laws.

7.	Irrevocability; Binding Effect. The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives, and permitted assigns.

8.	Modification. This Subscription Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

9.	Assignability. This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of the [Name of Series] Interests shall be made only in accordance with all applicable laws and the Operating Agreement. Any assignment contrary to the terms hereof shall be null and void and of no force or effect.

10.	Applicable Law and Jurisdiction. This Subscription Agreement and the rights and obligations of the Purchaser arising out of or in connection with this Subscription Agreement, the Operating Agreement and the Offering Circular shall be construed in accordance with and governed by the internal laws of the State of Delaware without regard to principles of conflict of laws. The Purchaser (i) irrevocably submits to the non-exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in any action arising out of this Subscription Agreement, the Operating Agreement and the Offering Circular and (ii) consents to the service of process by mail.

11.	Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

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12.	Miscellaneous.

12.1	Sections 15.1 (Addresses and Notices) and 15.2 (Further Action) of the Operating Agreement are deemed incorporated into this Subscription Agreement.

12.2	This Subscription Agreement, together with the Operating Agreement, constitutes the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

12.3	The covenants, agreements, representations and warranties of the Company and the Purchaser made, and the indemnification rights provided for, in this Subscription Agreement shall survive the execution and delivery hereof and delivery of the [Name of Series] Interests, regardless of any investigation made by or on behalf of any party, and shall survive delivery of any payment for the Subscription Price.

12.4	Except to the extent otherwise described in the Offering Circular, each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

12.5	This Subscription Agreement may be executed in one or more counterparts each of which shall be deemed an original (including signatures sent by facsimile transmission or by email transmission of a PDF scanned document or other electronic signature), but all of which shall together constitute one and the same instrument.

12.6	Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

12.7	Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

12.8	Words and expressions which are used but not defined in this Subscription Agreement shall have the meanings given to them in the Operating Agreement.

[Signature Page Follows]

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SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT

COLLECTABLE SPORTS ASSETS, LLC

[NAME OF SERIES] INTERESTS

The Purchaser hereby elects to subscribe under the Subscription Agreement for the number and price of the [Name of Series] Interests stated on the front page of this Subscription Agreement and executes the Subscription Agreement.

If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)

Signature(s) of Purchaser(s)

Date

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name of Entity

By	Name: Title:

Date

[Signatures Continue on Next Page]

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SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT

COLLECTABLE SPORTS ASSETS, LLC

[NAME OF SERIES] INTERESTS

Accepted:

[Name of Series], A SERIES OF COLLECTABLE SPORTS ASSETS, LLC

By: CS ASSET MANAGER, LLC, its Manager

Name of Authorized Officer

Signature of Authorized Officer

Date

[End of Signatures; Investor Qualification and Attestation Follows on Next Page]

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INVESTOR QUALIFICATION AND ATTESTATION

INVESTOR INFORMATION

First name

Last name

Date of Birth

Address

Phone Number

E-mail Address
Check the applicable box:

(a) I am an “accredited investor”, and have checked the appropriate box on the attached Certificate of Accredited Investor Status indicating the basis of such accredited investor status, which Certificate of Accredited Investor Status is true and correct; or

(b) The amount set forth on the first page of this Subscription Agreement, together with any previous investments in securities pursuant to this Offering, does not exceed 10% of the greater of my net worth[1] or annual income.

[1]	In calculating your net worth: (i) your primary residence shall not be included as an asset; (ii) indebtedness that is secured by your primary residence, up to the estimated fair market value of the primary residence at the time of entering into this Subscription Agreement, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of entering into this Subscription Agreement exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by your primary residence in excess of the estimated fair market value of the primary residence at the time of entering into this Subscription Agreement shall be included as a liability.

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Are you or anyone in your immediate household associated with a FINRA member, organization, or the SEC (Y / N)

If yes, please provide name of the FINRA institution

Are you or anyone in your household or immediate family a 10% shareholder, officer, or member of the board of directors of a publicly traded company? (Y / N)

If yes, please list ticker symbols of the publicly traded Company(s)

Social Security #

ATTESTATION

I understand that an investment in private securities is very risky, that I may lose all of my invested capital that it is an illiquid investment with no short term exit, and for which an ownership transfer is restricted.

The undersigned Purchaser acknowledges that the Company will be relying upon the information provided by the Purchaser in this Questionnaire. If such representations shall cease to be true and accurate in any respect, the undersigned shall give immediate notice of such fact to the Company.

Signature(s) of Purchaser(s)

Date

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CERTIFICATE OF ACCREDITED INVESTOR STATUS

The signatory hereto is an “accredited investor”, as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Act”). I have checked the box below indicating the basis on which I am representing my status as an “accredited investor”:

A natural person whose net worth[2], either individually or jointly with such person’s spouse, at the time of such person’s purchase, exceeds $1,000,000;

A natural person who had individual income in excess of $200,000, or joint income with your spouse in excess of $300,000, in the previous two calendar years and reasonably expects to reach the same income level in the current calendar year;

A director, executive officer, or general partner of COLLECTABLE SPORTS ASSETS, LLC or CS ASSET MANAGER, LLC;

A bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

A private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

An organization described in section 501(c)(3) of the Internal Revenue Code, corporation, limited liability company, Massachusetts or similar business trust, or partnership, in each case not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii) under the Act; or

An entity in which all of the equity owners are accredited investors as described above.

[2]	In calculating your net worth: (i) your primary residence shall not be included as an asset; (ii) indebtedness that is secured by your primary residence, up to the estimated fair market value of the primary residence at the time of entering into this Subscription Agreement, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of entering into this Subscription Agreement exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by your primary residence in excess of the estimated fair market value of the primary residence at the time of entering into this Subscription Agreement shall be included as a liability. In calculating your net worth jointly with your spouse, your spouse’s primary residence (if different from your own) and indebtedness secured by such primary residence should be treated in a similar manner.

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2.	Escrow Agreement

ESCROW AGREEMENT

FOR

SECURITIES OFFERING

THIS ESCROW AGREEMENT, effective as of XX,2020, (“Escrow Agreement”), is by, between and among North Capital Private Securities Corporation, a Delaware corporation and a registered Broker-Dealer, member FINRA and SIPC, located at 623 E. Ft. Union Blvd, Suite 101, Salt Lake City, UT 84047 (“NCPS”) as escrow agent hereunder (“NCPS” or “Escrow Agent”); Dalmore Group, LLC (“Broker”), a New York limited liability company located at 525 Green Place, Woodmere, New York 11598; and Collectable Sports Assets, LLC, a Delaware LLC (“Issuer”) located at 333 Westchester Avenue, White Plains NY 10604.

SUMMARY

A. Issuer has engaged Broker to act as broker/dealer of record for the sale up to $               of securities (the “Securities”) on a “best efforts” basis, in an offering pursuant to Regulation A+.

B. In accordance with the Form 1-A (“Offering Document”), subscribers to the Shares (the “Subscribers” and individually, a “Subscriber”) will be required to submit full payment for their respective investments at the time they enter into subscription agreements.

C. In accordance with the Offering Document, all payments in connection with subscriptions for Shares shall be sent directly to NCPS, and NCPS has agreed to accept, hold, and disburse such funds deposited with it thereon in accordance with the terms of this Escrow Agreement and in compliance with the Securities Exchange Act of 1934 Rule 15(c)2-4 and related SEC guidance and FINRA rules.

D. In order to establish the escrow of funds and to effect the provisions of the Offering Document, the parties hereto have entered into this Escrow Agreement.

E. The parties to this agreement agree to the Transmittal of Funds for Deposit Into the Escrow Account procedures located in Exhibit B.

STATEMENT OF AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Definitions. In addition to the terms defined above, the following terms shall have the following meanings when used herein:

“Business Days” shall mean days when banks are open for business in the State of Delaware.

“Cash Investment” shall mean the number of Shares to be purchased by any Subscriber multiplied by the offering price per Share as set forth in the Offering Document.

“Cash Investment Instrument” shall mean an Automated Clearing House (“ACH”), made payable to or endorsed to NCPS in the manner described in Section 3(c) hereof, in full payment for the Shares to be purchased by any Subscriber.

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“Escrow Funds” shall mean the funds deposited with NCPS pursuant to this Escrow Agreement.

“Expiration Date” means the date so designated on Exhibit A.

“Minimum Offering” shall mean the number Shares so designated on Exhibit A hereto.

“Minimum Offering Notice” shall mean a written notification, signed by Broker, pursuant to which the Broker shall represent (1) that subscriptions for the Minimum Offering have been received, (2) that, to the best of Broker’s knowledge after due inquiry and review of its records, Cash Investment Instruments in full payment for that number of Shares equal to or greater than the Minimum Offering have been received, deposited with and collected by NCPS, (3) and that such subscriptions have not been withdrawn, rejected or otherwise terminated, and (4) that the Subscribers have no statutory or regulatory rights of rescission without cause or all such rights have expired.

“Subscription Accounting” shall mean an accounting of all subscriptions for Shares received and accepted by Broker as of the date of such accounting, indicating for each subscription the Subscriber’s name, social security number and address, the number and total purchase price of subscribed Securities, the date of receipt by Broker of the Cash Investment Instrument, and notations of any nonpayment of the Cash Investment Instrument submitted with such subscription, any withdrawal of such subscription by the Subscriber, any rejection of such subscription by Broker, or other termination, for whatever reason, of such subscription.

2. Appointment of and Acceptance by NCPS. Issuer, Broker hereby appoint NCPS to serve as Escrow Agent hereunder, and NCPS hereby accepts such appointment in accordance with the terms of this Escrow Agreement.

3. Deposits into Escrow.

a. All Cash Investment Instruments shall be delivered directly to NCPS for deposit into the Escrow Account described on Exhibit B hereto. Each such deposit shall be accompanied by the following documents:

(1) a report containing such Subscriber’s name, social security number or taxpayer identification number, address and other information required for withholding purposes;

(2) a Subscription Accounting; and

(3) written instructions regarding the investment of such deposited funds in accordance with Section 6 hereof.

ALL FUNDS SO DEPOSITED SHALL REMAIN THE PROPERTY OF THE SUBSCRIBERS ACCORDING TO THEIR RESPECTIVE INTERESTS AND SHALL NOT BE SUBJECT TO ANY LIEN OR CHARGE BY NCPS OR BY JUDGMENT OR CREDITORS’ CLAIMS AGAINST ISSUER UNTIL RELEASED OR ELIGIBLE TO BE RELEASED TO ISSUER IN ACCORDANCE WITH SECTION 4(a) HEREOF.

b. Broker and Issuer understand and agree that all Cash Investment Instruments received by NCPS hereunder are subject to collection requirements of presentment and final payment. Upon receipt, NCPS shall process each Cash Investment Instrument for collection, and the proceeds thereof shall be held as part of the Escrow Funds until disbursed in accordance with Section 4 hereof. If, upon presentment for payment, any Cash Investment Instrument is dishonored, NCPS’s sole obligation shall be to notify Broker of such dishonor and to return such Cash Investment Instrument to the Investor should NCPS have Investor information sufficient to effect such a return or to Broker should sufficient Investor information be unavailable. Notwithstanding the foregoing, if for any reason any Cash Investment Instrument is uncollectible after payment or disbursement of the funds represented thereby has been made by NCPS, Issuer shall immediately reimburse NCPS upon receipt from NCPS of written notice thereof.

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Upon receipt of any Cash Investment Instrument that represents payment of an amount less than or greater than the Cash Investment, NCPS’s sole obligation shall be to notify Issuer and Broker, depending upon the source of the of the Cash Investment Instrument, of such fact and to return such Cash Investment Instrument to the Investor should NCPS have Investor information sufficient to effect such a return or to Broker should sufficient Investor information be unavailable.

c. All Cash Investment Instruments shall be made payable to the order of, or endorsed to the order of, “NCPS /          -Escrow Account,” and NCPS shall not be obligated to accept, or present for payment, any Cash Investment Instrument that is not payable or endorsed in that manner.

4.	Disbursements of Escrow Funds.

a. Completion of Offering. Subject to the provisions of Section 10 hereof, NCPS shall pay to Issuer the liquidated value of the Escrow Funds, by wire no later than one (1) business day following receipt of the following documents:

(1) A Minimum Offering Notice;

(2) Subscription Accounting Spreadsheet substantiating the sale of the Minimum Offering and maintained by the sponsor;

(3) Instruction Letter (as defined below); and

(4) Such other certificates, notices or other documents as NCPS shall reasonably require.

NCPS shall disburse the Escrow Funds by wire from the Escrow Account in accordance with joint written instructions signed by both the Issuer, Broker as to the disbursement of such funds (the “Instruction Letter”) in accordance with this Section 4(a). Notwithstanding the foregoing, NCPS shall not be obligated to disburse the Escrow Funds to Issuer if NCPS has reason to believe that (a) Cash Investment Instruments in full payment for that number of Securities equal to or greater than the Minimum Offering have not been received, deposited with and collected by NCPS, or (b) any of the certifications and opinions set forth in the Minimum Offering Notice are incorrect or incomplete.

After the initial disbursement of Escrow Funds to Issuer pursuant to this Section 4(a), NCPS shall pay to Issuer any additional funds received with respect to the Securities, by wire, promptly after receipt. Additional disbursements shall be subject to the issuer providing the following documentation:

(1) Subscription Accounting Spreadsheet substantiating the sale of the Minimum Offering which shall be made available for electronic access to Issuer by NCPS;

(2) Instruction Letter (as defined above) from Issuer; and

(3) Such other certificates, notices or other documents as NCPS shall reasonably require.

It is understood that any ACH transaction must comply with U. S. laws and NACHA rules. However, NCPS is not responsible for errors in the completion, accuracy, or timeliness of any transfer properly initiated by NCPS in accordance with joint written instructions occasioned by the acts or omissions of any third party financial institution or a party to the transaction, or the insufficiency or lack of availability of your funds on deposit in an external account.

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b. Rejection of Any Subscription or Termination of the Offering. No later than three (3) business days after receipt by NCPS of written notice (i) from Issuer that the Issuer intends to reject a Subscriber’s subscription, (ii) from Issuer, Broker that there will be no closing of the sale of Securities to Subscribers, (iii) from any federal or state regulatory authority that any application by Issuer to conduct a banking business has been denied, or (iv) from the Securities and Exchange Commission or any other federal or state regulatory authority that a stop or similar order has been issued with respect to the Offering Document and has remained in effect for at least twenty (20) days, NCPS shall pay to the applicable Subscriber(s), by ACH, the amount of the Cash Investment paid by each Subscriber.

c. Expiration of Offering Period. Notwithstanding anything to the contrary contained herein, if NCPS shall not have received a Minimum Offering Notice on or before the Expiration Date, NCPS shall, within three (3) business days after such Expiration Date and without any further instruction or direction from Broker or Issuer, return to each Subscriber, by ACH, the Cash Investment made by such Subscriber.

5. Suspension of Performance or Disbursement Into Court. If, at any time, (i) there shall exist any dispute between Broker, Issuer, NCPS, any Subscriber or any other person with respect to the holding or disposition of all or any portion of the Escrow Funds or any other obligations of NCPS hereunder, or (ii) if at any time NCPS is unable to determine, to NCPS’s reasonable satisfaction, the proper disposition of all or any portion of the Escrow Funds or NCPS’s proper actions with respect to its obligations hereunder, or (iii) if Broker and Issuer have not within 30 days of the furnishing by NCPS of a notice of resignation pursuant to Section 7 hereof appointed a successor NCPS to act hereunder, then NCPS may, in its reasonable discretion, take either or both of the following actions:

a. suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of NCPS or until a successor NCPS shall have been appointed (as the case may be).

b. petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to NCPS, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court all funds held by it in the Escrow Funds for holding and disposition in accordance with the instructions of such court.

NCPS shall have no liability to Broker, Issuer, any Subscriber or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrow Funds or any delay in or with respect to any other action required or requested of NCPS.

6. Investment of Funds. NCPS will not commingle Escrow Funds received by it in escrow with funds of others and shall not invest such Escrow Funds. The Escrow Funds will be held in a non-interest bearing account.

7. Resignation of NCPS. NCPS may resign and be discharged from the performance of its duties hereunder at any time by giving fifteen (15) business days prior written notice to the Broker and the Issuer specifying a date when such resignation shall take effect. Upon any such notice of resignation, the Broker and Issuer jointly shall appoint a successor NCPS hereunder prior to the effective date of such resignation. The retiring NCPS shall transmit all records pertaining to the Escrow Funds and shall pay all Escrow Funds to the successor NCPS, after making copies of such records as the retiring NCPS deems advisable. After any retiring NCPS’s resignation, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was escrow agent under this Escrow Agreement. Any corporation or association into which NCPS may be merged or converted or with which it may be consolidated shall be the escrow agent under this Escrow Agreement without further act.

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8. Liability of NCPS.

a. NCPS undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. NCPS shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement, including without limitation the Offering Document. NCPS shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that NCPS’s gross negligence or willful misconduct was the primary cause of any loss to the Issuer, Broker or any Subscriber. NCPS’s sole responsibility shall be for the safekeeping and disbursement of the Escrow Funds in accordance with the terms of this Escrow Agreement. NCPS shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. NCPS may rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which NCPS shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same. In no event shall NCPS be liable for incidental, indirect, special, consequential or punitive damages (including, but not limited to lost profits), even if NCPS has been advised of the likelihood of such loss or damage and regardless of the form of action. NCPS shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Escrow Agreement or the Offering Document, or to appear in, prosecute or defend any such legal action or proceeding. Without limiting the generality of the foregoing, NCPS shall not be responsible for or required to enforce any of the terms or conditions of any subscription agreement with any Subscriber or any other agreement between Issuer, Broker and/or any Subscriber. NCPS shall not be responsible or liable in any manner for the performance by Issuer or any Subscriber of their respective obligations under any subscription agreement nor shall NCPS be responsible or liable in any manner for the failure of Issuer, Broker or any third party (including any Subscriber) to honor any of the provisions of this Escrow Agreement. NCPS may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any reasonable liability whatsoever in acting in accordance with the reasonable opinion or instruction of such counsel. Issuer shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

b. NCPS is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by NCPS of such court’s jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, NCPS is authorized, in its reasonable discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if NCPS complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated. Notwithstanding the foregoing, NCPS shall provide the Issuer, Broker with immediate notice of any such court order or similar demand and the opportunity to interpose an objection or obtain a protective order.

9. Indemnification of NCPS. From and at all times after the date of this Escrow Agreement, Issuer shall, to the fullest extent permitted by law, defend, indemnify and hold harmless NCPS and each director, officer, employee, attorney, agent and affiliate of NCPS (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation Issuer, Broker whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of such Indemnified Party. Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel shall be paid upon demand by the Issuer. The obligations of Issuer under this Section 9 shall survive any termination of this Escrow Agreement and the resignation or removal of NCPS.

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10.	Compensation to NCPS.

a. Fees and Expenses. Issuer shall compensate NCPS for its services hereunder in accordance with Exhibit A attached hereto and, in addition, shall reimburse NCPS for all of its reasonable pre-approved out-of-pocket expenses, including attorneys’ fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. The additional provisions and information set forth on Exhibit A are hereby incorporated by this reference, and form a part of this Escrow Agreement. All of the compensation and reimbursement obligations set forth in this Section 10 shall be payable by Issuer upon demand by NCPS. The obligations of Issuer under this Section 10 shall survive any termination of this Escrow Agreement and the resignation or removal of NCPS.

b. Disbursements from Escrow Funds to Pay NCPS. NCPS is authorized to and may disburse from time to time, to itself or to any Indemnified Party from the Escrow Funds (but only to the extent of Issuer’s rights thereto), the amount of any compensation and reimbursement of out-of-pocket expenses due and payable hereunder (including any amount to which NCPS or any Indemnified Party is entitled to seek indemnification pursuant to Section 9 hereof). NCPS shall notify Issuer of any disbursement from the Escrow Funds to itself or to any Indemnified Party in respect of any compensation or reimbursement hereunder and shall furnish to Issuer copies of all related invoices and other statements.

c. Security and Offset. Issuer hereby grants to NCPS and the Indemnified Parties a security interest in and lien upon the Escrow Funds (to the extent of Issuer’s rights thereto) to secure all obligations hereunder, and NCPS and the Indemnified Parties shall have the right to offset the amount of any compensation or reimbursement due any of them hereunder (including any claim for indemnification pursuant to Section 9 hereof) against the Escrow Funds (to the extent of Issuer’s rights thereto.) If for any reason the Escrow Funds available to NCPS and the Indemnified Parties pursuant to such security interest or right of offset are insufficient to cover such compensation and reimbursement, Issuer shall promptly pay such amounts to NCPS and the Indemnified Parties upon receipt of an itemized invoice.

11.	Representations and Warranties.

a. Each of Broker and Issuer respectively makes the following representations and warranties to NCPS:

(1) It is a corporation or limited liability company duly organized, validly existing, and in good standing under the laws of the state of its incorporation or organization, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder.

(2) This Escrow Agreement has been duly approved by all necessary corporate action, including any necessary shareholder or membership approval, has been executed by its duly authorized officers, and constitutes its valid and binding agreement, enforceable in accordance with its terms.

(3) The execution, delivery, and performance of this Escrow Agreement will not violate, conflict with, or cause a default under its articles of incorporation, articles of organization or bylaws, operating agreement or other organizational documents, as applicable, any applicable law or regulation, any court order or administrative ruling or decree to which it is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement to which it is a party or any of its property is subject. The execution, delivery and performance of this Escrow Agreement is consistent with and accurately described in the Offering Document as set forth in Sections 4(b) and 4(c) hereof, has been properly described therein.

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(4) It hereby acknowledges that the status of NCPS is that of agent only for the limited purposes set forth herein, and hereby represents and covenants that no representation or implication shall be made that NCPS has investigated the desirability or advisability of investment in the Securities or has approved, endorsed or passed upon the merits of the investment therein and that the name of NCPS has not and shall not be used in any manner in connection with the offer or sale of the Securities other than to state that NCPS has agreed to serve as escrow agent for the limited purposes set forth herein.

(5) All of its representations and warranties contained herein are true and complete as of the date hereof and will be true and complete at the time of any deposit to or disbursement from the Escrow Funds.

b. Issuer further represents and warrants to NCPS that no party other than the parties hereto and the prospective Subscribers have, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

c. Broker further represent and warrant to NCPS that the deposit with NCPS by NCPS of Cash Investment Instruments pursuant to Section 3 hereof shall be deemed a representation and warranty by NCPS that such Cash Investment Instrument represents a bona fide sale to the Subscriber described therein of the amount of Securities set forth therein, subject to and in accordance with the terms of the Offering Document.

12. Identifying Information. Issuer and Broker acknowledge that a portion of the identifying information set forth on Exhibit A is being requested by NCPS in connection with the USA Patriot Act, Pub.L.107-56 (the “Act”). To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a Trust, or other legal entity, we ask for documentation to verify its formation and existence as a legal entity. We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

13. Compliance with Privacy Laws. NCPS represents and warrants that its collection, access, use, storage, disposal and disclosure of Personal Data does and will comply with all applicable federal and state privacy and data protection laws, as well as all other applicable regulations. Without limiting the foregoing, NCPS shall implement administrative, physical and technical safeguards to protect Personal Data that are no less rigorous than accepted industry, and shall ensure that all such safeguards, including the manner in which Personal Data is collected, accessed, used, stored, processed, disposed of and disclosed, comply with applicable data protection and privacy laws, as well as the terms and conditions of this Escrow Agreement. NCPS shall use and disclose Personal Data solely and exclusively for the purposes for which the Personal Data, or access to it, is provided pursuant to the terms and conditions of this Escrow Agreement, and not use, sell, rent, transfer, distribute, or otherwise disclose or make available Personal Data for NCPS’ own purposes or for the benefit of any party other than Issuer. For purposes of this section, “Personal Data” shall mean information provided to NCPS by or at the direction of the Issuer, or to which access was provided to NCPS by or at the direction of the Issuer, in the course of NCPS’ performance under this Escrow Agreement that: (i) identifies or can be used to identify an individual (also known as a “data subject”) (including, without limitation, names, signatures, addresses, telephone numbers, e-mail addresses and other unique identifiers); or (ii) can be used to authenticate an individual (including, without limitation, employee identification numbers, government-issued identification numbers, passwords or PINs, financial account numbers, credit report information, biometric or health data, answers to security questions and other personal identifiers), including the identifying information on individuals described in Section 12.

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13. Consent to Jurisdiction and Venue. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Escrow Agreement, the parties hereto agree that the United States District Court for the State of Utah shall have the sole and exclusive jurisdiction over any such proceeding. If such court lacks federal subject matter jurisdiction, the parties agree that the Circuit Court in and for State of Utah shall have sole and exclusive jurisdiction. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts.

14. Notice. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be deemed to have been given when the writing is delivered if given or delivered by hand, overnight delivery service or facsimile transmitter (with confirmed receipt) to the address or facsimile number set forth on Exhibit A hereto, or to such other address as each party may designate for itself by like notice, and shall be deemed to have been given on the date deposited in the mail, if mailed, by first-class, registered or certified mail, postage prepaid, addressed as set forth on Exhibit A hereto, or to such other address as each party may designate for itself by like notice.

15. Amendment or Waiver. This Escrow Agreement may be changed, waived, discharged or terminated only by a writing signed by Broker, Issuer and NCPS. No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

16. Severability. To the extent any provision of this Escrow Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

17. Governing Law. This Escrow Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

18. Entire Agreement. This Escrow Agreement constitutes the entire agreement between the parties relating to the acceptance, collection, holding, investment and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of NCPS with respect to the Escrow Funds.

19. Binding Effect. All of the terms of this Escrow Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of Broker, Issuer and NCPS.

20. Execution in Counterparts. This Escrow Agreement may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement.

21. Termination. Upon the first to occur of the disbursement of all amounts in the Escrow Funds or deposit of all amounts in the Escrow Funds into court pursuant to Section 5 or Section 8 hereof, this Escrow Agreement shall terminate and NCPS shall have no further obligation or liability whatsoever with respect to this Escrow Agreement or the Escrow Funds.

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THIS SPACE INTENTIONALLY LEFT BLANK

22. Dealings. NCPS and any stockholder, director, officer or employee of NCPS may buy, sell, and deal in any of the securities of the Issuer and become pecuniary interested in any transaction in which the Issuer may be interested, and contract and lend money to the Issuer and otherwise act as fully and freely as though it were not NCPS under this Escrow Agreement. Nothing herein shall preclude NCPS from acting in any other capacity for the Issuer or any other entity.

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed under seal as of the date first above written.

ISSUER:

By:	/s/ Ezra Levine
Printed Name:	Ezra Levine
Title:	CEO

BROKER
Dalmore Group LLC

By:
Name:	Etan Butler
Title:	Chairman

ESCROW AGENT:
North Capital Private Securities Corporation

By:
Name:	Linsey Harkness
Title:	Director of Operations

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EXHIBIT A

1. Definitions.	“Minimum Offering” means $_______________________________________________ (including offline investments). “Expiration Date” means eighteen months from the effective date that the Issuer’s Offering Document, or amendment thereto, with respect to the Securities, is qualified by the SEC.

2. ACH Instructions For North Capital Private Securities, Inc.

Institution: TRISTATE CAPITAL BANK

ABA: 043019003

Account Name: North Capital Private Securities, Corp

Account Number: 0220003339

FFC: OFFERING NAME AND INVESTOR NAME

(Instructions should be requested from NCPS prior to any international wire being initiated.)

3.  NCPS Fees

Escrow Administration Fee:	$500 per crowd funding sub account.
Out-of-Pocket Expenses:	Billed at cost
Escrow Amendment:	$100.00 per amendment
Transactional Costs:	$100.00 for each additional escrow break

The Escrow Administration Fee is payable upon execution of the escrow documents. In the event the escrow is not funded, the Fee and all related expenses, including attorneys’ fees, remain due and payable, and if paid, will not be refunded. Annual fees cover a full year in advance, or any part thereof, and thus are not pro-rated in the year of termination.

The fees quoted in this schedule apply to services ordinarily rendered in the administration of an Escrow Account and are subject to reasonable adjustment based on final review of documents, or when NCPS is called upon to undertake unusual duties or responsibilities, or as changes in law, procedures, or the cost of doing business demand. Services in addition to and not contemplated in this Escrow Agreement, including, but not limited to, document amendments and revisions, non-standard cash and/or investment transactions, calculations, notices and reports, and legal fees, will be billed as extraordinary expenses and capped at $5,000.

Extraordinary fees are payable to NCPS for duties or responsibilities not expected to be incurred at the outset of the transaction, not routine or customary, and not incurred in the ordinary course of business. Payment of extraordinary fees is appropriate where particular inquiries, events or developments are unexpected, even if the possibility of such things could have been identified at the inception of the transaction.

Unless otherwise indicated, the above fees relate to the establishment of one escrow account. Additional sub-accounts governed by the same Escrow Agreement may incur an additional charge. Transaction costs include charges for wire transfers, internal transfers and securities transactions.

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4. Notice Addresses.

If to Issuer at:

	ATTN:	Collectable
	Telephone:	917.478.5328
	E-mail:	ezra@collectable.com

If to NCPS at:	North Capital Private Securities Corp.
623 E Ft. Union Blvd, Suite 101
Salt Lake City, UT 84047
ATTN: Linsey Harkness
Telephone: (415) 937-0573
E-mail: lharkness@northcapital.com

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EXHIBIT B

Transmittal of Funds for Deposit Into the Escrow Account

The Selected Dealer agrees that it is bound by the terms of the Escrow Agreement executed by North Capital Private Securities. ACH transfers are the only acceptable method of payment for this offering. ACH and transfers should be sent directly to the Escrow Agent.

The delivery instructions are as follows:

1. ACH Instructions For North Capital Private Securities, Inc.

Institution: TRISTATE CAPITAL BANK

ABA: 043019003

Account Name: North Capital Private Securities, Corp

Account Number: 0220003339

FFC: OFFERING NAME AND INVESTOR NAME

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EXHIBIT INDEX

Exhibit 1.1 – Broker-Dealer Agreement dated August 6, 2020 between Collectable Sports Assets, LLC and Dalmore Group, LLC (4)

Exhibit 2.1 – Certificate of Formation (1)

Exhibit 2.2 – Amended and Restated Limited Liability Company Agreement (3)

Exhibit 2.3 – Series Designation #RUTHGEHRIGBALL (Included in Exhibit 2.2) (3)

Exhibit 2.4 – [INTENTIONALLY OMITTED]

Exhibit 2.5 – Series Designation #LEBRONROOKIE (Included in Exhibit 2.2) (3)

Exhibit 2.6 – Series Designation #KAWHIBASKET (Included in Exhibit 2.2) (3)

Exhibit 2.7 – [INTENTIONALLY OMITTED]

Exhibit 2.8 – Amendment No. 1 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC. (4)

Exhibit 2.9 – Amendment No. 2 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (6)

Exhibit 2.10 – Series Designation #JORDANPSA10 (Included in Exhibit 2.9) (6)

Exhibit 2.11 – Series Designation #COBBMINTE98 (Included in Exhibit 2.9, as amended by Exhibit 2.39) (6, 11)

Exhibit 2.12 – Amendment No. 3 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (7)

Exhibit 2.13 – [INTENTIONALLY OMITTED]

Exhibit 2.14 – Series Designation #MAHOMESROOKIE (Included in Exhibit 2.12) (7)

Exhibit 2.15 – Series Designation #MAGICBIRDDRJ (Included in Exhibit 2.12) (7)

Exhibit 2.16 – Amendment No. 4 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (8)

Exhibit 2.17 – Series Designation #JACKIEROBINSONAUTOBAT (Included in Exhibit 2.16 (8)

Exhibit 2.18 – Series Designation #UNITAS1965JERSEY (Included in Exhibit 2.16, as amended by Exhibit 2.39 (8, 11)

Exhibit 2.19 – Series Designation #ALIWBCBELT (Included in Exhibit 2.16 (8)

Exhibit 2.20 – Series Designation #CHAMBERLAINHSUNIFORM (Included in Exhibit 2.16 (8)

Exhibit 2.21 – [INTENTIONALLY OMITTED]

Exhibit 2.22 – Series Designation #TROUTGLOVE (Included in Exhibit 2.16, as amended by Exhibit 2.39, as further amended by Exhibit 2.155 (8, 11, 14)

Exhibit 2.23 – [INTENTIONALLY OMITTED]

Exhibit 2.24 – Series Designation #MOOKIEBETTSGLOVE (Included in Exhibit 2.16, as amended by Exhibit 2.39 (8, 11)

Exhibit 2.25 – Series Designation #LEBRONBLACKREFRACTOR (Included in Exhibit 2.16, as amended by Exhibit 2.39 (8,11)

Exhibit 2.26 – [INTENTIONALLY OMITTED]

Exhibit 2.27 – Series Designation #GIANNISRPA (Included in Exhibit 2.16 (8)

Exhibit 2.28 – Series Designation #BRADYROOKIE (Included in Exhibit 2.16 (8)

Exhibit 2.29 – Series Designation #1986WAX (Included in Exhibit 2.16 (8)

Exhibit 2.30 – [INTENTIONALLY OMITTED]

Exhibit 2.31 – Series Designation #GRETZKYOPEECHEE1979 (Included in Exhibit 2.16 (8)

Exhibit 2.32 – Series Designation #ZIONRPABGS9 (Included in Exhibit 2.16 (8)

Exhibit 2.33 – Amendment No. 5 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (10)

Exhibit 2.34 – Series Designation #BANKS1954PSA9 (Included in Exhibit 2.33) (10)

Exhibit 2.35 – Series Designation #MANTLE1952BOWMANPSA8 (Included in Exhibit 2.33) (10)

Exhibit 2.36 – Series Designation #KOUFAX1955PSA8.5 (Included in Exhibit 2.33) (10)

Exhibit 2.37 – Series Designation #DURANTCHROMEREFRACTORPSA10 (Included in Exhibit 2.33) (10)

Exhibit 2.38 – [INTENTIONALLY OMITTED]

Exhibit 2.39 –Amendment No. 6 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (11)

Exhibit 2.40 – Series Designation #Mantle1952ToppsPSA8 (included in Exhibit 2.39) (11)

Exhibit 2.41 – [INTENTIONALLY OMITTED]

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Exhibit 2.42 – Series Designation #JORDANROOKIEJERSEY (included in Exhibit 2.39) (11)

Exhibit 2.43 – Series Designation #TIGERPUTTER (included in Exhibit 2.39) (11)

Exhibit 2.44 – [INTENTIONALLY OMITTED]

Exhibit 2.45 – Series Designation #MAHOMESEMERALDRPABGS9 (included in Exhibit 2.39) (11)

Exhibit 2.46 – Series Designation #18-19BASKETBALLGROWTHBASKET (included in Exhibit 2.39) (11)

Exhibit 2.47 – Series Designation #EMMITTSMITHMVPBASKET (included in Exhibit 2.39) (11)

Exhibit 2.48 – Series Designation #EMMITTSMITH10KJERSEY (included in Exhibit 2.39) (11)

Exhibit 2.49 – Amendment No. 7 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (12)

Exhibit 2.50 – Series Designation #LEBRONULTIMATE (included in Exhibit 2.95) (14)

Exhibit 2.51 – Series Designation #TATISBOWMANBLACKLABEL (included in Exhibit 2.95) (14)

Exhibit 2.52 – Series Designation #GIANNISGOLDIMMACULATE (included in Exhibit 2.49) (12)

Exhibit 2.53 – Series Designation #TIGERSIFORKIDS (included in Exhibit 2.49) (12)

Exhibit 2.54 – Series Designation #ANDRETHEGIANT (included in Exhibit 2.49) (12)

Exhibit 2.55 – Series Designation #MARINOMANNINGFAVREJERSEYS (included in Exhibit 2.49) (12)

Exhibit 2.56 – Series Designation #GALESAYERSJERSEY (included in Exhibit 2.49) (12)

Exhibit 2.57 – Series Designation #DICKBUTKUSJERSEY (included in Exhibit 2.49) (12)

Exhibit 2.58 – Series Designation #2000PLAYOFFCONTENDERSWAX (included in Exhibit 2.49) (12)

Exhibit 2.597 – Series Designation #TEDWILLIAMS1939PLAYBALL (included in Exhibit 2.49 (12)

Exhibit 2.60 – Series Designation #TATUMFLAWLESS10 (included in Exhibit 2.49) (12)

Exhibit 2.61 – Series Designation # LEBRONEMBLEMSOFENDORSEMENT (included in Exhibit 2.49) (12)

Exhibit 2.62 – Amendment No. 8 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (13)

Exhibit 2.63 – [INTENTIONALLY OMITTED]

Exhibit 2.64 – [INTENTIONALLY OMITTED]

Exhibit 2.65 – Series Designation #DoncicBluePSA10 (included in Exhibit 2.62) (13)

Exhibit 2.66 – Series Designation #Mays1960PSA9 (included in Exhibit 2.62) (13)

Exhibit 2.67 – Series Designation #Clemente1955PSA8 (included in Exhibit 2.95) (14)

Exhibit 2.68 – [INTENTIONALLY OMITTED]

Exhibit 2.69 – Series Designation #BradyPlayoffContendersBasket (included in Exhibit 2.62) (13)

Exhibit 2.70 – Series Designation #ClementeWhite&GrayBasket (included in Exhibit 2.95) (14)

Exhibit 2.71 – Series Designation #FrankRobinson1957PSA9Basket (included in Exhibit 2.62) (13)

Exhibit 2.72 – Series Designation #DWadeUltimate (included in Exhibit 2.62) (13)

Exhibit 2.73 – Series Designation #JeterFoilRCBasketBGS9.5 (included in Exhibit 2.95) (14)

Exhibit 2.74 – Series Designation #1964KoufaxJersey (included in Exhibit 2.62) (13)

Exhibit 2.75 – Series Designation #Clemente68Jersey (included in Exhibit 2.62) (13)

Exhibit 2.76 – Series Designation #HallOfFameBaseball (included in Exhibit 2.62) (13)

Exhibit 2.77 – Series Designation #Aaron1954PSA8.5 (included in Exhibit 2.62) (13)

Exhibit 2.78 – Series Designation #BettsGoldRefractorBASKET (included in Exhibit 2.95) (14)

Exhibit 2.79 – Series Designation #AcunaGold9.5 (included in Exhibit 2.62) (13)

Exhibit 2.80 – [INTENTIONALLY OMITTED]

Exhibit 2.81 – Series Designation #1969ToppsBasketballSet (included in Exhibit 2.62) (13)

Exhibit 2.82 – Series Designation #GleyberTorresOrange9.5 (included in Exhibit 2.62) (13)

Exhibit 2.83 – Series Designation #CobbVintageT206Photo (included in Exhibit 2.62) (13)

Exhibit 2.84 – Series Designation #Mays1951Photo (included in Exhibit 2.62) (13)

Exhibit 2.85 – [INTENTIONALLY OMITTED]

Exhibit 2.86 – Series Designation #TraeYoungFlawlessBGS9 (included in Exhibit 2.62) (13)

Exhibit 2.87 – Series Designation #Mays1959PSA9Basket (included in Exhibit 2.62) (13)

Exhibit 2.88 – Series Designation #YastrzemskiRC9Basket (included in Exhibit 2.62) (13)

Exhibit 2.89 – Series Designation #Koufax55PSA9 (included in Exhibit 2.95) (14)

Exhibit 2.90 – Series Designation #MAYS1952PSA8 (included in Exhibit 2.95) (14)

Exhibit 2.91 – Series Designation #MANTLE1960PSA9 (included in Exhibit 2.62) (13)

Exhibit 2.92 – Series Designation #MONTANARCPSA10 (included in Exhibit 2.62) (13)

Exhibit 2.93 – Series Designation #TigerSPAuthenticBGS9.5 (included in Exhibit 2.62) (13)

Exhibit 2.94 – Series Designation #Mantle1956PSA8Basket (included in Exhibit 2.62) (13)

Exhibit 2.94 – Series Designation #MagicBirdDrJPSA8Basket (included in Exhibit 2.62) (13)

28

Exhibit 2.95 – Amendment No. 9 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (14)

Exhibit 2.96 - Series Designation #RickeyHendersonRCPSA10 (included in Exhibit 2.95) (14)

Exhibit 2.97 - Series Designation #MikanRCPhoto (included in Exhibit 2.95) (14)

Exhibit 2.98 - Series Designation #Mantle52ToppsPhoto (included in Exhibit 2.95) (14)

Exhibit 2.99 - Series Designation #NamathRCPhoto (included in Exhibit 2.95) (14)

Exhibit 2.100 - [INTENTIONALLY OMITTED]

Exhibit 2.101 - Series Designation #Mantle52ToppsPSA7 (included in Exhibit 2.95) (14)

Exhibit 2.102 - Series Designation #CrosbyTheCupBasket (included in Exhibit 2.95) (14)

Exhibit 2.103 - Series Designation #OvechkinTheCupBGS8.5 (included in Exhibit 2.95) (14)

Exhibit 2.104 - Series Designation #JordanExquisiteBGS8 (included in Exhibit 2.95) (14)

Exhibit 2.105 - Series Designation #CurryRPABGS9.5 (included in Exhibit 2.95) (14)

Exhibit 2.106 - Series Designation #JordanSignedProfessionalBat (included in Exhibit 2.95) (14)

Exhibit 2.107 - Series Designation #DiMaggio1933Bat (included in Exhibit 2.95) (14)

Exhibit 2.108 - [INTENTIONALLY OMITTED]

Exhibit 2.109 - Series Designation #Andre&HulkWrestlingBasket (included in Exhibit 2.95) (14)

Exhibit 2.110 - [INTENTIONALLY OMITTED]

Exhibit 2.111 - Series Designation #MagicBirdLogoMan (included in Exhibit 2.95) (14)

Exhibit 2.112 - Series Designation #MessiRookieBasket (included in Exhibit 2.95) (14)

Exhibit 2.113 - Series Designation #ChamberlainPhilaJersey59-60 (included in Exhibit 2.95) (14)

Exhibit 2.114 - Series Designation #LeBronMeloWadeTrioRC (included in Exhibit 2.95) (14)

Exhibit 2.115 - Series Designation #Mantle54BowmanBasket (included in Exhibit 2.95) (14)

Exhibit 2.116 - Series Designation #BettsBlueRefractorBasket (included in Exhibit 2.95) (14)

Exhibit 2.117 - [INTENTIONALLY OMITTED]

Exhibit 2.118 - [INTENTIONALLY OMITTED]

Exhibit 2.119 - [INTENTIONALLY OMITTED]

Exhibit 2.120 - Series Designation #Ruth33GoudeySGC8 (included in Exhibit 2.95) (14)

Exhibit 2.121 - Series Designation #MayweatherRCPSA10 (included in Exhibit 2.95, as amended by Exhibit 2.155 and 2.329 (14, 15, 19).

Exhibit 2.122 - Series Designation #TysonRCBGS9Basket (included in Exhibit 2.95) (14)

Exhibit 2.123 - Series Designation #Elway1984RookieCardPSA10Basket (included in Exhibit 2.95) (14)

Exhibit 2.124 - Series Designation #Marino1984RookieCardBGS10Basket (included in Exhibit 2.95) (14)

Exhibit 2.125 - Series Designation #KobeReebokIversonRetros (included in Exhibit 2.95) (14)

Exhibit 2.126 - Series Designation #Mays1951Bowman7 (included in Exhibit 2.95) (14)

Exhibit 2.127 - Series Designation #OzzieSmithRCBGS9.5 (included in Exhibit 2.95) (14)

Exhibit 2.128 - Series Designation #PaulMolitor1978ToppsPSA10 (included in Exhibit 2.95) (14)

Exhibit 2.129 - Series Designation #Mantle1968PSA9Basket (included in Exhibit 2.95) (14)

Exhibit 2.130 - Series Designation #GaryCarter1975PSA10Basket (included in Exhibit 2.95) (14)

Exhibit 2.131 - Series Designation #Mantle1966ToppsPSA9Basket (included in Exhibit 2.95) (14)

Exhibit 2.132 - Series Designation #Mantle1957ToppsPSA8.5 (included in Exhibit 2.95) (14)

Exhibit 2.133 - [INTENTIONALLY OMITTED]

Exhibit 2.134 - Series Designation #DeversSuperfractor (included in Exhibit 2.95) (14)

Exhibit 2.135 - Series Designation #JoshAllenGoldBGS9.5 (included in Exhibit 2.95) (14)

Exhibit 2.136 - Series Designation #Maris58ToppsPSA9 (included in Exhibit 2.95, as amended by Exhibit 2.155) (14, 15)

Exhibit 2.137 - Series Designation #Mantle56PSA9 (included in Exhibit 2.95) (14)

Exhibit 2.138 - Series Designation #MessiMegacracks#71PSA9 (included in Exhibit 2.95) (14)

Exhibit 2.139 - Series Designation #JackieRobinson53Topps8 (included in Exhibit 2.95) (14)

Exhibit 2.140 - Series Designation #Mays1956GrayPSA9 (included in Exhibit 2.95) (14)

Exhibit 2.141 - Series Designation #Mantle1965Topps9 (included in Exhibit 2.95, as amended by Exhibit 2.155 and Exhibit 2.396) (14, 15, *)

Exhibit 2.142 - Series Designation #Mantle1967Topps9 (included in Exhibit 2.95, as amended by Exhibit 2.396) (14, *)

Exhibit 2.143 - Series Designation #Mantle1964Topps9 (included in Exhibit 2.95) (14)

Exhibit 2.144 - [INTENTIONALLY OMITTED]

29

Exhibit 2.145 - Series Designation #Mantle1960Topps9 (included in Exhibit 2.95, as amended by Exhibit 2.155) (14, 15)

Exhibit 2.146 - Series Designation #Mantle1969Topps9 (included in Exhibit 2.95, as amended by Exhibit 2.155) and Exhibit 2.396 (14, 15, *)

Exhibit 2.147 - Series Designation #SeagerOrangeRefractorBasket (included in Exhibit 2.95) (14)

Exhibit 2.148 - Series Designation #MahomesNT8.5 (included in Exhibit 2.95) (14)

Exhibit 2.149- [INTENTIONALLY OMITTED]

Exhibit 2.150 - Series Designation #LukaRookieJersey (included in Exhibit 2.95) (14)

Exhibit 2.151 - [INTENTIONALLY OMITTED]

Exhibit 2.152 - Series Designation #MahomesImmaculate1of1 (included in Exhibit 2.95) (14)

Exhibit 2.153 - Series Designation #JordanLeBronSignoftheTimes (included in Exhibit 2.95) (14)

Exhibit 2.154 - Series Designation #LeBronMeloDualLogoman (included in Exhibit 2.95) (14)

Exhibit 2.155 – Amendment No. 10 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (15)

Exhibit 2.156 - Series Designation #JokicRefractor1of1 (included in Exhibit 2.155) (15)

Exhibit 2.157 - [INTENTIONALLY OMITTED]

Exhibit 2.158 - [INTENTIONALLY OMITTED]

Exhibit 2.159 – [INTENTIONALLY OMITTED]

Exhibit 2.160 - Series Designation #LukaWhiteSparkle (included in Exhibit 2.155) (15)

Exhibit 2.161 - [INTENTIONALLY OMITTED]

Exhibit 2.162 - Series Designation #JordanLeBronMagicTripleSigs (included in Exhibit 2.155) (15)

Exhibit 2.163 - [INTENTIONALLY OMITTED]

Exhibit 2.164 - [INTENTIONALLY OMITTED]

Exhibit 2.165 - [INTENTIONALLY OMITTED]

Exhibit 2.166 - [INTENTIONALLY OMITTED]

Exhibit 2.167 - Series Designation #LouGehrigRCPhoto (included in Exhibit 2.155) (15)

Exhibit 2.168 - Series Designation #DonovanMitchellNT9.5 (included in Exhibit 2.155) (15)

Exhibit 2.169 - [INTENTIONALLY OMITTED]

Exhibit 2.170 - Series Designation #AliRookieCardBVG8 (included in Exhibit 2.155) (15)

Exhibit 2.171 - Series Designation #KoufaxPSA8 (included in Exhibit 2.155) (15)

Exhibit 2.172 - [INTENTIONALLY OMITTED]

Exhibit 2.173 - [INTENTIONALLY OMITTED]

Exhibit 2.174 - Series Designation #ShaqRCPSA10Basket (included in Exhibit 2.155, as amended by Exhibit 2.381 (15, 19).

Exhibit 2.175 - Series Designation #TroutBowmanBasket (included in Exhibit 2.155) (15)

Exhibit 2.176 - Series Designation #SatchelPaige48LeafSGC30 (included in Exhibit 2.155) (15)

Exhibit 2.177 - Series Designation #ShoelessJoeJackson1915PSA8 (included in Exhibit 2.155, as amended by Exhibit 2.384) (15, 20)

Exhibit 2.178 - Series Designation #1982ToppsBaseballTrayPackCase (included in Exhibit 2.155, as amended by Exhibit 2.384) (15, 20)

Exhibit 2.179 - Series Designation #1909E95SGCSet (included in Exhibit 2.155) (15)

Exhibit 2.180 - Series Designation #NegroLeagueLegendaryCutsBasket (included in Exhibit 2.155) (15)

Exhibit 2.181 - Series Designation #AcunaBowman10Basket (included in Exhibit 2.155) (15)

Exhibit 2.182 - [INTENTIONALLY OMITTED]

Exhibit 2.183 - Series Designation #03ExquisiteBox (included in Exhibit 2.155) (15)

Exhibit 2.184 - [INTENTIONALLY OMITTED]

Exhibit 2.185 - Series Designation #NTBBallWaxBundle (included in Exhibit 2.155) (15)

Exhibit 2.186 - Series Designation #BradyChampionshipTicket (included in Exhibit 2.155) (15)

Exhibit 2.187 - Series Designation #TroutBowmanPristine (included in Exhibit 2.155) (15)

Exhibit 2.188 - Series Designation #LBJExquisite (included in Exhibit 2.155) (15)

Exhibit 2.189 - [INTENTIONALLY OMITTED]

Exhibit 2.190 - Series Designation #03ToppsChromeWax (included in Exhibit 2.155) (15)

Exhibit 2.191 - Series Designation #BradyBowman10 (included in Exhibit 2.155) (15)

Exhibit 2.192 - Series Designation #KDToppsChrome10 (included in Exhibit 2.155) (15)

30

Exhibit 2.193 - Series Designation #LBJKobeToppsBasket (included in Exhibit 2.155, as amended by Exhibit 2.384 and Exhibit 2.396) (15, 20, *)

Exhibit 2.194 - [INTENTIONALLY OMITTED]

Exhibit 2.195 - Series Designation #TroutFinestSuperfractor (included in Exhibit 2.155) (15)

Exhibit 2.196 - [INTENTIONALLY OMITTED]

Exhibit 2.197 - Series Designation #Jordan86FleerBGS9.5Basket (included in Exhibit 2.155) (15)

Exhibit 2.198 - Series Designation #OvechkinSPAuthBasket9.5 (included in Exhibit 2.155, as amended by Exhibit 2.396) (15, *)

Exhibit 2.199 - Series Designation #Mantle1963PSA9 (included in Exhibit 2.155) (15)

Exhibit 2.200 - Series Designation #Gretzky1979Topps9 (included in Exhibit 2.155, as amended by Exhibit 2.329 (15, 19).

Exhibit 2.201 - Series Designation #MessiMegacracksBGS9.5Basket (included in Exhibit 2.155) (15)

Exhibit 2.202 - Series Designation #HonusWagner1910PSA5 (included in Exhibit 2.155, as amended by Exhibit 2.396) (15, *)

Exhibit 2.203 - Series Designation #Mantle1953Bowman8Basket (included in Exhibit 2.155) (15)

Exhibit 2.204 - Series Designation #Mantle1953Topps8 (included in Exhibit 2.155) (15)

Exhibit 2.205 - Series Designation #Mays1957LadderBasket (included in Exhibit 2.155) (15)

Exhibit 2.206 - Series Designation #AaronDecadeBasket (included in Exhibit 2.155, as amended by Exhibit 2.396) (15, *)

Exhibit 2.207 - Series Designation #BillRussellExquisiteBGS9 (included in Exhibit 2.155) (15)

Exhibit 2.208 - [INTENTIONALLY OMITTED]

Exhibit 2.209 - Series Designation #TraeYoungFlawlessGreenBGS9 (included in Exhibit 2.155) (15)

Exhibit 2.210 - Series Designation #MagicBirdDrJ1980PSA9 (included in Exhibit 2.155, as amended by Exhibit 2.396) (15, *)

Exhibit 2.211 - Series Designation #Brady2000SPXSpectrumBGS9.5 (included in Exhibit 2.155) (15)

Exhibit 2.212 - Series Designation #MPJChampionshipTicket (included in Exhibit 2.155) (15)

Exhibit 2.213 - Series Designation #ErlingHaalandPSA10Basket (included in Exhibit 2.155, as amended by Exhibit 2.381 (15, 19).

Exhibit 2.214 - Amendment No. 11 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (17)

Exhibit 2.215 - Series Designation #JordanFleer86SGC10 (included in Exhibit 2.214) (17)

Exhibit 2.216 - [INTENTIONALLY OMITTED]

Exhibit 2.217 - Series Designation #DuncanParkerGinobiliTripleLogoman (included in Exhibit 2.214) (17)

Exhibit 2.218 - Series Designation #YaoDuncanDirkTripleLogoman (included in Exhibit 2.214, as amended by Exhibit 2.396) (17, *)

Exhibit 2.219 - [INTENTIONALLY OMITTED]

Exhibit 2.220 - Series Designation #JordanLeBronSPXDualForces (included in Exhibit 2.214) (17)

Exhibit 2.221 - Series Designation #GarnettLeBronDualLogoman (included in Exhibit 2.214) (17)

Exhibit 2.222 - Series Designation #LeBronMcGradyLogoman (included in Exhibit 2.214) (17)

Exhibit 2.223 - Series Designation #KobeLeBronJordanMagicQuadAuto (included in Exhibit 2.214) (17)

Exhibit 2.224 - Series Designation #CristianoRonaldoRC1of1 (included in Exhibit 2.214) (17)

Exhibit 2.225 - Series Designation #Serena03NetProPSA10Basket (included in Exhibit 2.214) (17)

Exhibit 2.226 - Series Designation #JustinHerbertHiddenTreasureRPA (included in Exhibit 2.214) (17)

Exhibit 2.227 - Series Designation #AmareGarnettMcGradyTripleLogoman (included in Exhibit 2.214) (17)

Exhibit 2.228 - Series Designation #LeBronCredentials (included in Exhibit 2.214, as amended by Exhibit 2.396) (17, *)

Exhibit 2.229 - Series Designation #LeBronBlackDiamond (included in Exhibit 2.214) (17)

Exhibit 2.230 - Series Designation #MahomesBronzeBasket (included in Exhibit 2.214) (17)

Exhibit 2.231 - Series Designation #CurryChromeRefractorPSA10 (included in Exhibit 2.214) (17)

Exhibit 2.232 - [INTENTIONALLY OMITTED]

Exhibit 2.233 - [INTENTIONALLY OMITTED]

Exhibit 2.234 - [INTENTIONALLY OMITTED]

Exhibit 2.235 - [INTENTIONALLY OMITTED]

Exhibit 2.236 - Series Designation #LeBronNumberPieceBGS8.5 (included in Exhibit 2.214) (17)

Exhibit 2.237 - Series Designation #Mikan48BowmanPSA7 (included in Exhibit 2.214) (17)

Exhibit 2.238 - Series Designation #ZionPrizmsBlueBGS10 (included in Exhibit 2.214) (17)

31

Exhibit 2.239 - Series Designation #MichaelPorterJrBasket (included in Exhibit 2.214) (17)

Exhibit 2.240 - Series Designation #KawhiFlawlessRainbow (included in Exhibit 2.214) (17)

Exhibit 2.241 - Series Designation #TheRockBumbleBeePSA10 (included in Exhibit 2.214) (17)

Exhibit 2.242 - Series Designation #JimmieFoxx1938Bat (included in Exhibit 2.214) (17)

Exhibit 2.243 - Series Designation #Mantle57AutoBat (included in Exhibit 2.214) (17)

Exhibit 2.244 - Series Designation #Clemente65-68Bat (included in Exhibit 2.214) (17)

Exhibit 2.245 - Series Designation #SadaharuOhBat (included in Exhibit 2.214) (17)

Exhibit 2.246 - [INTENTIONALLY OMITTED]

Exhibit 2.247 - Series Designation #BabeRuthBowsOutPhoto (included in Exhibit 2.214) (17)

Exhibit 2.248 - [INTENTIONALLY OMITTED]

Exhibit 2.249 - Series Designation #GiannisGoldPrizmPSA9 (included in Exhibit 2.214) (17)

Exhibit 2.250 - Series Designation #JordanMagicLeBronTripleAutoJersey (included in Exhibit 2.214) (17)

Exhibit 2.251 - Series Designation #UnitasPSA8 (included in Exhibit 2.214, as amended by Exhibit 2.381 (15, 19).

Exhibit 2.252 - Series Designation #MahomesNT1of1 (included in Exhibit 2.214) (17)

Exhibit 2.253 – Amendment No. 12 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (18)

Exhibit 2.254 - Series Designation #DirkNowitzkiBasket (included in Exhibit 2.253) (18)

Exhibit 2.255 - Series Designation #LeBronEXEssentialCredentialsBGS9.5 (included in Exhibit 2.253) (18)

Exhibit 2.256 - Series Designation #TrevorLawrenceLeafBasket (included in Exhibit 2.253, as amended by Exhibit 2.381 (18, 19)

Exhibit 2.257 - Series Designation #GarnettStoudemireDualLogoman (included in Exhibit 2.253) (18)

Exhibit 2.258 - Series Designation #JordanMagicDualJerseyAutosBGS9 (included in Exhibit 2.253) (18)

Exhibit 2.259 - Series Designation #Ruth1914BaltimoreNewsSGC3 (included in Exhibit 2.253) (18)

Exhibit 2.260 - [INTENTIONALLY OMITTED]

Exhibit 2.261 - [INTENTIONALLY OMITTED]

Exhibit 2.262 - [INTENTIONALLY OMITTED]

Exhibit 2.263 - [INTENTIONALLY OMITTED]

Exhibit 2.264 - Series Designation #48LeafRuthSGC8 (included in Exhibit 2.253) (18)

Exhibit 2.265 - [INTENTIONALLY OMITTED]

Exhibit 2.266 - [INTENTIONALLY OMITTED]

Exhibit 2.267 - [INTENTIONALLY OMITTED]

Exhibit 2.268 - Series Designation #OrangeDominguez (included in Exhibit 2.253) (18)

Exhibit 2.269 - [INTENTIONALLY OMITTED]

Exhibit 2.270 - [INTENTIONALLY OMITTED]

Exhibit 2.271 - Series Designation #JordanExquisite8.5Flashback (included in Exhibit 2.253, as amended by Exhibit 2.396) (18, *)

Exhibit 2.272 - [INTENTIONALLY OMITTED] Series Designation #PurpleMookie (included in Exhibit 2.253) (18)

Exhibit 2.273 - [INTENTIONALLY OMITTED]

Exhibit 2.274 - Series Designation #LeBronExquisiteBasket (included in Exhibit 2.253) (18)

Exhibit 2.275 - Series Designation #KareemPointsRecordBall (included in Exhibit 2.253) (18)

Exhibit 2.276 - Series Designation #JackieRobinson1952ToppsPSA8.5 (included in Exhibit 2.253) (18)

Exhibit 2.277 - Series Designation #WillieMays1968Jersey (included in Exhibit 2.253) (18)

Exhibit 2.278 - Series Designation #WiltChamberlainLakersRoadJersey (included in Exhibit 2.253) (18)

Exhibit 2.279 - [INTENTIONALLY OMITTED]

Exhibit 2.280 - [INTENTIONALLY OMITTED]

Exhibit 2.281 - Series Designation #JordanLastDanceSneakers (included in Exhibit 2.253) (18)

Exhibit 2.282 - Series Designation #ScottiePippenLastDanceSneakers (included in Exhibit 2.253) (18)

Exhibit 2.283 - Series Designation #PeytonManningMVPHelmet (included in Exhibit 2.253) (18)

Exhibit 2.284 - Series Designation #ChicagoBullsDynastyHardwood (included in Exhibit 2.253) (18)

Exhibit 2.285 - Series Designation #PaulPierce05ASGSneakers (included in Exhibit 2.253) (18)

Exhibit 2.286 - Series Designation #PaulPierce09ASGJersey (included in Exhibit 2.253) (18)

Exhibit 2.287 - Series Designation #LinsanityKnicksJersey (included in Exhibit 2.253) (18)

Exhibit 2.288 - Series Designation #YaoMingFinalGameSneakers (included in Exhibit 2.253) (18)

Exhibit 2.289 - Series Designation #HakeemOlajuwon96-97RoadJersey (included in Exhibit 2.253) (18)

32

Exhibit 2.290 - Series Designation #CharlesBarkleySunsJersey (included in Exhibit 2.253) (18)

Exhibit 2.291 - Series Designation #TraeYoungFirstCareerStartJersey (included in Exhibit 2.253) (18)

Exhibit 2.292 - Series Designation #AlexRodriguez09WSUniform (included in Exhibit 2.253, as amended by Exhibit 2.384) (18, 20)

Exhibit 2.293 - Series Designation #MichaelJordanFinalGameShorts (included in Exhibit 2.253) (18)

Exhibit 2.294 - Series Designation #JordanFinalGameWarmUpShirt (included in Exhibit 2.253) (18)

Exhibit 2.295 - Series Designation #KevinDurantHSJersey (included in Exhibit 2.253) (18)

Exhibit 2.296 - Series Designation #ImKevinDurantWarriorsJersey (included in Exhibit 2.253) (18)

Exhibit 2.297 - Series Designation #LonzoBallUCLAJersey (included in Exhibit 2.253) (18)

Exhibit 2.298 - Series Designation #EmbiidFirst50PointGameJersey (included in Exhibit 2.253) (18)

Exhibit 2.299 - Series Designation #PaulPierce2010ASGJersey (included in Exhibit 2.253) (18)

Exhibit 2.300 - Series Designation #PaulPierce2012ASGJersey (included in Exhibit 2.253) (18)

Exhibit 2.301 - Series Designation #TimDuncanPMGGreen (included in Exhibit 2.253) (18)

Exhibit 2.303 - Series Designation #ChrisBoshGameWornRaptorsSneakers (included in Exhibit 2.253) (18)

Exhibit 2.304 - Series Designation #TimDuncanSpursJersey (included in Exhibit 2.253) (18)

Exhibit 2.305 - [INTENTIONALLY OMITTED]

Exhibit 2.306 - Series Designation #LeBronJames2010WarmUpShirt (included in Exhibit 2.253) (18)

Exhibit 2.307 - Series Designation #DirkNowitzkiJersey (included in Exhibit 2.253) (18)

Exhibit 2.309 - Series Designation #GarnettStPatricksDayCelticsJersey (included in Exhibit 2.253) (18)

Exhibit 2.310 - Series Designation #DaveBingSigned50GreatestNBAPlayersLithograph (included in Exhibit 2.253) (18)

Exhibit 2.311 - Series Designation #KobeFinalSeasonSneakers (included in Exhibit 2.253) (18)

Exhibit 2.312 - Series Designation #KyrieIrvingNetsDebutSneakers (included in Exhibit 2.253) (18)

Exhibit 2.313 - Series Designation #KobeBryantFinalASGBall (included in Exhibit 2.253) (18)

Exhibit 2.314 - Series Designation #KobeBryant2001WarmUpJacket (included in Exhibit 2.253) (18)

Exhibit 2.315 - Series Designation #KobeBryantRookieSneakers (included in Exhibit 2.253) (18)

Exhibit 2.316 - Series Designation #KobeBryantRoyalBlueJordanSneakers (included in Exhibit 2.253) (18)

Exhibit 2.317 - Series Designation #KarlMalone1992JazzJersey (included in Exhibit 2.253) (18)

Exhibit 2.318 - Series Designation #MbappeOrangeChrome9.5 (included in Exhibit 2.253, as amended by Exhibit 2.396) (18, *)

Exhibit 2.319 - [INTENTIONALLY OMITTED]

Exhibit 2.320 - Series Designation #LeBronMeloBosh2008TripleLogoMan (included in Exhibit 2.253) (18)

Exhibit 2.321 - Series Designation #LaMeloBallYoungestTripleDoubleNBAHistoryJersey (included in Exhibit 2.253) (18)

Exhibit 2.322 - Series Designation #LeBron07-08CavsJersey (included in Exhibit 2.253) (18)

Exhibit 2.323 - Series Designation #IversonMVPJersey (included in Exhibit 2.253) (18)

Exhibit 2.324 - Series Designation #LeBron2019LakersChampionshipYearSneakers (included in Exhibit 2.253) (18)

Exhibit 2.325 - Series Designation #KobeBryantFirstWhite#24Jersey (included in Exhibit 2.253) (18)

Exhibit 2.326 - Series Designation #EddiePlankT206PSA4 (included in Exhibit 2.253) (18)

Exhibit 2.327 - Series Designation #Giannis48PointGameSneakers (included in Exhibit 2.253) (18)

Exhibit 2.328 - Series Designation #JackieLeaf3.5 (included in Exhibit 2.253, as amended by Exhibit 2.381 (18, 19)

Exhibit 2.329 - Amendment No. 13 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (19)

Exhibit 2.330 - Series Designation #OscarRobertsonCincinnatiRoyalsJersey (included in Exhibit 2.329) (19)

Exhibit 2.331 - Series Designation #MikeTrout2017Jersey (included in Exhibit 2.329) (19)

Exhibit 2.332 - Series Designation #ShaqRookieWarmUpJacket (included in Exhibit 2.329) (19)

Exhibit 2.333 - Series Designation #LeBronLakersCavsEmployeeGame (included in Exhibit 2.329) (19)

Exhibit 2.334 - Series Designation #ReggieMiller1stASGJersey (included in Exhibit 2.329) (19)

Exhibit 2.335 - Series Designation #KevinGarnettFinalCareerJersey (included in Exhibit 2.329) (19)

Exhibit 2.336 - Series Designation #GiannisMVPSeasonPlayoffJersey (included in Exhibit 2.329) (19)

Exhibit 2.337 - Series Designation #KobeBryantFinalMSGGame (included in Exhibit 2.329) (19)

Exhibit 2.338 - Series Designation #LarryBird3PointContestShirt (included in Exhibit 2.329) (19)

Exhibit 2.339 - Series Designation #YaoMingJersey (included in Exhibit 2.329) (19)

Exhibit 2.340 - Series Designation #KobeBryant81PointGameShirt (included in Exhibit 2.329) (19)

33

Exhibit 2.341 - Series Designation #LeBronRookieShoes (included in Exhibit 2.329, as amended by Exhibit 2.396) (19, *)

Exhibit 2.342 - Series Designation #KobeBryant50PointStreak (included in Exhibit 2.329) (19)

Exhibit 2.343 - Series Designation #JeterYankeePinstripesJersey2006 (included in Exhibit 2.329) (19)

Exhibit 2.344 - Series Designation #1952MaysBerkRossPSA9 (included in Exhibit 2.329) (19)

Exhibit 2.345 - Series Designation #1952MantleBerkRossPSA8 (included in Exhibit 2.329) (19)

Exhibit 2.346 - Series Designation #1954BowmanMaysPSA9 (included in Exhibit 2.329) (19)

Exhibit 2.347 - Series Designation #Mays1969ToppsPSA10 (included in Exhibit 2.329) (19)

Exhibit 2.348 - Series Designation #Banks68&69ToppsPSA10Basket (included in Exhibit 2.329) (19)

Exhibit 2.349 - Series Designation #NolanRyan1968MiltonBradleyPSA9 (included in Exhibit 2.329) (19)

Exhibit 2.350 - [INTENTIONALLY OMITTED]

Exhibit 2.351 - Series Designation #LeBron2017ECFCavsJersey (included in Exhibit 2.329) (19)

Exhibit 2.352 - Series Designation #TraeYoungSneakers43ptGame (included in Exhibit 2.329) (19)

Exhibit 2.353 - Series Designation #KobeFinalGameVsTorontoSneakers (included in Exhibit 2.329) (19)

Exhibit 2.354 - Series Designation #KobeFinalSeasonSneakersVsDenver (included in Exhibit 2.329) (19)

Exhibit 2.355 - Series Designation #KobeBlackHistoryMonthFinalSeasonShoes (included in Exhibit 2.329) (19)

Exhibit 2.356 - Series Designation #LeBronMiamiECF2013Jersey (included in Exhibit 2.329) (19)

Exhibit 2.357 - Series Designation #JamesHardenNipseyHustleSneakers (included in Exhibit 2.329) (19)

Exhibit 2.358 - Series Designation #AnthonyDavisLakersKobeBryantPatchJersey (included in Exhibit 2.329) (19)

Exhibit 2.359 - Series Designation #DonovanMitchellSneakers16Games2018-19 (included in Exhibit 2.329) (19)

Exhibit 2.360 - Series Designation #GiannisFirstMVPSeasonShoes (included in Exhibit 2.329) (19)

Exhibit 2.361 - Series Designation #TraeYoungSummerLeagueJersey (included in Exhibit 2.329) (19)

Exhibit 2.362 - Series Designation #Jordan98PlayoffBullsSignedJersey (included in Exhibit 2.329) (19)

Exhibit 2.363 - Series Designation #DevinBookerBeLegendarySneakers (included in Exhibit 2.329) (19)

Exhibit 2.364 - Series Designation #LukaDoncic2021PlayoffsSneakers (included in Exhibit 2.329) (19)

Exhibit 2.365 - Series Designation #1959ToppsBaseballSet (included in Exhibit 2.329) (19)

Exhibit 2.366 - Series Designation #WarrenSpahn1948LeafPSA9 (included in Exhibit 2.329) (19)

Exhibit 2.367 - Series Designation #RoyCampanella1949BowmanPSA9 (included in Exhibit 2.329, as amended by Exhibit 2.396) (19, *)

Exhibit 2.368 - Series Designation #OttoGraham1950BowmanPSA9 (included in Exhibit 2.329) (19)

Exhibit 2.369 - Series Designation #AlKaline1954ToppsPSA9 (included in Exhibit 2.329) (19)

Exhibit 2.370 - Series Designation #HarmonKillebrew1955ToppsPSA9 (included in Exhibit 2.329) (19)

Exhibit 2.371 - Series Designation #SandyKoufax1956ToppsGrayBackPSA9 (included in Exhibit 2.329) (19)

Exhibit 2.372 - Series Designation #Trout09BowmanRedRefractorBGS9.5 (included in Exhibit 2.329) (19)

Exhibit 2.373 - Series Designation #VladJr16BowmanRedRefractorBGS9.5 (included in Exhibit 2.329) (19)

Exhibit 2.374 - Series Designation #AaronJudgeSuperfractorBGS9.5 (included in Exhibit 2.329) (19)

Exhibit 2.375 - Series Designation #CyYoung1910E98RedPSA10 (included in Exhibit 2.329) (19)

Exhibit 2.376 - Series Designation #JackieRobinson1950BowmanPSA9 (included in Exhibit 2.329) (19)

Exhibit 2.377 - Series Designation #BabeRuth1917CollinsMcCarthySGC2 (included in Exhibit 2.329) (19)

Exhibit 2.378 - Series Designation #SatchelPaige1949BowmanSGC8 (included in Exhibit 2.329) (19)

Exhibit 2.379 - Series Designation #LamarJacksonNTMidnightRPAPSA10 (included in Exhibit 2.329) (19)

Exhibit 2.380 – Series Designation #LeBronJamesBlockSeries1TopShot (included in Exhibit 2.329, as amended by Exhibit 2.396) (19, *)

Exhibit 2.381 – Amendment No. 14 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (19)

Exhibit 2.382 - Series Designation #Ruth1918LouisvilleSluggerSignedLetter (included in Exhibit 2.381) (19)

Exhibit 2.383 – Series Designation #BobbyOrrBruinsJersey (included in Exhibit 2.381) (19)

Exhibit 2.384 – Amendment No. 15 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (20)

Exhibit 2.385 - Series Designation #ReggieJackson1969A’sJersey (included in Exhibit 2.384) (20)

Exhibit 2.386 - Series Designation #CarltonFiskWavesItFairBall (included in Exhibit 2.384) (20)

Exhibit 2.387 - Series Designation #Kraken6Collection (included in Exhibit 2.384) (20)

Exhibit 2.388 - Series Designation #Kobe1997AirBallGameUsedShoes (included in Exhibit 2.384) (20)

Exhibit 2.389 - Series Designation #WiltChamberlain1961FleerRCPSA9 (included in Exhibit 2.384) (20)

Exhibit 2.390 - Series Designation #Griffey89UpperDeckSGCGold (included in Exhibit 2.384) (20)

Exhibit 2.391 - Series Designation #LukaDoncicGURookieSneakers (included in Exhibit 2.384) (20)

34

Exhibit 2.392 - Series Designation #Ronaldo2002PaniniFutebolStickersPSA10 (included in Exhibit 2.384) (20)

Exhibit 2.393 - Series Designation #Ronaldo2003PaniniMegaCraquesPSA10 (included in Exhibit 2.384) (20)

Exhibit 2.394 - Series Designation #BradyDebutTicket (included in Exhibit 2.384) (20)

Exhibit 2.395 - Series Designation #MLBAllStarGameTicketRunCollection (included in Exhibit 2.384) (20)

Exhibit 2.396 – Amendment No. 16 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (*)

Exhibit 2.397 - Series Designation #NadalNetProGlossy (included in Exhibit 2.396) (*)

Exhibit 2.398 - Series Designation #TroutGoldSterling9.5 (included in Exhibit 2.396) (*)

Exhibit 2.399 - Series Designation #MahomesTieDyeAuto (included in Exhibit 2.396) (*)

Exhibit 2.400 - Series Designation #MantleDebutStub (included in Exhibit 2.396) (*)

Exhibit 2.401 - Series Designation #HamiltonChromeOrangeSapphire (included in Exhibit 2.396) (*)

Exhibit 2.402 - Series Designation #TigerWoodsDebutTicket (included in Exhibit 2.396) (*)

Exhibit 2.403 - Series Designation #Tiger1stEventStub (included in Exhibit 2.396) (*)

Exhibit 2.404 - Series Designation #CrosbyWinterClassicSkates (included in Exhibit 2.396) (*)

Exhibit 2.405 - Series Designation #RipkenRookieJersey&CardBasket (included in Exhibit 2.396) (*)

Exhibit 2.406 - Series Designation #SotoOrangeBGS9.5 (included in Exhibit 2.396) (*)

Exhibit 2.407 - Series Designation #TatisGoldBGS9.5 (included in Exhibit 2.396) (*)

Exhibit 2.408 - Series Designation #BellingerOrangeBGS9.5 (included in Exhibit 2.396) (*)

Exhibit 2.409 - Series Designation #PhilMickelsonSPAuthPSA10Basket (included in Exhibit 2.396) (*)

Exhibit 2.410 - Series Designation #Ovechkin2006CapitalsJersey (included in Exhibit 2.396) (*)

Exhibit 2.411 - Series Designation #Brady01TicketBooklet (included in Exhibit 2.396) (*)

Exhibit 2.412 - Series Designation #JordanRookieHomeJersey (included in Exhibit 2.396) (*)

Exhibit 2.413 - Series Designation #1933GoudeyGehrigSGC8 (included in Exhibit 2.396) (*)

Exhibit 2.414 - Series Designation #1954AaronSGC8.5 (included in Exhibit 2.396) (*)

Exhibit 2.415 - Series Designation #OPCLemiuex9.5 (included in Exhibit 2.396) (*)

Exhibit 2.416 - Series Designation #49BowmanJackieAuto (included in Exhibit 2.396) (*)

Exhibit 2.417 - Series Designation #OvechkinTheCupBGSGemMint9.5 (included in Exhibit 2.396) (*)

Exhibit 2.418 - Series Designation #MichaelJordanPortfolio (included in Exhibit 2.396) (*)

Exhibit 2.419 - Series Designation #StephenCurryPortfolio (included in Exhibit 2.396) (*)

Exhibit 2.420 - Series Designation #GeorgeVezina1911C55PSA7 (included in Exhibit 2.396) (*)

Exhibit 2.421 - Series Designation #MarvelPMGBlueSet (included in Exhibit 2.396) (*)

Exhibit 2.422 - Series Designation #MarvelPMGRedSet (included in Exhibit 2.396) (*)

Exhibit 2.423 - Series Designation #MarvelPMGBronzeSet (included in Exhibit 2.396) (*)

Exhibit 2.424 - Series Designation #MarvelPMGGreenSet (included in Exhibit 2.396) (*)

Exhibit 2.425 - Series Designation #LukaGoldSelect (included in Exhibit 2.396) (*)

Exhibit 2.426 - Series Designation #CurryGoldToppsPSA10 (included in Exhibit 2.396) (*)

Exhibit 2.427 - Series Designation #1986FleerBasketballCompletePSA10 (included in Exhibit 2.396) (*)

Exhibit 2.428 - Series Designation #LeBronJamesCavs2016Jersey (included in Exhibit 2.396) (*)

Exhibit 2.429 - Series Designation #CassiusClaySonyListonUPIType1 (included in Exhibit 2.396) (*)

Exhibit 2.430 - Series Designation #MahomesFlawlessShield1of1 (included in Exhibit 2.396) (*)

Exhibit 2.431 - Series Designation #BoJackson1986RoyalsJersey (included in Exhibit 2.396) (*)

Exhibit 2.432 - Series Designation #ZedRunLookingAlive (included in Exhibit 2.396) (*)

Exhibit 2.433 - Series Designation #93FinalsPennant (included in Exhibit 2.396) (*)

Exhibit 2.434 - Series Designation #BeckenbauerCleats (included in Exhibit 2.396) (*)

35

Exhibit 2.435 - Series Designation #BeckhamMilanWorn (included in Exhibit 2.396) (*)

Exhibit 2.436 - Series Designation #Buffon06WC (included in Exhibit 2.396) (*)

Exhibit 2.437 - Series Designation #CruffCleats (included in Exhibit 2.396) (*)

Exhibit 2.438 - Series Designation #Iniesta10WC (included in Exhibit 2.396) (*)

Exhibit 2.439 - Series Designation #06WorldCupBall (included in Exhibit 2.396) (*)

Exhibit 2.440 - Series Designation #MbappeMessiNeymarBasket (included in Exhibit 2.396) (*)

Exhibit 2.441 - Series Designation #Ronaldo08UEFA (included in Exhibit 2.396) (*)

Exhibit 2.442 - Series Designation #LuizRonaldo02WC (included in Exhibit 2.396) (*)

Exhibit 2.443 - Series Designation #PeleFriendlyWorn (included in Exhibit 2.396) (*)

Exhibit 2.444 - Series Designation #MaradonaSuspensionJersey (included in Exhibit 2.396) (*)

Exhibit 2.445 - Series Designation #Pele1958AmericanaPSA3 (included in Exhibit 2.396) (*)

Exhibit 2.446 - Series Designation #93SPBaseballWax (included in Exhibit 2.396) (*)

Exhibit 2.447 - Series Designation #07ChromeBasketballWax (included in Exhibit 2.396) (*)

Exhibit 2.448 - Series Designation #1980ToppsBasketballWax (included in Exhibit 2.396) (*)

Exhibit 2.449 - Series Designation #96SkyboxE-X2000Wax (included in Exhibit 2.396) (*)

Exhibit 2.450 - Series Designation #LeBronWadeMeloCrystalBGS9.5 (included in Exhibit 2.396) (*)

Exhibit 2.451 - Series Designation #Eruzione1980MiracleOnIceGoldJersey (included in Exhibit 2.396) (*)

Exhibit 2.452 - Series Designation #GretzkySGC9 (included in Exhibit 2.396) (*)

Exhibit 2.453 - Series Designation #Mantle51BowmanSGC7 (included in Exhibit 2.396) (*)

Exhibit 3 – Instruments defining the rights of securities holder (see Exhibits 2.1, 2.2, 2.8, 2.9, 2.12, 2.16, 2.13, 2.39, 2.49, 2.62, 2.95, 2.155, 2.214, 2.253, 2.329, 2.381, 2.384 and 2.396)

Exhibit 4 – Form of Subscription Agreement (5)

Exhibit 6.1 – Consignment Agreement for Series Assets (3)

Exhibit 6.2 – Asset Management Agreement #RUTHGEHRIGBALL(2)

Exhibit 6.3 – [INTENTIONALLY OMITTED]

Exhibit 6.4 – Asset Management Agreement #LEBRONROOKIE (2)

Exhibit 6.5 – Asset Management Agreement #KAWHIBASKET (2)

Exhibit 6.6 – [INTENTIONALLY OMITTED]

Exhibit 6.7 – [INTENTIONALLY OMITTED]

Exhibit 6.8 – Consignment Agreement #JORDANPSA10 (6)

Exhibit 6.9 – Asset Management Agreement #JORDANPSA10 (6)

Exhibit 6.10 – Consignment Agreement #COBBMINTE98 (11) †

Exhibit 6.11 – Asset Management Agreement #COBBMINTE98 (6)

Exhibit 6.12 – Amendment to Consignment Agreement for Series Assets (7)

Exhibit 6.13 – Consignment Agreement for Series #KAWHIBASKET (7)

Exhibit 6.14 – Consignment Agreement #MAHOMESROOKIE (7)

Exhibit 6.15 – [INTENTIONALLY OMITTED]

Exhibit 6.16 – Asset Management Agreement #MAHOMESROOKIE (7)

Exhibit 6.17 – Consignment Agreement #MAGICBIRDDRJ (7) †

Exhibit 6.18 – Asset Management Agreement #MAGICBIRDDRJ (7)

Exhibit 6.19 – Consignment Agreement for #JackieRobinsonAutoBat and #AliWBCBelt, #ChamberlainHSUNIFORM (10)

Exhibit 6.20 – Consignment Agreement for #JORDANROOKIEJERSEY AND #UNITAS1965JERSEY (11)

Exhibit 6.21 – Asset Management Agreement for #JackieRobinsonAutoBat (9)

Exhibit 6.22 – Asset Management Agreement for #Unitas1965Jersey (9)

Exhibit 6.23 – Asset Management Agreement for #AliWBCBelt (9)

Exhibit 6.24 – Asset Management Agreement for #ChamberlainHSUNIFORM (9)

Exhibit 6.25 – [INTENTIONALLY OMITTED]

Exhibit 6.26 – Consignment Agreement for #MOOKIEBETTSGLOVE (11)†

Exhibit 6.27 – Consignment Agreement for #LEBRONBLACKREFRACTOR (11) †

36

Exhibit 6.28 – Asset Management Agreement for #TroutGlove (9)

Exhibit 6.29 – Asset Management Agreement for #MookieBettsGlove (9)

Exhibit 6.30 – Asset Management Agreement for #LeBronBlackRefractor (9)

Exhibit 6.31 – [INTENTIONALLY OMITTED]

Exhibit 6.32 – [INTENTIONALLY OMITTED]

Exhibit 6.33 – Consignment Agreement for #BRADYROOKIE (8)

Exhibit 6.34 – [INTENTIONALLY OMITTED]

Exhibit 6.35 – Asset Management Agreement for #BradyRookie (9)

Exhibit 6.36 – Consignment Agreement for #GiannisRPA (10)

Exhibit 6.37 – Asset Management Agreement for #GiannisRPA (9)

Exhibit 6.38 – Consignment Agreement for #1986WAX (8) †

Exhibit 6.39 –Asset Management Agreement for #1986WAX (9)

Exhibit 6.40 – [INTENTIONALLY OMITTED]

Exhibit 6.41 – [INTENTIONALLY OMITTED]

Exhibit 6.42 – Consignment Agreement for #GRETZKYOPEECHEE1979 (10)

Exhibit 6.43 – Asset Management Agreement for #GretzkyOpeechee1979 (9)

Exhibit 6.44 – Consignment Agreement for #ZIONRPABGS9 (8)

Exhibit 6.45 – Asset Management Agreement for #ZionRPABGS9 (9)

Exhibit 6.46 – Consignment Agreement for #GretzkyOpeechee1979, #banks1954psa9, #mantle1952bowmanpsa8, #koufax1955psa8.5 and #Durantchromerefractorpsa10 (10)

Exhibit 6.47 – Asset Management Agreement for #banks1954psa9 (9)

Exhibit 6.48 – Asset Management Agreement for #mantle1952bowmanpsa8 (9)

Exhibit 6.49 – Asset Management Agreement for #koufax1955psa8.5 (9)

Exhibit 6.50 – Asset Management Agreement for #durantchromerefractorpsa10 (9)

Exhibit 6.51 – [INTENTIONALLY OMITTED]

Exhibit 6.52 – [INTENTIONALLY OMITTED]

Exhibit 6.53 – Amendment No. 1 to Consignment Agreement for #BRADYROOKIE (10)

Exhibit 6.54 – Consignment Agreement for #MANTLE1952TOPPSPSA8 (11) †

Exhibit 6.55 – Asset Management Agreement for #Mantle1952ToppsPSA8 (9)

Exhibit 6.56 – [INTENTIONALLY OMITTED]

Exhibit 6.57 – [INTENTIONALLY OMITTED]

Exhibit 6.58 – Asset Management Agreement for #JordanRookieJersey (9)

Exhibit 6.59 – Consignment Agreement for #TigerPutter (11) †

Exhibit 6.60 – Asset Management Agreement for #TigerPutter (9)

Exhibit 6.61 – [INTENTIONALLY OMITTED]

Exhibit 6.62 – [INTENTIONALLY OMITTED]

Exhibit 6.63 – Consignment Agreement for #MAHOMESEMERALDRPABGS9 and #18-19BASKETBALLGROWTHBASKET (11)

Exhibit 6.64 – Asset Management Agreement for #MahomesEmeraldRPABGS9 (9)

Exhibit 6.65 – Asset Management Agreement for #18-19BasketballGrowthBasket (9)

Exhibit 6.66 – Consignment Agreement for #EMMITTSMITHMVPBASKET and #EMMITTSMITH10KJERSEY (11) †

Exhibit 6.67 – Asset Management Agreement for #EmmittSmithMVPBasket (9)

Exhibit 6.68 – Asset Management Agreement for #EmmittSmith10kJersey (9)

Exhibit 6.69 – Consignment Agreement for #LeBronUltimate (14) ††

Exhibit 6.70 – Asset Management Agreement for #LeBronUltimate (9)

Exhibit 6.71 – Consignment Agreement for #TatisBowmanBlackLabel (14) ††

Exhibit 6.72 – Asset Management Agreement for #TatisBowmanBlackLabel (9)

Exhibit 6.73 – Consignment Agreement for #GIANNISGOLDIMMACULATE (12)†

Exhibit 6.74 – Asset Management Agreement for #GiannisGoldImmaculate (9)

Exhibit 6.75 – Consignment Agreement for #TigerSIForKids (12) †

Exhibit 6.76 – Asset Management Agreement for #TigerSIForKids (9)

Exhibit 6.77 – Consignment Agreement for #ANDRETHEGIANT, #MARINOMANNINGFAVREJERSEYS, #GALESAYERSJERSEY #DICKBUTKUSJERSEY (12)

Exhibit 6.78 – Asset Management Agreement for #ANDRETHEGIANT (9)

Exhibit 6.79 – Asset Management Agreement for #MarinoManningFavreJerseys (9)

37

Exhibit 6.80 – Asset Management Agreement for #galeSayersJersey (9)

Exhibit 6.81 – Asset Management Agreement for #dickButkusJersey (9)

Exhibit 6.82 – Consignment Agreement for #2000PlayoffContendersWax (12) †

Exhibit 6.83 – Asset Management Agreement for #2000PlayoffContendersWax (9)

Exhibit 6.84 – Consignment Agreement for #TEDWILLIAMS1939PLAYBALL (12)

Exhibit 6.85 – Asset Management Agreement for #TEDWILLIAMS1939PLAYBALL (9)

Exhibit 6.86 – Consignment Agreement for #TATUMFLAWLESS10 (12) †

Exhibit 6.87 – Asset Management Agreement for #TATUMFLAWLESS10 (9)

Exhibit 6.88 – Consignment Agreement for #LEBRONEMBLEMSOFENDORSEMENT (12) †

Exhibit 6.89 – Asset Management Agreement for # LEBRONEMBLEMSOFENDORSEMENT (9)

Exhibit 6.90 – [INTENTIONALLY OMITTED]

Exhibit 6.91 – [INTENTIONALLY OMITTED]

Exhibit 6.92 – [INTENTIONALLY OMITTED]

Exhibit 6.93 – [INTENTIONALLY OMITTED]

Exhibit 6.94 – Consignment Agreement for #DoncicBluePSA10 (13) †

Exhibit 6.95 – Asset Management Agreement for #DoncicBluePSA10 (9)

Exhibit 6.96 – Consignment Agreement for #Mays1960PSA9; #FrankRobinson1957PSA9Basket; #Aaron1954PSA8.5; #Mays1959PSA9Basket; #YastrzemskiRC9Basket; #MANTLE1960PSA9 and #MONTANARCPSA10 (13) †

Exhibit 6.97 – Asset Management Agreement for #Mays1960PSA9 (9)

Exhibit 6.98 – Asset Management Agreement for #Clemente1955PSA8 (9)

Exhibit 6.99 – [INTENTIONALLY OMITTED]

Exhibit 6.100 – Asset Management Agreement for #ClementeWhite&GrayBasket (9)

Exhibit 6.101 – Second Consignment Agreement for #FrankRobinson1957PSA9Basket and #Mays1959PSA9Basket (13)

Exhibit 6.102 – Asset Management Agreement for #FrankRobinson1957PSA9Basket (9)

Exhibit 6.103 – Asset Management Agreement for #JeterFoilRCBasketBGS9.5 (9)

Exhibit 6.104 – Asset Management Agreement for #Aaron1954PSA8.5 (9)

Exhibit 6.105 – Asset Management Agreement for #Mays1959PSA9Basket (9)

Exhibit 6.106 – Asset Management Agreement for #YastrzemskiRC9Basket (9)

Exhibit 6.107 – Asset Management Agreement for #Koufax55PSA9 (9)

Exhibit 6.108 – Asset Management Agreement for #MAYS1952PSA8 (9)

Exhibit 6.109 – Asset Management Agreement for #MANTLE1960PSA9 (9)

Exhibit 6.110 – Consignment Agreement for #BradyPlayoffContendersBasket (13)

Exhibit 6.111 – Asset Management Agreement for #BradyPlayoffContendersBasket (9)

Exhibit 6.112 – Consignment Agreement for #DWadeUltimate (13) †

Exhibit 6.113 – Asset Management Agreement for #DWadeUltimate (9)

Exhibit 6.114 – Consignment Agreement for #1964KoufaxJersey, #Clemente68Jersey and #HallOfFameBaseball (13)

Exhibit 6.115 – Asset Management Agreement for #1964KoufaxJersey (9)

Exhibit 6.116 – Asset Management Agreement for #Clemente68Jersey (9)

Exhibit 6.117 – Asset Management Agreement for #HallOfFameBaseball (9)

Exhibit 6.118 – Consignment Agreement for #GleyberTorresOrange9.5 (13) †

Exhibit 6.119 – Asset Management Agreement for #BettsGoldRefractorBAsket (9)

Exhibit 6.120 – Asset Management Agreement for #GleyberTorresOrange9.5 (9)

Exhibit 6.121 – Consignment Agreement for #AcunaGold9.5 (13)

Exhibit 6.122 – Asset Management Agreement for #AcunaGold9.5 (9)

Exhibit 6.123 – [INTENTIONALLY OMITTED]

Exhibit 6.124 – [INTENTIONALLY OMITTED]

Exhibit 6.125 – Consignment Agreement for #1969ToppsBasketballSet (13) †

Exhibit 6.126 – Asset Management Agreement for #1969ToppsBasketballSet (9)

Exhibit 6.127 – Consignment Agreement for #CobbVintageT206Photo and #Mays1951Photo (13) †

Exhibit 6.128 – Asset Management Agreement for #CobbVintageT206Photo (9)

Exhibit 6.129 – Asset Management Agreement for #Mays1951Photo (9)

Exhibit 6.130 – Consignment Agreement for #TraeYoungFlawlessBGS9 (13) †

Exhibit 6.131 – [INTENTIONALLY OMITTED]

38

Exhibit 6.132 – Asset Management Agreement for #TraeYoungFlawlessBGS9 (9)

Exhibit 6.133 – Asset Management Agreement for #MONTANARCPSA10 (9)

Exhibit 6.134 – Consignment Agreement for #TigerSPAuthenticBGS9.5 (13) †

Exhibit 6.135 – Asset Management Agreement for #TigerSPAuthenticBGS9.5 (9)

Exhibit 6.136 – Consignment Agreement for #Mantle1956PSA8Basket (13)

Exhibit 6.137 – Asset Management Agreement for #Mantle1956PSA8Basket (9)

Exhibit 6.138 – Consignment Agreement for # MagicBirdDrJPSA8Basket (13)

Exhibit 6.139 – Asset Management Agreement for # MagicBirdDrJPSA8Basket (9)

Exhibit 6.140 – Consignment Agreement for #Clemente1955PSA8; #ClementeWhite&GrayBasket; #JeterFOILBasket9.5; #KOUFAX1955PSA9; #Mays1952ToppsPSA8; #RickeyHendersonRCPSA10; #Mantle52ToppsPSA7; #TysonRCBGS9Basket; Elway1984RookieCardPSA10Basket; #Mays1951Bowman7; #OzzieSmithRCBGS9.5; #Mantle1968PSA9Basket; #GaryCarter1975PSA10Basket; #Mantle1957ToppsPSA8.5; #Mantle56PSA9; #MessiMegacracks#71PSA9; #Mays1956GrayPSA9; and #Mantle1964Topps9. (14) ††

Exhibit 6.141 – Asset Management Agreement for #RickeyHendersonRCPSA10 (9)

Exhibit 6.142 – Consignment Agreement for #MikanRCPhoto, #Mantle52ToppsPhoto and #NamathRCPhoto (14)††

Exhibit 6.143 – Asset Management Agreement for #MikanRCPhoto (9)

Exhibit 6.144 – Asset Management Agreement for #Mantle52ToppsPhoto (9)

Exhibit 6.145 – Asset Management Agreement for #NamathRCPhoto (9)

Exhibit 6.146 – [INTENTIONALLY OMITTED]

Exhibit 6.147 – [INTENTIONALLY OMITTED]

Exhibit 6.148 – Consignment Agreement for #CrosbyTheCupBasket, #OvechckinTheCupBGS8.5 and #Jordan07ExquisiteBGS8 (14) ††

Exhibit 6.149 – Asset Management Agreement for #CrosbyTheCupBasket (9)

Exhibit 6.150 – Asset Management Agreement for #OvechckinTheCupBGS8.5 (9)

Exhibit 6.151 – Asset Management Agreement for #Jordan07ExquisiteBGS8 (9)

Exhibit 6.152 – Consignment Agreement for # CurryRPABGS9.5 (14) ††

Exhibit 6.153 – Asset Management Agreement for #CurryRPABGS9.5 (9)

Exhibit 6.154 – Consignment Agreement for # JordanSignedProfessionalBat (14) ††

Exhibit 6.155 – Asset Management Agreement for #JordanSignedProfessionalBat (9)

Exhibit 6.156 – Consignment Agreement for # DiMaggio1933Bat (14) ††

Exhibit 6.157 – Asset Management Agreement for #DiMaggio1933Bat (9)

Exhibit 6.158 – [INTENTIONALLY OMITTED]

Exhibit 6.159 – [INTENTIONALLY OMITTED]

Exhibit 6.160 – Consignment Agreement for # Andre&HulkWrestlingBasket (14) ††

Exhibit 6.161 – Asset Management Agreement for #Andre&HulkWrestlingBasket (9)

Exhibit 6.162 – [INTENTIONALLY OMITTED]

Exhibit 6.163 – [INTENTIONALLY OMITTED]

Exhibit 6.164 – Consignment Agreement for # MagicBirdLogoMan (14) ††

Exhibit 6.165 – Asset Management Agreement for # MagicBirdLogoMan (9)

Exhibit 6.166 – Consignment Agreement for # MessiRookieBasket (14) ††

Exhibit 6.167 – Asset Management Agreement for # MessiRookieBasket (9)

Exhibit 6.168 – Consignment Agreement for # ChamberlainPhilaJersey59-60 (14) ††

Exhibit 6.169 – Asset Management Agreement for # ChamberlainPhilaJersey59-60 (9)

Exhibit 6.170 – Consignment Agreement for # LeBronMeloWadeTrioRC (14) ††

Exhibit 6.171 – Asset Management Agreement for # LeBronMeloWadeTrioRC (9)

Exhibit 6.172 – Consignment Agreement for # Mantle54BowmanBasket (14)

Exhibit 6.173 – Asset Management Agreement for # Mantle54BowmanBasket (9)

Exhibit 6.174 – Consignment Agreement for # BettsBlueRefractorBasket and #bettsblue refractor (14) ††

Exhibit 6.175 – Asset Management Agreement for # BettsBlueRefractorBasket (9)

Exhibit 6.176 – Consignment Agreement for Ruth33GoudeySGC8 and (14) ††

39

Exhibit 6.177 – [INTENTIONALLY OMITTED]

Exhibit 6.178 – Asset Management Agreement for # Ruth33GoudeySGC8 (9)

Exhibit 6.179 – [INTENTIONALLY OMITTED]

Exhibit 6.180 – [INTENTIONALLY OMITTED]

Exhibit 6.181 – [INTENTIONALLY OMITTED]

Exhibit 6.182 – [INTENTIONALLY OMITTED]

Exhibit 6.183 – Consignment Agreement for # KobeReebokIversonRetros (14) ††

Exhibit 6.184 – Asset Management Agreement for # KobeReebokIversonRetros (9)

Exhibit 6.185 – Consignment Agreement for # WadeChromeRefractorBGS10, DeversSuperfractor and JoshAllenGoldBGS9.5 (14) ††

Exhibit 6.186 – Asset Management Agreement for # WadeChromeRefractorBGS10 (9)

Exhibit 6.187 – Asset Management Agreement for # DeversSuperfractor (9)

Exhibit 6.188 – Asset Management Agreement for # JoshAllenGoldBGS9.5 (9)

Exhibit 6.189 - Asset Management Agreement for #Mantle52ToppsPSA7 (9)

Exhibit 6.190 - Asset Management Agreement for #MayweatherRCPSA10 (9)

Exhibit 6.191 - Asset Management Agreement for #LeBronMeloDualLogoman (9)

Exhibit 6.192 - Asset Management Agreement for #TysonRCBGS9Basket (9)

Exhibit 6.193 - Asset Management Agreement for #Elway1984RookieCardPSA10Basket (9)

Exhibit 6.194 - Asset Management Agreement for #Marino1984RookieCardBGS10Basket (9)

Exhibit 6.195 - Asset Management Agreement for #Mays1951Bowman7 (9)

Exhibit 6.196 - Asset Management Agreement for #OzzieSmithRCBGS9.5 (9)

Exhibit 6.197 - Asset Management Agreement for #PaulMolitor1978ToppsPSA10 (9)

Exhibit 6.198 - Asset Management Agreement for #Mantle1968PSA9Basket (9)

Exhibit 6.199 - Asset Management Agreement for #GaryCarter1975PSA10Basket (9)

Exhibit 6.200 - Asset Management Agreement for #Mantle1966ToppsPSA9Basket (9)

Exhibit 6.201 - Asset Management Agreement for #Mantle1957ToppsPSA8.5 (9)

Exhibit 6.202 - Asset Management Agreement for #Maris58ToppsPSA9 (9)

Exhibit 6.203 - Asset Management Agreement for #Mantle56PSA9 (9)

Exhibit 6.204 - Asset Management Agreement for #MessiMegacracks#71PSA9 (9)

Exhibit 6.205 - Asset Management Agreement for #JackieRobinson53Topps8 (9)

Exhibit 6.206 - Asset Management Agreement for #Mays1956GrayPSA9 (9)

Exhibit 6.207 - Asset Management Agreement for #Mantle1965Topps9 (9)

Exhibit 6.208 - Asset Management Agreement for #Mantle1967Topps9 (9)

Exhibit 6.209 - Asset Management Agreement for #Mantle1964Topps9 (9)

Exhibit 6.210 - Asset Management Agreement for #Mantle1960Topps9 (9)

Exhibit 6.211 - Asset Management Agreement for #Mantle1969Topps9 (9)

Exhibit 6.212 – Consignment Agreement for #JackieRobinson48Leaf7 (14) ††

Exhibit 6.213 – Consignment Agreement for #SeagerOrangeRefractorBasket (14) ††

Exhibit 6.214 – Asset Management Agreement for #SeagerOrangeRefractorBasket (9)

Exhibit 6.215 – Consignment Agreement for #MahomesNT8.5 (14) ††

Exhibit 6.216 – Asset Management Agreement for #MahomesNT8.5 (9)

Exhibit 6.217 – [INTENTIONALLY OMITTED]

Exhibit 6.218 – [INTENTIONALLY OMITTED]

Exhibit 6.219 – Consignment Agreement for #LukaRookieJersey (14) ††

Exhibit 6.220 - Asset Management Agreement for #LukaRookieJersey (9)

Exhibit 6.221 – [INTENTIONALLY OMITTED]

Exhibit 6.222 - [INTENTIONALLY OMITTED]

Exhibit 6.223 – Consignment Agreement for #MahomesImmaculate1of1 (14) ††

Exhibit 6.224 - Asset Management Agreement for #MahomesImmaculate1of1 (9)

Exhibit 6.225 – Consignment Agreement for #JordanLeBronSignoftheTimes (14) ††

Exhibit 6.226 - Asset Management Agreement for #JordanLeBronSignoftheTimes (9)

Exhibit 6.227 – Consignment Agreement for #LeBronMeloDualLogoman (14) ††

Exhibit 6.228 – Consignment Agreement for #BETTSGOLDREFRACTORBASKET (14) ††

Exhibit 6.229 - Consignment Agreement for #TroutGlove (15)

Exhibit 6.230 - Consignment Agreement for # #Mantle1963PSA9, #MessiMegacracksBGS9.5Basket, #Mantle1953Bowman8Basket, #Mantle1953Topps8, #Mantle1960Topps9 (15)

40

Exhibit 6.231 - Consignment Agreement for #JokicRefractor1of1 (15)

Exhibit 6.232 - Consignment Agreement for #KillebrewJersey (15)

Exhibit 6.233 - Consignment Agreement for #Gretzky1979Topps9 (19) ††

Exhibit 6.234 - [INTENTIONALLY OMITTED]

Exhibit 6.235 - Consignment Agreement for #LukaWhiteSparkle (15)

Exhibit 6.236 - Consignment Agreement for #JordanLeBronMagicTripleSigs, (15)

Exhibit 6.237 - Consignment Agreement for #LouGehrigRCPhoto (15)

Exhibit 6.238 - Consignment Agreement for #DonovanMitchellNT9.5 (15)

Exhibit 6.239 - Consignment Agreement for #ShoelessJoeJackson1915PSA8, #1982ToppsBaseballTrayPackCase. (20) ††

Exhibit 6.240 - Consignment Agreement for #AliRookieCardBVG8 (15)

Exhibit 6.241 - [INTENTIONALLY OMITTED]

Exhibit 6.242 - Consignment Agreement for #KoufaxPSA8 (Incorporated by reference to the Company’s Current Report on Form U-1 dated and filed with the Commission on January 31, 2022)

Exhibit 6.243 - [INTENTIONALLY OMITTED]

Exhibit 6.244 - Consignment Agreement for #ShaqRCPSA10Basket (19)

Exhibit 6.245 - Consignment Agreement for #TroutBowmanBasket (15)

Exhibit 6.246 - Consignment Agreement for #SatchelPaige48LeafSGC30, #1909E95SGCSet, #NegroLeagueLegendaryCutsBasket (15)

Exhibit 6.247 - Consignment Agreement for #AcunaBowman10Basket (15)

Exhibit 6.248 - [INTENTIONALLY OMITTED]

Exhibit 6.249 - Consignment Agreement for #03ExquisiteBox (15)

Exhibit 6.250 - [INTENTIONALLY OMITTED]

Exhibit 6.251 - Consignment Agreement for #NTBBallWaxBundle (15)

Exhibit 6.252 - Consignment Agreement for #BradyChampionshipTicket, #TroutBowmanPristine, #LBJExquisite, #03ToppsChromeWax, #BradyBowman10, #KDToppsChrome10 (15)

Exhibit 6.253 - [INTENTIONALLY OMITTED]

Exhibit 6.254 - Consignment Agreement for #TroutFinestSuperfractor (15)

Exhibit 6.255 - Consignment Agreement for #BillRussellExquisiteBGS9 (15)

Exhibit 6.256 - Consignment Agreement for #LBJKobeToppsBasket (*) ††

Exhibit 6.257 - Consignment Agreement for #TraeYoungFlawlessGreenBGS9 (15)

Exhibit 6.258 - Consignment Agreement for #Brady2000SPXSpectrumBGS9.5 (15)

Exhibit 6.259 - Consignment Agreement for #MPJChampionshipTicket (15)

Exhibit 6.260 - Consignment Agreement for #ErlingHaalandPSA10Basket and #TrevorLawrenceLeafBasket (19) ††

Exhibit 6.261 – Asset Management Agreement for Series 2.156 through 2.213 added by Amendment No. 10 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC filed as Exhibit 2.155 (15)

Exhibit 6.262 - Consignment Agreement for #JordanFleer86SGC10 (17) ††

Exhibit 6.263 - [INTENTIONALLY OMITTED]

Exhibit 6.264 - Consignment Agreement for #DuncanParkerGinobiliTripleLogoman, #YaoDuncanDirkTripleLogoman(*) ††

Exhibit 6.265 - [INTENTIONALLY OMITTED]

Exhibit 6.266 - Consignment Agreement for #JordanLeBronSPXDualForces, #GarnettLeBronDualLogoman, #LeBronMcGradyLogoman, #KobeLeBronJordanMagicQuadAuto, #CristianoRonaldoRC1of1 (17) ††

Exhibit 6.267 - Consignment Agreement for #Serena03NetProPSA10Basket (17)

Exhibit 6.268 - Consignment Agreement for #JustinHerbertHiddenTreasureRPA (17) ††

Exhibit 6.269 - Consignment Agreement for #AmareGarnettMcGradyTripleLogoman (17) ††

Exhibit 6.270 - Consignment Agreement for #LeBronBlackDiamond (17) ††

Exhibit 6.271 - Consignment Agreement for #MahomesBronzeBasket (17) ††

Exhibit 6.272 - Consignment Agreement for #CurryChromeRefractorPSA10 (17) ††

Exhibit 6.273 - [INTENTIONALLY OMITTED]

Exhibit 6.274 - [INTENTIONALLY OMITTED]

Exhibit 6.275 - Consignment Agreement for #LeBronNumberPieceBGS8.5 (17) ††

Exhibit 6.276 - Consignment Agreement for #Mikan48BowmanPSA7 (17) ††

Exhibit 6.277 - Consignment Agreement for #ZionPrizmsBlueBGS10, #MichaelPorterJrBasket (17) ††

41

Exhibit 6.278 - Consignment Agreement for #KawhiFlawlessRainbow (17) ††

Exhibit 6.279 - Consignment Agreement for #TheRockBumbleBeePSA10 (17) ††

Exhibit 6.280 - Consignment Agreement for #JimmieFoxx1938Bat, #Mantle57AutoBat, #Clemente65-68Bat, #SadaharuOhBat (17) ††

Exhibit 6.281 - Consignment Agreement for #BabeRuthBowsOutPhoto (17) ††

Exhibit 6.282 - [INTENTIONALLY OMITTED]

Exhibit 6.283 - Consignment Agreement for #GiannisGoldPrizmPSA9 (17) ††

Exhibit 6.284 - Consignment Agreement for #JordanMagicLeBronTripleAutoJersey (17) ††

Exhibit 6.285 - Consignment Agreement for #UnitasPSA8 (19) ††

Exhibit 6.286 - Consignment Agreement for #MahomesNT1of1 (17) ††

Exhibit 6.287 - Asset Management Agreement for Series 2.215 through 2.252 added by Amendment No. 11 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC filed as Exhibit 2.214 (16)

Exhibit 6.288 - Consignment Agreement for #DirkNowitzkiBasket (18) ††

Exhibit 6.289 - Consignment Agreement for #LeBronEXEssentialCredentialsBGS9.5 (18) ††

Exhibit 6.290 – [INTENTIONALLY OMITTED]

Exhibit 6.291 - Consignment Agreement for #GarnettStoudemireDualLogoman (18) ††

Exhibit 6.292 - Consignment Agreement for #JordanMagicDualJerseyAutosBGS9 (18) ††

Exhibit 6.293 - Participation Interest Purchase Agreement for #Ruth1914BaltimoreNewsSGC3 (18) ††

Exhibit 6.294 - Consignment Agreement for #48LeafRuthSGC8, #TraeGoldPrizm, #OrangeDominguez, (18) ††

Exhibit 6.295 - Consignment Agreement for #JordanExquisite8.5Flashback (*) ††

Exhibit 6.296 - [INTENTIONALLY OMITTED]

Exhibit 6.297 - [INTENTIONALLY OMITTED]

Exhibit 6.298 - Consignment Agreement for #LeBronExquisiteBasket (18) ††

Exhibit 6.299 - Consignment Agreement for #KareemPointsRecordBall (18) ††

Exhibit 6.300 - Consignment Agreement for #JackieRobinson1952ToppsPSA8.5 (18) ††

Exhibit 6.301 - Consignment Agreement for #WillieMays1968Jersey (18) ††

Exhibit 6.302 - Consignment Agreement for #WiltChamberlainLakersRoadJersey (18) ††

Exhibit 6.303 - Consignment Agreement for #AlexRodriguez09WSUniform (20)††

Exhibit 6.304 - [INTENTIONALLY OMITTED]

Exhibit 6.305 - Consignment Agreement for #JordanLastDanceSneakers, #ScottiePippenLastDanceSneakers, #PeytonManningMVPHelmet, #ChicagoBullsDynastyHardwood, #PaulPierce05ASGSneakers, #PaulPierce09ASGJersey, #LinsanityKnicksJersey, #YaoMingFinalGameSneakers, #HakeemOlajuwon96-97RoadJersey, #CharlesBarkleySunsJersey, #TraeYoungFirstCareerStartJersey, #MichaelJordanFinalGameShorts, #JordanFinalGameWarmUpShirt, #KevinDurantHSJersey, #ImKevinDurantWarriorsJersey, #LonzoBallUCLAJersey, #EmbiidFirst50PointGameJersey, #PaulPierce2010ASGJersey, #PaulPierce2012ASGJersey, #ChrisBoshGameWornRaptorsSneakers, #TimDuncanSpursJersey, #LeBronJames2010WarmUpShirt, #DirkNowitzkiJersey, #GarnettStPatricksDayCelticsJersey, #DaveBingSigned50GreatestNBAPlayersLithograph, #KobeFinalSeasonSneakers, #KyrieIrvingNetsDebutSneakers, #KobeBryantFinalASGBall, #KobeBryant2001WarmUpJacket, #KobeBryantRookieSneakers, #KobeBryantRoyalBlueJordanSneakers, #KarlMalone1992JazzJersey, #LaMeloBallYoungestTripleDoubleNBAHistoryJersey, #LeBron07-08CavsJersey, #IversonMVPJersey, #LeBron2019LakersChampionshipYearSneakers, #KobeBryantFirstWhite#24Jersey, #Giannis48PointGameSneakers (18) ††

Exhibit 6.306 - Consignment Agreement for #TimDuncanPMGGreen (18) ††

Exhibit 6.307 - Consignment Agreement for #MbappeOrangeChrome9.5 (*) ††

Exhibit 6.308 - [INTENTIONALLY OMITTED]

Exhibit 6.309 - Consignment Agreement for #LeBronMeloBosh2008TripleLogoMan (18) ††

Exhibit 6.310 - Consignment Agreement for #EddiePlankT206PSA4 (18) ††

Exhibit 6.311 - Consignment Agreement for #JackieLeaf3.5 (19) ††

Exhibit 6.312 - Consignment Agreement for #JackieRobinson53Topps8, #Maris58ToppsPSA9, #Marino1984RookieCardBGS10Basket, #Mantle1966ToppsPSA9Basket, #PaulMolitor1978ToppsPSA10, #Jordan86FleerBGS9.5Basket, #Mays1957LadderBasket (18) ††

42

Exhibit 6.313 - Asset Management Agreement for Series 2.254 through 2.328 added by Amendment No. 12 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC filed as Exhibit 2.253 (16, 18)

Exhibit 6.314 - Consignment Agreement for #OscarRobertsonCincinnatiRoyalsJersey (19)

Exhibit 6.315 - Consignment Agreement for #GiannisMVPSeasonPlayoffJersey, #KevinGarnettFinalCareerJersey, #KobeBryant50PointStreak, #KobeBryant81PointGameShirt, #KobeBryantFinalMSGGame, #LarryBird3PointContestShirt, #LeBronLakersCavsEmployeeGame, #MikeTrout2017Jersey, #ReggieMiller1stASGJersey, #ShaqRookieWarmUpJacket, #YaoMingJersey (19) ††

Exhibit 6.316 - Consignment Agreement for #JeterYankeePinstripesJersey2006 (19) ††

Exhibit 6.317 - Consignment Agreement for #1952MantleBerkRossPSA8, #1952MaysBerkRossPSA9, #1954BowmanMaysPSA9, #Banks68&69ToppsPSA10Basket, #Mays1969ToppsPSA10, #NolanRyan1968MiltonBradleyPSA9 (19) ††

Exhibit 6.318 - Consignment Agreement for #MayweatherRCPSA10 (19) ††

Exhibit 6.319 - Consignment Agreement for #AnthonyDavisLakersKobeBryantPatchJersey, #DevinBookerBeLegendarySneakers, #DonovanMitchellSneakers16Games2018-19, #GiannisFirstMVPSeasonShoes, #JamesHardenNipseyHustleSneakers, #Jordan98PlayoffBullsSignedJersey, #KobeBlackHistoryMonthFinalSeasonShoes, #KobeFinalGameVsTorontoSneakers, #KobeFinalSeasonSneakersVsDenver, #LeBron2017ECFCavsJersey, #LeBronMiamiECF2013Jersey, #LukaDoncic2021PlayoffsSneakers, #TraeYoungSneakers43ptGame, #TraeYoungSummerLeagueJersey (19) ††

Exhibit 6.320 - Consignment Agreement for #1959ToppsBaseballSet (19) ††

Exhibit 6.321 - Consignment Agreement for #AlKaline1954ToppsPSA9, #HarmonKillebrew1955ToppsPSA9, #OttoGraham1950BowmanPSA9, #SandyKoufax1956ToppsGrayBackPSA9, #WarrenSpahn1948LeafPSA9 (19) ††

Exhibit 6.322 - Consignment Agreement for #AaronJudgeSuperfractorBGS9.5, #BabeRuth1917CollinsMcCarthySGC2, #CyYoung1910E98RedPSA10, #JackieRobinson1950BowmanPSA9, #LamarJacksonNTMidnightRPAPSA10, #SatchelPaige1949BowmanSGC8, #Trout09BowmanRedRefractorBGS9.5, #VladJr16BowmanRedRefractorBGS9.5 (19) ††

Exhibit 6.323 - Consignment Agreement for #LeBronJamesBlockSeries1TopShot (*) ††

Exhibit 6.324 - Asset Management Agreement for Series 2.330 through 2.380 and Series 2.382 and 2.383 added by Amendment No. 13 and 14 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC filed as Exhibits 2.329 and 2.381 (16, 19)

Exhibit 6.325 – Consignment Agreement for #Ruth1918LouisvilleSluggerSignedLetter (19) ††

Exhibit 6.326 – Consignment Agreement for #BobbyOrrBruinsJersey (19) ††

Exhibit 6.327 - Consignment Agreement for #ReggieJackson1969A’sJersey (20) ††

Exhibit 6.328 - Consignment Agreement for #CarltonFiskWavesItFairBall (20) ††

Exhibit 6.329 - Consignment Agreement for #Kraken6Collection (20) ††

Exhibit 6.330 - Consignment Agreement for #Kobe1997AirBallGameUsedShoes (20) ††

Exhibit 6.331 - Consignment Agreement for #WiltChamberlain1961FleerRCPSA9 (20) ††

Exhibit 6.332 - Consignment Agreement for #Griffey89UpperDeckSGCGold (20) ††

Exhibit 6.333 - Consignment Agreement for #LukaDoncicGURookieSneakers (20) ††

Exhibit 6.334 - Consignment Agreement for #Ronaldo2002PaniniFutebolStickersPSA10, #Ronaldo2003PaniniMegaCraquesPSA10 (20) ††

Exhibit 6.335 - Consignment Agreement for #BradyDebutTicket (20) ††

Exhibit 6.336 - Consignment Agreement for #MLBAllStarGameTicketRunCollection (20) ††

Exhibit 6.337 - Asset Management Agreement for Series 2.385 through 2.395 added by Amendment No. 15 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC filed as Exhibit 2.384 (16)

Exhibit 6.338 - Consignment Agreement for #NadalNetProGlossy (*) ††

Exhibit 6.339 - Consignment Agreement for #TroutGoldSterling9.5, #MahomesTieDyeAuto (*) ††

Exhibit 6.34 - Consignment Agreement for #MantleDebutStub (*) ††

43

Exhibit 6.341 - Consignment Agreement for #HamiltonChromeOrangeSapphire (*) ††

Exhibit 6.342 - Consignment Agreement for #TigerWoodsDebutTicket (*) ††

Exhibit 6.343 - Consignment Agreement for #Tiger1stEventStub (*) ††

Exhibit 6.344 - Consignment Agreement for #CrosbyWinterClassicSkates (*) ††

Exhibit 6.345 - Consignment Agreement for #RipkenRookieJersey&CardBasket

Exhibit 6.346 - Consignment Agreement for #SotoOrangeBGS9.5, #TatisGoldBGS9.5, #BellingerOrangeBGS9.5, #PhilMickelsonSPAuthPSA10Basket (*) ††

Exhibit 6.347 - Consignment Agreement for #Ovechkin2006CapitalsJersey (*) ††

Exhibit 6.348 - Consignment Agreement for #Brady01TicketBooklet (*) ††

Exhibit 6.349 - Consignment Agreement for #JordanRookieHomeJersey (*) ††

Exhibit 6.350 - Consignment Agreement for #1933GoudeyGehrigSGC8, #1954AaronSGC8.5, #OPCLemiuex9.5, #49BowmanJackieAuto (*) ††

Exhibit 6.351 - Consignment Agreement for #OvechkinTheCupBGSGemMint9.5 (*) ††

Exhibit 6.352 - Consignment Agreement for #MichaelJordanPortfolio, #StephenCurryPortfolio (*) ††

Exhibit 6.353 - Consignment Agreement for #GeorgeVezina1911C55PSA7 (*) ††

Exhibit 6.354 - Consignment Agreement for #MarvelPMGBlueSet, #MarvelPMGRedSet, #MarvelPMGBronzeSet, #MarvelPMGGreenSet (*) ††

Exhibit 6.355 - Consignment Agreement for #LukaGoldSelect (*) ††

Exhibit 6.356 - Consignment Agreement for #CurryGoldToppsPSA10 (*) ††

Exhibit 6.357 - Consignment Agreement for #1986FleerBasketballCompletePSA10 (*) ††

Exhibit 6.358 - Consignment Agreement for #1986FleerBasketballCompletePSA10 (*) ††

Exhibit 6.359 - Consignment Agreement for #LeBronJamesCavs2016Jersey (*) ††

Exhibit 6.360 - Consignment Agreement for #CassiusClaySonyListonUPIType1(*) ††

Exhibit 6.361 - Consignment Agreement for #MahomesFlawlessShield1of1 (*) ††

Exhibit 6.362 - Consignment Agreement for #BoJackson1986RoyalsJersey (*) ††

Exhibit 6.363 - Consignment Agreement for #ZedRunLookingAlive (*) ††

Exhibit 6.364 - Participation Interest Purchase Agreement for #93FinalsPennant, #BeckenbauerCleats, #BeckhamMilanWorn, #Buffon06WC, #CruffCleats, #Iniesta10WC, #06WorldCupBall, #MbappeMessiNeymarBasket, #Ronaldo08UEFA, #LuizRonaldo02WC, #PeleFriendlyWorn, #MaradonaSuspensionJersey (*) ††

Exhibit 6.365 - Consignment Agreement for #Pele1958AmericanaPSA3 (*) ††

Exhibit 6.366 - Consignment Agreement for #93SPBaseballWax, #07ChromeBasketballWax, #1980ToppsBasketballWax, #96SkyboxE-X2000Wax, #LeBronWadeMeloCrystalBGS9.5 (*) ††

Exhibit 6.367 - Consignment Agreement for #Eruzione1980MiracleOnIceGoldJersey (*) ††

Exhibit 6.368 - Consignment Agreement for #GretzkySGC9 (*) ††

Exhibit 6.369 - Consignment Agreement for #MANTLE1969TOPPS9, #MANTLE1967TOPPS9, #OVECHKINSPAUTHBASKET9.5, #AARONDECADEBASKET, #MANTLE1965TOPPS9, #MAGICBIRDDRJ1980PSA9, #HONUSWAGNER1910PSA5 (*) ††

Exhibit 6.370 - Consignment Agreement for #LeBronCredentials (*) ††

Exhibit 6.371 - Consignment Agreement for #RoyCampanella1949BowmanPSA9 (*) ††

Exhibit 6.372 - Consignment Agreement for #LeBronRookieShoes (*) ††

Exhibit 6.373 - Consignment Agreement for #Mantle51BowmanSGC7 (*) ††

Exhibit 6.374 - Asset Management Agreement for Series 2.397 through 2.453 added by Amendment No. 16 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC filed as Exhibit 2.396 (16)

Exhibit 8 – Form of Escrow Agreement (5)

44

Exhibit 11.1 – Consent of Independent Auditor (*)

Exhibit 11.2 – Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 12.1) (*)

Exhibit 12.1 – Opinion of Nelson Mullins Riley & Scarborough LLP (*)

*	Filed herewith
†	Confidential treatment has been requested for a portion of this Exhibit pursuant to Rule 406.
††	Certain confidential information contained in this Exhibit has been redacted pursuant to the Instruction to Item 17 of Form 1-A.
(1)	Incorporated by reference from the Issuer’s Offering Statement on Form 1-A filed with the Commission on March 13, 2020.
(2)	Incorporated by reference from the Issuer’s Amended Offering Statement on Form 1-A/A filed with the Commission on May 8, 2020.
(3)	Incorporated by reference from the Issuer’s Amended Offering Statement on Form 1-A/A filed with the Commission on July 13, 2020.
(4)	Incorporated by reference from the Issuer’s Current Report on Form 1-U filed with the Commission on September 1, 2020.
(5)	Incorporated by reference from the Issuer’s Offering Circular filed with the Commission pursuant to Rule 253(g)(2) on October 26, 2020.
(6)	Incorporated by reference from the Issuer’s Post-effective Amended Offering Statement on Form 1-A POS filed with the Commission on September 16, 2020.
(7)	Incorporated by reference from the Issuer’s Post-effective Amended Offering Statement on Form 1-A filed with the Commission on September 30, 2020.
(8)	Incorporated by reference from the Issuer’s Post-effective Amended Offering Statement on Form 1-A filed with the Commission on October 16, 2020.
(9)	Document not filed because substantially identical to Exhibit No. 6.18
(10)	Incorporated by reference from the Issuer’s Post-effective Amended Offering Statement on Form 1-A filed with the Commission on November 6, 2020.
(11)	Incorporated by reference from the Issuer’s Post-effective Amended Offering Statement on Form 1-A filed with the Commission on December 11, 2020.
(12)	Incorporated by reference from the Issuer’s Post-effective Amended Offering Statement on Form 1-A filed with the Commission on December 30, 2020.
(13)	Incorporated by reference from the Issuer’s Post-effective Amended Offering Statement on Form 1-A filed with the Commission on February 1, 2021.
(14)	Incorporated by reference from the Issuer’s Post-effective Amended Offering Statement on Form 1-A filed with the Commission on March 15, 2021.
(15)	Incorporated by reference from the Issuer’s Post-effective Amended Offering Statement on Form 1-A filed with the Commission on April 21, 2021.
(16)	Document not filed because substantially identical to Exhibit No. 6.261.
(17)	Incorporated by reference from the Issuer’s Post-effective Amended Offering Statement on Form 1-A filed with the Commission on May 12, 2021.
(18)	Incorporated by reference from the Issuer’s Post-effective Amended Offering Statement on Form 1-A filed with the Commission on July 2, 2021.
(19)	Incorporated by reference from the Issuer’s Post-effective Amended Offering Statement on Form 1-A filed with the Commission on September 20, 2021.
(20)	Incorporated by reference from the Issuer’s Post-effective Amended Offering Statement on Form 1-A filed with the Commission on October 26, 2021.

45

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this post-effective amendment to its offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on February 11, 2022.

COLLECTABLE SPORTS ASSETS, LLC

By:	CS Asset Manager, LLC, its managing member

By:	/s/ Ezra Levine
Name:	Ezra Levine
Title:	CEO

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Jason Epstein		Director and President of	February 11, 2022
Name:	Jason Epstein	CS Asset Manager, LLC (Principal Executive Officer)

/s/ Ezra Levine		Director and Chief Executive Officer of	February 11, 2022
Name:	Ezra Levine	CS Asset Manager, LLC (Principal Executive Officer)

/s/ Jarod Winters		Chief Operating Officer and Chief	February 11, 2022
Name:	Jarod Winters	Financial Officer of CS Asset Manager, LLC (Principal Financial Officer

/s/ Ross Schimel		Director of CS Asset Manager, LLC	February 11, 2022
Name:	Ross Schimel

CS ASSET MANAGER, LLC		Managing Member	February 11, 2022

By:	/s/ Ezra Levine
Name:	Ezra Levine
Title:	CEO

46